EXECUTION COPY



                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

                                   DEPOSITOR,

                        RESIDENTIAL FUNDING CORPORATION,

                                MASTER SERVICER,

                                       AND

                            JPMORGAN CHASE BANK, N.A.

                                     TRUSTEE





                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF JULY 1, 2005

                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                                 Series 2005-RS7


                                Table of Contents
                                                                                         Page

ARTICLE I         DEFINITIONS...............................................................3

        Section 1.01.     Definitions.......................................................3

        Section 1.02.     Determination of LIBOR...........................................47

ARTICLE II        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........48

        Section 2.01.     Conveyance of Mortgage Loans.....................................48

        Section 2.02.     Acceptance by Trustee............................................52

        Section 2.03.     Representations, Warranties and Covenants of the Master
                          Servicer and the Depositor.......................................53

        Section 2.04.     Representations and Warranties of Residential Funding............56

        Section 2.05.     Execution and Authentication of Certificates; Conveyance of
                          Uncertificated REMIC Regular Interests...........................58

        Section 2.06.     Purposes and Powers of the Trust.................................58

ARTICLE III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................59

        Section 3.01.     Master Servicer to Act as Servicer...............................59

        Section 3.02.     Subservicing Agreements Between Master Servicer and
                          Subservicers; Enforcement of Subservicers' Obligations...........61

        Section 3.03.     Successor Subservicers...........................................62

        Section 3.04.     Liability of the Master Servicer.................................62

        Section 3.05.     No Contractual Relationship Between Subservicer and Trustee
                          or Certificateholders............................................63

        Section 3.06.     Assumption or Termination of Subservicing Agreements by
                          Trustee..........................................................63

        Section 3.07.     Collection of Certain Mortgage Loan Payments; Deposits to
                          Custodial Account................................................63

        Section 3.08.     Subservicing Accounts; Servicing Accounts........................66

        Section 3.09.     Access to Certain Documentation and Information Regarding
                          the Mortgage Loans...............................................67

        Section 3.10.     Permitted Withdrawals from the Custodial Account.................68

        Section 3.11.     Maintenance of Primary Insurance Coverage........................70

        Section 3.12.     Maintenance of Fire Insurance and Omissions and Fidelity
                          Coverage.........................................................70

        Section 3.13.     Enforcement of Due-on-Sale Clauses; Assumption and
                          Modification Agreements; Certain Assignments.....................72

        Section 3.14.     Realization Upon Defaulted Mortgage Loans........................74

        Section 3.15.     Trustee to Cooperate; Release of Mortgage Files..................76

        Section 3.16.     Servicing and Other Compensation; Eligible Master Servicing
                          Compensation.....................................................77

        Section 3.17.     Reports to the Trustee and the Depositor.........................79

        Section 3.18.     Annual Statement as to Compliance................................79

        Section 3.19.     Annual Independent Public Accountants' Servicing Report..........79

        Section 3.20.     Right of the Depositor in Respect of the Master Servicer.........80

        Section 3.21.     Advance Facility.................................................80

ARTICLE IV        PAYMENTS TO CERTIFICATEHOLDERS...........................................84

        Section 4.01.     Certificate Account..............................................84

        Section 4.02.     Distributions....................................................85

        Section 4.03.     Statements to Certificateholders; Statements to Rating
                          Agencies; Exchange Act Reporting.................................91

        Section 4.04.     Distribution of Reports to the Trustee and the Depositor;
                          Advances by the Master Servicer..................................94

        Section 4.05.     Allocation of Realized Losses....................................95

        Section 4.06.     Reports of Foreclosures and Abandonment of Mortgaged Property....98

        Section 4.07.     Optional Purchase of Defaulted Mortgage Loans....................98

        Section 4.08.     [Reserved].......................................................98

        Section 4.09.     The Swap Agreement...............................................98

        Section 4.10.     [Reserved]......................................................101

        Section 4.11.     Derivative Contracts............................................101

        Section 4.12.     Tax Treatment of Swap Payments and Swap Termination Payments....102

ARTICLE V         THE CERTIFICATES........................................................102

        Section 5.01.     The Certificates................................................102

        Section 5.02.     Registration of Transfer and Exchange of Certificates...........105

        Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates...............110

        Section 5.04.     Persons Deemed Owners...........................................110

        Section 5.05.     Appointment of Paying Agent.....................................111

ARTICLE VI        THE DEPOSITOR AND THE MASTER SERVICER...................................111

        Section 6.01.     Respective Liabilities of the Depositor and the Master
                          Servicer........................................................111

        Section 6.02.     Merger or Consolidation of the Depositor or the Master
                          Servicer; Assignment of Rights and Delegation of Duties by
                          Master Servicer.................................................111

        Section 6.03.     Limitation on Liability of the Depositor, the Master
                          Servicer and Others.............................................112

        Section 6.04.     Depositor and Master Servicer Not to Resign.....................113

ARTICLE VII       DEFAULT.................................................................113

        Section 7.01.     Events of Default...............................................113

        Section 7.02.     Trustee or Depositor to Act; Appointment of Successor...........115

        Section 7.03.     Notification to Certificateholders..............................116

        Section 7.04.     Waiver of Events of Default.....................................117

ARTICLE VIII      CONCERNING THE TRUSTEE..................................................117

        Section 8.01.     Duties of Trustee...............................................117

        Section 8.02.     Certain Matters Affecting the Trustee...........................119

        Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans...........120

        Section 8.04.     Master Servicer to Pay Trustee's Fees and Expenses;
                          Indemnification.................................................121

        Section 8.05.     Eligibility Requirements for Trustee............................122

        Section 8.06.     Resignation and Removal of the Trustee..........................122

        Section 8.07.     Successor Trustee...............................................123

        Section 8.08.     Merger or Consolidation of Trustee..............................123

        Section 8.09.     Appointment of Co-Trustee or Separate Trustee...................124

        Section 8.10.     Appointment of Custodians.......................................125

ARTICLE IX        TERMINATION.............................................................125

        Section 9.01.     Termination Upon Purchase by Residential Funding or
                          Liquidation of All Mortgage Loans...............................125

        Section 9.02.     Additional Termination Requirements.............................129





ARTICLE X         REMIC PROVISIONS........................................................130

        Section 10.01.    REMIC Administration............................................130

        Section 10.02.    Master Servicer, REMIC Administrator and Trustee
                          Indemnification.................................................133

ARTICLE XI        MISCELLANEOUS PROVISIONS................................................134

        Section 11.01.    Amendment.......................................................134

        Section 11.02.    Recordation of Agreement; Counterparts..........................137

        Section 11.03.    Limitation on Rights of Certificateholders......................137

        Section 11.04.    Governing Law...................................................138

        Section 11.05.    Notices.........................................................138

        Section 11.06.    Notices to Rating Agencies......................................139

        Section 11.07.    Severability of Provisions......................................139

        Section 11.08.    Supplemental Provisions for Resecuritization....................140

        Section 11.09.    [Reserved]......................................................140

        Section 11.10.    [Reserved]......................................................140






                            cxlvii
EXHIBITS

Exhibit A      Form of Class A Certificate
Exhibit B      Form of Class M Certificate
Exhibit C      Form of Class B Certificate
Exhibit D      Form of Class SB Certificate
Exhibit E      Form of Class R Certificate
Exhibit F      Form of Custodial Agreement
Exhibit G      Mortgage Loan Schedule
Exhibit H      Forms of Request for Release
Exhibit I-1    Form of Transfer Affidavit and Agreement
Exhibit I-2    Form of Transferor Certificate
Exhibit J      Form of Investor Representation Letter
Exhibit K      Form of Transferor Representation Letter
Exhibit L      Text of Amendment to Pooling and Servicing Agreement Pursuant to
               Section 11.01(e) for a Limited Guaranty
Exhibit M      Form of Limited Guaranty
Exhibit N      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit O      Form of Rule 144A Investment Representation
Exhibit P      [Reserved]
Exhibit Q      Form of ERISA Representation Letter (Class M Certificates and Class B
               Certificates)
Exhibit R-1    Form 10-K Certification
Exhibit R-2    Form 10-K Back-up Certification
Exhibit S      Information to be Provided by the Master Servicer to the Rating Agencies
               Relating to Reportable Modified Mortgage Loans
Exhibit T      Schedule of Swap Agreement Notional Balances
Exhibit U      Swap Agreement

        This Pooling and Servicing Agreement, effective as of July 1, 2005, among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and JPMORGAN CHASE BANK, N.A., a banking association organized under the laws of the United States, as trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

        The Depositor intends to sell mortgage asset-backed pass-through certificates (collectively, the "Certificates"), to be issued hereunder in sixteen Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein) and certain other related assets.

                                     REMIC I

        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (exclusive of the Swap Account and the Swap Agreement) subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "Uncertificated REMIC I Pass-Through Rate") and initial Uncertificated Principal Balance for each of the "regular interests" in REMIC I (the "REMIC I Regular Interests"). The "latest possible maturity date" (determined for purposes of satisfying
Treasury regulation Section 1.860G-1(a)(4)(iii)) for the REMIC I Regular Interests shall be the 360th Distribution Date. The REMIC I Regular Interests will not be certificated.


                   UNCERTIFICATED REMIC INITIAL UNCERTIFICATED
                                  I                    REMIC I              LATEST POSSIBLE
      DESIGNATION         PASS-THROUGH RATE       PRINCIPAL BALANCE          MATURITY DATE
           AA                    (1)               $490,000,176.40           July 25, 2035
          A-1                    (1)                  $1,839,080             July 25, 2035
          A-2                    (1)                  $1,822,040             July 25, 2035
          A-3                    (1)                   $671,380              July 25, 2035
          M-1                    (1)                   $142,500              July 25, 2035
          M-2                    (1)                   $122,500              July 25, 2035
          M-3                    (1)                   $65,000               July 25, 2035
          M-4                    (1)                   $50,000               July 25, 2035
          M-5                    (1)                   $50,000               July 25, 2035
          M-6                    (1)                   $47,500               July 25, 2035
          M-7                    (1)                   $25,000               July 25, 2035
          M-8                    (1)                   $25,000               July 25, 2035
          M-9                    (1)                   $25,000               July 25, 2035
           B                     (1)                   $45,000               July 25, 2035
           ZZ                    (1)                $5,070,003.60            July 25, 2035

---------------------------
(1) Calculated as provided in the definition of "Uncertificated REMIC I Pass-Through Rate".

                                    REMIC II

        As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance, certain features, Final Scheduled Distribution Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC II. The "latest possible maturity date" (determined for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii)) for each Class of Regular Certificates shall be the 360th Distribution Date.

                                          Aggregate
                                           Initial                    Final
                                         Certificate                Scheduled
                           Pass-Through   Principal                Distribution
 Designation     Type          Rate        Balance      Features       Date       Initial Ratings
                                                                                 Moody's     S&P
Class A-1(1)    Senior    Adjustable(2)  $183,908,000    Senior    May 25, 2025    Aaa       AAA
                               (3)
Class A-2       Senior    Adjustable(2)  $182,204,000    Senior     April 25,      Aaa       AAA
                               (3)                                     2033
Class A-3       Senior    Adjustable(2)  $67,138,000     Senior      July 25,      Aaa       AAA
                               (3)                                     2035
Class M-1      Mezzanine  Adjustable(2)  $14,250,000   Mezzanine    July 2035      Aa1       AA+
                               (3)
Class M-2      Mezzanine  Adjustable(2)  $12,250,000   Mezzanine    July 2035      Aa2       AA
                               (3)
Class M-3      Mezzanine  Adjustable(2)  $6,500,000    Mezzanine    July 2035      Aa3       AA-
                               (3)
Class M-4      Mezzanine  Adjustable(2)  $5,000,000    Mezzanine    July 2035      A1        A+
                               (3)
Class M-5      Mezzanine  Adjustable(2)  $5,000,000    Mezzanine    July 2035      A2         A
                               (3)
Class M-6      Mezzanine  Adjustable(2)  $4,750,000    Mezzanine    July 2035      A3        A-
                               (3)
Class M-7      Mezzanine  Adjustable(2)  $2,500,000    Mezzanine    July 2035     Baa1      BBB+
                               (3)
Class M-8      Mezzanine  Adjustable(2)  $2,500,000    Mezzanine    July 2035     Baa2       BBB
                               (3)
Class M-9      Mezzanine  Adjustable(2)  $2,500,000    Mezzanine    July 2035     Baa3      BBB-
                               (3)
Class B       Subordinate Adjustable(2)  $4,500,000   Subordinate   July 2035      Ba1       BB+
                               (3)
Class SB      Subordinate  Variable(4)    $7,000,180  Subordinate      N/A         N/R       N/R
                            Interest
Class R-I      Residual        N/A           N/A        Residual       N/A         N/R       N/R

Class R-II     Residual        N/A           N/A        Residual       N/A         N/R       N/R


---------------------------

(1) The Class A, Class M and Class B Certificates will represent ownership of REMIC II Regular Interests together with certain rights to payments to be made from amounts received under the Swap Agreement which will be deemed made for federal income tax purposes outside of REMIC II by the holder of the Class SB Certificates as the owner of the Swap Agreement.

(2) The REMIC II Regular Interests ownership of which is represented by the Class A, Class M and Class B Certificates, will accrue interest at a per annum rate equal to LIBOR plus the applicable Margin, each subject to payment caps as described in the definition of "Pass-Through Rate" and the provisions for the payment of Class A Basis Risk Shortfall Carry-Forward Amounts, Class M Basis Risk Shortfall Carry-Forward Amounts and Class B Basis Risk Shortfall Carry-Forward Amounts herein, which payments will not be part of the entitlement of the REMIC II Regular Interests related to such Certificates.

(3) The Class A, Class M and Class B Certificates will also entitle their holders to certain payments from the Holder of the Class SB Certificates from amounts to which the related REMIC II Regular Interest is entitled and from amounts received under the Swap Agreement, which will not be a part of their ownership of the REMIC II Regular Interests.

(4) The Class SB Certificates will accrue interest as described in the definition of Accrued Certificate Interest. The Class SB Certificates will not accrue interest on their Certificate Principal Balance. The Class SB
     Certificates will be comprised of two REMIC II regular interests, a principal only regular interest designated SB-PO and an interest only regular interest designated SB-IO, which will be entitled to distributions as set forth herein. The rights of the Holder of the Class SB Certificates to payments from the Swap Agreement shall be outside and apart from its rights under the REMIC II Regular Interests SB-IO and SB-PO.

        The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $500,000,180. The Mortgage Loans are fixed-rate and adjustable-rate, fully amortizing, first lien mortgage loans having terms to maturity at origination or modification of generally not more than 30 years.

        In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor, the Master Servicer and the Trustee agree as follows:

ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date and the Class A, Class M and Class B Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof immediately prior to such Distribution Date at the related Pass-Through Rate for that Distribution Date.

        The amount of Accrued Certificate Interest on each Class of Certificates shall be reduced by the amount of Prepayment Interest Shortfalls on the Mortgage Loans during the prior calendar month (to the extent not covered by Eligible Master Servicing Compensation pursuant to Section 3.16) and by the amount of Relief Act Shortfalls on the Mortgage Loans during the related Due Period, in each case to the extent allocated to that Class of Certificates pursuant to
Section 4.02(f).

        Accrued Certificate Interest for each class on any Distribution Date shall be further reduced by the interest portion of Realized Losses allocated to any Class of Certificates pursuant to Section 4.05.

        With respect to each Distribution Date and the Class SB Certificates, interest accrued during the preceding Interest Accrual Period at the related Pass-Through Rate for that Distribution Date on the notional amount as specified in the definition of Pass-Through Rate, immediately prior to such Distribution Date, reduced by any interest shortfalls with respect to the Mortgage Loans, including Prepayment Interest Shortfalls to the extent not covered by Eligible Master Servicing Compensation pursuant to Section 3.16 or by the Excess Cash Flow pursuant to clauses (xvi) and (xvii) of Section 4.02(c) or by the Swap Agreement pursuant to clauses (C) and (D) of Section 4.09(c). In addition, Accrued Certificate Interest with respect to each Distribution Date, as to the Class SB Certificates, shall be reduced by an amount equal to the interest portion of Realized Losses allocated to the Overcollateralization Amount pursuant to Section 4.05 hereof. Accrued Certificate Interest on the Class A, Class M and Class B Certificates shall accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. Accrued Certificate Interest on the Class SB Certificates shall accrue on the basis of a 360 day year consisting of twelve 30 day months.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the related Subservicing Fee Rate.

        Adjustment Date: With respect to each adjustable-rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

        Advance: With respect to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

        Affected Party:  As defined in the Swap Agreement.

        Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Amount Held for Future Distribution: With respect to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Subsequent Recoveries, REO Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04,
4.07 or 4.08 and Mortgage  Loan  substitutions  made pursuant to Section 2.03 or
2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds, REO Proceeds, Subsequent Recoveries and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the Due Date in the related Due Period.

        Appraised Value: With respect to any Mortgaged Property, one of the following: (i) the lesser of (a) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (b) the sales price of the Mortgaged Property at such time of origination, (ii) in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan, one of (1) the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified,
(2) the appraised value determined in an appraisal made at the time of refinancing or modification or (3) the sales price of the Mortgaged Property, or
(iii) with respect to the Mortgage Loans for which a broker's price opinion was obtained, the value contained in such opinion.

        Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated the Closing Date, between Residential Funding and the Depositor relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: With respect to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, including any Subsequent Recoveries, and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date with respect to the Mortgage Loans, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to Section 3.12(a) in respect of the Mortgage Loans, (iv) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to Section 3.16(e) with respect to the Mortgage Loans, (v) any amount deposited in the Certificate Account pursuant to Section 4.07 or 4.08 and any amounts deposited in the Custodial Account pursuant to Section 9.01 and (vi) any amount described in clauses (A) and (B) of Section 4.09(c), reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of: (w) any payments or collections consisting of prepayment charges on the Mortgage Loans that were received during the related Prepayment Period, (x) the Amount Held for Future Distribution, (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a) and (z) any Net Swap Payments owed to the Swap Counterparty and Swap Termination Payments owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event for such Distribution Date.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York, Minnesota, Illinois, Texas or Michigan (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Call Rights:  As defined in Section 9.01(e).

        Capitalization Reimbursement Amount: With respect to any Distribution Date, the amount of unreimbursed Advances or Servicing Advances that were added to the Stated Principal Balance of the related Mortgage Loans during the preceding calendar month and reimbursed to the Master Servicer or Subservicer pursuant to Section 3.10(a)(vii) on or prior to such Distribution Date.

        Cash Liquidation: With respect to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate, Class SB Certificate or Class R Certificate.

        Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "JPMorgan Chase Bank, N.A., as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7" and which account shall be held for the benefit of the Certificateholders and which must be an Eligible Account.

        Certificate Account Deposit Date: With respect to any Distribution Date, the Business Day prior thereto.

        Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Depositor, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to any Class A, Class M or Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(c) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05, provided, that with respect to any Distribution Date, the Certificate Principal Balance of each class of Class A, Class M and Class B Certificates to which a Realized Loss was previously allocated and remains unreimbursed will be increased, sequentially, as follows: first, the Class A Certificates on a pro rata basis, then the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
Certificates, in that order, to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, but only to the extent of Subsequent Recoveries received during the previous calendar month. With respect to each Class SB Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times an amount equal to the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates then outstanding. The Class R Certificates will not have a Certificate Principal Balance.

        Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates or uncertificated interests bearing the same designation.

        Class A Basis Risk Shortfall: With respect to each Class of the Class A Certificates and any Distribution Date for which the Pass-Through Rate for any such Class of Certificates is equal to the Net WAC Cap Rate, the excess, if any, of (x) Accrued Certificate Interest on that Class of Certificates on such Distribution Date, calculated at a rate equal to LIBOR plus the related Class A Margin, as calculated for such Distribution Date, over (y) Accrued Certificate Interest on such Class of Class A Certificates for such Distribution Date calculated at the Net WAC Cap Rate.

        Class A Basis Risk Shortfall Carry-Forward Amount: With respect to each Class of Class A Certificates and any Distribution Date, the sum of (a) the aggregate amount of Class A Basis Risk Shortfall for such Class on such Distribution Date plus (b) any Class A Basis Risk Shortfall Carry-Forward Amount for such Class remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period), to the extent previously unreimbursed by the Excess Cash Flow or the Swap Agreement pursuant to Section 4.02(c)(xiv) or
Section 4.09(c)(E), at a rate equal to the related Pass-Through Rate.

        Class A Certificate: Any one of the Class A-1, Class A-2 or Class A-3 Certificates.

        Class A Interest Distribution Amount: With respect to each Class of Class A Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class of Class A Certificates for such Distribution Date, plus any related Accrued Certificate Interest thereon remaining unpaid from any prior Distribution Date.

        Class A Margin: With respect to the Class A-1 Certificates, 0.120% per annum. With respect to the Class A-2 Certificates, initially 0.270% per annum, and on any Distribution Date on or after the second Distribution Date after the possible Optional Termination Date, 0.540% per annum. With respect to the Class A-3 Certificates, initially 0.370% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.740% per annum.

        Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i) the Principal Distribution Amount for that Distribution Date; and

               (ii) the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class A-1 Certificate: Any one of the Class A-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class A Basis Risk Shortfall Carry-Forward Amount from the Excess Cash Flow and the Swap Account to the extent described herein.

        Class A-2 Certificate: Any one of the Class A-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class A Basis Risk Shortfall Carry-Forward Amount from the Excess Cash Flow and the Swap Account to the extent described herein.

        Class A-3 Certificate: Any one of the Class A-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class M, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class A Basis Risk Shortfall Carry-Forward Amount from the Excess Cash Flow and the Swap Account to the extent described herein.

        Class B Basis Risk Shortfall: With respect to the Class B Certificates and any Distribution Date for which the Pass-Through Rate for any such Certificates is equal to the Net WAC Cap Rate, the excess, if any, of (x) Accrued Certificate Interest on such Certificates on such Distribution Date, using LIBOR plus the Class B Margin, as calculated for such Distribution Date, over (y) Accrued Certificate Interest on the Class B Certificates for such Distribution Date calculated at the Net WAC Cap Rate.

        Class B Basis Risk Shortfall Carry-Forward Amount: With respect to the Class B Certificates and any Distribution Date, the sum of (a) the aggregate amount of Class B Basis Risk Shortfall for such Certificates on such Distribution Date plus (b) any Class B Basis Risk Shortfall Carry-Forward Amount for such Certificates remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period), to the extent previously unreimbursed by the Excess Cash Flow or the Swap Agreement pursuant to Section 4.02(c)(xiii) or Section 4.09(c)(E), at a rate equal to the related Pass-Through Rate.

        Class B Certificate: Any one of the Class B Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C, senior to the Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class B Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class B  Interest  Distribution  Amount:  With  respect  to the  Class B
Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class B Margin: With respect to the Class B Certificates, initially 3.000% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 4.500% per annum.

        Class B Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class B Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made that Distribution Date, over the Overcollateralization Floor.

        Class M Basis Risk Shortfall: With respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and any Distribution Date for which the Pass-Through Rate for any such Class of Certificates is equal to the Net WAC Cap Rate, the excess, if any, of (x) Accrued Certificate Interest on that Class of Certificates on such Distribution Date, using LIBOR plus the related Class M Margin, as calculated for such Distribution Date, over (y) Accrued Certificate Interest on such Class of Class M Certificates for such Distribution Date calculated at the Net WAC Cap Rate.

        Class M Basis Risk Shortfall Carry-Forward Amount: With respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and any Distribution Date, the sum of (a) the aggregate amount of Class M Basis Risk Shortfall for each such Class on such Distribution Date plus (b) any Class M Basis Risk Shortfall Carry-Forward Amount for such Classes remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period), to the extent previously unreimbursed by the Excess Cash Flow or the Swap Agreement pursuant to Section 4.02(c)(xviii) or
Section 4.09(c)(E), at a rate equal to the related Pass-Through Rate.

        Class M Certificate: Any one of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 or Class M-9 Certificates.

        Class M Margin: With respect to the Class M-1 Certificates, initially 0.500% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.750% per annum. With respect to the Class M-2 Certificates, initially 0.520% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.780% per annum. With respect to the Class M-3 Certificates, initially 0.540% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.810% per annum. With respect to the Class M-4 Certificates, initially 0.650% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 0.975% per annum. With respect to the Class M-5 Certificates, initially 0.700% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 1.050% per annum. With respect to the Class M-6 Certificates, initially 0.750% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 1.125% per annum. With respect to the Class M-7 Certificates, initially 1.300% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 1.950% per annum. With respect to the Class M-8 Certificates, initially 1.500% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 2.250% per annum. With respect to the Class M-9 Certificates, initially 1.900% per annum, and on any Distribution Date on or after the second Distribution Date after the first possible Optional Termination Date, 2.850% per annum.

        Class M-1 Certificate: Any one of the Class M-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-1 Interest Distribution Amount: With respect to the Class M-1 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-1 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution   Date  after   distribution   of  the  Class  A  Principal
        Distribution Amount; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-2 Certificate: Any one of the Class M-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-2 Interest Distribution Amount: With respect to the Class M-2 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-2 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-3 Certificate: Any one of the Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in
Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-3 Interest Distribution Amount: With respect to the Class M-3 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-3 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date over
        (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-4 Certificate: Any one of the Class M-4 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-4 Interest Distribution Amount: With respect to the Class M-4 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-4 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-5 Certificate: Any one of the Class M-5 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-6, Class M-7, Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-5 Interest Distribution Amount: With respect to the Class M-5 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-5 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-6 Certificate: Any one of the Class M-6 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-7, Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-6 Interest Distribution Amount: With respect to the Class M-6 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-6 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date over
        (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-7 Certificate: Any one of the Class M-7 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-8, Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-7 Interest Distribution Amount: With respect to the Class M-7 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-7 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i)  the  remaining   Principal   Distribution  Amount  for  that
        Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-8 Certificate: Any one of the Class M-8 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class M-9, Class B, Class SB and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-8 Interest Distribution Amount: With respect to the Class M-8 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-8 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

               (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class M-9 Certificate: Any one of the Class M-9 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, senior to the Class B, Class SB Certificates and Class R Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing (i) an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive the Class M Basis Risk Shortfall Carry-Forward Amount from Excess Cash Flow and the Swap Account to the extent described herein.

        Class M-9 Interest Distribution Amount: With respect to the Class M-9 Certificates and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such Class for such Distribution Date, plus any related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

        Class M-9 Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date,
(a) the lesser of:

               (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and

               (ii) the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2,
        Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution
        Date)  and  (2) the  Certificate  Principal  Balance  of the  Class  M-9

        Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

        Class R Certificate: Collectively, the Class R-I Certificates and Class R-II Certificates.

        Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit E and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

        Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit E and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

        Class SB Certificate: Any one of the Class SB Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D, subordinate to the Class A Certificates and Class M Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.05, and evidencing an interest comprised of "regular interests" in REMIC II together with certain rights to payments under the Swap Agreements for purposes of the REMIC Provisions.

        Closing Date:  August 5, 2005.

        Code:  The Internal Revenue Code of 1986, as amended.

        Commission:  The Securities and Exchange Commission.

        Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

        Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

        Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York 10004,
Attention: Worldwide Securities Services/Global Debt, RAMP, Series 2005-RS5.

        Credit Repository: Equifax, Transunion and Experian, or their successors in interest.

        Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement: An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit F hereto.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.

        Cut-off Date:  July 1, 2005.

        Cut-off Date Balance:  $500,000,180.42.

        Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto (or due during the month of the Cut-off Date), whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Defaulting Party:  As defined in the Swap Agreement.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate:  Any definitive, fully registered Certificate.

        Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

        Delinquent: As used herein, a Mortgage Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

        Depositor:  As defined in the preamble hereto.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Trustee and a Derivative Counterparty in accordance with Section 4.11.

        Derivative Counterparty: Any counterparty to a Derivative Contract as provided in Section 4.11.

        Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

        Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) and (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code. A Disqualified Organization also includes any "electing large partnership," as defined in Section 775(a) of the Code and any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership
Interest in a Class R Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

        Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        DTC Letter: The Letter of Representations, dated August 5, 2005, between the Trustee, on behalf of the Trust Fund, and the Depository.

        Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

        Due Period: With respect to any Distribution Date, the calendar month of such Distribution Date.

        Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of JPMorgan

Chase Bank, N.A., or (B) an account or accounts maintained in the corporate asset services department of U.S. Bank National Association as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of JPMorgan Chase Bank, N.A., or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Eligible Master Servicing Compensation: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full or Curtailments during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and
(b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and amounts payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi) provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02(a) except as may be required pursuant to the last sentence of such Section 7.02(a).

        ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

        Event of Default:  As defined in Section 7.01.

        Excess Cash Flow: With respect to the Mortgage Loans and any Distribution Date, an amount equal to the sum of (A) the excess of (i) the Available Distribution Amount for that Distribution Date over (ii) the sum of
(a) the Interest Distribution Amount for that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date and (B) the Overcollateralization Reduction Amount, if any, for that Distribution Date.

        Excess Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over (b) the Required Overcollateralization Amount for such Distribution Date.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.

        Fannie Mae:  Fannie  Mae, a  federally  chartered  and  privately  owned
corporation   organized  and  existing  under  the  Federal  National   Mortgage
Association Charter Act, or any successor thereto.

        FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

        FHA:  The Federal Housing Administration, or its successor.

        Final Certification:  As defined in Section 2.02.

        Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

        Final Scheduled Distribution Date: Solely for purposes of the face of the Certificates, as follows: with respect to the Class A-1 Certificates, May 25, 2025; with respect to the Class A-2 Certificates, April 25, 2033; with respect to the Class A-3 Certificates, July 25, 2035; with respect to the Class M-1 Certificates, July 25, 2035; with respect to the Class M-2 Certificates, July 25, 2035; with respect to the Class M-3 Certificates, July 25, 2035; with respect to the Class M-4 Certificates, July 25, 2035; with respect to the Class M-5 Certificates, July 25, 2035; with respect to the Class M-6 Certificates, July 25, 2035; with respect to the Class M-7 Certificates, July 25, 2035; with respect to the Class M-8 Certificates, July 25, 2035; with respect to the Class M-9 Certificates, July 25, 2035; with respect to the Class B Certificates, July 25, 2035; and with respect to the Class SB Certificates, July 25, 2035. No event of default under this Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any Class of Class A, Class M or Class B Certificates on or before its Final Scheduled Distribution Date.

        Fixed Swap Payment: With respect to any Distribution Date on or prior to the distribution date in April, 2010, an amount equal to the product of (x) a fixed rate equal to 4.30% per annum, (y) the Swap Agreement Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.

        Floating Swap Payment: With respect to any Distribution Date on or prior to the Distribution Date in April, 2010, an amount equal to the product of (x) Swap LIBOR, (y) the Swap Agreement Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

        Foreclosure Profits: With respect to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit G hereto as the "NOTE MARGIN," which percentage is added to the related Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such Mortgage Loan until the next Adjustment Date.

        Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Depositor, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Index: With respect to any adjustable rate Mortgage Loan and as to any Adjustment Date therefor, the related index as stated in the related Mortgage Note.

        Initial Certificate Principal Balance: With respect to each Class of Certificates (other than the Class R Certificates), the Certificate Principal Balance of such Class of Certificates as of the Closing Date as set forth in the Preliminary Statement hereto.

        Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Interest Accrual Period: With respect to the Class A, Class M and Class B Certificates, (i) with respect to the Distribution Date in August 2005, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in August 2005, and (ii) with respect to any Distribution Date after the Distribution Date in August 2005, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date. With respect to the Class SB Certificates and any Distribution Date, the prior calendar month.

        Interest Distribution Amount: The sum of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Interest Distribution Amounts.

        Interim Certification:  As defined in Section 2.02.

        Interested Person: As of any date of determination, the Depositor, the Master Servicer, the Trustee, any Mortgagor, any Manager of a Mortgaged Property, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

        Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

        LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.

        LIBOR Rate Adjustment Date: With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

        Limited Repurchase Right Holder: RFC Asset Holdings II, Inc., or its successor.

        Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds and Subsequent Recoveries.

        Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Marker Rate: With respect to the Class SB Certificates or the REMIC II Regular Interest SB-IO and any Distribution Date, a per annum rate equal to two
(2) multiplied by the weighted average of the Uncertificated REMIC I Pass-Through Rates for each REMIC I Regular Interest (other than the REMIC I Regular Interest AA) with the rates on each such REMIC I Regular Interest (other than REMIC I Regular Interest ZZ) subject to a cap equal to the Pass-Through Rate for the corresponding Class for such REMIC I Regular Interest, and the rate on REMIC I Regular Interest ZZ subject to a cap of zero, in each case for purposes of this calculation.

        Maturity Date: With respect to each Class of Certificates representing ownership of regular interest or Uncertificated Regular Interests issued by each of REMIC I and REMIC II the latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each such Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero, which is, for each such regular interest, July 25, 2035, which is the Distribution Date occurring in the month following the last scheduled monthly payment of the Mortgage Loans.

        Maximum Mortgage Rate: With respect to any adjustable rate Mortgage Loan, the rate indicated in Exhibit G hereto as the "NOTE CEILING," which rate is the maximum interest rate that may be applicable to such adjustable rate Mortgage Loan at any time during the life of such Mortgage Loan.

        Maximum Net Mortgage Rate: With respect to any adjustable rate Mortgage Loan and any date of determination, the Maximum Mortgage Rate minus the sum of
(i) the Subservicing Fee Rate and (ii) the Servicing Fee Rate.

        MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R)  System:   The  system  of  recording   transfers  of  Mortgages
electronically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        Minimum Mortgage Rate: With respect to any adjustable rate Mortgage Loan, the greater of (i) the Note Margin and (ii) the rate indicated in Exhibit G hereto as the "NOTE FLOOR", which rate may be applicable to such adjustable rate Mortgage Loan at any time during the life of such adjustable rate Mortgage Loan.

        Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

        Modified Mortgage Rate: With respect to any Mortgage Loan that is the subject of a Servicing Modification, the Mortgage Rate, minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        Modified Net Mortgage Rate: With respect to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate, minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and the Due Date in any Due Period, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.

        Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first or junior lien on an estate in fee simple interest in real property securing a Mortgage Note.

        Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Schedule: The lists of the Mortgage Loans attached hereto as Exhibit G (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number ("RFC LOAN #");

               (ii) [reserved];

               (iii) the maturity of the Mortgage Note ("MATURITY DATE" or "MATURITY DT") for Mortgage Loans;

               (iv) the Mortgage Rate as of origination ("ORIG RATE");

               (v) the Mortgage Rate as of the Cut-off Date for an adjustable rate Mortgage Loan ("CURR RATE");

               (vi) the Net Mortgage Rate as of the Cut-off Date ("CURR NET");

               (vii) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I" or "CURRENT P & I" for the adjustable rate Mortgage Loans);

               (viii) the Cut-off Date Principal Balance ("PRINCIPAL BAL");

               (ix) the Loan-to-Value Ratio at origination ("LTV");

               (x) a code "T", "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence);
               (xi) a code "N" under the column "OCCP CODE", indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence);

               (xii) the Maximum Mortgage Rate for the adjustable rate Mortgage Loans ("NOTE CEILING");

               (xiii) the Maximum Net Mortgage Rate for the adjustable rate Mortgage Loans ("NET CEILING");

               (xiv) the Note Margin for the adjustable rate Mortgage Loans ("NOTE MARGIN");

               (xv) the first Adjustment Date after the Cut-off Date for the adjustable rate Mortgage Loans ("NXT INT CHG DT");

               (xvi) the Periodic Cap for the adjustable rate Mortgage Loans ("PERIODIC DECR" or "PERIODIC INCR"); and

               (xvii) (the rounding of the semi-annual or annual adjustment to the Mortgage Rate with respect to the adjustable rate Mortgage Loans ("NOTE METHOD").

        Such schedules may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Rate: With respect to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification. The Mortgage Rate on the adjustable rate Mortgage Loans will adjust on each Adjustment Date to equal the sum (rounded to the nearest multiple of one-eighth of one percent (0.125%) or up to the nearest one-eighth of one percent, which are indicated by a "U" on Exhibit G, except in the case of the adjustable rate Mortgage Loans indicated by an "X" on Exhibit G or hereto under the heading "NOTE METHOD"), of the related Index plus the Note Margin, in each case subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

        Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Mortgage Rate: With respect to any Mortgage Loan as of any date of determination, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of such date minus the sum of (i) the related Servicing Fee Rate and
(ii) the related Subservicing Fee Rate.

        Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Counterparty or the Trustee, on behalf of the Trust, which net payment shall not take into account any Swap Termination Payment.

        Net WAC Cap Rate: With respect to any Distribution Date and the Class A Certificates, Class M Certificates and Class B Certificates, a per annum rate equal to the excess, if any, of (A) the product of (i) a per annum rate equal to the weighted average of the Net Mortgage Rates (or, if applicable, the Modified Net Mortgage Rates) on the Mortgage Loans using the Net Mortgage Rates in effect for the Monthly Payments due on such Mortgage Loans during the related Due
Period, weighted on the basis of the respective Stated Principal Balances thereof on the last day of the related Due Period and (ii) a fraction equal to

30 divided by the actual number of days in the related Interest Accrual Period, over (B) the product of (i) any Net Swap Payments due to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event due to the Swap Counterparty allocable to the Mortgage Loans divided by the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the related Due Period and (ii) a fraction equal to 360 divided by the actual number of days in the related Interest Accrual Period. For federal income tax purposes, however, clause (A)(i) above shall be the equivalent of that which is provided in such clause expressed as a per annum rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest.

        Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States Person.

        Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer or Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Master Servicer, which forgives amounts which the Master Servicer or Subservicer had previously advanced, and the Master Servicer determines that no other source of payment or reimbursement for such advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Master Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officer's Certificate, delivered to the Depositor, the Trustee and the Master Servicer setting forth such determination, which shall include any other information or reports obtained by the Master Servicer such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance.

        Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

        Note Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit G hereto as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such adjustable rate Mortgage Loan until the next Adjustment Date.

        Notional Amount: With respect to the Class SB Certificates or the REMIC II Regular Interest SB-IO, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President, a Vice President, Assistant Vice President, Director, Managing Director, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Depositor or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of REMIC I or REMIC II as REMICs or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Optional Termination Date: Any Distribution Date on or after which the Stated Principal Balance (after giving effect to distributions to be made on such Distribution Date) of the Mortgage Loans is less than 10.00% of the Cut-off Date Balance.

        Outstanding Mortgage Loan: With respect to the Due Date in any Due Period, a Mortgage Loan (including an REO Property) that was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and that was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03, 2.04, 4.07 or 4.08.

        Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions of principal to be made on such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates as of such date, before taking into account distributions of principal to be made on that Distribution Date.

        Overcollateralization Floor: An amount equal to the product of 0.50% and the Cut-off Date Balance.

        Overcollateralization Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cash Flow for that Distribution Date available to make payments pursuant to clause (vi) of the definition of "Principal Distribution Amount" and (ii) the excess, if any, of
(x) the Required  Overcollateralization  Amount for that  Distribution Date over
(y) the Overcollateralization Amount for that Distribution Date.

        Overcollateralization Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on such Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount on such Distribution Date.

        Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate: With respect to the Class A Certificates and each Interest Accrual Period, a per annum rate equal to the lesser of (i) LIBOR plus the related Class A Margin and (ii) the Net WAC Cap Rate. With respect to the Class M Certificates and each Interest Accrual Period, a per annum rate equal to the lesser of (i) LIBOR plus the related Class M Margin and (ii) the Net WAC Cap Rate. With respect to the Class B Certificates and each Interest Accrual Period, a per annum rate equal to the lesser of (i) LIBOR plus the related Class B Margin and (ii) the Net WAC Cap Rate.

        With respect to the Class SB Certificates or the REMIC II Regular Interest SB-IO, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum, for each REMIC I Regular Interest, of the excess of the Uncertificated Pass-Through Rate for such REMIC I Regular Interest over the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of such REMIC I Regular Interest and (y) the denominator of which is the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests.

        Paying Agent: JPMorgan Chase Bank, N.A., or any successor Paying Agent appointed by the Trustee.

        Percentage Interest: With respect to any Class A, Class M or Class B Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class SB Certificate or Class R Certificate shall be stated on the face thereof.

        Periodic Cap: With respect to each adjustable rate Mortgage Loan, the periodic rate cap that limits the increase or the decrease of the related
Mortgage Rate on any Adjustment Date pursuant to the terms of the related Mortgage Note.

        Permitted Investments:  One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

               (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper and demand notes shall have a remaining maturity of not more than 30 days;

               (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available (which may be managed by the Trustee or one of its Affiliates); and

               (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Aaa in the case of Moody's, and for purposes of this Agreement, any references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's and P-1 in the case of Moody's; provided, however, that any Permitted Investment that is a short-term debt obligation rated A-1 by Standard & Poor's must satisfy the following additional conditions: (i) the total amount of debt from A-1 issuers must be limited to the investment of monthly principal and interest payments (assuming fully amortizing collateral); (ii) the total amount of A-1 investments must not represent more than 20% of the aggregate outstanding
Certificate Principal Balance of the Certificates and each investment must not mature beyond 30 days; (iii) the terms of the debt must have a predetermined fixed dollar amount of principal due at maturity that cannot vary; and (iv) if the investments may be liquidated prior to their maturity or are being relied on to meet a certain yield, interest must be tied to a single interest rate index plus a single fixed spread (if any) and must move proportionately with that index. Any Permitted Investment may be purchased by or through the Trustee or its Affiliates.

        Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pool Stated Principal Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date immediately preceding the Due Period preceding such date of determination.

        Prepayment Assumption: With respect to the Class A, Class M and Class B Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a prepayment rate of 20% HEP with respect to the fixed-rate Mortgage Loans, and 100% PPC with respect to the adjustable-rate Mortgage Loans.

        Prepayment Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the related Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

        Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month of distribution.

        Primary Insurance Policy: Each primary policy of mortgage guaranty insurance as indicated by a numeric code on Exhibit G with the exception of either code "23" or "96" under the column "MI CO CODE".

        Principal Distribution Amount: With respect to any Distribution Date, the lesser of (a) the excess of (x) the Available Distribution Amount over (y) the Interest Distribution Amount and (b) the sum of:

               (i) the principal portion of each Monthly Payment received or Advanced with respect to the related Due Period on each Outstanding Mortgage Loan;

               (ii) the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08, the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period and the Stated Principal Balance of Mortgage Loans purchased pursuant to Section 9.01 in connection with such Distribution Date, if applicable;

               (iii) the principal portion of all other unscheduled collections, other than Subsequent Recoveries, on the Mortgage Loans (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal of the Mortgage Loans pursuant to
        Section 3.14;

               (iv) the lesser of (a) Subsequent Recoveries for such Distribution Date and (b) the principal portion of any Realized Losses allocated to any Class of Certificates on a prior Distribution Date and remaining unpaid;

               (v) the sum of (I) the lesser of (a) Excess Cash Flow for that Distribution Date (to the extent not used pursuant to clause (iv) of this definition on such Distribution Date) and (b) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date and
        (II) any amount described in clause (A) of Section 4.09(c); and

               (vi) the sum of (I) the lesser of (a) the Excess Cash Flow for such Distribution Date (to the extent not used to cover Realized Losses pursuant to clause (iv) and (v) of this definition on such Distribution
        Date) and (b) the Overcollateralization Increase Amount for such Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date, and (II) any amount described in clause (B) of
        Section 4.09(c);

        minus

               (vii) the amount of any Overcollateralization Reduction Amount for such Distribution Date;

               (viii) the amount of any Capitalization Reimbursement Amount for such Distribution Date; and

               (ix) any Net Swap Payments or Swap Termination Payment not due to a Swap Counterparty Trigger Event due to the Swap Counterparty to the extent not previously paid from interest or principal collections on the Mortgage Loans;

provided, however, that the Principal Distribution Amount on any Distribution Date shall not be less than zero or greater than the aggregate Certificate Principal Balance of the Class A and Class M Certificates.

        Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

        Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

        Principal Remittance Amount: With respect to any Distribution Date, the sum of the amounts described in clauses (i), (ii) and (iii) of the definition of Principal Distribution Amount for that Distribution Date.

        Program Guide: The Residential Funding Seller Guide for mortgage collateral sellers that participate in Residential Funding's standard mortgage programs, and Residential Funding's Servicing Guide and any other subservicing arrangements which Residential Funding has arranged to accommodate the servicing of the Mortgage Loans.

        Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04, 4.07 or 4.08, an amount equal to the sum of (i) (a) if such Mortgage Loan (or REO Property) is being purchased pursuant to Sections 2.02, 2.03, 2.04 or 4.07 of this Agreement, 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances or (b) if such Mortgage Loan (or REO Property) is being purchased pursuant to Section 4.08 of this Agreement, the greater of (1) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances on such Mortgage Loan (or REO Property) and (2) the fair market value thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) plus the rate per annum at which the Servicing Fee is calculated, or (b) in the case of a purchase made by the Master Servicer, at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), in each case on the Stated Principal Balance thereof to, but not including, the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

        Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

        Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential
Funding, in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value

Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) in the case of the adjustable rate Mortgage Loans, (w) have a Mortgage Rate that adjusts with the same frequency and based upon the same Index as that of the Deleted Mortgage Loan, (x) have a Note Margin not less than that of the Deleted Mortgage Loan; (y) have a Periodic Rate Cap that is equal to that of the Deleted Mortgage Loan; and (z) have a next Adjustment Date no later than that of the Deleted Mortgage Loan.

        Rating Agency: Moody's and Standard & Poor's. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

        Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances, Servicing Advances or other expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) (1) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the Master Servicer or a Subservicer, and (b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Realized Losses allocated to the Class SB Certificates shall be allocated first to the REMIC II Regular Interest SB-IO in reduction of the accrued but unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and then to the REMIC II Regular Interest SB-PO in reduction of the Principal Balance thereof.

        Record Date: With respect to each Distribution Date and the Class A Certificates, Class M Certificates and Class B Certificates which are Book-Entry Certificates, the close of business on the Business Day prior to such Distribution Date. With respect to each Distribution Date and the Certificates (other than the Class A, Class M and Class B Certificates), the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs, except in the case of the first Record Date, which shall be the Closing Date.

        Reference Bank Rate:  As defined in Section 1.02.

        Regular Certificates: The Class A, Class M, Class B and Class SB Certificates.

        Regular Interest:  Any one of the regular interests in the Trust Fund.

        Relief Act:  The Servicemembers Civil Relief Act.

        Relief Act Shortfalls: Interest shortfalls on the Mortgage Loans resulting from the Relief Act or similar legislation or regulations.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code. As used herein, the term "REMIC" shall mean REMIC I and REMIC II.

        REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as successor master servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

        REMIC I: The segregated pool of assets subject hereto (exclusive of the Swap Account and the Swap Agreement, each of which is not an asset of any REMIC), constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made (other than with respect to the items in clause (v) and the proceeds thereof), consisting of: (i) the Mortgage Loans and the related Mortgage Files;
(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off
Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund; (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure; (iv) the hazard insurance policies and Primary Insurance Policies pertaining to the Mortgage Loans, if any; and (v) all proceeds of clauses (i) through (iv) above.

        REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

        REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests then outstanding and (ii) the Uncertificated Pass-Through Rate for REMIC I Regular Interest AA minus the Marker Rate, divided by (b) 12.

        REMIC I Overcollateralized Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests minus (ii) the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interests AA and ZZ), in each case as of such date of determination.

        REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the sum of the Uncertificated Principal Balances of REMIC I Regular Interests A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and B and the denominator of which is the sum of the Uncertificated Principal Balances of A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, B and ZZ.

        REMIC I Regular Interest AA: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest A-1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest A-2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest A-3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-1: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-2: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-3: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-4: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-5: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-6: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-7: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest M-8: A regular interest in REMIC II that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC II Pass-Through Rate, and that has such other terms as are described herein.
        REMIC I Regular Interest M-9: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest B: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest ZZ: A regular interest in REMIC I that is held as an asset of REMIC II, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated REMIC I Pass-Through Rate, and that has such other terms as are described herein.

        REMIC I Regular Interest ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the REMIC I Regular Interest ZZ Uncertificated Pass-Through Rate and an Uncertificated Principal Balance equal to the excess of
(x) the Uncertificated Principal Balance of REMIC I Regular Interest ZZ over (y) the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) the sum of Uncertificated Accrued Interest on REMIC I Regular Interest A-1 through REMIC I Regular Interest B, with the rate on each such REMIC I
Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Class for the purpose of this calculation.

        REMIC II: The segregated pool of assets subject hereto constituting a portion of the primary trust created hereby and to be administered hereunder, with respect to which a separate REMIC election is to be made, consisting of the REMIC I Regular Interests.

        REMIC II Regular Interest: Any "regular interest" issued by REMIC II, the ownership of which is evidenced by a Class A Certificate, Class M Certificate, Class B Certificate or Class SB Certificate.

        REMIC II Regular Interest SB-IO: A separate non-certificated regular interest of REMIC II designated as a REMIC II Regular Interest. REMIC II Regular Interest SB-IO shall have no entitlement to principal and shall be entitled to distributions of interest subject to the terms and conditions hereof, in an aggregate amount equal to interest distributable with respect to the Class SB Certificates pursuant to the terms and conditions hereof.

        REMIC II Regular Interest SB-PO: A separate non-certificated regular interest of REMIC II designated as a REMIC II Regular Interest. REMIC II Regular Interest SB-PO shall have no entitlement to interest and shall be entitled to distributions of principal subject to the terms and conditions hereof, in an aggregate amount equal to principal distributable with respect to the Class SB Certificates pursuant to the terms and conditions hereof.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

        REMIC Regular Interests: the REMIC I Regular Interests and REMIC II Regular Interests.

        REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

        REO Disposition: With respect to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

        REO Imputed Interest: With respect to any REO Property, for any period, an amount equivalent to interest (at a rate equal to the sum of the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

        REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

        REO Property: A Mortgaged Property acquired by the Master Servicer, on behalf of the Trust Fund for the benefit of the Certificateholders pursuant to
Section 3.14, through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Reportable Modified Mortgage Loan: Any Mortgage Loan that (i) has been subject to an interest rate reduction, (ii) has been subject to a term extension or (iii) has had amounts owing on such Mortgage Loan capitalized by adding such amount to the Stated Principal Balance of such Mortgage Loan; provided, however, that a Mortgage Loan modified in accordance with clause (i) above for a temporary period shall not be a Reportable Modified Mortgage Loan if such Mortgage Loan has not been delinquent in payments of principal and interest for six months since the date of such modification if that interest rate reduction is not made permanent thereafter.

        Repurchase Event:  As defined in the Assignment Agreement.

        Request for Release: A request for release, the form of which is attached as Exhibit H hereto, or an electronic request in a form acceptable to the Custodian.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

        Required Overcollateralization Amount: With respect to any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, 1.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) 2.80% of the then current aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount shall be an amount equal to the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced upon confirmation from each Rating Agency that such reduction will not adversely affect the then-current ratings of the Certificates.

        Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Depositor and not in its capacity as Master Servicer, and any successor thereto.

        Responsible Officer: When used with respect to the Trustee, any officer of the Worldwide Securities Services/Structured Finance Services Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee, in each case, with direct responsibility for the administration of this Agreement.

        Rule 144A: Rule 144A under the Securities Act of 1933, as in effect from time to time.

        Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

        Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

        Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, (iv) any mitigation procedures implemented in accordance with Section 3.07 and (v) compliance with the obligations under Sections 3.01, 3.08, 3.11, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

        Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period, as may be adjusted pursuant to
Section 3.16(e).

        Servicing Fee Rate: With respect to any Mortgage Loan, the per annum rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" as may be adjusted with respect to successor Master Servicers as provided in Section 7.02, which rate shall never be greater than the Mortgage Rate of such Mortgage Loan.

        Servicing Modification: Any reduction of the interest rate on or the Stated Principal Balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, and any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, in each case pursuant to a modification of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable in accordance with Section 3.07(a).

        Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Master Servicer, as such list may from time to time be amended.

        Sixty-Plus Delinquency Percentage: With respect to any Distribution Date and the Mortgage Loans, the arithmetic average for each of the three
Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days delinquent, foreclosure and REO Properties, over (y) the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding that Distribution Date.

        Standard & Poor's: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

        Startup Date:  The day designated as such pursuant to Article X hereof.

        Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the sum of (a) the Cut-off Date Principal Balance of the Mortgage Loan, (b) any amount by which the Stated Principal
Balance of the Mortgage Loan has been increased pursuant to a Servicing Modification, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period commencing on the first Due Period after the Cut-Off Date and ending with the Due Period related to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 or 4.03 on any previous Distribution Date, and (c) any Realized Loss incurred with respect to such Mortgage Loan allocated to Certificateholders with respect thereto for any previous Distribution Date.

        Stepdown Date: The Distribution Date which is the later to occur of (i) the Distribution Date occurring in August, 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is equal to or greater than 26.70%.

        Subordination: The provisions described in Section 4.05 relating to the allocation of Realized Losses.

        Subordination Percentage: With respect to the Class A Certificates, 73.30%; with respect to the Class M-1 Certificates, 79.00%; with respect to the Class M-2 Certificates, 83.90%; with respect to the Class M-3 Certificates, 86.50%; with respect to the Class M-4 Certificates, 88.50%; with respect to the Class M-5 Certificates, 90.50%; with respect to the Class M-6 Certificates, 92.40%; with respect to the Class M-7 Certificates, 93.40%; with respect to the Class M-8 Certificates, 94.40%; with respect to the Class M-9 Certificates, 95.40%; and with respect to the Class B Certificates, 97.20%.

        Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement and assigned to the Trustee pursuant to Section 2.04) specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition prior to the related Prepayment Period and that resulted in a Realized Loss.

        Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

        Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

        Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

        Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

        Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Depositor.

        Subservicing Fee: With respect to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate equal to the Subservicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

        Subservicing Fee Rate: The per annum rate designated on the Mortgage Loan Schedule as the "SUBSERV FEE".

        Swap Account: The separate trust account created and maintained by the Trustee.

        Swap Agreement: The interest rate swap agreement between the Swap Counterparty and the Trustee, on behalf of the Trust, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit U.

        Swap Agreement Notional Balance: As to the Swap Agreement and each Floating Rate Payer Payment Date (as defined in the Swap Agreement), the amount set forth on Exhibit T hereto for such Floating Rate Payer Payment Date.

        Swap Counterparty: The swap counterparty under the Swap Agreement either
(a) entitled to receive payments from the Trustee from amounts payable by the Trust Fund under this Agreement or (b) required to make payments to the Trustee for payment to the Trust Fund, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Counterparty shall be Bank of America, N.A.

        Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

        Swap Counterparty  Trigger Event: With respect to any Distribution Date,
(i) an "Event of Default" under the Swap Agreement with respect to which the Swap Counterparty is a Defaulting Party, (ii) a "Termination Event" under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party, or (iii) an "Additional Termination Event" under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party.

        Swap Termination Payment: Upon the designation of an "Early Termination Date" as defined in the Swap Agreement, the payment to be made by the Trustee on behalf of the Trust to the Swap Counterparty from payments from the Trust Fund, or by the Swap Counterparty to the Trustee for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

        Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

        Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

        Trigger Event: A Trigger Event is in effect with respect to any Distribution Date if either (i) (A) with respect to any Distribution Date (other than the first Distribution Date), the three-month average (or two month-average in the case of the second Distribution Date) of the Sixty-Plus Delinquency
Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates (or immediately preceding Distribution Date in the case of the second Distribution Date), equals or exceeds 43.70% of the Senior Enhancement Percentage or (B) with respect to the first Distribution Date, the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date, equals or exceeds 43.70% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Mortgage Loans as a percentage of the Cut-off Date Balance exceeds the applicable amount set forth below:

   August 2008 to July 2009...   2.60% with respect to August 2008, plus an
                                 additional 1/12th of 1.55% for each month
                                 thereafter.
   August 2009 to July 2010...   4.15% with respect to August 2009, plus an
                                 additional 1/12th of 1.25% for each month
                                 thereafter.
   August 2010 to July 2011...   5.40% with respect to August 2010, plus an
                                 additional 1/12th of 0.35% for each month
                                 thereafter.
   August 2011 and thereafter.   5.75%.


        Trust Fund: The segregated pool of assets subject hereto, consisting of:
(i) the Mortgage Loans and the related Mortgage Files; (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date (other than Monthly Payments due in the month of the Cut-off Date) as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund; (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure; (iv) the hazard insurance policies and Primary Insurance Policies pertaining to the Mortgage Loans, if any (v) the Swap Account; (vi) rights under the Swap Agreement; and (vii) all proceeds of clauses
(i) through (vi) above.

        Uncertificated Accrued Interest: With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the related Uncertificated REMIC I Pass-Through Rate for such Distribution Date, accrued on its Uncertificated Principal Balance immediately prior to such Distribution Date. Uncertificated Accrued Interest for the REMIC I Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls and Relief Act Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest AA and REMIC I Regular Interest ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by Eligible Master Servicing Compensation) for any Distribution Date shall be allocated among REMIC I Regular Interest AA, REMIC I Regular Interest A-1, REMIC I Regular Interest A-2, REMIC I Regular Interest A-3, REMIC I Regular Interest M-1, REMIC I Regular Interest M-2, REMIC I Regular Interest M-3, REMIC I Regular Interest M-1, REMIC I Regular Interest M-4, REMIC I Regular Interest M-5, REMIC I Regular Interest M-6, REMIC I Regular Interest M-7, REMIC I Regular Interest M-8, REMIC I Regular Interest M-9, REMIC I Regular Interest B and REMIC I Regular Interest ZZ, pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.

        Uncertificated Notional Amount: With respect to the Class SB Certificates and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests for such Distribution Date.

        Uncertificated REMIC I Pass-Through Rate: With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in effect for the scheduled payments due on such Mortgage Loans during the related Due Period.

        Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

        Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

        United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

        VA:  The Veterans Administration, or its successor.

        Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.00% of all of the Voting Rights shall be allocated among Holders of the Class A, Class M and Class B Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all of the Voting Rights shall be allocated among the Holders of the Class SB Certificates; 0.50% and 0.50% of all of the Voting Rights shall be allocated among the Holders of the Class R-I and Class R-II Certificates, respectively; in each case to be allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

Section 1.02.  Determination of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rate on the Class A, Class M and Class B Certificates for any Interest Accrual Period will be determined on each LIBOR Rate Adjustment Date. On each LIBOR Rate Adjustment Date, or if such LIBOR Rate Adjustment Date is not a Business Day, then on the next succeeding Business Day, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates then outstanding. The Trustee shall request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A, Class M and Class B Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee shall supply to any Certificateholder so requesting by calling the Trustee at 1-800-275-2048, the Pass-Through Rate on the Class A, Class M and Class B Certificates for the current and the immediately preceding Interest Accrual Period.

ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
               ----------------------------

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Depositor in and to (i) the Mortgage Loans, including all interest and principal on or with respect to the Mortgage Loans due on or after the Cut-off Date (other than Monthly Payments due on the Mortgage Loans in the month of the Cut-off Date) and (ii) all proceeds of the foregoing. In addition, on the Closing Date, the Trustee is hereby directed to enter into the Swap Agreement on behalf of the Trust Fund with the Swap Counterparty.

        The Depositor, the Master Servicer and the Trustee agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Security Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan
Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective as of January 1, 2005.

(b) In connection with such assignment, and contemporaneously with the delivery of this Agreement, except as set forth in Section 2.01(c) below and subject to Section 2.01(d) below, the Depositor does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan (other than a Cooperative Loan) so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS(R) System, the Assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment with evidence of recording indicated thereon;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan, or a copy of each modification, assumption agreement or preferred loan agreement; and

(II)    with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv)           The  original  recognition  agreement by the  Cooperative  of the
               interests   of  the   mortgagee   with  respect  to  the  related
               Cooperative Loan;

(v)            The Security Agreement;

(vi)           Copies  of  the  original  UCC-1  financing  statement,  and  any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments or amendments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) A duly completed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and a duly completed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

        The Depositor may, in lieu of delivering the original of the documents set forth in Section 2.01(b)(ii), (iii), (iv) and (v) (or copies thereof as permitted by Section 2.01(b)) to the Trustee or the Custodian, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within thirty Business Days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(ii), (iii),
(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian that is the duly appointed agent of the Trustee.

(c) Notwithstanding the provisions of Section 2.01(b) in the event that in connection with any Mortgage Loan, if the Depositor cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Depositor shall deliver or cause to be delivered to the Trustee or the respective Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

        The Depositor shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause(iii) of Section 2.01(b), except (a) in states where, in the Opinion of Counsel acceptable to the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for Residential Funding and its successors and assigns, and shall promtply cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and
(x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Depositor because of any defect therein, the Depositor shall prepare a substitute Assignment, Form

UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Depositor shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof as permitted by Section 2.01(b)) with evidence of recording indicated thereon at the time specified in Section 2.01(c). In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

        If the Depositor delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Depositor shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee in conjunction with the Interim Certification issued by the Custodian, as contemplated by Section 2.02.

        Any of the items set forth in Sections 2.01(b)(ii), (iii), (iv) and (v) that may be delivered as a copy rather than the original may be delivered to the Trustee or the Custodian.

        In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(d) It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated Regular Interests be construed as a sale by the Depositor to the Trustee of the Mortgage Loans and the Uncertificated Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans or the Uncertificated Regular Interests are held to be property of the Depositor or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or the Uncertificated Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (a) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate and Cooperative Lease, (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note and Mortgage, and (b) any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans or the Swap Agreement in accordance with the terms thereof, (C) any Uncertificated Regular Interests and
(D) any and all general intangibles, payment intangibles, accounts, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property and other property of whatever kind or description now existing or hereafter acquired consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C) and (D) granted by Residential Funding to the Depositor pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as they constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code as in effect in the States of New York and Minnesota and any other applicable jurisdiction; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

        The Depositor and, at the Depositor's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Uncertificated Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the
Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated Regular Interests, as evidenced by an Officers' Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Depositor, (3) any transfer of any interest of Residential Funding or the Depositor in any Mortgage Loan or
(4) any transfer of any interest of Residential Funding or the Depositor in Uncertificated Regular Interests.

Section 2.02.  Acceptance by Trustee.
               ---------------------

        The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) above (except that for purposes of such acknowledgment only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it, and to deliver to the Trustee a certificate (the "Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) above have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Upon delivery of the Mortgage Files by the Depositor or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification (the "Final Certification") executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective, upon receipt of notification from the Custodian as specified in the succeeding sentence, the Trustee shall promptly so notify or cause the Custodian to notify the Master Servicer and the Depositor; provided, that if the Mortgage Loan related to such Mortgage File is listed on Schedule A of the Assignment Agreement, no notification shall be necessary. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it in respect of the items received by it pursuant to the Custodial Agreement. If such omission or defect materially and adversely affects the interests in the related Mortgage Loan of the Certificateholders, the Master Servicer shall promptly notify the related Subservicer of such omission or defect and request that such Subservicer correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer does not correct or cure such omission or defect within such period, that such Subservicer purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; and provided further, that no cure, substitution or repurchase shall be required if such omission or defect is in respect of a Mortgage Loan listed on Schedule A of the Assignment Agreement. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. In furtherance of the foregoing, if the Subservicer or Residential Funding that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS(R) System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Subservicer or Residential Funding and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Subservicer, to so cure or purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

        Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Depositor.

(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer shall comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02; and

(ix) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian. Upon discovery by either the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or
(ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified): (i) the information set forth in Exhibit G hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the respective date or dates which such information is furnished; (ii) immediately prior to the conveyance of the Mortgage Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such conveyance validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and (iii) each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1).

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

        Upon discovery by any of the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(iii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Depositor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, substitution or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Depositor under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Depositor to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Depositor shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04.  Representations and Warranties of Residential Funding.
               -----------------------------------------------------

        The Depositor, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement relates to the representations and warranties made by Residential Funding in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders.

        Upon the discovery by the Depositor, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in the Assignment Agreement in respect of any Mortgage Loan or of any Repurchase Event which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify Residential Funding of such breach or Repurchase Event and request that Residential Funding either (i) cure such breach or Repurchase Event in all material respects within 90 days from the date the Master Servicer was notified of such breach or Repurchase Event or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that, in the case of a breach or Repurchase Event under the Assignment Agreement, Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to Section 4 of the Assignment Agreement was the representation and warranty set forth in clause (bb) of Section 4 thereof, then the Master Servicer shall request that Residential Funding pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, and Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in
Section 4 of the Assignment Agreement, as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

        In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        It is understood and agreed that the obligation of Residential Funding to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing and to make any additional payments required under the Assignment Agreement in connection with a breach of the representation and warranty in clause (bb) of Section 4 thereof shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Assignment Agreement applicable to such Mortgage Loan.

        Section 2.05. Execution and Authentication of Certificates; Conveyance of Uncertificated REMIC Regular Interests.

(a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

(b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests, for the benefit of the holders of the Regular Certificates and the Class R-II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (each of which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R-II Certificates. The interests evidenced by the Class R-II Certificates, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC II.

Section 2.06.  Purposes and Powers of the Trust.

        The purpose of the trust, as created hereunder, is to engage in the following activities:

(a) To sell the  Certificates  to the  Depositor  in exchange  for the  Mortgage
Loans;

(b) To enter into and perform its obligations under this Agreement;

(c) To engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental hereto or connected therewith; and

(d) Subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

        The trust is hereby authorized to engage in the foregoing activities. Notwithstanding the provisions of Section 11.01, the trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.06 may not be amended, without the consent of the Certificateholders evidencing a majority of the aggregate Voting Rights of the Certificates.

ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.  Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.16(c), with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any Mortgage Loan from registration on the MERS(R) System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer as set forth in Section 3.10(a)(ii). Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in

Full pursuant to Section 3.13(d) hereof) and cause any REMIC to fail to qualify as a REMIC under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney or other documents. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

(b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

(c) In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a Credit Repository.

(d) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(e) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

(f) The relationship of the Master Servicer (and of any successor to the Master Servicer) to the Depositor under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' Obligations.

(a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a Freddie Mac, Fannie Mae or HUD approved mortgage servicer. In addition, any Subservicer of a Mortgage Loan insured by the FHA must be an FHA-approved servicer, and any Subservicer of a Mortgage Loan guaranteed by the VA must be a VA-approved servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in
Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by, permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders. The Program Guide and any other Subservicing Agreement entered into between the Master Servicer and any Subservicer shall require the Subservicer to accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. For purposes of clarification only, the parties agree that the foregoing is not intended to, and does not, limit the ability of the Master Servicer to be reimbursed for expenses that are incurred in connection with the enforcement of a Seller's obligations and are reimbursable pursuant to Section 3.10(a)(vii).

Section 3.03.  Successor Subservicers.
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        The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04.  Liability of the Master Servicer.
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        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        Section 3.05.  No  Contractual   Relationship  Between  Subservicer  and
                Trustee or Certificateholders.

        Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

Section 3.06.  Assumption or Termination of Subservicing Agreements by Trustee.
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(a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, as successor Master Servicer its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. Notwithstanding anything in this Section to the contrary, the Master Servicer or any Subservicer shall not enforce any prepayment charge to the extent that such enforcement would violate any applicable law. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master

        Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan, or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. For purposes of delinquency calculations, any capitalized Mortgage Loan shall be deemed to be current as of the date of the related Servicing Modification. No such modification shall reduce the Mortgage Rate (i) with respect to a fixed rate Mortgage Loan, (A) below one-half of the Mortgage Rate as in effect on the Cut-off Date or (B) below the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrue or (ii) with respect to an adjustable rate Mortgage Loan,
        (A) below the greater of (1) one-half of the Mortgage Rate as in effect on the Cut-off Date and (2) one-half of the Mortgage Rate as in effect on the date of the Servicing Modification or (B) below the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrue. The final maturity date for any Mortgage Loan shall not be extended beyond the Maturity Date. Also, the Stated Principal Balance of all Reportable Modified Mortgage Loans subject to Servicing Modifications (measured at the time of the Servicing Modification and after giving effect to any Servicing Modification) can be no more than five percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, unless such limit is increased from time to time with the consent of the Rating Agencies. In addition, any amounts owing on a Mortgage Loan added to the outstanding principal balance of such Mortgage Loan must be fully amortized over the term of such Mortgage Loan, and such amounts may be added to the outstanding principal balance of a Mortgage Loan only once during the life of such Mortgage Loan. Also, the addition of such amounts described in the preceding sentence shall be implemented in accordance with the Program Guide and may be implemented only by Subservicers that have been approved by the Master Servicer for such purposes. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of Monthly Payments due before or in the month of the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04, 4.07, 4.08 or 9.01 (including amounts received from Residential Funding pursuant to the last paragraph of Section 4 of the Assignment Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause (bb) of Section 4 of the Assignment Agreement) and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and
(v) Any amounts required to be deposited pursuant to Section 3.07(c) and any payments or collections received in the nature of prepayment charges.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of Monthly Payments due before or in the month of the Cut-off
Date) and payments or collections consisting of late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans. With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds, Subsequent Recoveries and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04, 4.07 and 4.08 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(d) The Master Servicer shall give written notice to the Trustee and the Depositor of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.  Subservicing Accounts; Servicing Accounts.
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(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of late charges or assumption fees, or payments or collections received in the nature of prepayment charges to the extent that the Subservicer is entitled to retain such amounts pursuant to the Subservicing Agreement. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

        In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10.  Permitted Withdrawals from the Custodial Account.
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(a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

(i) to remit to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed Advances, Servicing Advances or other expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04
        or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 4.07, 4.08 or 9.01) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

(iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections
        3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay to itself, a Subservicer, Residential Funding, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07, 4.08 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, and any Advance or Servicing Advance made in connection with a modified Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance or Servicing Advance was added to the Stated Principal Balance of the Mortgage Loan in the preceding calendar month;

(viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Section 3.14(c), 6.03,
        10.01 or otherwise;

(ix)    to reimburse  itself for amounts  expended by it (a) pursuant to Section
        3.14 in good  faith in  connection  with  the  restoration  of  property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

(b)     Since, in connection with withdrawals  pursuant to clauses (ii),  (iii),
        (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance relating to an Advance made pursuant to
        Section 4.04 on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.  Maintenance of Primary Insurance Coverage.

(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value at origination in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

(a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan (together with the principal balance of any mortgage loan secured by a lien that is senior to the Mortgage
Loan) or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for Fannie Mae or Freddie Mac. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Depositor. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

(a) When any  Mortgaged  Property  is  conveyed  by the  Mortgagor,  the  Master
Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing: (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause any REMIC created hereunder to fail to qualify as REMICs under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien (or junior lien of the same priority in relation to any senior mortgage loan, with respect to any Mortgage Loan secured by a junior Mortgage) pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) without any right of reimbursement or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that each REMIC created hereunder would continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup date would be imposed on any REMIC created hereunder as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit N, in form and substance satisfactory to the Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and
(iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.  Realization Upon Defaulted Mortgage Loans.
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(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. Alternatively, the Master Servicer may take other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 3.07. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. In addition, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within three full years after the taxable year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of each REMIC created hereunder as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust Fund, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or (ii) any subject REMIC created hereunder to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery (other than Subsequent Recoveries) resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), to the Due Date in the related Due Period prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property) (provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer shall cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.  Trustee to Cooperate; Release of Mortgage Files.
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(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon and to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including any applicable UCC termination statements. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon the Trustee's receipt of notification from the Master Servicer of the deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee shall not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16. Servicing and Other Compensation; Eligible Master Servicing Compensation.

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below. Prepayment charges shall be deposited into the Certificate Account and shall be paid on each Distribution Date to the holders of the Class SB Certificates.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e)  Notwithstanding  clauses  (a)  and  (b)  above,  the  amount  of  servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Eligible Master Servicing Compensation (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer shall not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) shall not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) shall not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

Section 3.17.  Reports to the Trustee and the Depositor.
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        Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.  Annual Statement as to Compliance.
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        The Master Servicer shall deliver to the Depositor and the Trustee on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, on or before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, specifying such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

Section 3.19.  Annual Independent Public Accountants' Servicing Report.
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        On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or
(b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer at its expense shall cause a firm of independent public accountants which shall be members of the American Institute of Certified Public Accountants to furnish a report to the Depositor and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.20.  Right of the Depositor in Respect of the Master Servicer.
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        The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor and the Trustee with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Depositor or Residential Funding. The Depositor may, but is not obligated to perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have the responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21.  Advance Facility.
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(a) The Master Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which
        (1) the Master Servicer sells, assigns or pledges to another Person (an "Advancing Person") the Master Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by the Master Servicer pursuant to this Agreement. No consent of the Depositor, the Trustee, the Certificateholders or any other party shall be required before the Master Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Master Servicer's behalf, the Master Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement. If the Master Servicer enters into an
        Advance  Facility,  and  for so  long  as an  Advancing  Person  remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances ("Advance Reimbursement Amounts") and/or Servicing Advances including Nonrecoverable Advances ("Servicing Advance Reimbursement Amounts" and together with Advance Reimbursement Amounts, "Reimbursement Amounts") (in each case to the extent such type of
        Reimbursement Amount is included in the Advance Facility), as applicable, pursuant to this Agreement, then the Master Servicer shall identify such Reimbursement Amounts consistent with the reimbursement rights set forth in Section 3.10(a)(ii) and (vii) and remit such Reimbursement Amounts in accordance with this Section 3.21 or otherwise in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person in an Advance Facility Notice described below in Section 3.21(b). Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Master Servicer may direct, and if so directed in writing the Trustee is hereby authorized to and shall pay to the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Subservicer pursuant to Section 3.02(a) or 6.02(c) hereof and shall not be deemed to be a Subservicer under this Agreement. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in the Available Distribution Amount or distributed to Certificateholders.

(b) If the Master Servicer enters into an Advance Facility and makes the election set forth in Section 3.21(a), the Master Servicer and the related Advancing Person shall deliver to the Trustee a written notice and payment instruction (an "Advance Facility Notice"), providing the Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates. The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to an Advance Facility Trustee designated in the Advance Facility Notice. An Advance Facility Notice may only be terminated by the joint written direction of the Master Servicer and the related Advancing Person (and any related Advance Facility Trustee).

(c) Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Master Servicer would be permitted to reimburse itself in accordance with Section 3.10(a)(ii) and (vii) hereof, assuming the Master Servicer or the Advancing Person had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, except with respect to reimbursement of Nonrecoverable Advances as set forth in Section 3.10(c) of this Agreement, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to this Agreement. Neither the Depositor nor the Trustee shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Depositor or the Trustee have any responsibility to track or monitor the administration of the Advance Facility and the Depositor shall not have any responsibility to track, monitor or verify the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Master Servicer shall maintain and provide to any Successor Master Servicer (a "Successor Master Servicer") a detailed accounting on a loan-by-loan basis as to amounts advanced by, sold, pledged or assigned to, and reimbursed to any Advancing Person. The
        Successor Master Servicer shall be entitled to rely on any such information provided by the Master Servicer and the Successor Master Servicer shall not be liable for any errors in such information.

(d) Upon the direction of and at the expense of the Master Servicer, the Trustee agrees to execute such acknowledgments, certificates, and other documents provided by the Master Servicer and reasonably satisfactory to the Trustee recognizing the interests of any Advancing Person or Advance Facility Trustee in such Reimbursement Amounts as the Master Servicer may cause to be made subject to Advance Facilities pursuant to this
        Section 3.21, and such other documents in connection with such Advance Facility as may be reasonably requested from time to time by any Advancing Person or Advance Facility Trustee and reasonably satisfactory to the Trustee.
(e) Reimbursement Amounts collected with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" ("FIFO") basis, subject to the qualifications set forth below:

(i) Any Successor Master Servicer and the Advancing Person or Advance Facility Trustee shall be required to apply all amounts available in accordance with this Section 3.21(e) to the reimbursement of Advances and Servicing Advances in the manner provided for herein; provided, however, that after the succession of a Successor Master Servicer, (A) to the extent that any Advances or Servicing Advances with respect to any particular Mortgage Loan are reimbursed from payments or recoveries, if any, from the related Mortgagor, and Liquidation Proceeds or Insurance Proceeds, if any, with respect to that Mortgage Loan, reimbursement shall be made, first, to the Advancing Person or Advance Facility Trustee in respect of Advances and/or Servicing Advances related to that Mortgage Loan to the extent of the interest of the Advancing Person or Advance Facility Trustee in such Advances and/or Servicing Advances, second to the Master Servicer in respect of Advances and/or Servicing Advances related to that Mortgage Loan in excess of those in which the Advancing Person or Advance Facility Trustee Person has an interest, and third, to the Successor Master Servicer in respect of any other Advances and/or Servicing Advances related to that Mortgage Loan, from such sources as and when collected, and (B) reimbursements of Advances and Servicing Advances that are Nonrecoverable Advances shall be made pro rata to the Advancing Person or Advance Facility Trustee, on the one hand, and any such Successor Master Servicer, on the other hand, on the basis of the respective aggregate outstanding unreimbursed Advances and Servicing Advances that are Nonrecoverable Advances owed to the Advancing Person, Advance Facility Trustee or Master Servicer pursuant to this Agreement, on the one hand, and any such Successor Master Servicer, on the other hand, and without regard to the date on which any such Advances or Servicing Advances shall have been made. In the event that, as a result of the FIFO allocation made pursuant to this
        Section 3.21(e), some or all of a Reimbursement Amount paid to the Advancing Person or Advance Facility Trustee relates to Advances or
        Servicing Advances that were made by a Person other than Residential Funding or the Advancing Person or Advance Facility Trustee, then the Advancing Person or Advance Facility Trustee shall be required to remit any portion of such Reimbursement Amount to the Person entitled to such portion of such Reimbursement Amount. Without limiting the generality of the foregoing, Residential Funding shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by Residential Funding to the extent the related Reimbursement Amount(s) have not been assigned or pledged to an Advancing Person or Advance Facility Trustee. The documentation establishing any Advance Facility shall require Residential Funding to provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each date of remittance thereof to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan.

(ii) By way of illustration, and not by way of limiting the generality of the foregoing, if the Master Servicer resigns or is terminated at a time when the Master Servicer is a party to an Advance Facility, and is replaced by a Successor Master Servicer, and the Successor Master Servicer directly funds Advances or Servicing Advances with respect to a Mortgage Loan and does not assign or pledge the related Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee, then all payments and recoveries received from the related Mortgagor or received in the form of Liquidation Proceeds with respect to such Mortgage Loan (including Insurance Proceeds collected in connection with a liquidation of such Mortgage Loan) will be allocated first to the Advancing Person or Advance Facility Trustee until the related Reimbursement Amounts attributable to such Mortgage Loan that are owed to the Master Servicer and the Advancing Person, which were made prior to any Advances or Servicing Advances made by the Successor Master Servicer, have been reimbursed in full, at which point the Successor Master Servicer shall be entitled to retain all related Reimbursement Amounts subsequently collected with respect to that Mortgage Loan pursuant to Section 3.10 of this Agreement. To the extent that the Advances or Servicing Advances are Nonrecoverable Advances to be reimbursed on an aggregate basis pursuant to Section 3.10 of this Agreement, the reimbursement paid in this manner will be made pro rata to the Advancing Person or Advance Facility Trustee, on the one hand, and the Successor Master Servicer, on the other hand, as described in clause (i)(B) above.

(f) The Master Servicer shall remain entitled to be reimbursed for all Advances and Servicing Advances funded by the Master Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

(g) Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee, the Depositor and the Master Servicer without the consent of any Certificateholder, with written confirmation from each Rating Agency that the amendment will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates, and delivery of an Opinion of Counsel as required under Section 11.01(c), notwithstanding anything to the contrary in Section 11.01 of or elsewhere in this Agreement.

(h) Any rights of set-off that the Trust Fund, the Trustee, the Depositor, any Successor Master Servicer or any other Person might otherwise have against the Master Servicer under this Agreement shall not attach to any rights to be reimbursed for Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(i) At any time when an Advancing Person shall have ceased funding Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the Master Servicer or its successor or assign) to the Trustee terminating the Advance Facility Notice (the "Notice of Facility Termination"), the Master Servicer or its Successor Master Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to Section 3.10.

(j) After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.21 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.  Certificate Account.
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(a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall deposit or cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e), Section 4.07 or Section 4.08, (iv) any amount required to be deposited in the Certificate Account pursuant to Section 9.01, (v) any prepayment charges on the Mortgage Loans received during the related Prepayment Period and (vi) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) On or prior to the Business Day immediately following each Determination Date, the Master Servicer shall determine any amounts owed by the Swap Counterparty under the Swap Agreement and inform the Trustee in writing of the amount so calculated.

(c) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) if such Permitted Investment is an obligation of the institution that maintains such account or a fund for which such institution serves as custodian, then such Permitted Investment may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 4.02.  Distributions.
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(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate and distribute the Available Distribution Amount, if any, for such date to the interests issued in respect of REMIC I and REMIC II as specified in this Section.

(b) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests:

        (i) to the extent of the Available Distribution Amount, to the Holders of the REMIC I Regular Interests, pro rata, in an amount equal to (A) the related Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest ZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC I Regular Interest ZZ Maximum Interest Deferral Amount, and such amount will be payable to the Holders of REMIC I Regular Interests A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7,
        M-8, M-9 and B in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Class, and the Uncertificated Principal Balance of the REMIC I Regular Interest ZZ shall be increased by such amount; and

        (ii) on each Distribution Date, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below): (A) to the Holders of the REMIC I Regular Interest AA, 98.00% of such remainder until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; (B) to the Holders of REMIC I Regular Interests A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9 and
        B, 1.00% of such remainder in the same proportion as amounts are distributed in respect of principal on the Corresponding Class; (C) to the Holders of the REMIC I Regular Interest ZZ, 1.00% of such remainder; and (D) any remaining amounts to the Holders of the Class R-I Certificates; provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of the REMIC I Regular Interest AA and REMIC I Regular Interest ZZ, respectively;

(2) Notwithstanding the distributions described in this Section 4.02(b), distribution of funds from the Certificate Account shall be made only in accordance with Section 4.02(c).

(c)     On each  Distribution  Date (x) the  Master  Servicer  on  behalf of the
        Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share with respect to each Class of Certificates, shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder of the following amounts, in the following order of priority, subject to the provisions of Section
        4.02(d)), in each case to the extent of the Available Distribution Amount on deposit in the Certificate Account (or, with respect to clause
        (xxiv) below, to the extent of prepayment charges on deposit in the Certificate Account) and to the extent not covered by amounts on deposit in the Swap Account:

(i) to the Class A Certificateholders, the Class A Interest Distribution Amount, with such amount allocated among the Class A Certificateholders on a pro rata basis;

(ii)    to the Class M-1  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-1 Interest Distribution Amount;

(iii)   to the Class M-2  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-2 Interest Distribution Amount;

(iv)    to the Class M-3  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-3 Interest Distribution Amount;

(v)     to the Class M-4  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-4 Interest Distribution Amount;

(vi)    to the Class M-5  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-5 Interest Distribution Amount;

(vii)   to the Class M-6  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-6 Interest Distribution Amount;

(viii)  to the Class M-7  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-7 Interest Distribution Amount;

(ix)    to the Class M-8  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-8 Interest Distribution Amount;

(x)     to the Class M-9  Certificateholders  from the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class M-9 Interest Distribution Amount;

(xi)    to the  Class B  Certificateholders  from  the  amount,  if any,  of the
        Available    Distribution   Amount   remaining   after   the   foregoing
        distributions, the Class B Interest Distribution Amount;

(xii) to the Class A, Class M and Class B Certificateholders, the Principal Distribution Amount (other than clauses (iv), (v), and (vi) thereof), in the order described in Section 4.02(d) hereof, until the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero;

(xiii) to the Class A, Class M and Class B Certificateholders, from the Excess Cash Flow, an amount equal to the principal portion of Realized Losses previously allocated to reduce the Certificate Principal Balance of any Class of the Class A, Class M and Class B Certificates and remaining unreimbursed, but only to the extent of Subsequent Recoveries for that Distribution Date, which amount shall be included in the Principal Distribution Amount and paid in accordance with Section 4.02(d) hereof, until the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero;

(xiv) to the Class A, Class M and Class B Certificateholders, from the Excess Cash Flow, an amount equal to the principal portion of Realized Losses on the Mortgage Loans during the immediately preceding Due Period, which amount shall be included in the Principal Distribution Amount and paid in accordance with Section 4.02(d) hereof, until the Certificate Principal Balances of the Class A Certificates, Class M Certificates and Class B Certificates have been reduced to zero

(xv) to the Class A, Class M and Class B Certificateholders, from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the Overcollateralization Increase Amount for such Distribution Date, which amount shall be included in the Principal Distribution Amount and paid in accordance with Section 4.02(d) hereof, until the Certificate Principal Balances of such Class A, Class M and Class B Certificates have been reduced to zero;

(xvi) to the Class A, Class M and Class B Certificateholders from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the amount of any Prepayment Interest Shortfalls allocated thereto for such Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed, to the extent not covered by Eligible Master Servicing Compensation on such Distribution Date;

(xvii) to the Class A, Class M and Class B Certificateholders from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, the amount of any Prepayment Interest Shortfalls previously allocated thereto on any prior Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

(xviii) from the amount, if any, of the Available Distribution Amount remaining after the foregoing distributions, to pay the Class A Certificates, on a pro rata basis, based on the amount of Class A Basis Risk Shortfall
        Carry-Forward Amount, the amount of any Class A Basis Risk Shortfall Carry-Forward Amounts, then to the Class M Certificates, in their order of payment priority, the amount of any Class M Basis Risk Shortfall Carry-Forward Amounts, and then to the Class B Certificates, the amount of any Class B Basis Risk Shortfall Carry-Forward Amounts in each case to the extent not covered by any payments under the Swap Agreement pursuant to Section 4.09(c);

(xix) to the Class A, Class M and Class B Certificates on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, from the amount, if any, of the Excess Cash Flow remaining after the foregoing distributions, the amount of any Relief Act Shortfalls allocated to those Certificates with respect to such Distribution Date;

(xx) to the Class A, Class M and Class B Certificateholders, from the amount, if any, of the Excess Cash Flow remaining after the foregoing distributions, the principal portion of any Realized Losses previously allocated to those Certificates and remaining unreimbursed, which amount shall be allocated first, to the Class A Certificateholders on a pro rata basis, based on their respective principal portion of any Realized Losses previously allocated thereto that remain unreimbursed, then to the Class M Certificates, in their order of payment priority, and then to the Class B Certificates;

(xxi) from the amount, if any, of the Excess Cash Flow remaining after the foregoing distributions, to the Swap Account for Payment to the Swap Counterparty, any Swap Termination Payments due to a Swap Counterparty Trigger Event owed by the Trust Fund;

(xxii) to the Class SB Certificates, (A) from the amount, if any, of the Excess Cash Flow remaining after the foregoing distributions, the sum of (I) Accrued Certificate Interest thereon, (II) the amount of any Overcollateralization Reduction Amount for such Distribution Date and

        (III) for any Distribution Date after the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates and the Class B Certificates has been reduced to zero, the Overcollateralization Amount, and (B) from prepayment charges on deposit in the Certificate Account, any prepayment charges received on the Mortgage Loans during the related Prepayment Period; and

(xxiii) to the Class R-II Certificateholders, the balance, if any, of the Available Distribution Amount.

(d) On each Distribution Date, the Principal Distribution Amount will be paid as follows:

(i) the Class A Principal Distribution Amount shall be distributed, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balances thereof have been reduced to zero;

(ii) the Class M-1 Principal Distribution Amount shall be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) the Class M-2 Principal Distribution Amount shall be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) the Class M-3 Principal Distribution Amount shall be distributed to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v) the Class M-4 Principal Distribution Amount shall be distributed to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) the Class M-5 Principal Distribution Amount shall be distributed to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) the Class M-6 Principal Distribution Amount shall be distributed to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) the Class M-7 Principal Distribution Amount shall be distributed to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) the Class M-8 Principal Distribution Amount shall be distributed to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(x) the Class M-9 Principal Distribution Amount shall be distributed to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(xi) the Class B Principal Distribution Amount shall be distributed to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(e) Notwithstanding the foregoing clause (c), upon the reduction of the Certificate Principal Balance of a Class of Class A, Class M or Class B Certificates to zero, such Class of Certificates will not be entitled to further distributions pursuant to Section 4.02 (other than in respect of Subsequent Recoveries).

(f) Any Prepayment Interest Shortfalls on the Mortgage Loans which are not covered by Eligible Master Servicing Compensation as described in
        Section 3.16 and Relief Act Shortfalls on the Mortgage Loans will be allocated among the Class A, Class M and Class B Certificates pro rata in accordance with the amount of Accrued Certificate Interest payable on such Distribution Date absent such shortfalls. Any such uncovered Prepayment Interest Shortfalls will be paid solely pursuant to Section 4.02(c)(xvi) and (xvii) and Section 4.09(c)(C) and (D) to the extent funds are available therefor. Any such Relief Act Shortfalls will be paid solely pursuant to Section 4.02(c)(xix) and Section 4.09(c)(F) and
        (G), to the extent funds are available therefor.

(g) In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such funds into the Custodial Account pursuant to Section 3.07(b)(iii).

(h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(i) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to
        Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be held in the Certificate Account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03. Statements to Certificateholders; Statements to Rating Agencies; Exchange Act Reporting.

(a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail or otherwise make available electronically on its website (which may be obtained by any Certificateholder by telephoning the Trustee at (877) 722-1095) to each Holder and the Depositor a statement setting forth the following information as to each Class of Certificates, in each case to the extent applicable:

(i) (A) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and
        (B) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any Advance by the Master Servicer with respect to the Mortgage Loans pursuant to Section 4.04;

(v) the number of Mortgage Loans and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi) the aggregate Certificate Principal Balance of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii)   on the basis of the most recent reports furnished to it by Subservicers,
        (a) the number and aggregate principal balances of the Mortgage Loans that are Delinquent (1) one month, (2) two months and (3) three or more months and the number and aggregate principal balance of the Mortgage Loans that are in foreclosure, (b) the number and aggregate principal balances of the Mortgage Loans that are Reportable Modified Mortgage Loans that are Delinquent (1) one month, (2) two months and (3) three or more months and the number and aggregate principal balance of the Mortgage Loans that are Reportable Modified Mortgage Loans that are in foreclosure and are REO Property, indicating in each case capitalized Mortgage Loans, other Servicing Modifications and totals, and (c) for all Mortgage Loans that are Reportable Modified Mortgage Loans, the number and aggregate Stated Principal Balance of the Mortgage Loans that are Reportable Modified Mortgage Loans that have been liquidated, the subject of pay-offs and that have been repurchased by the Master Servicer or Seller;

(viii) the number, aggregate principal balance and book value of any REO Properties;

(ix) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses incurred since the Cut-off Date;

(xi)    the Pass-Through  Rate on each Class of Certificates and the Net WAC Cap
        Rate;

(xii) the weighted average of the Maximum Net Mortgage Rates on the Mortgage Loans;

(xiii) the Class A Basis Risk Shortfall, Class A Basis Risk Shortfall Carry-Forward Amount, Class M Basis Risk Shortfall, Class M Basis Risk Shortfall Carry-Forward Amount, Class B Basis Risk Shortfall, Class B Basis Risk Shortfall Carry-Forward Amount and Prepayment Interest Shortfalls;

(xiv) the Overcollateralization Amount and the Required Overcollateralization Amount following such Distribution Date;

(xv) the number and aggregate principal balance of the Mortgage Loans repurchased under Section 4.07;

(xvi) the aggregate amount of any recoveries on previously foreclosed loans from Residential Funding due to a breach of representation or warranty;

(xvii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xviii) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xix) the amount if any, to be paid by a Derivative Counterparty under a Derivative Contract; and

(xx) the amount of any Net Swap Payment payable to the Trustee on behalf of the Trust, any Net Swap Payment payable to the Swap Counterparty, any Swap Termination Payment payable to the Trustee on behalf of the Trust and any Swap Termination Payment payable to the Swap Counterparty.

        In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer. Also, at the request of a Rating Agency, the Master Servicer shall provide the information relating to the Reportable Modified Mortgage Loans substantially in the form attached hereto as Exhibit S to such Rating Agency within a reasonable period of time; provided, however, that the Master Servicer shall not be required to provide such information more than four times in a calendar year to any Rating Agency.

(b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

(c) As soon as reasonably practicable, upon the written request of any Class B, Class SB or Class R Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

(d) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Fund, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Trustee shall timely provide to the Master Servicer (I) a list of Certificateholders as shown on the Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Trustee, as trustee hereunder, or the Trust Fund that are received by the Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Trustee, have been submitted to a vote of the Certificateholders, other than those matters that have been submitted to a vote of the Certificateholders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Trustee to make any distribution to the Certificateholders as required pursuant to this Agreement. Neither the Master Servicer nor the Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this clause (d) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit R-1 hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rule 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit R-2. This Section 4.03(d) may be amended in accordance with this Agreement without the consent of the Certificateholders.

Section 4.04. Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer.

(a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement (which may be in a mutually agreeable electronic format) to the Trustee, any Paying Agent and the Depositor (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer shall use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth (i) the Available Distribution Amounts, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the amount of Prepayment Interest Shortfalls, Class A Basis Risk Shortfall, Class M Basis Risk Shortfall, Class B Basis Risk Shortfall, Class A Basis Risk Shortfall Carry-Forward Amounts, Class M Basis Risk Shortfall Carry-Forward Amounts and Class B Basis Risk Shortfall Carry-Forward Amounts and (v) the amount payable by the Derivative Counterparties to the Trustee under the Derivative Contracts as provided in Section 4.11. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) remit to the Trustee for deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to a per annum rate equal to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date in the related Due Period, which Monthly Payments were due during the related Due Period and not received as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Trustee. In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer as successor Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date. In connection with the preceding sentence, the Trustee shall deposit all funds it receives pursuant to this Section 4.04(b) into the Certificate Account.

Section 4.05.  Allocation of Realized Losses.
               -----------------------------

(a) Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash
Liquidation, Servicing Modifications, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate.

        All Realized Losses on the Mortgage Loans shall be allocated as follows:

               first, by any amounts available from the Swap Agreement for such Distribution Date pursuant to Section 4.02(c);

               second, to Excess Cash Flow as provided in sub-clause (I) of clause (b)(v) of the definition of "Principal Distribution Amount", to the extent of the Excess Cash Flow for such Distribution Date;

               third, in reduction of the Overcollateralization Amount, until such amount has been reduced to zero;

                fourth, to the Class B Certificates, until the Certificate Principal thereof has been reduced to zero;

                fifth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                ninth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                tenth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                eleventh, to the Class M-3 Certificates, until the Certificate Principal
               Balance thereof has been reduced to zero;

                twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

               fourteenth, to the Class A Certificates on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero.

(b) All allocations of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class A, Class M or Class B Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date; provided that no such reduction shall reduce the Certificate Principal Balance of the Class A Certificates and Class M Certificates below the aggregate Stated Principal Balance of the Mortgage Loans, as applicable. Allocations of the interest portions of Realized Losses (other than any interest rate reduction resulting from a Servicing Modification) shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(c). Allocations of the interest portion of a Realized Loss resulting from an interest rate reduction in connection with a Servicing Modification shall be made by operation of the provisions of Section 4.02(c). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c) All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the REMIC I Regular Interests, as follows: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interests AA and ZZ up to an aggregate amount equal to the excess of (a) the REMIC I Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for such Distribution Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC I Regular Interests AA and ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, B, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-9, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-9 has been reduced to zero; fifth, to the Uncertificated Principal
Balances of REMIC I Regular Interests AA, 98%, M-8, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-8 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-7, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-7 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-6, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-6 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-5, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-5 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-4, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-4 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-3, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-3 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-2, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-2 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, M-1, 1% and ZZ, 1%, until the Uncertificated Principal Balance of REMIC I Regular Interest M-1 has been reduced to zero; thirteenth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, A-3, 1%, and ZZ, 1%, until the Uncertificated Principal Balances of REMIC I Regular Interest A-3 has been reduced to zero; fourteenth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, A-2, 1%, and ZZ, 1%, until the Uncertificated Principal Balances of REMIC I Regular Interest A-2 has been reduced to zero; and fifteenth, to the Uncertificated Principal Balances of REMIC I Regular Interests AA, 98%, A-1, 1%, and ZZ, 1%, until the Uncertificated Principal Balances of REMIC I Regular Interest A-1 has been reduced to zero.

(d) Realized Losses allocated to the Excess Cash Flow or the Overcollateralization Amount pursuant to paragraphs (a), (b) or (c) of this Section, the definition of Accrued Certificate Interest and the operation of
Section 4.02(c) shall be deemed allocated to the Class SB Certificates. Realized Losses allocated to the Class SB Certificates shall, to the extent such Realized Losses represent Realized Losses on an interest portion, be allocated to the REMIC II Regular Interest SB-IO. Realized Losses allocated to the Excess Cash Flow pursuant to paragraph (b) of this Section shall be deemed to reduce Accrued

Certificate Interest on the REMIC I Regular Interest SB-IO. Realized Losses allocated to the Overcollateralization Amount pursuant to paragraph (b) of this Section shall be deemed first to reduce the principal balance of the REMIC II
Regular Interest SB-PO until such principal balance shall have been reduced to zero and thereafter to reduce accrued and unpaid interest on the REMIC II Regular Interest SB-IO.

Section 4.06.  Reports of Foreclosures and Abandonment of Mortgaged Property.
               -------------------------------------------------------------

        The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-Off Date, stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage Loans.
               ---------------------------------------------

        As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 4.08.  Limited Mortgage Loan Repurchase Right.
               --------------------------------------

        The Limited Repurchase Right Holder will have the irrevocable option at any time to purchase any of the Mortgage Loans from the Trustee at the Purchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans in the aggregate, this option will thereupon terminate. If at any time the Limited Repurchase Right Holder makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Limited Repurchase Right Holder provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Limited Repurchase Right Holder without recourse to the Limited Repurchase Right Holder which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Limited Repurchase Right Holder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Any tax on "prohibited transactions" (as defined in Section 860F(a)(2) of the Code) imposed on any REMIC relating to the exercise of the option provided in this Section 4.08 shall in no event be payable by the Trustee.

Section 4.09.  The Swap Agreement.
               ------------------

(a) On the Closing Date, the Trustee shall (i) establish and maintain in its name, in trust for the benefit of Class A, Class M and Class B Certificates, the Swap Account and (ii) for the benefit of the Class A, Class M and Class B Certificates, enter into the Swap Agreement.

(b) The Trustee shall deposit in the Swap Account all payments that are payable to the Trust Fund under the Swap Agreement. Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Counterparty Trigger Event) payable by the Trustee to the Swap Counterparty pursuant to the Swap Agreement shall be excluded from the Available Distribution Amount and payable to the Swap Counterparty prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted by the Trustee to the Swap Account for payment to the Swap Counterparty, first to make any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date. For federal income tax purposes, such amounts paid to the Swap Account on each Distribution Date shall first be deemed paid to the Swap Account in respect of REMIC II Regular Interest SB-IO to the extent of the amount distributable on such REMIC II Regular Interest SB-IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Account from the Class IO Distribution Amount (as defined below). Any Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Class A, Class M and Class B Certificates and shall be paid as set forth under Section 4.02.

(c) Net Swap Payments payable by the Swap Counterparty to the Trustee on behalf of the Trust Fund pursuant to the Swap Agreement will be deposited by the Trustee into the Swap Account. On each Distribution Date, to the extent required, the Trustee shall withdraw such amounts from the Swap Account to distribute to the Certificates in the following order of priority:

(A) first, as part of the Principal Distribution Amount to pay the holders of the Class A, Class M and Class B Certificates in reduction of their Certificate Principal Balances, the principal portion of any Realized Losses incurred on the Mortgage Loans for the preceding calendar month;

(B) second, to pay the holders of the Class A, Class M and Class B Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase
               Amount;

(C) third, to pay the holders of Class A Certificates, on a pro rata basis, based on the amount of Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed, and then to the Class M and Class B Certificates, in their order of payment priority, the amount of any Prepayment Interest Shortfalls allocated thereto on such Distribution Date, to the extent not covered by the Eligible Master Servicing Compensation on such Distribution Date;

(D) fourth, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed, and then to the Class M and Class B Certificates, in their order of payment priority, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

(E) fifth, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Class A Basis Risk
               Shortfall Carry-Forward Amounts, and then to the Class M and Class B Certificates, in the order of payment priority, the amount of any Class A Basis Risk Shortfall Carry-Forward Amounts, Class M Basis Risk Shortfall Carry-Forward Amounts or Class B Basis Risk Shortfall Carry-Forward Amounts, as applicable;

(F) sixth, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Realized Losses previously allocated thereto that remain unreimbursed, and then to the Class M and Class B Certificates, in their order of payment priority, the amount of any Relief Act Shortfalls allocated thereto that remain unreimbursed;

(G) seventh, to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Realized Losses previously allocated thereto that remain unreimbursed, and then to the Class M and Class B Certificates in their order of payment priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed; and

(H)            eighth, to the Class SB Certificates.

(d) Subject to Sections 8.01 and 8.02 hereof, the Trustee agrees to comply with the terms of the Swap Agreement and to enforce the terms and provisions thereof against the Swap Counterparty at the written direction of the Holders of Class A, Class M and Class B Certificates entitled to at least 51% of the Voting Rights of such Classes of Certificates, or if the Trustee does not receive such direction from such Certificateholders, then at the written direction of Residential Funding.

(e) The Swap Account shall be an Eligible Account. Amounts held in the Swap Account from time to time shall continue to constitute assets of the Trust Fund, but not of any REMIC, until released from the Swap Account pursuant to this Section 4.09. The Swap Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) and is not an asset of any REMIC. The Class SB Certificateholders shall be the owners of the Swap Account. The Trustee shall keep records that accurately reflect the funds on deposit in the Swap Account. The Trustee shall, at the direction of the Master Servicer, invest amounts on deposit in the Swap Account in Permitted Investments. In the absence of written direction to the Trustee from the Master Servicer, all funds in the Swap Account shall remain uninvested.

        The Trustee shall treat the holders of each Class of Certificates (other than the Class SB Certificates and Class R Certificates) as having entered into a notional principal contract with the holders of the Class SB Certificates. Pursuant to each such notional principal contract, all holders of Certificates (other than the Class SB Certificates and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the holder of the Class SB Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC II Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class IO Distribution Amount"). In addition, pursuant to such notional principal contract, the holder of the Class SB Certificates shall be treated as having agreed to pay the related Basis Risk Shortfall Carry Forward-Amounts to the holders of the Certificates (other than the Class SB Certificates and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the holders of such Certificates in respect of the REMIC II Regular Interest corresponding to such Class of Certificates and as having been paid by such holders to the Swap Account pursuant to the notional principal contract. Thus, each Certificate (other than the Class SB Certificates and Class R Certificates) shall be treated as representing not only ownership of regular interests in REMIC II, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

Section 4.10.  [Reserved].

Section 4.11.  Derivative Contracts.
               --------------------

(a) The Trustee shall, at the written direction of the Master Servicer, on behalf of the Trust Fund, enter into Derivative Contracts, solely for the benefit of the Class SB Certificates. Any such Derivative Contract shall constitute a fully prepaid agreement. The Master Servicer shall determine, in its sole discretion, whether any Derivative Contract conforms to the requirements of Section 4.11(b) and (c). All collections, proceeds and other amounts in respect of the Derivative Contracts payable by the Derivative Counterparty shall be distributed to the Class SB Certificates on the Distribution Date following receipt thereof by the Trustee. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust other than such instrument and the assets of the other sub-Trust shall consist solely of such instrument.

(b) Any Derivative Contract that provides for any payment obligation on the part of the Trust Fund must (i) be without recourse to the assets of the Trust Fund,
(ii) contain a non-petition covenant provision from the Derivative Counterparty,
(iii) limit payment dates thereunder to Distribution Dates and (iv) contain a provision limiting any cash payments due to the Derivative Counterparty on any day under such Derivative Contract solely to funds available therefor in the Certificate Account available to make payments to the Holders of the Class SB Certificates on such Distribution Date.

(c) Each Derivative Contract must (i) provide for the direct payment of any amounts by the Derivative Counterparty thereunder to the Certificate Account at least one Business Day prior to the related Distribution Date, (ii) contain an assignment of all of the Trust Fund's rights (but none of its obligations) under such Derivative Contract to the Trustee on behalf the Class SB
Certificateholders  and shall  include  an  express  consent  to the  Derivative
Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Derivative Contract shall terminate upon the direction of a majority Percentage Interest of the Class SB Certificates, and (iv) prohibit the Derivative Counterparty from "setting-off' or "netting" other obligations of the Trust Fund and its Affiliates against such Derivative Counterparty's payment obligations thereunder.

Section 4.12.  Tax Treatment of Swap Payments and Swap Termination Payments.
               ------------------------------------------------------------

(a) For federal income tax purposes, each holder of a Class A, Class M or Class B Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Swap Account in respect of the Class A Basis Risk Shortfall Carry-Forward Amount, the Class M Basis Risk Shortfall Carry-Forward Amount and the Class B Basis Risk Shortfall Carry-Forward Amount, respectively, and the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee will account for payments to each Class A, Class M and Class B Certificates as follows: each Class A, Class M and Class B Certificate will be treated as receiving their entire payment from REMIC II (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class' obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Class A, Class M or Class B Certificate. Resecuritization of any Class A, Class M or Class B Certificate in a REMIC will be permissible only if the Trustee hereunder is the trustee in such resecuritization.

(b) The REMIC regular interest corresponding to a Class A, Class M or Class B Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Cap Rate computed for this purpose by limiting the base calculation amount of the Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cash Flow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Class A, Class M or Class B Certificate may exceed the actual amount of distributions on the Class A, Class M or Class B Certificate.

ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.
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(a) The Class A, Class M, Class B, Class SB and Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C, D and E, respectively, and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Class A, Class M-1, Class M-2 and Class M-3 Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9and Class B Certificates shall be issuable in minimum dollar denominations of $250,000 and integral multiples of $1 in excess thereof. The Class SB Certificates shall be issuable in registered, certificated form in minimum percentage interests of 5.00% and integral multiples of 0.01% in excess thereof. Each Class of Class R Certificates shall be issued in registered, certificated form in minimum percentage interests of 20.00% and integral multiples of 0.01% in excess thereof; provided, however, that one Class R Certificate of each Class will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%. The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A, Class M and Class B Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each such Class A, Class M and Class B Certificate through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Trustee of instruction from the Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificates and any other information reasonably required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Certificate Principal Balance of the Definitive Certificates, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in such Class of Certificates and (iii) the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance of such Class of Certificates by the amount of the Definitive Certificates.

        If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company notifies the Depository of its intent to terminate the book-entry system and, upon receipt of notice of such intent fro the Depository, the Depository Participants holding beneficial interest in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of any instruction required under this section and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c) Each of the Certificates is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 5.02.  Registration of Transfer and Exchange of Certificates.
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(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee, in accordance with the provisions of Section 8.11, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11 and, in the case of any Class B, Class SB or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate
               Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B, Class SB or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class B, Class SB or Class R Certificate is to be made, (i) unless the Depositor directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel addressed to and acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Depositor or the

               Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Depositor or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class B, Class SB or Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit O attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. If any transfer of a Class B Certificate that is a Book-Entry Certificate is to be made to a transferee in book-entry form, the transferor and the transferee will be deemed to have made each of the respective certifications set forth in Exhibit O as of the transfer date, in each case as if such Class B Certificate were in physical form. The Holder of a Class B, Class SB or Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

(e) (i) In the case of any Class A, Class M, Class B, Class SB or Class R Certificate presented for registration in the name of any Person, the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicer with a certification to the effect set forth in Exhibit Q (with respect to a Class A, Class M, Class B or Class SB Certificate, provided, however that such certification shall have been deemed to have been given by a Class A Certificateholder or Class M Certificateholder who acquires a Book-Entry Certificate), paragraph six of Exhibit J or paragraph three of Exhibit O (with respect to a Class SB Certificate) or in paragraph fifteen of
               Exhibit I-1 (with respect to a Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any Plan) who is using "plan assets" of any Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (a "Plan Investor").

(ii) Any Transferee of a Class A, Class M or Class B Certificate that does not deliver the certification referred to in clause (i) above will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that such Transferee is not a Plan Investor.

(iii) If any Class A, Class M or Class B Certificate (or any interest therein) is acquired or held by any Person that does not satisfy the conditions described in paragraph (ii) above, then the last preceding Transferee that is not a Plan Investor shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Class A, Class M or Class B Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

(iv) Any purported Certificate Owner whose acquisition or holding of any Class A, Class M or Class B Certificate (or interest therein) was effected in violation of the restrictions in this Section
               5.02(e) shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer, any underwriter and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,

        (i) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and

(ii) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee shall register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

        (A)     If any  Disqualified  Organization  shall  become a holder  of a
                Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
                Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

        (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iii) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed

(A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and

(B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

(iv) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A) Written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of the Class A Certificates and Class M
               Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

        (B) a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause any REMIC created hereunder to cease to qualify as a REMIC and will not cause (x) any REMIC created hereunder to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
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        If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.
               ---------------------

        Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(f).

Section 5.05.  Appointment of Paying Agent.
               ---------------------------

        The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders. The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01.  Respective Liabilities of the Depositor and the Master Servicer.
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        The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

        Section 6.02. Merger or Consolidation of the Depositor or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

(a) The Depositor and the Master Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b) Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that each Rating Agency's ratings, if any, of the Class A Certificates and Class M Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master
Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence. This Section
6.02 shall not apply to any sale, transfer, pledge or assignment by Residential Funding of the Call Rights.

Section 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

        None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.  Depositor and Master Servicer Not to Resign.
               -------------------------------------------

        Subject to the provisions of Section 6.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with
Section 7.02.

ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
               -----------------

        Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

        (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

        (iv)    the  Master  Servicer  shall  consent  to the  appointment  of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

        (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

        If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Depositor or the Trustee shall at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that a successor to the Master Servicer is appointed pursuant to Section 7.02 and such successor Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. If an Event of Default described in clause
(vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to
Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination. Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii),
(vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Depositor shall deliver to the Trustee, as successor Master Servicer, a copy of the Program Guide.

Section 7.02.  Trustee or Depositor to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Depositor and with the Depositor's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(d) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder as successor Master Servicer. As compensation therefor, the Trustee as successor Master Servicer shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Depositor, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.50% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.50% per annum in order to hire a Subservicer with respect to such Mortgage Loans. The Master Servicer shall pay the reasonable expenses of the Trustee in connection with any servicing transfer hereunder.

(b) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or
(ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (b). The Successor Master Servicer shall cause such assignment to be delivered to the Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03.  Notification to Certificateholders.
               ----------------------------------

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

Section 7.04.  Waiver of Events of Default.
               ---------------------------

        The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
               -----------------

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents in a timely fashion. The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction (except as provided in Section
        2.04 herein), contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence, Percentage Interests aggregating not less than 25% of the affected Classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Depositor or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02.  Certain Matters Affecting the Trustee.
               -------------------------------------

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or the Swap Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

(vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates (and except as provided for in Section 2.04), the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.
               -----------------------------------------------------

        The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Depositor or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document, or of MERS or the MERS(R) System. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Depositor or the Master Servicer.

(a) Trustee May Own Certificates.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.04.   Master   Servicer   to  Pay   Trustee's   Fees   and   Expenses;
        Indemnification.

(a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer shall pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to
        Section 8.11) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement or the Swap Agreement, and the Master Servicer further agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the second paragraph of Section 2.01(a) hereof, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph, provided that:

(i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld. No termination of this Agreement shall affect the obligations created by this Section 8.04(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein. Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.04(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.05.  Eligibility Requirements for Trustee.
               ------------------------------------

        The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

Section 8.06.  Resignation and Removal of the Trustee.
               --------------------------------------

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, then the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Depositor determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Depositor) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Depositor, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any Class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.07.  Successor Trustee.
               -----------------

(a) Any successor trustee appointed as provided in this Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.08.  Merger or Consolidation of Trustee.
               ----------------------------------

        Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.09.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.09 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.10.  Appointment of Custodians.
               -------------------------

        The Trustee may, with the consent of the Master Servicer and the Depositor, or shall, at the direction of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor or the Master Servicer to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee is hereby directed to enter into Custodial Agreement with Wells Fargo Bank, N.A. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.10.

Section 8.11.  Appointment of Office or Agency

        The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at the Corporate Trust Office for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

Section 8.12.  DTC Letter of Representations.
               -----------------------------

        The Trustee is hereby authorized and directed to, and agrees that it shall, enter into the DTC Letter on behalf of the Trust Fund and in its individual capacity as agent thereunder.

Section 8.13.  Swap Agreement

        The Trustee is hereby authorized and directed to, and agrees that it shall, enter into the Swap Agreement on behalf of the Trust Fund.

ARTICLE IX

                                   TERMINATION

Section 9.01. Termination Upon Purchase by Residential Funding or Liquidation of All Mortgage Loans.

(a) Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Depositor to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii) the purchase by Residential Funding of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of unreimbursed Advances attributable to principal) on the day of repurchase, plus unpaid accrued interest thereon at the Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage
        Loan) from the Due Date to which interest was last paid by the Mortgagor to, but not including, the first day of the month in which such repurchase price is distributed plus any Swap Termination Payment payable to the Swap Counterparty then remaining unpaid or which is due to the exercise of such option plus the amount of any accrued and unpaid Servicing Fees, unreimbursed advances and Servicing Advances, in each case through the date of such option; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Maturity Date or (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided further, that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any REMIC created hereunder as a REMIC. The purchase price paid by Residential Funding shall also include any amounts owed by Residential Funding pursuant to the last paragraph of Section 4 of the Assignment Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause (bb) of such Section, that remain unpaid on the date of such purchase.

        The right of Residential Funding to purchase all the assets of the Trust Fund relating to the Mortgage Loans, pursuant to clause (ii) above is conditioned upon the date of such purchase occurring on or after the Optional Termination Date. If such right is exercised by Residential Funding, the Master Servicer shall be entitled to reimbursement for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans being purchased, pursuant to Section 3.10. In addition, the Master Servicer shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to Residential Funding the Mortgage Files pertaining to the Mortgage Loans being purchased.

        In addition, on any Distribution Date on or after the Optional Termination Date, Residential Funding shall have the right, at its option, to purchase all of the Certificates in whole, but not in part, at a price equal to the aggregate outstanding Certificate Principal Balance of the Certificates, plus one month's Accrued Certificate Interest on the Certificates, any
previously unpaid Accrued Certificate Interest, and any unpaid Prepayment Interest Shortfalls previously allocated thereto.

(b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by Residential Funding of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if Residential Funding is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

(ii)    the amount of any such final payment, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

        If the Master Servicer or the Trustee is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, Residential Funding shall deposit in the Custodial Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided. The Master Servicer shall provide to the Trustee written notification of any change to the anticipated Final Distribution Date as soon as practicable. If the Trust Fund is not terminated on the anticipated Final Distribution Date, for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

(c) Upon presentation and surrender of the Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates by the Certificateholders thereof, the Trustee shall distribute to such
        Certificateholders (A) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase the Mortgage Loans or the outstanding Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates, or (B) if the Master Servicer elected to so repurchase the Mortgage Loans or the outstanding Class A Certificates, Class M Certificates, Class B Certificates and Class SB Certificates, an amount equal to the price paid pursuant to Section 9.01(a) as follows:

(i) first, payment of any accrued and unpaid Servicing Fees, unreimbursed advances and Servicing Advances, in each case through the date of such option, to the Master Servicer

(ii) second, with respect to the Class A Certificates, pari passu, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(iii) third, with respect to the Class M-1 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(iv) fourth, with respect to the Class M-2 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(v) fifth, with respect to the Class M-3 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(vi)    sixth,  with  respect  to the Class M-4  Certificates,  the  outstanding
        Certificate   Principal  Balance  thereof,   plus  Accrued   Certificate
        Interest,

(vii) seventh, with respect to the Class M-5 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(viii) eighth, with respect to the Class M-6 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(ix) ninth, with respect to the Class M-7 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(x) tenth, with respect to the Class M-8 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(xi) eleventh, with respect to the Class M-9 Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(xii) twelfth, with respect to the Class B Certificates, the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest,

(xiii) thirteenth, to the Class A Certificates and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such Distribution Date or remaining unpaid from prior Distribution Dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto for such Distribution Date or remaining unpaid from prior Distribution Dates,

(xiv) fourteenth, to the Swap Counterparty (without duplication of amounts payable to the Swap Counterparty on such date in accordance with Section 4.02) any Swap Termination Payment payable to the Swap Counterparty then remaining unpaid or which is due to the exercise of any early termination of the Trust Fund pursuant to this Section 9.01, and

(xv)    fifteenth, to the Class SB Certificates.

(d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if Residential Funding exercised its right to purchase the Mortgage Loans), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the Escrow Account and of contacting Certificateholders shall be paid out of the assets which remain in the Escrow Account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the Escrow Account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

(e) All rights of Residential Funding to purchase the assets of the Trust Fund, or to purchase specified classes of Certificates, as set forth in
        Section 9.01(a) are referred to in this Agreement as the "Call Rights". Notwithstanding any other provision of this Agreement, Residential Funding shall have the right to sell, transfer, pledge or otherwise assign the Call Rights at any time to any Person. Upon written notice by Residential Funding to the Trustee and the Master Servicer of any such assignment of the Call Rights to any assignee, the Trustee and the Master Servicer shall be obligated to recognize such assignee as the holder of the Call Rights. Such entity, if not Residential Funding or an affiliate, shall be deemed to represent, at the time of such sale, transfer, pledge or other assignment, that one of the following will be, and at the time the Call Right is exercised is, true and correct: (i) the exercise of such Call Right shall not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code (including by reason of U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 75-1 (Part I), 84-14, 90-1, 91-38, 95-60 or 96-23 or other applicable exemption) or (ii) such entity is (A) not a party in interest under section 3(14) of ERISA or a disqualified person under section 4975(e)(2) of the Code with respect to any employee benefit plan subject to section 3(3) of ERISA or any plan subject to section 4975 of the Code (other than an employee benefit plan or plan sponsored or maintained by the entity, provided that no assets of such employee benefit plan or plan are invested or deemed to be invested in the Certificates) and (B) not a "benefit plan investor" as described in DOL regulation section 2510.3-101(f)(2). If any such assignee of the Call Right is unable to exercise such Call Right by reason of the preceding sentence, then the Call Right shall revert to the immediately preceding assignor of such Call Right subject to the rights of any secured party therein.

Section 9.02.  Additional Termination Requirements.
               -----------------------------------

(a) Each of REMIC I and REMIC II as the case may be, shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of any REMIC created hereunder, as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The Master Servicer shall establish a 90-day liquidation period for each of REMIC I and REMIC II, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for each of REMIC I and REMIC II under Section 860F of the Code and the regulations thereunder;

(ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for each of REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

ARTICLE X

                                REMIC PROVISIONS

Section 10.01. REMIC Administration.

(a) The REMIC Administrator shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I. The REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I and REMIC II other than the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates.

(b) The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

(c) The REMIC Administrator shall hold a Class R Certificate in each REMIC representing a 0.01% Percentage Interest of the Class R Certificates in each REMIC and shall be designated as the "tax matters person" with respect to each of REMIC I and REMIC II in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of each of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

(d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMICs created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount, if any, and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) with the exception of actions taken in connection with Section 4.08 hereof, resulting in the imposition of a tax upon any REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code (except as provided in Section 2.04) and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action or inaction, as the case may be. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee shall consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund and the Trustee shall not take any such action or cause the Trust Fund to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an

Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer in its role as Master Servicer or REMIC Administrator of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Date, neither the Master Servicer nor the Trustee shall accept any contributions of assets to any REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC will not cause any of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the principal balance of each regular interest in each REMIC would be reduced to zero is July 25, 2035, which is the Distribution Date in the month following the last scheduled payment on any Mortgage Loan.

(l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

(m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by any REMIC pursuant to Article IX of this Agreement or (ii) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for any REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to any REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.
               ----------------------------------------------------------------

(a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b) The REMIC Administrator agrees to indemnify the Trust Fund, the Depositor, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment.
               ---------

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC created hereunder as REMICs at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the Trust Fund provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates with a Certificate Principal Balance greater than zero affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause
        (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

(iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment is permitted under this Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities and this Agreement or otherwise; provided however, such consent shall not be unreasonably withheld. Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment to Section
        4.09 or Section 4.02(c)(xxi) of this Agreement without the prior written consent of the Swap Counterparty.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The Depositor shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in any REMIC. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of such REMIC, (ii) any such reserve fund shall be owned by the Depositor, and (iii) amounts transferred by such REMIC to any such reserve fund shall be treated as amounts distributed by such REMIC to the Depositor or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h). In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Depositor and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Depositor obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Depositor elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Depositor may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit L (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit M, with such changes as the Depositor shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

(f) In addition to the foregoing, any amendment of Section 4.08 of this Agreement shall require the consent of the Limited Repurchase Right Holder as third-party beneficiary.

Section 11.02. Recordation of Agreement; Counterparts.
               --------------------------------------

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of Certificateholders.
               ------------------------------------------

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other

Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
               -------------

        This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflict of laws principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Section 11.05. Notices.
               -------

        All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Depositor, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: President (RAMP), or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor;
(b) in the case of the Master Servicer, 2255 North Ontario Street, Burbank, California 91504-3120, Attention: Bond Administration or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (c) in the case of the Trustee, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services/Global Debt, RAMP 2005-RS7 or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee; (d) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer by Moody's; and (e) in the case of Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention:
Mortgage Surveillance. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06. Notices to Rating Agencies.
               --------------------------

        The Depositor, the Master Servicer or the Trustee, as applicable, (a) shall notify each Rating Agency at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below, (b) shall notify the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of any of the events described in clause (a), (b), (c)(1), (g)(1) or (i) below, or (c) provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and
(f) below:

(a) a material change or amendment to this Agreement,

(b) the occurrence of an Event of Default,

(c) (1) the termination or appointment of a successor Master Servicer or (2) the termination or appointment of a successor Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under 152 any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g) (1) a change in the location of the Custodial Account or (2) a change in the location of the Certificate Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i) the occurrence of the Final Distribution Date and

(j) the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

Section 11.07. Severability of Provisions.
               --------------------------

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08. Supplemental Provisions for Resecuritization.
               --------------------------------------------

(a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Depositor or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Depositor may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Depositor, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement. Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Depositor shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of any REMIC created hereunder as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

Section 11.09. [Reserved].

Section 11.10. Third Party Beneficiaries.
               -------------------------

        The Limited Repurchase Right Holder is an express third-party beneficiary of Section 4.08 of this Agreement, and shall have the right to enforce the related provisions of Section 4.08 of this Agreement as if it were a party hereto. The Swap Counterparty is an express third-party beneficiary of this Agreement, and shall have the right to enforce the provisions of this Agreement.

        IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


[Seal] RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                                By:     /s/ Joseph Orning
Attest: /s/ Pieter VanZyl                           Name:  Joseph Orning
        Name:  Pieter VanZyl                        Title:  Vice President
        Title:  Vice President

[Seal] RESIDENTIAL FUNDING CORPORATION

Attest: /s/ Joseph Orning                      By:     /s/ Pieter VanZyl
        ----------------------------                    ---------------------
        Name:  Joseph Orning                            Name:  Pieter VanZyl
        Title:  Associate                               Title:  Associate


[Seal]                                          JPMORGAN  CHASE  BANK,  N.A.  as
                                                Trustee

Attest: /s/ Tony Stewart                    By: /s/ Joanne Murray
        ----------------------------             -------------------
        Name:  Tony Stewart                     Name:  Joanne Murray
        Title:  Vice President                  Title:  Assistant Vice President

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )

               On the 5th day of August, 2005 before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            Notary Public

                                            /s/ Amy Sue Olson

[Notarial Seal]

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )


               On the 5th day of August, 2005 before me, a notary public in and for said State, personally appeared Pieter VanZyl, known to me to be an Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            Notary Public

                                            /s/ Amy Sue Olson

[Notarial Seal]

STATE OF TEXAS                   )
                                 ) ss.:
COUNTY OF HARRIS                 )


               On the 3rd day of August, 2005 before me, a notary public in and for said State, personally appeared Joanne Murray, known to me to be an Assistant Vice President of JPMorgan Chase Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            Notary Public

                                            /s/ Cecelia A. Garcia

[Notarial Seal]

                                   EXHIBIT A

                         FORM OF CLASS [A-_] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (EACH, A "PLAN"), OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN WITHIN THE MEANING OF THE U.S. DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. SECTION 2510.3-101, TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A "PLAN INVESTOR").

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

Class A-__ Senior                   Certificate No. __
Date of Pooling and Servicing       [Adjustable] [Variable] Pass-Through Rate
Agreement and Cut-off Date:
July 1, 2005                        Percentage Interest: ___%
First Distribution Date:            Aggregate Initial Certificate Principal
August 25, 2005                     Balance of the Class A-__
                                    Certificates: $___________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:  Initial Certificate Principal
_________ __, 20__                  Balance of this Class A-__ Certificate:
                                    $-----------

Maturity Date:                      CUSIP ________
_________ __, 20__

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2005-RS7

               evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed and adjustable interest rate first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to such Distribution Date (the "Record Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of, this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

        No transfer of this Certificate or any interest herein shall be made to any employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (each, a "Plan"), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such Plan) who is using "plan assets" of any such Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each of the foregoing, a "Plan Investor").

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and there upon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by Residential Funding Corporation or its designee from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, Residential Funding Corporation or its designee (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) subject to the terms of the Agreement, to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            JPMORGAN CHASE BANK, N.A.,
                                                   as Trustee


                                            By:  ...............................
                                                   Authorized Signatory

Dated: August __, 2005
                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                            JPMORGAN CHASE BANK, N.A.,
                                                   as Certificate Registrar


                                            By:  ..............................
                                                   Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________


Dated:_____________________         __________________________________
                                    Signature by or on behalf of assignor

                                    _________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________ for the account of _____________________ account number ________________ or, if mailed by check, to
__________________.

        Applicable statements should be mailed to ____________________.

        This information is provided by ______________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT B

                         FORM OF CLASS [M-_] CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [A-_][M-_] CERTIFICATES, AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (EACH, A "PLAN"), OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN WITHIN THE MEANING OF THE U.S. DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. SECTION 2510.3-101, TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A "PLAN INVESTOR").

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

Class M-__Mezzanine                    Certificate No. 1
Date of Pooling and Servicing          Adjustable Pass-Through Rate
Agreement and Cut-off Date:
July 1, 2005                           Percentage Interest: ___%
First Distribution Date:               Aggregate Initial Certificate Principal
August 25, 2005                        Balance of the Class M-__
                                       Certificates: $___________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:     Initial Certificate Principal
July 25, 2035                          Balance of this Class M-__ Certificate:
                                       $-----------

Maturity Date:                         CUSIP ________
_________ __, 20__

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2005-RS7

               evidencing a percentage interest in the distributions allocable to the Class M-_ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed and adjustable interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to such Distribution Date (the "Record Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class M-_ Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        No transfer of this Certificate or any interest herein shall be made to any employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (each, a "Plan"), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such Plan) who is using "plan assets" of any such Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each of the foregoing, a "Plan Investor").

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement as provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by Residential Funding Corporation or its designee from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, Residential Funding Corporation or its designee (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) subject to the terms of the Agreement, to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            JPMORGAN CHASE BANK, N.A.,
                                                    as Trustee


                                            By:  ...............................
                                                    Authorized Signatory
Dated: August __, 2005



                          CERTIFICATE OF AUTHENTICATION

        This  is  one  of  the  Class  M-_  Certificates   referred  to  in  the
within-mentioned Agreement.

                                            JPMORGAN CHASE BANK, N.A.,
                                                    as Certificate Registrar


                                            By: __________________________
                                                    Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________


Dated:_____________________         __________________________________
                                    Signature by or on behalf of assignor

                                    _________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________ for the account of _____________________ account number ________________ or, if mailed by check, to
__________________.

        Applicable statements should be mailed to ____________________.

        This information is provided by ______________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT C

                         FORM OF CLASS SB-__ CERTIFICATE

THIS   CERTIFICATE   IS   SUBORDINATED   IN  RIGHT  OF   PAYMENT  TO  THE  CLASS
[A-_][M-_][B-_] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 ("THE CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (EACH, A "PLAN"), OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN WITHIN THE MEANING OF THE U.S. DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. SECTION 2510.3-101, TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A "PLAN INVESTOR").

Certificate No. __                    Variable Pass-Through Rate

Class SB-__ Subordinate

Date of Pooling and Servicing         Percentage Interest: ___%
and Cut-off Date:
July 1, 2005

First Distribution Date:        Aggregate Initial Certificate Principal Balance
August 25, 2005                 of the Class SB-__ Certificates:
                                $--------

Master Servicer:                      Initial Certificate Principal Balance
Residential Funding Corporation       of this Certificate: $________

Final Scheduled Distribution Date:    CUSIP: ________
_________ __, 20__
Maturity Date:
_________ __, 20__

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2005-RS7

               evidencing a percentage interest in the distributions allocable to the Class SB-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed and adjustable interest rate first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof, assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs (the "Record Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class SB-__ Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Notional Amount of this Class SB-__ Certificate as of any date of determination will be calculated as described in the Agreement. The Notional Amount hereof will be reduced by interest shortfalls on the Mortgage Loans including any Prepayment Interest Shortfalls not covered by Compensating Interest or related Excess Cash Flow, and the interest portion of any Realized Losses incurred in respect thereof. This Class SB-__ Certificate will accrue interest at the Pass-Through Rate on the Notional Amount as indicated in the definition of Accrued Certificate Interest in the Agreement. This Class SB-__ Certificate will not accrue interest on its Certificate Principal Balance.

        No transfer of this Class SB-__ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (each, a "Plan"), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such Plan) who is using "plan assets" of any such Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each of the foregoing, a "Plan Investor").

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by Residential Funding Corporation or its designee from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, Residential Funding Corporation or its designee (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) subject to the terms of the Agreement, to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            JPMORGAN CHASE BANK, N.A.,
                                                    as Trustee


                                            By:  ...............................
                                                    Authorized Signatory
Dated: August __, 2005
                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class SB-__ Certificates referred to in the within-mentioned Agreement.

                                            JPMORGAN CHASE BANK, N.A.,
                                                    as Certificate Registrar


                                            By:  ...............................
                                                    Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________


Dated:_____________________         __________________________________
                                    Signature by or on behalf of assignor

                                    _________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________ for the account of _____________________ account number ________________ or, if mailed by check, to
__________________.

        Applicable statements should be mailed to ____________________.

        This information is provided by ______________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THE CLASS R-__ CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (EACH, A "PLAN"), OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN WITHIN THE MEANING OF THE U.S. DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. SECTION 2510.3-101, TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A "PLAN INVESTOR").

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS. EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES

CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Class R-__                           Certificate No. __
Date of Pooling and Servicing        Percentage Interest: __%
Agreement and Cut-off Date:
July 1, 2005
First Distribution Date:             Initial Certificate Principal
August 25, 2005                      Balance of this Certificate: $______
Master Servicer:
Residential Funding Corporation

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2005-RS7

               evidencing a percentage interest in any distributions allocable to the Class R-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE. PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement) among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs (the "Record

Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, the amount of interest and principal, if any, required to be distributed to Holders of Class R Certificates on such Distribution Date.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Master Servicer will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Master Servicer, which purchaser may be the Master Servicer, or any affiliate of the Master Servicer, on such terms and conditions as the Master Servicer may choose.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

        No transfer of this Class R-__ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (each, a "Plan"), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such Plan) who is using "plan assets" of any such Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each of the foregoing, a "Plan Investor").

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

        The obligations created by the Agreement in respect of these Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by Residential Funding Corporation or its designee from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, Residential Funding Corporation or its designee (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) subject to the terms of the Agreement, to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the related Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the related Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            JPMORGAN CHASE BANK, N.A.,
                                                     as Trustee


                                            By:  ..............................
                                                     Authorized Signatory
Dated: August __, 2005
                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class R-__ Certificates referred to in the within-mentioned Agreement.

                                            JPMORGAN CHASE BANK, N.A.,
                                                     as Certificate Registrar


                                            By:  ..............................
                                                     Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________


Dated:_____________________         __________________________________
                                    Signature by or on behalf of assignor

                                    _________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________ for the account of _____________________ account number ________________ or, if mailed by check, to
__________________.

        Applicable statements should be mailed to ____________________.

        This information is provided by ______________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT E

                           FORM OF CLASS B CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS [A-_][M-_][B-_] CERTIFICATES, AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

        NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (EACH, A "PLAN"), OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN WITHIN THE MEANING OF THE U.S. DEPARTMENT OF LABOR REGULATION PROMULGATED AT 29 C.F.R. SECTION 2510.3-101, TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A "PLAN INVESTOR").

        ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, ANY SUBSERVICER, AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

Class B                                Certificate No. 1
Date of Pooling and Servicing          Adjustable Pass-Through Rate
Agreement and Cut-off Date:
July 1, 2005                           Percentage Interest: ___%
First Distribution Date:               Aggregate Initial Certificate Principal
August 25, 2005                        Balance of the Class B
                                       Certificates: $___________
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution Date:     Initial Certificate Principal
July 25, 2035                          Balance of this Class B-__ Certificate:
                                       $-----------

Maturity Date:                         CUSIP ________
_________ __, 20__

                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                 SERIES 2005-RS7

               evidencing a percentage interest in the distributions allocable to the Class B Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate, first lien mortgage loans sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Depositor, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed and adjustable interest rate, first lien mortgage loans (the "Mortgage Loans"), sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to such Distribution Date (the "Record Date"), from the related Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class B Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The
Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Depositor may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement; provided that if this Certificate is held by a Depository; the Transferee will be deemed to have made the representations set forth on such investment letter. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

        No transfer of this Certificate or any interest herein shall be made to any employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (each, a "Plan"), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such Plan) who is using "plan assets" of any such Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each of the foregoing, a "Plan Investor").

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master
Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement as provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by Residential Funding Corporation or its designee from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the related Certificates. The Agreement permits, but does not require, Residential Funding Corporation or its designee (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) subject to the terms of the Agreement, to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans, as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            JPMORGAN CHASE BANK, N.A.,
                                                     as Trustee


                                            By:  ..............................
                                                     Authorized Signatory
Dated: August __, 2005
                          CERTIFICATE OF AUTHENTICATION

        This  is  one  of  the  Class  B   Certificates   referred   to  in  the
within-mentioned Agreement.

                                            JPMORGAN CHASE BANK, N.A.,
                                                     as Certificate Registrar


                                            By:  ..............................
                                                     Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Trust Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________

Dated:_____________________         __________________________________
                                    Signature by or on behalf of assignor

                                    _________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________ for the account of _____________________ account number ________________ or, if mailed by check, to
__________________.

        Applicable statements should be mailed to ____________________.

        This information is provided by ______________________, the assignee named above, or _________________, as its agent.

                                    EXHIBIT F

                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

        THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of July 1, 2005, by and among JPMORGAN CHASE BANK, N.A., as trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as company (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                 W I T N E S S E T H T H A T:

        WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of July 1, 2005, relating to the issuance of Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7 (as in effect on the date of this Agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement");

        WHEREAS, the Company and the Master Servicer hereby direct the Trustee to appoint Wells Fargo Bank, N.A. as Custodian; and

        WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

                                   Definitions

        Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

ARTICLE II

                          Custody of Mortgage Documents

Section  2.1  Custodian  to Act as Agent:  Acceptance  of  Mortgage  Files.  The
Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2 Recordation of Assignments. If any Mortgage File includes one or more assignments of the related Mortgage Loans to the Trustee that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3    Review of Mortgage Files.

2.3.1 On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule"). The parties hereto acknowledge that certain documents referred to in Subsection 2.01(b)(i) of the Pooling Agreement may be missing on or prior to the Closing Date and such missing documents shall be listed as a Schedule to Exhibit One.

2.3.2 Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review in accordance with the provisions of Section 2.02 of the Pooling Agreement each Mortgage File and to deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. For purposes of such review, the Custodian shall compare the following information in each Mortgage File to the corresponding information in the Mortgage Loan Schedule: (i) the loan number, (ii) the borrower name and
(iii) the original principal balance. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or that the MIN is accurate. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in respect of the items reviewed as described in this Section 2.3(b), the Custodian shall promptly so notify the Company, the Master Servicer, and the Trustee.

2.3.3 Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

        Upon receipt of written request from the Trustee, the Company or the Master Servicer, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement not then contained in the Mortgage Files.

Section 2.4 Notification of Breaches of Representations and Warranties. If the Custodian discovers, in the course of performing its custodial functions, a breach of a representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer, and the Trustee.

Section 2.5 Custodian to Cooperate: Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by delivering to the Custodian a Request for Release (in the form of Exhibit Four attached hereto or a mutually acceptable electronic form) and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such Request for Release, promptly to release to the Master Servicer the related Mortgage File. Upon written notification of a substitution, the Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan, upon receiving written notification from the Master Servicer of such substitution.

        Upon receipt of a Request for Release from the Master Servicer, signed by a Servicing Officer, that (i) the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan or (ii) the Company has chosen to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

        From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a Request for Release certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian an updated Request for Release signed by a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Immediately upon receipt of any Mortgage File returned to the Custodian by the Master Servicer, the Custodian shall deliver a signed acknowledgment to the Master Servicer, confirming receipt of such Mortgage File.

        Upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File.

Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

                            Concerning the Custodian

Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

        The Master Servicer shall promptly notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise shall no longer be capable of registering and recording Mortgage Loans using MERS. In addition, the Master Servicer shall (i) promptly notify the Custodian in writing when a MERS Mortgage Loan is no longer registered with and recorded under MERS and (ii) concurrently with any such deregistration of a MERS Mortgage Loan, prepare, execute and record an original assignment from MERS to the Trustee and deliver such assignment to the Custodian.

Section 3.2 Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5 Custodian May Resign: Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

        The Trustee[, at the direction of the Master Servicer and the Company,] may remove the Custodian at any time, with or without cause. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

        Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV

                            Miscellaneous Provisions

Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

Section 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                                       IN  WITNESS   WHEREOF,   this
                                       Agreement  is  executed as of
                                       the date first above written.

Address:                               JPMORGAN CHASE BANK, N.A., as Trustee


Structured Finance/MBS
600 Travis, 9th Floor
Houston, Texas  77002                  By:
                                          ------------------------------------
                                       Name:
                                       Title:


Address:                        RESIDENTIAL ASSET MORTGAGE   PRODUCTS, INC.


8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437           By:
                                          --------------------------------------
                                       Name:  Joseph Orning
                                       Title: Vice President


Address:                     RESIDENTIAL FUNDING CORPORATION, as Master Servicer


8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437           By:
                                          --------------------------------------
                                       Name:  Pieter VanZyl
                                       Title: Associate


Address:                               WELLS FARGO BANK, N.A.
Mortgage Document Custody
One Meridian Crossings - Lower Level
Richfield, Minnesota 55423             By:
                                          --------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK            )
                                    )ss.:
COUNTY OF NEW YORK           )

               On the ____ day of August, 2005, before me, a notary public in and for said State, personally appeared _________, known to me to be a
__________ of JPMorgan Chase Bank, N.A., that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association and acknowledged to me that such national banking association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              --------------------------
                                                        Notary Public
[Notarial Seal]

STATE OF MINNESOTA    )
                             ) ss.:
COUNTY OF HENNEPIN    )

               On the ____ day of August, 2005, before me, a notary public in and for said State, personally appeared Joseph Orning, known to me to be a Vice President of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               --------------------------
                                                         Notary Public
[Notarial Seal]

STATE OF MINNESOTA    )
                             ) ss.:
COUNTY OF HENNEPIN    )

               On the ____ day of August, 2005, before me, a notary public in and for said State, personally appeared, Pieter VanZyl, known to me to be an Associate of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               --------------------------
                                                         Notary Public
[Notarial Seal]

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )

               Pieter VanZyl, before me, a notary public in and for said State, personally appeared __________________, known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                               ---------------------------
                                                          Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION

                                                   August 5, 2005

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002

Attention: Residential Asset Mortgage Products, Inc., Series 2005-RS7

                        Re: Custodial Agreement, dated as of July 1, 2005, by and among JPMorgan Chase Bank, N.A., Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or an original Lost Note Affidavit with a copy of the related Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK, N.A.


                                            By:.................................
                                            Name:...............................
                                            Title:..............................

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

Article I.                                  _______________, 2005

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002

Attention: Residential Asset Mortgage Products, Inc., Series 2005-RS7

                Re: Custodial Agreement, dated as of July 1, 2005, by and among JPMorgan Chase Bank, N.A., Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            By:................................
                                            Name:..............................
                                            Title:.............................

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

Article II.                                 ______________, 2005

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002

Attention: Residential Asset Mortgage Products, Inc., Series 2005-RS7

                Re: Custodial Agreement, dated as of July 1, 2005, by and among JPMorgan Chase Bank, N.A., Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Wells Fargo Bank, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents referred to in Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK, N.A.


                                            By:................................
                                            Name:..............................
                                            Title:.............................

                                  EXHIBIT FOUR

                           FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement, Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


------------------------------
Residential Funding Corporation
Authorized Signature
****************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.


Enclosed Documents:          [ ] Promissory Note
                             [ ] Primary Insurance Policy
                             [ ] Mortgage or Deed of Trust
                             [ ] Assignment(s) of Mortgage or Deed of Trust
                             [ ] Title Insurance Policy
                             [ ] Other: ________________________
---------------------------
Name
---------------------------
Title
---------------------------
Date

                                    EXHIBIT G

                             MORTGAGE LOAN SCHEDULE


Fixed Rate Loan
Loan Number   S/S Code    Payment Type       Original Bal       Loan Feature
                          Orig Term          Principal Bal      # of Units
                          Orig Rate          Original PI        LTV
                          Net Curr           Current PI
City          State  Zip  Loan Purp          Note Date          MI Co Code
Servicer Loan #           Prop Type          First Pay Date     MI Coverage
Seller Loan   #           Occup Code         Maturity Date
Investor Loan #
9634931       286/286     F                  48,000.00          ZZ
                          360                47,624.42          1
                          7.3750             331.53             80
                          7.1250             331.53
BRIDGEPORT    CT 06607    1                  08/19/04           00
3444279                   05                 10/01/04           0.0000
3444279                   N                  09/01/34
0

9645695       N67/U56     F                  76,800.00          ZZ
                          360                76,273.37          1
                          8.6250             597.34             80
                          8.1250             597.34
COOPER CITY   FL 33328    1                  07/12/04           00
0438565038                01                 09/01/04           0.0000
3254200442                O                  08/01/34
0

9690806       Q82/U56     F                  196,000.00         ZZ
                          360                194,760.37         1
                          7.2900             1342.39            80
                          6.7900             1342.39
AGUANGA       CA 92536    5                  10/05/04           00
0439070962                27                 12/01/04           0.0000
2200040931770             O                  11/01/34
0

9693347       L49/G02     F                  154,700.00         ZZ
                          180                150,256.69         1
                          5.8750             1295.03            81
                          5.6250             1295.03
PEORIA        AZ 85345    1                  11/03/04           23
0438663924                03                 01/01/05           0.0000
1002106                   N                  12/01/19
0

9719737       B42/G02     F                  196,000.00         ZZ
                          180                192,232.03         1
                          6.9900             1760.61            80
                          6.7400             1760.61
FRESNO        CA 93722    5                  12/01/04           00
0438738031                05                 02/01/05           0.0000
93166                     N                  01/01/20
0

9740812       286/286     F                  114,800.00         ZZ
                          360                114,447.13         1
                          5.8750             679.09             80
                          5.6250             679.09
CINCINNATI    OH 45230    1                  03/18/05           00
0003935303                05                 05/01/05           0.0000
0003935303                O                  04/01/35
0

9740814       286/286     F                  138,400.00         ZZ
                          360                137,984.59         1
                          6.0000             829.78             80
                          5.7500             829.78
ROCKWALL      TX 75032    1                  03/29/05           00
0003935851                03                 05/01/05           0.0000
0003935851                O                  04/01/35
0

9740844       286/286     F                  103,600.00         ZZ
                          360                103,296.36         1
                          6.1250             629.49             78
                          5.8750             629.49
INDIANAPOLIS  IN 46227    2                  03/21/05           00
0003952274                05                 05/01/05           0.0000
0003952274                O                  04/01/35
0

9740860       286/286     F                  140,600.00         ZZ
                          360                140,197.69         1
                          6.2500             865.70             80
                          6.0000             865.70
MCKINNEY      TX 75070    1                  03/07/05           00
0003965042                07                 05/01/05           0.0000
0003965042                O                  04/01/35
0

9744356       286/286     F                  66,000.00          ZZ
                          360                65,811.13          1
                          6.2500             406.37             80
                          6.0000             406.38
BRYAN         TX 77802    1                  03/03/05           00
0003877271                05                 05/01/05           0.0000
0003877271                O                  04/01/35
0

9744470       286/286     F                  188,000.00         ZZ
                          360                187,422.14         1
                          5.8750             1112.10            80
                          5.6250             1112.10
HOUSTON       TX 77055    1                  03/22/05           00
0003901758                05                 05/01/05           0.0000
0003901758                O                  04/01/35
0

9744526       286/286     F                  202,400.00         ZZ
                          360                201,792.47         1
                          6.0000             1213.50            80
                          5.7500             1213.50
FRISCO        TX 75034    1                  03/10/05           00
0003914120                09                 05/01/05           0.0000
0003914120                O                  04/01/35
0

9744532       286/286     F                  203,200.00         ZZ
                          360                202,391.86         1
                          5.7500             1185.83            80
                          5.5000             1185.83
SAN ANTONIO   TX 78258    1                  03/29/05           00
0003914539                03                 05/01/05           0.0000
0003914539                O                  04/01/35
0

9744534       286/286     F                  248,400.00         ZZ
                          360                247,618.22         1
                          5.7500             1449.59            80
                          5.5000             1449.60
DALLAS        TX 75231    1                  03/18/05           00
0003914581                05                 05/01/05           0.0000
0003914581                O                  04/01/35
0

9760166       Y17/U56     F                  133,000.00         ZZ
                          360                132,806.46         1
                          7.6150             940.46             95
                          7.3650             940.46
PENNSAUKEN    NJ 08110    5                  04/11/05           23
0439271941                05                 06/01/05           0.0000
0041584269                O                  05/01/35
0

9760260       Y17/U56     F                  392,123.00         ZZ
                          360                391,458.99         1
                          6.8500             2569.43            83
                          6.6000             2569.43
POTOMAC FALLS VA 20165    5                  04/23/05           23
0439232315                03                 06/01/05           0.0000
0041578436                O                  05/01/35
0

9760302       Y17/U56     F                  145,000.00         ZZ
                          360                144,831.67         1
                          8.7250             1138.13            93
                          8.4750             1138.13
JACKSONVILLE  FL 32205    1                  04/26/05           23
0439225699                05                 06/01/05           0.0000
0041588229                O                  05/01/35
0

9760342       Y17/U56     F                  45,000.00          ZZ
                          360                44,949.93          1
                          8.9300             359.82             70
                          8.6800             359.82
SEEBRING      FL 33870    1                  04/29/05           00
0439267469                05                 06/01/05           0.0000
0041659269                O                  05/01/35
0

9760406       Y17/U56     F                  97,900.00          ZZ
                          360                97,757.11          1
                          7.6000             691.25             95
                          7.3500             691.25
CLEVELAND     OH 44119    1                  04/29/05           23
0439250739                05                 06/01/05           0.0000
0041659368                O                  05/01/35
0

9760836       Y17/U56     F                  144,000.00         ZZ
                          360                143,668.91         1
                          7.3700             994.09             80
                          7.1200             994.09
REEDLEY       CA 93654    5                  03/24/05           00
0439316878                05                 05/01/05           0.0000
0041511643                O                  04/01/35
0

9768696       W98/U57     F                  92,800.00          ZZ
                          360                92,651.14          1
                          7.1250             625.21             80
                          6.8750             625.21
GLEN BURNIE   MD 21061    1                  04/22/05           00
0439261728                01                 06/01/05           0.0000
WA050409                  O                  05/01/35
0

9782196       Y21/U57     F                  495,000.00         ZZ
                          360                494,955.94         1
                          5.8750             2423.44            59
                          5.6250             2423.44
SAN RAFAEL    CA 94903    5                  05/03/05           00
0439337312                05                 07/01/05           0.0000
205313051                 O                  06/01/35
0

9784438       X78/U57     F                  60,000.00          ZZ
                          360                59,963.65          1
                          8.5000             461.35             80
                          8.2500             461.35
ATLANTA       GA 30310    5                  05/19/05           00
0439478165                05                 07/01/05           0.0000
991361                    N                  06/01/35
0

9793318       Y17/G01     F                  47,175.00          ZZ
                          360                47,137.08          1
                          7.1000             317.04             85
                          6.8500             317.04
THOMASVILLE   GA 31792    5                  05/03/05           23
0439373655                05                 07/01/05           0.0000
0041633058                O                  06/01/35
0

9793320       Y17/G01     F                  49,500.00          ZZ
                          360                49,479.68          1
                          10.3500            447.26             100
                          10.1000            447.26
FORT WORTH    TX 76103    1                  05/20/05           23
0439374802                05                 07/01/05           0.0000
0041723529                O                  06/01/35
0

9793354       Y17/G01     F                  70,000.00          ZZ
                          360                69,949.23          1
                          7.6150             494.98             74
                          7.3650             494.98
HOUSTON       TX 77086    1                  05/25/05           00
0439377243                03                 07/01/05           0.0000
0041701160                O                  06/01/35
0

9793378       Y17/G01     F                  80,750.00          ZZ
                          180                80,527.59          1
                          8.5400             797.08             95
                          8.2900             797.08
ARLINGTON     TX 76012    2                  05/23/05           23
0439374919                05                 07/01/05           0.0000
0041638081                O                  06/01/20
0

9793422       Y17/G01     F                  100,000.00         ZZ
                          360                99,915.81          1
                          6.8650             656.27             80
                          6.6150             656.27
OKLAHOMA CITY OK 73105    5                  05/04/05           00
0439376567                05                 07/01/05           0.0000
0041618588                O                  06/01/35
0

9793428       Y17/G01     F                  102,400.00         ZZ
                          360                102,311.66         1
                          6.7400             663.49             80
                          6.4900             663.49
TICKFAW       LA 70466    5                  05/17/05           00
0439365198                05                 07/01/05           0.0000
0041688920                O                  06/01/35
0

9793430       Y17/G01     F                  106,250.00         ZZ
                          360                106,168.74         1
                          7.3500             732.04             85
                          7.1000             732.04
ROUND ROCK    TX 78664    1                  05/09/05           23
0439376252                03                 07/01/05           0.0000
0041525726                O                  06/01/35
0

9793448       Y17/G01     F                  118,900.00         ZZ
                          360                118,822.82         1
                          8.1630             886.00             100
                          7.9130             886.00
PITTSBURGH    PA 15223    1                  05/11/05           23
0439377169                05                 07/01/05           0.0000
0041684432                O                  06/01/35
0

9793466       Y17/G01     F                  127,000.00         ZZ
                          360                126,890.44         1
                          6.7400             822.88             97
                          6.4900             822.88
DEER PARK     TX 77536    1                  05/17/05           23
0439365222                05                 07/01/05           0.0000
0041721655                O                  06/01/35
0

9793498       Y17/G01     F                  135,000.00         ZZ
                          360                134,889.12         1
                          6.9900             897.26             70
                          6.7400             897.26
MESA          AZ 85208    5                  05/04/05           00
0439373648                05                 07/01/05           0.0000
0041687963                O                  06/01/35
0

9793500       Y17/G01     F                  135,000.00         ZZ
                          360                134,871.90         1
                          6.2500             831.22             90
                          6.0000             831.22
HONOLULU      HI 96814    1                  05/12/05           23
0439377136                01                 07/01/05           0.0000
0041631912                O                  06/01/35
0

9793504       Y17/G01     F                  135,900.00         ZZ
                          360                135,788.05         1
                          6.9750             901.87             90
                          6.7250             901.87
MESA          AZ 85204    5                  05/04/05           23
0439373622                05                 07/01/05           0.0000
0041635129                O                  06/01/35
0

9793544       Y17/G01     F                  152,000.00         ZZ
                          360                151,855.07         1
                          6.2250             933.43             95
                          5.9750             933.43
COLORADO SPRINCO 80915    5                  05/25/05           23
0439374893                05                 07/01/05           0.0000
0041747247                O                  06/01/35
0

9793552       Y17/G01     F                  155,250.00         ZZ
                          360                155,102.68         1
                          6.2500             955.91             90
                          6.0000             955.91
LEBANON       PA 17042    5                  05/25/05           23
0439376542                05                 07/01/05           0.0000
0041704222                O                  06/01/35
0

9793556       Y17/G01     F                  156,000.00         ZZ
                          180                155,485.63         1
                          6.4900             1358.07            95
                          6.2400             1358.07
YORK          PA 17402    5                  05/05/05           23
0439365412                05                 07/01/05           0.0000
0041649765                O                  06/01/20
0

9793652       Y17/G01     F                  188,000.00         ZZ
                          360                187,825.87         1
                          6.3750             1172.88            73
                          6.1250             1172.88
CHICAGO       IL 60638    2                  05/11/05           00
0439365156                05                 07/01/05           0.0000
0041692906                O                  06/01/35
0

9793656       Y17/G01     F                  195,000.00         ZZ
                          360                194,815.50         1
                          6.2650             1202.56            38
                          6.0150             1202.56
SAN DIEGO     CA 92102    5                  05/06/05           00
0439365115                05                 07/01/05           0.0000
0041672155                O                  06/01/35
0

9793696       Y17/G01     F                  221,000.00         ZZ
                          360                220,790.30         1
                          6.2500             1360.74            85
                          6.0000             1360.74
HOUSTON       TX 77025    5                  05/04/05           23
0439365289                03                 07/01/05           0.0000
0041579954                O                  06/01/35
0

9793714       Y17/G01     F                  235,000.00         ZZ
                          360                234,807.36         1
                          7.0000             1563.47            88
                          6.7500             1563.47
SEDONA        AZ 86336    5                  05/23/05           23
0439373598                01                 07/01/05           0.0000
0041692781                O                  06/01/35
0

9793742       Y17/G01     F                  255,500.00         ZZ
                          360                255,263.62         1
                          6.3810             1595.00            70
                          6.1310             1595.00
IONE          CA 95640    5                  05/13/05           00
0439373499                03                 07/01/05           0.0000
0041647108                O                  06/01/35
0

9793844       Y17/G01     F                  360,000.00         ZZ
                          360                359,674.55         1
                          6.5000             2275.45            90
                          6.2500             2275.45
HONOLULU      HI 96817    5                  05/12/05           23
0439365362                05                 07/01/05           0.0000
0041719386                O                  06/01/35
0

9793856       Y17/G01     F                  375,000.00         ZZ
                          360                374,721.14         1
                          7.4900             2619.49            88
                          7.2400             2619.49
TIGARD        OR 97223    5                  05/23/05           23
0439377110                05                 07/01/05           0.0000
0041747957                O                  06/01/35
0

9793858       Y17/G01     F                  379,800.00         ZZ
                          360                379,455.98         1
                          6.4900             2398.10            90
                          6.2400             2398.10
SNOHOMISH     WA 98296    5                  05/04/05           23
0439376278                05                 07/01/05           0.0000
0041487018                O                  06/01/35
0

9793892       Y17/G01     F                  445,000.00         ZZ
                          360                444,607.38         1
                          6.6250             2849.39            75
                          6.3750             2849.39
CLOVIS        CA 93619    5                  05/12/05           00
0439365099                05                 07/01/05           0.0000
0041653478                O                  06/01/35
0

9793898       Y17/G01     F                  458,000.00         ZZ
                          360                457,583.94         1
                          6.4750             2887.35            84
                          6.2250             2887.35
CLOVIS        CA 93611    5                  05/23/05           23
0439373762                05                 07/01/05           0.0000
0041695438                O                  06/01/35
0

9793912       Y17/G01     F                  502,131.00         ZZ
                          360                501,747.00         1
                          7.3500             3459.55            95
                          7.1000             3459.55
LAS VEGAS     NV 89149    1                  05/19/05           23
0439373465                03                 07/01/05           0.0000
0041373986                O                  06/01/35
0

9793914       Y17/G01     F                  503,500.00         ZZ
                          360                503,074.92         1
                          6.8500             3299.23            95
                          6.6000             3299.23
WAIPAHU       HI 96797    1                  05/24/05           23
0439373457                05                 07/01/05           0.0000
0041768789                O                  06/01/35
0

9793944       Y17/G01     F                  735,250.00         ZZ
                          360                734,582.09         1
                          6.4750             4635.20            85
                          6.2250             4635.20
HONOLULU      HI 96822    1                  05/26/05           23
0439373580                05                 07/01/05           0.0000
0041751793                O                  06/01/35
0

9811186       Q82/U56     F                  85,000.00          ZZ
                          360                84,914.98          1
                          9.4400             711.01             78
                          8.9400             711.01
NILES         MI 49120    5                  03/29/05           00
0439469875                05                 06/01/05           0.0000
2050050365650             O                  05/01/35
0

9811398       Q82/U56     F                  81,000.00          ZZ
                          360                80,818.75          1
                          8.9400             648.26             90
                          8.4400             648.26
FLEETWOOD     PA 19522    1                  03/03/05           23
0439470436                07                 04/04/05           0.0000
2030050255640             O                  03/04/35
0

9811400       Q82/U56     F                  76,500.00          ZZ
                          360                76,241.46          1
                          6.8900             503.32             90
                          6.3900             503.32
ST LOUIS      MO 63134    2                  02/25/05           23
0439459330                05                 04/02/05           0.0000
2210050293370             O                  03/02/35
0

9811408       Q82/U56     F                  85,000.00          ZZ
                          360                84,778.24          1
                          8.1900             635.00             47
                          7.6900             635.00
ATASCOSA      TX 78002    5                  03/22/05           00
0439470535                05                 04/28/05           0.0000
2320050391500             O                  03/28/35
0

9811414       Q82/U56     F                  268,200.00         ZZ
                          360                267,568.53         1
                          7.2500             1829.60            90
                          6.7500             1829.60
WINSLOW TWP   NJ 08081    5                  03/25/05           23
0439470543                05                 05/04/05           0.0000
2350050380330             O                  04/04/35
0

9811418       Q82/U56     F                  202,000.00         ZZ
                          360                201,541.80         1
                          7.4400             1404.13            81
                          6.9400             1404.13
WADESBORO     NC 28170    5                  03/25/05           23
0439470576                05                 05/01/05           0.0000
2010050329200             O                  04/01/35
0

9811426       Q82/U56     F                  54,000.00          ZZ
                          360                53,890.34          1
                          7.9900             395.86             90
                          7.4900             395.86
TAMAQUA       PA 18252    5                  03/30/05           23
0439470584                05                 05/09/05           0.0000
2030050363760             O                  04/09/35
0

9811442       Q82/U56     F                  139,500.00         ZZ
                          360                139,140.46         1
                          6.7900             908.51             90
                          6.2900             908.51
BETHPAGE      TN 37022    5                  04/06/05           23
0439470667                05                 05/11/05           0.0000
2010050337530             O                  04/11/35
0

9811446       Q82/U56     F                  330,000.00         ZZ
                          240                328,053.60         1
                          6.8500             2528.86            79
                          6.3500             2528.86
ROCKVILLE     MD 20851    5                  04/04/05           00
0439458654                05                 05/08/05           0.0000
2220050315400             O                  04/08/25
0

9811452       Q82/U56     F                  238,500.00         ZZ
                          360                237,990.05         1
                          6.7400             1545.33            90
                          6.2400             1545.33
SICKLERVILLE  NJ 08081    5                  04/11/05           23
0439459629                05                 06/01/05           0.0000
2350050382690             O                  05/01/35
0

9811464       Q82/U56     F                  326,400.00         ZZ
                          360                325,851.61         1
                          6.8900             2147.49            80
                          6.3900             2147.49
JACKSON       NJ 08527    5                  04/11/05           00
0439456708                05                 06/01/05           0.0000
2350050483220             O                  05/01/35
0

9811468       Q82/U56     F                  148,800.00         ZZ
                          360                148,554.85         1
                          6.9900             988.98             80
                          6.4900             988.98
DECATUR       GA 30035    5                  04/14/05           00
0439459546                03                 06/01/05           0.0000
2330050413080             O                  05/01/35
0

9811478       Q82/U56     F                  160,000.00         ZZ
                          360                159,788.47         1
                          8.0900             1184.08            96
                          7.5900             1184.08
JACKSONVILLE  FL 32277    5                  04/25/05           23
0439456104                05                 06/01/05           0.0000
2350050485480             O                  05/01/35
0

9815668       T24/U57     F                  145,360.00         ZZ
                          360                145,282.64         1
                          9.1250             1182.70            100
                          8.8750             1182.70
KELSO         WA 98626    1                  05/03/05           23
0439440249                05                 07/01/05           0.0000
0004016164                O                  06/01/35
0

9826705       E22/U57     F                  520,000.00         ZZ
                          360                517,713.04         1
                          6.2500             3201.73            80
                          6.0000             3201.73
PASADENA      CA 91104    5                  02/15/05           00
0423233634                05                 04/01/05           0.0000
0423233634                O                  03/01/35
0

9826898       U77/U57     F                  105,000.00         ZZ
                          360                104,897.38         1
                          9.5500             886.73             100
                          9.0500             886.73
FRANKLIN      OH 45005    5                  04/29/05           23
0439429333                05                 06/04/05           0.0000
31231665                  O                  05/04/35
0

9826974       U77/U57     F                  88,500.00          ZZ
                          360                88,451.56          1
                          8.9900             711.45             100
                          8.4900             711.45
CORINTH       MS 38834    1                  06/09/05           23
0439430562                05                 07/09/05           0.0000
31233002                  O                  06/09/35
0

9830916       Y68/U57     F                  54,150.00          ZZ
                          360                54,150.00          1
                          8.7500             426.00             95
                          8.5000             426.00
BROWNSVILLE   TX 78521    1                  06/09/05           23
0439478132                05                 08/01/05           0.0000
0001975739                O                  07/01/35
0

9847381       E22/U57     F                  608,000.00         ZZ
                          360                606,131.23         1
                          5.8750             3596.55            80
                          5.6250             3596.55
WAYZATA       MN 55391    5                  03/10/05           00
0423630409                05                 05/01/05           0.0000
0423630409                O                  04/01/35
0

9866465       E22/U57     F                  541,000.00         TX
                          360                539,376.20         1
                          6.0000             3243.57            80
                          5.7500             3243.57
SAN ANTONIO   TX 78209    5                  03/23/05           00
0423238302                05                 05/01/05           0.0000
0423238302                O                  04/01/35
0

9882191       N74/U57     F                  140,000.00         ZZ
                          360                139,525.47         3
                          6.8750             919.70             80
                          6.6250             919.70
WATERBURY     CT 06710    1                  03/17/05           00
0439125949                05                 04/17/05           0.0000
2200003162                N                  03/17/35
0

9898681       E22/U57     F                  286,000.00         ZZ
                          360                285,518.07         4
                          6.8750             1878.82            79
                          6.6250             1878.82
BURLINGTON    VT 05402    2                  04/21/05           00
0423712355                05                 06/01/05           0.0000
0423712355                N                  05/01/35
0

9899273       N67/U56     F                  106,400.00         ZZ
                          360                106,192.64         1
                          6.1250             646.50             80
                          5.8750             646.50
BAKERSFIELD   CA 93305    5                  04/01/05           00
0439207309                01                 06/01/05           0.0000
3318002514                O                  05/01/35
0

9899561       L14/U57     F                  79,296.00          ZZ
                          360                78,674.08          1
                          6.5000             501.21             80
                          6.2500             501.21
LAVERGNE      TN 37086    1                  03/28/05           00
0439202052                05                 05/01/05           0.0000
217001842                 O                  04/01/35
0

9899739       L14/U57     F                  205,600.00         ZZ
                          360                205,580.00         1
                          6.3750             1092.25            80
                          6.1250             1092.14
SAVANNAH      GA 31410    1                  03/18/05           00
0439195173                03                 05/01/05           0.0000
233051015                 O                  04/01/35
0

9902331       L14/U57     F                  208,000.00         ZZ
                          360                207,236.47         1
                          6.8750             1366.42            80
                          6.6250             1366.42
CARSON CITY   NV 89701    5                  03/23/05           00
0439197211                05                 05/01/05           0.0000
204032598                 O                  04/01/35
0

9902383       L14/U57     F                  144,000.00         ZZ
                          360                143,607.34         1
                          6.5000             910.18             80
                          6.2500             910.18
INDIANAPOLIS  IN 46202    1                  03/11/05           00
0439202169                05                 05/01/05           0.0000
222405931                 O                  04/01/35
0

9902481       L14/U57     F                  164,450.00         ZZ
                          360                163,932.43         1
                          5.7500             959.69             80
                          5.5000             959.69
BROWNSBURG    IN 46112    1                  03/25/05           00
0439199738                03                 05/01/05           0.0000
113904717                 O                  04/01/35
0

9902743       T08/U56     F                  79,800.00          ZZ
                          360                79,800.00          1
                          7.8750             523.69             95
                          7.6250             523.69
NORTH CHARLESTSC 29420    1                  04/08/05           11
0439199431                05                 06/01/05           30.0000
12151879                  N                  05/01/35
0

9902747       T08/U56     F                  140,000.00         ZZ
                          360                139,737.12         1
                          8.3750             1064.10            80
                          8.1250             1064.10
NEW BRITIAN   CT 06051    5                  04/01/05           00
0439203506                05                 05/01/05           0.0000
132313783                 N                  04/01/35
0

9902751       T08/U56     F                  134,100.00         ZZ
                          360                133,868.43         1
                          6.7500             869.77             79
                          6.5000             869.77
GULFPORT      FL 33707    5                  03/30/05           00
0439199134                05                 06/01/05           0.0000
11094467                  O                  05/01/35
0

9902837       T08/U56     F                  78,850.00          ZZ
                          360                78,850.00          1
                          7.8750             517.45             95
                          7.6250             517.45
SUMMERVILLE   SC 29483    1                  04/08/05           11
0439205550                05                 06/01/05           30.0000
12151877                  N                  05/01/35
0

9905869       M07/U57     F                  53,500.00          ZZ
                          360                53,403.00          1
                          6.5000             338.16             54
                          6.2500             338.16
SAN BERNARDINOCA 92407    5                  04/15/05           00
0439430604                05                 06/01/05           0.0000
02501226                  N                  05/01/35
0

9913595       E22/U57     F                  126,400.00         ZZ
                          360                126,165.24         4
                          6.3750             788.57             80
                          6.1250             788.57
METAIRIE      LA 70002    1                  05/02/05           00
0424025724                05                 06/01/05           0.0000
0424025724                N                  05/01/35
0

9913671       E22/U57     F                  126,400.00         ZZ
                          360                126,165.24         4
                          6.3750             788.57             80
                          6.1250             788.57
METAIRIE      LA 70003    1                  05/02/05           00
0423254242                05                 06/01/05           0.0000
0423254242                N                  05/01/35
0

9913907       E22/U57     F                  260,700.00         ZZ
                          360                260,480.98         4
                          6.8750             1712.61            80
                          6.6250             1712.61
HOLLISTER     MO 65672    1                  05/02/05           00
0423951045                05                 07/01/05           0.0000
0423951045                N                  06/01/35
0

9916345       E22/U57     F                  97,750.00          ZZ
                          360                97,667.88          1
                          6.8750             642.15             85
                          6.6250             642.15
BRANSON       MO 65616    1                  05/03/05           10
0424007243                09                 07/01/05           12.0000
0424007243                N                  06/01/35
0

9921231       W33/G01     F                  285,830.00         ZZ
                          360                285,105.47         1
                          6.8750             1877.70            11
                          6.6250             1877.70
PLAINFIELD    IL 60544    1                  04/19/05           00
0439275454                05                 05/19/05           0.0000
051089                    O                  04/19/35
0

9924293       T08/U56     F                  140,000.00         ZZ
                          360                140,000.00         1
                          7.7500             904.17             80
                          7.5000             904.17
APACHE JUNCTIOAZ 85220    5                  04/18/05           00
0439260746                05                 06/01/05           0.0000
15130200                  O                  05/01/35
0

9924329       T08/U56     F                  168,000.00         ZZ
                          360                167,756.05         1
                          7.6250             1189.09            80
                          7.3750             1189.09
TAMPA         FL 33612    1                  04/19/05           00
0439256595                05                 06/01/05           0.0000
12151827                  O                  05/01/35
0

9924339       T08/U56     F                  317,750.00         ZZ
                          360                316,905.57         1
                          5.8750             1879.61            80
                          5.6250             1879.61
LA PUENTE     CA 91744    5                  04/14/05           00
0439258294                05                 06/01/05           0.0000
45080019                  O                  05/01/35
0

9924347       T08/U56     F                  72,200.00          ZZ
                          360                72,042.22          1
                          7.6250             511.03             95
                          7.3750             511.03
MARSHALL      MI 49068    1                  03/11/05           11
0439258161                05                 05/01/05           30.0000
139000636                 N                  04/01/35
0

9925171       P27/U57     F                  615,200.00         ZZ
                          360                614,057.37         1
                          6.3750             3838.05            80
                          6.1250             3838.05
MISSION VIEJO CA 92692    1                  04/22/05           00
0439358615                03                 06/01/05           0.0000
RF81242                   O                  05/01/35
0

9926753       J40/U57     F                  164,800.00         ZZ
                          360                164,590.92         1
                          10.2500            1476.77            100
                          9.7500             1476.77
ANTIOCH       TN 37013    1                  04/01/05           23
0439327511                03                 05/01/05           0.0000
1201331                   O                  04/01/35
0

9932501       E22/G01     F                  207,960.00         ZZ
                          360                207,785.29         1
                          6.8750             1366.15            80
                          6.6250             1366.15
SACRAMENTO    CA 95823    1                  05/05/05           00
0423845452                05                 07/01/05           0.0000
0423845452                O                  06/01/35
0

9933093       253/253     F                  99,750.00          ZZ
                          360                99,577.74          1
                          6.7500             646.98             95
                          6.5000             646.98
PHOENIX       AZ 85051    1                  04/28/05           11
388992                    09                 06/01/05           30.0000
388992                    N                  05/01/35
0

9933193       L14/U57     F                  380,000.00         ZZ
                          360                380,000.00         1
                          6.1250             1939.58            80
                          5.8750             1939.58
CHAPEL HILL   NC 27516    2                  04/07/05           00
0439339706                03                 06/01/05           0.0000
207161008                 O                  05/01/35
0

9933247       L14/U57     F                  144,000.00         ZZ
                          360                143,395.35         1
                          6.5000             910.18             75
                          6.2500             910.18
APOLLO BEACH  FL 33572    1                  04/12/05           00
0439340662                07                 06/01/05           0.0000
106307884                 O                  05/01/35
0

9933327       L14/U57     F                  104,500.00         ZZ
                          360                104,323.91         1
                          6.8750             686.50             95
                          6.6250             686.50
TAMPA         FL 33618    1                  04/28/05           11
0439348269                09                 06/01/05           30.0000
201330267                 O                  05/01/35
0

9933349       L14/U57     F                  190,000.00         ZZ
                          360                189,828.24         1
                          6.5000             1200.93            75
                          6.2500             1200.93
NAPLES        FL 34116    5                  05/10/05           00
0439355751                05                 07/01/05           0.0000
209606200                 O                  06/01/35
0

9933475       L14/U57     F                  196,650.00         ZZ
                          360                196,310.42         1
                          6.7500             1275.47            95
                          6.5000             1275.47
WEST HAVEN    CT 06516    1                  04/22/05           12
0439348251                05                 06/01/05           30.0000
215116937                 O                  05/01/35
0

9933619       L14/U57     F                  186,650.00         ZZ
                          360                186,327.69         1
                          6.7500             1210.61            95
                          6.5000             1210.61
WHITE BEAR TOWMN 55110    1                  04/27/05           11
0439338229                05                 06/01/05           30.0000
227000031                 O                  05/01/35
0

9933625       L14/U57     F                  150,575.00         ZZ
                          360                150,327.42         1
                          7.0000             1001.78            95
                          6.7500             1001.78
SCHAUMBURG    IL 60193    1                  04/15/05           12
0439348566                01                 06/01/05           30.0000
227600135                 O                  05/01/35
0

9933753       L14/U57     F                  190,000.00         ZZ
                          360                189,663.79         1
                          6.6250             1216.60            69
                          6.3750             1216.60
FORT MOHAVE   AZ 86426    5                  04/18/05           00
0439338641                05                 06/01/05           0.0000
224302280                 O                  05/01/35
0

9934293       E22/U57     F                  52,487.00          ZZ
                          360                52,454.38          1
                          8.3750             398.94             95
                          8.1250             398.94
MEMPHIS       TN 38127    1                  05/16/05           23
0424194397                05                 07/01/05           0.0000
0424194397                O                  06/01/35
0

9941623       E22/G01     F                  181,280.00         ZZ
                          360                181,048.73         1
                          6.1250             1101.48            80
                          5.8750             1101.48
SHELTON       WA 98584    1                  05/13/05           00
0424157089                05                 07/01/05           0.0000
0424157089                O                  06/01/35
0

9941779       E22/U57     F                  68,800.00          ZZ
                          360                68,752.65          1
                          7.8750             498.85             80
                          7.6250             498.85
LOUISVILLE    KY 40272    5                  05/18/05           00
0423742287                05                 07/01/05           0.0000
0423742287                N                  06/01/35
0

9942325       E22/U57     F                  60,420.00          ZZ
                          360                60,391.81          1
                          9.7500             519.10             95
                          9.2500             519.10
CULLMAN       AL 35055    1                  05/19/05           23
0424056950                05                 07/01/05           0.0000
0424056950                O                  06/01/35
0

9944861       K60/U56     F                  92,700.00          T
                          360                92,578.33          1
                          8.1250             688.29             90
                          7.8750             688.29
ELIZABETH     AR 72531    1                  04/18/05           23
0439381765                05                 06/01/05           0.0000
0000102941                O                  05/01/35
0

9944981       E22/G01     F                  132,000.00         ZZ
                          360                131,877.74         1
                          6.3750             823.51             80
                          6.1250             823.51
BARNHART      MO 63012    1                  05/23/05           00
0424260891                03                 07/01/05           0.0000
0424260891                O                  06/01/35
0

9945133       E22/U57     F                  170,050.00         ZZ
                          360                169,944.31         1
                          8.3750             1292.50            95
                          8.1250             1292.50
CEDAR PARK    TX 78613    2                  05/18/05           23
0424038180                05                 07/01/05           0.0000
0424038180                O                  06/01/35
0

9946409       025/025     F                  80,000.00          ZZ
                          360                79,669.20          1
                          6.2500             492.57             90
                          6.0000             492.57
EVANS         GA 30809    5                  02/28/05           04
0031746399                05                 04/01/05           25.0000
0031746399                N                  03/01/35
0

9946415       025/025     F                  212,800.00         ZZ
                          360                212,800.00         1
                          6.6250             1174.83            80
                          6.3750             1174.83
MIAMI         FL 33165    1                  03/16/05           00
0031761331                05                 05/01/05           0.0000
0031761331                O                  04/01/35
0

9946443       025/025     F                  128,000.00         ZZ
                          360                127,640.73         1
                          6.3750             798.55             79
                          6.1250             798.55
POWDER SPRINGSGA 30127    5                  03/23/05           00
0031963754                05                 05/01/05           0.0000
0031963754                O                  04/01/35
0

9946467       025/025     F                  37,350.00          ZZ
                          360                37,262.04          1
                          7.2500             254.80             90
                          7.0000             254.80
PHILADELPHIA  PA 19125    1                  03/24/05           04
0143386068                05                 05/01/05           25.0000
0143386068                N                  04/01/35
0

9946473       025/025     F                  42,750.00          ZZ
                          360                42,649.32          1
                          7.2500             291.64             90
                          7.0000             291.64
PHILADELPHIA  PA 19134    1                  03/10/05           04
0143386167                05                 05/01/05           25.0000
0143386167                N                  04/01/35
0

9946493       025/025     F                  189,000.00         ZZ
                          360                188,532.50         4
                          7.0000             1257.43            90
                          6.7500             1257.43
ATLANTA       GA 30318    5                  03/16/05           14
0143389575                05                 05/01/05           25.0000
0143389575                N                  04/01/35
0

9946507       025/025     F                  64,000.00          ZZ
                          360                63,825.47          1
                          6.5000             404.53             80
                          6.2500             404.53
RAPID CITY    SD 57701    5                  03/08/05           00
0201107075                05                 05/01/05           0.0000
0201107075                N                  04/01/35
0

9946515       025/025     F                  97,800.00          ZZ
                          360                97,425.91          1
                          6.2500             602.17             79
                          6.0000             602.17
LOUDON        TN 37774    5                  02/17/05           00
0201218518                05                 04/01/05           0.0000
0201218518                O                  03/01/35
0

9946523       025/025     F                  183,000.00         ZZ
                          360                182,300.01         1
                          6.2500             1126.76            77
                          6.0000             1126.76
PRINCETON     NC 27569    2                  03/07/05           00
0201263993                05                 04/01/05           0.0000
0201263993                O                  03/01/35
0

9946525       025/025     F                  138,000.00         ZZ
                          360                137,991.05         1
                          6.8750             790.63             85
                          6.6250             790.57
NEWPORT NEWS  VA 23605    5                  03/01/05           12
0201264140                05                 04/01/05           12.0000
0201264140                O                  03/01/35
0

9946545       025/025     F                  170,400.00         ZZ
                          360                170,362.30         1
                          6.2500             887.50             80
                          6.0000             887.30
ARVADA        CO 80002    2                  02/23/05           00
0201292331                05                 04/01/05           0.0000
0201292331                O                  03/01/35
0

9946559       025/025     F                  253,500.00         ZZ
                          360                252,482.93         1
                          6.0000             1519.87            68
                          5.7500             1519.87
ANTIOCH       CA 94531    2                  02/28/05           00
0201304425                09                 04/01/05           0.0000
0201304425                O                  03/01/35
0

9946579       025/025     F                  136,000.00         ZZ
                          360                135,539.00         1
                          6.8750             893.43             94
                          6.6250             893.43
ROCKTON       IL 61072    5                  02/17/05           14
0201317120                05                 04/01/05           30.0000
0201317120                O                  03/01/35
0

9946581       025/025     F                  194,400.00         ZZ
                          360                193,816.50         1
                          6.0000             1165.53            80
                          5.7500             1165.53
ESOPUS        NY 12487    1                  03/09/05           00
0201317476                05                 05/01/05           0.0000
0201317476                O                  04/01/35
0

9946585       025/025     F                  96,000.00          ZZ
                          360                95,562.57          1
                          6.3750             598.92             80
                          6.1250             598.92
MYRTLE BEACH  SC 29572    1                  02/28/05           00
0201319746                01                 04/01/05           0.0000
0201319746                N                  03/01/35
0

9946615       025/025     F                  178,400.00         ZZ
                          360                177,809.93         1
                          7.0000             1186.90            80
                          6.7500             1186.90
WITTMAN       MD 21676    5                  02/24/05           00
0201341138                05                 04/01/05           0.0000
0201341138                N                  03/01/35
0

9946635       025/025     F                  118,000.00         ZZ
                          360                117,589.07         1
                          6.7500             765.35             79
                          6.5000             765.35
BELTSVILLE    MD 20705    5                  02/22/05           00
0201353497                01                 04/01/05           0.0000
0201353497                O                  03/01/35
0

9946669       025/025     F                  279,200.00         ZZ
                          360                279,200.00         1
                          5.8750             1366.92            80
                          5.6250             1366.92
WILMINGTON    NC 28405    1                  03/17/05           00
0032216673                03                 05/01/05           0.0000
0032216673                O                  04/01/35
0

9946671       025/025     F                  198,550.00         ZZ
                          360                198,116.16         1
                          7.6250             1405.32            95
                          7.3750             1405.32
JACKSONVILLE  FL 32277    5                  03/21/05           04
0032261141                05                 05/01/05           30.0000
0032261141                O                  04/01/35
0

9946673       025/025     F                  143,000.00         ZZ
                          360                142,546.99         1
                          6.3750             892.13             80
                          6.1250             892.13
WEST PALM BEACFL 33407    5                  03/07/05           00
0032349656                09                 05/01/05           0.0000
0032349656                O                  04/01/35
0

9946693       025/025     F                  26,960.00          ZZ
                          360                26,866.38          1
                          6.7500             174.86             80
                          6.5000             174.86
COLUMBUS      GA 31906    1                  02/23/05           00
0033514381                05                 04/01/05           0.0000
0033514381                N                  03/01/35
0

9946695       025/025     F                  68,000.00          ZZ
                          360                67,760.46          1
                          6.8750             446.71             80
                          6.6250             446.71
JACKSONVILLE  FL 32225    1                  02/28/05           00
0033546896                05                 04/01/05           0.0000
0033546896                O                  03/01/35
0

9946729       025/025     F                  335,244.00         ZZ
                          360                335,244.00         1
                          5.8750             1641.30            80
                          5.6250             1641.30
RALEIGH       NC 27614    1                  02/28/05           00
0134782218                03                 04/01/05           0.0000
0134782218                O                  03/01/35
0

9946757       025/025     F                  37,600.00          T
                          360                37,502.31          1
                          6.7500             243.88             80
                          6.5000             243.88
MYRTLE BEACH  SC 29572    1                  03/11/05           00
0201373925                06                 05/01/05           0.0000
0201373925                O                  04/01/35
0

9946765       025/025     F                  257,000.00         ZZ
                          360                256,976.38         4
                          6.7500             1445.63            80
                          6.5000             1445.49
FITCHBURG     MA 01420    5                  02/11/05           00
0201378403                05                 04/01/05           0.0000
0201378403                N                  03/01/35
0

9946775       025/025     F                  392,800.00         ZZ
                          360                391,224.11         4
                          6.0000             2355.03            80
                          5.7500             2355.03
SHAKOPEE      MN 55379    5                  02/28/05           00
0201385689                05                 04/01/05           0.0000
0201385689                N                  03/01/35
0

9946779       025/025     F                  396,000.00         ZZ
                          360                394,411.26         4
                          6.0000             2374.22            80
                          5.7500             2374.22
PRIOR LAKE    MN 55372    5                  02/28/05           00
0201385879                05                 04/01/05           0.0000
0201385879                N                  03/01/35
0

9946783       025/025     F                  102,600.00         ZZ
                          360                102,284.79         3
                          7.3750             708.64             90
                          7.1250             708.64
LEWISTON      ME 04240    1                  02/28/05           14
0201386364                05                 04/01/05           25.0000
0201386364                N                  03/01/35
0

9946803       025/025     F                  112,800.00         ZZ
                          360                112,453.31         1
                          5.8750             667.25             76
                          5.6250             667.25
WINCHESTER    VA 22602    5                  03/08/05           00
0201396009                05                 05/01/05           0.0000
0201396009                O                  04/01/35
0

9946807       025/025     F                  116,000.00         ZZ
                          360                116,000.00         2
                          6.3750             616.25             80
                          6.1250             616.25
BALTIMORE     MD 21234    1                  02/28/05           00
0201398708                05                 04/01/05           0.0000
0201398708                O                  03/01/35
0

9946893       025/025     F                  457,000.00         ZZ
                          360                455,740.53         1
                          6.7500             2964.09            77
                          6.5000             2964.09
GENOA TOWNSHIPMI 48116    5                  03/04/05           00
0201431236                03                 05/01/05           0.0000
0201431236                O                  04/01/35
0

9946917       025/025     F                  45,000.00          ZZ
                          360                44,896.65          1
                          7.3750             310.80             78
                          7.1250             310.80
MILWAUKEE     WI 53223    5                  03/25/05           00
0201436771                01                 05/01/05           0.0000
0201436771                N                  04/01/35
0

9946933       025/025     F                  169,600.00         ZZ
                          360                169,159.44         1
                          6.7500             1100.03            95
                          6.5000             1100.03
MYRTLE BEACH  SC 29579    1                  03/08/05           14
0201442423                03                 05/01/05           30.0000
0201442423                O                  04/01/35
0

9946945       025/025     F                  184,000.00         ZZ
                          360                184,000.00         1
                          6.0000             920.00             80
                          5.7500             920.00
LOVELAND      CO 80537    2                  03/25/05           00
0201445525                05                 05/01/05           0.0000
0201445525                O                  04/01/35
0

9946963       025/025     F                  88,920.00          ZZ
                          360                88,919.73          1
                          6.2500             463.13             80
                          6.0000             463.12
SPAINISH FORK UT 84660    1                  03/02/05           00
0142707215                09                 04/01/05           0.0000
0142707215                O                  03/01/35
0

9946975       025/025     F                  400,000.00         ZZ
                          360                398,541.76         2
                          6.5000             2528.28            80
                          6.2500             2528.28
CHICAGO       IL 60640    1                  02/22/05           00
0142862341                05                 04/01/05           0.0000
0142862341                O                  03/01/35
0

9946995       025/025     F                  190,000.00         ZZ
                          360                188,894.74         1
                          6.8750             1248.17            95
                          6.6250             1248.17
GRAFTON       MA 01536    1                  03/23/05           14
0142872746                05                 05/01/05           30.0000
0142872746                O                  04/01/35
0

9947005       025/025     F                  133,600.00         ZZ
                          360                133,500.00         1
                          5.6250             626.25             80
                          5.3750             625.78
ATLANTA       GA 30341    1                  02/28/05           00
0142926013                05                 04/01/05           0.0000
0142926013                O                  03/01/35
0

9947007       025/025     F                  146,000.00         T
                          360                145,572.09         1
                          6.1250             887.12             80
                          5.8750             887.12
ATLANTA       GA 30328    1                  03/28/05           00
0142926427                09                 05/01/05           0.0000
0142926427                O                  04/01/35
0

9947011       025/025     F                  650,000.00         ZZ
                          360                647,742.48         1
                          6.7500             4215.89            75
                          6.5000             4215.89
MORGAN HILL   CA 95037    5                  02/24/05           00
0142948223                05                 04/01/05           0.0000
0142948223                O                  03/01/35
0

9947015       025/025     F                  132,000.00         ZZ
                          360                131,457.71         1
                          5.8750             780.83             80
                          5.6250             780.83
WILLOWS       CA 95988    5                  02/23/05           00
0142949213                05                 04/01/05           0.0000
0142949213                O                  03/15/35
0

9947041       025/025     F                  108,545.00         ZZ
                          360                108,203.21         1
                          7.2500             740.47             85
                          7.0000             740.47
SELBYVILLE    DE 19975    1                  02/23/05           14
0143034890                05                 04/01/05           12.0000
0143034890                N                  03/01/35
0

9947063       025/025     F                  207,200.00         ZZ
                          360                207,200.00         1
                          6.3750             1100.75            80
                          6.1250             1100.75
SAMMAMISH     WA 98074    1                  03/17/05           00
0143047439                05                 05/01/05           0.0000
0143047439                O                  04/01/35
0

9947071       025/025     F                  232,700.00         ZZ
                          360                231,871.92         1
                          6.6250             1490.01            95
                          6.3750             1490.01
CLERMONT      FL 34711    1                  02/20/05           14
0143066660                03                 04/01/05           30.0000
0143066660                O                  03/01/35
0

9947085       025/025     F                  163,000.00         ZZ
                          360                162,533.59         1
                          6.2500             1003.62            79
                          6.0000             1003.62
TAMARAC       FL 33321    5                  03/02/05           00
0143070795                09                 05/01/05           0.0000
0143070795                O                  04/01/35
0

9947093       025/025     F                  416,000.00         ZZ
                          360                416,000.00         1
                          6.1250             2123.33            80
                          5.8750             2123.33
COLORADO SPRINCO 80921    1                  03/23/05           00
0201447638                05                 05/01/05           0.0000
0201447638                O                  04/01/35
0

9947097       025/025     F                  136,515.00         ZZ
                          360                136,133.65         1
                          6.3750             851.68             95
                          6.1250             851.68
OCALA         FL 34476    1                  03/11/05           04
0201448776                03                 05/01/05           30.0000
0201448776                O                  04/01/35
0

9947127       025/025     F                  125,600.00         ZZ
                          360                125,289.31         1
                          7.0000             835.63             80
                          6.7500             835.63
MYRTLE BEACH  SC 29577    1                  03/07/05           00
0201457801                21                 05/01/05           0.0000
0201457801                N                  04/01/35
0

9947211       025/025     F                  125,100.00         ZZ
                          360                124,798.10         1
                          7.1250             842.82             90
                          6.8750             842.82
TULARE        CA 93274    1                  03/18/05           11
0201535176                05                 05/01/05           25.0000
0201535176                N                  04/01/35
0

9947217       025/025     F                  153,000.00         ZZ
                          360                152,665.69         1
                          7.6250             1082.92            76
                          7.3750             1082.92
LOUISVILLE    KY 40220    1                  03/23/05           00
0201550498                05                 05/01/05           0.0000
0201550498                O                  04/01/35
0

9947221       025/025     F                  100,000.00         ZZ
                          360                99,699.82          1
                          6.0000             599.56             51
                          5.7500             599.56
MIMS          FL 32754    1                  03/16/05           00
0143284206                05                 05/01/05           0.0000
0143284206                O                  04/01/35
0

9947237       025/025     F                  171,200.00         T
                          360                170,851.91         1
                          6.7500             963.00             80
                          6.5000             961.87
PORT ST LUCIE FL 34986    1                  03/04/05           00
0143286102                03                 04/01/05           0.0000
0143286102                O                  03/01/35
0

9947239       025/025     F                  198,000.00         ZZ
                          360                197,485.68         1
                          6.7500             1284.23            83
                          6.5000             1284.23
SUNRISE       FL 33323    5                  03/15/05           12
0143286151                05                 05/01/05           12.0000
0143286151                O                  04/01/35
0

9947259       025/025     F                  54,800.00          ZZ
                          360                54,500.19          1
                          6.5000             346.38             80
                          6.2500             346.38
RAPID CITY    SD 57701    1                  02/22/05           00
0143294155                05                 04/01/05           0.0000
0143294155                N                  03/01/35
0

9947271       025/025     F                  95,040.00          ZZ
                          360                94,773.50          1
                          6.3750             592.93             88
                          6.1250             592.93
BOISE         ID 83709    5                  03/04/05           14
0143302149                05                 05/01/05           25.0000
0143302149                O                  04/01/35
0

9947297       025/025     F                  261,000.00         ZZ
                          360                260,442.47         1
                          7.8750             1892.44            90
                          7.6250             1892.44
AURORA        CO 80012    5                  03/25/05           11
0143384295                05                 05/01/05           25.0000
0143384295                O                  04/01/35
0

9947299       025/025     F                  214,200.00         ZZ
                          360                213,657.02         1
                          6.8750             1407.15            90
                          6.6250             1407.15
DULUTH        GA 30096    1                  03/23/05           12
0143385094                05                 05/01/05           25.0000
0143385094                O                  04/01/35
0

9947307       025/025     F                  37,800.00          ZZ
                          360                37,710.99          1
                          7.2500             257.87             90
                          7.0000             257.87
PHILADELPHIA  PA 19134    1                  03/24/05           04
0143386050                05                 05/01/05           25.0000
0143386050                N                  04/01/35
0

9947331       025/025     F                  228,800.00         ZZ
                          360                227,965.86         1
                          6.5000             1446.18            80
                          6.2500             1446.18
PORTLAND      OR 97219    5                  02/28/05           00
0143090769                05                 04/01/05           0.0000
0143090769                O                  03/01/35
0

9947339       025/025     F                  85,050.00          ZZ
                          360                84,859.43          1
                          7.5000             594.69             90
                          7.2500             594.69
IRMO          SC 29063    5                  03/02/05           04
0143106391                05                 05/01/05           25.0000
0143106391                O                  04/01/35
0

9947343       025/025     F                  146,250.00         ZZ
                          360                145,870.11         1
                          6.7500             948.58             90
                          6.5000             948.58
SURFSIDE BEACHSC 29575    1                  03/10/05           14
0143106854                05                 05/01/05           25.0000
0143106854                O                  04/01/35
0

9947353       025/025     F                  104,000.00         ZZ
                          360                103,368.38         1
                          6.5000             657.36             79
                          6.2500             657.36
GLENDALE      AZ 85303    2                  02/24/05           00
0143132868                05                 04/01/05           0.0000
0143132868                O                  03/01/35
0

9947365       025/025     F                  359,500.00         ZZ
                          360                358,220.74         1
                          6.6250             2301.92            76
                          6.3750             2301.92
NORFOLK       VA 23507    5                  02/28/05           00
0143148807                05                 04/01/05           0.0000
0143148807                O                  03/01/35
0

9947367       025/025     F                  140,000.00         ZZ
                          360                139,579.76         1
                          6.0000             839.38             80
                          5.7500             839.38
FRESNO        CA 93702    5                  03/10/05           00
0143148930                05                 05/01/05           0.0000
0143148930                O                  04/01/35
0

9947379       025/025     F                  88,000.00          T
                          240                87,466.77          1
                          6.6250             662.60             80
                          6.3750             662.60
BRYAN         TX 77802    1                  03/04/05           00
0143152247                05                 05/01/05           0.0000
0143152247                O                  04/01/25
0

9947415       025/025     F                  144,000.00         ZZ
                          360                144,000.00         1
                          6.3750             765.00             80
                          6.1250             765.00
DENVER        CO 80203    2                  03/08/05           00
0143159663                06                 05/01/05           0.0000
0143159663                O                  04/01/35
0

9947425       025/025     F                  249,850.00         ZZ
                          360                249,168.69         2
                          6.5000             1579.23            95
                          6.2500             1579.23
BERWYN        IL 60402    1                  03/23/05           04
0143161180                05                 05/01/05           30.0000
0143161180                O                  04/01/35
0

9947431       025/025     F                  171,350.00         ZZ
                          360                170,891.21         2
                          6.6250             1097.18            80
                          6.3750             1097.18
CHICAGO       IL 60637    1                  03/16/05           00
0143161834                05                 05/01/05           0.0000
0143161834                O                  04/01/35
0

9947443       025/025     F                  82,400.00          ZZ
                          360                82,379.31          1
                          5.8750             403.42             80
                          5.6250             403.31
WINDER        GA 30680    2                  03/02/05           00
0143163061                05                 05/01/05           0.0000
0143163061                O                  04/01/35
0

9947447       025/025     F                  280,000.00         ZZ
                          360                279,254.76         4
                          6.6250             1792.88            80
                          6.3750             1792.88
CHICAGO       IL 60629    5                  03/11/05           00
0143163566                05                 05/01/05           0.0000
0143163566                O                  04/01/35
0

9947465       025/025     F                  313,950.00         ZZ
                          360                310,872.87         1
                          6.7500             2036.28            95
                          6.5000             2036.28
PLANO         IL 60545    1                  03/01/05           12
0143165108                03                 04/01/05           30.0000
0143165108                O                  03/01/35
0

9947471       025/025     F                  156,750.00         ZZ
                          360                156,389.96         1
                          7.3750             1082.64            95
                          7.1250             1082.64
LAWRENCEVILLE GA 30043    5                  03/22/05           12
0143166064                05                 05/01/05           30.0000
0143166064                O                  04/01/35
0

9947475       025/025     F                  68,400.00          ZZ
                          360                68,234.91          1
                          7.1250             460.83             90
                          6.8750             460.83
SAVANNAH      GA 31419    1                  03/07/05           12
0143166247                05                 05/01/05           25.0000
0143166247                N                  04/01/35
0

9947479       025/025     F                  73,800.00          ZZ
                          360                73,621.88          1
                          7.1250             497.21             90
                          6.8750             497.21
SAVANNAH      GA 31404    1                  03/07/05           12
0143166262                05                 05/01/05           25.0000
0143166262                N                  04/01/35
0

9947487       025/025     F                  138,000.00         ZZ
                          360                137,614.49         1
                          6.3750             860.95             90
                          6.1250             860.95
COLLEGE PARK  GA 30337    2                  03/22/05           12
0143166759                05                 05/01/05           25.0000
0143166759                O                  04/01/35
0

9947503       025/025     F                  81,900.00          ZZ
                          360                81,669.85          2
                          7.0000             544.88             90
                          6.7500             544.88
ALBANY        NY 12206    1                  03/11/05           11
0143168615                05                 05/01/05           25.0000
0143168615                N                  04/01/35
0

9947507       025/025     F                  110,000.00         T
                          360                109,677.59         1
                          6.1250             668.38             35
                          5.8750             668.38
EAST LYME     CT 06357    5                  03/07/05           00
0143169126                05                 05/01/05           0.0000
0143169126                O                  04/01/35
0

9947547       025/025     F                  104,000.00         ZZ
                          360                103,723.19         1
                          6.6250             665.93             80
                          6.3750             665.93
PHOENIX       AZ 85019    1                  03/24/05           00
0143190171                05                 05/01/05           0.0000
0143190171                O                  04/01/35
0

9947573       025/025     F                  143,900.00         ZZ
                          360                143,454.33         1
                          6.0000             862.76             80
                          5.7500             862.76
SILVERTON     OR 97381    1                  03/04/05           00
0143264711                05                 05/01/05           0.0000
0143264711                O                  04/01/35
0

9947605       025/025     F                  140,800.00         ZZ
                          360                140,261.42         1
                          6.2500             866.93             80
                          6.0000             866.93
DELTONA       FL 32738    5                  02/23/05           00
0029887569                05                 04/01/05           0.0000
0029887569                O                  03/01/35
0

9947633       025/025     F                  128,000.00         ZZ
                          360                127,650.97         1
                          6.5000             809.05             80
                          6.2500             809.05
LAWRENCEVILLE GA 30043    5                  03/22/05           00
0030984645                05                 05/01/05           0.0000
0030984645                N                  04/01/35
0

9947661       025/025     F                  136,000.00         ZZ
                          360                135,504.18         1
                          6.5000             859.62             80
                          6.2500             859.62
EUGENE        OR 97405    5                  02/24/05           00
0143265288                05                 04/01/05           0.0000
0143265288                N                  03/01/35
0

9947665       025/025     F                  164,000.00         ZZ
                          360                164,000.00         1
                          6.7500             922.50             80
                          6.5000             922.50
GRANTS PASS   OR 97526    5                  02/28/05           00
0143265353                05                 04/01/05           0.0000
0143265353                N                  03/01/35
0

9947677       025/025     F                  308,000.00         ZZ
                          360                307,118.69         4
                          6.2500             1896.41            80
                          6.0000             1896.41
PORTLAND      OR 97219    2                  03/23/05           00
0143266799                05                 05/01/05           0.0000
0143266799                N                  04/01/35
0

9947681       025/025     F                  154,300.00         ZZ
                          360                154,300.00         1
                          5.5000             707.21             80
                          5.2500             707.21
PORTLAND      OR 97217    1                  03/24/05           00
0143270239                05                 05/01/05           0.0000
0143270239                O                  04/01/35
0

9947683       025/025     F                  400,000.00         ZZ
                          360                398,432.92         1
                          6.1250             2430.45            75
                          5.8750             2430.45
BAINBRIDGE ISLWA 98110    5                  02/22/05           00
0143273225                05                 04/01/05           0.0000
0143273225                O                  03/01/35
0

9947705       T08/U56     F                  740,000.00         ZZ
                          360                740,000.00         1
                          5.6250             3468.75            80
                          5.3750             3468.75
PARADISE VALLEAZ 85253    1                  05/12/05           00
0439349408                03                 07/01/05           0.0000
132314683                 O                  06/01/35
0

9947719       T08/U56     F                  130,000.00         ZZ
                          360                130,000.00         1
                          6.2500             677.08             80
                          6.0000             677.08
TAMPA         FL 33606    1                  05/10/05           00
0439350216                01                 07/01/05           0.0000
11094561                  O                  06/01/35
0

9947721       T08/U56     F                  87,020.00          ZZ
                          360                87,020.00          2
                          7.9990             580.06             95
                          6.7464             580.06
NASHVILLE     TN 37217    1                  05/05/05           26
0439351289                05                 07/01/05           30.0000
12157320                  N                  06/01/35
0

9947723       T08/U56     F                  134,400.00         ZZ
                          360                134,400.00         1
                          6.5000             728.00             80
                          6.2500             728.00
RIVERVIEW     FL 33569    1                  05/06/05           00
0439351255                03                 07/01/05           0.0000
11094554                  O                  06/01/35
0

9947725       T08/U56     F                  162,355.00         ZZ
                          360                162,355.00         1
                          7.7500             1048.54            95
                          6.4974             1048.54
MULBERRY      FL 33860    1                  05/10/05           11
0439350737                03                 07/01/05           30.0000
12152465                  N                  06/01/35
0

9947729       T08/U56     F                  201,000.00         ZZ
                          360                201,000.00         1
                          6.7500             1130.63            75
                          6.5000             1130.63
FREDERICKSBURGVA 22405    1                  05/10/05           00
0439358144                09                 07/01/05           0.0000
31050958                  N                  06/01/35
0

9947731       T08/U56     F                  160,500.00         ZZ
                          360                160,222.85         2
                          6.7500             1041.00            85
                          6.5000             1041.00
EDGEWATER     FL 32141    5                  04/29/05           11
0439349978                05                 06/01/05           12.0000
11241127                  O                  05/01/35
0

9947737       T08/U56     F                  250,000.00         ZZ
                          360                250,000.00         1
                          7.0000             1458.33            61
                          6.7500             1458.33
SILVER SPRING MD 20906    5                  05/03/05           00
0439350679                05                 07/01/05           0.0000
31032751                  O                  06/01/35
0

9947741       T08/U56     F                  153,750.00         ZZ
                          360                153,750.00         1
                          7.3750             944.92             75
                          7.1250             944.92
RICHMOND      VA 23222    1                  05/03/05           00
0439365248                05                 07/01/05           0.0000
12152287                  N                  06/01/35
0

9947743       T08/U56     F                  155,500.00         ZZ
                          360                155,405.80         1
                          8.5000             1195.66            95
                          8.2500             1195.66
CITRUS SPRING FL 34434    1                  05/11/05           11
0439350810                05                 07/01/05           30.0000
132029220                 N                  06/01/35
0

9947745       T08/U56     F                  317,000.00         ZZ
                          360                316,706.39         1
                          6.3750             1977.67            80
                          6.1250             1977.67
EASTON        PA 18045    1                  05/05/05           00
0439350851                05                 07/01/05           0.0000
132314756                 O                  06/01/35
0

9947747       T08/U56     F                  1,200,000.00       ZZ
                          360                1,200,000.00       1
                          7.0000             7000.00            80
                          6.7500             7000.00
DANA POINT    CA 92629    1                  05/05/05           00
0439349887                03                 07/01/05           0.0000
45180088                  O                  06/01/35
0

9947757       T08/U56     F                  155,800.00         ZZ
                          360                155,800.00         1
                          7.7500             1006.21            95
                          7.5000             1006.21
CHARLOTTE     NC 28215    1                  05/05/05           11
0439350919                03                 07/01/05           30.0000
12157268                  N                  06/01/35
0

9947763       T08/U56     F                  152,000.00         ZZ
                          360                151,699.68         3
                          8.1250             1128.60            80
                          7.8750             1128.60
TITUSVILLE    FL 32780    1                  03/23/05           00
0439349945                05                 05/01/05           0.0000
132028762                 N                  04/01/35
0

9947765       T08/U56     F                  202,500.00         ZZ
                          360                202,500.00         1
                          8.2500             1392.19            90
                          8.0000             1392.19
SUN CITY      AZ 85351    1                  05/05/05           11
0439365636                05                 07/01/05           25.0000
45060148                  N                  06/01/35
0

9947773       T08/U56     F                  139,000.00         ZZ
                          360                138,896.84         1
                          7.5000             971.91             76
                          7.2500             971.91
PORT SAINT LUCFL 34983    5                  05/10/05           00
0439350646                05                 07/01/05           0.0000
132029572                 O                  06/01/35
0

9947775       T08/U56     F                  128,000.00         ZZ
                          360                127,902.61         1
                          7.3750             884.06             78
                          7.1250             884.06
ORLANDO       FL 32832    5                  05/09/05           00
0439349820                05                 07/01/05           0.0000
11094597                  N                  06/01/35
0

9947777       T08/U56     F                  200,000.00         ZZ
                          360                199,573.81         1
                          7.7500             1432.82            68
                          7.5000             1432.82
GAITHERSBURG  MD 20879    5                  03/21/05           00
0439349812                09                 05/01/05           0.0000
31032692                  O                  04/01/35
0

9947779       T08/U56     F                  66,500.00          ZZ
                          360                66,448.12          1
                          7.2500             453.65             95
                          7.0000             453.65
TAMPA         FL 33604    1                  05/06/05           11
0439351214                05                 07/01/05           30.0000
11094507                  N                  06/01/35
0

9947783       T08/U56     F                  76,000.00          ZZ
                          360                76,000.00          1
                          7.2500             459.17             95
                          7.0000             459.17
CINCINNATI    OH 45232    1                  05/05/05           11
0439349788                05                 07/01/05           30.0000
12157194                  N                  06/01/35
0

9947789       T08/U56     F                  97,920.00          ZZ
                          360                97,920.00          1
                          6.8750             561.00             80
                          6.6250             561.00
CHARLESTON    SC 29412    1                  05/11/05           00
0439349366                01                 07/01/05           0.0000
12151881                  O                  06/01/35
0

9947791       T08/U56     F                  151,000.00         ZZ
                          360                150,873.14         1
                          6.8750             991.96             95
                          6.6250             991.96
AURORA        IL 60506    1                  05/12/05           11
0439350232                05                 07/01/05           30.0000
132314680                 N                  06/01/35
0

9947795       T08/U56     F                  225,575.00         ZZ
                          360                225,069.63         1
                          7.5000             1577.25            95
                          7.2500             1577.25
LEESBURG      FL 34748    1                  03/22/05           11
0439350935                03                 05/01/05           30.0000
11042581                  O                  04/01/35
0

9947797       T08/U56     F                  183,950.00         ZZ
                          360                183,829.67         1
                          8.1250             1365.82            65
                          7.8750             1365.82
LYONS         WI 53105    1                  05/09/05           00
0439349804                05                 07/01/05           0.0000
132314787                 O                  06/01/35
0

9947799       T08/U56     F                  111,750.00         ZZ
                          360                111,750.00         1
                          7.8750             733.36             95
                          6.6224             733.36
HOLLY HILL    FL 32117    1                  05/02/05           26
0439349986                05                 06/01/05           30.0000
132028962                 N                  05/01/35
0

9947819       T08/U56     F                  116,100.00         ZZ
                          360                116,100.00         1
                          7.1250             689.34             90
                          6.8750             689.34
BAKERSFIELD   CA 93305    1                  05/09/05           11
0439349671                05                 07/01/05           25.0000
45190024                  N                  06/01/35
0

9947821       T08/U56     F                  162,000.00         ZZ
                          360                162,000.00         1
                          6.5000             877.50             90
                          6.2500             877.50
EDGEWATER     FL 32132    5                  05/03/05           11
0439350562                05                 07/01/05           25.0000
19990598                  O                  06/01/35
0

9947829       T08/U56     F                  549,000.00         ZZ
                          360                549,000.00         1
                          6.7500             3088.13            76
                          6.5000             3088.13
ORLANDO       FL 32803    5                  05/06/05           00
0439349499                05                 07/01/05           0.0000
11211164                  O                  06/01/35
0

9947833       T08/U56     F                  128,250.00         ZZ
                          360                128,250.00         1
                          8.7500             935.16             95
                          7.4974             935.16
CANAL WINCHESTOH 43110    1                  05/09/05           26
0439350786                05                 07/01/05           30.0000
132314649                 N                  06/01/35
0

9947849       T08/U56     F                  190,000.00         ZZ
                          360                189,836.41         1
                          6.7500             1232.34            65
                          6.5000             1232.34
SPARKS        NV 89436    5                  04/28/05           00
0439350638                05                 07/01/05           0.0000
45100031                  O                  06/01/35
0

9947851       T08/U56     F                  106,320.00         ZZ
                          360                106,221.53         1
                          6.3750             663.30             80
                          6.1250             663.30
MIAMI         FL 33173    1                  05/10/05           00
0439365610                01                 07/01/05           0.0000
11250270                  N                  06/01/35
0

9947863       T08/U56     F                  61,750.00          ZZ
                          360                61,703.02          1
                          7.3750             426.49             95
                          7.1250             426.49
WICHITA       KS 67213    1                  05/05/05           11
0439350604                05                 07/01/05           30.0000
12157234                  N                  06/01/35
0

9947875       T08/U56     F                  99,750.00          ZZ
                          360                99,750.00          1
                          8.6250             716.95             95
                          7.3724             716.95
EUCLID        OH 44123    1                  05/10/05           26
0439350133                05                 07/01/05           30.0000
132314543                 N                  06/01/35
0

9947879       T08/U56     F                  132,715.00         ZZ
                          360                132,715.00         1
                          8.5000             940.06             95
                          7.2474             940.06
PORT SAINT LUCFL 34986    1                  05/05/05           11
0439365669                01                 07/01/05           30.0000
11300026                  N                  06/01/35
0

9947883       T08/U56     F                  120,924.00         ZZ
                          360                120,696.94         1
                          8.3750             919.11             70
                          8.1250             919.11
KISSIMMEE     FL 34758    1                  03/31/05           00
0439350620                03                 05/01/05           0.0000
11211122                  N                  04/01/35
0

9947887       T08/U56     F                  113,050.00         ZZ
                          360                112,809.09         2
                          7.7500             809.90             95
                          7.5000             809.90
CHICAGO       IL 60636    1                  03/14/05           11
0439350885                05                 05/01/05           30.0000
132313072                 N                  04/01/35
0

9947893       T08/U56     F                  148,500.00         ZZ
                          360                148,500.00         1
                          9.2500             1144.69            90
                          7.9974             1144.69
KISSIMMEE     FL 34759    1                  05/11/05           11
0439350000                03                 07/01/05           25.0000
12152527                  N                  06/01/35
0

9947903       T08/U56     F                  63,650.00          ZZ
                          360                63,595.20          1
                          6.7500             412.83             95
                          6.5000             412.83
ORLANDO       FL 32805    1                  05/05/05           11
0439350364                05                 07/01/05           30.0000
110111703                 N                  06/01/35
0

9947915       T08/U56     F                  125,305.00         ZZ
                          360                125,209.65         1
                          7.3750             865.45             95
                          7.1250             865.45
MIAMI         FL 33193    1                  05/04/05           11
0439350596                01                 07/01/05           30.0000
11250358                  N                  06/01/35
0

9948037       M21/U56     F                  95,000.00          ZZ
                          360                94,857.12          1
                          7.4500             661.01             95
                          6.9500             661.01
WACO          TX 76712    2                  04/15/05           23
0439332917                05                 06/01/05           0.0000
0002098885                O                  05/01/35
0

9948041       M21/U56     F                  137,750.00         ZZ
                          360                137,546.94         1
                          7.5500             967.89             95
                          7.0500             967.89
UNIONTOWN     PA 15401    5                  04/20/05           23
0439333535                05                 06/01/05           0.0000
0002101207                O                  05/01/35
0

9948619       M21/U56     F                  342,000.00         ZZ
                          360                341,379.97         1
                          6.5000             2161.68            90
                          6.0000             2161.68
PARTLOW       VA 22534    5                  04/19/05           23
0439334079                05                 06/01/05           0.0000
1001697373                O                  05/01/35
0

9948667       M21/U56     F                  194,122.00         ZZ
                          360                192,897.18         1
                          6.6000             1239.78            90
                          6.1000             1239.78
GRAND PRAIRIE TX 75052    1                  11/30/04           23
0439334095                05                 01/01/05           0.0000
0001981558                O                  12/01/34
0

9948827       U85/U57     F                  109,800.00         ZZ
                          360                109,707.75         1
                          6.8750             721.31             90
                          6.6250             721.31
DOLTON        IL 60419    5                  05/13/05           48
0439335910                05                 07/01/05           25.0000
0505011914                O                  06/01/35
0

9948883       U85/U57     F                  167,200.00         ZZ
                          360                167,072.14         1
                          7.3500             1151.96            95
                          7.1000             1151.96
CEDAR GROVE   WI 53013    5                  05/16/05           48
0439483470                05                 07/01/05           30.0000
0505011901                O                  06/01/35
0

9948981       E86/U57     F                  250,000.00         ZZ
                          360                249,626.64         1
                          7.8750             1812.67            76
                          7.3750             1812.67
CLOVIS        CA 93619    5                  04/25/05           00
0439497868                27                 06/01/05           0.0000
0000812802                O                  05/01/35
0

9949695       808/U57     F                  416,340.00         ZZ
                          360                415,871.45         1
                          8.8750             3312.59            90
                          8.6250             3312.59
STOCKTON      CA 95212    1                  04/05/05           23
0439336264                05                 06/01/05           0.0000
94W1002653                O                  05/01/35
0

9949837       E60/U57     F                  1,904,000.00       ZZ
                          360                1,904,000.00       1
                          6.5000             12034.58           68
                          6.2500             12034.58
LOS ANGELES   CA 91356    5                  06/01/05           00
0439379231                05                 08/01/05           0.0000
WH01250964                O                  07/01/35
0

9950255       E22/U57     F                  133,600.00         ZZ
                          360                133,337.58         1
                          6.6250             855.46             90
                          6.3750             855.46
KIEL          WI 53042    5                  02/20/05           23
0424092641                05                 07/01/05           0.0000
0424092641                O                  06/01/35
0

9950497       E22/U57     F                  66,500.00          ZZ
                          360                66,445.49          1
                          7.0000             442.43             95
                          6.7500             442.43
OZARK         AL 36360    1                  05/25/05           01
0424290153                05                 07/01/05           30.0000
0424290153                N                  06/01/35
0

9950579       P09/U57     F                  248,500.00         ZZ
                          360                248,273.16         1
                          6.4500             1562.53            70
                          6.2000             1562.53
WASHINGTON    DC 20017    5                  05/13/05           00
0439375924                05                 07/01/05           0.0000
BOWMANTOUJA1              O                  06/01/35
0

9950763       F34/U57     F                  75,905.00          ZZ
                          360                75,694.00          1
                          7.8750             550.36             95
                          7.6250             550.36
GARY          IN 46408    1                  02/23/05           23
0439353517                05                 04/01/05           0.0000
3200502017                N                  03/01/35
0

9950847       H81/U57     F                  57,000.00          ZZ
                          360                56,955.54          2
                          7.2500             388.84             95
                          7.0000             388.84
MILWAUKEE     WI 53210    1                  05/19/05           10
0439342346                05                 07/01/05           30.0000
40051062                  N                  06/01/35
0

9950861       P01/U57     F                  62,000.00          ZZ
                          360                61,953.99          3
                          7.5000             433.51             78
                          7.2500             433.51
ALBANY        NY 12202    5                  05/04/05           00
0439343534                05                 07/01/05           0.0000
050011313                 N                  06/01/35
0

9951303       808/U57     F                  406,000.00         ZZ
                          360                404,970.83         3
                          6.8750             2667.14            70
                          6.6250             2667.14
SAN DIEGO     CA 92115    5                  03/17/05           00
0439342197                05                 05/01/05           0.0000
99W1002473                N                  04/01/35
0

9952049       A11/U57     F                  87,750.00          ZZ
                          360                87,750.00          1
                          6.2500             457.03             59
                          6.0000             457.03
MONTGOMERY    PA 17752    5                  05/09/05           00
0439340332                05                 07/01/05           0.0000
4675101026                O                  06/01/35
0

9952107       A11/U57     F                  252,000.00         ZZ
                          360                252,000.00         1
                          6.5000             1365.00            80
                          6.2500             1365.00
WAPPINGERS FALNY 12590    2                  05/06/05           00
0439344706                05                 07/01/05           0.0000
4674938021                O                  06/01/35
0

9952119       A11/U57     F                  135,000.00         ZZ
                          360                135,000.00         1
                          6.2500             703.13             80
                          6.0000             703.12
LINDENHURST   IL 60046    2                  05/14/05           00
0439345034                05                 07/01/05           0.0000
4675074733                O                  06/01/35
0

9952137       A11/U57     F                  168,000.00         ZZ
                          360                168,000.00         1
                          6.3750             892.50             79
                          6.1250             892.50
GRAND BLANC   MI 48439    2                  04/30/05           00
0439346107                05                 07/01/05           0.0000
4674890608                O                  06/01/35
0

9952147       A11/U57     F                  176,000.00         ZZ
                          360                176,000.00         1
                          6.3750             935.00             80
                          6.1250             935.00
YPSILANTI     MI 48197    2                  05/13/05           00
0439344045                01                 07/01/05           0.0000
1175143567                O                  06/01/35
0

9953111       E22/U57     F                  54,000.00          ZZ
                          360                53,956.82          1
                          7.1250             363.81             90
                          6.8750             363.81
COUNCIL BLUFFSIA 51501    1                  05/26/05           04
0423957364                05                 07/01/05           25.0000
0423957364                N                  06/01/35
0

9953191       E22/U57     F                  166,250.00         ZZ
                          240                165,925.98         1
                          6.8750             1276.49            95
                          6.6250             1276.49
DECATUR       TX 76234    1                  05/26/05           23
0424120988                05                 07/01/05           0.0000
0424120988                O                  06/01/25
0

9953313       E22/U57     F                  104,400.00         ZZ
                          360                104,305.62         1
                          6.5000             659.88             90
                          6.2500             659.88
WEST JORDAN   UT 84084    1                  05/23/05           04
0424248706                05                 07/01/05           25.0000
0424248706                N                  06/01/35
0

9953755       N67/U56     F                  170,000.00         ZZ
                          360                169,753.14         1
                          7.6250             1203.25            30
                          7.3750             1203.25
ISLAMORADA    FL 33036    5                  04/29/05           00
0439424300                05                 06/01/05           0.0000
3274027950                O                  05/01/35
0

9953757       N67/U56     F                  135,375.00         ZZ
                          360                135,375.00         1
                          8.5000             958.91             95
                          8.2500             958.91
WORCESTER     MA 01602    1                  05/16/05           26
0439423161                01                 07/01/05           35.0000
3274027953                O                  06/01/35
0

9953763       N67/U56     F                  100,000.00         ZZ
                          240                99,819.41          1
                          7.5000             805.59             51
                          7.2500             805.59
LUDLOW        MA 01056    5                  05/09/05           00
0439432477                05                 07/01/05           0.0000
3274028000                O                  06/01/25
0

9953765       N67/U56     F                  113,600.00         ZZ
                          360                113,599.39         1
                          6.8750             650.83             80
                          6.6250             650.83
VIRGINIA BEACHVA 23452    5                  05/05/05           00
0439410515                05                 06/01/05           0.0000
3274028007                N                  05/01/35
0

9953767       N67/U56     F                  101,200.00         ZZ
                          360                101,199.12         1
                          6.8750             579.79             80
                          6.6250             579.79
VIRGINIA BEACHVA 23452    5                  05/05/05           00
0439424730                05                 06/01/05           0.0000
3274028008                N                  05/01/35
0

9953769       N67/U56     F                  110,300.00         ZZ
                          360                110,299.30         1
                          6.6250             608.95             80
                          6.3750             608.95
VIRGINIA BEACHVA 23452    2                  05/05/05           00
0439424854                05                 06/01/05           0.0000
3274028009                N                  05/01/35
0

9953771       N67/U56     F                  89,600.00          ZZ
                          360                89,599.26          1
                          6.8750             513.33             80
                          6.6250             513.33
VIRGINIA BEACHVA 23453    5                  05/05/05           00
0439410499                05                 06/01/05           0.0000
3274028010                N                  05/01/35
0

9953775       N67/U56     F                  560,000.00         T
                          360                559,614.61         1
                          7.8750             4060.39            80
                          7.6250             4060.39
WIRTZ         VA 24184    1                  05/16/05           00
0439416322                05                 07/01/05           0.0000
3274028049                O                  06/01/35
0

9953783       N67/U56     F                  68,000.00          ZZ
                          360                67,950.78          2
                          7.6250             481.30             80
                          7.3750             481.30
SCHENECTADY   NY 12303    1                  05/19/05           00
0439412891                05                 07/01/05           0.0000
3274028312                N                  06/01/35
0

9953785       N67/U56     F                  65,250.00          T
                          360                65,193.82          1
                          6.7500             423.21             75
                          6.5000             423.21
MYRTLE BEACH  SC 29577    1                  05/17/05           00
0439425513                01                 07/01/05           0.0000
3274029257                O                  06/01/35
0

9953787       N67/U56     F                  158,000.00         ZZ
                          360                157,857.16         1
                          6.5000             998.67             55
                          6.2500             998.67
WHITE PLAINS  MD 20695    5                  05/12/05           00
0439424961                05                 07/01/05           0.0000
3274029357                O                  06/01/35
0

9953789       N67/U56     F                  143,200.00         ZZ
                          360                142,726.37         1
                          7.0000             952.71             80
                          6.7500             952.71
ORLANDO       FL 32817    5                  02/02/05           00
0439358961                03                 04/01/05           0.0000
3275005254                N                  03/01/35
0

9953793       N67/U56     F                  234,000.00         ZZ
                          360                234,000.00         2
                          6.5000             1267.50            75
                          6.2500             1267.50
PATERSON      NJ 07504    5                  02/28/05           00
0439363391                05                 04/01/05           0.0000
3275005430                N                  03/01/35
0

9953801       N67/U56     F                  637,500.00         ZZ
                          360                637,447.24         1
                          7.2500             3851.56            75
                          7.0000             3851.56
NAPLES        FL 34103    1                  03/02/05           00
0439363680                01                 04/01/05           0.0000
3275005504                N                  03/01/35
0

9953803       N67/U56     F                  41,800.00          ZZ
                          360                41,725.22          2
                          6.6250             267.65             80
                          6.3750             267.65
MASSILLON     OH 44647    1                  04/08/05           00
0439425943                05                 06/01/05           0.0000
3275005508                N                  05/01/35
0

9953807       N67/U56     F                  207,000.00         T
                          360                206,541.32         1
                          7.7500             1482.97            90
                          7.5000             1482.97
ALBANY TOWNSHIME 04217    1                  04/01/05           11
0439363557                05                 05/01/05           30.0000
3275005528                O                  04/01/35
0

9953809       N67/U56     F                  120,000.00         ZZ
                          360                119,782.45         1
                          6.5000             758.48             80
                          6.2500             758.48
KINGSTON      NY 12401    5                  04/08/05           00
0439425786                05                 06/01/05           0.0000
3275005529                O                  05/01/35
0

9953817       N67/U56     F                  135,000.00         ZZ
                          360                134,778.03         1
                          7.0000             898.16             75
                          6.7500             898.16
PITTSBURG     NH 03592    5                  03/30/05           00
0439355017                05                 06/01/05           0.0000
3275005553                O                  05/01/35
0

9953819       N67/U56     F                  248,800.00         ZZ
                          360                248,799.99         1
                          7.3750             1529.08            80
                          7.1250             1529.08
TAUNTON       MA 02780    1                  04/04/05           00
0439383241                01                 05/01/05           0.0000
3275005556                O                  04/01/35
0

9953821       N67/U56     F                  235,600.00         ZZ
                          360                235,600.00         3
                          6.8750             1349.79            80
                          6.6250             1349.79
FALL RIVER    MA 02721    1                  04/04/05           00
0439393356                05                 06/01/05           0.0000
3275005561                O                  05/01/35
0

9953823       N67/U56     F                  176,500.00         ZZ
                          360                176,223.79         1
                          7.2500             1204.04            60
                          7.0000             1204.04
EAST SANDWICH MA 02537    1                  04/27/05           00
0439379785                05                 06/01/05           0.0000
3275005563                O                  05/01/35
0

9953831       N67/U56     F                  175,000.00         ZZ
                          360                174,650.71         2
                          6.0000             1049.21            39
                          5.7500             1049.21
BROOKLYN      NY 11210    5                  04/11/05           00
0439385501                05                 06/01/05           0.0000
3275005584                O                  05/01/35
0

9953837       N67/U56     F                  100,000.00         ZZ
                          360                99,825.58          1
                          7.2500             682.18             65
                          7.0000             682.18
WINSLOW       ME 04901    1                  04/25/05           00
0439374141                05                 06/01/05           0.0000
3275005583                O                  05/01/35
0

9953839       N67/U56     F                  320,000.00         ZZ
                          360                319,999.38         3
                          6.8750             1833.33            80
                          6.6250             1833.33
NEWARK        NJ 07104    5                  03/29/05           00
0439379116                05                 05/01/05           0.0000
3275005592                O                  04/01/35
0

9953843       N67/U56     F                  131,000.00         ZZ
                          360                131,000.00         1
                          6.7500             736.88             80
                          6.5000             736.88
WILMONGTON    DE 19805    1                  04/14/05           00
0439385956                07                 06/01/05           0.0000
3275005606                O                  05/01/35
0

9953851       N67/U56     F                  220,000.00         ZZ
                          360                219,620.09         1
                          6.7500             1426.92            65
                          6.5000             1426.92
PASADENA      MD 21122    5                  04/08/05           00
0439412214                05                 06/01/05           0.0000
3275005628                O                  05/01/35
0

9953853       N67/U56     F                  279,000.00         ZZ
                          360                279,000.00         2
                          7.6250             1772.81            90
                          7.3750             1772.81
EAST ORANGE   NJ 07017    1                  03/31/05           41
0439410721                05                 05/01/05           30.0000
3275005630                N                  04/01/35
0

9953855       N67/U56     F                  391,492.00         ZZ
                          360                391,492.00         1
                          6.8750             2242.92            75
                          6.6250             2242.92
WARRENTON     VA 20186    1                  04/19/05           00
0439363052                03                 06/01/05           0.0000
3275005644                O                  05/01/35
0

9953857       N67/U56     F                  480,000.00         ZZ
                          360                480,000.00         2
                          6.7500             2700.00            80
                          6.5000             2700.00
BRONX         NY 10469    2                  03/31/05           00
0439424250                05                 05/01/05           0.0000
3275005652                O                  04/01/35
0

9953859       N67/U56     F                  131,600.00         ZZ
                          360                131,600.00         2
                          6.5000             712.84             80
                          6.2500             712.84
WATERBURY     CT 06708    1                  04/19/05           00
0439361213                05                 06/01/05           0.0000
3275005661                N                  05/01/35
0

9953863       N67/U56     F                  191,200.00         ZZ
                          360                191,200.00         1
                          7.7500             1234.83            80
                          7.5000             1234.83
ALEXANDRIA    VA 22312    5                  04/22/05           00
0439360470                01                 06/01/05           0.0000
3275005666                N                  05/01/35
0

9953865       N67/U56     F                  247,100.00         ZZ
                          360                246,693.73         2
                          7.0000             1643.96            70
                          6.7500             1643.96
DRACUT        MA 01826    5                  04/28/05           00
0439387606                05                 06/01/05           0.0000
3275005685                N                  05/01/35
0

9953867       N67/U56     F                  581,408.00         ZZ
                          360                581,408.00         1
                          7.5000             3633.80            80
                          7.2500             3633.80
CENTREVILLE   VA 20120    1                  04/25/05           00
0439360264                03                 06/01/05           0.0000
3275005690                O                  05/01/35
0

9953871       N67/U56     F                  151,888.00         ZZ
                          360                151,605.90         1
                          6.3750             947.58             70
                          6.1250             947.58
BUSHKILL      PA 18324    1                  04/19/05           00
0439419318                03                 06/01/05           0.0000
3275005698                O                  05/01/35
0

9953873       N67/U56     F                  440,000.00         ZZ
                          360                439,999.99         2
                          6.6250             2429.17            70
                          6.3750             2429.17
BROOKLYN      NY 11218    5                  04/25/05           00
0439460288                05                 06/01/05           0.0000
3275005702                N                  05/01/35
0

9953875       N67/U56     F                  150,000.00         ZZ
                          360                149,728.07         1
                          6.5000             948.10             58
                          6.2500             948.10
SOUTHBURY     CT 06488    5                  04/20/05           00
0439385428                05                 06/01/05           0.0000
3275005703                O                  05/01/35
0

9953877       N67/U56     F                  255,000.00         ZZ
                          360                254,999.96         1
                          6.5000             1381.25            73
                          6.2500             1381.25
UPPER TOWNSHIPNJ 08230    5                  04/27/05           00
0439385600                05                 06/01/05           0.0000
3275005704                O                  05/01/35
0

9953881       N67/U56     F                  182,000.00         ZZ
                          360                181,466.62         2
                          6.1250             1105.85            60
                          5.8750             1105.85
PASSAIC       NJ 07055    5                  03/23/05           00
0439381757                05                 05/01/05           0.0000
3275005706                O                  04/01/35
0

9954019       N67/U56     F                  435,000.00         ZZ
                          360                435,000.00         1
                          7.0000             2537.50            80
                          6.7500             2537.50
BAYPORT       NY 11705    5                  05/03/05           00
0439429119                05                 07/01/05           0.0000
3275005716                O                  06/01/35
0

9954021       N67/U56     F                  315,000.00         ZZ
                          360                315,000.00         1
                          6.6250             1739.06            73
                          6.3750             1739.06
HAYMARKET     VA 20169    5                  04/29/05           00
0439422817                05                 06/01/05           0.0000
3275005718                O                  05/01/35
0

9954037       N67/U56     F                  271,900.00         ZZ
                          360                271,900.00         1
                          7.6250             1727.70            80
                          7.3750             1727.70
PHOENIX       AZ 85048    1                  05/11/05           00
0439423724                03                 07/01/05           0.0000
3311000013                N                  06/01/35
0

9954039       N67/U56     F                  212,000.00         ZZ
                          360                212,000.00         1
                          8.1250             1435.42            80
                          7.8750             1435.42
SCOTTSDALE    AZ 85251    1                  05/12/05           00
0439387598                05                 07/01/05           0.0000
3311000086                N                  06/01/35
0

9954041       N67/U56     F                  60,000.00          ZZ
                          360                59,999.99          1
                          7.0000             350.00             80
                          6.7500             350.00
SIERRA VISTA  AZ 85635    1                  05/19/05           00
0439430075                01                 07/01/05           0.0000
3311000122                N                  06/01/35
0

9954047       N67/U56     F                  172,850.00         ZZ
                          360                172,850.00         1
                          8.3750             1206.35            80
                          8.1250             1206.35
SURPRISE      AZ 85374    1                  05/19/05           00
0439428616                03                 07/01/05           0.0000
3311000148                O                  06/01/35
0

9954051       N67/U56     F                  189,390.00         ZZ
                          360                188,965.69         1
                          7.5000             1324.25            95
                          7.2500             1324.25
HENDERSON     NV 89012    1                  03/29/05           12
0439358755                01                 05/01/05           35.0000
3315005974                O                  04/01/35
0

9954055       N67/U56     F                  296,000.00         ZZ
                          360                295,999.99         1
                          6.3750             1572.50            80
                          6.1250             1572.50
ROSEVILLE     CA 95747    5                  04/07/05           00
0439363912                05                 06/01/05           0.0000
3315006004                O                  05/01/35
0

9954059       N67/U56     F                  344,000.00         ZZ
                          360                344,000.00         1
                          7.0000             2006.67            80
                          6.7500             2006.67
LAKE ELSINORE CA 92530    2                  04/20/05           00
0439371709                05                 06/01/05           0.0000
3318002714                O                  05/01/35
0

9954061       N67/U56     F                  59,800.00          ZZ
                          360                59,798.00          1
                          7.7500             386.21             73
                          7.5000             386.21
CEDAR CITY    UT 84720    5                  04/15/05           00
0439427667                05                 06/01/05           0.0000
3318002907                N                  05/01/35
0

9954063       N67/U56     F                  273,000.00         ZZ
                          360                273,000.00         1
                          6.0000             1365.00            80
                          5.7500             1365.00
FONTANA       CA 92336    5                  04/14/05           00
0439357898                05                 06/01/05           0.0000
3318002962                O                  05/01/35
0

9954067       N67/U56     F                  244,000.00         ZZ
                          360                244,000.00         1
                          5.8750             1194.58            74
                          5.6250             1194.58
SAN DIEGO     CA 92154    5                  05/06/05           00
0439412776                01                 07/01/05           0.0000
3318003040                O                  06/01/35
0

9954069       N67/U56     F                  189,000.00         ZZ
                          360                189,000.00         2
                          7.0000             1102.50            70
                          6.7500             1102.50
DESERT HOT SPRCA 92240    5                  04/27/05           00
0439363896                05                 06/01/05           0.0000
3318003048                N                  05/01/35
0

9954073       N67/U56     F                  189,000.00         ZZ
                          360                189,000.00         2
                          7.0000             1102.50            70
                          6.7500             1102.50
DESERT HOT SPRCA 92240    5                  04/27/05           00
0439363920                05                 06/01/05           0.0000
3318003049                N                  05/01/35
0

9954075       N67/U56     F                  189,000.00         ZZ
                          360                189,000.00         2
                          7.0000             1102.50            70
                          6.7500             1102.50
DESERT HOT SPRCA 92240    5                  04/27/05           00
0439363847                05                 06/01/05           0.0000
3318003050                N                  05/01/35
0

9954087       N67/U56     F                  210,000.00         ZZ
                          360                209,646.14         1
                          6.8750             1379.55            53
                          6.6250             1379.55
POMONA        CA 91767    5                  04/28/05           00
0439356643                05                 06/01/05           0.0000
3318003496                O                  05/01/35
0

9954091       N67/U56     F                  225,000.00         ZZ
                          360                224,801.49         1
                          6.6250             1440.70            54
                          6.3750             1440.70
NATIONAL CITY CA 91950    5                  05/02/05           00
0439372996                05                 07/01/05           0.0000
3318003562                O                  06/01/35
0

9954095       N67/U56     F                  100,000.00         ZZ
                          360                100,000.00         1
                          6.6250             552.08             80
                          6.3750             552.08
COALINGA      CA 93210    1                  04/19/05           00
0439412388                05                 06/01/05           0.0000
3318500009                N                  05/01/35
0

9954097       N67/U56     F                  122,500.00         ZZ
                          360                122,283.25         1
                          6.6250             784.38             70
                          6.3750             784.38
CHINO         CA 91710    5                  04/18/05           00
0439357971                01                 06/01/05           0.0000
3318500043                O                  05/01/35
0

9954099       N67/U56     F                  319,000.00         ZZ
                          360                318,462.47         1
                          6.8750             2095.60            68
                          6.6250             2095.60
OXNARD        CA 93033    5                  04/14/05           00
0439355074                05                 06/01/05           0.0000
3318500045                O                  05/01/35
0

9954101       N67/U56     F                  360,600.00         ZZ
                          360                360,600.00         1
                          6.5000             1953.25            80
                          6.2500             1953.25
MENIFEE       CA 92584    1                  04/18/05           00
0439428004                03                 06/01/05           0.0000
3318500046                O                  05/01/35
0

9954103       N67/U56     F                  248,000.00         ZZ
                          360                248,000.00         1
                          7.2500             1498.33            80
                          7.0000             1498.33
LANCASTER     CA 93536    5                  04/21/05           00
0439377789                05                 06/01/05           0.0000
3318500056                N                  05/01/35
0

9955347       N67/U56     F                  188,000.00         ZZ
                          360                188,000.00         1
                          6.1250             959.58             80
                          5.8750             959.58
GRANTS PASS   OR 97526    1                  04/04/05           00
0439427964                05                 06/01/05           0.0000
3335006413                O                  05/01/35
0

9955353       N67/U56     F                  179,520.00         ZZ
                          360                179,520.00         1
                          6.1250             916.30             80
                          5.8750             916.30
SPRINGFIELD   OR 97478    1                  04/27/05           00
0439429101                05                 06/01/05           0.0000
3335006448                O                  05/01/35
0

9955355       N67/U56     F                  68,800.00          ZZ
                          360                68,800.00          1
                          6.2500             358.33             80
                          6.0000             358.33
SHERWOOD      OR 97140    1                  04/25/05           00
0439386962                01                 06/01/05           0.0000
3335006449                O                  05/01/35
0

9955357       N67/U56     F                  187,500.00         T
                          360                187,500.00         1
                          6.8750             1074.22            75
                          6.6250             1074.22
MILILANI      HI 96789    5                  04/28/05           00
0439425547                01                 06/01/05           0.0000
3339001462                O                  05/01/35
0

9955359       N67/U56     F                  80,000.00          ZZ
                          360                79,874.81          1
                          7.2500             545.74             70
                          7.0000             545.74
SWEET HOME    OR 97386    5                  04/21/05           00
0439431040                05                 06/01/05           0.0000
3339001674                N                  05/01/35
0

9955363       N67/U56     F                  152,700.00         ZZ
                          360                152,700.00         1
                          6.2500             795.31             80
                          6.0000             795.31
GRESHAM       OR 97080    1                  04/18/05           00
0439354390                05                 06/01/05           0.0000
3339001738                O                  05/01/35
0

9955367       N67/U56     F                  340,000.00         ZZ
                          360                340,000.00         1
                          7.0000             1983.33            80
                          6.7500             1983.33
KIRKLAND      WA 98033    5                  04/14/05           00
0439369646                05                 06/01/05           0.0000
3339001742                N                  05/01/35
0

9955369       N67/U56     F                  232,500.00         ZZ
                          360                232,500.00         1
                          6.2500             1210.94            60
                          6.0000             1210.94
REDMOND       WA 98052    5                  04/20/05           00
0439354978                05                 06/01/05           0.0000
3339001757                O                  05/01/35
0

9955371       N67/U56     F                  179,200.00         ZZ
                          360                179,200.00         1
                          6.7500             1008.00            80
                          6.5000             1008.00
GRESHAM       OR 97080    5                  04/18/05           00
0439363607                05                 06/01/05           0.0000
3339001758                N                  05/01/35
0

9955373       N67/U56     F                  155,950.00         ZZ
                          360                155,950.00         1
                          6.8750             893.46             80
                          6.6250             893.46
EVERETT       WA 98205    1                  04/18/05           00
0439412446                05                 06/01/05           0.0000
3339001791                N                  05/01/35
0

9955379       N67/U56     F                  120,650.00         ZZ
                          360                120,650.00         1
                          9.0000             904.88             95
                          8.7500             904.88
EVERETT       WA 98204    1                  04/27/05           26
0439429218                01                 06/01/05           35.0000
3339001812                O                  05/01/35
0

9955387       N67/U56     F                  64,800.00          ZZ
                          360                64,754.26          1
                          7.7500             464.24             80
                          7.5000             464.24
BEDFORD       KY 40006    5                  05/13/05           00
0439385923                05                 07/01/05           0.0000
3253000864                O                  06/01/35
0

9955389       N67/U56     F                  72,000.00          ZZ
                          360                72,000.00          1
                          7.3750             442.50             80
                          7.1250             442.50
PORT RICHEY   FL 34668    5                  05/18/05           00
0439411570                05                 07/01/05           0.0000
3253000886                N                  06/01/35
0

9955391       N67/U56     F                  56,000.00          ZZ
                          360                55,955.22          1
                          7.1250             377.28             80
                          6.8750             377.28
JACKSONVILLE  FL 32219    5                  05/17/05           00
0439414830                05                 07/01/05           0.0000
3253000888                N                  06/01/35
0

9955393       N67/U56     F                  106,400.00         ZZ
                          360                106,256.73         1
                          8.0000             780.73             95
                          7.7500             780.73
CHARLOTTE     NC 28210    1                  05/04/05           12
0439422163                09                 06/01/05           35.0000
3253000912                O                  05/01/35
0

9955399       N67/U56     F                  104,000.00         ZZ
                          360                103,922.82         2
                          7.5000             727.18             76
                          7.2500             727.18
BRADENTON     FL 34203    5                  05/19/05           00
0439410408                05                 07/01/05           0.0000
3253000937                N                  06/01/35
0

9955401       N67/U56     F                  152,000.00         ZZ
                          360                151,907.92         1
                          8.5000             1168.75            95
                          8.2500             1168.75
ATLANTA       GA 30318    1                  05/10/05           28
0439414798                05                 07/01/05           35.0000
3253000950                O                  06/01/35
0

9955411       N67/U56     F                  72,000.00          ZZ
                          360                71,946.57          1
                          7.5000             503.43             78
                          7.2500             503.43
CHICAGO       IL 60621    5                  05/06/05           00
0439427501                05                 07/01/05           0.0000
3253001021                O                  06/01/35
0

9955413       N67/U56     F                  281,250.00         ZZ
                          360                281,250.00         3
                          7.3750             1728.52            75
                          7.1250             1728.52
CHICAGO       IL 60649    5                  05/17/05           00
0439393901                05                 07/01/05           0.0000
3253001027                N                  06/01/35
0

9955425       N67/U56     F                  300,000.00         ZZ
                          360                299,793.54         1
                          7.8750             2175.21            70
                          7.6250             2175.21
CHICAGO       IL 60638    5                  05/16/05           00
0439426875                05                 07/01/05           0.0000
3253001129                O                  06/01/35
0

9955427       N67/U56     F                  130,200.00         ZZ
                          360                130,110.40         1
                          7.8750             944.04             70
                          7.6250             944.04
CANTON        GA 30114    1                  05/13/05           00
0439428285                03                 07/01/05           0.0000
3253001132                O                  06/01/35
0

9955431       N67/U56     F                  121,400.00         ZZ
                          360                121,400.00         1
                          6.5000             657.58             75
                          6.2500             657.58
SARASOTA      FL 34237    1                  01/24/05           00
0439354234                05                 03/01/05           0.0000
3254018113                O                  02/01/35
0

9955435       N67/U56     F                  60,000.00          T
                          180                59,458.89          1
                          7.6250             560.48             64
                          7.3750             560.48
TAMPA         FL 33618    1                  03/11/05           00
0439373119                01                 05/01/05           0.0000
3254019122                O                  04/01/20
0

9955437       N67/U56     F                  156,800.00         ZZ
                          360                156,800.00         1
                          7.8750             1029.00            80
                          7.6250             1029.00
MADEIRA BEACH FL 33708    5                  05/11/05           00
0439410234                05                 07/01/05           0.0000
3254019191                O                  06/01/35
0

9955443       N67/U56     F                  162,000.00         ZZ
                          360                161,870.46         1
                          7.1250             1091.42            95
                          6.8750             1091.42
WEST PALM BEACFL 33413    1                  05/20/05           01
0439409871                03                 07/01/05           35.0000
3254019300                O                  06/01/35
0

9955445       N67/U56     F                  111,900.00         ZZ
                          360                111,900.00         1
                          6.3750             594.47             80
                          6.1250             594.47
MIAMI         FL 33126    1                  04/20/05           00
0439412404                05                 06/01/05           0.0000
3254019400                N                  05/01/35
0

9955449       N67/U56     F                  206,400.00         ZZ
                          360                206,400.00         1
                          6.8750             1182.50            80
                          6.6250             1182.50
FORT MYERS    FL 33908    1                  04/29/05           00
0439424912                03                 06/01/05           0.0000
3254019446                N                  05/01/35
0

9955451       N67/U56     F                  248,000.00         T
                          360                247,272.65         1
                          6.8750             1629.18            80
                          6.6250             1629.18
HOLLYWOOD     FL 33021    1                  04/19/05           00
0439376039                05                 06/01/05           0.0000
3254019461                O                  05/01/35
0

9955453       N67/U56     F                  151,200.00         T
                          360                151,200.00         1
                          7.3750             929.25             80
                          7.1250             929.25
BRADENTON     FL 34207    1                  04/28/05           00
0439429168                05                 06/01/05           0.0000
3254019512                O                  05/01/35
0

9955459       N67/U56     F                  172,000.00         ZZ
                          360                172,000.00         1
                          6.3750             913.75             80
                          6.1250             913.75
WESLEY CHAPEL FL 33544    1                  04/29/05           00
0439422759                03                 06/01/05           0.0000
3254019550                O                  05/01/35
0

9955463       N67/U56     F                  188,000.00         ZZ
                          360                188,000.00         1
                          6.8750             1077.08            80
                          6.6250             1077.08
LYNN HAVEN    FL 32444    1                  05/05/05           00
0439413873                05                 07/01/05           0.0000
3254019604                O                  06/01/35
0

9955469       N67/U56     F                  180,000.00         ZZ
                          360                180,000.00         1
                          7.5000             1125.00            80
                          7.2500             1125.00
MIAMI         FL 33177    5                  04/25/05           00
0439428798                03                 06/01/05           0.0000
3254019613                O                  05/01/35
0

9955471       N67/U56     F                  190,200.00         T
                          360                189,902.36         1
                          7.2500             1297.50            90
                          7.0000             1297.50
FORT MYERS    FL 33905    1                  04/27/05           12
0439413782                03                 06/01/05           30.0000
3254019622                O                  05/01/35
0

9955473       N67/U56     F                  96,000.00          T
                          360                96,000.00          1
                          7.5000             600.00             80
                          7.2500             600.00
WILLISTON     FL 32696    1                  04/25/05           00
0439428129                05                 06/01/05           0.0000
3254019623                O                  05/01/35
0

9955475       N67/U56     F                  138,000.00         ZZ
                          360                137,799.60         1
                          7.6250             976.76             49
                          7.3750             976.76
MIRAMAR       FL 33027    1                  05/02/05           00
0439413030                03                 06/01/05           0.0000
3254019625                O                  05/01/35
0

9955477       N67/U56     F                  273,000.00         T
                          360                273,000.00         1
                          7.6250             1734.69            70
                          7.3750             1734.69
AVENTURA      FL 33180    1                  05/10/05           00
0439375890                01                 07/01/05           0.0000
3254019635                O                  06/01/35
0

9955483       N67/U56     F                  269,600.00         ZZ
                          360                269,600.00         1
                          7.0000             1572.67            80
                          6.7500             1572.67
JUNO BEACH    FL 33408    1                  05/16/05           00
0439413998                03                 07/01/05           0.0000
3254019659                N                  06/01/35
0

9955485       N67/U56     F                  185,200.00         ZZ
                          360                184,950.65         1
                          8.0000             1358.93            95
                          7.7500             1358.93
HOMESTEAD     FL 33033    1                  04/29/05           12
0439429788                03                 06/01/05           35.0000
3254020022                O                  05/01/35
0

9955487       N67/U56     F                  168,000.00         ZZ
                          360                168,000.00         1
                          6.2500             875.00             80
                          6.0000             875.00
WEST PALM BEACFL 33415    5                  04/14/05           00
0439371303                03                 06/01/05           0.0000
3254020037                O                  05/01/35
0

9955489       N67/U56     F                  116,000.00         ZZ
                          360                115,831.55         1
                          7.6250             821.04             80
                          7.3750             821.04
TAMPA         FL 33603    5                  04/14/05           00
0439376153                05                 06/01/05           0.0000
3254020041                O                  05/01/35
0

9955491       N67/U56     F                  161,400.00         ZZ
                          360                161,400.00         1
                          8.0000             1076.00            95
                          7.7500             1076.00
PORT SAINT LUCFL 34952    1                  04/25/05           01
0439361056                05                 06/01/05           35.0000
3254020069                O                  05/01/35
0

9955493       N67/U56     F                  103,100.00         ZZ
                          360                103,100.00         1
                          6.7500             579.94             80
                          6.5000             579.94
HIALEAH       FL 33012    1                  05/05/05           00
0439387168                01                 06/01/05           0.0000
3254020076                N                  05/01/35
0

9955495       N67/U56     F                  450,000.00         ZZ
                          360                449,241.73         1
                          6.8750             2956.18            52
                          6.6250             2956.18
MIAMI SHORES  FL 33138    2                  04/29/05           00
0439386350                05                 06/01/05           0.0000
3254020085                O                  05/01/35
0

9955499       N67/U56     F                  314,000.00         ZZ
                          360                314,000.00         1
                          7.0000             1831.67            80
                          6.7500             1831.67
MIAMI BEACH   FL 33140    5                  04/20/05           00
0439371188                01                 06/01/05           0.0000
3254020101                O                  05/01/35
0

9955505       N67/U56     F                  155,200.00         ZZ
                          360                155,200.00         1
                          7.5000             970.00             80
                          7.2500             970.00
MIAMI         FL 33190    1                  04/26/05           00
0439386228                03                 06/01/05           0.0000
3254020134                O                  05/01/35
0

9955509       N67/U56     F                  65,000.00          ZZ
                          360                64,907.95          1
                          7.7500             465.67             59
                          7.5000             465.67
ATLANTA       GA 30331    2                  04/29/05           00
0439426446                05                 06/01/05           0.0000
3254020145                O                  05/01/35
0

9955511       N67/U56     F                  177,000.00         ZZ
                          360                176,839.99         1
                          6.5000             1118.76            53
                          6.2500             1118.76
BOCA RATON    FL 33431    5                  05/09/05           00
0439426321                05                 07/01/05           0.0000
3254020146                O                  06/01/35
0

9955519       N67/U56     F                  164,800.00         ZZ
                          360                164,800.00         1
                          7.3750             1012.83            80
                          7.1250             1012.83
NORTH PORT    FL 34286    1                  05/05/05           00
0439383027                05                 06/01/05           0.0000
3254020161                N                  05/01/35
0

9955521       N67/U56     F                  536,000.00         ZZ
                          360                536,000.00         1
                          6.8750             3070.83            80
                          6.6250             3070.83
NAPLES        FL 34108    1                  04/29/05           00
0439424144                03                 06/01/05           0.0000
3254020174                N                  05/01/35
0

9955527       N67/U56     F                  72,500.00          ZZ
                          360                72,399.87          1
                          7.8750             525.68             40
                          7.6250             525.68
POMPANO BEACH FL 33069    2                  04/25/05           00
0439373432                01                 06/01/05           0.0000
3254020209                O                  05/01/35
0

9955531       N67/U56     F                  127,920.00         ZZ
                          360                127,704.46         1
                          6.8750             840.34             80
                          6.6250             840.34
FORT PIERCE   FL 34950    1                  04/29/05           00
0439372814                03                 06/01/05           0.0000
3254020218                O                  05/01/35
0

9955533       N67/U56     F                  102,750.00         ZZ
                          360                102,639.79         1
                          9.1250             836.01             95
                          8.8750             836.01
SEFFNER       FL 33584    1                  04/29/05           26
0439422601                05                 06/01/05           35.0000
3254020219                O                  05/01/35
0

9955535       N67/U56     F                  225,000.00         ZZ
                          360                224,639.07         1
                          7.1250             1515.87            75
                          6.8750             1515.87
SEBASTIAN     FL 32958    5                  04/29/05           00
0439428376                05                 06/01/05           0.0000
3254020221                O                  05/01/35
0

9955537       N67/U56     F                  196,000.00         ZZ
                          360                195,835.34         1
                          6.8750             1287.58            79
                          6.6250             1287.58
NORTH MIAMI   FL 33161    5                  05/10/05           00
0439431529                05                 07/01/05           0.0000
3254020223                N                  06/01/35
0

9955539       N67/U56     F                  134,700.00         ZZ
                          360                134,480.24         1
                          7.2500             918.89             53
                          7.0000             918.89
NAPLES        FL 34120    1                  04/28/05           00
0439423591                05                 06/01/05           0.0000
3254020242                O                  05/01/35
0

9955555       N67/U56     F                  204,297.00         ZZ
                          360                203,940.53         1
                          10.1250            1811.75            95
                          9.8750             1811.75
PALM BAY      FL 32908    1                  02/25/05           26
0439360405                05                 04/01/05           35.0000
3255006574                O                  03/01/35
0

9955557       N67/U56     F                  121,250.00         ZZ
                          180                118,852.39         1
                          6.8750             1081.37            80
                          6.6250             1081.37
CHARLOTTE     NC 28277    1                  12/14/04           00
0439363672                09                 02/01/05           0.0000
3255006698                N                  01/01/20
0

9955561       N67/U56     F                  250,000.00         T
                          360                248,772.60         1
                          6.1250             1519.03            48
                          5.8750             1519.03
NESCONSET     NY 11767    5                  02/07/05           00
0439387796                05                 03/01/05           0.0000
3255006767                O                  02/01/35
0

9955565       N67/U56     F                  153,600.00         ZZ
                          360                153,229.32         1
                          7.1250             1034.83            80
                          6.8750             1034.83
ORLANDO       FL 32817    5                  03/02/05           00
0439357427                03                 05/01/05           0.0000
3255006940                N                  04/01/35
0

9955567       N67/U56     F                  144,800.00         ZZ
                          360                144,401.49         1
                          7.1250             975.54             80
                          6.8750             975.54
ORLANDO       FL 32825    5                  03/02/05           00
0439357310                05                 05/01/05           0.0000
3255006941                N                  04/01/35
0

9955575       N67/U56     F                  175,000.00         ZZ
                          360                174,705.10         1
                          6.8750             1149.63            68
                          6.6250             1149.63
ACWORTH       GA 30102    5                  04/11/05           00
0439422676                03                 06/01/05           0.0000
3255007001                O                  05/01/35
0

9955577       N67/U56     F                  162,230.00         T
                          360                161,976.14         1
                          7.2500             1106.69            65
                          7.0000             1106.69
CLERMONT      FL 34714    1                  04/12/05           00
0439372665                03                 06/01/05           0.0000
3255007009                O                  05/01/35
0

9955579       N67/U56     F                  156,000.00         T
                          360                156,000.00         1
                          7.1250             926.25             75
                          6.8750             926.25
PALM COAST    FL 32137    5                  04/06/05           00
0439355439                05                 06/01/05           0.0000
3255007012                O                  05/01/35
0

9955585       N67/U56     F                  108,810.00         T
                          360                108,521.87         1
                          6.7500             705.74             90
                          6.5000             705.74
DELTONA       FL 32738    1                  03/18/05           10
0439413725                05                 05/01/05           30.0000
3255007037                O                  04/01/35
0

9955587       N67/U56     F                  142,800.00         ZZ
                          360                142,800.00         1
                          6.7500             803.25             80
                          6.5000             803.25
CAPE CORAL    FL 33904    1                  04/01/05           00
0439361437                05                 05/01/05           0.0000
3255007060                N                  04/01/35
0

9955589       N67/U56     F                  163,400.00         ZZ
                          360                163,174.29         1
                          7.8750             1184.76            95
                          7.6250             1184.76
KISSIMMEE     FL 34759    1                  04/08/05           12
0439374232                03                 06/01/05           35.0000
3255007076                O                  05/01/35
0

9955595       N67/U56     F                  262,200.00         ZZ
                          360                261,934.14         2
                          9.3750             2180.85            95
                          9.1250             2180.85
BERWYN        IL 60402    1                  04/15/05           26
0439386590                05                 06/01/05           35.0000
3255007089                O                  05/01/35
0

9955597       N67/U56     F                  68,400.00          ZZ
                          360                68,334.52          1
                          9.8750             593.95             95
                          9.6250             593.95
COLUMBIA      SC 29223    1                  04/15/05           26
0439427634                05                 06/01/05           35.0000
3255007090                O                  05/01/35
0

9955613       N67/U56     F                  248,000.00         ZZ
                          360                247,999.99         1
                          7.1250             1472.50            80
                          6.8750             1472.50
SHAKER HEIGHTSOH 44120    1                  04/27/05           00
0439414251                05                 06/01/05           0.0000
3255007118                N                  05/01/35
0

9955615       N67/U56     F                  130,800.00         ZZ
                          360                130,451.88         1
                          6.6250             837.53             80
                          6.3750             837.53
JACKSONVILLE  FL 32244    1                  03/23/05           00
0439373093                05                 05/01/05           0.0000
3255007124                O                  04/01/35
0

9955619       N67/U56     F                  60,000.00          ZZ
                          360                59,902.92          1
                          7.2650             409.92             75
                          7.0150             409.92
JACKSONVILLE  FL 32208    5                  04/28/05           00
0439390436                05                 06/01/05           0.0000
3255007148                N                  05/01/35
0

9955621       N67/U56     F                  165,000.00         ZZ
                          360                165,000.00         1
                          7.0000             962.50             75
                          6.7500             962.50
OVIEDO        FL 32765    1                  04/14/05           00
0439362906                05                 06/01/05           0.0000
3255007149                O                  05/01/35
0

9955625       N67/U56     F                  264,000.00         ZZ
                          360                264,000.00         1
                          7.6250             1677.50            80
                          7.3750             1677.50
BELMONT       NC 28012    1                  12/31/04           00
0439363367                03                 02/01/05           0.0000
3255007169                N                  01/01/35
0

9955631       N67/U56     F                  47,200.00          ZZ
                          360                47,116.13          1
                          7.7500             338.15             80
                          7.5000             338.15
FORT WAYNE    IN 46806    5                  04/29/05           00
0439385253                05                 06/01/05           0.0000
3255007192                N                  05/01/35
0

9955633       N67/U56     F                  30,400.00          ZZ
                          360                30,345.98          1
                          7.7500             217.79             80
                          7.5000             217.79
FORT WAYNE    IN 46807    5                  04/29/05           00
0439386186                05                 06/01/05           0.0000
3255007193                N                  05/01/35
0

9955635       N67/U56     F                  31,200.00          ZZ
                          360                31,155.82          1
                          7.7500             223.52             80
                          7.5000             223.52
FORT WAYNE    IN 46806    5                  04/29/05           00
0439380015                05                 06/01/05           0.0000
3255007194                N                  05/01/35
0

9955637       N67/U56     F                  650,000.00         ZZ
                          360                650,000.00         1
                          7.6250             4130.21            34
                          7.3750             4130.21
SAPPHIRE      NC 28774    5                  04/29/05           00
0439390345                03                 06/01/05           0.0000
3255007204                O                  05/01/35
0

9955641       N67/U56     F                  101,135.00         T
                          360                100,964.57         1
                          6.8750             664.39             75
                          6.6250             664.39
FT MEYERS     FL 33912    1                  04/29/05           00
0439426263                05                 06/01/05           0.0000
3255007259                O                  05/01/35
0

9955763       N67/U56     F                  180,000.00         ZZ
                          360                179,863.03         1
                          7.3750             1243.22            75
                          7.1250             1243.22
ABERDEEN TOWNSNJ 07747    1                  05/18/05           00
0439414772                01                 07/01/05           0.0000
3274026416                N                  06/01/35
0

9955765       N67/U56     F                  141,000.00         ZZ
                          360                140,900.48         1
                          7.7500             1010.14            80
                          7.5000             1010.14
MANCHESTER    CT 06040    1                  05/09/05           00
0439417122                05                 07/01/05           0.0000
3274026428                O                  06/01/35
0

9955771       N67/U56     F                  240,000.00         ZZ
                          360                239,557.15         1
                          6.5000             1516.96            68
                          6.2500             1516.96
HOLLIS        NY 11423    5                  04/29/05           00
0439385584                05                 06/01/05           0.0000
3274026458                O                  05/01/35
0

9955773       N67/U56     F                  259,200.00         ZZ
                          360                259,200.00         1
                          6.3750             1377.00            80
                          6.1250             1377.00
SELDEN        NY 11784    1                  05/17/05           00
0439426768                05                 07/01/05           0.0000
3274026474                O                  06/01/35
0

9955775       N67/U56     F                  57,760.00          ZZ
                          360                57,725.90          1
                          8.6250             449.25             95
                          8.3750             449.25
AMSTERDAM     NY 12010    1                  05/06/05           01
0439422767                05                 07/01/05           35.0000
3274026482                O                  06/01/35
0

9955777       N67/U56     F                  534,650.00         ZZ
                          360                534,650.00         2
                          7.5000             3341.56            80
                          7.2500             3341.56
WASHINGTON    DC 20009    1                  04/28/05           00
0439423823                05                 06/01/05           0.0000
3274026488                N                  05/01/35
0

9955779       N67/U56     F                  425,000.00         ZZ
                          360                425,000.00         1
                          7.8750             2789.06            74
                          7.6250             2789.06
HERNDON       VA 20171    1                  05/16/05           00
0439412115                03                 07/01/05           0.0000
3274026494                O                  06/01/35
0

9955789       N67/U56     F                  60,000.00          ZZ
                          360                60,000.00          1
                          7.2500             362.50             80
                          7.0000             362.50
CHESAPEAKE    VA 23321    5                  05/19/05           00
0439425018                07                 07/01/05           0.0000
3274026576                N                  06/01/35
0

9955791       N67/U56     F                  62,400.00          ZZ
                          360                62,400.00          1
                          7.2500             377.00             80
                          7.0000             377.00
CHESAPEAKE    VA 23320    5                  05/19/05           00
0439424987                07                 07/01/05           0.0000
3274026578                N                  06/01/35
0

9955793       N67/U56     F                  96,500.00          ZZ
                          180                96,192.22          1
                          6.8750             860.64             28
                          6.6250             860.64
WEBSTER       NY 14580    2                  05/13/05           00
0439424540                05                 07/01/05           0.0000
3274026653                O                  06/01/20
0

9955799       N67/U56     F                  58,400.00          ZZ
                          360                58,357.73          1
                          7.6250             413.35             80
                          7.3750             413.35
WILMINGTON    NC 28403    5                  05/16/05           00
0439425083                05                 07/01/05           0.0000
3274026716                N                  06/01/35
0

9955801       N67/U56     F                  221,000.00         ZZ
                          360                221,000.00         1
                          7.1250             1312.19            56
                          6.8750             1312.19
FALLS CHURCH  VA 22042    5                  05/06/05           00
0439412008                05                 07/01/05           0.0000
3274026717                O                  06/01/35
0

9955803       N67/U56     F                  68,900.00          ZZ
                          360                68,900.00          1
                          6.8750             394.74             65
                          6.6250             394.74
SEVERN        MD 21144    1                  04/20/05           00
0439428194                05                 06/01/05           0.0000
3274026731                N                  05/01/35
0

9955805       N67/U56     F                  168,000.00         ZZ
                          360                167,563.64         2
                          6.7500             1089.64            80
                          6.5000             1089.64
NEWARK        NJ 07108    5                  03/30/05           00
0439374406                05                 05/01/05           0.0000
3274026732                N                  04/01/35
0

9955807       N67/U56     F                  464,000.00         ZZ
                          360                464,000.00         1
                          7.2500             2803.33            80
                          7.0000             2803.33
FAIRFIELD     CT 06824    1                  04/28/05           00
0439388539                05                 06/01/05           0.0000
3274026243                N                  05/01/35
0

9955809       N67/U56     F                  356,000.00         ZZ
                          360                356,000.00         2
                          7.8750             2336.25            80
                          7.6250             2336.25
OAKDALE       NY 11769    5                  04/29/05           00
0439391228                05                 06/01/05           0.0000
3274026273                O                  05/01/35
0

9955811       N67/U56     F                  538,900.00         ZZ
                          360                538,900.00         1
                          7.0000             3143.58            80
                          6.7500             3143.58
FALLS CHURCH  VA 22041    1                  04/20/05           00
0439356924                09                 06/01/05           0.0000
3274026278                N                  05/01/35
0

9955815       N67/U56     F                  35,900.00          ZZ
                          360                35,872.69          2
                          7.3750             247.95             71
                          7.1250             247.95
HOOSICK FALLS NY 12090    1                  05/13/05           00
0439414582                05                 07/01/05           0.0000
3274026286                N                  06/01/35
0

9955817       N67/U56     F                  72,800.00          ZZ
                          360                72,696.90          1
                          7.7500             521.55             70
                          7.5000             521.55
SALEM         NH 03079    1                  04/28/05           00
0439412651                01                 06/01/05           0.0000
3274026288                O                  05/01/35
0

9955819       N67/U56     F                  645,000.00         ZZ
                          360                644,086.59         1
                          7.7500             4620.86            73
                          7.5000             4620.86
SOUTH RIDING  VA 20152    5                  04/18/05           00
0439360041                03                 06/01/05           0.0000
3274026294                O                  05/01/35
0

9955821       N67/U56     F                  245,000.00         ZZ
                          360                244,813.58         1
                          7.3750             1692.15            53
                          7.1250             1692.15
GUTTENBERG    NJ 07093    5                  05/11/05           00
0439424722                05                 07/01/05           0.0000
3274026295                O                  06/01/35
0

9955823       N67/U56     F                  55,550.00          ZZ
                          360                55,468.75          1
                          8.3750             422.22             95
                          8.1250             422.22
TROY          NY 12180    1                  05/03/05           12
0439431636                05                 06/01/05           35.0000
3274026301                O                  05/01/35
0

9955827       N67/U56     F                  99,200.00          ZZ
                          360                99,200.00          2
                          8.0000             661.33             80
                          7.7500             661.33
SCHENECTADY   NY 12303    5                  04/25/05           00
0439426545                05                 06/01/05           0.0000
3274026318                O                  05/01/35
0

9955829       N67/U56     F                  110,000.00         ZZ
                          360                109,918.36         1
                          7.5000             769.14             80
                          7.2500             769.14
CHICOPEE      MA 01022    1                  05/09/05           00
0439430067                01                 07/01/05           0.0000
3274026323                O                  06/01/35
0

9955831       N67/U56     F                  173,700.00         ZZ
                          360                173,434.85         1
                          7.3750             1199.70            70
                          7.1250             1199.70
CHESAPEAKE    VA 23321    1                  04/29/05           00
0439388083                01                 06/01/05           0.0000
3274026326                O                  05/01/35
0

9955833       N67/U56     F                  58,500.00          ZZ
                          360                58,454.37          2
                          7.2500             399.07             75
                          7.0000             399.07
ALBANY        NY 11202    1                  05/06/05           00
0439382912                05                 07/01/05           0.0000
3274026329                N                  06/01/35
0

9955835       N67/U56     F                  287,000.00         ZZ
                          360                287,000.00         1
                          7.1250             1704.06            80
                          6.8750             1704.06
FAIRFAX       VA 22033    1                  05/11/05           00
0439376021                03                 07/01/05           0.0000
3274026352                N                  06/01/35
0

9955837       N67/U56     F                  174,000.00         ZZ
                          360                173,853.82         1
                          6.8750             1143.06            52
                          6.6250             1143.06
GOSHEN        MA 01096    5                  05/11/05           00
0439385873                05                 07/01/05           0.0000
3274026365                O                  06/01/35
0

9955839       N67/U56     F                  143,200.00         ZZ
                          360                143,200.00         1
                          6.8750             820.42             80
                          6.6250             820.42
VIRGINIA BEACHVA 23462    1                  04/29/05           00
0439410119                05                 06/01/05           0.0000
3274026368                O                  05/01/35
0

9955843       N67/U56     F                  238,000.00         ZZ
                          360                238,000.00         1
                          9.3750             1859.38            85
                          9.1250             1859.38
PARSIPPANY    NJ 07878    5                  05/12/05           26
0439424623                03                 07/01/05           25.0000
3274026374                O                  06/01/35
0

9955845       N67/U56     F                  56,050.00          ZZ
                          360                56,007.96          1
                          10.8750            528.49             95
                          10.6250            528.49
COXSACKIE     NY 12051    1                  04/29/05           26
0439431578                05                 06/01/05           35.0000
3274026376                O                  05/01/35
0

9955847       N67/U56     F                  177,600.00         ZZ
                          360                177,600.00         1
                          7.1250             1054.50            80
                          6.8750             1054.50
HILLSBOROUGH  NH 03244    5                  05/02/05           00
0439427303                05                 07/01/05           0.0000
3274026402                O                  06/01/35
0

9955849       N67/U56     F                  300,800.00         ZZ
                          360                300,800.00         1
                          7.5000             1880.00            76
                          7.2500             1880.00
ASHBURN       VA 20147    5                  04/25/05           00
0439369885                03                 06/01/05           0.0000
3274026407                O                  05/01/35
0

9955851       N67/U56     F                  297,600.00         ZZ
                          360                297,134.28         2
                          7.2500             2030.16            80
                          7.0000             2030.16
HOLBROOK      MA 02343    2                  04/29/05           00
0439426024                05                 06/01/05           0.0000
3274026982                N                  05/01/35
0

9955853       N67/U56     F                  261,000.00         ZZ
                          360                260,611.07         1
                          7.5000             1824.95            70
                          7.2500             1824.95
UNION         NJ 07083    2                  04/25/05           00
0439422577                05                 06/01/05           0.0000
3274026991                O                  05/01/35
0

9955857       N67/U56     F                  366,400.00         ZZ
                          360                365,547.37         2
                          7.0000             2437.67            80
                          6.7500             2437.67
LONG BEACH    NY 11561    1                  04/29/05           00
0439410895                05                 06/01/05           0.0000
3274026999                N                  05/01/35
0

9955861       N67/U56     F                  180,000.00         ZZ
                          360                180,000.00         1
                          6.6250             993.75             80
                          6.3750             993.75
HYATTSVILLE   MD 20783    2                  04/25/05           00
0439425760                05                 06/01/05           0.0000
3274027012                N                  05/01/35
0

9955867       N67/U56     F                  86,400.00          ZZ
                          360                86,267.47          1
                          7.3750             596.74             90
                          7.1250             596.74
HALETHORPE    MD 21227    5                  05/02/05           12
0439431560                07                 07/01/05           30.0000
3274027032                O                  06/01/35
0

9955869       N67/U56     F                  284,900.00         ZZ
                          360                284,408.02         1
                          6.7500             1847.86            95
                          6.5000             1847.86
DOVER         NJ 08753    1                  05/02/05           12
0439410440                05                 06/01/05           35.0000
3274027035                O                  05/01/35
0

9955871       N67/U56     F                  562,500.00         ZZ
                          360                562,500.00         2
                          6.0000             2812.50            75
                          5.7500             2812.50
BROOKLYN      NY 11220    5                  04/25/05           00
0439370388                05                 06/01/05           0.0000
3274027036                N                  05/01/35
0

9955873       N67/U56     F                  900,000.00         T
                          360                899,411.28         1
                          8.1250             6682.47            75
                          7.8750             6682.47
CAPTIVA       FL 33924    5                  05/03/05           00
0439429531                05                 07/01/05           0.0000
3274027039                O                  06/01/35
0

9955877       N67/U56     F                  90,000.00          ZZ
                          180                89,712.96          1
                          6.8750             802.67             24
                          6.6250             802.67
FLORAL PARK   NY 11001    5                  05/06/05           00
0439429267                05                 07/01/05           0.0000
3274027078                O                  06/01/20
0

9955879       N67/U56     F                  120,000.00         ZZ
                          360                119,685.47         1
                          6.8750             788.31             60
                          6.6250             788.31
SODUS POINT   NY 14555    5                  04/15/05           00
0439386269                05                 06/01/05           0.0000
3274027091                O                  05/01/35
0

9955881       N67/U56     F                  70,400.00          ZZ
                          360                70,351.55          2
                          7.8750             510.45             80
                          7.6250             510.45
SCHENECTADY   NY 12304    5                  05/02/05           00
0439394701                05                 07/01/05           0.0000
3274027113                O                  06/01/35
0

9955883       N67/U56     F                  401,000.00         ZZ
                          360                400,663.12         2
                          6.8750             2634.28            73
                          6.6250             2634.28
YONKERS       NY 10701    5                  05/10/05           00
0439426917                05                 07/01/05           0.0000
3274027130                O                  06/01/35
0

9955889       N67/U56     F                  249,000.00         ZZ
                          360                248,619.90         1
                          7.3750             1719.78            78
                          7.1250             1719.78
EAST PROVIDENCRI 02914    5                  04/14/05           00
0439433848                05                 06/01/05           0.0000
3274027162                O                  05/01/35
0

9955891       N67/U56     F                  234,500.00         ZZ
                          360                234,123.83         2
                          7.1250             1579.87            70
                          6.8750             1579.87
NEWARK        NJ 07107    5                  04/15/05           00
0439427444                05                 06/01/05           0.0000
3274027166                N                  05/01/35
0

9955899       N67/U56     F                  136,000.00         ZZ
                          360                136,000.00         1
                          6.5000             736.67             80
                          6.2500             736.67
CHESAPEAKE    VA 23325    5                  05/02/05           00
0439414145                05                 07/01/05           0.0000
3274027238                O                  06/01/35
0

9955901       N67/U56     F                  280,000.00         ZZ
                          360                280,000.00         1
                          7.7500             1808.33            80
                          7.5000             1808.33
AMITYVILLE    NY 11701    1                  04/28/05           00
0439374968                05                 06/01/05           0.0000
3274027258                N                  05/01/35
0

9955903       N67/U56     F                  131,950.00         ZZ
                          360                131,901.66         1
                          10.8750            1244.14            95
                          10.6250            1244.14
SPRINGFIELD   MA 01129    1                  05/09/05           26
0439423831                05                 07/01/05           35.0000
3274027272                O                  06/01/35
0

9955907       N67/U56     F                  255,000.00         ZZ
                          360                254,647.87         2
                          7.8750             1848.93            70
                          7.6250             1848.93
LAURELTON     NY 11413    1                  04/20/05           00
0439428236                05                 06/01/05           0.0000
3274027286                N                  05/01/35
0

9955909       N67/U56     F                  148,700.00         ZZ
                          360                148,571.97         2
                          6.7500             964.47             70
                          6.5000             964.47
HARTFORD      CT 06114    5                  05/18/05           00
0439413709                05                 07/01/05           0.0000
3274027290                N                  06/01/35
0

9955911       N67/U56     F                  145,500.00         ZZ
                          360                145,371.63         2
                          6.6250             931.65             70
                          6.3750             931.65
HARTFORD      CT 06114    5                  05/18/05           00
0439422775                05                 07/01/05           0.0000
3274027291                N                  06/01/35
0

9955917       N67/U56     F                  120,000.00         ZZ
                          360                119,825.75         1
                          7.6250             849.35             80
                          7.3750             849.35
HARTFORD      CT 06106    1                  04/29/05           00
0439424524                05                 06/01/05           0.0000
3274027305                O                  05/01/35
0

9955919       N67/U56     F                  252,000.00         ZZ
                          360                251,585.68         1
                          7.0000             1676.56            84
                          6.7500             1676.56
PATTERSON     NY 12563    5                  04/27/05           12
0439423534                05                 06/01/05           25.0000
3274027310                O                  05/01/35
0

9955921       N67/U56     F                  207,200.00         ZZ
                          360                207,200.00         2
                          6.8750             1187.08            80
                          6.6250             1187.08
PROVIDENCE    RI 02907    1                  04/25/05           00
0439356890                05                 06/01/05           0.0000
3274027311                O                  05/01/35
0

9955929       N67/U56     F                  190,400.00         ZZ
                          360                190,400.00         1
                          6.8750             1090.83            80
                          6.6250             1090.83
PHILLIPSPORT  NY 12769    5                  05/11/05           00
0439422791                05                 06/01/05           0.0000
3274027341                O                  05/01/35
0

9955933       N67/U56     F                  88,000.00          ZZ
                          180                87,731.30          1
                          7.3750             809.53             74
                          7.1250             809.53
NEW HAVEN     CT 06511    5                  05/05/05           00
0439424003                01                 07/01/05           0.0000
3274027348                N                  06/01/20
0

9955943       N67/U56     F                  195,000.00         ZZ
                          360                194,671.42         1
                          6.8750             1281.01            53
                          6.6250             1281.01
CRANSTON      RI 02909    5                  04/20/05           00
0439372079                05                 06/01/05           0.0000
3274027372                O                  05/01/35
0

9955947       N67/U56     F                  380,000.00         ZZ
                          360                379,448.18         1
                          7.6250             2689.62            95
                          7.3750             2689.62
BLOOMFIELD    NJ 07003    1                  04/20/05           23
0439393398                05                 06/01/05           0.0000
3274027381                O                  05/01/35
0

9955949       N67/U56     F                  464,000.00         ZZ
                          360                463,237.12         1
                          7.0000             3087.00            80
                          6.7500             3087.00
WEST HARTFORD CT 06119    1                  04/28/05           00
0439426149                05                 06/01/05           0.0000
3274027399                O                  05/01/35
0

9955951       N67/U56     F                  104,500.00         ZZ
                          360                104,500.00         1
                          7.0000             609.58             65
                          6.7500             609.58
ROSEDALE      MD 21237    5                  04/22/05           00
0439422197                05                 06/01/05           0.0000
3274027400                O                  05/01/35
0

9955955       N67/U56     F                  220,350.00         ZZ
                          360                220,205.86         1
                          8.1250             1636.09            95
                          7.8750             1636.09
WALDEN        NY 12586    1                  05/17/05           01
0439429481                05                 07/01/05           35.0000
3274027442                O                  06/01/35
0

9955963       N67/U56     F                  412,500.00         ZZ
                          360                412,500.00         2
                          6.7500             2320.31            75
                          6.5000             2320.31
RICHMOND HILL NY 11418    5                  04/29/05           00
0439412982                05                 06/01/05           0.0000
3274027465                N                  05/01/35
0

9955965       N67/U56     F                  600,000.00         ZZ
                          360                600,000.00         1
                          6.8750             3437.50            35
                          6.6250             3437.50
NEW CANAAN    CT 06840    5                  04/21/05           00
0439425463                05                 06/01/05           0.0000
3274027470                O                  05/01/35
0

9955967       N67/U56     F                  157,000.00         ZZ
                          360                156,701.28         1
                          6.2500             966.68             38
                          6.0000             966.68
OAKDALE       NY 11769    5                  04/21/05           00
0439426032                05                 06/01/05           0.0000
3274027471                O                  05/01/35
0

9955969       N67/U56     F                  83,200.00          ZZ
                          360                83,200.00          1
                          7.1250             494.00             80
                          6.8750             494.00
SALEM         VA 24153    1                  04/29/05           00
0439412016                05                 06/01/05           0.0000
3274027476                O                  05/01/35
0

9955971       N67/U56     F                  273,000.00         ZZ
                          360                272,776.22         2
                          7.0000             1816.28            70
                          6.7500             1816.28
PATERSON      NJ 07503    5                  05/10/05           00
0439374091                05                 07/01/05           0.0000
3274027481                O                  06/01/35
0

9955979       N67/U56     F                  252,000.00         ZZ
                          360                251,822.14         2
                          7.7500             1805.36            70
                          7.5000             1805.36
WASHINGTON    DC 20020    5                  05/16/05           00
0439425646                05                 07/01/05           0.0000
3274027503                N                  06/01/35
0

9955983       N67/U56     F                  125,000.00         ZZ
                          360                124,733.66         1
                          6.5000             790.09             74
                          6.2500             790.09
MARSHALL      VA 20115    5                  04/25/05           00
0439374547                03                 06/01/05           0.0000
3274027512                O                  05/01/35
0

9955985       N67/U56     F                  148,500.00         ZZ
                          360                148,249.14         1
                          6.8750             975.54             90
                          6.6250             975.54
BANNER ELK    NC 28604    5                  04/20/05           01
0439387416                05                 06/01/05           35.0000
3274027523                O                  05/01/35
0

9955987       N67/U56     F                  515,000.00         ZZ
                          360                514,213.84         1
                          7.3750             3556.98            80
                          7.1250             3556.98
STAMFORD      CT 06902    5                  04/22/05           00
0439387317                05                 06/01/05           0.0000
3274027529                O                  05/01/35
0

9955991       N67/U56     F                  252,000.00         ZZ
                          360                251,624.79         1
                          7.5000             1762.02            80
                          7.2500             1762.02
CORTLANDT MANONY 10567    1                  04/21/05           00
0439385717                05                 06/01/05           0.0000
3274027548                O                  05/01/35
0

9955995       N67/U56     F                  255,000.00         ZZ
                          360                255,000.00         2
                          7.7500             1646.88            41
                          7.5000             1646.88
LYNDHURST     NJ 07071    5                  04/25/05           00
0439422155                05                 06/01/05           0.0000
3274027562                O                  05/01/35
0

9956005       N67/U56     F                  251,000.00         ZZ
                          360                250,587.32         1
                          7.0000             1669.91            69
                          6.7500             1669.91
BOYNTON BEACH FL 33436    5                  04/25/05           00
0439372921                03                 06/01/05           0.0000
3274027584                O                  05/01/35
0

9956007       N67/U56     F                  379,000.00         ZZ
                          360                379,000.00         2
                          6.8750             2171.35            80
                          6.6250             2171.35
RICHMOND HILL NY 11419    1                  05/16/05           00
0439426594                05                 07/01/05           0.0000
3274027593                O                  06/01/35
0

9956009       N67/U56     F                  158,800.00         ZZ
                          360                158,800.00         1
                          7.7500             1025.58            70
                          7.5000             1025.58
NORFOLK       VA 23518    1                  04/27/05           00
0439381500                01                 06/01/05           0.0000
3274027601                O                  05/01/35
0

9956011       N67/U56     F                  105,000.00         ZZ
                          180                104,328.30         1
                          6.8750             936.45             67
                          6.6250             936.45
VIRGINIA BEACHVA 23454    2                  04/26/05           00
0439373531                05                 06/01/05           0.0000
3274027604                N                  05/01/20
0

9956013       N67/U56     F                  229,500.00         ZZ
                          180                228,015.98         1
                          6.7500             2030.87            75
                          6.5000             2030.87
VIRGINIA BEACHVA 23451    2                  04/26/05           00
0439426396                05                 06/01/05           0.0000
3274027605                O                  05/01/20
0

9956017       N67/U56     F                  290,000.00         ZZ
                          360                290,000.00         1
                          6.2500             1510.42            80
                          6.0000             1510.42
BAY SHORE     NY 11706    1                  04/29/05           00
0439431628                05                 06/01/05           0.0000
3274027631                O                  05/01/35
0

9956019       N67/U56     F                  384,700.00         ZZ
                          360                384,629.27         2
                          8.2500             2644.81            95
                          8.0000             2644.81
JAMAICA       NY 11436    1                  04/22/05           12
0439425331                05                 06/01/05           35.0000
3274027650                O                  05/01/35
0

9956021       N67/U56     F                  250,000.00         ZZ
                          360                249,774.00         1
                          6.5000             1580.17            63
                          6.2500             1580.17
BOWIE         MD 20721    5                  05/09/05           00
0439427196                05                 07/01/05           0.0000
3274027655                O                  06/01/35
0

9956023       N67/U56     F                  937,500.00         ZZ
                          360                937,500.00         1
                          7.8750             6152.34            75
                          7.6250             6152.34
HUNTINGTON    NY 11743    5                  04/22/05           00
0439414681                05                 06/01/05           0.0000
3274027662                O                  05/01/35
0

9956095       N67/U56     F                  380,000.00         ZZ
                          360                380,000.00         2
                          6.6250             2097.92            80
                          6.3750             2097.92
BROOKLYN      NY 11206    5                  04/15/05           00
0439422585                05                 06/01/05           0.0000
3274026743                O                  05/01/35
0

9956097       N67/U56     F                  61,800.00          ZZ
                          360                61,800.00          1
                          7.0000             360.50             80
                          6.7500             360.50
SEVERN        MD 21144    1                  04/20/05           00
0439358292                01                 06/01/05           0.0000
3274026778                N                  05/01/35
0

9956099       N67/U56     F                  61,800.00          ZZ
                          360                61,800.00          1
                          7.0000             360.50             80
                          6.7500             360.50
SEVERN        MD 21144    1                  04/20/05           00
0439433764                01                 06/01/05           0.0000
3274026797                N                  05/01/35
0

9956101       N67/U56     F                  500,000.00         ZZ
                          360                500,000.00         1
                          6.8750             2864.58            52
                          6.6250             2864.58
RIDGEFIELD    CT 06877    5                  04/25/05           00
0439423310                05                 06/01/05           0.0000
3274026801                O                  05/01/35
0

9956109       N67/U56     F                  114,400.00         ZZ
                          360                114,233.87         1
                          7.6250             809.72             80
                          7.3750             809.72
CHARLOTTE     NC 28270    2                  04/28/05           00
0439426180                05                 06/01/05           0.0000
3274026847                O                  05/01/35
0

9956111       N67/U56     F                  61,800.00          ZZ
                          360                61,800.00          1
                          7.0000             360.50             80
                          6.7500             360.50
SEVERN        MD 21144    1                  04/20/05           00
0439387424                01                 06/01/05           0.0000
3274026871                N                  05/01/35
0

9956113       N67/U56     F                  61,800.00          ZZ
                          360                61,800.00          1
                          7.0000             360.50             80
                          6.7500             360.50
SEVERN        MD 21144    1                  04/20/05           00
0439388281                01                 06/01/05           0.0000
3274026874                N                  05/01/35
0

9956115       N67/U56     F                  84,800.00          ZZ
                          360                84,800.00          1
                          7.0000             494.67             80
                          6.7500             494.67
SEVERN        MD 21144    1                  04/20/05           00
0439379942                01                 06/01/05           0.0000
3274026875                N                  05/01/35
0

9956117       N67/U56     F                  62,000.00          ZZ
                          360                62,000.00          1
                          6.8750             355.21             80
                          6.6250             355.21
SEVERN        MD 21144    1                  04/20/05           00
0439379678                01                 06/01/05           0.0000
3274026876                N                  05/01/35
0

9956119       N67/U56     F                  157,000.00         ZZ
                          360                156,880.54         1
                          7.3750             1084.36            60
                          7.1250             1084.36
FLUSHING      NY 11355    5                  05/06/05           00
0439412750                01                 07/01/05           0.0000
3274026888                N                  06/01/35
0

9956123       N67/U56     F                  395,000.00         ZZ
                          360                395,000.00         1
                          6.2500             2057.29            79
                          6.0000             2057.29
CRESSKILL     NJ 07626    5                  04/01/05           00
0439410796                05                 06/01/05           0.0000
3274026898                O                  05/01/35
0

9956127       N67/U56     F                  126,000.00         ZZ
                          360                125,908.81         1
                          7.6250             891.82             80
                          7.3750             891.82
PLATTSBURGH   NY 12901    1                  05/18/05           00
0439413196                05                 07/01/05           0.0000
3274026918                N                  06/01/35
0

9956129       N67/U56     F                  260,000.00         ZZ
                          360                259,572.51         2
                          7.0000             1729.79            69
                          6.7500             1729.79
PATERSON      NJ 07503    5                  04/07/05           00
0439431719                05                 06/01/05           0.0000
3274026933                O                  05/01/35
0

9956131       N67/U56     F                  175,000.00         ZZ
                          360                174,667.03         1
                          6.2500             1077.51            63
                          6.0000             1077.51
ROCKVILLE     MD 20853    5                  04/20/05           00
0439394099                01                 06/01/05           0.0000
3274026958                O                  05/01/35
0

9956133       N67/U56     F                  63,750.00          ZZ
                          360                63,647.73          2
                          7.1250             429.50             85
                          6.8750             429.50
PHILADELPHIA  PA 19120    1                  04/29/05           01
0439375726                05                 06/01/05           25.0000
3271000505                N                  05/01/35
0

9956135       N67/U56     F                  371,200.00         ZZ
                          360                371,200.00         1
                          7.0000             2165.33            80
                          6.7500             2165.33
VENTURA       CA 93001    1                  04/26/05           00
0439429929                05                 06/01/05           0.0000
3271000556                N                  05/01/35
0

9956139       N67/U56     F                  67,500.00          ZZ
                          360                67,389.02          2
                          7.0000             449.08             75
                          6.7500             449.08
NANTICOKE     PA 18634    5                  04/19/05           00
0439388984                05                 06/01/05           0.0000
3271000598                N                  05/01/35
0

9956141       N67/U56     F                  84,000.00          ZZ
                          360                83,861.90          1
                          7.0000             558.85             70
                          6.7500             558.85
LAKEWOOD      OH 44107    5                  04/27/05           00
0439363201                05                 06/01/05           0.0000
3271000603                N                  05/01/35
0

9956145       N67/U56     F                  53,250.00          ZZ
                          360                53,249.54          2
                          8.0000             355.00             75
                          7.7500             355.00
DAYTON        OH 45406    5                  04/28/05           00
0439371782                05                 06/01/05           0.0000
3271000621                N                  05/01/35
0

9956151       N67/U56     F                  104,000.00         ZZ
                          360                103,931.97         1
                          8.1250             772.20             90
                          7.8750             772.20
PITTSBURGH    PA 15218    5                  05/12/05           26
0439428640                05                 07/01/05           30.0000
3271000643                O                  06/01/35
0

9956153       N67/U56     F                  154,000.00         ZZ
                          360                154,000.00         1
                          6.7500             866.25             88
                          6.5000             866.25
EASTLAKE      OH 44095    5                  05/03/05           01
0439426271                05                 07/01/05           30.0000
3271000647                O                  06/01/35
0

9956155       N67/U56     F                  144,800.00         ZZ
                          360                144,573.40         1
                          7.2500             987.79             80
                          7.0000             987.79
DOWNINGTOWN   PA 19335    1                  04/29/05           00
0439430802                05                 06/01/05           0.0000
3271000656                O                  05/01/35
0

9956157       N67/U56     F                  120,000.00         ZZ
                          360                120,000.00         1
                          7.0000             700.00             50
                          6.7500             700.00
VANDALIA      OH 45414    5                  04/22/05           00
0439376872                05                 06/01/05           0.0000
3271000660                O                  05/01/35
0

9956161       N67/U56     F                  98,400.00          ZZ
                          360                98,267.52          1
                          8.0000             722.02             80
                          7.7500             722.02
CUYAHOGA FALLSOH 44221    5                  04/23/05           00
0439363953                05                 06/01/05           0.0000
3271000664                O                  05/01/35
0

9956163       N67/U56     F                  104,400.00         T
                          360                104,328.16         1
                          7.8750             756.97             90
                          7.6250             756.97
PORT CLINTON  OH 43452    1                  05/03/05           37
0439425000                01                 07/01/05           30.0000
3271000667                O                  06/01/35
0

9956165       N67/U56     F                  102,400.00         ZZ
                          360                102,300.00         1
                          7.2500             618.67             80
                          7.0000             618.67
CLIFTON HEIGHTPA 19018    5                  04/28/05           00
0439427360                05                 06/01/05           0.0000
3271000668                N                  05/01/35
0

9956167       N67/U56     F                  102,400.00         ZZ
                          360                102,300.00         1
                          7.2500             618.67             80
                          7.0000             618.67
CLIFTON HEIGHTPA 19018    5                  04/28/05           00
0439394719                05                 06/01/05           0.0000
3271000672                N                  05/01/35
0

9956169       N67/U56     F                  82,400.00          ZZ
                          360                82,335.72          1
                          7.2500             562.11             80
                          7.0000             562.11
SIDNEY        OH 45365    5                  05/02/05           00
0439427535                05                 07/01/05           0.0000
3271000690                N                  06/01/35
0

9956223       N67/U56     F                  47,600.00          ZZ
                          360                47,500.45          1
                          6.6250             304.79             85
                          6.3750             304.79
BALTIMORE     MD 21230    1                  05/04/05           01
0439413915                05                 06/01/05           25.0000
3274027684                N                  05/01/35
0

9956225       N67/U56     F                  456,000.00         ZZ
                          360                456,000.00         1
                          9.0000             3420.00            95
                          8.7500             3420.00
CLARKSVILLE   MD 21029    1                  04/28/05           45
0439385352                09                 06/01/05           35.0000
3274027690                O                  05/01/35
0

9956229       N67/U56     F                  210,000.00         ZZ
                          360                209,687.33         3
                          7.5000             1468.35            63
                          7.2500             1468.35
PATERSON      NJ 07514    5                  04/22/05           00
0439389966                05                 06/01/05           0.0000
3274027700                O                  05/01/35
0

9956235       N67/U56     F                  623,600.00         ZZ
                          360                622,738.88         1
                          7.8750             4521.53            80
                          7.6250             4521.53
STAMFORD      CT 06903    1                  04/29/05           00
0439385774                05                 06/01/05           0.0000
3274027716                O                  05/01/35
0

9956237       N67/U56     F                  312,000.00         ZZ
                          360                312,000.00         1
                          8.2500             2145.00            80
                          8.0000             2145.00
PATCHOGUE     NY 11772    1                  05/10/05           00
0439426909                05                 07/01/05           0.0000
3274027724                O                  06/01/35
0

9956241       N67/U56     F                  496,300.00         ZZ
                          360                496,300.00         1
                          7.2500             2998.48            70
                          7.0000             2998.48
BROOKLYN      NY 11211    1                  05/05/05           00
0439414822                01                 07/01/05           0.0000
3274027777                N                  06/01/35
0

9956243       N67/U56     F                  222,000.00         ZZ
                          360                221,794.39         1
                          6.3750             1384.99            56
                          6.1250             1384.99
BAYSHORE      NY 11706    2                  05/04/05           00
0439423005                05                 07/01/05           0.0000
3274027789                O                  06/01/35
0

9956247       N67/U56     F                  93,750.00          ZZ
                          360                93,606.88          2
                          7.3750             647.51             75
                          7.1250             647.51
PORTSMOUTH    VA 23704    5                  04/25/05           00
0439374414                05                 06/01/05           0.0000
3274027820                N                  05/01/35
0

9956249       N67/U56     F                  248,000.00         ZZ
                          360                247,837.78         1
                          8.1250             1841.39            80
                          7.8750             1841.39
JERSEY CITY   NJ 07304    5                  05/03/05           00
0439419888                05                 07/01/05           0.0000
3274027839                O                  06/01/35
0

9956251       N67/U56     F                  115,000.00         ZZ
                          360                115,000.00         1
                          6.8750             658.85             39
                          6.6250             658.85
ELKRIDGE      MD 21075    5                  04/25/05           00
0439385782                05                 06/01/05           0.0000
3274027849                O                  05/01/35
0

9956265       N67/U56     F                  307,000.00         ZZ
                          360                306,742.08         2
                          6.8750             2016.77            53
                          6.6250             2016.77
CLIFFSIDE PARKNJ 07010    5                  05/11/05           00
0439414228                05                 07/01/05           0.0000
3274027923                O                  06/01/35
0

9956267       N67/U56     F                  436,000.00         ZZ
                          360                435,642.61         1
                          7.0000             2900.72            80
                          6.7500             2900.72
BELLINGHAM    WA 98226    1                  05/02/05           00
0439361189                05                 07/01/05           0.0000
3339001852                O                  06/01/35
0

9956269       N67/U56     F                  252,000.00         ZZ
                          360                251,585.68         1
                          7.0000             1676.56            75
                          6.7500             1676.56
BELLINGHAM    WA 98225    5                  04/21/05           00
0439357021                05                 06/01/05           0.0000
3339001862                O                  05/01/35
0

9956271       N67/U56     F                  172,000.00         ZZ
                          360                171,999.90         1
                          6.5000             931.67             72
                          6.2500             931.67
TACOMA        WA 98407    2                  04/28/05           00
0439387150                05                 06/01/05           0.0000
3339001873                O                  05/01/35
0

9956273       N67/U56     F                  111,600.00         ZZ
                          360                111,595.00         1
                          9.0000             837.00             95
                          8.7500             837.00
EVERETT       WA 98204    1                  05/12/05           26
0439381898                01                 07/01/05           35.0000
3339001899                O                  06/01/35
0

9956275       N67/U56     F                  98,400.00          ZZ
                          360                98,212.77          1
                          6.2500             605.87             80
                          6.0000             605.87
SPOKANE VALLEYWA 99212    5                  04/28/05           00
0439429176                05                 06/01/05           0.0000
3339001909                N                  05/01/35
0

9956277       N67/U56     F                  396,800.00         ZZ
                          360                396,800.00         1
                          7.6250             2521.33            80
                          7.3750             2521.33
REDMOND       WA 98053    1                  04/29/05           00
0439428343                05                 06/01/05           0.0000
3339001916                N                  05/01/35
0

9956281       N67/U56     F                  135,000.00         ZZ
                          360                134,897.28         1
                          7.3750             932.41             80
                          7.1250             932.41
MOUNT VERNON  WA 98273    1                  05/17/05           00
0439373937                05                 07/01/05           0.0000
3339001998                O                  06/01/35
0

9956283       N67/U56     F                  155,400.00         T
                          360                155,400.00         1
                          7.7500             1003.63            70
                          7.5000             1003.63
NORTH LAS VEGANV 89031    1                  05/13/05           00
0439383225                03                 07/01/05           0.0000
3342000048                O                  06/01/35
0

9956293       N67/U56     F                  194,000.00         ZZ
                          360                193,630.90         1
                          6.2500             1194.49            48
                          6.0000             1194.49
OAKLAND       CA 94606    2                  04/19/05           00
0439361403                05                 06/01/05           0.0000
3347001969                O                  05/01/35
0

9956295       N67/U56     F                  316,000.00         ZZ
                          360                316,000.00         2
                          7.1250             1876.25            80
                          6.8750             1876.25
ROSEVILLE     CA 95661    1                  04/26/05           00
0439427592                05                 06/01/05           0.0000
3347001976                N                  05/01/35
0

9956299       N67/U56     F                  187,850.00         ZZ
                          360                187,850.00         1
                          6.1250             958.82             80
                          5.8750             958.82
EDWARDS       CO 81632    1                  05/10/05           00
0439409665                09                 07/01/05           0.0000
3510300278                O                  06/01/35
0

9956541       N67/U56     F                  78,600.00          T
                          360                78,464.27          1
                          6.7500             509.80             85
                          6.5000             509.80
FLAGSTAFF     AZ 86004    1                  04/14/05           01
0439361270                05                 06/01/05           25.0000
1161011789                O                  05/01/35
0

9956545       N67/U56     F                  359,650.00         ZZ
                          360                359,650.00         1
                          7.3750             2210.35            74
                          7.1250             2210.35
SCOTTSDALE    AZ 85258    5                  04/25/05           00
0439386335                05                 06/01/05           0.0000
1161011937                O                  05/01/35
0

9956547       N67/U56     F                  139,400.00         TX
                          360                139,176.40         1
                          7.1250             939.16             80
                          6.8750             939.16
HOUSTON       TX 77007    5                  04/21/05           00
0439372863                05                 06/01/05           0.0000
1161011982                N                  05/01/35
0

9956549       N67/U56     F                  106,000.00         ZZ
                          360                105,821.39         1
                          6.8750             696.34             72
                          6.6250             696.34
HATIESBURG    MS 39402    2                  04/05/05           00
0439363664                05                 06/01/05           0.0000
1161012065                O                  05/01/35
0

9956551       N67/U56     F                  149,800.00         ZZ
                          360                149,593.15         1
                          7.8750             1086.15            70
                          7.6250             1086.15
RICHMOND      TX 77469    1                  04/29/05           00
0439429507                03                 06/01/05           0.0000
1161012103                O                  05/01/35
0

9956555       N67/U56     F                  80,000.00          ZZ
                          360                79,889.52          1
                          7.8750             580.06             80
                          7.6250             580.06
PHARR         TX 78577    1                  04/12/05           00
0439422908                03                 06/01/05           0.0000
1161012162                O                  05/01/35
0

9956557       N67/U56     F                  124,000.00         ZZ
                          360                123,999.93         1
                          8.6250             891.25             80
                          8.3750             891.25
PHOENIX       AZ 85041    5                  04/21/05           00
0439419094                05                 06/01/05           0.0000
1161012168                O                  05/01/35
0

9956559       N67/U56     F                  135,200.00         ZZ
                          360                135,200.00         1
                          7.1250             802.75             80
                          6.8750             802.75
CHICAGO       IL 60613    5                  05/13/05           00
0439412693                05                 07/01/05           0.0000
1161012194                N                  06/01/35
0

9956561       N67/U56     F                  122,250.00         ZZ
                          360                122,049.01         3
                          7.0000             813.33             75
                          6.7500             813.33
PHOENIX       AZ 85006    5                  04/15/05           00
0439382854                05                 06/01/05           0.0000
1161012216                N                  05/01/35
0

9956563       N67/U56     F                  328,000.00         ZZ
                          360                328,000.00         1
                          6.8750             1879.17            80
                          6.6250             1879.17
GILBERT       AZ 85234    5                  04/19/05           00
0439363987                03                 06/01/05           0.0000
1161012230                O                  05/01/35
0

9956565       N67/U56     F                  177,500.00         T
                          360                177,500.00         1
                          7.2500             1072.40            79
                          7.0000             1072.40
SURPRISE      AZ 85379    1                  04/21/05           00
0439386970                03                 06/01/05           0.0000
1161012254                O                  05/01/35
0

9956569       N67/U56     F                  83,200.00          ZZ
                          360                83,081.63          1
                          7.7500             596.05             65
                          7.5000             596.05
PHOENIX       AZ 85031    5                  04/25/05           00
0439386111                05                 06/01/05           0.0000
1161012258                O                  05/01/35
0

9956575       N67/U56     F                  100,400.00         ZZ
                          180                95,754.10          1
                          7.2500             916.51             80
                          7.0000             916.51
MCALLEN       TX 78504    1                  04/28/05           00
0439380270                05                 06/01/05           0.0000
1161012273                O                  05/01/20
0

9956577       N67/U56     F                  119,350.00         ZZ
                          360                119,138.82         1
                          6.6250             764.21             80
                          6.3750             764.21
HOUSTON       TX 77092    2                  04/25/05           00
0439422304                05                 06/01/05           0.0000
1161012280                O                  05/01/35
0

9956579       N67/U56     F                  314,400.00         ZZ
                          360                313,883.06         1
                          7.0000             2091.72            80
                          6.7500             2091.72
MCALLEN       TX 78504    5                  04/18/05           00
0439429622                05                 06/01/05           0.0000
1161012299                O                  05/01/35
0

9956581       N67/U56     F                  587,200.00         ZZ
                          360                587,200.00         1
                          7.0000             3425.33            80
                          6.7500             3425.33
SANTA FE      NM 87508    1                  05/05/05           00
0439385675                05                 07/01/05           0.0000
1161012300                O                  06/01/35
0

9956583       N67/U56     F                  520,000.00         T
                          360                520,000.00         1
                          7.1250             3087.50            80
                          6.8750             3087.50
MONTGOMERY    TX 77356    5                  05/12/05           00
0439423526                03                 07/01/05           0.0000
1161012302                O                  06/01/35
0

9956587       N67/U56     F                  153,800.00         ZZ
                          360                153,713.78         1
                          8.8750             1223.70            95
                          8.6250             1223.70
GAINESVILLE   GA 30507    1                  05/19/05           41
0439394131                05                 07/01/05           35.0000
1161012312                O                  06/01/35
0

9956595       N67/U56     F                  162,900.00         ZZ
                          360                162,632.16         1
                          7.0000             1083.78            63
                          6.7500             1083.78
MISSION       TX 78574    2                  04/18/05           00
0439424177                03                 06/01/05           0.0000
1161012354                O                  05/01/35
0

9956597       N67/U56     F                  86,800.00          ZZ
                          360                86,737.18          1
                          7.6250             614.36             80
                          7.3750             614.36
SAN ANTONIO   TX 78245    1                  05/02/05           00
0439431651                03                 07/01/05           0.0000
1161012378                O                  06/01/35
0

9956601       N67/U56     F                  92,400.00          ZZ
                          360                92,265.83          2
                          7.6250             654.00             80
                          7.3750             654.00
GEORGETOWN    TX 78628    1                  04/27/05           00
0439426602                05                 06/01/05           0.0000
1161012397                N                  05/01/35
0

9956603       N67/U56     F                  64,000.00          ZZ
                          360                63,899.86          1
                          7.2500             436.59             80
                          7.0000             436.59
HAMPTON       VA 23664    5                  04/22/05           00
0439409962                05                 06/01/05           0.0000
1161012422                N                  05/01/35
0

9956605       N67/U56     F                  92,000.00          ZZ
                          360                91,848.74          1
                          7.0000             612.08             80
                          6.7500             612.08
HAMPTON       VA 23669    5                  04/26/05           00
0439388976                05                 06/01/05           0.0000
1161012423                N                  05/01/35
0

9956607       N67/U56     F                  146,800.00         ZZ
                          360                146,800.00         1
                          8.7500             1070.42            80
                          8.5000             1070.42
PHOENIX       AZ 85032    5                  05/02/05           00
0439389982                05                 07/01/05           0.0000
1161012429                O                  06/01/35
0

9956609       N67/U56     F                  113,000.00         ZZ
                          360                113,000.00         1
                          6.8750             647.40             77
                          6.6250             647.40
PHOENIX       AZ 85029    2                  04/25/05           00
0439429382                05                 06/01/05           0.0000
1161012430                N                  05/01/35
0

9956613       N67/U56     F                  156,000.00         ZZ
                          360                155,868.94         1
                          6.8750             1024.81            80
                          6.6250             1024.81
SAINT PAUL    MN 55117    2                  05/02/05           00
0439386343                05                 07/01/05           0.0000
1161012437                O                  06/01/35
0

9956615       N67/U56     F                  112,000.00         T
                          360                111,790.10         1
                          7.3750             773.56             80
                          7.1250             773.56
BROWNSVILLE   TX 78521    1                  04/25/05           00
0439424748                05                 06/01/05           0.0000
1161012445                O                  05/01/35
0

9956619       N67/U56     F                  144,000.00         ZZ
                          360                144,000.00         1
                          8.1250             975.00             80
                          7.8750             975.00
TUCSON        AZ 85730    1                  04/21/05           00
0439423054                05                 06/01/05           0.0000
1161012466                O                  05/01/35
0

9956621       N67/U56     F                  157,300.00         ZZ
                          360                156,884.08         1
                          6.8750             1033.35            74
                          6.6250             1033.35
MISSION       TX 78574    2                  04/25/05           00
0439377425                05                 06/01/05           0.0000
1161012477                O                  05/01/35
0

9956623       N67/U56     F                  114,500.00         T
                          360                114,341.90         1
                          7.8750             830.20             80
                          7.6250             830.20
QUEEN CREEK   AZ 85242    1                  04/22/05           00
0439430166                03                 06/01/05           0.0000
1161012495                O                  05/01/35
0

9956625       N67/U56     F                  77,000.00          ZZ
                          180                76,512.72          1
                          7.0000             692.10             80
                          6.7500             692.10
HOUSTON       TX 77053    2                  04/29/05           00
0439425844                03                 06/01/05           0.0000
1161012498                N                  05/01/20
0

9956631       N67/U56     F                  175,950.00         ZZ
                          360                175,545.60         1
                          6.7500             1141.21            90
                          6.5000             1141.21
DALLAS        TX 75287    1                  04/26/05           12
0439425372                05                 06/01/05           30.0000
1161012522                O                  05/01/35
0

9956633       N67/U56     F                  107,800.00         T
                          180                107,086.56         1
                          7.0000             968.94             74
                          6.7500             968.94
ROCKPORT      TX 78382    5                  04/29/05           00
0439391673                05                 06/01/05           0.0000
1161012532                O                  05/01/20
0

9956637       N67/U56     F                  80,500.00          ZZ
                          360                80,383.11          1
                          7.6250             569.77             70
                          7.3750             569.77
MISSION       TX 78572    1                  04/27/05           00
0439425539                03                 06/01/05           0.0000
1161012535                O                  05/01/35
0

9956643       N67/U56     F                  328,000.00         ZZ
                          360                328,000.00         1
                          7.5000             2050.00            80
                          7.2500             2050.00
SCOTTSDALE    AZ 85255    5                  05/03/05           00
0439414095                03                 07/01/05           0.0000
1161012555                O                  06/01/35
0

9956645       N67/U56     F                  166,200.00         ZZ
                          360                166,199.99         1
                          9.7500             1350.38            95
                          9.5000             1350.38
MARICOPA      AZ 85239    1                  04/25/05           26
0439419847                05                 06/01/05           35.0000
1161012563                O                  05/01/35
0

9956647       N67/U56     F                  63,200.00          ZZ
                          180                63,007.03          1
                          7.3750             581.39             80
                          7.1250             581.39
PHARR         TX 78577    1                  05/06/05           00
0439427436                03                 07/01/05           0.0000
1161012566                O                  06/01/20
0

9956649       N67/U56     F                  123,500.00         ZZ
                          360                123,500.00         1
                          10.7500            1106.35            95
                          10.5000            1106.35
TUCSON        AZ 85746    1                  05/09/05           26
0439384207                05                 07/01/05           35.0000
1161012573                O                  06/01/35
0

9956651       N67/U56     F                  87,500.00          ZZ
                          180                86,921.92          1
                          6.5000             762.22             54
                          6.2500             762.22
HOUSTON       TX 77066    1                  04/28/05           00
0439383894                03                 06/01/05           0.0000
1161012590                O                  05/01/20
0

9956653       N67/U56     F                  201,600.00         ZZ
                          360                201,600.00         1
                          6.2500             1050.00            80
                          6.0000             1050.00
ALEXANDRIA    LA 71303    1                  04/29/05           00
0439422940                05                 06/01/05           0.0000
1161012601                N                  05/01/35
0

9956661       N67/U56     F                  46,400.00          ZZ
                          180                46,265.91          1
                          8.0000             443.42             80
                          7.7500             443.42
MCALLEN       TX 78501    1                  05/06/05           00
0439426800                05                 07/01/05           0.0000
1161012614                O                  06/01/20
0

9956665       N67/U56     F                  148,000.00         ZZ
                          360                147,779.63         1
                          7.5000             1034.84            80
                          7.2500             1034.84
TUCSON        AZ 85710    1                  04/21/05           00
0439382078                05                 06/01/05           0.0000
1161012619                O                  05/01/35
0

9956669       N67/U56     F                  60,000.00          ZZ
                          360                59,959.74          1
                          8.0000             440.26             61
                          7.7500             440.26
EL PASO       TX 79938    1                  05/02/05           00
0439432535                05                 07/01/05           0.0000
1161012647                O                  06/01/35
0

9956671       N67/U56     F                  176,400.00         ZZ
                          360                176,276.52         1
                          7.5000             1102.50            90
                          7.2500             1102.50
APACHE JUNCTIOAZ 85219    5                  05/02/05           11
0439428095                05                 07/01/05           30.0000
1161012655                O                  06/01/35
0

9956675       N67/U56     F                  136,000.00         ZZ
                          180                135,139.34         1
                          7.0000             1222.41            80
                          6.7500             1222.41
HOUSTON       TX 77040    1                  04/28/05           00
0439386467                05                 06/01/05           0.0000
1161012669                O                  05/01/20
0

9956677       N67/U56     F                  60,600.00          ZZ
                          360                60,600.00          1
                          7.3750             372.44             27
                          7.1250             372.44
QUEEN CREEK   AZ 85242    1                  04/27/05           00
0439425356                03                 06/01/05           0.0000
1161012677                O                  05/01/35
0

9956683       N67/U56     F                  300,000.00         T
                          360                300,000.00         1
                          7.1250             1781.25            79
                          6.8750             1781.25
FULLERTON     CA 92832    5                  05/13/05           00
0439410093                05                 07/01/05           0.0000
1161012705                O                  06/01/35
0

9956689       N67/U56     F                  180,000.00         ZZ
                          360                180,000.00         1
                          6.8750             1031.25            80
                          6.6250             1031.25
PHOENIX       AZ 85024    1                  04/29/05           00
0439428335                03                 06/01/05           0.0000
1161012742                O                  05/01/35
0

9956691       N67/U56     F                  97,750.00          ZZ
                          360                97,682.72          2
                          7.8750             708.76             85
                          7.6250             708.76
SHREVEPORT    LA 71104    1                  05/16/05           11
0439431131                05                 07/01/05           25.0000
1161012753                N                  06/01/35
0

9956695       N67/U56     F                  215,550.00         ZZ
                          360                215,373.31         2
                          7.0000             1434.06            85
                          6.7500             1434.06
SAINT PAUL    MN 55119    1                  05/12/05           12
0439425562                05                 07/01/05           25.0000
1161012772                N                  06/01/35
0

9956697       N67/U56     F                  120,800.00         ZZ
                          360                120,800.00         1
                          6.7500             679.50             80
                          6.5000             679.50
PEORIA        AZ 85345    1                  05/10/05           00
0439381740                05                 07/01/05           0.0000
1161012788                O                  06/01/35
0

9956707       N67/U56     F                  97,375.00          ZZ
                          360                97,314.48          1
                          8.3750             740.12             95
                          8.1250             740.12
KATY          TX 77493    1                  05/18/05           01
0439427097                05                 07/01/05           35.0000
1161012826                O                  06/01/35
0

9956709       N67/U56     F                  219,200.00         ZZ
                          360                219,200.00         1
                          8.3750             1529.83            80
                          8.1250             1529.83
PHOENIX       AZ 85024    1                  05/11/05           00
0439426834                05                 07/01/05           0.0000
1161012835                O                  06/01/35
0

9956713       N67/U56     F                  299,250.00         ZZ
                          360                299,054.25         1
                          8.1250             2221.92            75
                          7.8750             2221.92
NEW RIVER     AZ 85087    1                  05/12/05           00
0439422528                05                 07/01/05           0.0000
1161012845                O                  06/01/35
0

9956715       N67/U56     F                  485,000.00         ZZ
                          360                485,000.00         1
                          7.3750             2980.73            72
                          7.1250             2980.73
PEORIA        AZ 85383    5                  05/09/05           00
0439427295                03                 07/01/05           0.0000
1161012850                O                  06/01/35
0

9956719       N67/U56     F                  266,250.00         ZZ
                          360                266,250.00         4
                          7.6250             1691.80            75
                          7.3750             1691.80
LAS VEGAS     NV 89110    5                  04/13/05           00
0439424425                05                 06/01/05           0.0000
1162005156                N                  05/01/35
0

9956729       N67/U56     F                  264,000.00         ZZ
                          360                264,000.00         1
                          7.0000             1540.00            80
                          6.7500             1540.00
NORTH LAS VEGANV 89081    5                  04/22/05           00
0439363789                03                 06/01/05           0.0000
1162005206                O                  05/01/35
0

9956731       N67/U56     F                  126,600.00         T
                          360                126,394.71         1
                          7.3750             874.39             80
                          7.1250             874.39
IVINS         UT 84738    1                  04/15/05           00
0439360033                05                 06/01/05           0.0000
1162005251                O                  05/01/35
0

9956733       N67/U56     F                  116,000.00         ZZ
                          360                116,000.00         1
                          7.2500             700.83             80
                          7.0000             700.83
LITTLETON     CO 80120    1                  04/18/05           00
0439373176                01                 06/01/05           0.0000
1162005270                N                  05/01/35
0

9956737       N67/U56     F                  127,500.00         ZZ
                          360                127,500.00         1
                          6.8750             730.47             75
                          6.6250             730.47
NORTH LAS VEGANV 89030    5                  04/21/05           00
0439422726                05                 06/01/05           0.0000
1162005315                O                  05/01/35
0

9956741       N67/U56     F                  68,000.00          ZZ
                          360                67,965.50          1
                          7.6250             432.08             80
                          7.3750             432.08
OGDEN         UT 84401    5                  04/22/05           00
0439373242                05                 06/01/05           0.0000
1162005321                N                  05/01/35
0

9956743       N67/U56     F                  90,000.00          ZZ
                          360                89,874.94          1
                          7.8750             652.56             75
                          7.6250             652.56
KIMBERLING CITMO 65686    5                  04/12/05           00
0439363508                05                 06/01/05           0.0000
1162005328                O                  05/01/35
0

9956745       N67/U56     F                  265,000.00         ZZ
                          360                265,000.00         1
                          6.3750             1407.81            67
                          6.1250             1407.81
HENDERSON     NV 89012    5                  04/19/05           00
0439354952                03                 06/01/05           0.0000
1162005331                O                  05/01/35
0

9956747       N67/U56     F                  212,000.00         ZZ
                          360                211,651.44         1
                          7.0000             1410.44            80
                          6.7500             1410.44
LAS VEGAS     NV 89123    5                  04/18/05           00
0439363383                03                 06/01/05           0.0000
1162005345                N                  05/01/35
0

9956753       N67/U56     F                  104,000.00         ZZ
                          360                104,000.00         1
                          7.3750             639.17             80
                          7.1250             639.17
MANITOU SPRINGCO 80829    5                  04/26/05           00
0439376187                05                 06/01/05           0.0000
1162005409                N                  05/01/35
0

9956755       N67/U56     F                  108,000.00         ZZ
                          360                107,952.46         1
                          7.2500             652.50             80
                          7.0000             652.50
COLORADO SPRINCO 80903    1                  04/26/05           00
0439425851                05                 06/01/05           0.0000
1162005410                N                  05/01/35
0

9956757       N67/U56     F                  238,500.00         ZZ
                          360                238,351.76         1
                          8.3750             1812.77            90
                          8.1250             1812.77
SANTA CLARA   UT 84765    1                  05/03/05           01
0439387846                05                 07/01/05           30.0000
1162005436                O                  06/01/35
0

9956759       N67/U56     F                  516,000.00         ZZ
                          360                516,000.00         1
                          7.8750             3386.25            80
                          7.6250             3386.25
LAS VEGAS     NV 89120    1                  05/13/05           00
0439427014                03                 07/01/05           0.0000
1162005442                O                  06/01/35
0

9956767       N67/U56     F                  104,500.00         ZZ
                          360                104,395.97         1
                          6.0000             626.53             61
                          5.7500             626.53
WOODS CROSS   UT 84087    2                  05/06/05           00
0439387093                05                 07/01/05           0.0000
1162005525                O                  06/01/35
0

9956769       N67/U56     F                  896,000.00         ZZ
                          360                896,000.00         1
                          7.0000             5226.67            80
                          6.7500             5226.67
NEWPORT BEACH CA 92663    1                  05/13/05           00
0439431545                01                 07/01/05           0.0000
1162005529                N                  06/01/35
0

9956771       N67/U56     F                  171,300.00         ZZ
                          360                171,159.59         1
                          7.0000             1139.66            80
                          6.7500             1139.66
LAS VEGAS     NV 89122    1                  05/09/05           00
0439375601                03                 07/01/05           0.0000
1162005536                O                  06/01/35
0

9956773       N67/U56     F                  150,000.00         ZZ
                          360                150,000.00         1
                          7.6250             953.13             50
                          7.3750             953.13
LAS VEGAS     NV 89120    5                  05/04/05           00
0439380064                03                 07/01/05           0.0000
1162005586                O                  06/01/35
0

9956775       N67/U56     F                  78,400.00          ZZ
                          360                78,343.26          1
                          7.6250             554.91             51
                          7.3750             554.91
OGDEN         UT 84404    1                  05/05/05           00
0439423765                05                 07/01/05           0.0000
1162005598                O                  06/01/35
0

9956781       N67/U56     F                  141,790.00         ZZ
                          360                137,618.45         1
                          6.3750             884.59             80
                          6.1250             884.59
RIO RANCHO    NM 87124    1                  02/10/05           00
0439374869                05                 04/01/05           0.0000
1165007694                O                  03/01/35
0

9956783       N67/U56     F                  98,164.00          ZZ
                          360                98,027.49          1
                          7.8750             711.76             78
                          7.6250             711.76
ALBUQUERQUE   NM 87121    1                  04/04/05           00
0439429705                05                 06/01/05           0.0000
1165007710                O                  05/01/35
0

9956787       N67/U56     F                  109,900.00         ZZ
                          360                109,714.82         2
                          6.8750             721.96             70
                          6.6250             721.96
KANSAS CITY   KS 66106    5                  04/21/05           00
0439370891                05                 06/01/05           0.0000
1165007775                N                  05/01/35
0

9956789       N67/U56     F                  184,300.00         ZZ
                          360                183,855.22         1
                          7.1250             1241.67            95
                          6.8750             1241.67
SPRING        TX 77373    1                  03/25/05           01
0439387663                03                 05/01/05           35.0000
1165007793                O                  04/01/35
0

9956805       N67/U56     F                  119,000.00         ZZ
                          360                119,000.00         1
                          8.3750             830.52             85
                          8.1250             830.52
PHOENIX       AZ 85051    2                  03/31/05           11
0439376245                05                 05/01/05           25.0000
1165007840                O                  04/01/35
0

9956807       N67/U56     F                  148,720.00         ZZ
                          360                148,720.00         1
                          6.0000             743.60             80
                          5.7500             743.60
BIG LAKE      MN 55309    1                  03/18/05           00
0439433822                05                 05/01/05           0.0000
1165007842                O                  04/01/35
0

9956809       N67/U56     F                  69,300.00          ZZ
                          360                69,163.21          1
                          8.3750             526.73             90
                          8.1250             526.73
PUEBLO        CO 81005    5                  04/19/05           12
0439410168                05                 06/01/05           30.0000
1165007850                O                  05/01/35
0

9956811       N67/U56     F                  103,218.00         ZZ
                          360                103,067.57         1
                          7.6250             730.58             69
                          7.3750             730.58
PHILADELPHIA  PA 19149    5                  04/11/05           00
0439378886                05                 06/01/05           0.0000
1165007851                O                  05/01/35
0

9956813       N67/U56     F                  139,256.00         ZZ
                          360                139,256.00         1
                          6.3750             739.80             80
                          6.1250             739.80
SOMERSET      WI 54025    1                  03/21/05           00
0439378985                01                 05/01/05           0.0000
1165007854                O                  04/01/35
0

9956817       N67/U56     F                  162,800.00         ZZ
                          360                162,525.67         1
                          6.8750             1069.48            80
                          6.6250             1069.48
FORT WORTH    TX 76179    1                  04/07/05           00
0439423039                03                 06/01/05           0.0000
1165007867                O                  05/01/35
0

9956819       N67/U56     F                  175,200.00         ZZ
                          360                175,200.00         1
                          6.6250             967.25             80
                          6.3750             967.25
EAGAN         MN 55123    1                  03/30/05           00
0439360108                05                 05/01/05           0.0000
1165007883                N                  04/01/35
0

9956821       N67/U56     F                  184,000.00         ZZ
                          360                182,726.47         3
                          6.7500             1035.00            80
                          6.5000             1035.00
ST PAUL       MN 55106    1                  03/30/05           00
0439382094                05                 05/01/05           0.0000
1165007899                O                  04/01/35
0

9956829       N67/U56     F                  154,400.00         ZZ
                          360                154,400.00         1
                          7.2500             932.83             80
                          7.0000             932.83
RICHFIELD     MN 55423    5                  04/08/05           00
0439426107                05                 06/01/05           0.0000
1165007926                O                  05/01/35
0

9956837       N67/U56     F                  203,550.00         ZZ
                          360                203,550.00         1
                          7.0000             1187.38            70
                          6.7500             1187.38
PHOENIX       AZ 85042    1                  05/03/05           00
0439390139                03                 07/01/05           0.0000
1165007932                N                  06/01/35
0

9956841       N67/U56     F                  271,400.00         ZZ
                          360                271,400.00         1
                          5.8750             1328.78            80
                          5.6250             1328.78
COLORADO SPRINCO 80918    1                  04/29/05           00
0439425968                03                 06/01/05           0.0000
1165007942                O                  05/01/35
0

9956843       N67/U56     F                  48,000.00          ZZ
                          360                47,962.56          1
                          7.2500             327.44             80
                          7.0000             327.44
PHILADELPHIA  PA 19143    1                  05/20/05           00
0439414319                07                 07/01/05           0.0000
3271000789                N                  06/01/35
0

9956845       N67/U56     F                  51,000.00          ZZ
                          360                50,960.22          1
                          7.2500             347.91             85
                          7.0000             347.91
PHILADELPHIA  PA 19143    1                  05/20/05           12
0439414400                05                 07/01/05           25.0000
3271000792                N                  06/01/35
0

9956849       N67/U56     F                  59,500.00          ZZ
                          360                59,453.59          1
                          7.2500             405.89             85
                          7.0000             405.89
PHILADELPHIA  PA 19143    1                  05/20/05           11
0439419417                05                 07/01/05           25.0000
3271000793                N                  06/01/35
0

9956851       N67/U56     F                  96,000.00          ZZ
                          360                96,000.00          1
                          7.1250             570.00             80
                          6.8750             570.00
KETTERING     OH 45429    1                  05/17/05           00
0439425034                05                 07/01/05           0.0000
3271000795                N                  06/01/35
0

9956855       N67/U56     F                  110,500.00         ZZ
                          360                110,500.00         1
                          7.2500             667.60             85
                          7.0000             667.60
CLEVELAND     OH 44109    2                  04/29/05           01
0439427717                05                 06/01/05           25.0000
3272000819                N                  05/01/35
0

9956859       N67/U56     F                  136,800.00         ZZ
                          360                136,561.19         1
                          7.8750             991.89             90
                          7.6250             991.89
SCHUYLKILL HAVPA 17972    5                  04/25/05           11
0439420019                05                 06/01/05           30.0000
3272000844                O                  05/01/35
0

9956861       N67/U56     F                  68,000.00          ZZ
                          360                67,898.74          2
                          7.5000             475.47             80
                          7.2500             475.47
HAZLETON      PA 18201    1                  04/22/05           00
0439358672                05                 06/01/05           0.0000
3272000846                N                  05/01/35
0

9956863       N67/U56     F                  128,250.00         ZZ
                          360                128,072.51         1
                          7.8750             929.90             95
                          7.6250             929.90
YORK          PA 17402    1                  04/29/05           01
0439380056                05                 06/01/05           35.0000
3272000848                O                  05/01/35
0

9956865       N67/U56     F                  90,000.00          ZZ
                          180                89,423.94          1
                          6.8750             802.67             75
                          6.6250             802.67
COLLINGDALE   PA 19023    5                  04/22/05           00
0439409939                07                 06/01/05           0.0000
3272000849                N                  05/01/20
0

9956867       N67/U56     F                  59,700.00          ZZ
                          360                59,657.86          2
                          7.7500             427.70             75
                          7.5000             427.70
YORK          PA 17404    5                  05/13/05           00
0439424979                05                 07/01/05           0.0000
3272000850                N                  06/01/35
0

9956869       N67/U56     F                  59,700.00          ZZ
                          360                59,657.86          2
                          7.7500             427.70             74
                          7.5000             427.70
YORK          PA 17404    5                  05/13/05           00
0439420308                05                 07/01/05           0.0000
3272000851                N                  06/01/35
0

9956881       N67/U56     F                  54,350.00          ZZ
                          360                54,307.60          2
                          7.2500             370.76             77
                          7.0000             370.76
LANCASTER     PA 17602    1                  05/19/05           00
0439374166                05                 07/01/05           0.0000
3272000877                N                  06/01/35
0

9956887       N67/U56     F                  340,000.00         ZZ
                          360                339,311.03         2
                          8.0000             2494.80            80
                          7.7500             2494.80
CLIFTON       NJ 07011    2                  03/31/05           00
0439422809                05                 05/01/05           0.0000
3274022624                N                  04/01/35
0

9956893       N67/U56     F                  191,250.00         ZZ
                          360                190,467.13         1
                          8.0000             1403.32            85
                          7.7500             1403.32
HYDE PARK     MA 02136    5                  12/21/04           37
0439427345                01                 02/01/05           25.0000
3274023510                O                  01/01/35
0

9956895       N67/U56     F                  122,850.00         T
                          360                122,581.57         1
                          7.6250             869.52             62
                          7.3750             869.52
PORT ORANGE   FL 32128    1                  03/16/05           00
0439357252                03                 05/01/05           0.0000
3274024346                O                  04/01/35
0

9956897       N67/U56     F                  300,000.00         ZZ
                          360                299,055.36         2
                          7.2500             2046.53            67
                          7.0000             2046.53
ELIZABETH     NJ 07202    5                  02/22/05           00
0439377987                05                 04/01/05           0.0000
3274024444                O                  03/01/35
0

9956903       N67/U56     F                  100,000.00         ZZ
                          360                99,931.18          1
                          7.8750             725.07             62
                          7.6250             725.07
ROCHESTER     NY 14624    1                  05/06/05           00
0439428228                05                 07/01/05           0.0000
3274024950                O                  06/01/35
0

9956913       N67/U56     F                  316,000.00         ZZ
                          360                315,391.33         1
                          8.2500             2374.00            80
                          8.0000             2374.00
MIDLAND PARK  NJ 07432    5                  03/18/05           00
0439428301                05                 05/01/05           0.0000
3274025327                O                  04/01/35
0

9956919       N67/U56     F                  233,000.00         ZZ
                          360                232,477.99         2
                          7.5000             1629.17            53
                          7.2500             1629.17
KEARNY        NJ 07032    5                  03/17/05           00
0439380718                05                 05/01/05           0.0000
3274025418                O                  04/01/35
0

9956923       N67/U56     F                  268,000.00         ZZ
                          360                267,769.26         2
                          6.7500             1738.24            70
                          6.5000             1738.24
NEWPORT       RI 02840    5                  05/06/05           00
0439415522                05                 07/01/05           0.0000
3274025476                O                  06/01/35
0

9956935       N67/U56     F                  166,500.00         ZZ
                          360                166,297.56         1
                          8.5000             1280.24            95
                          8.2500             1280.24
SPRINGFIELD   VT 05156    1                  04/29/05           01
0439426297                05                 06/01/05           35.0000
3274025786                O                  05/01/35
0

9956937       N67/U56     F                  63,800.00          ZZ
                          360                63,800.00          1
                          7.2500             385.46             78
                          7.0000             385.46
NEWPORT NEWS  VA 23607    1                  04/19/05           00
0439429713                05                 06/01/05           0.0000
3274025847                N                  05/01/35
0

9956943       N67/U56     F                  236,000.00         T
                          360                235,589.88         1
                          7.3750             1629.99            80
                          7.1250             1629.99
PLYMOUTH      MA 02360    5                  04/29/05           00
0439423153                05                 06/01/05           0.0000
3274025927                O                  05/01/35
0

9956945       N67/U56     F                  380,000.00         ZZ
                          360                380,000.00         1
                          7.1250             2256.25            80
                          6.8750             2256.25
STAMFORD      CT 06905    1                  04/29/05           00
0439391996                05                 06/01/05           0.0000
3274025935                O                  05/01/35
0

9956949       N67/U56     F                  84,800.00          ZZ
                          360                84,800.00          1
                          6.8750             485.83             80
                          6.6250             485.83
SEVERN        MD 21144    1                  04/20/05           00
0439381674                01                 06/01/05           0.0000
3274025953                N                  05/01/35
0

9956951       N67/U56     F                  200,000.00         ZZ
                          360                199,723.82         1
                          7.8750             1450.14            80
                          7.6250             1450.14
LONG BRANCH   NJ 07740    5                  04/14/05           00
0439428368                05                 06/01/05           0.0000
3274026044                O                  05/01/35
0

9956955       N67/U56     F                  616,000.00         ZZ
                          360                616,000.00         1
                          7.2500             3721.67            80
                          7.0000             3721.67
BROOKLYN      NY 11235    1                  04/21/05           00
0439425091                01                 06/01/05           0.0000
3274026107                N                  05/01/35
0

9956959       N67/U56     F                  477,400.00         ZZ
                          360                477,400.00         4
                          9.7500             3878.88            90
                          9.5000             3878.88
BROOKLYN      NY 11213    1                  04/19/05           26
0439393240                05                 06/01/05           30.0000
3274026149                O                  05/01/35
0

9956967       N67/U56     F                  314,400.00         ZZ
                          360                313,870.23         2
                          6.8750             2065.38            80
                          6.6250             2065.38
STATEN ISLAND NY 10301    5                  04/19/05           00
0439383233                05                 06/01/05           0.0000
3274026200                N                  05/01/35
0

9956969       N67/U56     F                  440,000.00         ZZ
                          360                440,000.00         2
                          7.2500             2658.33            80
                          7.0000             2658.33
FAIRFIELD     CT 06824    1                  04/19/05           00
0439387580                05                 06/01/05           0.0000
3274026237                N                  05/01/35
0

9956971       N67/U56     F                  296,000.00         ZZ
                          360                295,763.29         1
                          7.1250             1994.21            80
                          6.8750             1994.21
PORT JERVIS   NY 12771    5                  05/09/05           00
0439420274                05                 07/01/05           0.0000
3274026204                O                  06/01/35
0

9956973       N67/U56     F                  48,900.00          ZZ
                          360                48,840.55          1
                          8.5000             376.00             95
                          8.2500             376.00
ROCHESTER     NY 14610    1                  05/04/05           01
0439386251                01                 06/01/05           35.0000
3274026219                O                  05/01/35
0

9956975       N67/U56     F                  96,000.00          ZZ
                          360                95,823.28          1
                          7.5000             671.25             75
                          7.2500             671.25
PENNSVILLE    NJ 08070    5                  04/13/05           00
0439429580                05                 06/01/05           0.0000
3274026235                O                  05/01/35
0

9956979       N67/U56     F                  176,000.00         ZZ
                          360                175,737.94         1
                          7.5000             1230.62            80
                          7.2500             1230.62
LAUDERDALE    MN 55113    5                  04/20/05           00
0439372160                05                 06/01/05           0.0000
1165007950                N                  05/01/35
0

9956985       N67/U56     F                  227,500.00         ZZ
                          360                227,500.00         1
                          6.6250             1255.99            73
                          6.3750             1255.99
BLOOMINGTON   MN 55438    5                  04/21/05           00
0439427485                05                 06/01/05           0.0000
1165007960                O                  05/01/35
0

9956993       N67/U56     F                  650,000.00         ZZ
                          360                650,000.00         1
                          7.8750             4265.63            75
                          7.6250             4265.63
MINNEAPOLIS   MN 55405    1                  05/06/05           00
0439373523                05                 07/01/05           0.0000
1165007991                O                  06/01/35
0

9957005       N67/U56     F                  278,000.00         ZZ
                          360                278,000.00         1
                          6.0000             1390.00            90
                          5.7500             1390.00
RENO          NV 89523    5                  04/25/05           14
0439361338                03                 06/01/05           25.0000
1260301215                O                  05/01/35
0

9957011       N67/U56     F                  111,200.00         ZZ
                          360                111,034.42         1
                          7.5000             777.53             80
                          7.2500             777.53
RENO          NV 89506    1                  04/27/05           00
0439360017                03                 06/01/05           0.0000
1260301459                N                  05/01/35
0

9957019       N67/U56     F                  76,000.00          ZZ
                          360                75,871.93          1
                          6.8750             499.27             80
                          6.6250             499.27
GLEN FALLS    NY 12801    1                  04/12/05           00
0439357260                05                 06/01/05           0.0000
1360300199                N                  05/01/35
0

9957023       N67/U56     F                  42,500.00          ZZ
                          360                42,500.00          1
                          7.3750             261.20             85
                          7.1250             261.20
LAS VEGAS     NV 89101    1                  04/25/05           11
0439372111                05                 06/01/05           25.0000
1360300310                N                  05/01/35
0

9957025       N67/U56     F                  200,000.00         ZZ
                          360                200,000.00         1
                          6.6250             1104.17            80
                          6.3750             1104.17
LAS VEGAS     NV 89145    1                  04/15/05           00
0439361551                05                 06/01/05           0.0000
1390300161                O                  05/01/35
0

9957031       N67/U56     F                  134,640.00         ZZ
                          360                134,640.00         1
                          6.1250             687.23             80
                          5.8750             687.23
GLENDALE      AZ 85303    1                  05/12/05           00
0439382029                03                 07/01/05           0.0000
1740300324                O                  06/01/35
0

9957039       N67/U56     F                  196,000.00         ZZ
                          360                196,000.00         1
                          7.5000             1225.00            52
                          7.2500             1225.00
CHANDLER      AZ 85249    5                  04/14/05           00
0439360074                05                 06/01/05           0.0000
1750300561                O                  05/01/35
0

9957049       N67/U56     F                  226,300.00         ZZ
                          360                226,300.00         1
                          7.7500             1461.52            80
                          7.5000             1461.52
CHANDLER      AZ 85249    1                  05/05/05           00
0439428947                03                 07/01/05           0.0000
1760006670                N                  06/01/35
0

9957051       N67/U56     F                  192,500.00         ZZ
                          360                192,500.00         1
                          6.3750             1022.66            80
                          6.1250             1022.66
PHOENIX       AZ 85041    1                  05/04/05           00
0439428871                03                 07/01/05           0.0000
1760006790                O                  06/01/35
0

9957061       N67/U56     F                  143,750.00         ZZ
                          360                143,725.01         1
                          7.7500             928.39             80
                          7.5000             928.39
PEORIA        AZ 85382    1                  05/11/05           00
0439425125                01                 07/01/05           0.0000
1760300174                O                  06/01/35
0

9957063       N67/U56     F                  180,600.00         ZZ
                          360                180,600.00         1
                          6.3750             959.44             80
                          6.1250             959.44
PHOENIX       AZ 85043    1                  05/06/05           00
0439373200                03                 07/01/05           0.0000
1760300830                O                  06/01/35
0

9957069       N67/U56     F                  138,580.00         ZZ
                          360                138,580.00         1
                          6.5000             750.64             80
                          6.2500             750.64
LAVEEN        AZ 85339    1                  04/29/05           00
0439376070                03                 06/01/05           0.0000
1760301195                O                  05/01/35
0

9957073       N67/U56     F                  174,042.00         ZZ
                          360                174,042.00         1
                          6.5000             942.73             80
                          6.2500             942.73
LAVEEN        AZ 85339    1                  05/12/05           00
0439430083                03                 07/01/05           0.0000
1760301462                O                  06/01/35
0

9957075       N67/U56     F                  98,800.00          ZZ
                          360                98,800.00          1
                          7.1250             586.63             80
                          6.8750             586.63
GLENDALE      AZ 85301    1                  04/28/05           00
0439387572                09                 06/01/05           0.0000
1760301571                N                  05/01/35
0

9957081       N67/U56     F                  180,000.00         ZZ
                          360                180,000.00         1
                          7.2500             1087.50            80
                          7.0000             1087.50
STREAMWOOD    IL 60107    5                  04/18/05           00
0439355033                05                 06/01/05           0.0000
3251000391                N                  05/01/35
0

9957083       N67/U56     F                  81,250.00          ZZ
                          360                81,123.94          1
                          7.3750             561.17             78
                          7.1250             561.17
MISHAWAKA     IN 46545    5                  04/08/05           00
0439432311                05                 06/01/05           0.0000
3251000451                O                  05/01/35
0

9957091       N67/U56     F                  70,700.00          ZZ
                          360                70,699.99          1
                          7.2500             427.15             70
                          7.0000             427.15
CHICAGO       IL 60660    1                  04/26/05           00
0439373234                01                 06/01/05           0.0000
3251000562                N                  05/01/35
0

9957093       N67/U56     F                  183,600.00         ZZ
                          360                183,172.75         1
                          7.1250             1236.95            53
                          6.8750             1236.95
MERLIN        OR 97532    5                  04/19/05           00
0439388596                05                 06/01/05           0.0000
3251000563                O                  05/01/35
0

9957095       N67/U56     F                  294,000.00         ZZ
                          360                293,573.08         1
                          7.6250             2080.91            70
                          7.3750             2080.91
SAWYER        MI 49125    5                  04/22/05           00
0439429689                05                 06/01/05           0.0000
3251000565                O                  05/01/35
0

9957097       N67/U56     F                  171,000.00         ZZ
                          180                170,448.68         1
                          6.7500             1513.20            90
                          6.5000             1513.20
STERLING HEIGHMI 48310    1                  05/05/05           12
0439428780                05                 07/01/05           30.0000
3251000577                O                  06/01/20
0

9957099       N67/U56     F                  94,900.00          ZZ
                          360                94,900.00          1
                          7.1250             563.47             80
                          6.8750             563.47
WESTLAND      MI 48186    1                  04/25/05           00
0439425349                05                 06/01/05           0.0000
3251000578                O                  05/01/35
0

9957101       N67/U56     F                  30,000.00          ZZ
                          180                29,912.35          1
                          7.8750             284.53             75
                          7.6250             284.53
SOUTH BEND    IN 46628    5                  05/16/05           00
0439414640                05                 07/01/05           0.0000
3251000610                N                  06/01/20
0

9957103       N67/U56     F                  36,100.00          ZZ
                          360                36,074.53          1
                          7.7500             258.62             85
                          7.5000             258.62
SOUTH BEND    IN 46615    1                  05/16/05           12
0439427329                05                 07/01/05           25.0000
3251000617                N                  06/01/35
0

9957107       N67/U56     F                  110,000.00         ZZ
                          360                109,912.04         2
                          7.1250             741.09             74
                          6.8750             741.09
BOYNTON BEACH FL 33435    5                  05/03/05           00
0439426776                05                 07/01/05           0.0000
3252009491                N                  06/01/35
0

9957109       N67/U56     F                  327,600.00         ZZ
                          360                326,639.91         2
                          6.1250             1990.53            90
                          5.8750             1990.53
CHICAGO       IL 60647    2                  03/09/05           11
0439390402                05                 05/01/05           30.0000
3252009545                O                  04/01/35
0

9957111       N67/U56     F                  213,750.00         ZZ
                          360                213,750.00         1
                          6.8750             1224.61            77
                          6.6250             1224.61
CHICAGO       IL 60632    5                  04/25/05           00
0439410523                05                 06/01/05           0.0000
3252009567                O                  05/01/35
0

9957113       N67/U56     F                  202,600.00         ZZ
                          180                201,187.75         1
                          6.0000             1709.65            74
                          5.7500             1709.65
LEYDEN TOWN   IL 60164    2                  04/14/05           00
0439389925                05                 06/01/05           0.0000
3252009863                O                  05/01/20
0

9957115       N67/U56     F                  510,000.00         ZZ
                          360                510,000.00         1
                          7.2500             3081.25            80
                          7.0000             3081.25
MIAMI         FL 33156    1                  04/28/05           00
0439361445                05                 06/01/05           0.0000
3252009879                N                  05/01/35
0

9957117       N67/U56     F                  520,000.00         ZZ
                          360                520,000.00         1
                          7.1250             3087.50            80
                          6.8750             3087.50
KEY COLONY BEAFL 33051    1                  04/26/05           00
0439363060                05                 06/01/05           0.0000
3252009932                N                  05/01/35
0

9957121       N67/U56     F                  199,500.00         ZZ
                          360                199,163.84         1
                          6.8750             1310.57            70
                          6.6250             1310.57
WOODSTOCK     IL 60098    1                  04/28/05           00
0439371907                05                 06/01/05           0.0000
3252009964                N                  05/01/35
0

9957123       N67/U56     F                  243,200.00         T
                          360                242,846.84         1
                          7.6250             1721.35            80
                          7.3750             1721.35
PORT SAINT LUCFL 34986    1                  04/26/05           00
0439387283                05                 06/01/05           0.0000
3252009983                O                  05/01/35
0

9957127       N67/U56     F                  165,000.00         ZZ
                          360                164,772.16         1
                          7.8750             1196.36            75
                          7.6250             1196.36
CHICAGO       IL 60632    5                  04/28/05           00
0439379991                05                 06/01/05           0.0000
3252010002                O                  05/01/35
0

9957129       N67/U56     F                  167,900.00         ZZ
                          360                167,900.00         1
                          7.2500             1014.40            80
                          7.0000             1014.40
MIAMI         FL 33176    1                  04/21/05           00
0439357237                08                 06/01/05           0.0000
3252010007                O                  05/01/35
0

9957131       N67/U56     F                  124,400.00         ZZ
                          360                124,398.83         1
                          7.7500             803.42             80
                          7.5000             803.42
OAKWOOD HILLS IL 60013    2                  04/15/05           00
0439428020                05                 06/01/05           0.0000
3252010027                O                  05/01/35
0

9957133       N67/U56     F                  184,500.00         ZZ
                          360                184,232.08         1
                          7.6250             1305.88            90
                          7.3750             1305.88
CICERO        IL 60804    5                  04/20/05           26
0439426735                05                 06/01/05           30.0000
3252010040                O                  05/01/35
0

9957137       N67/U56     F                  149,600.00         ZZ
                          360                149,600.00         1
                          7.6250             950.58             80
                          7.3750             950.58
FRIDLEY       MN 55432    1                  04/26/05           00
0439360157                09                 06/01/05           0.0000
3252010065                O                  05/01/35
0

9957139       N67/U56     F                  210,900.00         ZZ
                          360                210,553.25         1
                          7.0000             1403.12            95
                          6.7500             1403.12
SPRING LAKE PAMN 55432    1                  04/26/05           11
0439412537                05                 06/01/05           35.0000
3252010086                O                  05/01/35
0

9957143       N67/U56     F                  78,350.00          ZZ
                          360                78,301.30          1
                          8.3750             595.52             95
                          8.1250             595.52
GALESBURG     IL 61401    1                  05/13/05           01
0439431388                05                 07/01/05           35.0000
3252010096                O                  06/01/35
0

9957145       N67/U56     F                  88,800.00          ZZ
                          360                88,674.26          1
                          7.7500             636.17             95
                          7.5000             636.17
TAYLORVILLE   IL 62568    1                  05/04/05           01
0439426750                05                 06/01/05           35.0000
3252010103                O                  05/01/35
0

9957149       N67/U56     F                  161,800.00         ZZ
                          360                161,800.00         1
                          7.1250             960.69             63
                          6.8750             960.69
DELRAY BEACH  FL 33445    5                  05/11/05           00
0439394008                03                 07/01/05           0.0000
3252010161                O                  06/01/35
0

9957151       N67/U56     F                  113,600.00         ZZ
                          360                113,600.00         1
                          6.8750             650.83             80
                          6.6250             650.83
O FALLON      MO 63366    1                  05/09/05           00
0439372624                05                 07/01/05           0.0000
3252010184                O                  06/01/35
0

9957153       N67/U56     F                  55,000.00          ZZ
                          360                54,959.18          1
                          7.5000             384.57             79
                          7.2500             384.57
LAKE WORTH    FL 33460    5                  05/16/05           00
0439414087                01                 07/01/05           0.0000
3252010188                O                  06/01/35
0

9957159       N67/U56     F                  141,000.00         ZZ
                          360                141,000.00         1
                          6.3750             749.06             44
                          6.1250             749.06
JACKSONVILLE  FL 32207    5                  04/12/05           00
0439376302                05                 06/01/05           0.0000
3253000241                O                  05/01/35
0

9957169       N67/U56     F                  160,000.00         ZZ
                          360                160,000.00         1
                          6.6250             883.33             77
                          6.3750             883.33
SARASOTA      FL 34237    5                  04/25/05           00
0439372798                05                 06/01/05           0.0000
3253000352                N                  05/01/35
0

9957175       N67/U56     F                  144,000.00         ZZ
                          360                144,000.00         1
                          7.1250             855.00             80
                          6.8750             855.00
LITTLE ROCK   AR 72206    5                  04/22/05           00
0439431743                05                 06/01/05           0.0000
3253000355                N                  05/01/35
0

9957179       N67/U56     F                  121,600.00         ZZ
                          360                121,600.00         1
                          7.2500             734.67             80
                          7.0000             734.67
LITTLE ROCK   AR 72206    5                  04/22/05           00
0439431602                05                 06/01/05           0.0000
3253000364                N                  05/01/35
0

9957185       N67/U56     F                  70,400.00          ZZ
                          360                70,400.00          1
                          7.2500             425.33             80
                          7.0000             425.33
WILMINGTON    NC 28401    1                  04/21/05           00
0439357666                05                 06/01/05           0.0000
3253000428                N                  05/01/35
0

9957189       N67/U56     F                  74,100.00          ZZ
                          360                74,014.41          1
                          8.7500             582.95             65
                          8.5000             582.95
CHARLOTTE     NC 28212    1                  04/22/05           00
0439422460                05                 06/01/05           0.0000
3253000442                O                  05/01/35
0

9957191       N67/U56     F                  268,000.00         ZZ
                          360                267,537.22         2
                          6.7500             1738.24            60
                          6.5000             1738.24
CHICAGO       IL 60639    5                  04/26/05           00
0439430760                05                 06/01/05           0.0000
3253000479                N                  05/01/35
0

9957193       N67/U56     F                  122,000.00         ZZ
                          360                121,809.07         1
                          7.2500             832.26             68
                          7.0000             832.26
JACKSONVILLE  FL 32225    1                  04/21/05           00
0439431776                05                 06/01/05           0.0000
3253000496                O                  05/01/35
0

9957195       N67/U56     F                  119,000.00         ZZ
                          360                118,818.35         2
                          7.3750             821.90             70
                          7.1250             821.90
CALUMET CITY  IL 60409    5                  04/28/05           00
0439422825                05                 06/01/05           0.0000
3253000515                N                  05/01/35
0

9957197       N67/U56     F                  96,000.00          ZZ
                          360                95,926.95          1
                          7.3750             663.05             69
                          7.1250             663.05
TEMPLE TERRACEFL 33617    5                  05/16/05           00
0439426354                05                 07/01/05           0.0000
3253000516                O                  06/01/35
0

9957203       N67/U56     F                  68,000.00          ZZ
                          360                67,896.20          1
                          7.3750             469.66             62
                          7.1250             469.66
DETROIT       MI 48224    5                  04/22/05           00
0439362997                05                 06/01/05           0.0000
3253000534                N                  05/01/35
0

9957205       N67/U56     F                  100,000.00         ZZ
                          360                99,831.50          1
                          6.8750             656.93             33
                          6.6250             656.93
TAMPA         FL 33647    5                  04/13/05           00
0439387358                03                 06/01/05           0.0000
3253000535                O                  05/01/35
0

9957209       N67/U56     F                  200,000.00         ZZ
                          360                200,000.00         1
                          7.2500             1208.33            80
                          7.0000             1208.33
CHICAGO       IL 60640    1                  04/20/05           00
0439418708                01                 06/01/05           0.0000
3253000566                O                  05/01/35
0

9957211       N67/U56     F                  88,000.00          ZZ
                          360                88,000.00          1
                          6.8750             504.17             80
                          6.6250             504.17
PALMETTO      FL 34221    1                  04/26/05           00
0439358896                05                 06/01/05           0.0000
3253000572                N                  05/01/35
0

9957217       N67/U56     F                  140,000.00         ZZ
                          360                139,889.53         1
                          7.6250             889.58             80
                          7.3750             889.58
DELTONA       FL 32725    1                  04/28/05           00
0439427733                03                 06/01/05           0.0000
3253000582                O                  05/01/35
0

9957219       N67/U56     F                  118,750.00         ZZ
                          360                118,644.49         1
                          10.0000            1042.12            95
                          9.7500             1042.12
SANFORD       FL 32771    1                  04/22/05           26
0439431958                05                 06/01/05           35.0000
3253000592                O                  05/01/35
0

9957227       N67/U56     F                  225,000.00         ZZ
                          360                225,000.00         1
                          7.6250             1429.69            53
                          7.3750             1429.69
CHARLOTTE     NC 28202    5                  04/20/05           00
0439428491                01                 06/01/05           0.0000
3253000623                O                  05/01/35
0

9957229       N67/U56     F                  85,600.00          ZZ
                          360                85,600.00          1
                          7.8750             561.75             80
                          7.6250             561.75
ST PETERSBURG FL 33711    5                  04/28/05           00
0439409798                05                 06/01/05           0.0000
3253000644                N                  05/01/35
0

9957231       N67/U56     F                  49,000.00          ZZ
                          180                48,853.63          1
                          7.6250             457.72             38
                          7.3750             457.72
MURFREESBORO  TN 37129    5                  05/05/05           00
0439394693                05                 07/01/05           0.0000
3253000645                N                  06/01/20
0

9957233       N67/U56     F                  113,500.00         ZZ
                          360                113,500.00         1
                          5.8750             555.68             80
                          5.6250             555.68
LAKE WYLIE    SC 29710    1                  04/22/05           00
0439422635                09                 06/01/05           0.0000
3253000674                O                  05/01/35
0

9957237       N67/U56     F                  105,000.00         ZZ
                          360                104,916.04         1
                          7.1250             707.40             75
                          6.8750             707.40
TAMPA         FL 33617    5                  05/04/05           00
0439424599                05                 07/01/05           0.0000
3253000677                N                  06/01/35
0

9957241       N67/U56     F                  80,000.00          ZZ
                          360                79,820.78          1
                          7.3750             552.54             75
                          7.1250             552.54
BOILING SPRINGNC 28461    1                  04/27/05           00
0439425604                05                 06/01/05           0.0000
3253000680                O                  05/01/35
0

9957243       N67/U56     F                  250,000.00         ZZ
                          360                249,531.51         1
                          7.3750             1726.69            16
                          7.1250             1726.69
BROOKSVILLE   FL 34602    5                  04/29/05           00
0439360116                05                 06/01/05           0.0000
3253000688                O                  05/01/35
0

9957249       N67/U56     F                  232,750.00         ZZ
                          360                232,750.00         1
                          9.8750             1915.34            95
                          9.6250             1915.34
WINTER PARK   FL 32792    1                  05/06/05           11
0439373077                05                 07/01/05           35.0000
3253000699                O                  06/01/35
0

9957253       N67/U56     F                  84,000.00          ZZ
                          360                83,861.90          2
                          7.0000             558.85             80
                          6.7500             558.85
MILTON        FL 32570    5                  04/22/05           00
0439356361                05                 06/01/05           0.0000
3253000710                N                  05/01/35
0

9957255       N67/U56     F                  72,000.00          ZZ
                          360                72,000.00          1
                          7.3750             442.50             80
                          7.1250             442.50
WILMINGTON    NC 28401    1                  05/05/05           00
0439425299                05                 07/01/05           0.0000
3253000712                N                  06/01/35
0

9957257       N67/U56     F                  196,000.00         ZZ
                          360                195,708.17         1
                          7.5000             1370.46            80
                          7.2500             1370.46
TAMPA         FL 33611    5                  04/29/05           00
0439376518                05                 06/01/05           0.0000
3253000739                N                  05/01/35
0

9957263       N67/U56     F                  134,000.00         ZZ
                          360                133,999.58         1
                          6.7500             753.75             80
                          6.5000             753.75
FAYETTEVILLE  NC 28304    1                  04/29/05           00
0439425570                05                 06/01/05           0.0000
3253000776                O                  05/01/35
0

9957265       N67/U56     F                  126,000.00         ZZ
                          360                125,871.53         2
                          5.8750             745.34             60
                          5.6250             745.34
CHICAGO       IL 60617    5                  05/06/05           00
0439428475                05                 07/01/05           0.0000
3253000777                O                  06/01/35
0

9957269       N67/U56     F                  44,250.00          ZZ
                          360                44,250.00          1
                          7.1250             262.73             75
                          6.8750             262.73
MEMPHIS       TN 38127    2                  05/06/05           00
0439414343                05                 07/01/05           0.0000
3253000781                N                  06/01/35
0

9957273       N67/U56     F                  86,000.00          ZZ
                          360                85,874.14          1
                          7.6250             608.70             62
                          7.3750             608.70
LOMBARD       IL 60148    2                  04/25/05           00
0439427972                01                 06/01/05           0.0000
3253000792                O                  05/01/35
0

9957485       E22/U57     F                  423,000.00         ZZ
                          360                420,992.58         1
                          6.6250             2335.31            90
                          6.3750             2335.31
WINDHAM       NY 12496    1                  05/27/05           23
0423843267                05                 07/01/05           0.0000
0423843267                O                  06/01/35
0

9957563       E22/U57     F                  149,310.00         T
                          360                149,271.05         1
                          6.6250             824.32             90
                          6.3750             824.32
BULLHEAD CITY AZ 86442    1                  05/16/05           23
0424017473                05                 07/01/05           0.0000
0424017473                O                  06/01/35
0

9957919       E22/U57     F                  226,000.00         ZZ
                          360                225,795.70         1
                          6.5000             1428.47            86
                          6.2500             1428.47
TEMPERANCE    MI 48182    5                  05/24/05           23
0424275949                05                 07/01/05           0.0000
0424275949                O                  06/01/35
0

9957943       E22/U57     F                  100,890.00         ZZ
                          360                100,803.14         2
                          6.7500             654.37             95
                          6.5000             654.37
KENNER        LA 70062    1                  05/27/05           10
0424286482                05                 07/01/05           30.0000
0424286482                N                  06/01/35
0

9958011       E22/U57     F                  80,655.00          T
                          360                80,587.24          1
                          6.8750             529.85             95
                          6.6250             529.85
LOCK HAVEN    PA 17745    1                  05/27/05           04
0424324564                05                 07/01/05           30.0000
0424324564                O                  06/01/35
0

9958329       462/U57     F                  99,000.00          ZZ
                          360                98,833.18          1
                          6.8750             650.36             90
                          6.6250             650.36
TAYLORS       SC 29687    1                  04/29/05           11
0439368184                05                 06/01/05           25.0000
8141582                   O                  05/01/35
0

9958351       462/U57     F                  182,100.00         ZZ
                          360                181,761.78         1
                          6.3750             1136.07            53
                          6.1250             1136.07
QUEEN CREEK   AZ 85242    1                  04/11/05           00
0439372988                03                 06/01/05           0.0000
6958680                   O                  05/01/35
0

9958363       462/U57     F                  456,250.00         ZZ
                          360                455,857.18         1
                          6.7500             2959.23            75
                          6.5000             2959.23
CHICAGO       IL 60630    1                  05/13/05           00
0439360389                03                 07/01/05           0.0000
5846282                   O                  06/01/35
0

9958375       462/U57     F                  121,150.00         ZZ
                          360                120,913.88         1
                          6.1250             736.13             80
                          5.8750             736.13
HOUSTON       TX 77089    1                  04/29/05           00
0439360660                03                 06/01/05           0.0000
8191785                   O                  05/01/35
0

9958385       462/U57     F                  114,000.00         ZZ
                          360                113,896.94         1
                          6.5000             720.56             80
                          6.2500             720.56
CYPRESS       TX 77433    1                  05/17/05           00
0439368176                03                 07/01/05           0.0000
8985889                   O                  06/01/35
0

9958413       462/U57     F                  186,400.00         ZZ
                          360                186,093.51         1
                          7.0000             1240.13            80
                          6.7500             1240.13
CARY          IL 60013    1                  04/28/05           00
0439368804                01                 06/01/05           0.0000
0008665283                O                  05/01/35
0

9958955       462/U57     F                  94,300.00          ZZ
                          360                94,141.09          1
                          6.8750             619.49             80
                          6.6250             619.49
HOMESTEAD     FL 33033    1                  04/21/05           00
0439372962                01                 06/01/05           0.0000
0004878781                O                  05/01/35
0

9959123       H58/U57     F                  167,250.00         ZZ
                          360                167,250.00         1
                          6.1250             853.67             54
                          5.8750             853.67
STOCKTON      CA 95203    1                  05/05/05           00
0439356791                05                 07/01/05           0.0000
295284                    N                  06/01/35
0

9959133       H58/U57     F                  216,000.00         ZZ
                          360                216,000.00         1
                          6.0000             1080.00            80
                          5.7500             1080.00
ESCALON       CA 95320    1                  05/04/05           00
0439360488                05                 07/01/05           0.0000
279357                    O                  06/01/35
0

9959135       H58/U57     F                  225,600.00         ZZ
                          360                225,600.00         1
                          6.0000             1128.00            80
                          5.7500             1128.00
HILMAR        CA 95324    1                  05/10/05           00
0439363078                05                 07/01/05           0.0000
298591                    O                  06/01/35
0

9959143       H58/U57     F                  431,960.00         ZZ
                          360                431,960.00         1
                          6.3750             2294.79            80
                          6.1250             2294.79
TRACY         CA 95377    1                  04/28/05           00
0439366709                05                 06/01/05           0.0000
298289                    O                  05/01/35
0

9959185       H58/U57     F                  129,600.00         ZZ
                          360                129,600.00         1
                          5.8750             634.50             80
                          5.6250             634.50
PORTLAND      OR 97217    1                  05/13/05           00
0439356080                05                 07/01/05           0.0000
303540                    O                  06/01/35
0

9959201       H58/U57     F                  276,850.00         ZZ
                          360                276,850.00         1
                          6.0000             1384.25            80
                          5.7500             1384.25
WOODINVILLE   WA 98072    1                  05/04/05           00
0439356932                05                 07/01/05           0.0000
293967                    O                  06/01/35
0

9959205       H58/U57     F                  163,200.00         ZZ
                          360                163,200.00         1
                          6.6250             901.00             80
                          6.3750             901.00
YELM          WA 98597    1                  05/16/05           00
0439356148                03                 07/01/05           0.0000
294870                    O                  06/01/35
0

9959223       H58/U57     F                  120,000.00         ZZ
                          360                120,000.00         1
                          6.5000             650.00             67
                          6.2500             650.00
SALMON        ID 83467    5                  05/06/05           00
0439357856                05                 07/01/05           0.0000
299649                    N                  06/01/35
0

9959227       H58/U57     F                  177,600.00         ZZ
                          360                177,600.00         1
                          6.2500             925.00             80
                          6.0000             925.00
ROY           UT 84067    1                  05/12/05           00
0439355462                05                 07/01/05           0.0000
301881                    O                  06/01/35
0

9959251       H58/U57     F                  131,200.00         ZZ
                          360                131,200.00         1
                          6.0000             656.00             80
                          5.7500             656.00
PHOENIX       AZ 85033    1                  05/09/05           00
0439356189                05                 07/01/05           0.0000
297567                    O                  06/01/35
0

9959255       H58/U57     F                  208,000.00         ZZ
                          360                208,000.00         1
                          6.6250             1148.33            80
                          6.3750             1148.33
MESA          AZ 85208    1                  05/13/05           00
0439355348                03                 07/01/05           0.0000
298198                    O                  06/01/35
0

9959265       H58/U57     F                  99,200.00          ZZ
                          360                99,200.00          1
                          6.7500             558.00             80
                          6.5000             558.00
GLENDALE      AZ 85301    1                  05/17/05           00
0439357187                01                 07/01/05           0.0000
301856                    O                  06/01/35
0

9959267       H58/U57     F                  191,800.00         ZZ
                          360                191,800.00         4
                          6.7500             1078.88            70
                          6.5000             1078.88
GLENDALE      AZ 85303    5                  05/11/05           00
0439366345                05                 07/01/05           0.0000
290040                    N                  06/01/35
0

9959269       H58/U57     F                  191,800.00         ZZ
                          360                191,800.00         4
                          6.7500             1078.88            70
                          6.5000             1078.88
GLENDALE      AZ 85303    5                  05/11/05           00
0439366378                05                 07/01/05           0.0000
290046                    N                  06/01/35
0

9959271       H58/U57     F                  191,800.00         ZZ
                          360                191,800.00         4
                          6.7500             1078.88            70
                          6.5000             1078.88
GLENDALE      AZ 85303    5                  05/11/05           00
0439366386                05                 07/01/05           0.0000
291527                    N                  06/01/35
0

9959273       H58/U57     F                  191,800.00         ZZ
                          360                191,800.00         4
                          6.7500             1078.88            70
                          6.5000             1078.88
GLENDALE      AZ 85303    5                  05/11/05           00
0439366451                05                 07/01/05           0.0000
291534                    N                  06/01/35
0

9959277       H58/U57     F                  319,200.00         ZZ
                          360                319,200.00         1
                          6.3750             1695.75            80
                          6.1250             1695.75
SAHUARITA     AZ 85629    1                  05/11/05           00
0439357062                03                 07/01/05           0.0000
279046                    O                  06/01/35
0

9959283       H58/U57     F                  150,000.00         ZZ
                          360                150,000.00         1
                          6.7500             843.75             70
                          6.5000             843.75
PRESCOTT      AZ 86303    5                  05/09/05           00
0439357757                05                 07/01/05           0.0000
295353                    O                  06/01/35
0

9959289       H58/U57     F                  238,500.00         T
                          360                238,500.00         1
                          7.2500             1440.94            90
                          7.0000             1440.94
GARDNERVILLE  NV 89460    5                  05/09/05           14
0439363706                05                 07/01/05           25.0000
301169                    O                  06/01/35
0

9959293       H58/U57     F                  400,000.00         ZZ
                          360                400,000.00         1
                          6.1250             2041.67            80
                          5.8750             2041.67
LAKEWOOD      CA 90715    1                  05/04/05           00
0439360280                05                 07/01/05           0.0000
296045                    O                  06/01/35
0

9959307       H58/U57     F                  423,200.00         ZZ
                          360                423,200.00         1
                          6.2500             2204.17            80
                          6.0000             2204.17
OCEANSIDE     CA 92057    1                  05/10/05           00
0439360066                05                 07/01/05           0.0000
302102                    O                  06/01/35
0

9959309       H58/U57     F                  452,000.00         ZZ
                          360                452,000.00         1
                          6.0000             2260.00            80
                          5.7500             2260.00
SAN MARCOS    CA 92069    1                  05/02/05           00
0439357229                05                 07/01/05           0.0000
295435                    O                  06/01/35
0

9959321       H58/U57     F                  436,000.00         ZZ
                          360                436,000.00         1
                          6.7500             2452.50            80
                          6.5000             2452.50
MURRIETA      CA 92562    1                  05/05/05           00
0439360728                05                 07/01/05           0.0000
301012                    O                  06/01/35
0

9959807       E22/U57     F                  107,100.00         ZZ
                          360                107,016.45         1
                          7.2500             730.61             85
                          7.0000             730.61
COLORADO SPRINCO 80904    1                  05/31/05           04
0424311538                05                 07/01/05           12.0000
0424311538                N                  06/01/35
0

9960343       E22/U57     F                  124,865.00         ZZ
                          360                124,757.50         2
                          6.7500             809.87             85
                          6.5000             809.87
CLEARWATER    FL 33765    1                  05/31/05           04
0424147379                05                 07/01/05           12.0000
0424147379                N                  06/01/35
0

9960381       E22/U57     F                  133,000.00         ZZ
                          360                132,879.77         1
                          6.5000             840.65             93
                          6.2500             840.65
ELGIN         SC 29045    5                  05/25/05           10
0424165744                05                 07/01/05           30.0000
0424165744                O                  06/01/35
0

9960411       E22/U57     F                  77,400.00          ZZ
                          360                77,331.71          1
                          6.6250             495.60             90
                          6.3750             495.60
ALTON         TX 78574    2                  05/20/05           10
0424177582                05                 07/01/05           30.0000
0424177582                O                  06/01/35
0

9960605       E22/U57     F                  123,500.00         T
                          360                123,391.04         1
                          6.6250             790.78             95
                          6.3750             790.78
GAUTIER       MS 39553    1                  05/31/05           10
0424246882                05                 07/01/05           30.0000
0424246882                O                  06/01/35
0

9962161       P01/G01     F                  74,160.00          ZZ
                          360                74,119.49          2
                          9.0000             596.71             100
                          8.7500             596.71
SCHENECTADY   NY 12307    1                  05/13/05           23
0439356965                05                 07/01/05           0.0000
05001666                  N                  06/01/35
0

9962267       F62/U57     F                  134,295.00         ZZ
                          360                134,195.33         1
                          7.5000             939.01             85
                          7.2500             939.01
MIAMI         FL 33032    1                  05/20/05           04
0439355611                05                 07/01/05           12.0000
46257                     N                  06/01/35
0

9962537       E22/U57     F                  139,175.00         ZZ
                          360                139,055.17         1
                          6.7500             902.69             95
                          6.5000             902.69
DENHAM SPRINGSLA 70726    1                  05/31/05           01
0424037760                05                 07/01/05           25.0000
0424037760                O                  06/01/35
0

9962571       E22/U57     F                  76,950.00          T
                          360                76,950.00          1
                          6.1250             392.77             95
                          5.8750             392.77
STARKVILLE    MS 39759    1                  06/01/05           23
0424124634                01                 07/01/05           0.0000
0424124634                O                  06/01/35
0

9962615       E22/U57     F                  122,312.00         ZZ
                          360                122,221.23         2
                          7.5000             855.22             95
                          7.2500             855.22
COCOA         FL 32922    1                  06/01/05           10
0424188589                05                 07/01/05           30.0000
0424188589                N                  06/01/35
0

9962649       E22/U57     F                  122,312.00         ZZ
                          360                122,221.23         2
                          7.5000             855.22             95
                          7.2500             855.22
COCOA         FL 32922    1                  06/01/05           10
0424215002                05                 07/01/05           30.0000
0424215002                N                  06/01/35
0

9962653       E22/U57     F                  122,312.00         ZZ
                          360                122,221.23         2
                          7.5000             855.22             95
                          7.2500             855.22
COCOA         FL 32926    1                  06/01/05           10
0424215341                05                 07/01/05           30.0000
0424215341                N                  06/01/35
0

9962681       E22/U57     F                  98,752.00          ZZ
                          360                98,666.98          1
                          6.7500             640.50             95
                          6.5000             640.50
FORT MILL     SC 29715    1                  06/01/05           04
0424246908                05                 07/01/05           30.0000
0424246908                N                  06/01/35
0

9962689       E22/U57     F                  142,500.00         ZZ
                          360                142,374.28         1
                          6.6250             912.44             95
                          6.3750             912.44
WALLA WALLA   WA 99362    5                  05/25/05           01
0424253706                05                 07/01/05           30.0000
0424253706                O                  06/01/35
0

9962737       E22/U57     F                  122,312.00         ZZ
                          360                122,221.23         2
                          7.5000             855.22             95
                          7.2500             855.22
COCOA         FL 32922    1                  06/01/05           10
0424303006                05                 07/01/05           30.0000
0424303006                N                  06/01/35
0

9963117       W02/U56     F                  190,000.00         ZZ
                          240                189,692.18         1
                          8.3750             1633.86            95
                          7.8750             1633.86
ORANGE PARK   FL 32065    5                  05/25/05           23
0439443367                05                 07/01/05           0.0000
0090133851                O                  06/01/25
0

9963161       W02/U56     F                  175,000.00         ZZ
                          360                174,876.49         1
                          7.7500             1253.72            95
                          7.2500             1253.72
EUSTIS        FL 32726    5                  05/20/05           23
0439375551                05                 07/01/05           0.0000
0090119621                O                  06/01/35
0

9963419       W02/U56     F                  55,000.00          ZZ
                          120                54,372.58          1
                          7.6250             656.45             74
                          7.1250             656.45
MISSION       TX 78574    5                  04/29/05           00
0439437815                05                 06/01/05           0.0000
0090102730                O                  05/01/15
0

9963489       W02/U56     F                  112,100.00         ZZ
                          360                112,022.86         1
                          7.8750             812.80             95
                          7.3750             812.80
HOUSTONIA     MO 65333    5                  05/24/05           23
0439437344                05                 07/01/05           0.0000
0090126134                O                  06/01/35
0

9963517       W02/U56     F                  91,000.00          ZZ
                          360                90,946.27          1
                          8.6250             707.79             100
                          8.1250             707.79
NEKOOSA       WI 54457    5                  05/20/05           23
0439375080                05                 07/01/05           0.0000
0090126252                O                  06/01/35
0

9963599       W02/U56     F                  172,200.00         ZZ
                          360                172,098.34         1
                          8.6250             1339.35            98
                          8.1250             1339.35
VIRGINIA BEACHVA 23455    5                  05/16/05           23
0439443524                05                 07/01/05           0.0000
0090123833                O                  06/01/35
0

9963609       W02/U56     F                  90,850.00          ZZ
                          360                90,787.47          1
                          7.8750             658.73             92
                          7.3750             658.73
BALTIMORE     MD 21239    5                  05/20/05           23
0439392283                07                 07/01/05           0.0000
0090128450                O                  06/01/35
0

9963633       W02/U56     F                  103,500.00         ZZ
                          360                103,434.00         1
                          8.2500             777.56             90
                          7.7500             777.56
ORANGE CITY   FL 32763    5                  05/18/05           23
0439476961                05                 07/01/05           0.0000
0090135020                O                  06/01/35
0

9963637       W02/U56     F                  117,458.77         ZZ
                          360                117,349.98         1
                          6.3750             732.79             91
                          5.8750             732.79
FRANKLIN      IN 46131    2                  05/25/05           23
0439447756                05                 07/01/05           0.0000
0090132406                O                  06/01/35
0

9963689       W02/U56     F                  71,000.00          ZZ
                          360                70,951.14          1
                          7.8750             514.80             100
                          7.3750             514.80
TUSTIN        MI 49688    5                  05/13/05           23
0439437419                05                 07/01/05           0.0000
0090127575                O                  06/01/35
0

9963715       W02/U56     F                  76,000.00          ZZ
                          360                75,966.38          1
                          10.0000            666.95             80
                          9.5000             666.95
VIRGINIA BEACHVA 23452    5                  05/25/05           00
0439370081                07                 07/01/05           0.0000
0090131431                O                  06/01/35
0

9963811       W02/U56     F                  284,750.00         ZZ
                          360                284,498.77         1
                          6.6250             1823.29            85
                          6.1250             1823.29
WEST CHESTER  OH 45069    5                  05/21/05           23
0439393471                05                 07/01/05           0.0000
0090132130                N                  06/01/35
0

9963923       W02/U56     F                  145,000.00         ZZ
                          360                144,892.39         1
                          7.5000             1013.86            100
                          7.0000             1013.86
PARKSLEY      VA 23421    5                  05/19/05           23
0439376419                05                 07/01/05           0.0000
0090130694                O                  06/01/35
0

9963925       W02/U56     F                  138,300.00         ZZ
                          360                138,222.46         1
                          8.8750             1100.38            100
                          8.3750             1100.38
LINCOLNTON    NC 28092    5                  05/16/05           23
0439376351                05                 07/01/05           0.0000
0090129352                O                  06/01/35
0

9964493       E22/U57     F                  123,500.00         ZZ
                          360                123,500.00         2
                          7.3750             759.01             95
                          7.1250             759.01
OMAHA         NE 68116    1                  06/02/05           04
0424129419                05                 08/01/05           30.0000
0424129419                N                  07/01/35
0

9964511       E22/U57     F                  119,000.00         ZZ
                          360                118,895.01         1
                          6.6250             761.97             91
                          6.3750             761.97
NEWPORT NEWS  VA 23606    5                  05/27/05           23
0424150746                05                 07/01/05           0.0000
0424150746                O                  06/01/35
0

9964639       E22/U57     F                  218,500.00         ZZ
                          360                218,500.00         1
                          6.8750             1251.82            95
                          6.6250             1251.82
ANSONIA       CT 06401    5                  05/27/05           23
0424249266                05                 07/01/05           0.0000
0424249266                O                  06/01/35
0

9964681       E22/U57     F                  72,800.00          ZZ
                          240                72,670.53          1
                          7.6250             592.05             80
                          7.3750             592.05
TECUMSEH      OK 74873    5                  05/27/05           00
0424316339                27                 07/01/05           0.0000
0424316339                O                  06/01/25
0

9964749       E22/U57     F                  91,000.00          ZZ
                          360                90,919.72          1
                          6.6250             582.68             85
                          6.3750             582.68
PUEBLO        CO 81005    2                  06/02/05           10
0424385425                05                 07/01/05           12.0000
0424385425                N                  06/01/35
0

9965849       W33/G01     F                  125,000.00         ZZ
                          360                124,848.02         1
                          8.5000             961.14             94
                          8.2500             961.14
FORT WAYNE    IN 46805    5                  05/19/05           23
0439411000                05                 06/23/05           0.0000
052160                    O                  05/23/35
0

9965903       W33/G01     F                  270,000.00         ZZ
                          360                269,461.08         1
                          6.0000             1618.79            90
                          5.7500             1618.79
HUNTINGTON    IN 46750    5                  05/03/05           23
0439410598                05                 06/06/05           0.0000
051656                    O                  05/06/35
0

9965909       W33/G01     F                  92,150.00          ZZ
                          360                92,012.79          1
                          7.5000             644.33             95
                          7.2500             644.33
GUERNSEY      OH 43749    5                  05/23/05           23
0439412073                05                 06/26/05           0.0000
052082                    O                  05/26/35
0

9965935       W33/G01     F                  116,755.00         ZZ
                          360                116,557.87         1
                          6.8650             766.22             95
                          6.6150             766.22
SEBREE        KY 42455    5                  05/18/05           23
0439384462                05                 06/22/05           0.0000
051810                    O                  05/22/35
0

9965953       W33/G01     F                  118,725.00         ZZ
                          360                118,580.65         1
                          8.5000             912.89             73
                          8.2500             912.89
DAWSON SPRINGSKY 42408    5                  05/17/05           00
0439413758                05                 06/20/05           0.0000
052075                    O                  05/20/35
0

9965965       W33/G01     F                  240,350.00         ZZ
                          360                239,944.20         1
                          6.8650             1577.32            95
                          6.6150             1577.32
HODGENVILLE   KY 42748    5                  05/16/05           23
0439410069                05                 06/19/05           0.0000
051986                    O                  05/19/35
0

9965977       W33/G01     F                  159,300.00         ZZ
                          360                159,300.00         1
                          7.0000             929.25             90
                          6.7500             929.25
NORTHVILLE    MI 48167    2                  05/03/05           23
0439411836                01                 06/06/05           0.0000
051652                    O                  05/06/35
0

9965981       W33/G01     F                  127,000.00         ZZ
                          360                126,820.16         1
                          7.7500             909.84             95
                          7.5000             909.84
OAK FOREST    IL 60452    1                  05/16/05           23
0439411851                01                 06/15/05           0.0000
051592                    O                  05/15/35
0

9966455       E22/U57     F                  88,800.00          TX
                          360                88,800.00          2
                          7.2500             605.77             80
                          7.0000             605.77
FORT WORTH    TX 76107    5                  06/03/05           00
0424146272                05                 08/01/05           0.0000
0424146272                N                  07/01/35
0

9966513       E22/U57     F                  121,500.00         ZZ
                          360                121,500.00         2
                          6.6250             670.78             90
                          6.3750             670.78
DETROIT       MI 48224    5                  06/03/05           04
0424225373                05                 07/01/05           25.0000
0424225373                N                  06/01/35
0

9968547       950/U57     F                  67,000.00          ZZ
                          360                66,940.89          1
                          6.6250             429.01             76
                          6.3750             429.01
KLAMATH FALLS OR 97601    2                  05/20/05           00
0439373416                05                 07/01/05           0.0000
HW53048                   N                  06/01/35
0

9968761       E22/U57     F                  68,000.00          TX
                          360                68,000.00          1
                          7.3750             469.66             80
                          7.1250             469.66
HOUSTON       TX 77048    5                  06/03/05           00
0423875368                05                 08/01/05           0.0000
0423875368                N                  07/01/35
0

9968763       E22/U57     F                  93,000.00          ZZ
                          360                92,950.51          1
                          9.1250             756.68             99
                          8.8750             756.68
PHOENIX       AZ 85009    2                  05/13/05           23
0423893759                09                 07/01/05           0.0000
0423893759                O                  06/01/35
0

9968861       E22/U57     F                  133,000.00         ZZ
                          360                132,882.66         2
                          6.6250             851.61             95
                          6.3750             851.61
SPRINGFIELD   MA 01109    1                  06/06/05           04
0424142289                05                 07/01/05           30.0000
0424142289                N                  06/01/35
0

9969013       E22/U57     F                  118,655.00         ZZ
                          360                118,655.00         1
                          7.2500             809.44             95
                          7.0000             809.44
WATERBURY     CT 06705    1                  06/06/05           01
0424263226                05                 08/01/05           30.0000
0424263226                N                  07/01/35
0

9969251       E22/U57     F                  66,300.00          ZZ
                          360                66,300.00          1
                          7.1250             446.68             85
                          6.8750             446.68
KANSAS CITY   KS 66101    5                  06/06/05           04
0424460004                05                 08/01/05           20.0000
0424460004                N                  07/01/35
0

9969851       W02/U57     F                  127,000.00         ZZ
                          360                126,952.19         1
                          10.7500            1185.52            100
                          10.2500            1185.52
KENOSHA       WI 53142    5                  05/23/05           23
0439436288                05                 07/01/05           0.0000
0090125471                O                  06/01/35
0

9969877       W02/U57     F                  125,000.00         ZZ
                          360                124,929.92         1
                          8.8750             994.56             100
                          8.3750             994.56
INDIANAPOLIS  IN 46234    5                  05/24/05           23
0439436395                05                 07/01/05           0.0000
0090134006                O                  06/01/35
0

9969945       Y13/U57     F                  163,350.00         ZZ
                          360                163,118.67         1
                          7.7500             1170.26            90
                          7.5000             1170.26
GREENBRIER    TN 37073    1                  04/21/05           23
0439529389                05                 06/01/05           0.0000
9925370000                O                  05/01/35
0

9971535       E22/U57     F                  84,800.00          ZZ
                          180                84,800.00          1
                          7.8750             804.29             80
                          7.6250             804.29
TUSCALOOSA    AL 35401    5                  06/07/05           00
0424235216                05                 08/01/05           0.0000
0424235216                N                  07/01/20
0

9971641       E22/U57     F                  123,500.00         ZZ
                          360                123,500.00         2
                          7.6250             784.74             95
                          7.3750             784.74
GRAND RAPIDS  MI 49503    1                  06/07/05           01
0424340131                05                 08/01/05           30.0000
0424340131                N                  07/01/35
0

9972321       A38/U57     F                  99,750.00          ZZ
                          360                99,703.96          1
                          9.8000             860.67             75
                          9.3000             860.67
FORT PIERCE   FL 34946    5                  05/12/05           00
0439434978                05                 07/01/05           0.0000
63050155                  O                  06/01/35
0

9972451       A38/U57     F                  94,275.00          ZZ
                          360                94,226.12          1
                          9.2500             775.58             86
                          8.7500             775.58
TEMPE         AZ 85281    1                  05/06/05           23
0439460478                01                 07/01/05           0.0000
64050698                  O                  06/01/35
0

9972633       A38/U57     F                  90,725.00          ZZ
                          360                90,690.46          1
                          10.7000            843.50             95
                          10.2000            843.50
HOLLISTER     MO 65672    1                  05/23/05           23
0439393364                05                 07/01/05           0.0000
66050361                  O                  06/01/35
0

9973169       F44/U57     F                  560,000.00         ZZ
                          360                559,442.52         2
                          6.0000             3357.48            77
                          5.5000             3357.48
BROOKLYN      NY 11219    1                  05/24/05           00
0439392481                05                 07/01/05           0.0000
55049062                  O                  06/01/35
0

9973245       F44/U57     F                  555,840.00         ZZ
                          360                555,395.50         1
                          7.1250             3744.80            80
                          6.6250             3744.80
MONROE TOWNSHINJ 08831    1                  05/17/05           00
0439389107                05                 07/01/05           0.0000
55049411                  O                  06/01/35
0

9973561       T08/U56     F                  118,125.00         ZZ
                          360                118,035.12         1
                          7.3750             815.86             75
                          7.1250             815.86
TAMPA         FL 33606    1                  05/18/05           00
0439384231                01                 07/01/05           0.0000
11094611                  O                  06/01/35
0

9973563       T08/U56     F                  137,026.00         ZZ
                          360                137,026.00         1
                          7.2500             827.87             95
                          7.0000             827.87
TAMPA         FL 33606    1                  05/20/05           11
0439390493                01                 07/01/05           30.0000
11094629                  N                  06/01/35
0

9973571       T08/U56     F                  200,000.00         ZZ
                          360                199,562.96         1
                          7.6250             1415.59            67
                          7.3750             1415.59
PLATTSBURG    MO 64477    5                  03/08/05           00
0439388182                05                 05/01/05           0.0000
139000821                 O                  04/01/35
0

9973575       T08/U56     F                  215,078.00         ZZ
                          360                215,078.00         1
                          7.1250             1277.03            75
                          6.8750             1277.03
LAS VEGAS     NV 89107    5                  05/10/05           00
0439457904                05                 07/01/05           0.0000
12157630                  O                  06/01/35
0

9973577       T08/U56     F                  223,250.00         ZZ
                          360                223,250.00         2
                          8.8750             1651.12            95
                          7.6750             1651.12
HOLLYWOOD     FL 33020    1                  05/26/05           11
0439460429                05                 07/01/05           30.0000
11071890                  N                  06/01/35
0

9973581       T08/U56     F                  424,000.00         ZZ
                          360                424,000.00         1
                          6.7500             2385.00            80
                          6.5000             2385.00
GLENN DALE    MD 20769    1                  05/20/05           00
0439389958                03                 07/01/05           0.0000
31300813                  O                  06/01/35
0

9973587       T08/U56     F                  130,000.00         ZZ
                          360                130,000.00         1
                          6.2500             677.08             80
                          6.0000             677.08
TAMPA         FL 33606    1                  05/20/05           00
0439390717                01                 07/01/05           0.0000
11094568                  O                  06/01/35
0

9973589       T08/U56     F                  311,520.00         ZZ
                          360                311,520.00         1
                          6.7500             1752.30            88
                          6.5000             1752.30
BAKERSFIELD   CA 93312    1                  05/10/05           11
0439388901                05                 07/01/05           25.0000
45190008                  O                  06/01/35
0

9973591       T08/U56     F                  802,000.00         ZZ
                          360                802,000.00         1
                          7.7500             5179.58            51
                          7.5000             5179.58
DOWNEY        CA 90240    5                  05/12/05           00
0439381583                05                 07/01/05           0.0000
45010126                  O                  06/01/35
0

9973593       T08/U56     F                  60,000.00          ZZ
                          360                59,963.65          3
                          8.5000             461.35             80
                          8.2500             461.35
LOVELOCK      NV 89419    1                  05/16/05           00
0439377920                05                 07/01/05           0.0000
45100079                  O                  06/01/35
0

9973595       T08/U56     F                  302,000.00         ZZ
                          360                302,000.00         1
                          6.5000             1635.83            66
                          6.2500             1635.83
KENSINGTON    MD 20895    5                  05/12/05           00
0439374521                05                 07/01/05           0.0000
31032742                  O                  06/01/35
0

9973599       T08/U56     F                  300,000.00         ZZ
                          360                299,754.09         1
                          7.0000             1995.91            80
                          6.7500             1995.91
DEBARY        FL 32713    1                  05/24/05           00
0439459256                05                 07/01/05           0.0000
11211182                  O                  06/01/35
0

9973601       T08/U56     F                  380,800.00         ZZ
                          360                380,800.00         1
                          6.8750             2181.67            80
                          6.6250             2181.67
SUNNY ISLES BEFL 33160    1                  05/16/05           00
0439388356                06                 07/01/05           0.0000
11094581                  O                  06/01/35
0

9973603       T08/U56     F                  104,000.00         ZZ
                          360                103,928.43         2
                          7.8750             754.07             80
                          7.6250             754.07
MYRTLE BEACH  SC 29577    5                  05/23/05           00
0439379371                05                 07/01/05           0.0000
12152277                  N                  06/01/35
0

9973607       T08/U56     F                  112,500.00         ZZ
                          360                112,431.84         4
                          8.5000             865.03             75
                          8.2500             865.03
COLUMBUS      OH 43201    5                  05/17/05           00
0439463662                05                 07/01/05           0.0000
132314798                 N                  06/01/35
0

9973609       T08/U56     F                  595,500.00         ZZ
                          360                595,500.00         1
                          6.2500             3101.56            80
                          6.0000             3101.56
COLUMBUS      OH 43221    5                  05/12/05           00
0439379405                05                 07/01/05           0.0000
132314414                 O                  06/01/35
0

9973611       T08/U56     F                  137,132.00         ZZ
                          360                137,132.00         1
                          8.2500             942.78             95
                          7.0000             942.78
ORLANDO       FL 32801    1                  05/20/05           26
0439390071                01                 07/01/05           30.0000
110111819                 N                  06/01/35
0

9973617       T08/U56     F                  132,240.00         ZZ
                          360                132,240.00         1
                          8.5000             936.70             95
                          6.9500             936.70
ORLANDO       FL 32801    1                  05/25/05           26
0439379793                01                 07/01/05           30.0000
110111868                 O                  06/01/35
0

9973619       T08/U56     F                  102,480.00         ZZ
                          360                102,403.94         1
                          7.5000             716.56             80
                          7.2500             716.56
SLIDELL       LA 70458    2                  05/19/05           00
0439390758                05                 07/01/05           0.0000
45050065                  N                  06/01/35
0

9973627       T08/U56     F                  124,000.00         ZZ
                          360                124,000.00         1
                          6.2500             645.83             80
                          6.0000             645.83
TAMPA         FL 33606    1                  05/23/05           00
0439389305                01                 07/01/05           0.0000
11094609                  O                  06/01/35
0

9973629       T08/U56     F                  206,424.00         ZZ
                          360                206,424.00         1
                          6.3750             1096.63            80
                          6.1250             1096.63
BESSERMER     AL 35022    1                  05/12/05           00
0439378498                05                 07/01/05           0.0000
15130252                  O                  06/01/35
0

9973631       T08/U56     F                  65,550.00          ZZ
                          360                65,498.86          1
                          7.2500             447.17             95
                          7.0000             447.17
PHILADELPHIA  PA 19124    1                  05/16/05           11
0439389073                05                 07/01/05           30.0000
132314325                 O                  06/01/35
0

9973633       T08/U56     F                  204,359.00         ZZ
                          360                204,359.00         1
                          6.2500             1064.37            80
                          6.0000             1064.37
TAMPA         FL 33606    1                  05/19/05           00
0439388349                01                 07/01/05           0.0000
11094592                  O                  06/01/35
0

9973637       T08/U56     F                  161,405.00         ZZ
                          360                161,275.92         1
                          7.1250             1087.42            95
                          6.8750             1087.42
MIAMI         FL 33193    1                  05/20/05           11
0439390360                01                 07/01/05           25.0000
11250456                  O                  06/01/35
0

9973641       T08/U56     F                  80,000.00          ZZ
                          180                79,747.61          1
                          7.0000             719.06             50
                          6.7500             719.06
TAMPA         FL 33606    1                  05/18/05           00
0439379652                01                 07/01/05           0.0000
11094683                  O                  06/01/20
0

9973645       T08/U56     F                  163,000.00         ZZ
                          360                162,879.03         1
                          7.5000             1139.72            80
                          7.2500             1139.72
MANDEVILLE    LA 70448    2                  05/19/05           00
0439379447                03                 07/01/05           0.0000
45050064                  N                  06/01/35
0

9973651       T08/U56     F                  103,920.00         ZZ
                          360                103,920.00         1
                          7.1250             617.03             80
                          6.8750             617.03
SAN ANTONIO   FL 33576    1                  04/01/05           00
0439386319                03                 05/01/05           0.0000
139000827                 O                  04/01/35
0

9973655       T08/U56     F                  225,000.00         ZZ
                          360                225,000.00         1
                          6.3750             1195.31            76
                          6.1250             1195.31
TAMPA         FL 33625    5                  05/20/05           00
0439380882                03                 07/01/05           0.0000
11094696                  O                  06/01/35
0

9973659       T08/U56     F                  73,387.00          ZZ
                          360                73,347.95          1
                          9.1250             597.10             95
                          7.5750             597.10
LEWISVILLE    TX 75057    1                  05/20/05           26
0439466624                05                 07/01/05           30.0000
12152925                  N                  06/01/35
0

9973663       T08/U56     F                  119,850.00         ZZ
                          360                119,850.00         1
                          7.6250             761.55             75
                          7.3750             761.55
PICKERINGTON  OH 43147    1                  05/20/05           00
0439379629                05                 07/01/05           0.0000
132314238                 N                  06/01/35
0

9973667       T08/U56     F                  178,980.00         ZZ
                          360                178,833.29         1
                          7.0000             1190.76            95
                          6.7500             1190.76
MIAMI         FL 33193    1                  05/13/05           11
0439375536                01                 07/01/05           30.0000
11250313                  O                  06/01/35
0

9973669       T08/U56     F                  114,000.00         ZZ
                          360                113,834.44         1
                          7.6250             806.89             95
                          7.3750             806.89
BREWERTON     NY 13029    1                  04/15/05           23
0439375304                05                 06/01/05           0.0000
139000832                 O                  05/01/35
0

9973671       T08/U56     F                  358,200.00         ZZ
                          360                358,200.00         1
                          6.1250             1828.31            67
                          5.8750             1828.31
GILBERT       AZ 85234    2                  05/19/05           00
0439374885                03                 07/01/05           0.0000
12157718                  O                  06/01/35
0

9973679       T08/U56     F                  174,198.00         T
                          360                174,198.00         1
                          7.0000             1016.16            80
                          6.7500             1016.16
KISSIMMEE     FL 34744    1                  05/19/05           00
0439466723                03                 07/01/05           0.0000
110111907                 O                  06/01/35
0

9973681       T08/U56     F                  52,650.00          ZZ
                          360                52,610.92          2
                          7.5000             368.14             89
                          7.2500             368.14
BRYAN         TX 77803    1                  05/18/05           11
0439376674                05                 07/01/05           25.0000
12152519                  N                  06/01/35
0

9973683       T08/U56     F                  452,000.00         ZZ
                          360                452,000.00         1
                          6.3750             2401.25            80
                          6.1250             2401.25
TORRENCE      CA 90504    2                  05/18/05           00
0439378357                05                 07/01/05           0.0000
132314671                 O                  06/01/35
0

9973687       T08/U56     F                  71,250.00          ZZ
                          360                71,191.59          1
                          7.0000             474.03             95
                          6.7500             474.03
PHILADELPHIA  PA 19146    1                  05/19/05           11
0439387986                07                 07/01/05           30.0000
132314637                 N                  06/01/35
0

9973689       T08/U56     F                  182,000.00         ZZ
                          360                182,000.00         1
                          6.5000             985.83             80
                          6.2500             985.83
RIVERVIEW     FL 33569    1                  05/25/05           00
0439389180                03                 07/01/05           0.0000
11094598                  O                  06/01/35
0

9973691       T08/U56     F                  111,150.00         ZZ
                          360                111,150.00         1
                          8.7500             810.47             95
                          8.5000             810.47
LAWRENCEVILLE GA 30044    1                  03/18/05           23
0439463597                05                 05/01/05           0.0000
139000841                 N                  04/01/35
0

9973693       T08/U56     F                  155,700.00         ZZ
                          360                155,569.19         1
                          6.8750             1022.84            90
                          6.6250             1022.84
VICTORVILLE   CA 92392    5                  05/09/05           11
0439458308                05                 07/01/05           25.0000
45080049                  O                  06/01/35
0

9973695       T08/U56     F                  118,710.00         ZZ
                          360                118,621.90         1
                          7.5000             830.04             90
                          7.2500             830.04
MIAMI         FL 33193    1                  05/20/05           11
0439466731                01                 07/01/05           25.0000
11250442                  N                  06/01/35
0

9973697       T08/U56     F                  121,301.00         ZZ
                          360                121,301.00         1
                          7.3750             745.50             75
                          7.1250             745.50
LAKE SAINT LOUMO 63367    1                  05/13/05           00
0439390568                03                 07/01/05           0.0000
12157686                  N                  06/01/35
0

9973699       T08/U56     F                  89,192.00          ZZ
                          360                88,987.13          1
                          7.3750             616.03             80
                          7.1250             616.03
DALLAS        TX 75233    1                  03/31/05           00
0439457474                03                 05/01/05           0.0000
139000829                 O                  04/01/35
0

9973705       T08/U56     F                  144,400.00         ZZ
                          360                144,290.12         1
                          7.3750             997.34             95
                          7.1250             997.34
FAYETTEVILLE  NY 13066    1                  04/12/05           11
0439390675                05                 06/01/05           30.0000
139000824                 O                  05/01/35
0

9973713       T08/U56     F                  105,000.00         ZZ
                          360                105,000.00         1
                          7.6250             667.19             75
                          7.3750             667.19
COLUMBUS      OH 43119    1                  05/20/05           00
0439379520                05                 07/01/05           0.0000
132314239                 N                  06/01/35
0

9973715       T08/U56     F                  571,000.00         ZZ
                          360                571,000.00         1
                          6.2500             2973.96            39
                          6.0000             2973.96
TAMPA         FL 33609    5                  05/16/05           00
0439377060                05                 07/01/05           0.0000
11094588                  O                  06/01/35
0

9973717       T08/U56     F                  134,400.00         ZZ
                          360                134,400.00         1
                          7.1250             798.00             80
                          6.8750             798.00
RIVERVIEW     FL 33569    5                  05/20/05           00
0439375452                03                 07/01/05           0.0000
11094601                  N                  06/01/35
0

9973721       T08/U56     F                  135,000.00         ZZ
                          360                135,000.00         1
                          6.7500             759.38             40
                          6.5000             759.38
MIAMI         FL 33174    2                  05/16/05           00
0439466772                05                 07/01/05           0.0000
11250507                  N                  06/01/35
0

9973723       T08/U56     F                  173,040.00         T
                          360                173,040.00         1
                          7.3750             1063.48            80
                          7.1250             1063.48
TAMPA         FL 33614    1                  05/17/05           00
0439466780                05                 07/01/05           0.0000
11094634                  O                  06/01/35
0

9973725       T08/U56     F                  143,350.00         ZZ
                          360                143,350.00         1
                          7.6250             910.87             95
                          7.3750             910.87
CHARLOTTE     NC 28214    1                  05/20/05           11
0439466798                03                 07/01/05           30.0000
12157836                  N                  06/01/35
0

9973727       T08/U56     F                  110,415.00         T
                          360                110,335.09         1
                          7.6250             781.51             85
                          7.3750             781.51
NEW PORT RICHEFL 34655    1                  05/18/05           11
0439463894                05                 07/01/05           12.0000
11094607                  O                  06/01/35
0

9973729       T08/U56     F                  115,120.00         ZZ
                          360                115,030.20         1
                          7.2500             785.32             80
                          7.0000             785.32
BALTIMORE     MD 21231    1                  05/19/05           00
0439376294                07                 07/01/05           0.0000
132314630                 O                  06/01/35
0

9973733       T08/U56     F                  90,000.00          ZZ
                          360                90,000.00          2
                          7.7500             581.25             90
                          7.5000             581.25
POTTSTOWN     PA 19464    1                  05/25/05           11
0439374133                05                 07/01/05           25.0000
132313771                 N                  06/01/35
0

9973735       T08/U56     F                  97,236.00          ZZ
                          360                97,236.00          1
                          7.0000             567.21             80
                          6.7500             567.21
MIAMI         FL 33196    1                  05/12/05           00
0439376948                01                 07/01/05           0.0000
11250357                  N                  06/01/35
0

9973739       T08/U56     F                  71,900.00          ZZ
                          360                71,854.15          1
                          8.2500             540.16             80
                          8.0000             540.16
LYNCHBURG     VA 24502    1                  05/23/05           00
0439377128                05                 07/01/05           0.0000
132314589                 O                  06/01/35
0

9973745       T08/U56     F                  303,200.00         ZZ
                          360                303,200.00         1
                          6.2500             1579.17            80
                          6.0000             1579.17
VICTORVILLE   CA 92392    1                  05/16/05           00
0439388018                05                 07/01/05           0.0000
45070111                  O                  06/01/35
0

9973751       T08/U56     F                  253,000.00         ZZ
                          360                252,950.00         1
                          6.8750             1449.48            63
                          6.6250             1449.48
WOODBRIDGE    VA 22193    5                  05/19/05           00
0439374943                05                 07/01/05           0.0000
31032807                  O                  06/01/35
0

9973757       T08/U56     F                  142,000.00         ZZ
                          360                142,000.00         1
                          6.2500             739.58             80
                          6.0000             739.58
TAMPA         FL 33606    1                  05/20/05           00
0439377268                01                 07/01/05           0.0000
11094622                  O                  06/01/35
0

9973761       T08/U56     F                  440,000.00         ZZ
                          360                440,000.00         1
                          5.7500             2108.33            80
                          5.5000             2108.33
CORONA        CA 92880    5                  05/12/05           00
0439466863                05                 07/01/05           0.0000
132313946                 O                  06/01/35
0

9973763       T08/U56     F                  211,200.00         ZZ
                          360                211,200.00         1
                          5.8750             1034.00            80
                          5.6250             1034.00
MIAMI         FL 33181    1                  05/17/05           00
0439375825                01                 07/01/05           0.0000
11250581                  O                  06/01/35
0

9973769       T08/U56     F                  122,145.00         ZZ
                          360                122,145.00         1
                          8.1250             827.02             75
                          7.8750             827.02
CITRUS SPRINGSFL 34434    1                  05/13/05           00
0439377003                05                 07/01/05           0.0000
132029375                 N                  06/01/35
0

9973771       T08/U56     F                  116,720.00         ZZ
                          360                116,611.90         1
                          6.3750             728.18             80
                          6.1250             728.18
MIAMI         FL 33173    1                  05/19/05           00
0439375965                01                 07/01/05           0.0000
11250269                  N                  06/01/35
0

9973779       T08/U56     F                  54,150.00          ZZ
                          360                54,112.73          1
                          7.8750             392.63             95
                          7.6250             392.63
BETHLEHEM     PA 18015    1                  05/19/05           11
0439376864                05                 07/01/05           30.0000
132314840                 N                  06/01/35
0

9973781       T08/U56     F                  130,000.00         ZZ
                          360                130,000.00         1
                          6.3750             690.63             80
                          6.1250             690.63
TAMPA         FL 33606    1                  05/26/05           00
0439466657                09                 07/01/05           0.0000
11094534                  O                  06/01/35
0

9973783       T08/U56     F                  154,000.00         ZZ
                          360                153,882.82         1
                          7.3750             1063.64            62
                          7.1250             1063.64
LEHIGH ACRES  FL 33971    2                  05/16/05           00
0439376765                05                 07/01/05           0.0000
11024395                  O                  06/01/35
0

9973785       T08/U56     F                  124,355.00         ZZ
                          360                124,245.28         1
                          6.6250             796.26             95
                          6.3750             796.26
MIAMI         FL 33193    1                  05/13/05           11
0439466665                01                 07/01/05           30.0000
11250325                  O                  06/01/35
0

9973787       T08/U56     F                  135,390.00         ZZ
                          360                135,390.00         1
                          6.3750             719.26             70
                          6.1250             719.26
LAS VEGAS     NV 89107    2                  05/19/05           00
0439466897                05                 07/01/05           0.0000
12157722                  O                  06/01/35
0

9973789       T08/U56     F                  308,000.00         ZZ
                          360                308,000.00         1
                          6.3750             1636.25            71
                          6.1250             1636.25
TEHACHAPI     CA 93561    1                  05/20/05           00
0439378266                03                 07/01/05           0.0000
45010082                  O                  06/01/35
0

9973791       T08/U56     F                  319,040.00         ZZ
                          360                318,706.90         1
                          5.7500             1861.83            80
                          5.5000             1861.83
SILVER SPRING MD 20902    1                  05/25/05           00
0439388257                05                 07/01/05           0.0000
31033168                  O                  06/01/35
0

9973799       T08/U56     F                  144,000.00         ZZ
                          360                143,895.78         1
                          7.6250             1019.22            80
                          7.3750             1019.22
LONGWOOD      FL 32750    5                  05/16/05           00
0439383159                05                 07/01/05           0.0000
132029276                 N                  06/01/35
0

9974615       E22/U57     F                  52,250.00          ZZ
                          360                52,250.00          1
                          7.0000             347.62             95
                          6.7500             347.62
HUNTSVILLE    AL 35805    1                  06/08/05           04
0424044501                05                 08/01/05           30.0000
0424044501                N                  07/01/35
0

9974855       E22/U57     F                  65,550.00          ZZ
                          360                65,550.00          1
                          8.3750             498.23             95
                          8.1250             498.23
TEXAS CITY    TX 77590    1                  06/08/05           23
0424337947                05                 08/01/05           0.0000
0424337947                O                  07/01/35
0

9974931       E22/U57     F                  139,315.00         ZZ
                          360                139,315.00         2
                          6.7500             903.59             85
                          6.5000             903.59
LARGO         FL 33771    1                  06/08/05           10
0424402840                05                 08/01/05           12.0000
0424402840                N                  07/01/35
0

9974967       E22/U57     F                  59,375.00          ZZ
                          360                59,375.00          1
                          7.1250             400.02             95
                          6.8750             400.02
SHAWNEE       OK 74801    1                  06/08/05           10
0424434124                09                 08/01/05           30.0000
0424434124                N                  07/01/35
0

9977397       H81/U57     F                  124,200.00         ZZ
                          360                124,200.00         2
                          7.2500             847.26             90
                          7.0000             847.26
MILWAUKEE     WI 53224    5                  06/02/05           10
0439377094                05                 08/01/05           25.0000
40050912                  N                  07/01/35
0

9977399       H81/U57     F                  144,900.00         ZZ
                          360                144,900.00         2
                          7.2500             988.47             90
                          7.0000             988.47
MILWAUKEE     WI 53224    5                  06/02/05           10
0439387630                05                 08/01/05           25.0000
40051033                  N                  07/01/35
0

9977405       H81/U57     F                  124,200.00         ZZ
                          360                124,200.00         2
                          7.2500             847.26             90
                          7.0000             847.26
MILWAUKEE     WI 53224    5                  06/02/05           10
0439385055                05                 08/01/05           25.0000
40050910                  N                  07/01/35
0

9977407       H81/U57     F                  124,200.00         ZZ
                          360                124,200.00         2
                          7.2500             847.26             90
                          7.0000             847.26
MILWAUKEE     WI 53224    5                  06/02/05           10
0439386574                05                 08/01/05           25.0000
40050911                  N                  07/01/35
0

9977553       E22/U57     F                  50,065.00          ZZ
                          360                50,065.00          1
                          8.2500             376.12             95
                          8.0000             376.12
KINGSVILLE    TX 78363    1                  06/09/05           23
0423921691                05                 08/01/05           0.0000
0423921691                O                  07/01/35
0

9977557       E22/U57     F                  79,800.00          ZZ
                          360                79,655.33          1
                          6.5000             504.39             95
                          6.2500             504.39
NORTH LITTLE RAR 72118    1                  04/28/05           10
0423935626                05                 06/01/05           30.0000
0423935626                N                  05/01/35
0

9977559       E22/U57     F                  93,575.00          ZZ
                          360                93,575.00          1
                          6.8750             614.72             95
                          6.6250             614.72
SAUK VILLAGE  IL 60411    1                  06/09/05           04
0423936970                05                 08/01/05           30.0000
0423936970                N                  07/01/35
0

9977581       E22/U57     F                  55,800.00          ZZ
                          360                55,800.00          1
                          7.3750             385.40             90
                          7.1250             385.40
MOBILE        AL 36606    1                  06/09/05           10
0424125060                05                 08/01/05           25.0000
0424125060                N                  07/01/35
0

9977687       E22/U57     F                  57,800.00          ZZ
                          360                57,800.00          1
                          7.3750             399.21             85
                          7.1250             399.21
MEMPHIS       TN 38111    5                  06/09/05           04
0424339299                05                 08/01/05           20.0000
0424339299                N                  07/01/35
0

9977925       H58/U57     F                  480,000.00         ZZ
                          360                480,000.00         1
                          5.8750             2350.00            52
                          5.6250             2350.00
LONG BEACH    CA 90814    1                  05/24/05           00
0439394107                05                 07/01/05           0.0000
306213                    O                  06/01/35
0

9977937       H58/U57     F                  400,000.00         ZZ
                          360                400,000.00         1
                          5.7500             1916.67            50
                          5.5000             1916.67
PASADENA      CA 91107    2                  05/19/05           00
0439393521                05                 07/01/05           0.0000
300116                    O                  06/01/35
0

9978187       H58/U57     F                  385,600.00         ZZ
                          360                385,600.00         1
                          6.1250             1968.17            80
                          5.8750             1968.17
SPRINGVILLE   UT 84663    2                  05/16/05           00
0439412784                05                 07/01/05           0.0000
297063                    O                  06/01/35
0

9978191       H58/U57     F                  398,000.00         ZZ
                          360                398,000.00         1
                          5.8750             1948.54            74
                          5.6250             1948.54
SIMI VALLEY   CA 93063    1                  05/05/05           00
0439409913                05                 07/01/05           0.0000
297288                    O                  06/01/35
0

9978327       T76/U56     F                  120,000.00         ZZ
                          240                120,000.00         1
                          9.2500             1099.04            100
                          9.0000             1099.04
MEMPHIS       TN 38134    5                  06/07/05           23
0439435629                05                 08/01/05           0.0000
051408                    O                  07/01/25
0

9979421       E22/U57     F                  72,200.00          ZZ
                          360                72,200.00          2
                          7.3750             498.67             95
                          7.1250             498.67
AUBURN        NY 13021    1                  06/10/05           04
0424014603                05                 08/01/05           30.0000
0424014603                N                  07/01/35
0

9979441       E22/U57     F                  261,250.00         ZZ
                          360                261,250.00         1
                          6.5000             1651.28            95
                          6.2500             1651.28
SUFFOLK       VA 23435    1                  06/10/05           04
0424053734                05                 08/01/05           30.0000
0424053734                O                  07/01/35
0

9979467       E22/G01     F                  106,400.00         ZZ
                          360                106,400.00         1
                          6.0000             637.92             80
                          5.7500             637.92
KIRKLAND      WA 98034    1                  06/09/05           00
0424127785                01                 08/01/05           0.0000
0424127785                O                  07/01/35
0

9979573       E22/G01     F                  138,400.00         ZZ
                          360                138,400.00         1
                          6.1250             840.93             80
                          5.8750             840.93
OSCEOLA       IN 46561    1                  06/10/05           00
0424278299                05                 08/01/05           0.0000
0424278299                O                  07/01/35
0

9979609       E22/G01     F                  166,720.00         ZZ
                          360                166,720.00         1
                          6.3750             1040.12            80
                          6.1250             1040.12
KENNEWICK     WA 99336    1                  06/07/05           00
0424299477                03                 08/01/05           0.0000
0424299477                O                  07/01/35
0

9980855       E22/U57     F                  304,000.00         ZZ
                          360                304,000.00         1
                          6.6250             1946.55            95
                          6.3750             1946.55
GRETNA        LA 70056    5                  06/08/05           23
0424093094                05                 08/01/05           0.0000
0424093094                O                  07/01/35
0

9980887       E22/G01     F                  158,000.00         ZZ
                          360                158,000.00         2
                          6.0000             947.29             65
                          5.7500             947.29
SUMNER        WA 98390    2                  06/07/05           00
0424157469                05                 08/01/05           0.0000
0424157469                O                  07/01/35
0

9981393       L14/U57     F                  132,900.00         ZZ
                          360                132,744.49         1
                          6.2500             692.19             80
                          6.0000             692.19
CLAYTON       NC 27520    1                  05/27/05           00
0439495938                03                 07/01/05           0.0000
103109350                 O                  06/01/35
0

9981397       L14/U57     F                  353,796.00         ZZ
                          360                353,796.00         1
                          5.7500             1695.27            80
                          5.5000             1695.27
MURRIETA      CA 92563    1                  05/24/05           00
0439488396                05                 07/01/05           0.0000
103321018                 O                  06/01/35
0

9981415       L14/U57     F                  214,300.00         ZZ
                          360                214,300.00         1
                          5.8750             1049.18            80
                          5.6250             1049.18
THORNTON      CO 80602    1                  05/27/05           00
0439488784                03                 07/01/05           0.0000
104129887                 O                  06/01/35
0

9981419       L14/U57     F                  156,457.00         ZZ
                          360                156,152.09         1
                          6.1250             950.65             80
                          5.8750             950.65
BRIGHTON      CO 80601    1                  04/29/05           00
0439494824                03                 06/01/05           0.0000
104130006                 O                  05/01/35
0

9981461       L14/U57     F                  170,950.00         ZZ
                          360                170,806.38         1
                          6.8750             1123.02            95
                          6.6250             1123.02
FRISCO        TX 75035    1                  05/04/05           12
0439488339                03                 07/01/05           30.0000
114229115                 O                  06/01/35
0

9981475       L14/U57     F                  191,496.00         ZZ
                          360                191,496.00         1
                          6.5000             1037.27            80
                          6.2500             1037.27
MIDLOTHIAN    VA 23112    1                  05/27/05           00
0439488727                03                 07/01/05           0.0000
117902645                 O                  06/01/35
0

9981557       L14/U57     F                  120,000.00         ZZ
                          360                119,894.12         1
                          6.6250             768.38             52
                          6.3750             768.38
LAKE WORTH    FL 33460    5                  05/25/05           00
0439493685                05                 07/01/05           0.0000
202318890                 O                  06/01/35
0

9981583       L14/U57     F                  376,000.00         ZZ
                          360                375,900.00         1
                          6.5000             2036.67            80
                          6.2500             2036.67
SPARKS        NV 89434    1                  05/20/05           00
0439486218                03                 07/01/05           0.0000
204033076                 O                  06/01/35
0

9981607       L14/U57     F                  238,700.00         ZZ
                          360                237,792.92         1
                          6.5000             1508.75            80
                          6.2500             1508.75
BULVERDE      TX 78163    2                  05/23/05           00
0439496233                03                 07/01/05           0.0000
206408599                 O                  06/01/35
0

9981609       L14/U57     F                  125,000.00         ZZ
                          360                124,884.22         1
                          6.3750             779.84             82
                          6.1250             779.84
NORTHPORT     AL 35475    2                  05/09/05           11
0439500307                05                 07/01/05           12.0000
206816293                 O                  06/01/35
0

9981615       L14/U57     F                  236,550.00         ZZ
                          360                236,179.82         1
                          7.2500             1613.69            95
                          7.0000             1613.69
CHARLOTTESVILLVA 22911    1                  05/02/05           11
0439490368                05                 06/01/05           30.0000
206953660                 O                  05/01/35
0

9981627       L14/U57     F                  147,920.00         ZZ
                          360                147,772.74         1
                          6.0000             886.86             80
                          5.7500             886.86
LILLINGTON    NC 27546    1                  05/13/05           00
0439493446                05                 07/01/05           0.0000
207161411                 O                  06/01/35
0

9981677       L14/U57     F                  162,320.00         ZZ
                          360                162,320.00         1
                          5.8750             794.69             80
                          5.6250             794.69
FRISCO        TX 75035    1                  05/25/05           00
0439488032                03                 07/01/05           0.0000
210333059                 O                  06/01/35
0

9981695       L14/U57     F                  300,000.00         ZZ
                          360                300,000.00         1
                          6.2500             1562.50            80
                          6.0000             1562.50
NORTH BEND    OR 97459    1                  05/01/05           00
0439495052                05                 07/01/05           0.0000
210352393                 O                  06/01/35
0

9981831       L14/U57     F                  166,000.00         ZZ
                          360                165,846.25         1
                          6.3750             1035.63            78
                          6.1250             1035.63
VANCOUVER     WA 98684    2                  05/01/05           00
0439494162                05                 07/01/05           0.0000
220627527                 O                  06/01/35
0

9981871       L14/U57     F                  227,000.00         ZZ
                          360                227,000.00         1
                          6.3750             1205.94            77
                          6.1250             1205.94
MESA          AZ 85206    5                  05/06/05           00
0439491366                03                 07/01/05           0.0000
224501716                 O                  06/01/35
0

9981917       L14/U57     F                  143,000.00         ZZ
                          360                143,000.00         1
                          5.8750             700.10             80
                          5.6250             700.10
MT HOLLY      NC 28120    1                  05/27/05           00
0439488206                03                 07/01/05           0.0000
226900110                 O                  06/01/35
0

9981943       L14/U57     F                  161,200.00         ZZ
                          360                161,200.00         1
                          5.7500             772.42             80
                          5.5000             772.42
LAWRENCEVILLE GA 30043    1                  05/27/05           00
0439489311                03                 07/01/05           0.0000
228600027                 O                  06/01/35
0

9981947       L14/U57     F                  166,800.00         ZZ
                          360                166,641.73         1
                          6.2500             1027.02            80
                          6.0000             1027.02
LAWRENCEVILLE GA 30043    1                  05/27/05           00
0439492174                03                 07/01/05           0.0000
228600191                 O                  06/01/35
0

9981963       L14/U57     F                  145,600.00         ZZ
                          360                145,600.00         1
                          6.2500             758.33             80
                          6.0000             758.33
MT JULIET     TN 37122    1                  04/29/05           00
0439489576                05                 06/01/05           0.0000
230330907                 O                  05/01/35
0

9981975       L14/U57     F                  289,800.00         ZZ
                          360                289,800.00         1
                          5.8750             1418.81            80
                          5.6250             1418.81
HERMITAGE     TN 37076    1                  05/16/05           00
0439494550                03                 07/01/05           0.0000
230331037                 O                  06/01/35
0

9981985       L14/U57     F                  162,600.00         ZZ
                          360                162,438.13         1
                          6.0000             974.87             73
                          5.7500             974.87
SPRING HILL   FL 34608    5                  05/19/05           00
0439488917                03                 07/01/05           0.0000
231910110                 O                  06/01/35
0

9982161       T08/U56     F                  251,750.00         ZZ
                          360                251,750.00         2
                          8.8750             1861.90            95
                          7.6750             1861.90
HOLLYWOOD     FL 33020    1                  05/26/05           11
0439464116                05                 07/01/05           30.0000
11071888                  N                  06/01/35
0

9982979       225/225     F                  120,900.00         T
                          360                120,545.67         1
                          6.1250             734.60             78
                          5.8750             734.60
PALM COAST    FL 32164    2                  03/25/05           00
6990064                   05                 05/01/05           0.0000
6990064                   O                  04/01/35
0

9982985       225/225     F                  731,250.00         T
                          180                726,418.89         1
                          6.5000             6369.97            65
                          6.2500             6369.97
SURFSIDE      FL 33154    1                  04/11/05           00
5730985                   06                 06/01/05           0.0000
5730985                   O                  05/01/20
0

9983191       225/225     F                  294,916.00         ZZ
                          360                294,111.84         1
                          6.5000             1864.07            80
                          6.2500             1864.07
RALEIGH       NC 27613    1                  03/31/05           00
3914891                   03                 05/01/05           0.0000
3914891                   O                  04/01/35
0

9983203       225/225     F                  156,000.00         ZZ
                          360                155,403.28         1
                          6.2500             960.52             80
                          6.0000             960.52
COCONUT CREEK FL 33063    5                  02/18/05           00
3908154                   01                 04/01/05           0.0000
3908154                   O                  03/01/35
0

9983205       225/225     F                  237,250.00         T
                          360                236,571.14         1
                          6.2500             1460.79            65
                          6.0000             1460.79
MIAMI         FL 33138    1                  04/01/05           00
3912224                   05                 05/01/05           0.0000
3912224                   O                  04/01/35
0

9983211       225/225     F                  117,800.00         ZZ
                          360                117,586.43         1
                          6.5000             744.58             95
                          6.2500             744.58
WEST PALM BEACFL 33407    5                  04/19/05           12
3914472                   05                 06/01/05           30.0000
3914472                   O                  05/01/35
0

9983227       225/225     F                  210,000.00         T
                          180                208,536.77         1
                          5.8750             1757.95            63
                          5.6250             1757.95
AVENTURA      FL 33180    5                  04/18/05           00
3913444                   06                 06/01/05           0.0000
3913444                   O                  05/01/20
0

9983237       225/225     F                  73,000.00          ZZ
                          360                72,780.90          1
                          6.0000             437.67             25
                          5.7500             437.67
WEST PALM BEACFL 33412    1                  03/30/05           00
3913713                   05                 05/01/05           0.0000
3913713                   O                  04/01/35
0

9983271       225/225     F                  114,300.00         ZZ
                          360                113,965.62         1
                          6.7500             741.35             90
                          6.5000             741.35
WINTER GARDEN FL 34787    5                  03/02/05           12
3907904                   05                 05/01/05           25.0000
3907904                   O                  04/01/35
0

9983277       225/225     F                  630,000.00         ZZ
                          360                628,829.90         1
                          6.3750             3930.38            70
                          6.1250             3930.38
ALEXANDRIA    VA 22309    2                  04/25/05           00
3917893                   05                 06/01/05           0.0000
3917893                   O                  05/01/35
0

9983281       225/225     F                  243,000.00         ZZ
                          360                242,600.46         1
                          7.0000             1616.69            90
                          6.7500             1616.69
HOUSTON       TX 77019    1                  04/08/05           12
3916164                   05                 06/01/05           25.0000
3916164                   N                  05/01/35
0

9983301       225/225     F                  126,400.00         ZZ
                          360                126,120.86         3
                          6.5000             798.93             80
                          6.2500             798.93
MEMPHIS       TN 38104    1                  04/13/05           00
3906701                   05                 06/01/05           0.0000
3906701                   N                  05/01/35
0

9983303       225/225     F                  140,000.00         ZZ
                          360                139,501.79         1
                          6.6250             896.44             59
                          6.3750             896.44
HOLLYWOOD     FL 33024    5                  02/10/05           00
3903363                   05                 04/01/05           0.0000
3903363                   O                  03/01/35
0

9983305       225/225     F                  140,400.00         ZZ
                          360                140,145.47         1
                          6.5000             887.42             90
                          6.2500             887.42
DECATUR       GA 30032    5                  04/07/05           10
3914701                   05                 06/01/05           25.0000
3914701                   O                  05/01/35
0

9983307       225/225     F                  245,000.00         ZZ
                          360                244,510.82         1
                          6.0000             1468.90            68
                          5.7500             1468.90
DAVIE         FL 33331    2                  04/06/05           00
3914925                   03                 06/01/05           0.0000
3914925                   O                  05/01/35
0

9983467       E22/U57     F                  152,000.00         ZZ
                          360                152,000.00         1
                          6.3750             948.28             68
                          6.1250             948.28
BROOKFIELD    WI 53005    5                  06/09/05           00
0424342640                05                 08/01/05           0.0000
0424342640                O                  07/01/35
0

9983543       E22/U57     F                  115,900.00         ZZ
                          360                115,900.00         1
                          6.7500             751.73             95
                          6.5000             751.73
HAGERSTOWN    MD 21740    5                  06/09/05           23
0424412476                07                 08/01/05           0.0000
0424412476                O                  07/01/35
0

9983701       E22/U57     F                  272,000.00         ZZ
                          360                272,000.00         1
                          6.5000             1719.23            80
                          6.2500             1719.23
LOVELAND      CO 80537    5                  06/07/05           00
0424016608                03                 08/01/05           0.0000
0424016608                O                  07/01/35
0

9983725       E22/U57     F                  99,750.00          ZZ
                          360                99,750.00          1
                          6.5000             630.49             95
                          6.2500             630.49
KENNEWICK     WA 99336    1                  06/03/05           01
0424095552                05                 08/01/05           30.0000
0424095552                N                  07/01/35
0

9985233       E22/U57     F                  58,400.00          ZZ
                          360                58,400.00          3
                          7.5000             408.34             80
                          7.2500             408.34
COLUMBIA      MO 65203    1                  06/15/05           00
0423950112                05                 08/01/05           0.0000
0423950112                N                  07/01/35
0

9985349       E22/U57     F                  153,600.00         ZZ
                          360                153,600.00         1
                          6.3750             958.26             80
                          6.1250             958.26
VERO BEACH    FL 32960    5                  06/10/05           00
0424318137                05                 08/01/05           0.0000
0424318137                O                  07/01/35
0

9986481       E22/G01     F                  168,000.00         ZZ
                          360                168,000.00         1
                          6.1250             1020.79            80
                          5.8750             1020.79
LIBERTY LAKE  WA 99019    1                  06/14/05           00
0424562601                05                 08/01/05           0.0000
0424562601                O                  07/01/35
0

9986557       E22/U57     F                  57,000.00          ZZ
                          360                57,000.00          1
                          7.3750             393.68             95
                          7.1250             393.68
NEW BERN      NC 28562    1                  06/16/05           04
0424129005                09                 08/01/05           30.0000
0424129005                N                  07/01/35
0

9986843       E22/U57     F                  70,863.00          ZZ
                          360                70,863.00          1
                          6.8750             465.52             95
                          6.6250             465.52
HUNTSVILLE    AL 35805    1                  06/16/05           04
0424536845                05                 08/01/05           30.0000
0424536845                N                  07/01/35
0

9987277       U85/U57     F                  170,000.00         ZZ
                          360                170,000.00         2
                          9.2500             1398.55            100
                          9.0000             1398.55
MILWAUKEE     WI 53216    1                  06/15/05           23
0439502444                05                 08/01/05           0.0000
0505022048                N                  07/01/35
0

9987407       Q14/U57     F                  66,500.00          ZZ
                          360                66,451.87          2
                          7.6250             470.68             95
                          7.3750             470.68
EAST MOLINE   IL 61244    1                  05/25/05           01
0439463787                05                 07/01/05           35.0000
0000527124                N                  06/01/35
0

9987653       E22/U57     F                  89,250.00          ZZ
                          360                89,250.00          1
                          9.2500             734.24             85
                          8.7500             734.24
GULFPORT      MS 39501    5                  06/13/05           23
0424063568                05                 08/01/05           0.0000
0424063568                O                  07/01/35
0

9987773       E22/U57     F                  188,800.00         TX
                          360                188,800.00         1
                          7.7500             1352.59            80
                          7.5000             1352.59
CARROLLTON    TX 75007    5                  06/13/05           00
0424291458                05                 08/01/05           0.0000
0424291458                O                  07/01/35
0

9987831       E22/G01     F                  142,400.00         ZZ
                          360                142,400.00         1
                          6.2500             876.78             80
                          6.0000             876.78
SPRINGFIELD   OR 97477    1                  06/14/05           00
0424365658                05                 08/01/05           0.0000
0424365658                O                  07/01/35
0

9987887       E22/U57     F                  75,175.00          ZZ
                          360                75,175.00          1
                          7.5000             525.63             90
                          7.2500             525.63
SOMERSET      KY 42503    1                  06/17/05           04
0424391894                05                 08/01/05           25.0000
0424391894                N                  07/01/35
0

9987911       E22/U57     F                  121,505.00         ZZ
                          360                121,505.00         2
                          6.7500             788.08             95
                          6.5000             788.08
BOILING SPRINGPA 17007    1                  06/17/05           04
0424408276                05                 08/01/05           30.0000
0424408276                N                  07/01/35
0

9987943       E22/U57     F                  99,000.00          ZZ
                          360                99,000.00          2
                          7.1250             666.98             90
                          6.8750             666.98
BATON ROUGE   LA 70815    5                  06/17/05           04
0424428654                05                 08/01/05           25.0000
0424428654                N                  07/01/35
0

9988051       E22/U57     F                  81,000.00          ZZ
                          360                81,000.00          1
                          7.0000             538.90             90
                          6.7500             538.90
HAZELWOOD     MO 63042    1                  06/17/05           04
0424503662                05                 08/01/05           25.0000
0424503662                N                  07/01/35
0

9988053       E22/U57     F                  159,125.00         ZZ
                          360                159,125.00         2
                          6.8750             1045.34            95
                          6.6250             1045.34
SAN ANTONIO   TX 78230    1                  06/15/05           10
0424507333                05                 08/01/05           30.0000
0424507333                N                  07/01/35
0

9988061       E22/U57     F                  117,000.00         ZZ
                          360                117,000.00         1
                          7.5000             818.08             90
                          7.2500             818.08
CHARLOTTE     NC 28262    1                  06/17/05           04
0424516086                03                 08/01/05           25.0000
0424516086                N                  07/01/35
0

9988633       P87/U57     F                  73,500.00          ZZ
                          360                73,500.00          1
                          8.6250             571.68             75
                          8.1250             571.68
LOUISVILLE    KY 40218    5                  06/07/05           00
0439472077                05                 08/01/05           0.0000
BC100597                  O                  07/01/35
0

9989009       E22/U57     F                  122,400.00         ZZ
                          360                122,400.00         2
                          6.6250             783.74             84
                          6.3750             783.74
INDEPENDENCE  MO 64056    5                  06/18/05           10
0424251163                05                 08/01/05           12.0000
0424251163                N                  07/01/35
0

9989027       E22/G01     F                  113,600.00         ZZ
                          360                113,600.00         1
                          6.0000             681.09             80
                          5.7500             681.09
PETOSKEY      MI 49770    2                  06/14/05           00
0424273514                01                 08/01/05           0.0000
0424273514                O                  07/01/35
0

9989219       E22/U57     F                  298,300.00         ZZ
                          360                298,300.00         3
                          7.5000             1864.38            95
                          7.2500             1864.38
HARRISON      NJ 07029    1                  06/20/05           04
0424410801                05                 08/01/05           30.0000
0424410801                O                  07/01/35
0

9989259       E22/U57     F                  289,600.00         ZZ
                          360                289,600.00         1
                          6.3750             1806.73            80
                          6.1250             1806.73
ASHLAND       MA 01721    5                  06/14/05           00
0424433472                05                 08/01/05           0.0000
0424433472                O                  07/01/35
0

9989349       E22/U57     F                  71,250.00          ZZ
                          360                71,250.00          1
                          7.3750             492.11             95
                          7.1250             492.11
SAN ANTONIO   TX 78233    1                  06/17/05           10
0424510097                03                 08/01/05           30.0000
0424510097                N                  07/01/35
0

9990057       E22/U57     F                  50,750.00          ZZ
                          360                50,750.00          1
                          7.2500             346.20             95
                          7.0000             346.20
MARION        OH 43302    1                  06/21/05           04
0424402881                05                 08/01/05           30.0000
0424402881                N                  07/01/35
0

9990075       E22/U57     F                  50,350.00          ZZ
                          360                50,350.00          1
                          6.8750             330.76             95
                          6.6250             330.76
MONTGOMERY    AL 36108    1                  06/21/05           04
0424414571                05                 08/01/05           30.0000
0424414571                N                  07/01/35
0

9990137       E22/U57     F                  84,000.00          ZZ
                          360                84,000.00          2
                          7.2500             573.03             80
                          7.0000             573.03
CLEVELAND     OH 44105    5                  06/21/05           00
0424470847                05                 08/01/05           0.0000
0424470847                N                  07/01/35
0

9990327       E22/U57     F                  98,000.00          ZZ
                          360                98,000.00          1
                          7.0000             652.00             90
                          6.7500             652.00
PINE BLUFF    AR 71603    5                  06/15/05           01
0424169316                05                 08/01/05           25.0000
0424169316                O                  07/01/35
0

9992225       T08/U56     F                  132,550.00         T
                          360                132,433.06         1
                          6.6250             848.73             89
                          6.3750             848.73
FORT MYERS    FL 33905    2                  06/03/05           11
0439497637                05                 07/01/05           25.0000
11024443                  O                  06/01/35
0

9992229       T08/U56     F                  144,600.00         ZZ
                          360                144,600.00         1
                          6.8750             949.92             73
                          6.6250             949.92
LEHIGH ACRES  FL 33971    2                  06/09/05           00
0439497702                05                 08/01/05           0.0000
11024499                  O                  07/01/35
0

9992231       T08/U56     F                  84,550.00          ZZ
                          360                84,550.00          1
                          6.8750             555.43             95
                          6.6250             555.43
TAMPA         FL 33604    1                  06/07/05           11
0439495110                05                 08/01/05           30.0000
11094627                  N                  07/01/35
0

9992243       T08/U56     F                  88,000.00          ZZ
                          360                88,000.00          1
                          7.5000             615.31             60
                          7.2500             615.31
TITUSVILLE    FL 32780    2                  06/09/05           00
0439486903                05                 08/01/05           0.0000
11171331                  O                  07/01/35
0

9992245       T08/U56     F                  73,500.00          ZZ
                          360                73,500.00          1
                          8.2500             552.18             90
                          8.0000             552.18
TITUSVILLE    FL 32796    1                  06/03/05           11
0439487497                09                 08/01/05           25.0000
11171333                  N                  07/01/35
0

9992247       T08/U56     F                  153,750.00         ZZ
                          360                153,750.00         1
                          7.5000             960.94             75
                          7.2500             960.94
CASSELBERRY   FL 32707    2                  06/13/05           00
0439486820                03                 08/01/05           0.0000
11211187                  N                  07/01/35
0

9992249       T08/U56     F                  144,000.00         ZZ
                          360                144,000.00         1
                          7.3750             994.57             80
                          7.1250             994.57
DELTONA       FL 32738    5                  06/03/05           00
0439495409                05                 08/01/05           0.0000
11211205                  N                  07/01/35
0

9992251       T08/U56     F                  128,000.00         ZZ
                          180                128,000.00         1
                          6.3750             1106.24            68
                          6.1250             1106.24
PORT ORANGE   FL 32129    2                  06/07/05           00
0439485822                05                 08/01/05           0.0000
11241223                  O                  07/01/20
0

9992253       T08/U56     F                  166,500.00         ZZ
                          360                166,500.00         1
                          6.2500             1025.17            90
                          6.0000             1025.17
GULF BREEZE   FL 32563    2                  06/01/05           11
0439486697                05                 08/01/05           25.0000
11241250                  O                  07/01/35
0

9992257       T08/U56     F                  176,540.00         ZZ
                          360                176,540.00         1
                          6.8750             1011.43            100
                          6.6250             1011.43
MIAMI         FL 33196    1                  06/10/05           11
0439485855                01                 08/01/05           35.0000
11250668                  O                  07/01/35
0

9992259       T08/U56     F                  115,805.00         ZZ
                          180                115,805.00         1
                          6.7500             1024.77            95
                          6.5000             1024.77
MIAMI         FL 33196    1                  06/13/05           11
0439491838                01                 08/01/05           30.0000
11250683                  N                  07/01/20
0

9992261       T08/U56     F                  262,800.00         ZZ
                          360                262,800.00         1
                          7.5000             1837.54            90
                          7.2500             1837.54
MIAMI         FL 33175    1                  06/13/05           11
0439492646                05                 08/01/05           25.0000
11250718                  N                  07/01/35
0

9992263       T08/U56     F                  121,030.00         ZZ
                          360                121,030.00         1
                          7.1250             718.62             95
                          6.8750             718.62
MIAMI         FL 33196    1                  06/08/05           11
0439491929                01                 08/01/05           30.0000
11250724                  N                  07/01/35
0

9992265       T08/U56     F                  202,500.00         ZZ
                          360                202,500.00         1
                          6.6250             1117.97            90
                          6.3750             1117.97
HOLLYWOOD     FL 33026    2                  06/06/05           11
0439484528                03                 08/01/05           25.0000
11250740                  O                  07/01/35
0

9992267       T08/U56     F                  143,120.00         ZZ
                          360                143,120.00         1
                          6.5000             904.62             80
                          6.2500             904.62
MIAMI         FL 33193    1                  06/10/05           00
0439485061                01                 08/01/05           0.0000
11250761                  O                  07/01/35
0

9992279       T08/U56     F                  225,000.00         ZZ
                          360                225,000.00         1
                          6.3750             1195.31            100
                          6.1250             1195.31
MIAMI         FL 33177    1                  06/08/05           11
0439484403                05                 08/01/05           35.0000
11250859                  O                  07/01/35
0

9992281       T08/U56     F                  135,000.00         ZZ
                          360                135,000.00         1
                          6.5000             853.29             65
                          6.2500             853.29
MIAMI         FL 33174    1                  06/14/05           00
0439484338                05                 08/01/05           0.0000
11250889                  O                  07/01/35
0

9992285       T08/U56     F                  207,200.00         ZZ
                          360                207,200.00         1
                          7.6250             1316.58            80
                          7.3750             1316.58
VALRICO       FL 33594    1                  06/13/05           00
0439486440                05                 08/01/05           0.0000
11290189                  N                  07/01/35
0

9992287       T08/U56     F                  115,200.00         ZZ
                          360                115,200.00         1
                          7.0000             672.00             80
                          6.7500             672.00
PALM BEACH GARFL 33410    2                  06/03/05           00
0439484791                03                 08/01/05           0.0000
11300127                  N                  07/01/35
0

9992289       T08/U57     F                  192,755.00         ZZ
                          360                192,755.00         1
                          8.2500             1325.19            95
                          8.0000             1325.19
PORT ST LUCIE FL 34986    1                  06/09/05           11
0439495474                01                 08/01/05           30.0000
11310037                  N                  07/01/35
0

9992293       T08/U56     F                  75,600.00          ZZ
                          360                75,600.00          1
                          7.3750             522.15             90
                          7.1250             522.15
MYRTLE BEACH  SC 29577    5                  06/06/05           11
0439493958                01                 08/01/05           25.0000
12152269                  O                  07/01/35
0

9992295       T08/U56     F                  67,200.00          ZZ
                          360                67,200.00          1
                          7.8750             487.25             80
                          7.6250             487.25
MYRTLE BEACH  SC 29577    5                  06/07/05           00
0439497819                01                 08/01/05           0.0000
12152281                  N                  07/01/35
0

9992297       T08/U56     F                  92,000.00          ZZ
                          360                91,922.71          1
                          6.8750             604.37             100
                          6.6250             604.37
CHARLOTTE     NC 28212    1                  06/03/05           11
0439495904                05                 07/01/05           35.0000
12152487                  N                  06/01/35
0

9992299       T08/U56     F                  57,000.00          ZZ
                          360                57,000.00          1
                          8.3750             433.24             95
                          8.1250             433.24
DALLAS        TX 75241    1                  06/07/05           11
0439493602                05                 08/01/05           30.0000
12152655                  N                  07/01/35
0

9992301       T08/U56     F                  93,750.00          ZZ
                          360                93,750.00          1
                          7.4990             585.86             75
                          7.2490             585.86
MORROW        GA 30260    2                  06/01/05           00
0439486499                05                 07/01/05           0.0000
12152715                  N                  06/01/35
0

9992303       T08/U56     F                  221,397.00         ZZ
                          360                221,397.00         1
                          7.1250             1314.54            95
                          6.8750             1314.54
PONTE VEDRA BEFL 32082    1                  06/01/05           11
0439496175                01                 07/01/05           30.0000
12152867                  N                  06/01/35
0

9992319       T08/U56     F                  149,425.00         ZZ
                          360                149,425.00         1
                          7.8750             980.60             95
                          7.6250             980.60
PROVIDENCE VILTX 76227    1                  06/14/05           11
0439497827                03                 08/01/05           30.0000
12153457                  N                  07/01/35
0

9992323       T08/U57     F                  52,500.00          ZZ
                          360                52,500.00          2
                          9.6250             446.24             100
                          9.3750             446.24
DAYTON        OH 45407    1                  06/13/05           41
0439491655                05                 08/01/05           35.0000
12158060                  N                  07/01/35
0

9992325       T08/U56     F                  54,400.00          ZZ
                          360                54,400.00          1
                          6.8750             357.37             80
                          6.6250             357.37
SPRINGFIELD   MI 49015    5                  06/07/05           00
0439495979                05                 08/01/05           0.0000
12159300                  N                  07/01/35
0

9992327       T08/U56     F                  76,800.00          ZZ
                          360                76,800.00          1
                          7.5000             480.00             80
                          7.2500             480.00
DALLAS        TX 75241    1                  06/13/05           00
0439485863                05                 08/01/05           0.0000
12159658                  N                  07/01/35
0

9992345       T08/U56     F                  391,500.00         ZZ
                          360                391,500.00         2
                          7.0000             2283.75            90
                          6.7500             2283.75
LOS ANGELES   CA 90002    2                  06/03/05           11
0439492224                05                 08/01/05           25.0000
45010216                  O                  07/01/35
0

9992347       T08/U56     F                  102,400.00         ZZ
                          360                102,400.00         1
                          7.5000             716.00             80
                          7.2500             716.00
COVINGTON     LA 70433    2                  06/14/05           00
0439486788                05                 08/01/05           0.0000
45050066                  N                  07/01/35
0

9992355       T08/U56     F                  413,500.00         ZZ
                          360                413,500.00         1
                          5.6250             2380.34            68
                          5.3750             2380.34
LIBERTYVILLE  IL 60048    2                  06/08/05           00
0439486846                05                 08/01/05           0.0000
45060438                  O                  07/01/35
0

9992391       T08/U56     F                  172,000.00         T
                          360                172,000.00         1
                          6.7500             1115.59            80
                          6.5000             1115.59
KISSIMMEE     FL 34747    2                  06/03/05           00
0439484452                01                 08/01/05           0.0000
132029655                 O                  07/01/35
0

9992407       T08/U56     F                  306,750.00         ZZ
                          360                306,750.00         1
                          8.0000             2045.00            75
                          7.7500             2045.00
PALM CITY     FL 34990    1                  06/13/05           00
0439484080                05                 08/01/05           0.0000
132030060                 O                  07/01/35
0

9992409       T08/U56     F                  180,000.00         ZZ
                          360                180,000.00         1
                          6.2500             1108.29            80
                          6.0000             1108.29
ORLANDO       FL 32824    1                  06/10/05           00
0439484882                05                 08/01/05           0.0000
132030100                 O                  07/01/35
0

9992411       T08/U56     F                  180,000.00         ZZ
                          360                180,000.00         1
                          7.1250             1212.69            75
                          6.8750             1212.69
LEHIGH ACRES  FL 33971    2                  06/07/05           00
0439505777                05                 08/01/05           0.0000
132030133                 O                  07/01/35
0

9992415       T08/U56     F                  96,000.00          ZZ
                          360                96,000.00          1
                          6.7500             622.65             80
                          6.5000             622.65
OCALA         FL 34480    1                  06/07/05           00
0439484072                05                 08/01/05           0.0000
132030163                 O                  07/01/35
0

9992417       T08/U56     F                  71,250.00          ZZ
                          360                71,250.00          2
                          8.6250             554.18             75
                          8.3750             554.18
FREMONT       OH 43420    5                  06/13/05           00
0439496217                05                 08/01/05           0.0000
132030187                 N                  07/01/35
0

9992427       T08/U56     F                  84,900.00          ZZ
                          360                84,900.00          1
                          7.5000             593.63             100
                          7.2500             593.63
TOBYHANNA     PA 18344    1                  06/13/05           11
0439496167                03                 08/01/05           35.0000
132314932                 N                  07/01/35
0

9992447       T08/U56     F                  605,150.00         ZZ
                          360                605,150.00         1
                          5.2500             3341.66            70
                          5.0000             3341.66
ROCKVILLE     MD 20850    1                  06/07/05           00
0439486267                05                 08/01/05           0.0000
132315516                 O                  07/01/35
0

9992465       T08/U56     F                  122,500.00         ZZ
                          360                122,330.84         2
                          7.8750             888.21             100
                          7.6250             888.21
GRIFFIN       GA 30223    1                  04/28/05           11
0439492539                05                 06/01/05           35.0000
139000913                 O                  05/01/35
0

9992493       L76/U57     F                  55,000.00          ZZ
                          180                54,861.10          1
                          9.5000             574.32             100
                          9.2500             574.32
AUDUBON       IA 50025    5                  06/03/05           23
0439483314                05                 07/08/05           0.0000
9949150000                O                  06/08/20
0

9993339       E22/U57     F                  94,050.00          ZZ
                          360                94,050.00          2
                          6.8750             617.84             95
                          6.6250             617.84
BIRMINGHAM    AL 35206    2                  06/22/05           10
0423879782                05                 08/01/05           30.0000
0423879782                N                  07/01/35
0

9993475       E22/G01     F                  102,320.00         ZZ
                          360                102,320.00         1
                          6.2500             630.00             80
                          6.0000             630.00
SYLVA         NC 28779    1                  06/22/05           00
0424345486                05                 08/01/05           0.0000
0424345486                O                  07/01/35
0

9993477       E22/U57     F                  60,800.00          ZZ
                          360                60,800.00          1
                          6.3750             379.31             95
                          6.1250             379.31
NORTH FORT MYEFL 33903    1                  06/22/05           10
0424348290                01                 08/01/05           30.0000
0424348290                N                  07/01/35
0

9993523       E22/U57     F                  94,500.00          ZZ
                          360                94,500.00          1
                          6.8750             620.80             90
                          6.6250             620.80
SIGNAL MOUNTAITN 37377    5                  06/17/05           23
0424401644                05                 08/01/05           0.0000
0424401644                O                  07/01/35
0

9993551       E22/U57     F                  57,000.00          ZZ
                          360                57,000.00          1
                          7.5000             398.55             80
                          7.2500             398.55
EL PASO       TX 79924    5                  06/20/05           00
0424418820                05                 08/01/05           0.0000
0424418820                N                  07/01/35
0

9993571       E22/U57     F                  92,000.00          ZZ
                          240                92,000.00          1
                          10.0000            887.82             96
                          9.5000             887.82
NEWCASTLE     OK 73065    5                  06/17/05           23
0424437580                05                 08/01/05           0.0000
0424437580                O                  07/01/25
0

9993757       E22/U57     F                  51,300.00          ZZ
                          180                51,300.00          1
                          8.7500             512.72             95
                          8.5000             512.72
AUGUSTA       GA 30906    1                  06/22/05           23
0424631513                05                 08/01/05           0.0000
0424631513                O                  07/01/20
0

9995629       E22/U57     F                  132,574.00         ZZ
                          360                132,574.00         1
                          6.7500             859.87             95
                          6.5000             859.87
MILLBURY      OH 43447    5                  06/17/05           23
0424397081                05                 08/01/05           0.0000
0424397081                O                  07/01/35
0

9995737       E22/U57     F                  113,900.00         ZZ
                          360                113,811.15         1
                          7.2500             777.00             95
                          7.0000             777.00
TRENTON       NJ 08611    1                  06/03/05           01
0423795442                05                 07/01/05           30.0000
0423795442                N                  06/01/35
0

9995815       E22/U57     F                  180,000.00         ZZ
                          360                180,000.00         1
                          7.0000             1197.54            80
                          6.7500             1197.54
BELLINGHAM    WA 98226    5                  06/21/05           00
0424554574                05                 08/01/05           0.0000
0424554574                N                  07/01/35
0

9995837       E22/U57     F                  51,850.00          ZZ
                          360                51,850.00          1
                          6.5000             327.73             85
                          6.2500             327.73
TUCSON        AZ 85716    1                  06/20/05           04
0424589190                01                 08/01/05           12.0000
0424589190                N                  07/01/35
0

9997083       Y78/G01     F                  100,710.00         ZZ
                          360                100,710.00         1
                          8.0000             738.97             96
                          7.7500             738.97
INDIANAPOLIS  IN 46208    1                  06/17/05           23
0439487752                03                 08/01/05           0.0000
11577087                  N                  07/01/35
0

9997287       E22/U57     F                  244,800.00         ZZ
                          360                244,800.00         1
                          6.8750             1608.16            95
                          6.6250             1608.16
SAN ANTONIO   TX 78240    4                  06/24/05           10
0424197598                05                 08/01/05           30.0000
0424197598                O                  07/01/35
0

9997469       E22/U57     F                  56,000.00          ZZ
                          240                56,000.00          1
                          8.8750             499.35             79
                          8.3750             499.35
GREENVILLE    SC 29611    5                  06/20/05           00
0424427052                05                 08/01/05           0.0000
0424427052                O                  07/01/25
0

9997493       E22/U57     F                  121,500.00         ZZ
                          360                121,500.00         2
                          6.6250             670.78             89
                          6.3750             670.78
DETROIT       MI 48224    5                  06/24/05           04
0424438802                05                 08/01/05           25.0000
0424438802                N                  07/01/35
0

9997535       E22/U57     F                  84,000.00          ZZ
                          360                84,000.00          2
                          7.5000             587.34             95
                          7.2500             587.34
WILLMAR       MN 56201    1                  06/24/05           04
0424454734                05                 08/01/05           30.0000
0424454734                N                  07/01/35
0

9997551       E22/G01     F                  166,284.00         ZZ
                          360                166,284.00         1
                          6.0000             996.96             80
                          5.7500             996.96
PUEBLO        CO 81007    1                  06/24/05           00
0424472538                05                 08/01/05           0.0000
0424472538                O                  07/01/35
0

9997565       E22/U57     F                  59,500.00          ZZ
                          240                59,500.00          1
                          8.7500             525.81             85
                          8.2500             525.81
BIRMINGHAM    AL 35221    5                  06/22/05           23
0424482305                05                 08/01/05           0.0000
0424482305                O                  07/01/25
0

9997711       E22/U57     F                  65,550.00          ZZ
                          360                65,550.00          1
                          7.2500             447.17             95
                          7.0000             447.17
BATON ROUGE   LA 70811    1                  06/24/05           04
0424596518                05                 08/01/05           30.0000
0424596518                N                  07/01/35
0

9997713       E22/U57     F                  77,425.00          ZZ
                          360                77,425.00          1
                          7.2500             528.17             95
                          7.0000             528.17
BATON ROUGE   LA 70812    1                  06/24/05           04
0424597003                05                 08/01/05           30.0000
0424597003                N                  07/01/35
0

9997737       E22/U57     F                  51,000.00          TX
                          360                51,000.00          1
                          8.6250             396.67             27
                          8.3750             396.67
DALLAS        TX 75243    5                  06/20/05           00
0424624922                05                 08/01/05           0.0000
0424624922                O                  07/01/35
0

9999523       E44/G01     F                  185,000.00         ZZ
                          360                185,000.00         1
                          8.8750             1471.94            100
                          8.6250             1471.94
WEST WENDOVER NV 89883    1                  06/09/05           04
0439503632                05                 08/01/05           35.0000
55050025                  O                  07/01/35
0

10001733      944/U56     F                  375,000.00         ZZ
                          360                375,000.00         1
                          6.2500             1953.13            80
                          6.0000             1953.13
PEMBROKE PINESFL 33331    1                  06/15/05           00
0439502352                03                 08/01/05           0.0000
1001833136                O                  07/01/35
0

10001741      944/U56     F                  120,000.00         ZZ
                          360                120,000.00         1
                          5.8750             587.50             79
                          5.6250             587.50
REDMOND       OR 97756    2                  06/03/05           00
0439503384                05                 08/01/05           0.0000
1001830174                O                  07/01/35
0

10001923      E22/G01     F                  88,000.00          ZZ
                          360                88,000.00          1
                          6.6250             563.47             80
                          6.3750             563.47
WICHITA       KS 67204    2                  06/22/05           00
0423950575                05                 08/01/05           0.0000
0423950575                O                  07/01/35
0

10001993      E22/U57     F                  183,000.00         ZZ
                          180                183,000.00         1
                          5.8750             1531.93            71
                          5.6250             1531.93
MIDLOTHIAN    VA 23113    2                  06/22/05           00
0424261279                05                 08/01/05           0.0000
0424261279                O                  07/01/20
0

10003135      L49/U56     F                  159,000.00         T
                          360                159,000.00         1
                          6.1250             966.10             70
                          5.8750             966.10
HOMOSASSA     FL 34446    1                  06/17/05           00
0439495250                03                 08/01/05           0.0000
10028827                  O                  07/01/35
0

10003137      L49/U56     F                  419,800.00         ZZ
                          360                419,800.00         1
                          5.7500             2449.84            80
                          5.5000             2449.84
LOS ANGELES   CA 90094    1                  06/13/05           00
0439494188                01                 08/01/05           0.0000
10027741                  O                  07/01/35
0

10003261      313/G01     F                  111,000.00         ZZ
                          360                111,000.00         2
                          8.2500             833.91             100
                          8.0000             833.91
ROCKFORD      IL 61108    1                  06/16/05           23
0439502584                05                 08/01/05           0.0000
0010684488                N                  07/01/35
0

10003355      Z37/G01     F                  50,000.00          ZZ
                          360                49,968.92          1
                          8.3750             380.04             100
                          8.1250             380.04
ASHLAND       OH 44805    1                  05/27/05           23
0439509159                05                 07/01/05           0.0000
000004746                 N                  06/01/35
0

10003779      E22/G01     F                  56,200.00          ZZ
                          360                56,200.00          1
                          8.5000             432.13             100
                          8.2500             432.13
MIDWEST CITY  OK 73110    1                  06/29/05           23
0424559748                05                 08/01/05           0.0000
0424559748                N                  07/01/35
0

10004773      253/G01     F                  99,800.00          ZZ
                          360                99,800.00          2
                          8.2500             749.77             96
                          8.0000             749.77
ARLINGTON     TX 76012    1                  06/27/05           23
0439507047                05                 08/01/05           0.0000
395735                    N                  07/01/35
0

10005007      944/U56     F                  273,250.00         ZZ
                          360                273,250.00         1
                          5.8750             1337.79            80
                          5.6250             1337.79
SALEM         OR 97306    1                  05/24/05           00
0439500828                03                 07/01/05           0.0000
1001827829                O                  06/01/35
0

10005075      U19/U57     F                  101,600.00         ZZ
                          360                101,600.00         4
                          7.1250             684.50             80
                          6.8750             684.50
ALBUQUERQUE   NM 87108    1                  06/17/05           00
0439503772                05                 08/01/05           0.0000
11007751                  N                  07/01/35
0

10005957      E22/G01     F                  53,400.00          ZZ
                          360                53,400.00          1
                          9.2500             439.31             100
                          9.0000             439.31
THEODORE      AL 36582    1                  06/30/05           23
0424296887                05                 08/01/05           0.0000
0424296887                N                  07/01/35
0

10005977      E22/G01     F                  111,000.00         ZZ
                          360                111,000.00         2
                          8.3750             843.68             100
                          8.1250             843.68
WINDSOR       PA 17366    1                  06/30/05           23
0424318186                05                 08/01/05           0.0000
0424318186                N                  07/01/35
0

10006305      E22/G01     F                  66,700.00          ZZ
                          360                66,700.00          1
                          8.5000             512.87             100
                          8.2500             512.87
PORT HURON    MI 48060    1                  06/30/05           23
0424559953                05                 08/01/05           0.0000
0424559953                N                  07/01/35
0

10006663      U85/G01     F                  103,300.00         ZZ
                          360                103,300.00         1
                          9.1250             840.48             100
                          8.8750             840.48
KENOSHA       WI 53143    1                  06/22/05           23
0439517558                05                 08/01/05           0.0000
0505022056                N                  07/01/35
0

10012789      N74/G01     F                  55,000.00          ZZ
                          360                55,000.00          1
                          8.6250             427.78             100
                          8.3750             427.78
CHARLOTTE     NC 28216    1                  06/23/05           23
0439520248                05                 08/01/05           0.0000
2200003591                N                  07/01/35
0

10014443      E22/G01     F                  76,500.00          ZZ
                          360                76,500.00          2
                          8.3750             581.46             100
                          8.1250             581.46
BUFFALO       NY 14216    1                  07/05/05           23
0424016343                05                 08/01/05           0.0000
0424016343                N                  07/01/35
0

Total Number of Loans     1,070

Total Original Balance    196,822,861.77

Total Principal Balance   196,617,525.47

Total Original P+I        1,254,149.53

Total Current P+I         1,254,147.31

Non Fixed Rate Loan
Loan Number                Orig Rate         Original Bal      Max Neg Amort
                           Curr Rate         Principal Bal     Loan Feature
                           Net Curr          Original PI       # of Units
                           Note Ceiling      Current PI        LTV
City             State Zip Net Ceiling       Note Date
Servicer Loan #            Note Floor        First Pay Date    MI Co Code
Seller Loan #              Net Floor         Maturity Date     MI Coverage
Investor Loan #            Gross Margin      1st IntChgDate    Nxt IntChgDate
S/S Code                   Net Margin        1st PmtChgDate    Nxt PmtChgDate
Int Chg Prior Day          1st Yr Floor      Pmt Cap Incr      Pmt Cap Decr
Payment Type               1st Yr Ceil       Int Chg Freq Mos  Pmt Chg Freq Mos
Orig Term                  Adj Index         Period Incr       Period Decr
Note Life Incr             Note Round Type   Note Round Mth    Note Round Fctr
Net Life Incr              Net Round Type    Net Round Mth     Net Round Fctr
Note Life Decr             Loan Purp         Convert Code      Convert Prd From
Net Life Decr              Prop Type         Convert Index     Convert Prd To
                           Occup Code        Convert Margin
9615875                    4.7500            860000.0000       100.0000
                           6.6250            859,829.79        T
                           6.3750            3404.17           1
                           12.0000           4746.98           80
WELLINGTON       FL 33414  11.7500           09/23/04
0438492100                 0.0000            11/01/04          00
50104206                   0.0000            10/01/34          0.0000
0                          3.5000            04/01/05          10/01/05
696/U57                    3.2500            05/01/05          11/01/05
25                         3.5000            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 6.0000            6.0000
7.2500                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9643906                    5.9400            150000.0000       100.0000
                           5.9400            149,051.59        ZZ
                           5.4400            893.55            1
                           11.9400           893.55            90
TURNER           OR 97392  11.4400           12/14/04
0438955296                 5.9400            02/01/05          23
2230041160620              5.4400            01/01/35          0.0000
0                          5.6900            01/01/08          01/01/08
Q82/U56                    5.1900            02/01/08          02/01/08
25                         5.9400            0.0000            0.0000
A                          8.9400            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9647254                    6.7500            69900.0000        100.0000
                           6.7500            69,595.64         ZZ
                           6.5000            453.38            1
                           11.7500           453.38            85
AURORA           IL 60505  11.5000           01/26/05
0003738186                 0.0000            03/01/05          04
0003738186                 0.0000            02/01/35          12.0000
0                          2.7500            02/01/10          02/01/10
286/286                    2.5000            03/01/10          03/01/10
45                         2.7500            0.0000            0.0000
A                          11.7500           12                12
360                        1                 2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     08                00
                           N                 0.0000

9670930                    6.8750            282000.0000       100.0000
                           6.8750            280,522.35        ZZ
                           6.6250            1852.54           1
                           12.8750           1852.54           69
WASHINGTON       DC 20036  12.6250           02/04/05
0003846821                 0.0000            04/01/05          00
0003846821                 0.0000            03/01/35          0.0000
0                          2.7500            03/01/08          03/01/08
286/286                    2.5000            04/01/08          04/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        1                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     08                00
                           N                 0.0000

9672934                    9.5600            216000.0000       100.0000
                           9.5600            215,467.02        E
                           9.0600            1825.71           2
                           15.5600           1825.71           67
O'NEALS          CA 93645  15.0600           01/31/05
0439051483                 9.5600            03/15/05          00
3000006051                 9.0600            02/15/35          0.0000
0                          9.0600            02/15/07          02/15/07
T91/U56                    8.5600            03/15/07          03/15/07
25                         9.5600            0.0000            0.0000
A                          12.5600           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9673188                    10.2000           57000.0000        100.0000
                           10.2000           56,877.69         ZZ
                           9.7000            508.67            1
                           16.2000           508.67            60
JACKSONVILLE     AR 72076  15.7000           02/18/05
0439047879                 10.2000           03/24/05          00
3000006409                 9.7000            02/24/35          0.0000
0                          9.7000            02/24/07          02/24/07
T91/U56                    9.2000            03/24/07          03/24/07
25                         10.2000           0.0000            0.0000
A                          13.2000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9682177                    4.8750            67000.0000        100.0000
                           4.8750            53,614.37         ZZ
                           4.6250            272.19            1
                           10.8750           223.81            28
GOLDEN VALLEY    MN 55422  10.6250           10/01/04
0438647794                 2.2500            11/01/04          00
7700141260                 2.0000            10/01/34          0.0000
0                          2.2500            10/01/09          10/01/09
H29/G02                    2.0000            11/01/09          11/01/09
25                         2.2500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     5                 0
0.0000                     05                00
                           O                 0.0000

9685153                    5.0000            235000.0000       100.0000
                           5.0000            235,000.00        T
                           4.7500            979.17            1
                           11.0000           979.17            63
WORTHINGTON      MA 01098  10.7500           10/05/04
0438650145                 0.0000            12/01/04          00
7700140818                 0.0000            11/01/34          0.0000
0                          2.2500            11/01/09          11/01/09
H29/G02                    2.0000            12/01/09          12/01/09
25                         2.2500            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9694926                    9.6000            120700.0000       100.0000
                           9.6000            120,463.85        ZZ
                           9.1000            1023.73           2
                           15.6000           1023.73           85
WATERTOWN        NY 13601  15.1000           03/11/05
0439055906                 9.6000            04/16/05          23
3000006887                 9.1000            03/16/35          0.0000
0                          8.6000            03/16/07          03/16/07
T91/U56                    8.1000            04/16/07          04/16/07
25                         9.6000            0.0000            0.0000
A                          12.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9746328                    7.7500            98100.0000        100.0000
                           7.7500            97,890.92         ZZ
                           7.2500            702.81            1
                           13.7500           702.81            90
ELBA             AL 36323  13.2500           04/07/05
0439345059                 7.7500            05/01/05          23
2117107989                 7.2500            04/01/35          0.0000
0                          6.7500            04/01/07          04/01/07
Q64/U57                    6.2500            05/01/07          05/01/07
25                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9746346                    9.5000            96500.0000        100.0000
                           9.5000            96,404.68         ZZ
                           9.0000            811.43            1
                           15.5000           811.43            99
CHARLOTTE        NC 28213  15.0000           04/06/05
0439229881                 9.5000            06/01/05          23
2113109909                 9.0000            05/01/35          0.0000
0                          8.5000            05/01/07          05/01/07
Q64/U57                    8.0000            06/01/07          06/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9758230                    6.9900            121600.0000       100.0000
                           6.9900            121,600.00        ZZ
                           6.7400            708.32            1
                           12.9900           708.32            80
MESA             AZ 85201  12.7400           03/25/05
0439234469                 6.9900            05/01/05          00
0041471541                 6.7400            04/01/35          0.0000
0                          5.7500            04/01/07          04/01/07
Y17/U56                    5.5000            05/01/07          05/01/07
25                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9758330                    6.8700            564000.0000       100.0000
                           6.8700            564,000.00        ZZ
                           6.6200            3228.90           1
                           12.8700           3228.90           80
DALY CITY        CA 94014  12.6200           03/28/05
0439257957                 6.8700            06/01/05          00
0041524315                 6.6200            05/01/35          0.0000
0                          6.0000            05/01/07          05/01/07
Y17/U56                    5.7500            06/01/07          06/01/07
25                         6.8700            0.0000            0.0000
A                          9.8700            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9761166                    7.7500            83900.0000        100.0000
                           7.7500            83,721.20         ZZ
                           7.5000            601.07            1
                           13.7500           601.07            100
JEFFERSONVILLE   IN 47130  13.5000           03/25/05
0439266032                 0.0000            05/01/05          23
0003962420                 0.0000            04/01/35          0.0000
0                          3.2500            04/01/07          04/01/07
T24/G01                    3.0000            05/01/07          05/01/07
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9765912                    6.5000            133900.0000       100.0000
                           6.5000            133,900.00        ZZ
                           6.2500            725.29            1
                           11.5000           725.29            95
OCEAN CITY       MD 21842  11.2500           04/29/05
0439235847                 0.0000            06/01/05          12
40105184                   0.0000            05/01/35          30.0000
0                          3.2500            05/01/10          05/01/10
696/U57                    3.0000            06/01/10          06/01/10
25                         3.2500            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9770374                    9.6750            143960.0000       100.0000
                           9.6750            143,822.97        ZZ
                           9.1750            1228.92           1
                           16.6750           1228.92           80
FRESNO           CA 93710  16.1750           04/06/05
0439327065                 9.6750            06/01/05          00
0001970011                 9.1750            05/01/35          0.0000
0                          8.9250            05/01/08          05/01/08
Y68/U57                    8.4250            06/01/08          06/01/08
45                         9.6750            0.0000            0.0000
A                          12.6750           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9777240                    8.1450            186500.0000       100.0000
                           8.1450            186,009.02        ZZ
                           7.6450            1387.37           1
                           14.1450           1387.37           78
MADISON          GA 30650  13.6450           02/24/05
0439319104                 8.1450            04/01/05          00
2000012016                 7.6450            03/01/35          0.0000
0                          7.2550            03/01/07          03/01/07
R54/U57                    6.7550            04/01/07          04/01/07
25                         8.1450            0.0000            0.0000
A                          11.1450           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9777536                    7.9900            208500.0000       100.0000
                           7.9900            208,218.69        ZZ
                           7.4900            1528.45           1
                           13.9900           1528.45           98
BATON ROUGE      LA 70817  13.4900           04/15/05
0439325317                 7.9900            06/01/05          23
2000012479                 7.4900            05/01/35          0.0000
0                          6.6200            05/01/07          05/01/07
R54/U57                    6.1200            06/01/07          06/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9779660                    7.2500            164800.0000       100.0000
                           7.2500            164,800.00        ZZ
                           6.7500            995.67            1
                           13.2500           995.67            80
CIBOLO           TX 78108  12.7500           04/22/05
0439343914                 0.0000            06/01/05          00
2117108151                 0.0000            05/01/35          0.0000
0                          6.7500            05/01/07          05/01/07
Q64/U57                    6.2500            06/01/07          06/01/07
45                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9779776                    7.8750            163600.0000       100.0000
                           7.8750            163,487.41        ZZ
                           7.3750            1186.22           1
                           13.8750           1186.22           90
PAINESVILLE      OH 44077  13.3750           05/04/05
0439343948                 0.0000            07/01/05          23
2115118166                 0.0000            06/01/35          0.0000
0                          6.8750            06/01/07          06/01/07
Q64/U57                    6.3750            07/01/07          07/01/07
25                         7.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9779810                    6.5000            209520.0000       100.0000
                           6.5000            209,140.15        ZZ
                           6.0000            1324.31           1
                           12.5000           1324.31           97
SAINT CHARLES    MO 63303  12.0000           04/21/05
0439342536                 6.5000            06/01/05          23
2102109638                 6.0000            05/01/35          0.0000
0                          5.5000            05/01/07          05/01/07
Q64/U57                    5.0000            06/01/07          06/01/07
25                         6.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9779838                    8.3750            137700.0000       100.0000
                           8.3750            137,528.22        ZZ
                           7.8750            1046.62           1
                           14.3750           1046.62           90
JONESBORO        GA 30236  13.8750           04/22/05
0439344128                 0.0000            06/01/05          23
2102109693                 0.0000            05/01/35          0.0000
0                          7.3750            05/01/07          05/01/07
Q64/U57                    6.8750            06/01/07          06/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9779860                    8.0000            162000.0000       100.0000
                           8.0000            161,781.88        ZZ
                           7.5000            1188.70           1
                           14.0000           1188.70           90
ATLANTA          GA 30316  13.5000           05/02/05
0439437104                 8.0000            06/01/05          23
2102109722                 7.5000            05/01/35          0.0000
0                          7.0000            05/01/07          05/01/07
Q64/U57                    6.5000            06/01/07          06/01/07
25                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9779874                    9.5000            230250.0000       100.0000
                           9.5000            230,022.59        ZZ
                           9.0000            1936.07           1
                           15.5000           1936.07           95
CHARLOTTE        NC 28213  15.0000           04/22/05
0439343922                 9.5000            06/01/05          23
2117108315                 9.0000            05/01/35          0.0000
0                          8.5000            05/01/08          05/01/08
Q64/U57                    8.0000            06/01/08          06/01/08
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9779928                    7.7500            452900.0000       100.0000
                           7.7500            452,258.61        ZZ
                           7.2500            3244.64           1
                           13.7500           3244.64           90
SANTA CLARITA    CA 91354  13.2500           04/27/05
0439343435                 7.7500            06/01/05          23
2103103949                 7.2500            05/01/35          0.0000
0                          6.7500            05/01/07          05/01/07
Q64/U57                    6.2500            06/01/07          06/01/07
25                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9781426                    8.4900            81700.0000        100.0000
                           8.4900            81,650.41         ZZ
                           7.9900            627.62            1
                           15.4900           627.62            100
PIQUA            OH 45356  14.9900           05/10/05
0439278094                 8.4900            07/01/05          23
9801170120                 7.9900            06/01/35          0.0000
0                          7.2400            06/01/07          06/01/07
Q67/U56                    6.7400            07/01/07          07/01/07
25                         8.4900            0.0000            0.0000
A                          11.4900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9783380                    6.7500            233000.0000       100.0000
                           6.7500            233,000.00        ZZ
                           6.5000            1310.63           1
                           11.7500           1310.63           80
WOODBRIDGE       VA 22192  11.5000           05/12/05
0439340704                 3.7500            07/01/05          00
WB050516                   3.5000            06/01/35          0.0000
0                          3.7500            06/01/12          06/01/12
W98/G02                    3.5000            07/01/12          07/01/12
45                         3.7500            0.0000            0.0000
A                          11.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9787120                    4.8750            374350.0000       100.0000
                           4.8750            373,427.53        ZZ
                           4.6250            1981.10           1
                           10.8750           1981.10           95
ABINGDON         MD 21009  10.6250           04/29/05
0003854135                 0.0000            06/01/05          10
0003854135                 0.0000            05/01/35          30.0000
0                          2.7500            05/01/08          05/01/08
286/286                    2.5000            06/01/08          06/01/08
45                         2.8750            0.0000            0.0000
A                          6.8750            12                12
360                        1                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9788350                    9.1250            60000.0000        100.0000
                           9.1250            59,737.00         ZZ
                           8.6250            488.18            1
                           15.1250           488.18            100
RICHMOND         MO 64085  14.6250           11/04/04
0439346628                 9.1250            12/01/04          23
471980                     8.6250            11/01/34          0.0000
0                          8.2500            11/01/06          11/01/06
G33/U56                    7.7500            12/01/06          12/01/06
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793243                    6.8750            162240.0000       100.0000
                           6.8750            160,827.60        ZZ
                           6.5000            1065.80           1
                           12.8750           1065.80           80
VISALIA          CA 93292  12.5000           01/13/05
0438918484                 6.8750            03/01/05          00
11006359                   6.5000            02/01/35          0.0000
0                          6.8750            02/01/07          02/01/07
U19/U57                    6.5000            03/01/07          03/01/07
25                         6.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     27                00
                           O                 0.0000

9793314                    6.8500            42800.0000        100.0000
                           6.8500            42,763.86         ZZ
                           6.6000            280.46            1
                           12.8500           280.46            64
BOISE            ID 83704  12.6000           05/24/05
0439390337                 6.8500            07/01/05          00
0041754755                 6.6000            06/01/35          0.0000
0                          5.2500            06/01/07          06/01/07
Y17/G01                    5.0000            07/01/07          07/01/07
25                         6.8500            0.0000            0.0000
A                          9.8500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9793352                    7.7250            70000.0000        100.0000
                           7.7250            69,950.35         ZZ
                           7.4750            500.28            1
                           13.7250           500.28            68
CLARKS SUMMIT    PA 18411  13.4750           05/09/05
0439370479                 7.7250            07/01/05          00
0041669995                 7.4750            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         7.7250            0.0000            0.0000
A                          10.7250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793366                    7.1000            75500.0000        100.0000
                           7.1000            75,439.32         ZZ
                           6.8500            507.39            1
                           13.1000           507.39            95
BOWLING GREEN    KY 42101  12.8500           05/31/05
0439389693                 7.1000            07/01/05          23
0041694449                 6.8500            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         7.1000            0.0000            0.0000
A                          10.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793374                    8.4750            79800.0000        100.0000
                           8.4750            79,751.41         ZZ
                           8.2250            612.18            1
                           14.4750           612.18            95
CAMDEN           SC 29020  14.2250           05/17/05
0439376708                 8.4750            07/01/05          23
0041612995                 8.2250            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         8.4750            0.0000            0.0000
A                          11.4750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793390                    8.2880            85500.0000        100.0000
                           8.2880            85,445.90         ZZ
                           8.0380            644.62            1
                           14.2880           644.62            100
GRANDVIEW        IN 47615  14.0380           05/20/05
0439377326                 8.2880            07/01/05          23
0041673757                 8.0380            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         8.2880            0.0000            0.0000
A                          11.2880           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793396                    8.4750            88880.0000        100.0000
                           8.4750            88,825.88         ZZ
                           8.2250            681.84            1
                           15.4750           681.84            81
DETROIT          MI 48224  15.2250           05/20/05
0439392523                 0.0000            07/01/05          23
0041688813                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         6.4750            0.0000            0.0000
A                          10.4750           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793424                    8.2250            101500.0000       100.0000
                           8.2250            101,434.94        ZZ
                           7.9750            760.76            1
                           14.2250           760.76            100
WASHINGTON COUR  OH 43160  13.9750           05/04/05
0439371592                 8.2250            07/01/05          23
0041652561                 7.9750            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         8.2250            0.0000            0.0000
A                          11.2250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793432                    7.4900            108000.0000       100.0000
                           7.4900            107,919.68        ZZ
                           7.2400            754.42            1
                           13.4900           754.42            74
DALLAS           TX 75232  13.2400           05/18/05
0439371394                 7.4900            07/01/05          00
0041677980                 7.2400            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         7.4900            0.0000            0.0000
A                          10.4900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793434                    5.4900            108000.0000       100.0000
                           5.4900            107,881.56        ZZ
                           5.2400            612.54            1
                           11.4900           612.54            72
ORLANDO          FL 32808  11.2400           05/27/05
0439391848                 5.4900            07/01/05          00
0041760737                 5.2400            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         5.4900            0.0000            0.0000
A                          8.4900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793438                    7.6500            109250.0000       100.0000
                           7.6500            109,171.32        ZZ
                           7.4000            775.15            1
                           13.6500           775.15            95
TAMPA            FL 33619  13.4000           05/20/05
0439375353                 7.6500            07/01/05          23
0041655598                 7.4000            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         7.6500            0.0000            0.0000
A                          10.6500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793446                    7.9900            119000.0000       100.0000
                           7.9900            118,710.94        ZZ
                           7.7400            872.36            1
                           14.9900           872.36            85
WILLARD          OH 44890  14.7400           04/22/05
0439369968                 0.0000            06/01/05          23
0041588708                 0.0000            05/01/35          0.0000
0                          5.0000            05/01/07          05/01/07
Y17/G01                    4.7500            06/01/07          06/01/07
25                         5.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9793464                    6.8500            126000.0000       100.0000
                           6.8500            125,893.62        ZZ
                           6.6000            825.63            1
                           12.8500           825.63            90
PHOENIX          AZ 85033  12.6000           05/25/05
0439373929                 6.8500            07/01/05          23
0041739996                 6.6000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.8500            0.0000            0.0000
A                          9.8500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9793470                    8.2250            127500.0000       100.0000
                           8.2250            127,418.28        ZZ
                           7.9750            955.63            1
                           14.2250           955.63            100
KNOXVILLE        TN 37914  13.9750           05/16/05
0439371998                 8.2250            07/01/05          23
0041672494                 7.9750            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         8.2250            0.0000            0.0000
A                          11.2250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793478                    7.5000            129600.0000       100.0000
                           7.5000            129,503.81        ZZ
                           7.2500            906.19            1
                           13.5000           906.19            90
MANTENO          IL 60950  13.2500           05/12/05
0439371212                 7.5000            07/01/05          23
0041635921                 7.2500            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9793488                    6.9900            133000.0000       100.0000
                           6.9900            132,890.77        ZZ
                           6.7400            883.96            1
                           13.9900           883.96            95
PHOENIX          AZ 85043  13.7400           05/27/05
0439374331                 0.0000            07/01/05          23
0041772682                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.9900            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793518                    6.8500            142500.0000       100.0000
                           6.8500            142,379.69        ZZ
                           6.6000            933.75            1
                           12.8500           933.75            95
MIAMI            FL 33126  12.6000           05/16/05
0439372103                 6.8500            07/01/05          23
0041707852                 6.6000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.8500            0.0000            0.0000
A                          9.8500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9793532                    7.4750            148000.0000       100.0000
                           7.4750            147,889.61        ZZ
                           7.2250            1032.31           1
                           13.4750           1032.31           80
EUGENE           OR 97405  13.2250           05/24/05
0439392689                 7.4750            07/01/05          00
0041675828                 7.2250            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         7.4750            0.0000            0.0000
A                          10.4750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793546                    6.9800            154375.0000       100.0000
                           6.9800            154,247.96        ZZ
                           6.7300            1024.99           1
                           12.9800           1024.99           91
LAS VEGAS        NV 89107  12.7300           05/20/05
0439374992                 6.9800            07/01/05          23
0041722414                 6.7300            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         6.9800            0.0000            0.0000
A                          9.9800            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9793554                    5.3550            156000.0000       100.0000
                           5.3550            155,824.53        ZZ
                           5.1050            871.62            2
                           11.3550           871.62            58
PROVIDENCE       RI 02907  11.1050           05/07/05
0439390774                 5.3550            07/01/05          00
0041639931                 5.1050            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         5.3550            0.0000            0.0000
A                          8.3550            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793560                    7.2300            157990.0000       100.0000
                           7.2300            157,866.26        ZZ
                           6.9800            1075.63           1
                           14.2300           1075.63           87
MIAMI GARDENS    FL 33056  13.9800           05/23/05
0439378829                 0.0000            07/01/05          23
0041612185                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.2300            0.0000            0.0000
A                          9.2300            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793564                    7.2500            159300.0000       100.0000
                           7.2500            159,050.71        ZZ
                           7.0000            1086.71           1
                           13.2500           1086.71           90
GAINES           MI 48436  13.0000           04/22/05
0439377342                 7.2500            06/01/05          23
0041432527                 7.0000            05/01/35          0.0000
0                          6.5000            05/01/07          05/01/07
Y17/G01                    6.2500            06/01/07          06/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793568                    6.9900            159600.0000       100.0000
                           6.9900            159,468.91        ZZ
                           6.7400            1060.76           2
                           12.9900           1060.76           95
CLEVELAND HEIGH  OH 44118  12.7400           05/17/05
0439460171                 6.9900            07/01/05          23
0041629015                 6.7400            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9793572                    6.7400            160000.0000       100.0000
                           6.7400            159,861.97        ZZ
                           6.4900            1036.70           1
                           12.7400           1036.70           80
MIAMI            FL 33173  12.4900           05/23/05
0439392358                 6.7400            07/01/05          00
0041735424                 6.4900            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.7400            0.0000            0.0000
A                          9.7400            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9793578                    7.1000            161000.0000       100.0000
                           7.1000            160,870.60        ZZ
                           6.8500            1081.98           1
                           13.1000           1081.98           95
CABAZON          CA 92230  12.8500           05/05/05
0439392317                 7.1000            07/01/05          23
0041688045                 6.8500            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         7.1000            0.0000            0.0000
A                          10.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793584                    5.7500            163305.0000       100.0000
                           5.7500            163,134.49        ZZ
                           5.5000            953.01            1
                           12.7500           953.01            95
AURORA           CO 80011  12.5000           05/24/05
0439391962                 0.0000            07/01/05          23
0041770454                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          7.7500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793594                    6.0900            168300.0000       100.0000
                           6.0900            168,135.31        ZZ
                           5.8400            1018.81           1
                           12.0900           1018.81           90
PAHOA            HI 96778  11.8400           05/02/05
0439374026                 6.0900            07/01/05          23
0041576562                 5.8400            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.0900            0.0000            0.0000
A                          9.0900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9793600                    9.3500            169000.0000       100.0000
                           9.3500            168,914.20        ZZ
                           9.1000            1402.59           1
                           15.3500           1402.59           100
MOUNT DORA       FL 32757  15.1000           05/02/05
0439371477                 9.3500            07/01/05          23
0041645946                 9.1000            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         9.3500            0.0000            0.0000
A                          12.3500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9793608                    6.9130            170000.0000       100.0000
                           6.9130            169,858.24        ZZ
                           6.6630            1121.10           1
                           13.9130           1121.10           95
TEMPE            AZ 85281  13.6630           05/17/05
0439371816                 0.0000            07/01/05          23
0041663212                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.9130            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793614                    8.1050            175000.0000       100.0000
                           8.1050            174,885.06        ZZ
                           7.8550            1296.92           1
                           14.1050           1296.92           93
ATLANTA          GA 30314  13.8550           05/17/05
0439375429                 8.1050            07/01/05          23
0041686007                 7.8550            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         8.1050            0.0000            0.0000
A                          11.1050           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793618                    5.2500            177000.0000       100.0000
                           5.2500            176,796.97        ZZ
                           5.0000            977.41            1
                           11.2500           977.41            50
MODESTO          CA 95355  11.0000           05/05/05
0439374455                 5.2500            07/01/05          00
0041696188                 5.0000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         5.2500            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793624                    6.4750            179000.0000       100.0000
                           6.4750            178,837.39        ZZ
                           6.2250            1128.46           1
                           12.4750           1128.46           88
WALDORD          MD 20601  12.2250           05/12/05
0439377680                 6.4750            07/01/05          23
0041674482                 6.2250            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         6.4750            0.0000            0.0000
A                          9.4750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793632                    6.7400            180500.0000       100.0000
                           6.7400            180,344.29        ZZ
                           6.4900            1169.52           1
                           13.7400           1169.52           95
WEST PALM BEACH  FL 33413  13.4900           05/19/05
0439374471                 0.0000            07/01/05          23
0041701632                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.7400            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793638                    8.1400            181854.0000       100.0000
                           8.1400            181,735.40        ZZ
                           7.8900            1352.18           1
                           14.1400           1352.18           77
PORT ST LUCIE    FL 34983  13.8900           05/09/05
0439392119                 8.1400            07/01/05          00
0041518556                 7.8900            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         8.1400            0.0000            0.0000
A                          11.1400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793640                    5.8500            183564.0000       100.0000
                           5.8500            183,186.99        ZZ
                           5.6000            1082.92           1
                           12.8500           1082.92           77
LANCASTER        CA 93535  12.6000           04/25/05
0439392598                 0.0000            06/01/05          00
0041572538                 0.0000            05/01/35          0.0000
0                          5.0000            05/01/07          05/01/07
Y17/G01                    4.7500            06/01/07          06/01/07
25                         5.0000            0.0000            0.0000
A                          7.8500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793650                    6.6000            188000.0000       100.0000
                           6.6000            187,833.32        ZZ
                           6.3500            1200.68           1
                           13.6000           1200.68           80
BONITA SPRINGS   FL 34135  13.3500           05/04/05
0439371451                 0.0000            07/01/05          00
0041640152                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.6000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793660                    6.6250            196000.0000       100.0000
                           6.6250            195,827.07        ZZ
                           6.3750            1255.01           1
                           12.6250           1255.01           80
CHICAGO          IL 60619  12.3750           05/06/05
0439371360                 6.6250            07/01/05          00
0041644501                 6.3750            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         6.6250            0.0000            0.0000
A                          9.6250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793662                    6.9800            199500.0000       100.0000
                           6.9800            199,335.83        ZZ
                           6.7300            1324.60           1
                           13.9800           1324.60           95
DENVER           CO 80249  13.7300           04/29/05
0439378795                 0.0000            07/01/05          23
0041651423                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.9800            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9793666                    7.7350            200404.0000       100.0000
                           7.7350            200,262.12        ZZ
                           7.4850            1433.65           1
                           14.7350           1433.65           90
QUEEN CREEK      AZ 85242  14.4850           05/13/05
0439378746                 0.0000            07/01/05          23
0041593146                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.7350            0.0000            0.0000
A                          9.7350            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793668                    6.2500            201500.0000       100.0000
                           6.2500            201,308.81        ZZ
                           6.0000            1240.67           1
                           13.2500           1240.67           93
CENTENNIAL       CO 80112  13.0000           05/16/05
0439375411                 6.2500            07/01/05          23
0041752510                 6.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793670                    6.1000            201600.0000       100.0000
                           6.1000            201,600.00        ZZ
                           5.8500            1221.69           1
                           13.1000           1221.69           80
PORT SAINT LUCI  FL 34953  12.8500           06/01/05
0439461773                 0.0000            08/01/05          00
0041766270                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
Y17/G01                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          8.1000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793672                    6.5000            202500.0000       100.0000
                           6.5000            202,316.94        ZZ
                           6.2500            1279.94           1
                           13.5000           1279.94           84
SACRAMENTO       CA 95820  13.2500           05/05/05
0439374075                 0.0000            07/01/05          23
0041624446                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.5000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793682                    6.6000            209000.0000       100.0000
                           6.6000            208,814.70        ZZ
                           6.3500            1334.80           1
                           12.6000           1334.80           95
DENVER           CO 80219  12.3500           05/02/05
0439392788                 6.6000            07/01/05          23
0041684705                 6.3500            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.6000            0.0000            0.0000
A                          9.6000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793694                    6.5000            216600.0000       100.0000
                           6.5000            216,404.19        ZZ
                           6.2500            1369.06           1
                           13.5000           1369.06           95
INVER GROVE HEI  MN 55076  13.2500           05/10/05
0439367046                 0.0000            07/01/05          23
0041672197                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.5000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9793698                    8.2250            221545.0000       100.0000
                           8.2250            221,403.00        ZZ
                           7.9750            1660.51           1
                           15.2250           1660.51           93
QUEEN CREEK      AZ 85242  14.9750           05/09/05
0439371105                 0.0000            07/01/05          23
0041538034                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         6.2250            0.0000            0.0000
A                          10.2250           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793700                    7.1000            223250.0000       100.0000
                           7.1000            223,070.58        ZZ
                           6.8500            1500.32           1
                           14.1000           1500.32           95
NORTH LAUDERDAL  FL 33068  13.8500           05/20/05
0439389461                 0.0000            07/01/05          23
0041704461                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.1000            0.0000            0.0000
A                          9.1000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793706                    6.4750            229500.0000       100.0000
                           6.4750            229,291.51        ZZ
                           6.2250            1446.83           1
                           12.4750           1446.83           90
SANDY            OR 97055  12.2250           05/10/05
0439370529                 6.4750            07/01/05          23
0041666702                 6.2250            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.4750            0.0000            0.0000
A                          9.4750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793712                    6.7300            235000.0000       100.0000
                           6.7300            234,592.60        ZZ
                           6.4800            1521.09           1
                           13.7300           1521.09           73
PLANTATION       FL 33317  13.4800           04/25/05
0439390733                 0.0000            06/01/05          00
0041620147                 0.0000            05/01/35          0.0000
0                          5.0000            05/01/07          05/01/07
Y17/G01                    4.7500            06/01/07          06/01/07
25                         5.0000            0.0000            0.0000
A                          8.7300            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793722                    7.7400            246451.0000       100.0000
                           7.7400            246,276.70        ZZ
                           7.4900            1763.91           1
                           14.7400           1763.91           95
PHOENIX          AZ 85085  14.4900           05/11/05
0439373952                 0.0000            07/01/05          23
0041709205                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.7400            0.0000            0.0000
A                          9.7400            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793726                    6.2300            247500.0000       100.0000
                           6.2300            247,264.25        ZZ
                           5.9800            1520.69           1
                           13.2300           1520.69           90
HOUSTON          TX 77019  12.9800           05/03/05
0439375205                 0.0000            07/01/05          23
0041653759                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.2300            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9793732                    6.8500            248900.0000       100.0000
                           6.8500            248,689.86        ZZ
                           6.6000            1630.94           1
                           12.8500           1630.94           95
MIMS             FL 32754  12.6000           05/06/05
0439374315                 6.8500            07/01/05          23
0041636291                 6.6000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.8500            0.0000            0.0000
A                          9.8500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793744                    7.3500            256405.0000       100.0000
                           7.3500            256,208.92        ZZ
                           7.1000            1766.56           1
                           14.3500           1766.56           95
PORT SAINT LUCI  FL 34953  14.1000           05/06/05
0439371923                 0.0000            07/01/05          23
0041651407                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.3500            0.0000            0.0000
A                          9.3500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793748                    6.3750            257400.0000       100.0000
                           6.3750            257,161.59        ZZ
                           6.1250            1605.85           1
                           12.3750           1605.85           90
BOYNTON BEACH    FL 33436  12.1250           05/18/05
0439369935                 6.3750            07/01/05          23
0041725839                 6.1250            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         6.3750            0.0000            0.0000
A                          9.3750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793752                    6.1000            265050.0000       100.0000
                           6.1000            264,530.98        ZZ
                           5.8500            1606.19           1
                           13.1000           1606.19           89
BOCA RATON       FL 33428  12.8500           04/29/05
0439375114                 0.0000            06/01/05          23
0041585357                 0.0000            05/01/35          0.0000
0                          5.0000            05/01/07          05/01/07
Y17/G01                    4.7500            06/01/07          06/01/07
25                         5.0000            0.0000            0.0000
A                          8.1000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793754                    6.6150            269100.0000       100.0000
                           6.6150            268,862.11        ZZ
                           6.3650            1721.30           2
                           12.6150           1721.30           90
CHICAGO          IL 60651  12.3650           05/24/05
0439389446                 6.6150            07/01/05          23
0041733155                 6.3650            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         6.6150            0.0000            0.0000
A                          9.6150            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793756                    6.9900            270000.0000       100.0000
                           6.9900            269,778.24        ZZ
                           6.7400            1794.51           1
                           12.9900           1794.51           70
CHICAGO          IL 60622  12.7400           05/24/05
0439377177                 6.9900            07/01/05          00
0041586827                 6.7400            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9793760                    7.7250            271000.0000       100.0000
                           7.7250            270,807.76        ZZ
                           7.4750            1936.80           1
                           13.7250           1936.80           94
WONDER LAKE      IL 60097  13.4750           05/13/05
0439371410                 7.7250            07/01/05          23
0041680844                 7.4750            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         7.7250            0.0000            0.0000
A                          10.7250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9793764                    6.7250            274500.0000       100.0000
                           6.7250            274,262.49        ZZ
                           6.4750            1775.85           1
                           12.7250           1775.85           89
NEW MILFORD      CT 06776  12.4750           05/10/05
0439375155                 6.7250            07/01/05          23
0041620402                 6.4750            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         6.7250            0.0000            0.0000
A                          9.7250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793766                    7.9750            275000.0000       100.0000
                           7.9750            274,814.53        ZZ
                           7.7250            2013.07           1
                           13.9750           2013.07           100
BROCKTON         MA 02301  13.7250           05/27/05
0439374349                 7.9750            07/01/05          23
0041679994                 7.7250            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         7.9750            0.0000            0.0000
A                          10.9750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793774                    7.2500            280250.0000       100.0000
                           7.2500            280,031.38        ZZ
                           7.0000            1911.80           2
                           13.2500           1911.80           94
BAYONNE          NJ 07002  13.0000           05/27/05
0439374976                 7.2500            07/01/05          23
0041746777                 7.0000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793776                    7.1000            283050.0000       100.0000
                           7.1000            282,822.52        ZZ
                           6.8500            1902.19           1
                           14.1000           1902.19           71
BRADENTON        FL 34203  13.8500           05/26/05
0439374059                 0.0000            07/01/05          00
0041661315                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.1000            0.0000            0.0000
A                          9.1000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793780                    9.6000            286900.0000       100.0000
                           9.6000            286,761.82        ZZ
                           9.3500            2433.38           1
                           15.6000           2433.38           95
EDMOND           OK 73034  15.3500           05/09/05
0439370495                 9.6000            07/01/05          23
0041668278                 9.3500            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         9.6000            0.0000            0.0000
A                          12.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793788                    6.2500            292500.0000       100.0000
                           6.2500            291,943.47        ZZ
                           6.0000            1800.98           1
                           12.2500           1800.98           90
KAHUKU           HI 96731  12.0000           04/27/05
0439369992                 6.2500            06/01/05          23
0041581786                 6.0000            05/01/35          0.0000
0                          5.7500            05/01/07          05/01/07
Y17/G01                    5.5000            06/01/07          06/01/07
25                         6.2500            0.0000            0.0000
A                          9.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793790                    8.1000            292600.0000       100.0000
                           8.1000            292,407.62        ZZ
                           7.8500            2167.43           1
                           14.1000           2167.43           95
STEPHENS CITY    VA 22655  13.8500           05/10/05
0439371881                 8.1000            07/01/05          23
0041709858                 7.8500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         8.1000            0.0000            0.0000
A                          11.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793794                    5.7500            300000.0000       100.0000
                           5.7500            299,511.03        ZZ
                           5.5000            1750.72           1
                           11.7500           1750.72           76
KAILUA KONA      HI 96740  11.5000           05/06/05
0439370552                 5.7500            07/01/05          00
0041692443                 5.5000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         5.7500            0.0000            0.0000
A                          8.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793796                    6.7400            301305.0000       100.0000
                           6.7400            301,045.07        ZZ
                           6.4900            1952.26           1
                           12.7400           1952.26           90
RAEFORD          NC 28376  12.4900           05/13/05
0439389651                 6.7400            07/01/05          23
0041575986                 6.4900            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.7400            0.0000            0.0000
A                          9.7400            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793798                    7.4800            301750.0000       100.0000
                           7.4800            301,525.16        ZZ
                           7.2300            2105.75           1
                           13.4800           2105.75           85
CHICAGO          IL 60631  13.2300           05/13/05
0439372129                 7.4800            07/01/05          23
0041707100                 7.2300            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         7.4800            0.0000            0.0000
A                          10.4800           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793808                    8.1500            306900.0000       100.0000
                           8.1500            306,700.26        ZZ
                           7.9000            2284.10           1
                           14.1500           2284.10           90
SEWELL           NJ 08080  13.9000           05/24/05
0439374935                 8.1500            07/01/05          23
0041739640                 7.9000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         8.1500            0.0000            0.0000
A                          11.1500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793814                    5.9750            316000.0000       100.0000
                           5.9750            315,683.91        ZZ
                           5.7250            1889.51           1
                           11.9750           1889.51           80
LA PUENTE        CA 91744  11.7250           05/19/05
0439390899                 5.9750            07/01/05          00
0041736760                 5.7250            06/01/35          0.0000
0                          5.2500            06/01/08          06/01/08
Y17/G01                    5.0000            07/01/08          07/01/08
25                         5.9750            0.0000            0.0000
A                          8.9750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793820                    6.6000            332500.0000       100.0000
                           6.6000            332,205.20        ZZ
                           6.3500            2123.55           1
                           13.6000           2123.55           70
FT LAUDERDALE    FL 33304  13.3500           05/02/05
0439367202                 0.0000            07/01/05          00
0041629833                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.6000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793826                    6.9800            337500.0000       100.0000
                           6.9800            336,942.90        ZZ
                           6.7300            2240.87           1
                           13.9800           2240.87           89
MIAMI LAKES      FL 33018  13.7300           04/29/05
0439371857                 0.0000            06/01/05          23
0041665159                 0.0000            05/01/35          0.0000
0                          5.0000            05/01/07          05/01/07
Y17/G01                    4.7500            06/01/07          06/01/07
25                         5.0000            0.0000            0.0000
A                          8.9800            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793840                    8.7300            356155.0000       100.0000
                           8.7300            355,949.24        ZZ
                           8.4800            2796.79           1
                           14.7300           2796.79           95
SURPRISE         AZ 85374  14.4800           05/05/05
0439376955                 8.7300            07/01/05          23
0041688219                 8.4800            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         8.7300            0.0000            0.0000
A                          11.7300           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793842                    7.6450            356250.0000       100.0000
                           7.6450            355,993.19        ZZ
                           7.3950            2526.42           1
                           13.6450           2526.42           95
HYATTSVILLE      MD 20782  13.3950           05/27/05
0439378787                 7.6450            07/01/05          23
0041734864                 7.3950            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         7.6450            0.0000            0.0000
A                          10.6450           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793846                    6.3600            360000.0000       100.0000
                           6.3600            359,665.59        ZZ
                           6.1100            2242.41           1
                           12.3600           2242.41           72
SACRAMENTO       CA 95829  12.1100           04/29/05
0439371030                 6.3600            07/01/05          00
0041613779                 6.1100            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Y17/G01                    5.5000            07/01/07          07/01/07
25                         6.3600            0.0000            0.0000
A                          9.3600            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793870                    5.7500            394900.0000       100.0000
                           5.7500            394,487.70        ZZ
                           5.5000            2304.53           1
                           11.7500           2304.53           90
PORTLAND         OR 97229  11.5000           05/18/05
0439365545                 5.7500            07/01/05          23
0041713363                 5.5000            06/01/35          0.0000
0                          5.2500            06/01/10          06/01/10
Y17/G01                    5.0000            07/01/10          07/01/10
25                         5.7500            0.0000            0.0000
A                          8.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9793878                    7.2300            418000.0000       100.0000
                           7.2300            417,672.62        ZZ
                           6.9800            2845.83           1
                           13.2300           2845.83           95
MANTECA          CA 95336  12.9800           05/12/05
0439374430                 7.2300            07/01/05          23
0041692898                 6.9800            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         7.2300            0.0000            0.0000
A                          10.2300           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793880                    6.9900            423000.0000       100.0000
                           6.9900            422,652.59        ZZ
                           6.7400            2811.39           1
                           13.9900           2811.39           90
HONOLULU         HI 96818  13.7400           05/24/05
0439373903                 0.0000            07/01/05          23
0041760471                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          8.9900            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793882                    7.7300            424650.0000       100.0000
                           7.7300            424,349.07        ZZ
                           7.4800            3036.38           1
                           14.7300           3036.38           95
ANTIOCH          CA 94509  14.4800           05/13/05
0439373846                 0.0000            07/01/05          23
0041678285                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         5.7300            0.0000            0.0000
A                          9.7300            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793886                    8.4800            427500.0000       100.0000
                           8.4800            427,239.95        ZZ
                           8.2300            3281.05           1
                           14.4800           3281.05           95
FRANKFORT        IL 60423  14.2300           05/02/05
0439369687                 8.4800            07/01/05          23
0041658659                 8.2300            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         8.4800            0.0000            0.0000
A                          11.4800           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9793890                    7.5000            441000.0000       100.0000
                           7.5000            440,672.71        ZZ
                           7.2500            3083.54           1
                           13.5000           3083.54           90
HOMER GLEN       IL 60441  13.2500           05/31/05
0439389610                 7.5000            07/01/05          23
0041787904                 7.2500            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793896                    7.1000            450000.0000       100.0000
                           7.1000            449,638.35        ZZ
                           6.8500            3024.15           1
                           13.1000           3024.15           100
CORONA           CA 92883  12.8500           05/13/05
0439373812                 7.1000            07/01/05          23
0041687047                 6.8500            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Y17/G01                    6.2500            07/01/07          07/01/07
25                         7.1000            0.0000            0.0000
A                          10.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9793902                    6.9900            480000.0000       100.0000
                           6.9900            479,605.77        ZZ
                           6.7400            3190.23           2
                           12.9900           3190.23           85
SOUTH RICHMOND   NY 11419  12.7400           05/03/05
0439392242                 6.9900            07/01/05          23
0041649195                 6.7400            06/01/35          0.0000
0                          5.7500            06/01/10          06/01/10
Y17/G01                    5.5000            07/01/10          07/01/10
25                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793904                    7.6000            480000.0000       100.0000
                           7.6000            479,650.84        ZZ
                           7.3500            3389.16           1
                           13.6000           3389.16           77
NEWARK           IL 60541  13.3500           05/06/05
0439388877                 7.6000            07/01/05          00
0041618166                 7.3500            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         7.6000            0.0000            0.0000
A                          10.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793908                    6.8500            488300.0000       100.0000
                           6.8500            487,887.75        ZZ
                           6.6000            3199.63           1
                           12.8500           3199.63           95
TEMECULA         CA 92592  12.6000           04/29/05
0439374422                 6.8500            07/01/05          23
0041667585                 6.6000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.8500            0.0000            0.0000
A                          9.8500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9793910                    6.2250            500000.0000       100.0000
                           6.2250            499,523.28        ZZ
                           5.9750            3070.47           1
                           12.2250           3070.47           79
CHINO (SAN BERN  CA 91710  11.9750           05/04/05
0439388844                 6.2250            07/01/05          00
0041616962                 5.9750            06/01/35          0.0000
0                          5.2500            06/01/07          06/01/07
Y17/G01                    5.0000            07/01/07          07/01/07
25                         6.2250            0.0000            0.0000
A                          9.2250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793920                    6.4000            527250.0000       100.0000
                           6.4000            526,764.02        ZZ
                           6.1500            3297.98           1
                           12.4000           3297.98           89
GAITHERSBURG     MD 20878  12.1500           05/13/05
0439371675                 6.4000            07/01/05          23
0041657065                 6.1500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Y17/G01                    6.0000            07/01/07          07/01/07
25                         6.4000            0.0000            0.0000
A                          9.4000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9793922                    6.7300            541000.0000       100.0000
                           6.7300            540,532.38        ZZ
                           6.4800            3501.73           2
                           12.7300           3501.73           88
WOODSIDE         NY 11377  12.4800           05/04/05
0439392747                 6.7300            07/01/05          23
0041685231                 6.4800            06/01/35          0.0000
0                          6.2500            06/01/10          06/01/10
Y17/G01                    6.0000            07/01/10          07/01/10
25                         6.7300            0.0000            0.0000
A                          9.7300            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793924                    6.2500            571500.0000       100.0000
                           6.2500            570,957.73        ZZ
                           6.0000            3518.83           1
                           12.2500           3518.83           90
HONOLULU         HI 96826  12.0000           05/03/05
0439372046                 6.2500            07/01/05          23
0041671603                 6.0000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.2500            0.0000            0.0000
A                          9.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9793926                    7.1000            574962.0000       100.0000
                           7.1000            574,035.12        ZZ
                           6.8500            3863.93           1
                           13.1000           3863.93           90
SALINAS          CA 93905  12.8500           04/15/05
0439390469                 7.1000            06/01/05          23
0041535535                 6.8500            05/01/35          0.0000
0                          6.5000            05/01/07          05/01/07
Y17/G01                    6.2500            06/01/07          06/01/07
25                         7.1000            0.0000            0.0000
A                          10.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793930                    6.9750            590000.0000       100.0000
                           6.9750            589,513.99        ZZ
                           6.7250            3915.39           1
                           12.9750           3915.39           82
NESCONSET        NY 11767  12.7250           05/25/05
0439376500                 6.9750            07/01/05          23
0041758756                 6.7250            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Y17/G01                    5.7500            07/01/07          07/01/07
25                         6.9750            0.0000            0.0000
A                          9.9750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9793946                    7.9900            741000.0000       100.0000
                           7.9900            740,501.79        ZZ
                           7.7400            5432.03           1
                           13.9900           5432.03           95
CHICAGO          IL 60641  13.7400           05/06/05
0439390626                 7.9900            07/01/05          23
0041677667                 7.7400            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
Y17/G01                    4.7500            07/01/07          07/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797550                    10.2500           162000.0000       100.0000
                           10.2500           161,932.06        ZZ
                           9.7500            1451.69           1
                           16.2500           1451.69           90
OPA LOCKA        FL 33055  15.7500           05/05/05
0439452772                 0.0000            07/01/05          23
2111106918                 0.0000            06/01/35          0.0000
0                          9.2500            06/01/07          06/01/07
Q64/U57                    8.7500            07/01/07          07/01/07
25                         10.2500           0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797552                    9.7500            142450.0000       100.0000
                           9.7500            142,180.89        ZZ
                           9.2500            1223.87           1
                           15.7500           1223.87           100
COLUMBUS         GA 31907  15.2500           03/01/05
0439439167                 9.7500            04/01/05          23
2520000216                 9.2500            03/01/35          0.0000
0                          8.7500            03/01/07          03/01/07
Q64/U57                    8.2500            04/01/07          04/01/07
25                         9.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797554                    8.6250            127300.0000       100.0000
                           8.6250            127,224.84        ZZ
                           8.1250            990.13            1
                           14.6250           990.13            95
MONROE           NC 28112  14.1250           05/12/05
0439437740                 8.6250            07/01/05          23
2230007073                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     09                00
                           O                 0.0000

9797564                    8.5000            85850.0000        100.0000
                           8.5000            85,692.84         ZZ
                           8.0000            660.12            1
                           14.5000           660.12            95
ALBUQUERQUE      NM 87110  14.0000           03/10/05
0439437930                 0.0000            05/01/05          23
2520000265                 0.0000            04/01/35          0.0000
0                          7.5000            04/01/07          04/01/07
Q64/U57                    7.0000            05/01/07          05/01/07
25                         7.5000            0.0000            0.0000
A                          14.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797572                    9.1250            161300.0000       100.0000
                           9.1250            161,214.15        ZZ
                           8.6250            1312.40           1
                           15.1250           1312.40           95
DOUGLASVILLE     GA 30135  14.6250           05/18/05
0439453044                 9.1250            07/01/05          23
2240000925                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9797574                    8.7500            94500.0000        100.0000
                           8.7500            94,390.85         ZZ
                           8.2500            743.44            1
                           14.7500           743.44            95
GREENSBORO       NC 27408  14.2500           04/28/05
0439439191                 8.7500            06/01/05          23
2113109850                 8.2500            05/01/35          0.0000
0                          7.7500            05/01/07          05/01/07
Q64/U57                    7.2500            06/01/07          06/01/07
25                         8.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797596                    8.3750            133000.0000       100.0000
                           8.3750            132,917.33        ZZ
                           7.8750            1010.90           1
                           14.3750           1010.90           95
ATLANTA          GA 30314  13.8750           05/16/05
0439453135                 8.3750            07/01/05          23
2101111282                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797598                    10.1250           142100.0000       100.0000
                           10.1250           141,977.06        ZZ
                           9.6250            1260.18           1
                           16.1250           1260.18           95
VALDOSTA         GA 31601  15.6250           04/19/05
0439458431                 10.1250           06/01/05          23
2101111283                 9.6250            05/01/35          0.0000
0                          9.1250            05/01/07          05/01/07
Q64/U57                    8.6250            06/01/07          06/01/07
25                         10.1250           0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9797600                    10.1250           133000.0000       100.0000
                           10.1250           132,942.71        ZZ
                           9.6250            1179.48           1
                           16.1250           1179.48           95
LIVONIA          MI 48150  15.6250           05/19/05
0439437765                 10.1250           07/01/05          23
2115117837                 9.6250            06/01/35          0.0000
0                          9.1250            06/01/07          06/01/07
Q64/U57                    8.6250            07/01/07          07/01/07
25                         10.1250           0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797604                    10.3750           82000.0000        100.0000
                           10.3750           81,966.52         ZZ
                           9.8750            742.44            1
                           16.3750           742.44            100
BRANDON          MS 39042  15.8750           05/31/05
0439441858                 10.3750           07/01/05          23
2105109934                 9.8750            06/01/35          0.0000
0                          9.3750            06/01/07          06/01/07
Q64/U57                    8.8750            07/01/07          07/01/07
25                         10.3750           0.0000            0.0000
A                          13.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797610                    9.2500            135900.0000       100.0000
                           9.2500            135,829.54        ZZ
                           8.7500            1118.02           1
                           15.2500           1118.02           95
PALM COAST       FL 32164  14.7500           05/11/05
0439438292                 0.0000            07/01/05          23
2109108586                 0.0000            06/01/35          0.0000
0                          8.2500            06/01/07          06/01/07
Q64/U57                    7.7500            07/01/07          07/01/07
25                         9.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797612                    8.6250            175750.0000       100.0000
                           8.6250            175,646.23        ZZ
                           8.1250            1366.97           1
                           14.6250           1366.97           95
DES PLAINES      IL 60016  14.1250           05/25/05
0439459074                 8.6250            07/01/05          23
2115117947                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9797620                    7.2500            55600.0000        100.0000
                           7.2500            55,556.62         ZZ
                           6.7500            379.30            1
                           13.2500           379.30            80
GAINESVILLE      GA 30501  12.7500           06/01/05
0439453473                 7.2500            07/01/05          00
2102109532                 6.7500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Q64/U57                    5.7500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797636                    8.3750            70200.0000        100.0000
                           8.3750            70,156.36         ZZ
                           7.8750            533.58            1
                           14.3750           533.58            95
HUNTSVILLE       AL 35811  13.8750           05/11/05
0439458936                 8.3750            07/01/05          23
2103103857                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797638                    7.5000            174900.0000       100.0000
                           7.5000            174,770.20        ZZ
                           7.0000            1222.93           1
                           13.5000           1222.93           80
PORT SAINT LUCI  FL 34953  13.0000           05/16/05
0439453523                 7.5000            07/01/05          00
2103103879                 7.0000            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Q64/U57                    6.0000            07/01/07          07/01/07
25                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9797640                    7.6250            76550.0000        100.0000
                           7.6250            76,438.83         ZZ
                           7.1250            541.82            1
                           13.6250           541.82            80
LANSDOWNE        PA 19050  13.1250           04/20/05
0439440975                 7.6250            06/01/05          00
2112100546                 7.1250            05/01/35          0.0000
0                          6.6250            05/01/07          05/01/07
Q64/U57                    6.1250            06/01/07          06/01/07
25                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9797644                    6.7500            221000.0000       100.0000
                           6.7500            220,809.72        ZZ
                           6.2500            1433.41           1
                           12.7500           1433.41           85
HAVERHILL        MA 01832  12.2500           05/09/05
0439439654                 6.7500            07/01/05          23
2112100566                 6.2500            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Q64/U57                    5.2500            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9797654                    11.0000           150550.0000       100.0000
                           11.0000           150,496.31        ZZ
                           10.5000           1433.73           1
                           17.0000           1433.73           95
ELIZABETH CITY   NC 27909  16.5000           05/27/05
0439453218                 11.0000           07/01/05          23
2113110277                 10.5000           06/01/35          0.0000
0                          9.0000            06/01/07          06/01/07
Q64/U57                    8.5000            07/01/07          07/01/07
25                         11.0000           0.0000            0.0000
A                          14.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797658                    7.3750            95200.0000        100.0000
                           7.3750            95,127.55         ZZ
                           6.8750            657.53            1
                           13.3750           657.53            80
NORFOLK          VA 23518  12.8750           06/01/05
0439451378                 7.3750            07/01/05          00
2113110302                 6.8750            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
Q64/U57                    4.0000            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797662                    8.8750            126350.0000       100.0000
                           8.8750            126,279.16        ZZ
                           8.3750            1005.30           1
                           14.8750           1005.30           95
PHENIX CITY      AL 36870  14.3750           05/13/05
0439441015                 8.8750            07/01/05          23
2102109690                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797664                    8.3750            324000.0000       100.0000
                           8.3750            323,595.81        ZZ
                           7.8750            2462.64           1
                           14.3750           2462.64           90
OAKWOOD          GA 30566  13.8750           04/22/05
0439494543                 8.3750            06/01/05          23
2117108307                 7.8750            05/01/35          0.0000
0                          7.3750            05/01/07          05/01/07
Q64/U57                    6.8750            06/01/07          06/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797682                    8.1250            86350.0000        100.0000
                           8.1250            86,293.51         ZZ
                           7.6250            641.15            1
                           14.1250           641.15            95
COHUTTA          GA 30710  13.6250           05/13/05
0439436494                 8.1250            07/01/05          23
2102109741                 7.6250            06/01/35          0.0000
0                          7.1250            06/01/07          06/01/07
Q64/U57                    6.6250            07/01/07          07/01/07
25                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797694                    8.8750            76000.0000        100.0000
                           8.8750            75,957.38         ZZ
                           8.3750            604.70            1
                           14.8750           604.70            95
HUNTSVILLE       AL 35811  14.3750           05/17/05
0439438938                 8.8750            07/01/05          23
2117108322                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797696                    8.5000            81000.0000        100.0000
                           8.5000            80,950.93         ZZ
                           8.0000            622.82            1
                           14.5000           622.82            90
KANNAPOLIS       NC 28083  14.0000           05/16/05
0439439720                 8.5000            07/01/05          23
2113110382                 8.0000            06/01/35          0.0000
0                          7.5000            06/01/07          06/01/07
Q64/U57                    7.0000            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797698                    9.2500            70300.0000        100.0000
                           9.2500            70,263.55         ZZ
                           8.7500            578.35            1
                           15.2500           578.35            95
GREENSBORO       NC 27406  14.7500           05/16/05
0439436643                 9.2500            07/01/05          23
2232005086                 8.7500            06/01/35          0.0000
0                          8.2500            06/01/07          06/01/07
Q64/U57                    7.7500            07/01/07          07/01/07
25                         9.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797702                    9.8750            146950.0000       100.0000
                           9.8750            146,950.00        ZZ
                           9.3750            1209.28           1
                           15.8750           1209.28           100
JASPER           GA 30143  15.3750           05/06/05
0439459561                 0.0000            06/01/05          23
2117108332                 0.0000            05/01/35          0.0000
0                          8.8750            05/01/07          05/01/07
Q64/U57                    8.3750            06/01/07          06/01/07
45                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797714                    9.1250            61650.0000        100.0000
                           9.1250            61,617.19         ZZ
                           8.6250            501.61            1
                           15.1250           501.61            95
EUCLID           OH 44132  14.6250           05/10/05
0439460338                 9.1250            07/01/05          23
2115118585                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9797722                    7.6250            332000.0000       100.0000
                           7.6250            331,759.70        ZZ
                           7.1250            2349.88           1
                           13.6250           2349.88           95
FAYETTEVILLE     GA 30215  13.1250           05/10/05
0439463506                 7.6250            07/01/05          23
2101111643                 7.1250            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
25                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9797724                    8.6250            123500.0000       100.0000
                           8.6250            123,427.08        ZZ
                           8.1250            960.57            1
                           14.6250           960.58            95
VAN BUREN        AR 72956  14.1250           05/05/05
0439439043                 8.6250            07/01/05          23
2105110196                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9797726                    7.2500            50000.0000        100.0000
                           7.2500            49,960.99         ZZ
                           6.7500            341.09            1
                           13.2500           341.09            80
FLORENCE         SC 29506  12.7500           05/10/05
0439440652                 7.2500            07/01/05          00
2121103213                 6.7500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Q64/U57                    5.7500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797728                    9.6250            56050.0000        100.0000
                           9.6250            56,023.15         ZZ
                           9.1250            476.42            1
                           15.6250           476.42            95
TULSA            OK 74126  15.1250           05/09/05
0439439266                 9.6250            07/01/05          23
2117108350                 9.1250            06/01/35          0.0000
0                          8.6250            06/01/07          06/01/07
Q64/U57                    8.1250            07/01/07          07/01/07
25                         9.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797734                    7.8750            199650.0000       100.0000
                           7.8750            199,512.59        ZZ
                           7.3750            1447.61           1
                           13.8750           1447.61           95
BRUNSWICK        OH 44212  13.3750           05/12/05
0439452558                 7.8750            07/01/05          23
2115118638                 7.3750            06/01/35          0.0000
0                          6.8750            06/01/07          06/01/07
Q64/U57                    6.3750            07/01/07          07/01/07
25                         7.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797740                    10.2500           190950.0000       100.0000
                           10.2500           190,869.92        ZZ
                           9.7500            1711.11           1
                           16.2500           1711.11           95
TALLAHASSEE      FL 32312  15.7500           05/27/05
0439436320                 10.2500           07/01/05          23
2109108801                 9.7500            06/01/35          0.0000
0                          9.2500            06/01/07          06/01/07
Q64/U57                    8.7500            07/01/07          07/01/07
25                         10.2500           0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797744                    7.2500            80800.0000        100.0000
                           7.2500            80,736.97         ZZ
                           6.7500            551.20            1
                           13.2500           551.20            80
MOUNT PLEASANT   NC 28124  12.7500           05/12/05
0439437674                 7.2500            07/01/05          00
2113110453                 6.7500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Q64/U57                    5.7500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797750                    8.0000            304000.0000       100.0000
                           8.0000            303,796.02        ZZ
                           7.5000            2230.65           2
                           14.0000           2230.65           95
WORCESTER        MA 01604  13.5000           05/24/05
0439451451                 8.0000            07/01/05          23
2112100680                 7.5000            06/01/35          0.0000
0                          7.0000            06/01/07          06/01/07
Q64/U57                    6.5000            07/01/07          07/01/07
25                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797758                    9.8750            165300.0000       100.0000
                           9.8750            165,224.89        ZZ
                           9.3750            1435.39           1
                           15.8750           1435.39           95
HUNTLEY          IL 60142  15.3750           05/18/05
0439458670                 9.8750            07/01/05          23
2115118739                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797760                    8.3750            249850.0000       100.0000
                           8.3750            249,694.69        ZZ
                           7.8750            1899.05           1
                           14.3750           1899.05           95
SUFFIELD         CT 06078  13.8750           05/12/05
0439439274                 8.3750            07/01/05          23
2112100685                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797762                    9.3750            137750.0000       100.0000
                           9.3750            137,680.43        ZZ
                           8.8750            1145.74           1
                           15.3750           1145.74           95
INDIANAPOLIS     IN 46268  14.8750           05/06/05
0439452723                 9.3750            07/01/05          23
2115118751                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797764                    8.8750            90000.0000        100.0000
                           8.8750            89,949.53         ZZ
                           8.3750            716.09            1
                           14.8750           716.09            100
HIGH POINT       NC 27265  14.3750           05/17/05
0439439746                 8.8750            07/01/05          23
2113110486                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797770                    7.9900            135000.0000       100.0000
                           7.9900            134,817.84        ZZ
                           7.4900            989.65            1
                           13.9900           989.65            100
DARROW           LA 70725  13.4900           05/06/05
0439435975                 7.9900            06/01/05          23
2105110228                 7.4900            05/01/35          0.0000
0                          6.9900            05/01/07          05/01/07
Q64/U57                    6.4900            06/01/07          06/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797772                    8.8750            103550.0000       100.0000
                           8.8750            103,491.94        ZZ
                           8.3750            823.90            1
                           14.8750           823.90            95
CORBIN           KY 40701  14.3750           05/16/05
0439435835                 8.8750            07/01/05          23
2115118798                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797774                    9.3750            163000.0000       100.0000
                           9.3750            162,917.68        ZZ
                           8.8750            1355.76           1
                           15.3750           1355.76           100
BRANDON          FL 33511  14.8750           05/13/05
0439438433                 9.3750            07/01/05          23
2109108842                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797776                    7.0500            279300.0000       100.0000
                           7.0500            279,073.31        ZZ
                           6.5500            1867.58           1
                           13.0500           1867.58           95
CANTON           MS 39046  12.5500           05/17/05
0439437567                 7.0500            07/01/05          23
2105110241                 6.5500            06/01/35          0.0000
0                          6.0500            06/01/07          06/01/07
Q64/U57                    5.5500            07/01/07          07/01/07
25                         7.0500            0.0000            0.0000
A                          10.0500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797784                    8.8750            77300.0000        100.0000
                           8.8750            77,256.66         ZZ
                           8.3750            615.04            1
                           14.8750           615.04            90
BLYTHEVILLE      AR 72315  14.3750           05/16/05
0439437773                 8.8750            07/01/05          23
2114102529                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797794                    9.3750            88350.0000        100.0000
                           9.3750            88,305.37         ZZ
                           8.8750            734.86            1
                           15.3750           734.86            95
BELL BUCKLE      TN 37020  14.8750           05/23/05
0439442997                 9.3750            07/01/05          23
2105110250                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797804                    7.6250            147250.0000       100.0000
                           7.6250            147,143.42        ZZ
                           7.1250            1042.23           1
                           13.6250           1042.23           95
HARTFORD         CT 06112  13.1250           05/13/05
0439437856                 7.6250            07/01/05          23
2112100726                 7.1250            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
25                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797808                    9.8750            53250.0000        100.0000
                           9.8750            53,225.80         ZZ
                           9.3750            462.40            1
                           15.8750           462.40            75
CHATTANOOGA      TN 37407  15.3750           05/17/05
0439436809                 9.8750            07/01/05          00
2105110263                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9797816                    7.3750            95900.0000        100.0000
                           7.3750            95,753.61         ZZ
                           6.8750            662.36            1
                           13.3750           662.36            80
DECATUR          GA 30034  12.8750           05/05/05
0439458340                 7.3750            06/01/05          00
2117108432                 6.8750            05/01/35          0.0000
0                          6.3750            05/01/07          05/01/07
Q64/U57                    5.8750            06/01/07          06/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9797818                    7.3750            52000.0000        100.0000
                           7.3750            51,960.42         ZZ
                           6.8750            359.16            1
                           13.3750           359.16            80
HENDERSON        NC 27537  12.8750           05/10/05
0439458704                 7.3750            07/01/05          00
2113110555                 6.8750            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
Q64/U57                    5.8750            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9797824                    9.3750            144000.0000       100.0000
                           9.3750            143,927.28        ZZ
                           8.8750            1197.72           1
                           15.3750           1197.72           95
OPA LOCKA        FL 33056  14.8750           05/13/05
0439458373                 9.3750            07/01/05          23
2111108439                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797830                    7.3750            67500.0000        100.0000
                           7.3750            67,448.63         ZZ
                           6.8750            466.21            1
                           13.3750           466.21            90
MIDDLETOWN       CT 06457  12.8750           05/19/05
0439453010                 7.3750            07/01/05          23
2112100742                 6.8750            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
Q64/U57                    5.8750            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9797836                    9.5000            140400.0000       100.0000
                           9.5000            140,330.94        ZZ
                           9.0000            1180.56           1
                           15.5000           1180.56           90
ORANGE PARK      FL 32065  15.0000           05/24/05
0439436445                 9.5000            07/01/05          23
2111108448                 9.0000            06/01/35          0.0000
0                          8.5000            06/01/08          06/01/08
Q64/U57                    8.0000            07/01/08          07/01/08
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9797838                    8.2500            64000.0000        100.0000
                           8.2500            63,959.18         ZZ
                           7.7500            480.82            1
                           14.2500           480.82            100
WEST MEMPHIS     AR 72301  13.7500           05/18/05
0439439761                 8.2500            07/01/05          23
2114102547                 7.7500            06/01/35          0.0000
0                          7.2500            06/01/07          06/01/07
Q64/U57                    6.7500            07/01/07          07/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797840                    9.8750            65550.0000        100.0000
                           9.8750            65,520.21         ZZ
                           9.3750            569.21            1
                           15.8750           569.21            95
SIKESTON         MO 63801  15.3750           05/10/05
0439458811                 9.8750            07/01/05          23
2115118986                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797846                    7.5000            122800.0000       100.0000
                           7.5000            122,708.86        ZZ
                           7.0000            858.64            1
                           13.5000           858.64            80
STONE MOUNTAIN   GA 30087  13.0000           05/12/05
0439440595                 7.5000            07/01/05          00
2101111783                 7.0000            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Q64/U57                    6.0000            07/01/07          07/01/07
25                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797848                    8.3750            122550.0000       100.0000
                           8.3750            122,473.83        ZZ
                           7.8750            931.47            1
                           14.3750           931.47            95
SCIENCE HILL     KY 42553  13.8750           05/20/05
0439452913                 8.3750            07/01/05          23
2115119023                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797850                    9.1250            95000.0000        100.0000
                           9.1250            94,949.44         ZZ
                           8.6250            772.96            1
                           15.1250           772.96            95
JACKSON          TN 38305  14.6250           05/13/05
0439436924                 9.1250            07/01/05          23
2105110282                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797854                    7.5000            149000.0000       100.0000
                           7.5000            148,889.42        ZZ
                           7.0000            1041.83           1
                           13.5000           1041.83           84
ODENVILLE        AL 35120  13.0000           05/19/05
0439459512                 7.5000            07/01/05          23
2102109906                 7.0000            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Q64/U57                    6.0000            07/01/07          07/01/07
25                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797858                    8.8750            114450.0000       100.0000
                           8.8750            114,385.83        ZZ
                           8.3750            910.62            1
                           14.8750           910.62            95
GREENVILLE       SC 29609  14.3750           05/09/05
0439452996                 8.8750            07/01/05          23
2113110597                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797872                    8.8750            247500.0000       100.0000
                           8.8750            247,361.24        ZZ
                           8.3750            1969.23           1
                           14.8750           1969.23           90
ALPHARETTA       GA 30004  14.3750           05/20/05
0439459538                 8.8750            07/01/05          23
2101111829                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9797874                    9.8750            86150.0000        100.0000
                           9.8750            86,110.85         ZZ
                           9.3750            748.09            1
                           15.8750           748.09            100
RIDGEWAY         WI 53582  15.3750           05/25/05
0439453119                 9.8750            07/01/05          23
2115119098                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797888                    6.7500            171000.0000       100.0000
                           6.7500            170,852.77        ZZ
                           6.2500            1109.11           1
                           12.7500           1109.11           95
PALMER           MA 01069  12.2500           05/23/05
0439453648                 6.7500            07/01/05          23
2112100797                 6.2500            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Q64/U57                    5.2500            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797900                    9.5000            173900.0000       100.0000
                           9.5000            173,814.46        ZZ
                           9.0000            1462.25           1
                           15.5000           1462.25           100
BUFORD           GA 30519  15.0000           05/31/05
0439436619                 9.5000            07/01/05          23
2101111894                 9.0000            06/01/35          0.0000
0                          8.5000            06/01/07          06/01/07
Q64/U57                    8.0000            07/01/07          07/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797902                    8.3750            109000.0000       100.0000
                           8.3750            108,932.25        ZZ
                           7.8750            828.48            1
                           14.3750           828.48            100
COLUMBUS         OH 43228  13.8750           06/01/05
0439435991                 8.3750            07/01/05          23
2115119246                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797904                    7.2500            87920.0000        100.0000
                           7.2500            87,851.41         ZZ
                           6.7500            599.77            1
                           13.2500           599.77            80
HUNTSVILLE       AL 35810  12.7500           05/26/05
0439436189                 7.2500            07/01/05          00
2103104131                 6.7500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
Q64/U57                    5.7500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797908                    7.3750            173600.0000       100.0000
                           7.3750            173,467.90        ZZ
                           6.8750            1199.02           2
                           13.3750           1199.02           80
PALM COAST       FL 32164  12.8750           05/20/05
0439453606                 7.3750            07/01/05          00
2111108546                 6.8750            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
Q64/U57                    5.8750            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9797910                    8.6250            140500.0000       100.0000
                           8.6250            140,417.04        ZZ
                           8.1250            1092.80           1
                           14.6250           1092.80           94
GASTONIA         NC 28052  14.1250           05/13/05
0439437831                 8.6250            07/01/05          23
2113110697                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9797912                    9.0000            57475.0000        100.0000
                           9.0000            57,443.60         ZZ
                           8.5000            462.46            1
                           15.0000           462.46            95
MERIDIAN         MS 39307  14.5000           05/16/05
0439442054                 9.0000            07/01/05          23
2105110345                 8.5000            06/01/35          0.0000
0                          8.0000            06/01/07          06/01/07
Q64/U57                    7.5000            07/01/07          07/01/07
25                         9.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797918                    10.0000           151000.0000       100.0000
                           10.0000           150,933.19        ZZ
                           9.5000            1325.14           1
                           16.0000           1325.14           100
NEWARK           OH 43055  15.5000           05/25/05
0439436247                 10.0000           07/01/05          23
2115119290                 9.5000            06/01/35          0.0000
0                          9.0000            06/01/07          06/01/07
Q64/U57                    8.5000            07/01/07          07/01/07
25                         10.0000           0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797920                    7.7500            91200.0000        100.0000
                           7.7500            91,200.00         ZZ
                           7.2500            589.00            1
                           13.7500           589.00            80
CHARLOTTE        NC 28227  13.2500           05/16/05
0439450917                 0.0000            07/01/05          00
2103104147                 0.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
Q64/U57                    6.2500            07/01/07          07/01/07
45                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797932                    8.6250            170150.0000       100.0000
                           8.6250            170,150.00        ZZ
                           8.1250            1222.95           1
                           14.6250           1222.95           100
LOGANVILLE       GA 30052  14.1250           05/25/05
0439437062                 0.0000            07/01/05          23
2117108503                 0.0000            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
45                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797954                    7.3750            240350.0000       100.0000
                           7.3750            240,167.11        ZZ
                           6.8750            1660.04           1
                           13.3750           1660.04           95
DECATUR          AL 35603  12.8750           05/20/05
0439440579                 7.3750            07/01/05          23
2117108511                 6.8750            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
Q64/U57                    5.8750            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797962                    7.6250            99760.0000        100.0000
                           7.6250            99,687.79         ZZ
                           7.1250            706.10            1
                           13.6250           706.10            80
SOUTHAVEN        MS 38671  13.1250           05/19/05
0439435397                 7.6250            07/01/05          00
2114102618                 7.1250            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
25                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797966                    9.7500            166250.0000       100.0000
                           9.7500            166,172.43        ZZ
                           9.2500            1428.35           1
                           15.7500           1428.35           95
PLANT CITY       FL 33565  15.2500           05/18/05
0439437799                 9.7500            07/01/05          23
2109109024                 9.2500            06/01/35          0.0000
0                          8.7500            06/01/07          06/01/07
Q64/U57                    8.2500            07/01/07          07/01/07
25                         9.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797970                    9.8750            102600.0000       100.0000
                           9.8750            102,553.38        ZZ
                           9.3750            890.93            1
                           15.8750           890.93            95
GIRARD           OH 44420  15.3750           05/26/05
0439440942                 9.8750            07/01/05          23
2115119498                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9797978                    10.2500           125000.0000       100.0000
                           10.2500           125,000.00        ZZ
                           9.7500            1067.71           1
                           16.2500           1067.71           99
TOMBALL          TX 77377  15.7500           05/31/05
0439436338                 0.0000            07/01/05          23
2106102142                 0.0000            06/01/35          0.0000
0                          9.2500            06/01/07          06/01/07
Q64/U57                    8.7500            07/01/07          07/01/07
45                         10.2500           0.0000            0.0000
A                          13.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797982                    7.6250            169000.0000       100.0000
                           7.6250            169,000.00        ZZ
                           7.1250            1073.85           1
                           13.6250           1073.85           100
KANSAS CITY      MO 64110  13.1250           05/31/05
0439494139                 0.0000            07/01/05          23
2104107781                 0.0000            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
45                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797986                    9.3750            118750.0000       100.0000
                           9.3750            118,690.02        ZZ
                           8.8750            987.71            1
                           15.3750           987.71            95
OSCEOLA          IN 46561  14.8750           05/31/05
0439436932                 9.3750            07/01/05          23
2111108698                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797990                    9.1250            124400.0000       100.0000
                           9.1250            124,333.80        ZZ
                           8.6250            1012.16           1
                           15.1250           1012.16           90
CONROE           TX 77303  14.6250           05/23/05
0439451501                 9.1250            07/01/05          23
2102110122                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9797992                    10.6250           100600.0000       100.0000
                           10.6250           100,561.09        ZZ
                           10.1250           929.64            1
                           16.6250           929.64            95
CORPUS CHRISTI   TX 78410  16.1250           05/26/05
0439459280                 10.6250           07/01/05          23
2102110124                 10.1250           06/01/35          0.0000
0                          8.5000            06/01/07          06/01/07
Q64/U57                    8.0000            07/01/07          07/01/07
25                         10.6250           0.0000            0.0000
A                          13.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9797994                    8.1250            129500.0000       100.0000
                           8.1250            129,500.00        ZZ
                           7.6250            876.82            1
                           14.1250           876.82            100
FARIBAULT        MN 55021  13.6250           06/01/05
0439494105                 0.0000            07/01/05          23
2115119570                 0.0000            06/01/35          0.0000
0                          7.1250            06/01/07          06/01/07
Q64/U57                    6.6250            07/01/07          07/01/07
45                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798000                    9.2500            146500.0000       100.0000
                           9.2500            146,424.05        ZZ
                           8.7500            1205.22           1
                           15.2500           1205.22           100
GAINESVILLE      GA 30506  14.7500           05/19/05
0439438276                 9.2500            07/01/05          23
2102110134                 8.7500            06/01/35          0.0000
0                          8.2500            06/01/07          06/01/07
Q64/U57                    7.7500            07/01/07          07/01/07
25                         9.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798002                    7.7500            134950.0000       100.0000
                           7.7500            134,854.75        ZZ
                           7.2500            966.80            1
                           13.7500           966.80            100
INDIANAPOLIS     IN 46236  13.2500           05/25/05
0439437641                 7.7500            07/01/05          23
2103104224                 7.2500            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
Q64/U57                    6.2500            07/01/07          07/01/07
25                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9798004                    7.5000            109600.0000       100.0000
                           7.5000            109,600.00        ZZ
                           7.0000            685.00            1
                           13.5000           685.00            80
FERNANDINA BEAC  FL 32034  13.0000           05/27/05
0439442526                 0.0000            07/01/05          00
2109109066                 0.0000            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
Q64/U57                    6.0000            07/01/07          07/01/07
45                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798008                    9.3750            123500.0000       100.0000
                           9.3750            123,437.62        ZZ
                           8.8750            1027.22           1
                           15.3750           1027.22           95
MONROEVILLE      PA 15146  14.8750           05/20/05
0439440967                 9.3750            07/01/05          23
2115119589                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9798010                    8.8750            262950.0000       100.0000
                           8.8750            262,802.58        ZZ
                           8.3750            2092.15           1
                           14.8750           2092.15           95
PORT ST. LUCIE   FL 34953  14.3750           05/27/05
0439438169                 8.8750            07/01/05          23
2111108713                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9798012                    8.6250            88825.0000        100.0000
                           8.6250            88,772.55         ZZ
                           8.1250            690.88            1
                           14.6250           690.88            95
MEMPHIS          TN 38141  14.1250           05/25/05
0439451543                 8.6250            07/01/05          23
2114102643                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798022                    8.5000            58400.0000        100.0000
                           8.5000            58,364.62         ZZ
                           8.0000            449.05            1
                           14.5000           449.05            80
ELKINS           WV 26241  14.0000           05/27/05
0439436296                 0.0000            07/01/05          00
2103104235                 0.0000            06/01/35          0.0000
0                          7.5000            06/01/07          06/01/07
Q64/U57                    7.0000            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798026                    9.6250            93100.0000        100.0000
                           9.6250            93,055.39         ZZ
                           9.1250            791.35            1
                           15.6250           791.35            95
HEBRON           KY 41048  15.1250           05/24/05
0439437666                 9.6250            07/01/05          23
2115119685                 9.1250            06/01/35          0.0000
0                          8.6250            06/01/07          06/01/07
Q64/U57                    8.1250            07/01/07          07/01/07
25                         9.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9798028                    9.8750            144400.0000       100.0000
                           9.8750            144,334.39        ZZ
                           9.3750            1253.90           1
                           15.8750           1253.90           95
ATHENS           GA 30606  15.3750           05/19/05
0439435900                 9.8750            07/01/05          23
2102110147                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9798030                    10.1250           106400.0000       100.0000
                           10.1250           106,354.17        ZZ
                           9.6250            943.58            1
                           16.1250           943.58            95
MIDLAND          TX 79703  15.6250           05/26/05
0439440470                 10.1250           07/01/05          23
2106102163                 9.6250            06/01/35          0.0000
0                          10.0000           06/01/07          06/01/07
Q64/U57                    9.5000            07/01/07          07/01/07
25                         10.1250           0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798032                    8.6250            113550.0000       100.0000
                           8.6250            113,482.95        ZZ
                           8.1250            883.19            1
                           14.6250           883.19            95
BIRMINGHAM       AL 35235  14.1250           06/01/05
0439493909                 8.6250            07/01/05          23
2117108553                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798034                    10.3750           136400.0000       100.0000
                           10.3750           136,344.31        ZZ
                           9.8750            1234.98           1
                           16.3750           1234.98           95
MONROE           GA 30655  15.8750           05/26/05
0439437575                 10.3750           07/01/05          23
2102110152                 9.8750            06/01/35          0.0000
0                          9.3750            06/01/07          06/01/07
Q64/U57                    8.8750            07/01/07          07/01/07
25                         10.3750           0.0000            0.0000
A                          13.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798040                    8.9900            71950.0000        100.0000
                           8.9900            71,910.62         ZZ
                           8.4900            578.41            1
                           14.9900           578.41            100
BAKER            LA 70714  14.4900           05/25/05
0439451345                 8.9900            07/01/05          23
2105110485                 8.4900            06/01/35          0.0000
0                          7.9900            06/01/07          06/01/07
Q64/U57                    7.4900            07/01/07          07/01/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798050                    9.3750            110000.0000       100.0000
                           9.3750            109,944.45        ZZ
                           8.8750            914.93            1
                           15.3750           914.93            100
TAMPA            FL 33604  14.8750           05/20/05
0439451683                 9.3750            07/01/05          23
2109109099                 8.8750            06/01/35          0.0000
0                          8.3750            06/01/07          06/01/07
Q64/U57                    7.8750            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9798070                    7.0000            212000.0000       100.0000
                           7.0000            212,000.00        ZZ
                           6.5000            1236.67           1
                           13.0000           1236.67           80
SUFFOLK          VA 23434  12.5000           05/31/05
0439442278                 0.0000            07/01/05          00
2112100968                 0.0000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
Q64/U57                    5.5000            07/01/07          07/01/07
45                         7.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9798080                    8.8750            143100.0000       100.0000
                           8.8750            143,019.77        ZZ
                           8.3750            1138.57           1
                           14.8750           1138.57           90
CARLSBAD         NM 88220  14.3750           05/20/05
0439442153                 8.8750            07/01/05          23
2115119903                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9798082                    9.8750            113985.0000       100.0000
                           9.8750            113,933.21        ZZ
                           9.3750            989.79            1
                           15.8750           989.79            95
RACINE           WI 53404  15.3750           05/23/05
0439440686                 9.8750            07/01/05          23
2115119905                 9.3750            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Q64/U57                    8.3750            07/01/07          07/01/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9798086                    8.6250            135750.0000       100.0000
                           8.6250            135,669.85        ZZ
                           8.1250            1055.85           1
                           14.6250           1055.85           95
PORTAGE          MI 49024  14.1250           05/31/05
0439437476                 8.6250            07/01/05          23
2115119925                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798090                    7.6250            192000.0000       100.0000
                           7.6250            192,000.00        ZZ
                           7.1250            1220.00           1
                           13.6250           1220.00           80
MIAMI            FL 33177  13.1250           05/26/05
0439459157                 0.0000            07/01/05          00
2111108854                 0.0000            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
45                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798098                    8.5000            141000.0000       100.0000
                           8.5000            140,914.58        ZZ
                           8.0000            1084.17           1
                           14.5000           1084.17           100
COLUMBUS         IN 47203  14.0000           05/27/05
0439436387                 8.5000            07/01/05          23
2115120005                 8.0000            06/01/35          0.0000
0                          7.5000            06/01/07          06/01/07
Q64/U57                    7.0000            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798106                    7.3750            107150.0000       100.0000
                           7.3750            107,068.47        ZZ
                           6.8750            740.06            1
                           13.3750           740.06            80
LITHONIA         GA 30058  12.8750           05/26/05
0439459348                 7.3750            07/01/05          00
2101112301                 6.8750            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
Q64/U57                    5.8750            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9798108                    7.6250            103550.0000       100.0000
                           7.6250            103,550.00        ZZ
                           7.1250            657.97            1
                           13.6250           657.97            80
CARROLLTON       GA 30117  13.1250           05/26/05
0439436379                 7.6250            07/01/05          00
2102110260                 7.1250            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
45                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9798112                    7.6250            67900.0000        100.0000
                           7.6250            67,850.85         ZZ
                           7.1250            480.60            1
                           13.6250           480.60            80
HUNTSVILLE       AL 35810  13.1250           05/31/05
0439451477                 7.6250            07/01/05          00
2101112333                 7.1250            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
Q64/U57                    6.1250            07/01/07          07/01/07
25                         7.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798114                    8.3750            72000.0000        100.0000
                           8.3750            71,955.24         ZZ
                           7.8750            547.26            2
                           14.3750           547.26            80
NEW ORLEANS      LA 70117  13.8750           05/31/05
0439438201                 8.3750            07/01/05          00
2105110598                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798132                    9.0000            129200.0000       100.0000
                           9.0000            129,129.42        ZZ
                           8.5000            1039.58           1
                           15.0000           1039.58           95
SMYRNA           GA 30082  14.5000           05/26/05
0439440900                 9.0000            07/01/05          23
2101112449                 8.5000            06/01/35          0.0000
0                          8.0000            06/01/07          06/01/07
Q64/U57                    7.5000            07/01/07          07/01/07
25                         9.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9798134                    9.1250            108500.0000       100.0000
                           9.1250            108,442.25        ZZ
                           8.6250            882.80            1
                           15.1250           882.80            100
CHARLOTTE        NC 28210  14.6250           05/31/05
0439438284                 9.1250            07/01/05          23
2113111172                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808408                    9.1000            196650.0000       100.0000
                           9.1000            196,544.80        ZZ
                           8.6000            1596.46           1
                           15.1000           1596.46           95
SARASOTA         FL 34232  14.6000           05/06/05
0439377367                 9.1000            07/01/05          23
144296                     8.6000            06/01/35          0.0000
0                          8.1000            06/01/07          06/01/07
T06/U56                    7.6000            07/01/07          07/01/07
25                         9.1000            0.0000            0.0000
A                          11.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808410                    9.8000            64650.0000        100.0000
                           9.8000            64,559.74         ZZ
                           9.3000            557.82            1
                           15.8000           557.82            100
DETROIT          MI 48221  15.3000           03/11/05
0439376609                 9.8000            05/01/05          23
148956                     9.3000            04/01/35          0.0000
0                          8.8000            04/01/07          04/01/07
T06/U57                    8.3000            05/01/07          05/01/07
25                         9.8000            0.0000            0.0000
A                          11.8000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808414                    9.7000            134900.0000       100.0000
                           9.7000            134,836.39        ZZ
                           9.2000            1154.05           1
                           15.7000           1154.05           95
HOUSTON          TX 77066  15.2000           05/31/05
0439377961                 9.7000            07/01/05          23
155751                     9.2000            06/01/35          0.0000
0                          8.7000            06/01/07          06/01/07
T06/U56                    8.2000            07/01/07          07/01/07
25                         9.7000            0.0000            0.0000
A                          11.7000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808426                    7.9500            187000.0000       100.0000
                           7.9500            186,873.25        ZZ
                           7.4500            1365.63           1
                           13.9500           1365.63           100
SPRING HILL      FL 34608  13.4500           05/31/05
0439376724                 7.9500            07/01/05          23
160636                     7.4500            06/01/35          0.0000
0                          6.9500            06/01/07          06/01/07
T06/U56                    6.4500            07/01/07          07/01/07
25                         7.9500            0.0000            0.0000
A                          9.9500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808434                    8.8500            193500.0000       100.0000
                           8.8500            193,390.95        ZZ
                           8.3500            1536.11           1
                           14.8500           1536.11           95
COON RAPIDS      MN 55433  14.3500           05/31/05
0439376807                 8.8500            07/01/05          23
166074                     8.3500            06/01/35          0.0000
0                          7.8500            06/01/07          06/01/07
T06/U56                    7.3500            07/01/07          07/01/07
25                         8.8500            0.0000            0.0000
A                          10.8500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808438                    9.4000            67500.0000        100.0000
                           9.4000            67,466.09         ZZ
                           8.9000            562.66            1
                           15.4000           562.66            90
DES MOINES       IA 50317  14.9000           05/16/05
0439377433                 9.4000            07/01/05          23
167736                     8.9000            06/01/35          0.0000
0                          8.4000            06/01/08          06/01/08
T06/U56                    7.9000            07/01/08          07/01/08
25                         9.4000            0.0000            0.0000
A                          11.4000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808442                    8.2500            180500.0000       100.0000
                           8.2500            180,384.90        ZZ
                           7.7500            1356.04           1
                           14.2500           1356.04           95
CLERMONT         FL 34715  13.7500           05/27/05
0439377276                 8.2500            07/01/05          23
168697                     7.7500            06/01/35          0.0000
0                          7.2500            06/01/07          06/01/07
T06/U56                    6.7500            07/01/07          07/01/07
25                         8.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808444                    8.8500            124650.0000       100.0000
                           8.8500            124,579.75        ZZ
                           8.3500            989.54            1
                           14.8500           989.54            90
GRAND BAY        AL 36541  14.3500           05/16/05
0439377516                 8.8500            07/01/05          23
168934                     8.3500            06/01/35          0.0000
0                          7.8500            06/01/08          06/01/08
T06/U56                    7.3500            07/01/08          07/01/08
25                         8.8500            0.0000            0.0000
A                          10.8500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808468                    9.8500            86000.0000        100.0000
                           9.8500            85,960.72         ZZ
                           9.3500            745.20            1
                           15.8500           745.20            100
KILLBUCK         OH 44637  15.3500           05/23/05
0439376716                 9.8500            07/01/05          23
172431                     9.3500            06/01/35          0.0000
0                          8.8500            06/01/07          06/01/07
T06/U56                    8.3500            07/01/07          07/01/07
25                         9.8500            0.0000            0.0000
A                          11.8500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808482                    9.3000            128000.0000       100.0000
                           9.3000            127,934.33        ZZ
                           8.8000            1057.67           1
                           15.3000           1057.67           100
RIO RANCHO       NM 87144  14.8000           05/26/05
0439376849                 9.3000            07/01/05          23
175551                     8.8000            06/01/35          0.0000
0                          8.3000            06/01/07          06/01/07
T06/U56                    7.8000            07/01/07          07/01/07
25                         9.3000            0.0000            0.0000
A                          11.3000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808486                    9.5500            87400.0000        100.0000
                           9.5500            87,357.46         ZZ
                           9.0500            738.10            1
                           15.5500           738.10            95
BRANDON          MS 39042  15.0500           05/31/05
0439377334                 9.5500            07/01/05          23
176105                     9.0500            06/01/35          0.0000
0                          8.5500            06/01/07          06/01/07
T06/U56                    8.0500            07/01/07          07/01/07
25                         9.5500            0.0000            0.0000
A                          11.5500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808504                    8.8500            81000.0000        100.0000
                           8.8500            80,954.36         ZZ
                           8.3500            643.02            1
                           14.8500           643.02            90
JACKSON          MO 63755  14.3500           05/26/05
0439377821                 8.8500            07/01/05          23
180531                     8.3500            06/01/35          0.0000
0                          7.8500            06/01/08          06/01/08
T06/U56                    7.3500            07/01/08          07/01/08
25                         8.8500            0.0000            0.0000
A                          10.8500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9808506                    8.5000            175000.0000       100.0000
                           8.5000            175,000.00        ZZ
                           8.0000            1345.60           1
                           14.5000           1345.60           100
DEARBORN         MI 48126  14.0000           05/27/05
0439377771                 8.5000            08/01/05          23
180702                     8.0000            07/01/35          0.0000
0                          7.5000            07/01/07          07/01/07
T06/U56                    7.0000            08/01/07          08/01/07
25                         8.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9808514                    9.7400            64600.0000        100.0000
                           9.7400            64,600.00         ZZ
                           9.2400            554.54            1
                           15.7400           554.54            95
BERWICK          PA 18603  15.2400           06/02/05
0439377698                 9.7400            08/01/05          23
181539                     9.2400            07/01/35          0.0000
0                          8.7400            07/01/07          07/01/07
T06/U56                    8.2400            08/01/07          08/01/07
25                         9.7400            0.0000            0.0000
A                          11.7400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9808752                    4.3750            359600.0000       100.0000
                           4.3750            359,600.00        ZZ
                           4.1250            1311.04           1
                           10.3750           1311.04           80
HERNDON          VA 20171  10.1250           05/23/05
0439360967                 0.0000            07/01/05          00
30505033                   0.0000            06/01/35          0.0000
0                          2.2500            06/01/06          06/01/06
696/U57                    2.0000            07/01/06          07/01/06
45                         2.3750            0.0000            0.0000
A                          6.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           N                 0.0000

9809402                    9.5500            48750.0000        100.0000
                           9.5500            48,701.98         ZZ
                           9.0500            411.70            1
                           15.5500           411.70            75
HUNTINGTON       WV 25704  15.0500           04/25/05
0439441577                 9.5500            06/01/05          00
3000007961                 9.0500            05/01/35          0.0000
0                          8.5500            05/01/07          05/01/07
T91/U56                    8.0500            06/01/07          06/01/07
25                         9.5500            0.0000            0.0000
A                          12.5500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9809414                    9.5200            305000.0000       100.0000
                           9.5200            299,257.19        ZZ
                           9.0200            2569.06           1
                           15.5200           2569.06           100
ODENTON          MD 21113  15.0200           04/30/05
0439434382                 9.5200            06/05/05          23
3000008273                 9.0200            05/05/35          0.0000
0                          8.5200            05/05/07          05/05/07
T91/U56                    8.0200            06/05/07          06/05/07
25                         9.5200            0.0000            0.0000
A                          12.5200           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9809416                    10.4000           99000.0000        100.0000
                           10.4000           98,917.44         ZZ
                           9.9000            898.20            1
                           16.4000           898.20            100
CHATHAM          VA 24531  15.9000           04/30/05
0439453796                 10.4000           06/05/05          23
3000008310                 9.9000            05/05/35          0.0000
0                          9.4000            05/05/07          05/05/07
T91/U56                    8.9000            06/05/07          06/05/07
25                         10.4000           0.0000            0.0000
A                          13.4000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809448                    10.6000           118800.0000       100.0000
                           10.6000           118,698.35        ZZ
                           10.1000           1095.61           1
                           16.6000           1095.61           90
RIDGELAND        MS 39157  16.1000           05/14/05
0439442443                 10.6000           06/19/05          23
3000008654                 10.1000           05/19/35          0.0000
0                          9.6000            05/19/07          05/19/07
T91/U56                    9.1000            06/19/07          06/19/07
25                         10.6000           0.0000            0.0000
A                          13.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809462                    10.0900           123300.0000       100.0000
                           10.0900           123,192.53        ZZ
                           9.5900            1090.26           1
                           16.0900           1090.26           90
ASHEBORO         NC 27205  15.5900           05/18/05
0439434275                 10.0900           06/23/05          23
3000008673                 9.5900            05/23/35          0.0000
0                          9.0900            05/23/07          05/23/07
T91/U56                    8.5900            06/23/07          06/23/07
25                         10.0900           0.0000            0.0000
A                          13.0900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809468                    9.9000            119500.0000       100.0000
                           9.9000            119,391.43        ZZ
                           9.4000            1039.88           1
                           15.9000           1039.88           100
SAFFORD          AZ 85546  15.4000           05/17/05
0439435314                 9.9000            06/23/05          23
3000008682                 9.4000            05/23/35          0.0000
0                          8.9000            05/23/07          05/23/07
T91/U56                    8.4000            06/23/07          06/23/07
25                         9.9000            0.0000            0.0000
A                          12.9000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809476                    9.5500            79000.0000        100.0000
                           9.5500            78,922.79         ZZ
                           9.0500            667.16            1
                           15.5500           667.16            80
CHESAPEAKE       VA 23323  15.0500           05/18/05
0439432592                 9.5500            06/23/05          00
3000008692                 9.0500            05/23/35          0.0000
0                          8.5500            05/23/07          05/23/07
T91/U56                    8.0500            06/23/07          06/23/07
25                         9.5500            0.0000            0.0000
A                          12.5500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809480                    8.6000            150000.0000       100.0000
                           8.6000            149,821.32        ZZ
                           8.1000            1164.02           1
                           14.6000           1164.02           100
DECATUR          IL 62526  14.1000           05/18/05
0439481821                 8.6000            06/23/05          23
3000008696                 8.1000            05/23/35          0.0000
0                          7.6000            05/23/07          05/23/07
T91/U56                    7.1000            06/23/07          06/23/07
25                         8.6000            0.0000            0.0000
A                          11.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809484                    10.6600           127485.0000       100.0000
                           10.6600           127,386.10        ZZ
                           10.1600           1181.44           1
                           16.6600           1181.44           85
STONE MOUNTAIN   GA 30083  16.1600           05/18/05
0439457771                 10.6600           06/23/05          23
3000008700                 10.1600           05/23/35          0.0000
0                          9.6600            05/23/07          05/23/07
T91/U56                    9.1600            06/23/07          06/23/07
25                         10.6600           0.0000            0.0000
A                          13.6600           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809490                    9.9000            92800.0000        100.0000
                           9.9000            92,672.96         ZZ
                           9.4000            807.54            1
                           15.9000           807.54            80
CENTRALIA        WA 98531  15.4000           05/17/05
0439481854                 9.9000            06/23/05          00
3000008704                 9.4000            05/23/35          0.0000
0                          8.9000            05/23/07          05/23/07
T91/U56                    8.4000            06/23/07          06/23/07
25                         9.9000            0.0000            0.0000
A                          12.9000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809492                    9.3500            122400.0000       100.0000
                           9.3500            122,275.24        ZZ
                           8.8500            1015.84           1
                           15.3500           1015.84           90
NORTH JUDSON     IN 46366  14.8500           05/18/05
0439452376                 9.3500            06/23/05          23
3000008706                 8.8500            05/23/35          0.0000
0                          8.3500            05/23/07          05/23/07
T91/U56                    7.8500            06/23/07          06/23/07
25                         9.3500            0.0000            0.0000
A                          12.3500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809498                    9.0000            49600.0000        100.0000
                           9.0000            49,545.60         ZZ
                           8.5000            399.10            1
                           15.0000           399.10            80
OCALA            FL 34482  14.5000           05/18/05
0439451089                 9.0000            06/23/05          00
3000008713                 8.5000            05/23/35          0.0000
0                          8.0000            05/23/07          05/23/07
T91/U56                    7.5000            06/23/07          06/23/07
25                         9.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9809500                    8.9900            344000.0000       100.0000
                           8.9900            343,621.99        ZZ
                           8.4900            2765.43           2
                           14.9900           2765.43           80
STATEN ISLAND    NY 10301  14.4900           05/18/05
0439452004                 8.9900            06/23/05          00
3000008715                 8.4900            05/23/35          0.0000
0                          7.9900            05/23/07          05/23/07
T91/U56                    7.4900            06/23/07          06/23/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809502                    9.3000            58500.0000        100.0000
                           9.3000            58,439.74         ZZ
                           8.8000            483.39            1
                           15.3000           483.39            90
WILLIAMSTON      NC 27892  14.8000           05/18/05
0439459207                 9.3000            06/23/05          23
3000008717                 8.8000            05/23/35          0.0000
0                          8.3000            05/23/07          05/23/07
T91/U56                    7.8000            06/23/07          06/23/07
25                         9.3000            0.0000            0.0000
A                          12.3000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809504                    10.1000           76500.0000        100.0000
                           10.1000           76,433.46         ZZ
                           9.6000            677.01            1
                           16.1000           677.01            85
CANDLER          NC 28715  15.6000           05/18/05
0439481870                 10.1000           06/23/05          23
3000008718                 9.6000            05/23/35          0.0000
0                          9.1000            05/23/07          05/23/07
T91/U56                    8.6000            06/23/07          06/23/07
25                         10.1000           0.0000            0.0000
A                          13.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9809528                    10.2000           121550.0000       100.0000
                           10.2000           121,446.52        ZZ
                           9.7000            1084.70           1
                           16.2000           1084.70           85
SAVANNAH         GA 31406  15.7000           05/19/05
0439432386                 10.2000           06/24/05          23
3000008742                 9.7000            05/24/35          0.0000
0                          9.2000            05/24/07          05/24/07
T91/U56                    8.7000            06/24/07          06/24/07
25                         10.2000           0.0000            0.0000
A                          13.2000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809538                    10.2500           60000.0000        100.0000
                           10.2500           59,949.45         ZZ
                           9.7500            537.67            1
                           16.2500           537.67            80
WEIRTON          WV 26062  15.7500           05/19/05
0439452574                 10.2500           06/24/05          00
3000008752                 9.7500            05/24/35          0.0000
0                          9.2500            05/24/07          05/24/07
T91/U56                    8.7500            06/24/07          06/24/07
25                         10.2500           0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809554                    9.8500            52800.0000        100.0000
                           9.8500            52,751.56         ZZ
                           9.3500            457.52            1
                           15.8500           457.52            80
MIDWEST CITY     OK 73130  15.3500           05/20/05
0439451766                 9.8500            06/25/05          00
3000008766                 9.3500            05/25/35          0.0000
0                          8.8500            05/25/07          05/25/07
T91/U56                    8.3500            06/25/07          06/25/07
25                         9.8500            0.0000            0.0000
A                          12.8500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809570                    8.2500            107250.0000       100.0000
                           8.2500            107,112.73        ZZ
                           7.7500            805.74            1
                           14.2500           805.74            75
GLENWOOD         IL 60425  13.7500           05/20/05
0439435207                 8.2500            06/25/05          00
3000008780                 7.7500            05/25/35          0.0000
0                          7.2500            05/25/07          05/25/07
T91/U56                    6.7500            06/25/07          06/25/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809576                    9.7000            128000.0000       100.0000
                           9.7000            127,873.78        ZZ
                           9.2000            1095.03           2
                           15.7000           1095.03           80
OKLAHOMA CITY    OK 73106  15.2000           05/19/05
0439482019                 9.7000            06/24/05          00
3000008792                 9.2000            05/24/35          0.0000
0                          8.7000            05/24/07          05/24/07
T91/U56                    8.2000            06/24/07          06/24/07
25                         9.7000            0.0000            0.0000
A                          12.7000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809578                    9.1000            83000.0000        100.0000
                           9.1000            82,910.86         ZZ
                           8.6000            673.82            1
                           15.1000           673.82            55
WINTER HAVEN     FL 33884  14.6000           05/19/05
0439455353                 9.1000            06/24/05          00
3000008795                 8.6000            05/24/35          0.0000
0                          8.1000            05/24/07          05/24/07
T91/U56                    7.6000            06/24/07          06/24/07
25                         9.1000            0.0000            0.0000
A                          12.1000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809584                    9.9000            65600.0000        100.0000
                           9.9000            65,540.46         ZZ
                           9.4000            570.85            1
                           15.9000           570.85            80
LARNED           KS 67550  15.4000           05/20/05
0439452426                 9.9000            06/25/05          00
3000008808                 9.4000            05/25/35          0.0000
0                          8.9000            05/25/07          05/25/07
T91/U56                    8.4000            06/25/07          06/25/07
25                         9.9000            0.0000            0.0000
A                          12.9000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809596                    10.2000           52500.0000        100.0000
                           10.2000           52,455.29         ZZ
                           9.7000            468.51            1
                           16.2000           468.51            70
CONWAY           AR 72032  15.7000           05/23/05
0439435272                 10.2000           06/27/05          00
3000008831                 9.7000            05/27/35          0.0000
0                          9.2000            05/27/07          05/27/07
T91/U56                    8.7000            06/27/07          06/27/07
25                         10.2000           0.0000            0.0000
A                          13.2000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809598                    9.9900            293300.0000       100.0000
                           9.9900            293,038.84        ZZ
                           9.4900            2571.76           1
                           15.9900           2571.76           70
NORTH PORT       FL 34287  15.4900           05/20/05
0439482050                 9.9900            06/25/05          00
3000008843                 9.4900            05/25/35          0.0000
0                          8.9900            05/25/07          05/25/07
T91/U56                    8.4900            06/25/07          06/25/07
25                         9.9900            0.0000            0.0000
A                          12.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9809602                    9.6500            145500.0000       100.0000
                           9.6500            145,360.76        ZZ
                           9.1500            1239.40           1
                           15.6500           1239.40           84
SAINT PAUL       MN 55106  15.1500           05/21/05
0439482076                 9.6500            06/26/05          23
3000008848                 9.1500            05/26/35          0.0000
0                          8.6500            05/26/07          05/26/07
T91/U56                    8.1500            06/26/07          06/26/07
25                         9.6500            0.0000            0.0000
A                          12.6500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809618                    7.9500            214700.0000       100.0000
                           7.9500            214,554.47        ZZ
                           7.4500            1567.92           1
                           13.9500           1567.92           95
DERBY            NY 14047  13.4500           05/24/05
0439453663                 7.9500            07/01/05          23
3000008864                 7.4500            06/01/35          0.0000
0                          6.9500            06/01/07          06/01/07
T91/U56                    6.4500            07/01/07          07/01/07
25                         7.9500            0.0000            0.0000
A                          10.9500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809624                    10.1600           86250.0000        100.0000
                           10.1600           86,175.93         ZZ
                           9.6600            767.13            1
                           16.1600           767.13            75
LINCOLN          AL 35096  15.6600           05/21/05
0439482118                 10.1600           06/26/05          00
3000008868                 9.6600            05/26/35          0.0000
0                          9.1600            05/26/07          05/26/07
T91/U56                    8.6600            06/26/07          06/26/07
25                         10.1600           0.0000            0.0000
A                          13.1600           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9809644                    10.0500           74700.0000        100.0000
                           10.0500           74,667.30         ZZ
                           9.5500            658.31            1
                           16.0500           658.31            90
ASHLAND          NE 68003  15.5500           05/20/05
0439451261                 10.0500           07/01/05          23
3000008888                 9.5500            06/01/35          0.0000
0                          9.0500            06/01/07          06/01/07
T91/U56                    8.5500            07/01/07          07/01/07
25                         10.0500           0.0000            0.0000
A                          13.0500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809660                    10.0500           50000.0000        100.0000
                           10.0500           49,956.04         ZZ
                           9.5500            440.64            1
                           16.0500           440.64            100
LITTLE ROCK      AR 72206  15.5500           05/23/05
0439451790                 10.0500           06/27/05          23
3000008899                 9.5500            05/27/35          0.0000
0                          9.0500            05/27/07          05/27/07
T91/U56                    8.5500            06/27/07          06/27/07
25                         10.0500           0.0000            0.0000
A                          13.0500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809678                    9.6500            268200.0000       100.0000
                           9.6500            268,072.19        ZZ
                           9.1500            2284.59           1
                           15.6500           2284.59           90
NORMAN           OK 73026  15.1500           05/24/05
0439450800                 9.6500            07/01/05          23
3000008918                 9.1500            06/01/35          0.0000
0                          8.6500            06/01/07          06/01/07
T91/U56                    8.1500            07/01/07          07/01/07
25                         9.6500            0.0000            0.0000
A                          12.6500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809706                    9.9500            101750.0000       100.0000
                           9.9500            101,704.50        ZZ
                           9.4500            889.18            1
                           15.9500           889.18            85
BELLEVILLE       KS 66935  15.4500           05/24/05
0439434457                 9.9500            07/01/05          23
3000008949                 9.4500            06/01/35          0.0000
0                          8.9500            06/01/07          06/01/07
T91/U56                    8.4500            07/01/07          07/01/07
25                         9.9500            0.0000            0.0000
A                          12.9500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809710                    10.5300           69300.0000        100.0000
                           10.5300           69,272.64         ZZ
                           10.0300           635.47            1
                           16.5300           635.47            90
TOMAHAWK         KY 41262  16.0300           05/29/05
0439432527                 10.5300           07/03/05          23
3000008952                 10.0300           06/03/35          0.0000
0                          9.5300            06/03/07          06/03/07
T91/U56                    9.0300            07/03/07          07/03/07
25                         10.5300           0.0000            0.0000
A                          13.5300           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809728                    9.7400            100000.0000       100.0000
                           9.7400            99,953.24         ZZ
                           9.2400            858.43            1
                           15.7400           858.43            80
BRIDGEPORT       CT 06610  15.2400           05/25/05
0439451428                 9.7400            07/01/05          00
3000008972                 9.2400            06/01/35          0.0000
0                          8.7400            06/01/07          06/01/07
T91/U56                    8.2400            07/01/07          07/01/07
25                         9.7400            0.0000            0.0000
A                          12.7400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809732                    9.8000            234000.0000       100.0000
                           9.8000            233,891.98        ZZ
                           9.3000            2019.02           1
                           15.8000           2019.02           90
MIDDLETOWN       DE 19709  15.3000           05/25/05
0439452392                 9.8000            07/01/05          23
3000008978                 9.3000            06/01/35          0.0000
0                          8.8000            06/01/07          06/01/07
T91/U56                    8.3000            07/01/07          07/01/07
25                         9.8000            0.0000            0.0000
A                          12.8000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809736                    9.5000            201875.0000       100.0000
                           9.5000            201,775.70        ZZ
                           9.0000            1697.48           1
                           15.5000           1697.48           95
SOUTHFIELD       MI 48076  15.0000           05/25/05
0439451444                 9.5000            07/01/05          23
3000008982                 9.0000            06/01/35          0.0000
0                          8.5000            06/01/07          06/01/07
T91/U56                    8.0000            07/01/07          07/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809738                    9.3000            148500.0000       100.0000
                           9.3000            148,423.82        ZZ
                           8.8000            1227.06           1
                           15.3000           1227.06           75
NORTH PORT       FL 34286  14.8000           05/26/05
0439451485                 9.3000            07/01/05          00
3000008988                 8.8000            06/01/35          0.0000
0                          9.3000            06/01/07          06/01/07
T91/U56                    8.8000            07/01/07          07/01/07
25                         9.3000            0.0000            0.0000
A                          12.3000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809742                    10.4500           139500.0000       100.0000
                           10.4500           139,443.96        ZZ
                           9.9500            1270.85           1
                           16.4500           1270.85           90
SUFFOLK          VA 23434  15.9500           05/25/05
0439452343                 10.4500           07/01/05          23
3000008990                 9.9500            06/01/35          0.0000
0                          9.4500            06/01/07          06/01/07
T91/U56                    8.9500            07/01/07          07/01/07
25                         10.4500           0.0000            0.0000
A                          13.4500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9809752                    8.5000            155250.0000       100.0000
                           8.5000            155,155.95        ZZ
                           8.0000            1193.74           1
                           14.5000           1193.74           90
AURORA           IL 60506  14.0000           05/27/05
0439451949                 8.5000            07/02/05          23
3000008999                 8.0000            06/02/35          0.0000
0                          7.5000            06/02/07          06/02/07
T91/U56                    7.0000            07/02/07          07/02/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809768                    9.3000            125000.0000       100.0000
                           9.3000            124,935.87        ZZ
                           8.8000            1032.88           1
                           15.3000           1032.88           100
FLORENCE         KY 41042  14.8000           05/26/05
0439482241                 9.3000            07/01/05          23
3000009018                 8.8000            06/01/35          0.0000
0                          8.3000            06/01/07          06/01/07
T91/U56                    7.8000            07/01/07          07/01/07
25                         9.3000            0.0000            0.0000
A                          12.3000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809780                    9.9000            88200.0000        100.0000
                           9.9000            88,160.14         ZZ
                           9.4000            767.51            1
                           15.9000           767.51            90
SOUTH BOSTON     VA 24592  15.4000           05/31/05
0439462631                 9.9000            07/06/05          23
3000009031                 9.4000            06/06/35          0.0000
0                          8.9000            06/06/07          06/06/07
T91/U56                    8.4000            07/06/07          07/06/07
25                         9.9000            0.0000            0.0000
A                          12.9000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809782                    9.4000            149000.0000       100.0000
                           9.4000            148,925.15        ZZ
                           8.9000            1242.02           1
                           15.4000           1242.02           95
DINWIDDIE        VA 23841  14.9000           05/27/05
0439454281                 9.4000            07/02/05          23
3000009034                 8.9000            06/02/35          0.0000
0                          8.4000            06/02/07          06/02/07
T91/U56                    7.9000            07/02/07          07/02/07
25                         9.4000            0.0000            0.0000
A                          12.4000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809792                    8.9900            236550.0000       100.0000
                           8.9900            236,420.51        ZZ
                           8.4900            1901.64           1
                           14.9900           1901.64           95
AVONDALE         AZ 85323  14.4900           05/26/05
0439454364                 8.9900            07/05/05          23
3000009044                 8.4900            06/05/35          0.0000
0                          7.9900            06/05/07          06/05/07
T91/U56                    7.4900            07/05/07          07/05/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809796                    9.8000            100000.0000       100.0000
                           9.8000            99,953.84         ZZ
                           9.3000            862.83            1
                           15.8000           862.83            80
SAINT PETERSBUR  FL 33711  15.3000           05/27/05
0439482308                 9.8000            07/02/05          00
3000009057                 9.3000            06/02/35          0.0000
0                          8.8000            06/02/07          06/02/07
T91/U56                    8.3000            07/02/07          07/02/07
25                         9.8000            0.0000            0.0000
A                          12.8000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809798                    9.9900            100000.0000       100.0000
                           9.9900            99,955.66         ZZ
                           9.4900            876.84            1
                           15.9900           876.84            80
JACKSONVILLE     FL 32244  15.4900           05/27/05
0439482316                 9.9900            07/02/05          00
3000009058                 9.4900            06/02/35          0.0000
0                          8.9900            06/02/07          06/02/07
T91/U56                    8.4900            07/02/07          07/02/07
25                         9.9900            0.0000            0.0000
A                          12.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809812                    9.9900            327750.0000       100.0000
                           9.9900            327,604.70        ZZ
                           9.4900            2873.82           1
                           15.9900           2873.82           95
SOUTH ORANGE     NJ 07079  15.4900           05/27/05
0439442518                 9.9900            07/02/05          23
3000009068                 9.4900            06/02/35          0.0000
0                          8.9900            06/02/07          06/02/07
T91/U56                    8.4900            07/02/07          07/02/07
25                         9.9900            0.0000            0.0000
A                          12.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809816                    9.5000            296400.0000       100.0000
                           9.5000            296,254.20        ZZ
                           9.0000            2492.30           1
                           15.5000           2492.30           95
ROMULUS          MI 48174  15.0000           05/27/05
0439462342                 9.5000            07/02/05          23
3000009073                 9.0000            06/02/35          0.0000
0                          8.5000            06/02/07          06/02/07
T91/U56                    8.0000            07/02/07          07/02/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809822                    9.0500            124450.0000       100.0000
                           9.0500            124,382.72        ZZ
                           8.5500            1005.84           1
                           15.0500           1005.84           95
CARTHAGE         MS 39051  14.5500           05/28/05
0439462276                 9.0500            07/03/05          23
3000009082                 8.5500            06/03/35          0.0000
0                          8.0500            06/03/07          06/03/07
T91/U56                    7.5500            07/03/07          07/03/07
25                         9.0500            0.0000            0.0000
A                          12.0500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809832                    9.8750            224700.0000       100.0000
                           9.8750            224,597.91        ZZ
                           9.3750            1951.18           1
                           15.8750           1951.18           100
AUBURN           WA 98001  15.3750           05/27/05
0439451006                 9.8750            07/02/05          23
3000009089                 9.3750            06/02/35          0.0000
0                          8.8750            06/02/07          06/02/07
T91/U56                    8.3750            07/02/07          07/02/07
25                         9.8750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809840                    9.2500            54000.0000        100.0000
                           9.2500            53,972.00         ZZ
                           8.7500            444.25            1
                           15.2500           444.25            90
OKLAHOMA CITY    OK 73111  14.7500           05/27/05
0439437245                 9.2500            07/02/05          23
3000009099                 8.7500            06/02/35          0.0000
0                          8.2500            06/02/07          06/02/07
T91/U56                    7.7500            07/02/07          07/02/07
25                         9.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809858                    9.3500            283500.0000       100.0000
                           9.3500            283,356.08        ZZ
                           8.8500            2352.86           1
                           15.3500           2352.86           90
MACON            GA 31216  14.8500           05/28/05
0439452251                 9.3500            07/03/05          23
3000009114                 8.8500            06/03/35          0.0000
0                          8.3500            06/03/07          06/03/07
T91/U56                    7.8500            07/03/07          07/03/07
25                         9.3500            0.0000            0.0000
A                          12.3500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809864                    9.9800            76800.0000        100.0000
                           9.9800            76,765.87         ZZ
                           9.4800            672.85            1
                           15.9800           672.85            80
GRANITE FALLS    NC 28630  15.4800           06/01/05
0439453812                 9.9800            07/06/05          00
3000009119                 9.4800            06/06/35          0.0000
0                          8.9800            06/06/07          06/06/07
T91/U56                    8.4800            07/06/07          07/06/07
25                         9.9800            0.0000            0.0000
A                          12.9800           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809870                    10.2500           64000.0000        100.0000
                           10.2500           63,973.16         ZZ
                           9.7500            573.51            1
                           16.2500           573.51            100
JACKSONVILLE     FL 32206  15.7500           05/27/05
0439478819                 10.2500           07/02/05          23
3000009123                 9.7500            06/02/35          0.0000
0                          9.2500            06/02/07          06/02/07
T91/U56                    8.7500            07/02/07          07/02/07
25                         10.2500           0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809910                    9.5000            147000.0000       100.0000
                           9.5000            146,927.69        ZZ
                           9.0000            1236.06           1
                           15.5000           1236.06           100
YUKON            OK 73099  15.0000           05/27/05
0439455247                 9.5000            07/02/05          23
3000009160                 9.0000            06/02/35          0.0000
0                          8.5000            06/02/07          06/02/07
T91/U56                    8.0000            07/02/07          07/02/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809914                    9.8500            67500.0000        100.0000
                           9.8500            67,469.16         ZZ
                           9.3500            584.90            1
                           15.8500           584.90            90
CHATTANOOGA      TN 37406  15.3500           05/28/05
0439482415                 9.8500            07/03/05          23
3000009164                 9.3500            06/03/35          0.0000
0                          8.8500            06/03/07          06/03/07
T91/U56                    8.3500            07/03/07          07/03/07
25                         9.8500            0.0000            0.0000
A                          12.8500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809930                    7.0500            292250.0000       100.0000
                           7.0500            292,012.79        ZZ
                           6.5500            1954.18           2
                           13.0500           1954.18           63
BROOKLYN         NY 11236  12.5500           05/31/05
0439482449                 7.0500            07/06/05          00
3000009179                 6.5500            06/06/35          0.0000
0                          6.0500            06/06/07          06/06/07
T91/U56                    5.5500            07/06/07          07/06/07
25                         7.0500            0.0000            0.0000
A                          10.0500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809940                    9.6000            67500.0000        100.0000
                           9.6000            67,467.49         ZZ
                           9.1000            572.51            1
                           15.6000           572.51            75
AMHERST          NY 14226  15.1000           05/31/05
0439455551                 9.6000            07/06/05          00
3000009189                 9.1000            06/06/35          0.0000
0                          8.6000            06/06/07          06/06/07
T91/U56                    8.1000            07/06/07          07/06/07
25                         9.6000            0.0000            0.0000
A                          12.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9809944                    9.4000            100800.0000       100.0000
                           9.4000            100,749.36        ZZ
                           8.9000            840.24            1
                           15.4000           840.24            90
SAINT LOUIS      MO 63137  14.9000           05/31/05
0439455841                 9.4000            07/06/05          23
3000009191                 8.9000            06/06/35          0.0000
0                          8.4000            06/06/07          06/06/07
T91/U56                    7.9000            07/06/07          07/06/07
25                         9.4000            0.0000            0.0000
A                          12.4000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811052                    8.4500            155000.0000       100.0000
                           8.4500            154,616.49        ZZ
                           7.9500            1186.33           1
                           14.4500           1186.33           100
ROBINSON CREEK   KY 41560  13.9500           03/15/05
0439469446                 8.4500            04/14/05          23
2050050360300              7.9500            03/14/35          0.0000
0                          8.2000            03/14/07          03/14/07
Q82/U56                    7.7000            04/14/07          04/14/07
25                         8.4500            0.0000            0.0000
A                          11.4500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811064                    9.7400            76500.0000        100.0000
                           9.7400            76,280.95         ZZ
                           9.2400            656.70            1
                           15.7400           656.70            90
SEYMOUR          TN 37865  15.2400           12/28/04
0439469487                 9.7400            02/03/05          23
2010041284500              9.2400            01/03/35          0.0000
0                          9.4900            01/03/07          01/03/07
Q82/U56                    8.9900            02/03/07          02/03/07
25                         9.7400            0.0000            0.0000
A                          12.7400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811084                    8.8400            63000.0000        100.0000
                           8.8400            62,892.47         ZZ
                           8.3400            499.68            1
                           14.8400           499.68            90
INDIANAPOLIS     IN 46205  14.3400           03/29/05
0439469529                 8.8400            05/01/05          23
2030050257950              8.3400            04/01/35          0.0000
0                          7.8400            04/01/07          04/01/07
Q82/U56                    7.3400            05/01/07          05/01/07
25                         8.8400            0.0000            0.0000
A                          11.8400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9811098                    8.9400            54400.0000        100.0000
                           8.9400            54,278.29         ZZ
                           8.4400            435.37            1
                           14.9400           435.37            85
TULSA            OK 74105  14.4400           03/01/05
0439469560                 8.9400            04/10/05          23
2210050293380              8.4400            03/10/35          0.0000
0                          8.6900            03/10/07          03/10/07
Q82/U56                    8.1900            04/10/07          04/10/07
25                         8.9400            0.0000            0.0000
A                          11.9400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9811122                    7.9900            100000.0000       100.0000
                           7.9900            99,746.27         ZZ
                           7.4900            733.07            1
                           13.9900           733.07            56
BOONSBORO        MD 21713  13.4900           03/25/05
0439463100                 7.9900            05/01/05          00
2350050379150              7.4900            04/01/35          0.0000
0                          6.9900            04/01/07          04/01/07
Q82/U56                    6.4900            05/01/07          05/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811126                    8.6400            207000.0000       100.0000
                           8.6400            206,507.35        ZZ
                           8.1400            1612.24           1
                           14.6400           1612.24           90
WOODBRIDGE       VA 22192  14.1400           03/15/05
0439469594                 8.6400            04/21/05          23
2220050310980              8.1400            03/21/35          0.0000
0                          7.6400            03/21/07          03/21/07
Q82/U56                    7.1400            04/21/07          04/21/07
25                         8.6400            0.0000            0.0000
A                          11.6400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9811146                    8.9900            144200.0000       100.0000
                           8.9900            143,961.43        ZZ
                           8.4900            1159.23           1
                           14.9900           1159.23           70
PENNSAUKEN       NJ 08109  14.4900           03/18/05
0439463019                 8.9900            05/01/05          00
2350050380140              8.4900            04/01/35          0.0000
0                          7.9900            04/01/07          04/01/07
Q82/U56                    7.4900            05/01/07          05/01/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811158                    8.3400            127500.0000       100.0000
                           8.3400            127,258.76        ZZ
                           7.8400            965.95            1
                           14.3400           965.95            85
ROCKWELL         NC 28138  13.8400           04/05/05
0439469693                 8.3400            05/11/05          23
2010050328930              7.8400            04/11/35          0.0000
0                          7.3400            04/11/07          04/11/07
Q82/U56                    6.8400            05/11/07          05/11/07
25                         8.3400            0.0000            0.0000
A                          11.3400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811196                    7.9900            240000.0000       100.0000
                           7.9900            239,676.19        ZZ
                           7.4900            1759.37           1
                           13.9900           1759.37           80
OAKHURST         CA 93644  13.4900           03/31/05
0439462920                 7.9900            06/01/05          00
2290050378230              7.4900            05/01/35          0.0000
0                          6.9900            05/01/07          05/01/07
Q82/U56                    6.4900            06/01/07          06/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811218                    8.8700            87550.0000        100.0000
                           8.8700            87,451.36         ZZ
                           8.3700            696.28            1
                           14.8700           696.28            85
AKRON            OH 44312  14.3700           04/06/05
0439463647                 8.8700            06/01/05          23
2020050302180              8.3700            05/01/35          0.0000
0                          7.8700            05/01/07          05/01/07
Q82/U56                    7.3700            06/01/07          06/01/07
25                         8.8700            0.0000            0.0000
A                          11.8700           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811282                    9.9900            62250.0000        100.0000
                           9.9900            61,690.41         ZZ
                           9.4900            545.83            1
                           15.9900           545.83            75
HOUSTON          TX 77060  15.4900           04/08/05
0439470162                 9.9900            06/01/05          00
2320050395520              9.4900            05/01/35          0.0000
0                          8.9900            05/01/07          05/01/07
Q82/U56                    8.4900            06/01/07          06/01/07
25                         9.9900            0.0000            0.0000
A                          12.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811286                    8.1400            237750.0000       100.0000
                           8.1400            237,279.46        ZZ
                           7.6400            1767.79           1
                           14.1400           1767.79           75
GLOUCESTER       MA 01930  13.6400           04/11/05
0439470170                 8.1400            05/15/05          00
2090050439150              7.6400            04/15/35          0.0000
0                          7.1400            04/15/07          04/15/07
Q82/U56                    6.6400            05/15/07          05/15/07
25                         8.1400            0.0000            0.0000
A                          11.1400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811294                    9.2200            60350.0000        100.0000
                           9.2200            60,286.78         ZZ
                           8.7200            495.18            1
                           15.2200           495.18            85
CANBY            MN 56220  14.7200           04/07/05
0439462888                 9.2200            06/01/05          23
2280050445070              8.7200            05/01/35          0.0000
0                          8.2200            05/01/07          05/01/07
Q82/U56                    7.7200            06/01/07          06/01/07
25                         9.2200            0.0000            0.0000
A                          12.2200           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811312                    7.4900            50040.0000        100.0000
                           7.4900            49,965.33         ZZ
                           6.9900            349.55            1
                           13.4900           349.55            90
JACKSONVILLE     FL 32218  12.9900           04/20/05
0439470212                 7.4900            06/01/05          23
2250050447450              6.9900            05/01/35          0.0000
0                          6.4900            05/01/07          05/01/07
Q82/U56                    5.9900            06/01/07          06/01/07
25                         7.4900            0.0000            0.0000
A                          10.4900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9811392                    8.0400            69300.0000        100.0000
                           8.0400            69,065.67         ZZ
                           7.5400            510.44            1
                           14.0400           510.44            90
GASTONIA         NC 28056  13.5400           02/01/05
0439470402                 8.0400            03/03/05          23
2010041278140              7.5400            02/03/35          0.0000
0                          7.7900            02/03/07          02/03/07
Q82/U56                    7.2900            03/03/07          03/03/07
25                         8.0400            0.0000            0.0000
A                          11.0400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811396                    6.9900            234000.0000       100.0000
                           6.9900            233,420.06        ZZ
                           6.4900            1555.24           1
                           12.9900           1555.24           90
TACOMA           WA 98445  12.4900           03/07/05
0439459405                 6.9900            05/01/05          23
2230050273990              6.4900            04/01/35          0.0000
0                          6.7400            04/01/07          04/01/07
Q82/U56                    6.2400            05/01/07          05/01/07
45                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811402                    8.4000            57200.0000        100.0000
                           8.4000            57,056.97         ZZ
                           7.9000            435.78            1
                           14.4000           435.78            80
HOLLY SPRINGS    NC 27540  13.9000           03/16/05
0439470444                 8.4000            04/21/05          00
2010050320310              7.9000            03/21/35          0.0000
0                          7.4000            03/21/07          03/21/07
Q82/U56                    6.9000            04/21/07          04/21/07
25                         8.4000            0.0000            0.0000
A                          11.4000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811410                    9.2400            85000.0000        100.0000
                           9.2400            84,821.31         ZZ
                           8.7400            698.66            1
                           15.2400           698.66            100
ORLEANS          IN 47452  14.7400           03/24/05
0439456047                 9.2400            04/28/05          23
2050050362810              8.7400            03/28/35          0.0000
0                          8.9900            03/28/07          03/28/07
Q82/U56                    8.4900            04/28/07          04/28/07
25                         9.2400            0.0000            0.0000
A                          12.2400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811412                    7.3400            108000.0000       100.0000
                           7.3400            107,750.19        ZZ
                           6.8400            743.36            1
                           13.3400           743.36            80
WAUKEGAN         IL 60085  12.8400           04/07/05
0439458571                 7.3400            05/07/05          00
2070050307660              6.8400            04/07/35          0.0000
0                          6.3400            04/07/07          04/07/07
Q82/U56                    5.8400            05/07/07          05/07/07
25                         7.3400            0.0000            0.0000
A                          10.3400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811420                    6.6900            130500.0000       100.0000
                           6.6900            130,157.02        ZZ
                           6.1900            841.23            1
                           12.6900           841.23            82
LAKELAND         FL 33813  12.1900           04/08/05
0439459462                 6.6900            05/13/05          23
2050050364830              6.1900            04/13/35          0.0000
0                          5.6900            04/13/07          04/13/07
Q82/U56                    5.1900            05/13/07          05/13/07
25                         6.6900            0.0000            0.0000
A                          9.6900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811422                    6.2500            119600.0000       100.0000
                           6.2500            119,257.78        ZZ
                           5.7500            736.40            1
                           12.2500           736.40            80
POTTERVILLE      MI 48876  11.7500           04/01/05
0439456575                 6.2500            05/01/05          00
2080050367570              5.7500            04/01/35          0.0000
0                          5.2500            04/01/07          04/01/07
Q82/U56                    4.7500            05/01/07          05/01/07
25                         6.2500            0.0000            0.0000
A                          9.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811424                    6.8900            297000.0000       100.0000
                           6.8900            296,249.36        ZZ
                           6.3900            1954.06           1
                           12.8900           1954.06           90
LYNN             MA 01904  12.3900           03/30/05
0439455635                 6.8900            05/04/05          23
2090050336290              6.3900            04/04/35          0.0000
0                          5.8900            04/04/08          04/04/08
Q82/U56                    5.3900            05/04/08          05/04/08
25                         6.8900            0.0000            0.0000
A                          9.8900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811428                    7.6900            115200.0000       100.0000
                           7.6900            115,034.87        ZZ
                           7.1900            820.54            1
                           13.6900           820.54            90
CHICAGO          IL 60620  13.1900           03/30/05
0439455700                 7.6900            06/01/05          23
2070050310070              7.1900            05/01/35          0.0000
0                          6.6900            05/01/07          05/01/07
Q82/U56                    6.1900            06/01/07          06/01/07
25                         7.6900            0.0000            0.0000
A                          10.6900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811430                    6.2400            382000.0000       100.0000
                           6.2400            380,904.84        ZZ
                           5.7400            2349.56           1
                           12.2400           2349.56           82
DRACUT           MA 01826  11.7400           04/06/05
0439457946                 6.2400            05/11/05          23
2090050336680              5.7400            04/11/35          0.0000
0                          5.2400            04/11/07          04/11/07
Q82/U56                    4.7400            05/11/07          05/11/07
25                         6.2400            0.0000            0.0000
A                          9.2400            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811432                    8.8000            81000.0000        100.0000
                           8.8000            80,820.16         ZZ
                           8.3000            640.13            1
                           14.8000           640.13            100
LONDON           KY 40741  14.3000           03/30/05
0439470600                 8.8000            05/01/05          23
2050050366460              8.3000            04/01/35          0.0000
0                          7.8800            04/01/07          04/01/07
Q82/U56                    7.3800            05/01/07          05/01/07
25                         8.8000            0.0000            0.0000
A                          11.8000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811434                    8.6900            54000.0000        100.0000
                           8.6900            53,904.93         ZZ
                           8.1900            422.51            1
                           14.6900           422.51            90
FLINT            MI 48503  14.1900           03/30/05
0439470618                 8.6900            05/04/05          23
2080050369540              8.1900            04/04/35          0.0000
0                          8.4400            04/04/07          04/04/07
Q82/U56                    7.9400            05/04/07          05/04/07
25                         8.6900            0.0000            0.0000
A                          11.6900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811436                    7.2400            112500.0000       100.0000
                           7.2400            112,323.59        ZZ
                           6.7400            766.69            1
                           13.2400           766.69            90
SAULK VILLAGE    IL 60411  12.7400           04/05/05
0439470626                 7.2400            06/01/05          23
2070050312210              6.7400            05/01/35          0.0000
0                          6.2400            05/01/07          05/01/07
Q82/U56                    5.7400            06/01/07          06/01/07
25                         7.2400            0.0000            0.0000
A                          10.2400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811438                    6.9900            95600.0000        100.0000
                           6.9900            95,427.81         ZZ
                           6.4900            635.39            1
                           12.9900           635.39            80
ROXBURY          ME 04275  12.4900           04/02/05
0439470634                 6.9900            06/01/05          00
2200050370790              6.4900            05/01/35          0.0000
0                          6.7400            05/01/07          05/01/07
Q82/U56                    6.2400            06/01/07          06/01/07
45                         6.9900            0.0000            0.0000
A                          8.4900            6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811440                    6.3900            84800.0000        100.0000
                           6.3900            84,563.78         ZZ
                           5.8900            529.88            1
                           12.3900           529.88            80
TOLEDO           OH 43612  11.8900           04/08/05
0439470642                 6.3900            05/08/05          00
2080050370240              5.8900            04/08/35          0.0000
0                          5.3900            04/08/07          04/08/07
Q82/U56                    4.8900            05/08/07          05/08/07
25                         6.3900            0.0000            0.0000
A                          9.3900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811448                    8.4400            123995.0000       100.0000
                           8.4400            123,765.23        ZZ
                           7.9400            948.15            1
                           14.4400           948.15            100
KATY             TX 77449  13.9400           04/01/05
0439470675                 8.4400            05/04/05          23
2320050394940              7.9400            04/04/35          0.0000
0                          8.1900            04/04/07          04/04/07
Q82/U56                    7.6900            05/04/07          05/04/07
25                         8.4400            0.0000            0.0000
A                          11.4400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811450                    5.9900            170000.0000       100.0000
                           5.9900            169,660.02        ZZ
                           5.4900            1018.15           1
                           11.9900           1018.15           64
EVANSTON         IL 60202  11.4900           04/02/05
0439456773                 5.9900            06/01/05          00
2070050314110              5.4900            05/01/35          0.0000
0                          4.9900            05/01/07          05/01/07
Q82/U56                    4.4900            06/01/07          06/01/07
25                         5.9900            0.0000            0.0000
A                          8.9900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811456                    8.6900            72000.0000        100.0000
                           8.6900            71,915.80         ZZ
                           8.1900            563.35            1
                           14.6900           563.35            100
TOLEDO           OH 43607  14.1900           04/08/05
0439470683                 8.6900            06/01/05          23
2020050303990              8.1900            05/01/35          0.0000
0                          7.6900            05/01/07          05/01/07
Q82/U56                    7.1900            06/01/07          06/01/07
25                         8.6900            0.0000            0.0000
A                          11.6900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811458                    7.8400            78400.0000        100.0000
                           7.8400            78,290.95         ZZ
                           7.3400            566.56            1
                           13.8400           566.56            80
CHICAGO HEIGHTS  IL 60411  13.3400           04/11/05
0439470691                 7.8400            06/01/05          00
2070050315360              7.3400            05/01/35          0.0000
0                          6.8400            05/01/07          05/01/07
Q82/U56                    6.3400            06/01/07          06/01/07
25                         7.8400            0.0000            0.0000
A                          10.8400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811462                    7.8400            287000.0000       100.0000
                           7.8400            286,600.86        ZZ
                           7.3400            2073.99           2
                           13.8400           2073.99           58
LOS ANGELES      CA 90007  13.3400           04/05/05
0439459595                 7.8400            06/01/05          00
2360050358390              7.3400            05/01/35          0.0000
0                          6.8400            05/01/07          05/01/07
Q82/U56                    6.3400            06/01/07          06/01/07
25                         7.8400            0.0000            0.0000
A                          10.8400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811466                    5.3900            190400.0000       100.0000
                           5.3900            189,973.53        ZZ
                           4.8900            1067.97           1
                           11.3900           1067.97           80
SEATTLE          WA 98133  10.8900           04/12/05
0439458019                 5.3900            06/01/05          00
2100050471360              4.8900            05/01/35          0.0000
0                          4.3900            05/01/07          05/01/07
Q82/U56                    3.8900            06/01/07          06/01/07
25                         5.3900            0.0000            0.0000
A                          8.3900            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     01                00
                           O                 0.0000

9811474                    7.1900            92000.0000        100.0000
                           7.1900            91,854.29         ZZ
                           6.6900            623.87            1
                           13.1900           623.87            60
OTISVILLE        MI 48463  12.6900           04/15/05
0439470725                 7.1900            06/01/05          00
2080050474590              6.6900            05/01/35          0.0000
0                          6.1900            05/01/07          05/01/07
Q82/U56                    5.6900            06/01/07          06/01/07
25                         7.1900            0.0000            0.0000
A                          10.1900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9811480                    8.8100            146000.0000       100.0000
                           8.8100            145,833.45        ZZ
                           8.3100            1154.85           1
                           14.8100           1154.85           100
ST CHARLES       MO 63304  14.3100           04/28/05
0439470733                 8.8100            06/01/05          23
2210050402940              8.3100            05/01/35          0.0000
0                          8.5600            05/01/07          05/01/07
Q82/U56                    8.0600            06/01/07          06/01/07
25                         8.8100            0.0000            0.0000
A                          11.8100           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9811904                    4.6250            304000.0000       100.0000
                           4.6250            304,000.00        ZZ
                           4.3750            1171.67           1
                           10.6250           1171.67           80
RESTON           VA 20194  10.3750           05/26/05
0439370875                 0.0000            07/01/05          00
40105235                   0.0000            06/01/35          0.0000
0                          2.2500            06/01/06          06/01/06
696/U57                    2.0000            07/01/06          07/01/06
45                         2.6250            0.0000            0.0000
A                          6.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           N                 0.0000

9814504                    7.4900            162400.0000       100.0000
                           7.4900            162,279.24        ZZ
                           6.9900            1134.41           1
                           14.4900           1134.41           80
MIAMI            FL 33126  13.9900           05/20/05
0439434481                 7.4900            07/01/05          00
9201173246                 6.9900            06/01/35          0.0000
0                          7.2400            06/01/07          06/01/07
Z26/U56                    6.7400            07/01/07          07/01/07
25                         7.4900            0.0000            0.0000
A                          10.4900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9814506                    7.3900            177600.0000       100.0000
                           7.3900            177,465.26        ZZ
                           6.8900            1228.46           1
                           14.3900           1228.46           80
MIAMI            FL 33176  13.8900           05/19/05
0439434960                 7.3900            07/01/05          00
9201203249                 6.8900            06/01/35          0.0000
0                          7.1400            06/01/07          06/01/07
Z26/U56                    6.6400            07/01/07          07/01/07
25                         7.3900            0.0000            0.0000
A                          10.3900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9814526                    8.4000            88500.0000        100.0000
                           8.4000            88,307.50         ZZ
                           7.9000            674.23            1
                           15.4000           674.23            100
KING             NC 27021  14.9000           04/01/05
0439435165                 8.4000            05/01/05          23
9801157563                 7.9000            04/01/35          0.0000
0                          7.3000            04/01/07          04/01/07
Z26/U56                    6.8000            05/01/07          05/01/07
25                         8.4000            0.0000            0.0000
A                          11.4000           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9814602                    5.7500            876800.0000       100.0000
                           5.7500            876,800.00        ZZ
                           5.5000            4201.33           1
                           12.0000           4201.33           80
DUNN LORING      VA 22027  11.7500           05/26/05
0439372194                 0.0000            07/01/05          00
40105234                   0.0000            06/01/35          0.0000
0                          3.5000            12/01/05          12/01/05
696/U57                    3.2500            01/01/06          01/01/06
25                         3.5000            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 6.0000            6.0000
6.2500                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9814610                    4.6250            241500.0000       100.0000
                           4.6250            241,500.00        ZZ
                           4.3750            930.78            1
                           10.6250           930.78            80
WASHINGTON       DC 20001  10.3750           06/02/05
0439373721                 0.0000            07/01/05          00
26205144                   0.0000            06/01/35          0.0000
0                          2.2500            06/01/06          06/01/06
696/U57                    2.0000            07/01/06          07/01/06
45                         2.6250            0.0000            0.0000
A                          6.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           N                 0.0000

9815528                    7.3750            176000.0000       100.0000
                           7.3750            175,731.33        ZZ
                           7.0000            1215.59           1
                           13.3750           1215.59           80
DAVENPORT        FL 33837  13.0000           05/03/05
0439441791                 0.0000            06/01/05          00
0003834480                 0.0000            05/01/35          0.0000
0                          5.8750            05/01/07          05/01/07
T24/U57                    5.5000            06/01/07          06/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9815534                    8.7500            218000.0000       100.0000
                           8.7500            217,620.97        ZZ
                           8.2500            1715.01           1
                           14.7500           1715.01           100
SANTA FE         NM 87507  14.2500           03/10/05
0439439936                 0.0000            05/01/05          23
0003881428                 0.0000            04/01/35          0.0000
0                          8.2500            04/01/07          04/01/07
T24/U57                    7.7500            05/01/07          05/01/07
25                         8.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9815536                    7.8750            299155.0000       100.0000
                           7.8750            298,323.30        ZZ
                           7.5000            2169.09           1
                           13.8750           2169.09           95
COLORADO SPRING  CO 80920  13.5000           02/10/05
0439442047                 0.0000            04/01/05          23
0003890583                 0.0000            03/01/35          0.0000
0                          6.7500            03/01/07          03/01/07
T24/U57                    6.3750            04/01/07          04/01/07
25                         7.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9815556                    8.8750            92600.0000        100.0000
                           8.8750            92,495.78         ZZ
                           8.3750            736.77            1
                           14.8750           736.77            100
ODELL            IL 60460  14.3750           04/01/05
0439440009                 0.0000            06/01/05          23
0003944926                 0.0000            05/01/35          0.0000
0                          7.2500            05/01/07          05/01/07
T24/U57                    6.7500            06/01/07          06/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9815600                    7.3750            317000.0000       100.0000
                           7.3750            316,516.08        ZZ
                           7.0000            2189.45           4
                           13.3750           2189.45           90
NEWARK           NJ 07206  13.0000           05/02/05
0439442005                 0.0000            06/01/05          23
0003979239                 0.0000            05/01/35          0.0000
0                          6.1250            05/01/07          05/01/07
T24/U57                    5.7500            06/01/07          06/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9815676                    8.3750            143000.0000       100.0000
                           8.3750            142,911.11        ZZ
                           7.8750            1086.91           1
                           14.3750           1086.91           100
SPRINGFIELD      MA 01129  13.8750           05/06/05
0439440074                 0.0000            07/01/05          23
0004028124                 0.0000            06/01/35          0.0000
0                          7.2500            06/01/07          06/01/07
T24/U57                    6.7500            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9818266                    9.3800            123600.0000       100.0000
                           9.3800            123,474.30        ZZ
                           9.0050            1028.49           1
                           15.3800           1028.49           100
DESOTO           TX 75115  15.0050           05/02/05
0439455593                 9.3800            06/01/05          23
0000102076                 9.0050            05/01/35          0.0000
0                          7.2200            05/01/07          05/01/07
K60/U56                    6.8450            06/01/07          06/01/07
25                         9.3800            0.0000            0.0000
A                          12.3800           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9818274                    10.7500           85000.0000        100.0000
                           10.7500           84,935.17         ZZ
                           10.2500           793.46            1
                           16.7500           793.46            100
SAN ANTONIO      TX 78227  16.2500           05/03/05
0439455767                 10.7500           06/01/05          23
0000103198                 10.2500           05/01/35          0.0000
0                          8.8400            05/01/07          05/01/07
K60/U57                    8.3400            06/01/07          06/01/07
25                         10.7500           0.0000            0.0000
A                          13.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9818276                    10.2500           94500.0000        100.0000
                           10.2500           94,460.37         ZZ
                           9.7500            846.82            1
                           16.2500           846.82            100
POTTSTOWN        PA 19464  15.7500           05/27/05
0439455817                 10.2500           07/01/05          23
0001110073                 9.7500            06/01/35          0.0000
0                          7.9900            06/01/07          06/01/07
K60/U57                    7.4900            07/01/07          07/01/07
25                         10.2500           0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9818280                    10.7500           187500.0000       100.0000
                           10.7500           187,358.19        ZZ
                           10.2500           1750.28           1
                           16.7500           1750.28           100
SAINT PETERSBUR  FL 33708  16.2500           05/02/05
0439455916                 10.7500           06/01/05          23
0000103386                 10.2500           05/01/35          0.0000
0                          8.5900            05/01/07          05/01/07
K60/U57                    8.0900            06/01/07          06/01/07
25                         10.7500           0.0000            0.0000
A                          13.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9818284                    9.3750            158000.0000       100.0000
                           9.3750            157,920.22        ZZ
                           8.8750            1314.16           1
                           15.3750           1314.16           100
BUCKNER          MO 64016  14.8750           05/16/05
0439455783                 9.3750            07/01/05          23
0000103601                 8.8750            06/01/35          0.0000
0                          7.1400            06/01/07          06/01/07
K60/U57                    6.6400            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9821367                    6.3750            101900.0000       100.0000
                           6.3750            101,897.35        ZZ
                           6.1250            541.34            1
                           11.3750           541.33            89
UPPERSTRASBURG   PA 17265  11.1250           02/08/05
0438985863                 0.0000            04/01/05          37
4874562276                 0.0000            03/01/35          25.0000
0                          2.2500            03/01/08          03/01/08
A11/U57                    2.0000            04/01/08          04/01/08
25                         3.3750            0.0000            0.0000
A                          9.3750            6                 6
360                        E                 2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9824730                    7.7000            188000.0000       100.0000
                           7.7000            188,000.00        ZZ
                           7.3250            1340.37           1
                           13.7000           1340.37           80
NAPLES           FL 34116  13.3250           06/03/05
0439410242                 7.7000            08/01/05          00
GA0516288                  7.3250            07/01/35          0.0000
0                          6.5000            07/01/07          07/01/07
W51/U57                    6.1250            08/01/07          08/01/07
25                         7.7000            0.0000            0.0000
A                          9.7000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9824738                    8.2000            118750.0000       100.0000
                           8.2000            118,673.50        ZZ
                           7.8250            887.96            1
                           14.2000           887.96            95
HAMPTON          VA 23666  13.8250           06/02/05
0439430752                 8.2000            07/01/05          23
GA0516299                  7.8250            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
W51/U57                    6.1250            07/01/07          07/01/07
25                         8.2000            0.0000            0.0000
A                          10.2000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826170                    6.0000            384000.0000       100.0000
                           6.0000            384,000.00        ZZ
                           5.7500            1920.00           1
                           12.0000           1920.00           80
ARLINGTON        VA 22206  11.7500           06/03/05
0439394586                 0.0000            08/01/05          00
27005114                   0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
696/U57                    3.0000            08/01/08          08/01/08
25                         3.2500            0.0000            0.0000
A                          9.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9826906                    9.4000            393183.0000       100.0000
                           9.4000            393,183.00        ZZ
                           8.9000            3079.93           1
                           15.4000           3079.93           100
CARROLLTON       VA 23314  14.9000           06/08/05
0439430687                 9.4000            07/08/05          23
31232476                   8.9000            06/08/35          0.0000
0                          8.4000            06/08/07          06/08/07
U77/U57                    7.9000            07/08/07          07/08/07
45                         9.4000            0.0000            0.0000
A                          11.4000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826908                    8.2500            63750.0000        100.0000
                           8.2500            63,668.42         ZZ
                           7.7500            478.93            1
                           14.2500           478.93            85
JACKSON          MI 49203  13.7500           05/20/05
0439429838                 8.2500            06/20/05          23
31232502                   7.7500            05/20/35          0.0000
0                          7.2500            05/20/07          05/20/07
U77/U57                    6.7500            06/20/07          06/20/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9826914                    8.8300            139000.0000       100.0000
                           8.8300            138,921.34        ZZ
                           8.3300            1101.47           1
                           14.8300           1101.47           100
SNELLVILLE       GA 30039  14.3300           05/25/05
0439429721                 8.8300            07/01/05          23
31232669                   8.3300            06/01/35          0.0000
0                          7.8300            06/01/07          06/01/07
U77/U57                    7.3300            07/01/07          07/01/07
25                         8.8300            0.0000            0.0000
A                          11.8300           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9826920                    8.6300            100000.0000       100.0000
                           8.6300            99,941.02         ZZ
                           8.1300            778.15            1
                           14.6300           778.15            100
WEYAUWEGA        WI 54983  14.1300           05/13/05
0439428723                 8.6300            07/01/05          23
31232173                   8.1300            06/01/35          0.0000
0                          7.6300            06/01/07          06/01/07
U77/U57                    7.1300            07/01/07          07/01/07
25                         8.6300            0.0000            0.0000
A                          11.6300           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9826924                    7.1300            223000.0000       100.0000
                           7.1300            222,821.85        ZZ
                           6.6300            1503.14           1
                           13.1300           1503.14           100
COCOA            FL 32927  12.6300           06/06/05
0439432642                 7.1300            07/07/05          23
31232361                   6.6300            06/07/35          0.0000
0                          6.1300            06/07/07          06/07/07
U77/U57                    5.6300            07/07/07          07/07/07
25                         7.1300            0.0000            0.0000
A                          10.1300           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826934                    7.9900            306000.0000       100.0000
                           7.9900            305,794.26        ZZ
                           7.4900            2243.19           1
                           13.9900           2243.19           100
LENOIR           NC 28645  13.4900           06/01/05
0439429036                 7.9900            07/01/05          23
31232711                   7.4900            06/01/35          0.0000
0                          6.9900            06/01/07          06/01/07
U77/U57                    6.4900            07/01/07          07/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826946                    8.9900            118500.0000       100.0000
                           8.9900            118,435.13        ZZ
                           8.4900            952.63            1
                           14.9900           952.63            100
THOMASVILLE      NC 27360  14.4900           06/06/05
0439432667                 8.9900            07/07/05          23
31232839                   8.4900            06/07/35          0.0000
0                          7.9900            06/07/07          06/07/07
U77/U57                    7.4900            07/07/07          07/07/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826964                    8.9000            80000.0000        100.0000
                           8.9000            79,955.38         ZZ
                           8.4000            637.95            1
                           14.9000           637.95            100
NEWBERRY         SC 29108  14.4000           06/08/05
0439432600                 8.9000            07/08/05          23
31233001                   8.4000            06/08/35          0.0000
0                          7.9000            06/08/07          06/08/07
U77/U57                    7.4000            07/08/07          07/08/07
25                         8.9000            0.0000            0.0000
A                          11.9000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826966                    8.2400            100225.0000       100.0000
                           8.2400            100,160.96        ZZ
                           7.7400            752.25            1
                           14.2400           752.25            95
SOUTH BEND       IN 46619  13.7400           06/06/05
0439429366                 8.2400            07/07/05          23
31232969                   7.7400            06/07/35          0.0000
0                          7.2400            06/07/07          06/07/07
U77/U57                    6.7400            07/07/07          07/07/07
25                         8.2400            0.0000            0.0000
A                          11.2400           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826976                    7.8000            99500.0000        100.0000
                           7.8000            99,430.48         ZZ
                           7.3000            716.27            1
                           13.8000           716.27            100
JACKSON          MS 39206  13.3000           06/07/05
0439429754                 7.8000            07/07/05          23
31233018                   7.3000            06/07/35          0.0000
0                          6.8000            06/07/07          06/07/07
U77/U57                    6.3000            07/07/07          07/07/07
25                         7.8000            0.0000            0.0000
A                          10.8000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9826982                    9.9900            75000.0000        100.0000
                           9.9900            74,966.76         ZZ
                           9.4900            657.62            1
                           15.9900           657.62            100
YORK             SC 29745  15.4900           06/08/05
0439429499                 9.9900            07/08/05          23
31233075                   9.4900            06/08/35          0.0000
0                          8.9900            06/08/07          06/08/07
U77/U57                    8.4900            07/08/07          07/08/07
25                         9.9900            0.0000            0.0000
A                          12.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827474                    7.9900            156929.0000       100.0000
                           7.9900            156,823.49        ZZ
                           7.4900            1150.40           1
                           14.9900           1150.40           95
NOBLESVILLE      IN 46060  14.4900           05/26/05
0439478231                 7.9900            07/01/05          23
0001976273                 7.4900            06/01/35          0.0000
0                          7.2400            06/01/07          06/01/07
Y68/U57                    6.7400            07/01/07          07/01/07
45                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827484                    8.8750            110000.0000       100.0000
                           8.8750            109,938.79        ZZ
                           8.3750            875.21            1
                           15.8750           875.21            100
SAINT LOUIS      MO 63136  15.3750           05/25/05
0439480443                 8.8750            07/01/05          23
0001976232                 8.3750            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Y68/U57                    7.6250            07/01/07          07/01/07
45                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827502                    9.3750            104000.0000       100.0000
                           9.3750            103,947.91        ZZ
                           8.8750            865.02            1
                           16.3750           865.02            100
GOSHEN           IN 46526  15.8750           05/26/05
0439480401                 9.3750            07/01/05          23
0001976414                 8.8750            06/01/35          0.0000
0                          8.6250            06/01/07          06/01/07
Y68/U57                    8.1250            07/01/07          07/01/07
45                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827506                    8.3000            106400.0000       100.0000
                           8.3000            106,332.84        ZZ
                           7.8000            803.09            1
                           15.3000           803.09            95
HOUSTON          TX 77083  14.8000           05/26/05
0439478561                 8.3000            07/01/05          23
0001976612                 7.8000            06/01/35          0.0000
0                          7.5500            06/01/07          06/01/07
Y68/U57                    7.0500            07/01/07          07/01/07
45                         8.3000            0.0000            0.0000
A                          11.3000           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9827540                    8.5000            247500.0000       100.0000
                           8.5000            247,350.06        ZZ
                           8.0000            1903.06           1
                           15.5000           1903.06           95
FRESNO           CA 93727  15.0000           05/25/05
0439478009                 8.5000            07/01/05          23
0001977297                 8.0000            06/01/35          0.0000
0                          7.7500            06/01/07          06/01/07
Y68/U57                    7.2500            07/01/07          07/01/07
45                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9827558                    8.9900            294900.0000       100.0000
                           8.9900            294,738.58        ZZ
                           8.4900            2370.71           1
                           15.9900           2370.71           100
PALMDALE         CA 93591  15.4900           05/09/05
0439478330                 8.9900            07/01/05          23
0001974237                 8.4900            06/01/35          0.0000
0                          8.2400            06/01/07          06/01/07
Y68/U57                    7.7400            07/01/07          07/01/07
45                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827560                    9.6250            176000.0000       100.0000
                           9.6250            175,915.69        ZZ
                           9.1250            1495.98           1
                           16.6250           1495.98           100
BRANDON          FL 33510  16.1250           05/13/05
0439482597                 9.6250            07/01/05          23
0001974443                 9.1250            06/01/35          0.0000
0                          8.8750            06/01/07          06/01/07
Y68/U57                    8.3750            07/01/07          07/01/07
45                         9.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827572                    8.5000            300000.0000       100.0000
                           8.5000            299,818.26        ZZ
                           8.1250            2306.74           1
                           15.5000           2306.74           95
HOUSTON          TX 77086  15.1250           05/20/05
0439480450                 8.5000            07/01/05          23
0001971597                 8.1250            06/01/35          0.0000
0                          7.7500            06/01/08          06/01/08
Y68/U57                    7.3750            07/01/08          07/01/08
45                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9827716                    8.3750            175455.0000       100.0000
                           8.3750            175,455.00        ZZ
                           7.8750            1224.53           1
                           14.3750           1224.53           95
DALLAS           GA 30157  13.8750           06/15/05
0439485285                 0.0000            08/01/05          23
991389                     0.0000            07/01/35          0.0000
0                          6.6250            07/01/07          07/01/07
X78/U57                    6.1250            08/01/07          08/01/07
25                         6.6250            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9829466                    6.3750            333900.0000       100.0000
                           6.3750            333,900.00        ZZ
                           6.1250            1773.84           1
                           11.3750           1773.84           90
BELTSVILLE       MD 20705  11.1250           06/10/05
0439429077                 0.0000            08/01/05          23
33905079                   0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
696/U57                    3.0000            08/01/10          08/01/10
25                         3.2500            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9829472                    6.7500            296800.0000       100.0000
                           6.7500            296,800.00        ZZ
                           6.5000            1669.50           1
                           11.7500           1669.50           80
COLLEGE PARK     MD 20740  11.5000           05/31/05
0439434408                 0.0000            07/01/05          00
33905069                   0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
696/U57                    3.0000            07/01/10          07/01/10
25                         3.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9829560                    8.5400            90000.0000        100.0000
                           8.5400            89,891.46         ZZ
                           8.0400            694.58            1
                           15.5400           694.58            100
LAGRANGE         OH 44050  15.0400           04/20/05
0439436460                 8.5400            06/01/05          23
9801161037                 8.0400            05/01/35          0.0000
0                          7.4400            05/01/07          05/01/07
Q67/U56                    6.9400            06/01/07          06/01/07
25                         8.5400            0.0000            0.0000
A                          11.5400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9829562                    8.7400            63300.0000        100.0000
                           8.7400            63,300.00         ZZ
                           8.2400            497.53            1
                           15.7400           497.53            100
AKRON            OH 44310  15.2400           06/10/05
0439446956                 8.7400            08/01/05          23
9801205750                 8.2400            07/01/35          0.0000
0                          8.2400            07/01/07          07/01/07
Q67/U56                    7.7400            08/01/07          08/01/07
25                         8.7400            0.0000            0.0000
A                          11.7400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9829874                    9.1750            138000.0000       100.0000
                           9.1750            137,927.32        ZZ
                           8.6750            1127.80           1
                           15.1750           1127.80           100
SAVANNAH         GA 31419  14.6750           05/31/05
0439477365                 9.1750            07/01/05          23
2000013021                 8.6750            06/01/35          0.0000
0                          7.6370            06/01/07          06/01/07
R54/U57                    7.1370            07/01/07          07/01/07
25                         9.1750            0.0000            0.0000
A                          12.1750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9829902                    9.5500            128500.0000       100.0000
                           9.5500            128,437.46        ZZ
                           9.0500            1085.19           1
                           15.5500           1085.19           100
PLAQUEMINE       LA 70764  15.0500           05/18/05
0439478512                 9.5500            07/01/05          23
2000012854                 9.0500            06/01/35          0.0000
0                          8.1990            06/01/07          06/01/07
R54/U57                    7.6990            07/01/07          07/01/07
25                         9.5500            0.0000            0.0000
A                          12.5500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830086                    6.8900            87200.0000        100.0000
                           6.8900            87,200.00         ZZ
                           6.3900            573.72            1
                           13.8900           573.72            80
PHOENIX          AZ 85009  13.3900           06/02/05
0439433921                 6.8900            08/01/05          00
9601206518                 6.3900            07/01/35          0.0000
0                          6.3900            07/01/07          07/01/07
Z26/U56                    5.8900            08/01/07          08/01/07
25                         6.8900            0.0000            0.0000
A                          9.8900            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9830088                    6.8400            236000.0000       100.0000
                           6.8400            236,000.00        ZZ
                           6.3400            1345.20           1
                           13.8400           1345.20           80
MESA             AZ 85201  13.3400           06/04/05
0439433889                 0.0000            08/01/05          00
9601208381                 0.0000            07/01/35          0.0000
0                          6.3400            07/01/07          07/01/07
Z26/U56                    5.8400            08/01/07          08/01/07
25                         6.8400            0.0000            0.0000
A                          9.8400            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830122                    6.8400            154400.0000       100.0000
                           6.8400            154,400.00        ZZ
                           6.3400            880.08            1
                           13.8400           880.08            80
THORNTON         CO 80241  13.3400           06/08/05
0439434051                 0.0000            08/01/05          00
9601207775                 0.0000            07/01/35          0.0000
0                          6.3400            07/01/07          07/01/07
Z26/U56                    5.8400            08/01/07          08/01/07
25                         6.8400            0.0000            0.0000
A                          9.8400            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9830124                    6.6400            180000.0000       100.0000
                           6.6400            180,000.00        ZZ
                           6.1400            1154.35           1
                           13.6400           1154.35           80
BRIGHTON         CO 80601  13.1400           06/06/05
0439434069                 6.6400            08/01/05          00
9601209295                 6.1400            07/01/35          0.0000
0                          6.1400            07/01/07          07/01/07
Z26/U56                    5.6400            08/01/07          08/01/07
25                         6.6400            0.0000            0.0000
A                          9.6400            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9830136                    7.0900            261000.0000       100.0000
                           7.0900            261,000.00        ZZ
                           6.5900            1542.08           1
                           14.0900           1752.24           90
MIAMI            FL 33155  13.5900           06/03/05
0439432352                 7.0900            07/01/05          23
9201208477                 6.5900            06/01/35          0.0000
0                          6.5900            06/01/07          06/01/07
Z26/U56                    6.0900            07/01/07          07/01/07
25                         7.0900            0.0000            0.0000
A                          10.0900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9830170                    9.0400            65000.0000        100.0000
                           9.0400            65,000.00         ZZ
                           8.5400            524.88            1
                           16.0400           524.88            100
MACON            GA 31204  15.5400           06/07/05
0439437021                 9.0400            08/01/05          23
9201204814                 8.5400            07/01/35          0.0000
0                          8.5400            07/01/08          07/01/08
Z26/U56                    8.0400            08/01/08          08/01/08
25                         9.0400            0.0000            0.0000
A                          12.0400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830178                    9.2400            50000.0000        100.0000
                           9.2400            49,900.10         ZZ
                           8.7400            410.98            1
                           16.2400           410.98            95
ELKHART          IN 46516  15.7400           03/14/05
0439423336                 9.2400            05/01/05          23
9101155805                 8.7400            04/01/35          0.0000
0                          8.1400            04/01/07          04/01/07
Z26/U56                    7.6400            05/01/07          05/01/07
25                         9.2400            0.0000            0.0000
A                          12.2400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830182                    9.2400            112575.0000       100.0000
                           9.2400            112,516.52        ZZ
                           8.7400            925.31            1
                           16.2400           925.31            95
NEWTON           KS 67114  15.7400           06/03/05
0439432923                 9.2400            07/01/05          23
9301205290                 8.7400            06/01/35          0.0000
0                          8.7400            06/01/07          06/01/07
Z26/U56                    8.2400            07/01/07          07/01/07
25                         9.2400            0.0000            0.0000
A                          12.2400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830186                    6.7500            552080.0000       100.0000
                           6.7500            552,080.00        ZZ
                           6.2500            3105.45           1
                           13.7500           3105.45           80
ROCKVILLE        MD 20850  13.2500           06/07/05
0439434630                 0.0000            08/01/05          00
9101176131                 0.0000            07/01/35          0.0000
0                          6.2500            07/01/07          07/01/07
Z26/U56                    5.7500            08/01/07          08/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9830194                    8.9900            82500.0000        100.0000
                           8.9900            82,409.34         ZZ
                           8.4900            663.22            1
                           15.9900           663.22            100
DETROIT          MI 48224  15.4900           04/29/05
0439435512                 8.9900            06/01/05          23
9101158774                 8.4900            05/01/35          0.0000
0                          7.8900            05/01/07          05/01/07
Z26/U56                    7.3900            06/01/07          06/01/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830204                    8.2500            95900.0000        100.0000
                           8.2500            95,900.00         ZZ
                           7.7500            720.46            1
                           15.2500           720.46            100
PONTIAC          MI 48341  14.7500           06/08/05
0439438763                 8.2500            08/01/05          23
9101175760                 7.7500            07/01/35          0.0000
0                          7.7500            07/01/07          07/01/07
Z26/U56                    7.2500            08/01/07          08/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830222                    8.7400            125000.0000       100.0000
                           8.7400            124,855.35        ZZ
                           8.2400            982.48            1
                           15.7400           982.48            100
DUNN             NC 28334  15.2400           05/02/05
0439440827                 8.7400            06/01/05          23
9801201492                 8.2400            05/01/35          0.0000
0                          7.6400            05/01/07          05/01/07
Z26/U56                    7.1400            06/01/07          06/01/07
25                         8.7400            0.0000            0.0000
A                          11.7400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830230                    8.5400            84500.0000        100.0000
                           8.5400            84,346.60         ZZ
                           8.0400            652.13            1
                           15.5400           652.13            100
LIBERTY          SC 29657  15.0400           03/31/05
0439434507                 8.5400            05/01/05          23
9801161528                 8.0400            04/01/35          0.0000
0                          7.4400            04/01/07          04/01/07
Z26/U56                    6.9400            05/01/07          05/01/07
25                         8.5400            0.0000            0.0000
A                          11.5400           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830238                    7.2900            224100.0000       100.0000
                           7.2900            224,100.00        ZZ
                           6.7900            1361.41           1
                           14.2900           1361.41           90
VIRGINIA BEACH   VA 23452  13.7900           05/31/05
0439433855                 0.0000            07/01/05          23
9801205767                 0.0000            06/01/35          0.0000
0                          6.7900            06/01/07          06/01/07
Z26/U56                    6.2900            07/01/07          07/01/07
25                         7.2900            0.0000            0.0000
A                          10.2900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830868                    7.6250            68400.0000        100.0000
                           7.6250            68,250.44         ZZ
                           7.1250            484.13            1
                           13.6250           484.13            95
SIOUX FALLS      SD 57104  13.1250           03/31/05
0439480575                 3.2500            05/01/05          23
0001967793                 2.7500            04/01/35          0.0000
0                          3.2500            04/01/07          04/01/07
Y68/U57                    2.7500            05/01/07          05/01/07
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9830882                    7.7750            142500.0000       100.0000
                           7.7750            142,399.93        ZZ
                           7.2750            1023.35           1
                           14.7750           1023.35           95
TAMPA            FL 33618  14.2750           05/26/05
0439478538                 7.7750            07/01/05          23
0001975606                 7.2750            06/01/35          0.0000
0                          7.0250            06/01/07          06/01/07
Y68/U57                    6.5250            07/01/07          07/01/07
45                         7.7750            0.0000            0.0000
A                          10.7750           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9830902                    7.9500            200000.0000       100.0000
                           7.9500            200,000.00        ZZ
                           7.4500            1460.56           1
                           14.9500           1460.56           100
LEHIGH ACRES     FL 33936  14.4500           06/06/05
0439478900                 7.9500            08/01/05          23
0001977529                 7.4500            07/01/35          0.0000
0                          7.2000            07/01/07          07/01/07
Y68/U57                    6.7000            08/01/07          08/01/07
45                         7.9500            0.0000            0.0000
A                          10.9500           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830926                    9.3750            132000.0000       100.0000
                           9.3750            132,000.00        ZZ
                           8.8750            1097.91           1
                           16.3750           1097.91           100
MC DONALD        TN 37353  15.8750           06/10/05
0439478520                 9.3750            08/01/05          23
0001976091                 8.8750            07/01/35          0.0000
0                          8.6250            07/01/07          07/01/07
Y68/U57                    8.1250            08/01/07          08/01/07
45                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830938                    7.1250            141950.0000       100.0000
                           7.1250            141,950.00        ZZ
                           6.6250            956.34            1
                           14.1250           956.34            85
AUBURNDALE       FL 33823  13.6250           06/10/05
0439480203                 7.1250            08/01/05          23
0001978915                 6.6250            07/01/35          0.0000
0                          6.3750            07/01/07          07/01/07
Y68/U57                    5.8750            08/01/07          08/01/07
45                         7.1250            0.0000            0.0000
A                          10.1250           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9830944                    8.2500            275500.0000       100.0000
                           8.2500            275,500.00        ZZ
                           7.7500            2069.74           1
                           15.2500           2069.74           95
COMPTON          CA 90221  14.7500           06/08/05
0439479346                 8.2500            08/01/05          23
0001976448                 7.7500            07/01/35          0.0000
0                          7.5000            07/01/07          07/01/07
Y68/U57                    7.0000            08/01/07          08/01/07
45                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9830950                    7.9900            316000.0000       100.0000
                           7.9900            316,000.00        ZZ
                           7.4900            2316.49           1
                           14.9900           2316.49           80
MONTEBELLO       CA 90640  14.4900           06/06/05
0439480096                 7.9900            08/01/05          00
0001974450                 7.4900            07/01/35          0.0000
0                          7.2400            07/01/08          07/01/08
Y68/U57                    6.7400            08/01/08          08/01/08
45                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9830952                    9.3750            59000.0000        100.0000
                           9.3750            59,000.00         ZZ
                           8.8750            490.73            1
                           16.3750           490.73            100
INDIANAPOLIS     IN 46218  15.8750           06/14/05
0439479148                 9.3750            08/01/05          23
0001979335                 8.8750            07/01/35          0.0000
0                          8.6250            07/01/07          07/01/07
Y68/U57                    8.1250            08/01/07          08/01/07
45                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831524                    8.8750            125000.0000       100.0000
                           8.8750            124,859.32        ZZ
                           8.3750            994.56            1
                           14.8750           994.56            100
JENKINSBURG      GA 30234  14.3750           04/26/05
0439534181                 8.8750            06/01/05          23
2101111561                 8.3750            05/01/35          0.0000
0                          7.8750            05/01/07          05/01/07
Q64/U57                    7.3750            06/01/07          06/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9831540                    8.5000            144000.0000       100.0000
                           8.5000            144,000.00        ZZ
                           8.0000            1107.24           1
                           14.5000           1107.24           91
MYRTLE BEACH     SC 29572  14.0000           06/09/05
0439532342                 8.5000            08/01/05          23
2121103229                 8.0000            07/01/35          0.0000
0                          7.5000            07/01/07          07/01/07
Q64/U57                    7.0000            08/01/07          08/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9831562                    8.6250            137750.0000       100.0000
                           8.6250            137,668.67        ZZ
                           8.1250            1071.41           1
                           14.6250           1071.41           95
MAYFIELD HEIGHT  OH 44124  14.1250           06/06/05
0439534140                 8.6250            07/01/05          23
2115118960                 8.1250            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
Q64/U57                    7.1250            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831570                    7.8750            168050.0000       100.0000
                           7.8750            167,934.35        T
                           7.3750            1218.48           1
                           13.8750           1218.48           95
MCDONOUGH        GA 30252  13.3750           05/09/05
0439530981                 7.8750            07/01/05          23
2101111848                 7.3750            06/01/35          0.0000
0                          6.8750            06/01/07          06/01/07
Q64/U57                    6.3750            07/01/07          07/01/07
25                         7.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9831576                    8.5000            141900.0000       100.0000
                           8.5000            141,900.00        ZZ
                           8.0000            1091.09           1
                           14.5000           1091.09           100
STOCKBRIDGE      GA 30281  14.0000           06/10/05
0439532169                 8.5000            08/01/05          23
2101111856                 8.0000            07/01/35          0.0000
0                          7.5000            07/01/07          07/01/07
Q64/U57                    7.0000            08/01/07          08/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831592                    9.5000            137750.0000       100.0000
                           9.5000            137,750.00        ZZ
                           9.0000            1158.28           1
                           15.5000           1158.28           95
NORTH PORT       FL 34287  15.0000           06/07/05
0439530643                 0.0000            08/01/05          23
2111108562                 0.0000            07/01/35          0.0000
0                          8.5000            07/01/07          07/01/07
Q64/U57                    8.0000            08/01/07          08/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831596                    9.6250            79800.0000        100.0000
                           9.6250            79,761.76         ZZ
                           9.1250            678.30            1
                           15.6250           678.30            95
RICHMOND         VA 23223  15.1250           05/27/05
0439528704                 9.6250            07/01/05          23
2103104145                 9.1250            06/01/35          0.0000
0                          8.6250            06/01/07          06/01/07
Q64/U57                    8.1250            07/01/07          07/01/07
25                         9.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9831618                    7.7500            118300.0000       100.0000
                           7.7500            118,216.50        ZZ
                           7.2500            847.52            1
                           13.7500           847.52            80
LAWRENCEVILLE    GA 30045  13.2500           05/24/05
0439531153                 7.7500            07/01/05          00
2117108527                 7.2500            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
Q64/U57                    6.2500            07/01/07          07/01/07
25                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9831634                    8.3750            120900.0000       100.0000
                           8.3750            120,824.85        ZZ
                           7.8750            918.93            1
                           14.3750           918.93            100
GRIFFIN          GA 30223  13.8750           05/26/05
0439528969                 8.3750            07/01/05          23
2101112108                 7.8750            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
Q64/U57                    6.8750            07/01/07          07/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831642                    9.1250            87500.0000        100.0000
                           9.1250            87,453.43         ZZ
                           8.6250            711.93            1
                           15.1250           711.93            100
LOUISVILLE       KY 40219  14.6250           06/03/05
0439529298                 9.1250            07/01/05          23
2115119762                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831644                    9.3750            79200.0000        100.0000
                           9.3750            79,200.00         ZZ
                           8.8750            658.75            1
                           15.3750           658.75            90
NATRONA HEIGHTS  PA 15065  14.8750           06/09/05
0439532318                 9.3750            08/01/05          23
2115119792                 8.8750            07/01/35          0.0000
0                          8.3750            07/01/07          07/01/07
Q64/U57                    7.8750            08/01/07          08/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831656                    8.1250            63800.0000        100.0000
                           8.1250            63,800.00         ZZ
                           7.6250            473.72            1
                           14.1250           473.72            100
BUCHANAN         GA 30113  13.6250           06/17/05
0439521667                 8.1250            08/01/05          23
2101112185                 7.6250            07/01/35          0.0000
0                          7.1250            07/01/07          07/01/07
Q64/U57                    6.6250            08/01/07          08/01/07
25                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831660                    9.5000            148900.0000       100.0000
                           9.5000            148,826.75        ZZ
                           9.0000            1252.04           1
                           15.5000           1252.04           100
LAWRENCEVILLE    GA 30044  15.0000           05/25/05
0439534363                 9.5000            07/01/05          23
2117108581                 9.0000            06/01/35          0.0000
0                          8.5000            06/01/07          06/01/07
Q64/U57                    8.0000            07/01/07          07/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831666                    8.8750            280775.0000       100.0000
                           8.8750            280,617.59        ZZ
                           8.3750            2233.98           1
                           14.8750           2233.98           95
CLAYTON          DE 19938  14.3750           06/02/05
0439530866                 8.8750            07/01/05          23
2112100988                 8.3750            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
Q64/U57                    7.3750            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831672                    9.5000            69350.0000        100.0000
                           9.5000            69,350.00         ZZ
                           9.0000            583.14            1
                           15.5000           583.14            95
WALTERBORO       SC 29488  15.0000           06/15/05
0439528613                 9.5000            08/01/05          23
2121103410                 9.0000            07/01/35          0.0000
0                          8.5000            07/01/07          07/01/07
Q64/U57                    8.0000            08/01/07          08/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831682                    9.1250            221130.0000       100.0000
                           9.1250            221,012.32        ZZ
                           8.6250            1799.19           1
                           15.1250           1799.19           90
ATLANTA          GA 30349  14.6250           05/31/05
0439532771                 9.1250            07/01/05          23
2117108598                 8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9831684                    7.7500            112500.0000       100.0000
                           7.7500            112,420.59        ZZ
                           7.2500            805.97            1
                           13.7500           805.97            100
VIRGINIA BEACH   VA 23464  13.2500           05/23/05
0439532896                 7.7500            07/01/05          23
2113111028                 7.2500            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
Q64/U57                    6.2500            07/01/07          07/01/07
25                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9831696                    10.3750           257500.0000       100.0000
                           10.3750           257,394.87        ZZ
                           9.8750            2331.43           1
                           16.3750           2331.43           100
COLUMBIA         SC 29203  15.8750           05/24/05
0439534199                 10.3750           07/01/05          23
2113111073                 9.8750            06/01/35          0.0000
0                          9.3750            06/01/08          06/01/08
Q64/U57                    8.8750            07/01/08          07/01/08
25                         10.3750           0.0000            0.0000
A                          13.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831736                    7.8750            176850.0000       100.0000
                           7.8750            176,850.00        ZZ
                           7.3750            1282.29           1
                           13.8750           1282.29           90
ESTERO           FL 33928  13.3750           06/07/05
0439527193                 7.8750            08/01/05          23
2109109288                 7.3750            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
Q64/U57                    6.3750            08/01/07          08/01/07
25                         7.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9831760                    8.2500            82000.0000        100.0000
                           8.2500            81,947.71         ZZ
                           7.7500            616.04            1
                           14.2500           616.04            100
NORTH LITTLE RO  AR 72117  13.7500           06/03/05
0439532193                 8.2500            07/01/05          23
2114102735                 7.7500            06/01/35          0.0000
0                          7.2500            06/01/07          06/01/07
Q64/U57                    6.7500            07/01/07          07/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831770                    10.7500           76000.0000        100.0000
                           10.7500           76,000.00         ZZ
                           10.2500           709.45            1
                           16.7500           709.45            95
DEARBORN HEIGHT  MI 48125  16.2500           06/16/05
0439530650                 10.7500           08/01/05          23
2115120589                 10.2500           07/01/35          0.0000
0                          9.7500            07/01/07          07/01/07
Q64/U57                    9.2500            08/01/07          08/01/07
25                         10.7500           0.0000            0.0000
A                          13.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9831794                    8.1250            167000.0000       100.0000
                           8.1250            167,000.00        ZZ
                           7.6250            1239.98           1
                           14.1250           1239.98           100
YPSILANTI        MI 48198  13.6250           06/08/05
0439528753                 8.1250            08/01/05          23
2103104567                 7.6250            07/01/35          0.0000
0                          7.1250            07/01/07          07/01/07
Q64/U57                    6.6250            08/01/07          08/01/07
25                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9831850                    7.2500            141600.0000       100.0000
                           7.2500            141,600.00        ZZ
                           6.7500            855.50            1
                           13.2500           855.50            80
HAMPTON          GA 30228  12.7500           06/15/05
0439534231                 0.0000            08/01/05          00
2117108756                 0.0000            07/01/35          0.0000
0                          6.2500            07/01/07          07/01/07
Q64/U57                    5.7500            08/01/07          08/01/07
45                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9831860                    7.2500            178000.0000       100.0000
                           7.2500            178,000.00        ZZ
                           6.7500            1214.28           1
                           13.2500           1214.28           100
JEFFERSON        GA 30549  12.7500           06/15/05
0439532995                 7.2500            08/01/05          23
2102110764                 6.7500            07/01/35          0.0000
0                          6.2500            07/01/07          07/01/07
Q64/U57                    5.7500            08/01/07          08/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9837347                    5.1250            129650.0000       100.0000
                           5.1250            127,753.37        ZZ
                           4.8750            705.93            1
                           10.1250           705.93            95
CASSELBERRY      FL 32707  9.8750            07/30/04
0439478256                 2.2500            09/01/04          04
111700491                  2.0000            08/01/34          30.0000
0                          2.2500            08/01/09          08/01/09
U45/U57                    2.0000            09/01/09          09/01/09
45                         2.2500            0.0000            0.0000
A                          10.1250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9839722                    6.6250            352000.0000       100.0000
                           6.6250            352,000.00        ZZ
                           6.3750            1943.33           1
                           11.6250           1943.33           80
MANASSAS         VA 20110  11.3750           06/23/05
0439497298                 0.0000            08/01/05          00
26405134                   0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
696/U57                    3.0000            08/01/10          08/01/10
25                         3.2500            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9840407                    6.3750            149600.0000       100.0000
                           6.3750            149,182.10        ZZ
                           6.1250            933.31            1
                           12.3750           933.31            85
DEERFIELD BEACH  FL 33442  12.1250           03/11/05
0423557156                 0.0000            05/01/05          10
0423557156                 0.0000            04/01/35          12.0000
0                          3.2500            04/01/08          04/01/08
E22/G02                    3.0000            05/01/08          05/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     08                00
                           N                 0.0000

9840506                    8.2500            79900.0000        100.0000
                           8.2500            79,849.04         ZZ
                           7.7500            600.27            1
                           14.2500           600.27            100
MUNCIE           IN 47302  13.7500           05/13/05
0439527086                 8.2500            07/01/05          23
2115117620                 7.7500            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
Q64/U57                    7.6250            07/01/07          07/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9840516                    9.6250            51900.0000        100.0000
                           9.6250            51,875.13         ZZ
                           9.1250            441.15            1
                           15.6250           441.15            100
MT OLIVE         MS 39119  15.1250           06/03/05
0439534439                 9.6250            07/01/05          23
2105110433                 9.1250            06/01/35          0.0000
0                          9.5000            06/01/07          06/01/07
Q64/U57                    9.0000            07/01/07          07/01/07
25                         9.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9840550                    8.8750            79650.0000        100.0000
                           8.8750            79,650.00         ZZ
                           8.3750            633.74            1
                           14.8750           633.74            90
ROMNEY           WV 26757  14.3750           06/20/05
0439530742                 8.8750            08/01/05          23
2113110506                 8.3750            07/01/35          0.0000
0                          7.8750            07/01/07          07/01/07
Q64/U57                    7.3750            08/01/07          08/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9840552                    8.1250            167000.0000       100.0000
                           8.1250            167,000.00        ZZ
                           7.6250            1239.98           1
                           14.1250           1239.98           100
LAWRENCEVILLE    GA 30043  13.6250           06/07/05
0439529975                 8.1250            08/01/05          23
2101111750                 7.6250            07/01/35          0.0000
0                          7.1250            07/01/07          07/01/07
Q64/U57                    6.6250            08/01/07          08/01/07
25                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9840562                    10.5000           63600.0000        100.0000
                           10.5000           63,600.00         ZZ
                           10.0000           581.78            1
                           16.5000           581.78            100
TOLEDO           OH 43605  16.0000           06/17/05
0439534256                 10.5000           08/01/05          23
2115119182                 10.0000           07/01/35          0.0000
0                          9.5000            07/01/08          07/01/08
Q64/U57                    9.0000            08/01/08          08/01/08
25                         10.5000           0.0000            0.0000
A                          13.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9840574                    9.6250            55250.0000        100.0000
                           9.6250            55,250.00         ZZ
                           9.1250            469.62            1
                           15.6250           469.62            85
COLUMBUS         GA 31903  15.1250           06/20/05
0439527045                 9.6250            08/01/05          23
2101112078                 9.1250            07/01/35          0.0000
0                          8.6250            07/01/07          07/01/07
Q64/U57                    8.1250            08/01/07          08/01/07
25                         9.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9840582                    7.2500            268850.0000       100.0000
                           7.2500            268,850.00        ZZ
                           6.7500            1834.04           1
                           13.2500           1834.04           95
MONROE           NC 28173  12.7500           06/21/05
0439528571                 7.2500            08/01/05          23
2113110967                 6.7500            07/01/35          0.0000
0                          6.2500            07/01/07          07/01/07
Q64/U57                    5.7500            08/01/07          08/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     09                00
                           O                 0.0000

9846030                    6.7500            86000.0000        100.0000
                           6.7500            85,925.95         ZZ
                           6.2500            557.80            1
                           12.7500           557.80            80
READING          PA 19605  12.2500           05/25/05
0439499708                 0.0000            07/01/05          00
0004050701                 0.0000            06/01/35          0.0000
0                          5.1250            06/01/07          06/01/07
T24/U57                    4.6250            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9846164                    7.1250            95120.0000        100.0000
                           7.1250            95,043.93         ZZ
                           6.6250            640.85            1
                           13.1250           640.85            80
PLANO            TX 75075  12.6250           05/24/05
0439500182                 0.0000            07/01/05          00
0004083728                 0.0000            06/01/35          0.0000
0                          5.1250            06/01/07          06/01/07
T24/U57                    4.6250            07/01/07          07/01/07
25                         7.1250            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9846174                    7.2500            250000.0000       100.0000
                           7.2500            249,804.97        ZZ
                           6.7500            1705.45           2
                           13.2500           1705.45           80
PATERSON         NJ 07522  12.7500           05/19/05
0439500224                 0.0000            07/01/05          00
0004086084                 0.0000            06/01/35          0.0000
0                          5.6250            06/01/07          06/01/07
T24/U57                    5.1250            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9883113                    7.8750            122991.0000       100.0000
                           7.8750            122,991.00        ZZ
                           7.6250            807.13            1
                           13.8750           807.13            95
WAXHAW           NC 28173  13.6250           03/02/05
0439187436                 0.0000            04/01/05          23
3200502249                 0.0000            03/01/35          0.0000
0                          4.5000            03/01/07          03/01/07
F34/U57                    4.2500            04/01/07          04/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9883131                    6.5000            113400.0000       100.0000
                           6.5000            113,400.00        ZZ
                           6.2500            614.25            1
                           12.5000           614.25            90
MEMPHIS          TN 38128  12.2500           03/02/05
0439168303                 4.5000            05/01/05          23
4900409426                 4.2500            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9883135                    7.5000            208000.0000       100.0000
                           7.5000            208,000.00        ZZ
                           7.2500            1300.00           1
                           13.5000           1300.00           80
SILVER SPRING    MD 20906  13.2500           02/25/05
0439225798                 0.0000            04/01/05          00
5800502135                 0.0000            03/01/35          0.0000
0                          4.5000            03/01/07          03/01/07
F34/U57                    4.2500            04/01/07          04/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9883151                    6.8750            231950.0000       100.0000
                           6.8750            231,950.00        ZZ
                           6.6250            1328.88           1
                           12.8750           1328.88           80
CULPEPER         VA 22701  12.6250           03/30/05
0439185810                 0.0000            05/01/05          00
5800503076                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9883235                    4.5000            148200.0000       100.0000
                           4.5000            148,200.00        ZZ
                           4.2500            555.75            1
                           10.5000           555.75            78
VALRICO          FL 33594  10.2500           03/30/05
0439169913                 0.0000            05/01/05          00
4800503049                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         4.5000            0.0000            0.0000
A                          7.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9883453                    6.1250            304000.0000       100.0000
                           6.1250            304,000.00        ZZ
                           5.8750            1551.67           1
                           12.1250           1551.67           80
MIAMI            FL 33185  11.8750           03/18/05
0439174194                 0.0000            05/01/05          00
4800503091                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         4.5000            0.0000            0.0000
A                          9.1250            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9883467                    7.7500            92000.0000        100.0000
                           7.7500            91,803.95         ZZ
                           7.5000            659.10            1
                           13.7500           659.10            80
CHICAGO HEIGHTS  IL 60411  13.5000           03/14/05
0439164021                 0.0000            05/01/05          00
4200501084                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
25                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9883479                    8.0000            175150.0000       100.0000
                           8.0000            175,150.00        ZZ
                           7.7500            1167.67           1
                           14.0000           1167.67           80
RICHMOND         VA 23233  13.7500           03/31/05
0439192162                 0.0000            05/01/05          00
5800503176                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9883481                    8.0000            177200.0000       100.0000
                           8.0000            177,200.00        ZZ
                           7.7500            1181.33           1
                           14.0000           1181.33           80
RICHMOND         VA 23233  13.7500           03/31/05
0439191933                 0.0000            05/01/05          00
5800503177                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9894383                    8.0000            89100.0000        100.0000
                           8.0000            88,605.79         ZZ
                           7.5000            653.78            1
                           14.0000           653.78            90
BRADFORD         OH 45308  13.5000           10/05/04
0439189135                 0.0000            12/01/04          23
1165007167                 0.0000            11/01/34          0.0000
0                          9.0000            11/01/06          11/01/06
N67/U56                    8.5000            12/01/06          12/01/06
25                         9.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9894891                    8.5000            102000.0000       100.0000
                           8.5000            101,122.20        ZZ
                           8.0000            784.29            1
                           14.5000           784.29            87
CHALMETTE        LA 70043  14.0000           05/19/04
0439190190                 8.5000            07/01/04          23
1161008426                 8.0000            06/01/34          0.0000
0                          8.5000            06/01/06          06/01/06
N67/U56                    8.0000            07/01/06          07/01/06
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9897213                    6.1250            220500.0000       100.0000
                           6.1250            219,853.78        ZZ
                           5.8750            1339.78           1
                           18.1250           1339.78           75
MANTECA          CA 95336  17.8750           03/31/05
0439193178                 0.0000            05/01/05          00
0523004                    0.0000            04/01/35          0.0000
0                          3.5000            10/01/05          10/01/05
Y20/U57                    3.2500            11/01/05          11/01/05
25                         3.5000            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9900285                    6.0000            191900.0000       100.0000
                           6.0000            191,516.96        ZZ
                           5.7500            1150.54           1
                           12.0000           1150.54           80
NASHUA           NH 03060  11.7500           04/08/04
0439218652                 2.7500            06/01/05          00
3274026198                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9905529                    6.1250            178500.0000       100.0000
                           6.1250            176,324.31        ZZ
                           5.8750            1084.58           1
                           12.1250           1084.58           94
HILLSBOROUGH     NH 03244  11.8750           06/16/04
0439208588                 6.1250            08/01/04          23
40504022                   5.8750            07/01/34          0.0000
0                          4.9900            07/01/06          07/01/06
W30/U57                    4.7400            08/01/06          08/01/06
25                         6.1250            0.0000            0.0000
A                          7.1250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9905891                    5.2500            337000.0000       100.0000
                           5.2500            335,050.25        ZZ
                           5.0000            1860.93           1
                           11.2500           1860.93           65
LYNNFIELD        MA 01940  11.0000           12/29/04
0439208570                 0.0000            03/01/05          00
0401001814                 0.0000            02/01/35          0.0000
0                          6.6250            08/01/05          08/01/05
W30/U57                    6.3750            09/01/05          09/01/05
25                         6.6250            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9907743                    7.5000            110000.0000       100.0000
                           7.5000            110,000.00        ZZ
                           7.2500            687.50            1
                           13.5000           687.50            80
COVINGTON        GA 30016  13.2500           04/14/05
0439208547                 0.0000            06/01/05          00
3200504016                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9907761                    6.7500            107200.0000       100.0000
                           6.7500            107,200.00        ZZ
                           6.5000            603.00            1
                           12.7500           603.00            80
BEVERLY HILLS    MI 48025  12.5000           04/20/05
0439220211                 4.5000            06/01/05          00
4800504066                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9907773                    5.6250            184000.0000       100.0000
                           5.6250            184,000.00        ZZ
                           5.3750            862.50            1
                           11.6250           862.50            80
BOYNTON BEACH    FL 33437  11.3750           04/14/05
0439223157                 0.0000            06/01/05          00
4800504038                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          8.6250            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9907775                    6.8750            423920.0000       100.0000
                           6.8750            423,920.00        ZZ
                           6.6250            2428.71           1
                           12.8750           2428.71           80
CHESAPEAKE       VA 23322  12.6250           04/15/05
0439222688                 0.0000            06/01/05          00
3200503567                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9907785                    6.8750            108000.0000       100.0000
                           6.8750            107,818.02        ZZ
                           6.6250            709.48            1
                           12.8750           709.48            80
CHESAPEAKE       VA 23323  12.6250           04/20/05
0439218249                 0.0000            06/01/05          00
3200503306                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9907791                    7.0000            182300.0000       100.0000
                           7.0000            182,300.00        ZZ
                           6.7500            1063.42           1
                           13.0000           1063.42           80
DELRAY BEACH     FL 33444  12.7500           04/21/05
0439217720                 0.0000            06/01/05          00
4800502193                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9908973                    6.7500            100000.0000       100.0000
                           6.7500            100,000.00        ZZ
                           6.5000            562.50            2
                           12.7500           562.50            80
HOMESTEAD        FL 33032  12.5000           04/15/05
0439217613                 0.0000            06/01/05          00
4800504004                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9913439                    6.3750            160000.0000       100.0000
                           6.3750            160,000.00        ZZ
                           6.1250            850.00            1
                           12.3750           850.00            80
BAKERSFIELD      CA 93306  12.1250           03/25/05
0439222373                 0.0000            05/01/05          00
286739                     0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
H58/U57                    2.0000            05/01/08          05/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9913983                    5.3750            284000.0000       100.0000
                           5.3750            282,718.47        ZZ
                           5.1250            1590.32           1
                           17.3750           1590.32           80
WHITTIER AREA    CA 90606  17.1250           02/15/05
360000121                  0.0000            04/01/05          00
777001720                  0.0000            03/01/35          0.0000
0                          3.8750            09/01/05          09/01/05
Z51/600                    3.6250            10/01/05          10/01/05
45                         5.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        R                 1.0000            1.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9914003                    5.0000            472500.0000       100.0000
                           5.0000            469,637.60        ZZ
                           4.7500            2536.48           1
                           17.0000           2536.48           75
LOS ANGELES      CA 90005  16.7500           01/27/05
359017367                  0.0000            03/01/05          00
777001760                  0.0000            02/01/35          0.0000
0                          3.5000            08/01/05          08/01/05
Z51/600                    3.2500            09/01/05          09/01/05
25                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9914005                    5.7500            355200.0000       100.0000
                           5.7500            355,200.00        ZZ
                           5.5000            1702.00           1
                           17.7500           1702.00           80
GLENDALE         CA 91206  17.5000           01/26/05
360000194                  0.0000            03/01/05          00
777001766                  0.0000            02/01/35          0.0000
0                          4.2500            08/01/05          08/01/05
Z51/600                    4.0000            09/01/05          09/01/05
45                         5.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9914023                    5.6250            312000.0000       100.0000
                           5.6250            312,000.00        T
                           5.3750            1462.50           1
                           12.0000           1462.50           77
MIAMI BEACH      FL 33140  11.7500           02/24/05
360000243                  4.1250            04/01/05          00
777001817                  3.8750            03/01/35          0.0000
0                          4.1250            09/01/05          09/01/05
Z51/600                    3.8750            10/01/05          10/01/05
25                         4.1250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 6.0000            6.0000
6.3750                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     22                00
                           O                 0.0000

9914045                    5.7500            165564.0000       100.0000
                           5.7500            165,563.67        ZZ
                           5.5000            793.33            1
                           17.7500           793.33            80
SUNNY ISLES BEA  FL 33160  17.5000           02/14/05
359017555                  0.0000            04/01/05          00
777001854                  0.0000            03/01/35          0.0000
0                          4.2500            09/01/05          09/01/05
Z51/600                    4.0000            10/01/05          10/01/05
25                         4.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           N                 0.0000

9914669                    5.6250            980000.0000       100.0000
                           7.5000            980,000.00        ZZ
                           7.2500            4593.75           1
                           12.0000           6125.00           70
AVENTURA         FL 33180  11.7500           11/19/04
359017561                  0.0000            01/01/05          00
777001890                  0.0000            12/01/34          0.0000
0                          4.1250            06/01/05          12/01/05
Z51/600                    3.8750            07/01/05          01/01/06
25                         4.1250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 6.0000            6.0000
6.3750                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           N                 0.0000

9914673                    5.7500            245000.0000       100.0000
                           5.7500            245,000.00        ZZ
                           5.5000            1173.96           1
                           17.7500           1173.96           80
SUNNY ISLES BEA  FL 33160  17.5000           02/17/05
359017610                  0.0000            04/01/05          00
777001895                  0.0000            03/01/35          0.0000
0                          4.2500            09/01/05          09/01/05
Z51/600                    4.0000            10/01/05          10/01/05
25                         4.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           O                 0.0000

9914719                    5.5000            535000.0000       100.0000
                           5.5000            532,641.52        ZZ
                           5.2500            3037.67           1
                           17.5000           3037.67           85
BUENA PARK       CA 90621  17.2500           02/04/05
360000180                  0.0000            04/01/05          26
777002086                  0.0000            03/01/35          30.0000
0                          4.0000            09/01/05          09/01/05
Z51/600                    3.7500            10/01/05          10/01/05
45                         5.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9914725                    4.8750            164500.0000       100.0000
                           4.8750            163,685.98        ZZ
                           4.6250            870.55            1
                           12.0000           870.55            70
AVENTURA         FL 33180  11.7500           02/16/05
360000008                  3.3750            04/01/05          00
777002094                  3.1250            03/01/35          0.0000
0                          3.3750            09/01/05          09/01/05
Z51/600                    3.1250            10/01/05          10/01/05
25                         3.3750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 6.0000            6.0000
7.1250                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     01                00
                           O                 0.0000

9914731                    5.2500            253440.0000       100.0000
                           5.2500            253,440.00        ZZ
                           5.0000            1108.80           1
                           17.2500           1108.80           80
SUNNY ISLES BEA  FL 33160  17.0000           02/17/05
359017571                  0.0000            04/01/05          00
777002110                  0.0000            03/01/35          0.0000
0                          3.7500            09/01/05          09/01/05
Z51/600                    3.5000            10/01/05          10/01/05
25                         3.7500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9914735                    6.0000            693750.0000       100.0000
                           6.0000            693,750.00        ZZ
                           5.7500            3468.75           4
                           18.0000           3468.75           64
LOS ANGELES      CA 90004  17.7500           02/04/05
360000096                  0.0000            04/01/05          00
777002119                  0.0000            03/01/35          0.0000
0                          4.5000            09/01/05          09/01/05
Z51/600                    4.2500            10/01/05          10/01/05
45                         6.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9914737                    5.5000            294400.0000       100.0000
                           5.5000            294,400.00        ZZ
                           5.2500            1349.33           1
                           17.5000           1349.33           80
LOS ANGELES      CA 90018  17.2500           02/01/05
360000026                  0.0000            04/01/05          00
777002120                  0.0000            03/01/35          0.0000
0                          4.0000            09/01/05          09/01/05
Z51/600                    3.7500            10/01/05          10/01/05
45                         5.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9914741                    4.5000            464000.0000       100.0000
                           4.5000            464,000.00        ZZ
                           4.2500            1740.00           1
                           16.5000           1740.00           80
UNION CITY       CA 94587  16.2500           02/16/05
359017663                  0.0000            04/01/05          00
777002127                  0.0000            03/01/35          0.0000
0                          3.0000            09/01/05          09/01/05
Z51/600                    2.7500            10/01/05          10/01/05
25                         3.0000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9914751                    6.2500            472000.0000       100.0000
                           6.2500            470,194.53        ZZ
                           6.0000            2906.19           1
                           18.2500           2906.19           80
SAN MATEO        CA 94401  18.0000           02/01/05
359017639                  0.0000            04/01/05          00
777002135                  0.0000            03/01/35          0.0000
0                          4.7500            09/01/05          09/01/05
Z51/600                    4.5000            10/01/05          10/01/05
45                         6.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9914763                    5.0000            476000.0000       100.0000
                           5.0000            475,483.33        ZZ
                           4.7500            1983.33           1
                           17.0000           1981.18           85
WEST HOLLYWOOD   CA 90069  16.7500           02/07/05
360000077                  0.0000            04/01/05          23
777002176                  0.0000            03/01/35          0.0000
0                          3.5000            09/01/05          09/01/05
Z51/600                    3.2500            10/01/05          10/01/05
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9914797                    4.2500            412500.0000       100.0000
                           4.2500            412,500.00        ZZ
                           4.0000            1460.94           1
                           12.0000           1460.94           75
ANTIOCH          CA 94531  11.7500           02/23/05
360000003                  0.0000            04/01/05          00
777002254                  0.0000            03/01/35          0.0000
0                          2.5000            09/01/05          09/01/05
Z51/600                    2.2500            10/01/05          10/01/05
25                         2.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 6.0000            6.0000
7.7500                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9914811                    5.0000            444000.0000       100.0000
                           5.0000            444,000.00        ZZ
                           4.7500            1850.00           1
                           17.0000           1850.00           80
NAPLES           FL 34109  16.7500           02/28/05
360000161                  0.0000            04/01/05          00
777002323                  0.0000            03/01/35          0.0000
0                          3.5000            09/01/05          09/01/05
Z51/600                    3.2500            10/01/05          10/01/05
25                         3.5000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9914813                    5.8750            88000.0000        100.0000
                           5.8750            87,638.48         ZZ
                           5.6250            520.55            1
                           10.8750           520.55            71
BRONX            NY 10468  10.6250           02/14/05
359017700                  0.0000            04/01/05          00
777002334                  0.0000            03/01/35          0.0000
0                          2.2500            03/01/10          03/01/10
Z51/600                    2.0000            04/01/10          04/01/10
25                         2.2500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     12                00
                           O                 0.0000

9914823                    5.8750            144000.0000       100.0000
                           5.8750            143,408.43        ZZ
                           5.6250            851.81            1
                           17.8750           851.81            80
NEWTON           NJ 07860  17.6250           02/28/05
360000205                  0.0000            04/01/05          00
777002374                  0.0000            03/01/35          0.0000
0                          4.3750            09/01/05          09/01/05
Z51/600                    4.1250            10/01/05          10/01/05
25                         4.3750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9914891                    5.2500            351200.0000       100.0000
                           5.2500            351,200.00        ZZ
                           5.0000            1536.50           1
                           17.2500           1536.50           80
FULLERTON        CA 92833  17.0000           01/20/05
359017273                  0.0000            03/01/05          00
777001561                  0.0000            02/01/35          0.0000
0                          3.7500            08/01/05          08/01/05
Z51/600                    3.5000            09/01/05          09/01/05
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9914905                    5.8750            76000.0000        100.0000
                           5.8750            76,000.00         ZZ
                           5.6250            372.08            1
                           17.8750           372.08            80
DESERT CENTER    CA 92239  17.6250           01/13/05
359017244                  0.0000            03/01/05          00
777001586                  0.0000            02/01/35          0.0000
0                          4.3750            08/01/05          08/01/05
Z51/600                    4.1250            09/01/05          09/01/05
45                         5.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9914913                    4.8750            306750.0000       100.0000
                           4.8750            306,750.00        ZZ
                           4.6250            1246.17           1
                           12.0000           1246.17           75
OAKLEY           CA 94561  11.7500           02/03/05
359017455                  0.0000            04/01/05          00
777001595                  0.0000            03/01/35          0.0000
0                          3.3750            09/01/05          09/01/05
Z51/600                    3.1250            10/01/05          10/01/05
25                         3.3750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 6.0000            6.0000
7.1250                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9914969                    5.0000            690000.0000       100.0000
                           5.0000            687,502.42        ZZ
                           4.7500            3704.07           1
                           17.0000           3704.07           75
CLOSTER          NJ 07624  16.7500           03/11/05
360000269                  0.0000            05/01/05          00
777002873                  0.0000            04/01/35          0.0000
0                          3.5000            10/01/05          10/01/05
Z51/600                    3.2500            11/01/05          11/01/05
25                         3.5000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9914979                    5.2500            520000.0000       100.0000
                           5.2500            520,000.00        ZZ
                           5.0000            2275.00           1
                           17.2500           2275.00           80
WHITTIER         CA 90601  17.0000           03/01/05
360000235                  0.0000            05/01/05          00
777003063                  0.0000            04/01/35          0.0000
0                          3.7500            10/01/05          10/01/05
Z51/600                    3.5000            11/01/05          11/01/05
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9914993                    6.0000            564000.0000       100.0000
                           6.0000            561,737.28        T
                           5.7500            3381.46           1
                           18.0000           3381.46           80
CAPE CORAL       FL 33914  17.7500           03/01/05
360000079                  0.0000            04/01/05          00
777001644                  0.0000            03/01/35          0.0000
0                          2.2500            09/01/05          09/01/05
Z51/600                    2.0000            10/01/05          10/01/05
25                         2.2500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9914997                    5.0000            278700.0000       100.0000
                           5.0000            278,700.00        ZZ
                           4.7500            1161.25           1
                           17.0000           1161.25           80
SUNNY ISLES BEA  FL 33160  16.7500           02/08/05
359017362                  0.0000            04/01/05          00
777001668                  0.0000            03/01/35          0.0000
0                          3.5000            09/01/05          09/01/05
Z51/600                    3.2500            10/01/05          10/01/05
25                         4.0000            0.0000            0.0000
A                          6.0000            6                 6
360                        E                 1.0000            1.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           O                 0.0000

9914999                    5.6250            338250.0000       100.0000
                           5.6250            336,793.35        ZZ
                           5.3750            1947.16           2
                           17.6250           1947.16           75
LOS ANGELES      CA 91324  17.3750           02/03/05
359017625                  0.0000            04/01/05          00
777001669                  0.0000            03/01/35          0.0000
0                          4.1250            09/01/05          09/01/05
Z51/600                    3.8750            10/01/05          10/01/05
45                         5.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9915009                    5.2500            248000.0000       100.0000
                           5.2500            248,000.00        ZZ
                           5.0000            1085.00           1
                           17.2500           1085.00           80
NORTH LAS VEGAS  NV 89031  17.0000           02/09/05
360000173                  0.0000            04/01/05          00
777001690                  0.0000            03/01/35          0.0000
0                          3.7500            09/01/05          09/01/05
Z51/600                    3.5000            10/01/05          10/01/05
25                         3.7500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9915015                    4.8750            373500.0000       100.0000
                           4.8750            371,185.03        ZZ
                           4.6250            1976.59           2
                           16.8750           1976.59           90
FAR ROCKAWAY     NY 11691  16.6250           01/31/05
359017180                  0.0000            03/01/05          01
777001699                  0.0000            02/01/35          25.0000
0                          3.3750            08/01/05          08/01/05
Z51/600                    3.1250            09/01/05          09/01/05
45                         3.3750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9915039                    5.8750            660000.0000       100.0000
                           5.8750            660,000.00        ZZ
                           5.6250            3231.25           1
                           17.8750           3231.25           80
MIAMI            FL 33133  17.6250           02/28/05
360000067                  0.0000            04/01/05          00
777002510                  0.0000            03/01/35          0.0000
0                          4.3750            09/01/05          09/01/05
Z51/600                    4.1250            10/01/05          10/01/05
25                         4.3750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9915043                    4.5000            480000.0000       100.0000
                           4.5000            480,000.00        ZZ
                           4.2500            1800.00           1
                           16.5000           1800.00           79
LONG BEACH       CA 90808  16.2500           03/01/05
360000146                  0.0000            05/01/05          00
777002517                  0.0000            04/01/35          0.0000
0                          3.0000            10/01/05          10/01/05
Z51/600                    2.7500            11/01/05          11/01/05
25                         3.0000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9915049                    4.5000            245600.0000       100.0000
                           4.5000            245,600.00        ZZ
                           4.2500            921.00            1
                           16.5000           921.00            80
SACRAMENTO       CA 95841  16.2500           02/15/05
360000051                  0.0000            04/01/05          00
777002530                  0.0000            03/01/35          0.0000
0                          3.0000            09/01/05          09/01/05
Z51/600                    2.7500            10/01/05          10/01/05
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9915055                    4.8750            280000.0000       100.0000
                           4.8750            280,000.00        ZZ
                           4.6250            1137.50           1
                           16.8750           1137.50           80
PICO RIVERA      CA 90660  16.6250           02/07/05
360000009                  0.0000            04/01/05          00
777002576                  0.0000            03/01/35          0.0000
0                          3.3750            09/01/05          09/01/05
Z51/600                    3.1250            10/01/05          10/01/05
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9915061                    4.7500            168350.0000       100.0000
                           4.7500            168,350.00        ZZ
                           4.5000            666.39            1
                           16.7500           666.39            65
WEST COVINA      CA 91792  16.5000           02/23/05
360000122                  0.0000            04/01/05          00
777002584                  0.0000            03/01/35          0.0000
0                          3.2500            09/01/05          09/01/05
Z51/600                    3.0000            10/01/05          10/01/05
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9915979                    7.6250            54750.0000        100.0000
                           7.6250            54,750.00         ZZ
                           7.3750            347.89            1
                           13.6250           347.89            80
OLDSMAR          FL 34677  13.3750           04/20/05
0439220179                 4.5000            06/01/05          00
6200503101                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           N                 0.0000

9915991                    6.5000            316000.0000       100.0000
                           6.5000            316,000.00        ZZ
                           6.2500            1711.67           1
                           12.5000           1711.67           80
WAYZATA          MN 55391  12.2500           04/21/05
0439220088                 4.5000            06/01/05          00
4200504000                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9917147                    7.3750            164800.0000       100.0000
                           7.3750            164,800.00        ZZ
                           7.1250            1012.83           1
                           13.3750           1012.83           80
DUMFRIES         VA 22026  13.1250           04/18/05
0439222795                 0.0000            06/01/05          00
5800504064                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9917153                    7.6250            58300.0000        100.0000
                           7.6250            58,300.00         ZZ
                           7.3750            370.45            1
                           13.6250           370.45            80
FORT MYERS       FL 33916  13.3750           04/26/05
0439221524                 4.5000            06/01/05          00
4800504018                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           N                 0.0000

9917173                    7.7500            144000.0000       100.0000
                           7.7500            144,000.00        ZZ
                           7.5000            930.00            1
                           13.7500           930.00            80
ALEXANDRIA       VA 22306  13.5000           04/25/05
0439220583                 4.5000            06/01/05          00
5800504030                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     01                00
                           O                 0.0000

9917177                    7.5000            187200.0000       100.0000
                           7.5000            187,200.00        ZZ
                           7.2500            1170.00           1
                           13.5000           1170.00           80
WOODBRIDGE       VA 22191  13.2500           04/26/05
0439220302                 4.5000            06/01/05          00
5800504034                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9917473                    4.7500            424000.0000       100.0000
                           4.7500            422,921.94        ZZ
                           4.5000            2211.78           1
                           10.7500           2211.78           80
GRANTS PASS      OR 97527  10.5000           04/28/05
0424037976                 0.0000            06/01/05          00
0424037976                 0.0000            05/01/35          0.0000
0                          2.2500            05/01/06          05/01/06
E22/U57                    2.0000            06/01/06          06/01/06
45                         2.7500            0.0000            0.0000
A                          6.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9919291                    8.2000            110000.0000       100.0000
                           8.2000            109,842.20        ZZ
                           7.8250            822.53            1
                           14.2000           822.53            100
AUGUSTA          GA 30906  13.8250           04/25/05
0439229329                 8.2000            06/01/05          23
050049R                    7.8250            05/01/35          0.0000
0                          6.8100            05/01/07          05/01/07
T76/U57                    6.4350            06/01/07          06/01/07
25                         8.2000            0.0000            0.0000
A                          11.2000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9920607                    4.6250            337500.0000       100.0000
                           4.6250            337,065.56        ZZ
                           4.3750            1735.22           2
                           10.6250           1735.22           90
ELIZABETH        NJ 07201  10.3750           05/06/05
0423805720                 0.0000            07/01/05          01
0423805720                 0.0000            06/01/35          25.0000
0                          2.2500            06/01/06          06/01/06
E22/U57                    2.0000            07/01/06          07/01/06
45                         2.6250            0.0000            0.0000
A                          6.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9922999                    7.4500            600000.0000       100.0000
                           7.4500            599,323.13        ZZ
                           6.9500            3725.00           1
                           13.4500           3725.00           90
MYRTLE BEACH     SC 29572  12.9500           02/09/05
0439311879                 0.0000            04/01/05          23
7007002710                 0.0000            03/01/35          0.0000
0                          7.7000            03/01/07          03/01/07
Y87/U57                    7.2000            04/01/07          04/01/07
25                         7.4500            0.0000            0.0000
A                          10.4500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9923727                    6.2500            168000.0000       100.0000
                           6.2500            167,680.37        ZZ
                           6.0000            1034.40           1
                           12.2500           1034.40           80
LAKE MARY        FL 32746  12.0000           04/26/05
0439482969                 0.0000            06/01/05          00
4800504145                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          9.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9925241                    9.3750            50400.0000        100.0000
                           9.3750            50,348.90         ZZ
                           8.8750            419.20            1
                           15.3750           419.20            90
INDIANAPOLIS     IN 46218  14.8750           04/27/05
0439265224                 8.6250            06/01/05          23
30504254                   8.1250            05/01/35          0.0000
0                          8.6250            05/01/07          05/01/07
S34/U57                    8.1250            06/01/07          06/01/07
25                         8.6250            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9928793                    4.5000            252000.0000       100.0000
                           4.5000            251,668.15        T
                           4.2500            1276.85           1
                           10.5000           1276.85           90
CHAPIN           SC 29036  10.2500           05/12/05
0424091049                 0.0000            07/01/05          10
0424091049                 0.0000            06/01/35          25.0000
0                          2.2500            06/01/06          06/01/06
E22/U57                    2.0000            07/01/06          07/01/06
45                         2.5000            0.0000            0.0000
A                          6.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9929789                    7.3750            480000.0000       100.0000
                           7.3750            478,455.35        ZZ
                           7.0000            3315.24           1
                           12.3750           3315.24           77
MIAMI BEACH      FL 33140  12.0000           02/11/05
777001911                  2.2500            04/01/05          00
777001911                  1.8750            03/01/35          0.0000
0                          2.2500            03/01/10          03/01/10
Z51/600                    1.8750            04/01/10          04/01/10
25                         2.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.1250                     1                 0
0.0000                     22                00
                           N                 0.0000

9929855                    4.8750            58125.0000        100.0000
                           4.8750            58,125.00         ZZ
                           4.5000            236.13            1
                           12.0000           236.13            75
TUCSON           AZ 85719  11.6250           02/25/05
777002339                  0.0000            04/01/05          00
777002339                  0.0000            03/01/35          0.0000
0                          3.3750            09/01/05          09/01/05
Z51/600                    3.0000            10/01/05          10/01/05
25                         3.3750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 6.0000            6.0000
7.1250                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9929899                    4.7500            212000.0000       100.0000
                           4.7500            210,926.76        ZZ
                           4.3750            1105.89           1
                           12.0000           1105.89           80
MIAMI            FL 33162  11.6250           02/16/05
777002541                  0.0000            04/01/05          00
777002541                  0.0000            03/01/35          0.0000
0                          3.2500            09/01/05          09/01/05
Z51/600                    2.8750            10/01/05          10/01/05
25                         3.2500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 6.0000            6.0000
7.2500                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9929901                    7.1250            170400.0000       100.0000
                           7.1250            169,850.05        ZZ
                           6.7500            1148.02           1
                           13.1250           1148.02           80
NEWARK           NJ 07103  12.7500           02/23/05
777002542                  0.0000            04/01/05          00
777002542                  0.0000            03/01/35          0.0000
0                          3.2500            03/01/07          03/01/07
Z51/600                    2.8750            04/01/07          04/01/07
25                         4.1250            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           N                 0.0000

9930029                    4.8750            525000.0000       100.0000
                           4.8750            522,831.73        ZZ
                           4.5000            2778.34           1
                           16.8750           2778.34           70
BRISBANE         CA 94005  16.5000           03/04/05
777003069                  0.0000            05/01/05          00
777003069                  0.0000            04/01/35          0.0000
0                          3.3750            10/01/05          10/01/05
Z51/600                    3.0000            11/01/05          11/01/05
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9930045                    4.8750            200000.0000       100.0000
                           4.8750            199,251.23        ZZ
                           4.5000            1058.42           1
                           12.0000           1058.42           80
MIAMI            FL 33134  11.6250           03/11/05
777003097                  3.3750            05/01/05          00
777003097                  3.0000            04/01/35          0.0000
0                          3.3750            10/01/05          10/01/05
Z51/600                    3.0000            11/01/05          11/01/05
25                         3.3750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 6.0000            6.0000
7.1250                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9930097                    6.8750            134000.0000       100.0000
                           6.8750            133,660.34        ZZ
                           6.5000            880.28            1
                           11.8750           880.28            90
BRONX            NY 10451  11.5000           03/14/05
777003240                  0.0000            05/01/05          04
777003240                  0.0000            04/01/35          25.0000
0                          2.2500            04/01/10          04/01/10
Z51/600                    1.8750            05/01/10          05/01/10
25                         2.2500            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     11                00
                           O                 0.0000

9930227                    6.0000            611000.0000       100.0000
                           6.0000            611,000.00        ZZ
                           5.6250            3055.00           1
                           12.0000           3055.00           70
LOS ANGELES      CA 90019  11.6250           03/15/05
777003408                  0.0000            05/01/05          00
777003408                  0.0000            04/01/35          0.0000
0                          2.2500            04/01/07          04/01/07
Z51/600                    1.8750            05/01/07          05/01/07
25                         6.0000            0.0000            0.0000
A                          9.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     11                00
                           O                 0.0000

9930693                    5.8750            275000.0000       100.0000
                           5.8750            274,437.87        ZZ
                           5.6250            1626.73           1
                           10.8750           1626.73           58
TRINIDAD         CA 95570  10.6250           04/12/05
0439309907                 0.0000            06/01/05          00
1040030925                 0.0000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
Y69/U57                    2.5000            06/01/10          06/01/10
45                         2.7500            0.0000            0.0000
A                          10.8750           12                12
360                        1                 2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9932323                    4.0000            237120.0000       100.0000
                           4.0000            236,778.35        ZZ
                           3.7500            1132.05           1
                           10.0000           1132.05           80
CANTON           GA 30115  9.7500            05/09/05
0424062842                 0.0000            07/01/05          00
0424062842                 0.0000            06/01/35          0.0000
0                          2.2500            06/01/06          06/01/06
E22/U57                    2.0000            07/01/06          07/01/06
45                         2.2500            0.0000            0.0000
A                          6.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9934125                    6.0000            408000.0000       100.0000
                           6.0000            408,000.00        ZZ
                           5.7500            2040.00           1
                           18.0000           2040.00           80
SOUTH PASADENA   CA 91030  17.7500           02/23/05
360000219                  0.0000            04/01/05          00
777002705                  0.0000            03/01/35          0.0000
0                          4.5000            09/01/05          09/01/05
Z51/600                    4.2500            10/01/05          10/01/05
45                         6.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9934129                    5.0000            216000.0000       100.0000
                           5.0000            216,000.00        ZZ
                           4.7500            900.00            1
                           17.0000           900.00            80
OAKLAND          CA 94605  16.7500           03/01/05
360000221                  0.0000            05/01/05          00
777003064                  0.0000            04/01/35          0.0000
0                          3.5000            10/01/05          10/01/05
Z51/600                    3.2500            11/01/05          11/01/05
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        R                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9941039                    5.5000            150700.0000       100.0000
                           5.5000            150,700.00        ZZ
                           5.2500            690.71            1
                           10.5000           690.71            84
FORT LAUDERDALE  FL 33316  10.2500           02/04/05
29833423                   0.0000            04/01/05          23
777002464                  0.0000            03/01/35          0.0000
0                          2.2500            03/01/12          03/01/12
Z51/Z58                    2.0000            04/01/12          04/01/12
45                         2.2500            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     12                00
                           O                 0.0000

9942169                    8.0000            141900.0000       100.0000
                           8.0000            141,708.95        ZZ
                           7.5000            1041.21           1
                           14.0000           1041.21           100
BIRMINGHAM       AL 35235  13.5000           04/08/05
0439327552                 0.0000            06/01/05          23
3914185                    0.0000            05/01/35          0.0000
0                          7.0000            05/01/07          05/01/07
W78/U57                    6.5000            06/01/07          06/01/07
25                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9943209                    8.1250            112750.0000       100.0000
                           8.1250            112,527.22        ZZ
                           7.6250            837.17            1
                           14.1250           837.17            95
UNION CITY       GA 30291  13.6250           03/21/05
0439330150                 0.0000            05/01/05          23
3914460                    0.0000            04/01/35          0.0000
0                          8.1250            04/01/07          04/01/07
W78/U57                    7.6250            05/01/07          05/01/07
25                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9943227                    7.8800            67200.0000        100.0000
                           7.8800            67,200.00         ZZ
                           7.3800            441.28            1
                           13.8800           441.28            78
COLUMBUS         GA 31907  13.3800           04/21/05
0439325044                 0.0000            06/01/05          00
3914221                    0.0000            05/01/35          0.0000
0                          7.6250            05/01/07          05/01/07
W78/U57                    7.1250            06/01/07          06/01/07
25                         7.8800            0.0000            0.0000
A                          10.8800           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9944723                    5.3750            271650.0000       100.0000
                           5.3750            271,650.00        ZZ
                           5.1250            1216.77           1
                           12.0000           1213.84           91
ALEXANDRIA       VA 22304  11.7500           05/06/05
0439331356                 0.0000            06/01/05          04
26605089                   0.0000            05/01/35          25.0000
0                          3.7500            11/01/05          11/01/05
696/U57                    3.5000            12/01/05          12/01/05
25                         3.7500            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 6.0000            6.0000
6.6250                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9944993                    6.5000            124450.0000       100.0000
                           6.5000            124,337.49        ZZ
                           6.2500            786.61            1
                           12.5000           786.61            95
WEST PALM BEACH  FL 33411  12.2500           05/23/05
0424275543                 0.0000            07/01/05          10
0424275543                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9948071                    6.4000            171900.0000       100.0000
                           6.4000            171,900.00        ZZ
                           5.9000            916.80            1
                           13.4000           916.80            90
NAPLES           FL 34116  12.9000           02/03/05
0439333618                 6.4000            04/01/05          23
1000849292                 5.9000            03/01/35          0.0000
0                          5.5500            03/01/07          03/01/07
M21/U56                    5.0500            04/01/07          04/01/07
25                         6.4000            0.0000            0.0000
A                          7.9000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948077                    7.6000            155000.0000       100.0000
                           7.6000            155,000.00        ZZ
                           7.1000            981.67            1
                           14.6000           981.67            84
SCOTTSDALE       AZ 85250  14.1000           02/17/05
0439333634                 7.6000            04/01/05          23
1000897211                 7.1000            03/01/35          0.0000
0                          5.5500            03/01/07          03/01/07
M21/U56                    5.0500            04/01/07          04/01/07
25                         7.6000            0.0000            0.0000
A                          9.1000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9948079                    6.5000            316800.0000       100.0000
                           6.5000            316,800.00        ZZ
                           6.0000            1716.00           1
                           13.5000           1716.00           90
TIGARD           OR 97224  13.0000           02/11/05
0439334343                 6.5000            04/01/05          23
1000916370                 6.0000            03/01/35          0.0000
0                          5.5500            03/01/08          03/01/08
M21/U56                    5.0500            04/01/08          04/01/08
25                         6.5000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948095                    7.3130            199000.0000       100.0000
                           7.3130            199,000.00        ZZ
                           6.8130            1212.74           1
                           14.3130           1212.74           90
OVIEDO           FL 32765  13.8130           02/16/05
0439334350                 7.3130            04/01/05          23
1000980433                 6.8130            03/01/35          0.0000
0                          5.5500            03/01/07          03/01/07
M21/U56                    5.0500            04/01/07          04/01/07
25                         7.3130            0.0000            0.0000
A                          8.8130            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948105                    8.2500            341900.0000       100.0000
                           8.2500            341,900.00        ZZ
                           7.7500            2350.56           1
                           15.2500           2350.56           90
HOMESTEAD        FL 33033  14.7500           02/25/05
0439334368                 8.2500            04/01/05          23
1001025937                 7.7500            03/01/35          0.0000
0                          5.8000            03/01/07          03/01/07
M21/U56                    5.3000            04/01/07          04/01/07
25                         8.2500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9948113                    8.5620            260000.0000       100.0000
                           8.5620            260,000.00        ZZ
                           8.0620            1855.10           1
                           15.5620           1855.10           87
PLAINFIELD       NJ 07062  15.0620           04/04/05
0439334376                 8.5620            06/01/05          23
1001034945                 8.0620            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         8.5620            0.0000            0.0000
A                          10.0620           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948117                    6.6750            496800.0000       100.0000
                           6.6750            496,800.00        ZZ
                           6.1750            2763.45           1
                           13.6750           2763.45           90
WASHINGTON       MI 48094  13.1750           03/29/05
0439334384                 6.6750            06/01/05          23
1001097789                 6.1750            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.6750            0.0000            0.0000
A                          8.1750            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948123                    6.8000            139500.0000       100.0000
                           6.8000            139,500.00        ZZ
                           6.3000            790.50            1
                           13.8000           790.50            90
BRADENTON        FL 34208  13.3000           02/28/05
0439334392                 6.8000            05/01/05          23
1001102657                 6.3000            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         6.8000            0.0000            0.0000
A                          8.3000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948131                    7.5000            186150.0000       100.0000
                           7.5000            186,150.00        ZZ
                           7.0000            1163.44           1
                           14.5000           1163.44           85
FOWLERVILLE      MI 48836  14.0000           04/15/05
0439334400                 7.5000            06/01/05          23
1001113798                 7.0000            05/01/35          0.0000
0                          5.5500            05/01/07          05/01/07
M21/U56                    5.0500            06/01/07          06/01/07
25                         7.5000            0.0000            0.0000
A                          9.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948141                    6.7000            319500.0000       100.0000
                           6.7000            319,500.00        ZZ
                           6.2000            1783.88           1
                           13.7000           1783.87           90
MIAMI            FL 33186  13.2000           03/07/05
0439334418                 6.7000            05/01/05          23
1001136693                 6.2000            04/01/35          0.0000
0                          5.5000            04/01/07          04/01/07
M21/U56                    5.0000            05/01/07          05/01/07
25                         6.7000            0.0000            0.0000
A                          8.2000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948145                    6.3000            477000.0000       100.0000
                           6.3000            477,000.00        ZZ
                           5.8000            2504.25           1
                           13.3000           2504.25           90
OAKLAND          CA 94601  12.8000           03/24/05
0439334434                 6.3000            05/01/05          23
1001138021                 5.8000            04/01/35          0.0000
0                          5.8000            04/01/07          04/01/07
M21/U56                    5.3000            05/01/07          05/01/07
25                         6.3000            0.0000            0.0000
A                          7.8000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948155                    6.8500            187200.0000       100.0000
                           6.8500            187,199.04        ZZ
                           6.3500            1068.60           1
                           13.8500           1068.59           90
STREAMWOOD       IL 60107  13.3500           03/17/05
0439334467                 6.8500            05/01/05          23
1001147351                 6.3500            04/01/35          0.0000
0                          5.8000            04/01/07          04/01/07
M21/U56                    5.3000            05/01/07          05/01/07
25                         6.8500            0.0000            0.0000
A                          8.3500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948161                    6.4000            297500.0000       100.0000
                           6.4000            297,500.00        ZZ
                           5.9000            1586.67           1
                           13.4000           1586.67           85
MARSHFIELD       MA 02050  12.9000           03/15/05
0439334491                 6.4000            05/01/05          23
1001168220                 5.9000            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         6.4000            0.0000            0.0000
A                          7.9000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948163                    8.1500            266000.0000       100.0000
                           8.1500            265,999.88        ZZ
                           7.6500            1806.59           1
                           15.1500           1806.58           95
AUBURN           WA 98092  14.6500           02/28/05
0439334509                 8.1500            05/01/05          23
1001169880                 7.6500            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         8.1500            0.0000            0.0000
A                          9.6500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948167                    6.7000            156750.0000       100.0000
                           6.7000            156,750.00        ZZ
                           6.2000            875.19            1
                           13.7000           875.19            95
GARDEN CITY      MI 48135  13.2000           03/08/05
0439334517                 6.7000            05/01/05          23
1001193201                 6.2000            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         6.7000            0.0000            0.0000
A                          8.2000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9948169                    6.9000            256000.0000       100.0000
                           6.9000            256,000.00        ZZ
                           6.4000            1472.00           1
                           13.9000           1472.00           90
PATCHOGUE        NY 11772  13.4000           03/15/05
0439334525                 6.9000            05/01/05          23
1001202745                 6.4000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.9000            0.0000            0.0000
A                          8.4000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948171                    6.4500            289750.0000       100.0000
                           6.4500            289,664.59        ZZ
                           5.9500            1557.41           1
                           13.4500           1556.94           95
TAMPA            FL 33635  12.9500           03/16/05
0439334533                 6.4500            05/01/05          23
1001211414                 5.9500            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.4500            0.0000            0.0000
A                          7.9500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948173                    6.9000            239400.0000       100.0000
                           6.9000            239,400.00        ZZ
                           6.4000            1376.55           1
                           13.9000           1376.55           90
FORT LAUDERDALE  FL 33312  13.4000           03/17/05
0439334541                 6.9000            05/01/05          23
1001218729                 6.4000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.9000            0.0000            0.0000
A                          8.4000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948177                    6.4000            238500.0000       100.0000
                           6.4000            238,400.00        ZZ
                           5.9000            1272.00           1
                           13.4000           1271.46           90
FRESNO           CA 93722  12.9000           03/15/05
0439334566                 6.4000            05/01/05          23
1001220994                 5.9000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.4000            0.0000            0.0000
A                          7.9000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948181                    6.1000            158000.0000       100.0000
                           6.1000            158,000.00        ZZ
                           5.6000            803.17            1
                           13.1000           803.17            95
JACKSONVILLE     FL 32257  12.6000           03/25/05
0439334574                 6.1000            05/01/05          23
1001225882                 5.6000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.1000            0.0000            0.0000
A                          7.6000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948185                    6.7500            272000.0000       100.0000
                           6.7500            272,000.00        ZZ
                           6.2500            1530.00           1
                           13.7500           1530.00           85
PERTH AMBOY      NJ 08861  13.2500           03/24/05
0439334590                 6.7500            05/01/05          23
1001227835                 6.2500            04/01/35          0.0000
0                          5.5000            04/01/07          04/01/07
M21/U56                    5.0000            05/01/07          05/01/07
25                         6.7500            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948187                    6.6000            147000.0000       100.0000
                           6.6000            147,000.00        ZZ
                           6.1000            808.50            1
                           13.6000           808.50            90
DELTONA          FL 32725  13.1000           03/16/05
0439334608                 6.6000            05/01/05          23
1001232972                 6.1000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.6000            0.0000            0.0000
A                          8.1000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948197                    6.6500            450000.0000       100.0000
                           6.6500            449,786.91        ZZ
                           6.1500            2493.75           1
                           13.6500           2492.56           90
HAWTHORNE        CA 90250  13.1500           03/17/05
0439334624                 6.6500            05/01/05          23
1001238002                 6.1500            04/01/35          0.0000
0                          2.0000            04/01/08          04/01/08
M21/U56                    1.5000            05/01/08          05/01/08
25                         6.6500            0.0000            0.0000
A                          8.1500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948201                    6.1000            186000.0000       100.0000
                           6.1000            185,905.22        ZZ
                           5.6000            945.50            1
                           13.1000           945.02            84
FRANKLIN PARK    NJ 08823  12.6000           03/11/05
0439334632                 6.1000            05/01/05          23
1001244059                 5.6000            04/01/35          0.0000
0                          5.5000            04/01/08          04/01/08
M21/U56                    5.0000            05/01/08          05/01/08
25                         6.1000            0.0000            0.0000
A                          7.6000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9948203                    6.1000            173000.0000       100.0000
                           6.1000            173,000.00        ZZ
                           5.6000            879.42            1
                           13.1000           879.42            79
CASTLE ROCK      CO 80104  12.6000           03/15/05
0439334640                 6.1000            05/01/05          00
1001245094                 5.6000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.1000            0.0000            0.0000
A                          7.6000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948211                    7.2500            405000.0000       100.0000
                           7.2500            405,000.00        ZZ
                           6.7500            2446.88           1
                           14.2500           2446.88           90
CENTENNIAL       CO 80112  13.7500           03/24/05
0439334657                 7.2500            05/01/05          23
1001254127                 6.7500            04/01/35          0.0000
0                          5.8000            04/01/08          04/01/08
M21/U56                    5.3000            05/01/08          05/01/08
25                         7.2500            0.0000            0.0000
A                          8.7500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948217                    7.7750            250200.0000       100.0000
                           7.7750            250,200.00        ZZ
                           7.2750            1621.09           1
                           14.7750           1621.09           90
ALPHARETTA       GA 30005  14.2750           03/10/05
0439334673                 7.7750            05/01/05          23
1001259266                 7.2750            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         7.7750            0.0000            0.0000
A                          9.2750            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948227                    6.5000            126900.0000       100.0000
                           6.5000            126,900.00        ZZ
                           6.0000            687.38            1
                           13.5000           687.38            90
LOGAN            UT 84321  13.0000           03/21/05
0439334681                 6.5000            05/01/05          23
1001263037                 6.0000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.5000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948239                    6.7000            314500.0000       100.0000
                           6.7000            314,499.96        ZZ
                           6.2000            1755.96           1
                           13.7000           1755.96           85
BRENTWOOD        NY 11717  13.2000           03/17/05
0439334707                 6.7000            05/01/05          23
1001270421                 6.2000            04/01/35          0.0000
0                          5.8000            04/01/08          04/01/08
M21/U56                    5.3000            05/01/08          05/01/08
25                         6.7000            0.0000            0.0000
A                          8.2000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948255                    6.3500            202500.0000       100.0000
                           6.3500            202,499.99        ZZ
                           5.8500            1071.57           1
                           13.3500           1071.56           90
MIAMI            FL 33127  12.8500           03/24/05
0439334723                 6.3500            05/01/05          23
1001278940                 5.8500            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         6.3500            0.0000            0.0000
A                          7.8500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948261                    6.5000            126000.0000       100.0000
                           6.5000            126,000.00        ZZ
                           6.0000            682.50            1
                           13.5000           682.50            90
TUCSON           AZ 85746  13.0000           03/21/05
0439334731                 6.5000            05/01/05          23
1001282230                 6.0000            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         6.5000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948265                    5.9500            89100.0000        100.0000
                           5.9500            89,050.00         ZZ
                           5.4500            441.79            1
                           12.9500           441.54            90
CLEVELAND        OH 44102  12.4500           03/17/05
0439334749                 5.9500            05/01/05          23
1001284283                 5.4500            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         5.9500            0.0000            0.0000
A                          7.4500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948287                    6.2500            197000.0000       100.0000
                           6.2500            197,000.00        ZZ
                           5.7500            1026.04           1
                           13.2500           1026.04           90
DENVER           CO 80204  12.7500           03/28/05
0439334756                 6.2500            06/01/05          23
1001292381                 5.7500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.2500            0.0000            0.0000
A                          7.7500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948289                    6.6000            271800.0000       100.0000
                           6.6000            271,800.00        ZZ
                           6.1000            1494.90           1
                           13.6000           1494.90           90
NORTH BRUNSWICK  NJ 08902  13.1000           04/04/05
0439334764                 6.6000            06/01/05          23
1001293335                 6.1000            05/01/35          0.0000
0                          5.9500            05/01/08          05/01/08
M21/U56                    5.4500            06/01/08          06/01/08
25                         6.6000            0.0000            0.0000
A                          8.1000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948311                    6.6500            701250.0000       100.0000
                           6.6500            701,249.98        ZZ
                           6.1500            3886.10           1
                           13.6500           3886.09           79
CLARKSVILLE      MD 21029  13.1500           03/25/05
0439334772                 6.6500            05/01/05          00
1001300853                 6.1500            04/01/35          0.0000
0                          5.8000            04/01/08          04/01/08
M21/U56                    5.3000            05/01/08          05/01/08
25                         6.6500            0.0000            0.0000
A                          8.1500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948343                    6.9900            197000.0000       100.0000
                           6.9900            197,000.00        ZZ
                           6.4900            1147.53           1
                           13.9900           1147.53           84
DENVER           CO 80205  13.4900           03/23/05
0439334806                 6.9900            05/01/05          23
1001325211                 6.4900            04/01/35          0.0000
0                          5.7500            04/01/08          04/01/08
M21/U56                    5.2500            05/01/08          05/01/08
25                         6.9900            0.0000            0.0000
A                          8.4900            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948347                    7.5000            159900.0000       100.0000
                           7.5000            159,900.00        ZZ
                           7.0000            999.38            1
                           14.5000           999.38            90
JACKSON          GA 30233  14.0000           03/16/05
0439334814                 7.5000            05/01/05          23
1001331044                 7.0000            04/01/35          0.0000
0                          5.5500            04/01/07          04/01/07
M21/U56                    5.0500            05/01/07          05/01/07
25                         7.5000            0.0000            0.0000
A                          9.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948379                    7.2500            123300.0000       100.0000
                           7.2500            123,300.00        ZZ
                           6.7500            744.94            1
                           14.2500           744.94            90
TAVARES          FL 32778  13.7500           04/08/05
0439334848                 7.2500            06/01/05          23
1001414945                 6.7500            05/01/35          0.0000
0                          5.5500            05/01/07          05/01/07
M21/U56                    5.0500            06/01/07          06/01/07
25                         7.2500            0.0000            0.0000
A                          8.7500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948395                    6.3000            289750.0000       100.0000
                           6.3000            289,750.00        ZZ
                           5.8000            1521.19           1
                           13.3000           1521.19           95
DRACUT           MA 01826  12.8000           03/31/05
0439334863                 6.3000            06/01/05          23
1001428315                 5.8000            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.3000            0.0000            0.0000
A                          7.8000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948397                    7.9900            157250.0000       100.0000
                           7.9900            156,930.70        T
                           7.4900            1152.75           1
                           14.9900           1152.75           85
COVINGTON        GA 30014  14.4900           03/31/05
0439334871                 7.9900            05/01/05          23
1001429083                 7.4900            04/01/35          0.0000
0                          5.8000            04/01/07          04/01/07
M21/U56                    5.3000            05/01/07          05/01/07
25                         7.9900            0.0000            0.0000
A                          9.4900            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948403                    6.1000            167300.0000       100.0000
                           6.1000            166,282.75        ZZ
                           5.6000            850.45            1
                           13.1000           845.24            84
CEDAR PARK       TX 78613  12.6000           04/07/05
0439334889                 6.1000            06/01/05          23
1001431775                 5.6000            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.1000            0.0000            0.0000
A                          7.6000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9948417                    6.9500            130050.0000       100.0000
                           6.9500            129,949.42        ZZ
                           6.4500            753.21            1
                           13.9500           752.62            85
COLDWATER        MI 49036  13.4500           03/25/05
0439334897                 6.9500            05/01/05          23
1001438938                 6.4500            04/01/35          0.0000
0                          1.0000            04/01/07          04/01/07
M21/U56                    0.5000            05/01/07          05/01/07
25                         6.9500            0.0000            0.0000
A                          8.4500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948423                    7.3500            91800.0000        100.0000
                           7.3500            91,800.00         ZZ
                           6.8500            562.28            1
                           14.3500           562.28            90
CLEVELAND        OH 44111  13.8500           03/31/05
0439334905                 7.3500            06/01/05          23
1001442629                 6.8500            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         7.3500            0.0000            0.0000
A                          8.8500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948433                    5.6500            127500.0000       100.0000
                           5.6500            127,500.00        ZZ
                           5.1500            600.31            1
                           12.6500           600.31            85
LAFAYETTE        OR 97127  12.1500           03/24/05
0439334913                 5.6500            05/01/05          23
1001458489                 5.1500            04/01/35          0.0000
0                          5.5500            04/01/08          04/01/08
M21/U56                    5.0500            05/01/08          05/01/08
25                         5.6500            0.0000            0.0000
A                          7.1500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9948439                    6.5000            420750.0000       100.0000
                           6.5000            420,749.99        ZZ
                           6.0000            2279.07           2
                           13.5000           2279.06           85
BROOKLYN         NY 11233  13.0000           03/31/05
0439334939                 6.5000            06/01/05          23
1001462866                 6.0000            05/01/35          0.0000
0                          5.5500            05/01/07          05/01/07
M21/U56                    5.0500            06/01/07          06/01/07
25                         6.5000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948445                    6.7000            323000.0000       100.0000
                           6.7000            323,000.00        ZZ
                           6.2000            1803.42           1
                           13.7000           1803.42           85
HUNTINGTON STAT  NY 11746  13.2000           04/01/05
0439334947                 6.7000            06/01/05          23
1001465630                 6.2000            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         6.7000            0.0000            0.0000
A                          8.2000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948447                    6.3000            190000.0000       100.0000
                           6.3000            190,000.00        ZZ
                           5.8000            997.50            1
                           13.3000           997.50            95
MILLBURY         MA 01527  12.8000           04/01/05
0439334954                 6.3000            06/01/05          23
1001467754                 5.8000            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.3000            0.0000            0.0000
A                          7.8000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9948449                    7.5000            220500.0000       100.0000
                           7.5000            220,500.00        ZZ
                           7.0000            1378.13           1
                           14.5000           1378.13           90
CHICAGO          IL 60615  14.0000           04/14/05
0439334962                 7.5000            06/01/05          23
1001469075                 7.0000            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         7.5000            0.0000            0.0000
A                          9.0000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9948475                    6.7000            370000.0000       100.0000
                           6.7000            370,000.00        ZZ
                           6.2000            2065.83           1
                           13.7000           2065.83           95
GERMANTOWN       MD 20876  13.2000           04/05/05
0439334970                 6.7000            06/01/05          23
1001498114                 6.2000            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.7000            0.0000            0.0000
A                          8.2000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948479                    6.5500            356000.0000       100.0000
                           6.5500            356,000.00        ZZ
                           6.0500            1943.17           1
                           13.5500           1943.17           86
HICKSVILLE       NY 11801  13.0500           03/30/05
0439334988                 6.5500            06/01/05          23
1001505231                 6.0500            05/01/35          0.0000
0                          6.0500            05/01/08          05/01/08
M21/U56                    5.5500            06/01/08          06/01/08
25                         6.5500            0.0000            0.0000
A                          8.0500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948483                    5.7500            345000.0000       100.0000
                           5.7500            345,000.00        ZZ
                           5.2500            1653.13           1
                           12.7500           1653.13           75
POUGHKEEPSIE     NY 12603  12.2500           04/13/05
0439334996                 5.7500            06/01/05          00
1001510582                 5.2500            05/01/35          0.0000
0                          5.5500            05/01/07          05/01/07
M21/U56                    5.0500            06/01/07          06/01/07
25                         5.7500            0.0000            0.0000
A                          7.2500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948487                    6.9900            324000.0000       100.0000
                           6.9900            323,988.56        ZZ
                           6.4900            1887.30           1
                           13.9900           1887.23           89
LINDENHURST      NY 11757  13.4900           04/04/05
0439335001                 6.9900            06/01/05          23
1001516899                 6.4900            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         6.9900            0.0000            0.0000
A                          8.4900            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948489                    6.6000            317000.0000       100.0000
                           6.6000            316,912.83        ZZ
                           6.1000            1743.50           1
                           13.6000           1743.02           75
ROCKVILLE        MD 20853  13.1000           04/19/05
0439335019                 6.6000            06/01/05          00
1001522686                 6.1000            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         6.6000            0.0000            0.0000
A                          8.1000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948493                    7.3000            343532.0000       100.0000
                           7.3000            343,532.00        ZZ
                           6.8000            2089.82           2
                           14.3000           2089.82           91
STATEN ISLAND    NY 10310  13.8000           04/28/05
0439335027                 7.3000            06/01/05          23
1001525969                 6.8000            05/01/35          0.0000
0                          5.5000            05/01/08          05/01/08
M21/U56                    5.0000            06/01/08          06/01/08
25                         7.3000            0.0000            0.0000
A                          8.8000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948501                    6.9500            245000.0000       100.0000
                           6.9500            245,000.00        ZZ
                           6.4500            1418.96           1
                           13.9500           1418.96           86
WALDORF          MD 20603  13.4500           04/07/05
0439335043                 6.9500            06/01/05          23
1001541004                 6.4500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.9500            0.0000            0.0000
A                          8.4500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9948507                    8.0500            88900.0000        100.0000
                           8.0500            88,900.00         ZZ
                           7.5500            596.38            1
                           15.0500           596.37            90
BIRMINGHAM       AL 35215  14.5500           04/22/05
0439335050                 8.0500            06/01/05          23
1001548043                 7.5500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         8.0500            0.0000            0.0000
A                          9.5500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948511                    4.9900            435000.0000       100.0000
                           4.9900            434,529.91        ZZ
                           4.4900            1808.88           1
                           11.9900           1806.91           81
EAST NORTHPORT   NY 11731  11.4900           04/01/05
0439335068                 4.9900            06/01/05          23
1001549738                 4.4900            05/01/35          0.0000
0                          5.5000            05/01/08          05/01/08
M21/U56                    5.0000            06/01/08          06/01/08
25                         4.9900            0.0000            0.0000
A                          6.4900            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948517                    6.4500            126000.0000       100.0000
                           6.4500            125,999.97        ZZ
                           5.9500            677.25            1
                           13.4500           677.25            90
TAMPA            FL 33604  12.9500           04/11/05
0439335076                 6.4500            06/01/05          23
1001554133                 5.9500            05/01/35          0.0000
0                          5.7500            05/01/08          05/01/08
M21/U56                    5.2500            06/01/08          06/01/08
25                         6.4500            0.0000            0.0000
A                          7.9500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948525                    6.2500            243000.0000       100.0000
                           6.2500            243,000.00        ZZ
                           5.7500            1265.63           1
                           13.2500           1265.62           85
ROSELLE          NJ 07203  12.7500           04/08/05
0439335092                 6.2500            06/01/05          23
1001561606                 5.7500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.2500            0.0000            0.0000
A                          7.7500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948529                    6.1500            498750.0000       100.0000
                           6.1500            498,750.00        ZZ
                           5.6500            2556.10           1
                           13.1500           2556.09           95
MORICHES         NY 11955  12.6500           04/15/05
0439335100                 6.1500            06/01/05          23
1001562197                 5.6500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.1500            0.0000            0.0000
A                          7.6500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948549                    5.9000            246500.0000       100.0000
                           5.9000            246,500.00        ZZ
                           5.4000            1211.96           2
                           12.9000           1211.96           85
CHICAGO          IL 60632  12.4000           04/11/05
0439335126                 5.9000            06/01/05          23
1001582157                 5.4000            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         5.9000            0.0000            0.0000
A                          7.4000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948561                    7.1500            192100.0000       100.0000
                           7.1500            192,100.00        ZZ
                           6.6500            1144.60           1
                           14.1500           1144.60           85
PLUMSTED         NJ 08514  13.6500           04/19/05
0439335159                 7.1500            06/01/05          23
1001602340                 6.6500            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         7.1500            0.0000            0.0000
A                          8.6500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948579                    6.9500            239400.0000       100.0000
                           6.9500            239,400.00        T
                           6.4500            1386.53           1
                           13.9500           1386.53           95
LEHIGH ACRES     FL 33936  13.4500           04/20/05
0439335175                 6.9500            06/01/05          23
1001619626                 6.4500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.9500            0.0000            0.0000
A                          8.4500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9948601                    6.7500            122000.0000       100.0000
                           6.7500            121,886.25        ZZ
                           6.2500            686.25            1
                           13.7500           685.61            82
CLEMMONS         NC 27012  13.2500           04/18/05
0439335217                 6.7500            06/01/05          23
1001648550                 6.2500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.7500            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948625                    7.3500            129200.0000       100.0000
                           7.3500            129,200.00        ZZ
                           6.8500            791.35            1
                           14.3500           791.35            95
GREENVILLE       SC 29607  13.8500           04/15/05
0439335241                 7.3500            06/01/05          23
1001703954                 6.8500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         7.3500            0.0000            0.0000
A                          8.8500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9948627                    6.6500            228000.0000       100.0000
                           6.6500            228,000.00        ZZ
                           6.1500            1263.50           1
                           13.6500           1263.50           87
WEST ORANGE      NJ 07052  13.1500           04/18/05
0439335258                 6.6500            06/01/05          23
1001705667                 6.1500            05/01/35          0.0000
0                          5.5500            05/01/07          05/01/07
M21/U56                    5.0500            06/01/07          06/01/07
25                         6.6500            0.0000            0.0000
A                          8.1500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948633                    6.3500            400500.0000       100.0000
                           6.3500            400,499.99        ZZ
                           5.8500            2119.32           1
                           13.3500           2119.31           90
DORAL            FL 33178  12.8500           04/22/05
0439335266                 6.3500            06/01/05          23
1001725191                 5.8500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         6.3500            0.0000            0.0000
A                          7.8500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9948639                    7.3500            105450.0000       100.0000
                           7.3500            105,446.97        ZZ
                           6.8500            645.89            1
                           14.3500           645.86            95
INDIANAPOLIS     IN 46227  13.8500           04/19/05
0439335274                 7.3500            06/01/05          23
1001728312                 6.8500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         7.3500            0.0000            0.0000
A                          8.8500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948645                    6.4000            495000.0000       100.0000
                           6.4000            495,000.00        ZZ
                           5.9000            2640.00           1
                           13.4000           2640.00           90
STAMFORD         CT 06906  12.9000           04/18/05
0439335290                 6.4000            06/01/05          23
1001734430                 5.9000            05/01/35          0.0000
0                          5.8000            05/01/07          05/01/07
M21/U56                    5.3000            06/01/07          06/01/07
25                         6.4000            0.0000            0.0000
A                          7.9000            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948651                    7.3500            258210.0000       100.0000
                           7.3500            258,210.00        T
                           6.8500            1581.54           1
                           14.3500           1581.54           90
CASA GRANDE      AZ 85222  13.8500           04/19/05
0439335308                 7.3500            06/01/05          23
1001754202                 6.8500            05/01/35          0.0000
0                          6.0500            05/01/08          05/01/08
M21/U56                    5.5500            06/01/08          06/01/08
25                         7.3500            0.0000            0.0000
A                          8.8500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9948653                    7.8500            87400.0000        100.0000
                           7.8500            87,399.99         ZZ
                           7.3500            571.75            1
                           14.8500           571.74            95
LANCASTER        OH 43130  14.3500           04/22/05
0439335316                 7.8500            06/01/05          23
1001760767                 7.3500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         7.8500            0.0000            0.0000
A                          9.3500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948657                    7.0500            280000.0000       100.0000
                           7.0500            280,000.00        ZZ
                           6.5500            1645.00           1
                           14.0500           1645.00           89
RENO             NV 89506  13.5500           04/21/05
0439335324                 7.0500            06/01/05          23
1001764843                 6.5500            05/01/35          0.0000
0                          5.8000            05/01/08          05/01/08
M21/U56                    5.3000            06/01/08          06/01/08
25                         7.0500            0.0000            0.0000
A                          8.5500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9948659                    7.2500            243200.0000       100.0000
                           7.2500            242,819.40        ZZ
                           6.7500            1659.06           1
                           14.2500           1659.06           95
BELLINGHAM       MA 02019  13.7500           04/22/05
0439335332                 7.2500            06/01/05          23
1001765370                 6.7500            05/01/35          0.0000
0                          5.5500            05/01/07          05/01/07
M21/U56                    5.0500            06/01/07          06/01/07
25                         7.2500            0.0000            0.0000
A                          8.7500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9948663                    8.4500            197600.0000       100.0000
                           8.4500            197,600.00        ZZ
                           7.9500            1391.44           1
                           15.4500           1391.43           95
PHILADELPHIA     PA 19114  14.9500           04/21/05
0439335340                 8.4500            06/01/05          23
1001775403                 7.9500            05/01/35          0.0000
0                          5.5500            05/01/08          05/01/08
M21/U56                    5.0500            06/01/08          06/01/08
25                         8.4500            0.0000            0.0000
A                          9.9500            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9949217                    5.8750            157500.0000       100.0000
                           5.8750            157,339.42        ZZ
                           5.6250            931.67            1
                           11.8750           931.67            90
CHEYENNE         WY 82007  11.6250           05/23/05
0423914217                 0.0000            07/01/05          23
0423914217                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9949333                    9.3750            72000.0000        100.0000
                           9.3750            71,963.64         ZZ
                           8.8750            598.86            1
                           15.3750           598.86            100
MOUNT VERNON     MO 65712  14.8750           05/24/05
0424151348                 0.0000            07/01/05          23
0424151348                 0.0000            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
E22/U57                    7.6250            07/01/07          07/01/07
25                         8.1250            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9949785                    7.9500            96300.0000        100.0000
                           7.9500            95,901.83         ZZ
                           7.7000            703.26            1
                           13.9500           703.26            90
RALEIGH          NC 27610  13.7000           12/16/04
0439531005                 7.9500            02/01/05          23
94025528                   7.7000            01/01/35          0.0000
0                          4.9900            01/01/07          01/01/07
W99/U57                    4.7400            02/01/07          02/01/07
45                         7.9500            0.0000            0.0000
A                          8.9500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950089                    6.6250            188800.0000       100.0000
                           6.6250            188,800.00        ZZ
                           6.3750            1042.33           1
                           11.6250           1042.33           80
RICHFIELD        MN 55423  11.3750           05/25/05
0423234400                 0.0000            07/01/05          00
0423234400                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950123                    6.6250            112100.0000       100.0000
                           6.6250            112,100.00        ZZ
                           6.3750            618.89            1
                           12.6250           618.89            95
SALEM            OR 97302  12.3750           05/23/05
0423826197                 0.0000            07/01/05          04
0423826197                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950139                    5.2500            135000.0000       100.0000
                           5.2500            135,000.00        T
                           5.0000            590.63            1
                           11.2500           590.63            90
JOSEPH           OR 97846  11.0000           05/04/05
0423881994                 0.0000            07/01/05          04
0423881994                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.2500            0.0000            0.0000
A                          7.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9950143                    6.6250            130150.0000       100.0000
                           6.6250            130,150.00        ZZ
                           6.3750            718.54            1
                           11.6250           718.54            95
DENHAM SPRINGS   LA 70726  11.3750           05/18/05
0423889047                 0.0000            07/01/05          04
0423889047                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950147                    6.2500            247500.0000       100.0000
                           6.2500            247,265.16        ZZ
                           6.0000            1523.90           1
                           11.2500           1523.90           90
WEST BABYLON     NY 11704  11.0000           05/25/05
0423896703                 0.0000            07/01/05          04
0423896703                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.2500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950273                    5.8750            261250.0000       100.0000
                           5.8750            261,250.00        ZZ
                           5.6250            1279.04           1
                           11.8750           1279.04           95
WETHERSFIELD     CT 06109  11.6250           05/25/05
0424122596                 0.0000            07/01/05          04
0424122596                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950323                    5.7500            225000.0000       100.0000
                           5.7500            224,765.09        ZZ
                           5.5000            1313.04           1
                           10.7500           1313.04           84
NASHUA           NH 03060  10.5000           05/20/05
0424164739                 0.0000            07/01/05          23
0424164739                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9950333                    6.5000            295000.0000       100.0000
                           6.5000            295,000.00        ZZ
                           6.2500            1597.92           1
                           12.5000           1597.92           90
FAYETTEVILLE     GA 30215  12.2500           05/20/05
0424168128                 0.0000            07/01/05          04
0424168128                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9950611                    8.2500            163850.0000       100.0000
                           8.2500            163,745.52        ZZ
                           8.0000            1230.95           1
                           14.2500           1230.95           80
PORT SAINT LUCI  FL 34984  14.0000           05/03/05
0439356023                 0.0000            07/01/05          00
4201504023                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950613                    8.2500            156600.0000       100.0000
                           8.2500            156,500.15        ZZ
                           8.0000            1176.48           1
                           14.2500           1176.48           80
PORT SAINT LUCI  FL 34983  14.0000           05/03/05
0439356205                 0.0000            07/01/05          00
4201504022                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950615                    6.8750            176800.0000       100.0000
                           6.8750            176,800.00        ZZ
                           6.6250            1012.92           1
                           12.8750           1012.92           80
PALMETTO         FL 34221  12.6250           02/18/05
0439356528                 0.0000            04/01/05          00
4800501091                 0.0000            03/01/35          0.0000
0                          4.5000            03/01/07          03/01/07
F34/U57                    4.2500            04/01/07          04/01/07
45                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9950619                    8.2500            150400.0000       100.0000
                           8.2500            150,400.00        ZZ
                           8.0000            1034.00           3
                           14.2500           1034.00           80
HARTFORD         CT 06112  14.0000           04/20/05
0439351834                 4.5000            06/01/05          00
3300504022                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950621                    7.5000            70400.0000        100.0000
                           7.5000            70,400.00         ZZ
                           7.2500            440.00            1
                           13.5000           440.00            80
CALUMET CITY     IL 60409  13.2500           04/28/05
0439353350                 4.5000            06/01/05          00
3300504041                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950625                    8.0000            93100.0000        100.0000
                           8.0000            93,100.00         ZZ
                           7.7500            620.67            1
                           14.0000           620.67            95
TYLER            TX 75703  13.7500           05/03/05
0439350588                 4.5000            06/01/05          23
4900504115                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     09                00
                           N                 0.0000

9950627                    6.2500            222800.0000       100.0000
                           6.2500            222,800.00        ZZ
                           6.0000            1160.42           1
                           12.2500           1160.42           80
BRADENTON        FL 34209  12.0000           05/04/05
0439352436                 4.5000            07/01/05          00
4800502204                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.2500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9950629                    5.8750            79200.0000        100.0000
                           5.8750            79,200.00         ZZ
                           5.6250            387.75            1
                           11.8750           387.75            80
CINCINNATI       OH 45240  11.6250           04/29/05
0439353152                 4.5000            06/01/05          00
4800504065                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          8.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9950631                    5.0000            160350.0000       100.0000
                           5.0000            160,350.00        ZZ
                           4.7500            668.13            1
                           11.0000           668.13            80
HAMILTON         OH 45011  10.7500           05/10/05
0439351842                 4.5000            07/01/05          00
4800504165                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          8.0000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950633                    6.7500            186400.0000       100.0000
                           6.7500            186,400.00        ZZ
                           6.5000            1048.50           1
                           12.7500           1048.50           80
PLANT CITY       FL 33566  12.5000           05/09/05
0439352238                 4.5000            07/01/05          00
4800504121                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     03                00
                           O                 0.0000

9950635                    6.5000            83900.0000        100.0000
                           6.5000            83,900.00         ZZ
                           6.2500            454.46            1
                           12.5000           454.46            80
PENSACOLA        FL 32534  12.2500           05/06/05
0439353848                 4.5000            07/01/05          00
4800504272                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950637                    6.7500            248000.0000       100.0000
                           6.7500            248,000.00        ZZ
                           6.5000            1395.00           1
                           12.7500           1395.00           80
MIAMI            FL 33196  12.5000           04/28/05
0439350505                 4.5000            06/01/05          00
4800504162                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     03                00
                           N                 0.0000

9950639                    6.5000            92000.0000        100.0000
                           6.5000            91,833.21         ZZ
                           6.2500            581.50            1
                           12.5000           581.50            80
PORT RICHEY      FL 34668  12.2500           04/29/05
0439356817                 0.0000            06/01/05          00
4800504045                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950643                    8.7500            444000.0000       100.0000
                           8.7500            444,000.00        ZZ
                           8.5000            3237.50           3
                           14.7500           3237.50           80
EVERETT          MA 02149  14.5000           04/04/05
0439353822                 0.0000            05/01/05          00
3200502359                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         5.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950645                    7.5000            127500.0000       100.0000
                           7.5000            127,500.00        ZZ
                           7.2500            796.88            1
                           13.5000           796.88            95
WHITEHOUSE       TX 75791  13.2500           05/03/05
0439350703                 4.5000            06/01/05          23
4900504116                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950647                    6.8750            179200.0000       100.0000
                           6.8750            178,898.03        ZZ
                           6.6250            1177.22           1
                           12.8750           1177.22           80
BROOKLYN PARK    MN 55430  12.6250           04/29/05
0439354176                 0.0000            06/01/05          00
3200504247                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950649                    7.2500            135550.0000       100.0000
                           7.2500            135,550.00        ZZ
                           7.0000            818.95            1
                           13.2500           818.95            95
RIVERVIEW        FL 33569  13.0000           05/06/05
0439352295                 4.5000            07/01/05          23
4900404674                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     03                00
                           N                 0.0000

9950651                    7.8750            128000.0000       100.0000
                           7.8750            127,911.91        ZZ
                           7.6250            928.09            2
                           13.8750           928.09            80
MINNEAPOLIS      MN 55412  13.6250           05/12/05
0439352402                 0.0000            07/01/05          00
3200504252                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950653                    8.6250            182850.0000       100.0000
                           8.6250            182,850.00        ZZ
                           8.3750            1314.23           1
                           14.6250           1314.23           95
RIVERVIEW        FL 33569  14.3750           04/07/05
0439354028                 0.0000            06/01/05          23
4800503177                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9950655                    7.3750            220000.0000       100.0000
                           7.3750            219,832.59        ZZ
                           7.1250            1519.49           1
                           13.3750           1519.49           80
BOCA RATON       FL 33486  13.1250           05/10/05
0439354077                 0.0000            07/01/05          00
3200503584                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9950657                    5.6250            235000.0000       100.0000
                           5.6250            235,000.00        ZZ
                           5.3750            1101.56           1
                           11.6250           1101.56           75
NEW PORT RICHEY  FL 34652  11.3750           05/09/05
0439356858                 4.5000            07/01/05          00
4800503262                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          8.6250            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.1250                     1                 0
0.0000                     05                00
                           N                 0.0000

9950659                    6.2500            110400.0000       100.0000
                           6.2500            110,400.00        ZZ
                           6.0000            575.00            1
                           12.2500           575.00            80
MELBOURNE        FL 32901  12.0000           04/27/05
0439352063                 4.5000            06/01/05          00
4800503347                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.2500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950661                    6.7500            253500.0000       100.0000
                           6.7500            253,500.00        ZZ
                           6.5000            1425.94           1
                           12.7500           1425.94           80
ROTONDA WEST     FL 33947  12.5000           04/29/05
0439353236                 4.5000            06/01/05          00
4800503270                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950665                    7.3750            133700.0000       100.0000
                           7.3750            133,700.00        ZZ
                           7.1250            821.70            1
                           13.3750           821.70            80
SPRING HILL      FL 34609  13.1250           04/27/05
0439356569                 4.5000            06/01/05          00
4800504150                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9950669                    6.3750            153600.0000       100.0000
                           6.3750            153,600.00        ZZ
                           6.1250            816.00            1
                           12.3750           816.00            80
ENGLEWOOD        FL 34224  12.1250           05/06/05
0439353566                 4.5000            07/01/05          00
4800504186                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.3750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9950671                    7.6250            128000.0000       100.0000
                           7.6250            128,000.00        ZZ
                           7.3750            813.33            1
                           13.6250           813.33            80
NORTH PORT       FL 34288  13.3750           05/09/05
0439352600                 4.5000            07/01/05          00
4800504194                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           N                 0.0000

9950673                    7.0000            139200.0000       100.0000
                           7.0000            139,200.00        ZZ
                           6.7500            812.00            1
                           13.0000           812.00            80
PALM BAY         FL 32909  12.7500           05/03/05
0439350224                 4.5000            06/01/05          00
4800504136                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950675                    7.9900            80700.0000        100.0000
                           7.9900            80,700.00         ZZ
                           7.7400            537.33            1
                           13.9900           537.33            80
NEW PORT RICHEY  FL 34655  13.7400           04/28/05
0439353764                 4.5000            06/01/05          00
3300504100                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.4900                     1                 0
0.0000                     05                00
                           N                 0.0000

9950677                    8.1250            453700.0000       100.0000
                           8.1250            453,700.00        ZZ
                           7.8750            3071.93           1
                           14.1250           3071.93           80
GAINESVILLE      VA 20155  13.8750           04/29/05
0439353749                 4.5000            06/01/05          00
3301504014                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     03                00
                           N                 0.0000

9950681                    6.0000            118350.0000       100.0000
                           6.0000            118,350.00        T
                           5.7500            591.75            1
                           12.0000           591.75            80
MULBERRY         FL 33860  11.7500           05/05/05
0439352824                 4.5000            06/01/05          00
4800504190                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.0000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9950683                    6.7500            191900.0000       100.0000
                           6.7500            191,900.00        ZZ
                           6.5000            1079.44           1
                           12.7500           1079.44           80
MIAMI BEACH      FL 33139  12.5000           05/05/05
0439353004                 4.5000            07/01/05          00
4800504185                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     06                00
                           N                 0.0000

9950685                    8.5000            127500.0000       100.0000
                           8.5000            127,500.00        ZZ
                           8.2500            903.13            1
                           14.5000           903.13            80
MIAMI            FL 33196  14.2500           05/06/05
0439352782                 4.5000            07/01/05          00
4800504202                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         5.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9950687                    8.2500            239900.0000       100.0000
                           8.2500            239,900.00        ZZ
                           8.0000            1649.31           1
                           14.2500           1649.31           80
SARASOTA         FL 34240  14.0000           04/22/05
0439356619                 4.5000            06/01/05          00
4800504016                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950689                    7.0000            191900.0000       100.0000
                           7.0000            191,900.00        ZZ
                           6.7500            1119.42           1
                           13.0000           1119.42           80
SARASOTA         FL 34231  12.7500           05/03/05
0439356015                 4.5000            07/01/05          00
4800503146                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950693                    7.2500            210400.0000       100.0000
                           7.2500            210,400.00        ZZ
                           7.0000            1271.17           1
                           13.2500           1271.17           80
NORTH LAS VEGAS  NV 89084  13.0000           04/22/05
0439350182                 4.5000            06/01/05          00
4200503073                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     03                00
                           N                 0.0000

9950695                    7.3750            111120.0000       100.0000
                           7.3750            111,120.00        ZZ
                           7.1250            682.93            1
                           13.3750           682.93            80
DECATUR          GA 30030  13.1250           05/04/05
0439353137                 4.5000            06/01/05          00
3200504278                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9950699                    7.8750            136000.0000       100.0000
                           7.8750            136,000.00        ZZ
                           7.6250            892.50            1
                           13.8750           892.50            80
DEERFIELD BEACH  FL 33441  13.6250           05/10/05
0439351925                 4.5000            07/01/05          00
3200504109                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     5                 0
0.0000                     05                00
                           N                 0.0000

9950701                    5.5000            137100.0000       100.0000
                           5.5000            137,100.00        ZZ
                           5.2500            628.38            1
                           11.5000           628.38            80
HEBRON           KY 41048  11.2500           04/20/05
0439356452                 0.0000            06/01/05          00
4800503297                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          8.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9950703                    5.7500            93350.0000        100.0000
                           5.7500            93,350.00         ZZ
                           5.5000            447.30            1
                           11.7500           447.30            80
CHARLOTTE        NC 28217  11.5000           04/29/05
0439353913                 4.5000            06/01/05          00
4800503231                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          8.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.2500                     1                 0
0.0000                     09                00
                           N                 0.0000

9950705                    7.1250            156000.0000       100.0000
                           7.1250            156,000.00        ZZ
                           6.8750            926.25            1
                           13.1250           926.25            80
FT. WASHINGTON   MD 20744  12.8750           05/11/05
0439352519                 4.5000            07/01/05          00
3200504296                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     01                00
                           N                 0.0000

9950711                    7.7500            396150.0000       100.0000
                           7.7500            396,150.00        ZZ
                           7.5000            2558.47           1
                           13.7500           2558.47           80
GAINESVILLE      VA 20155  13.5000           04/29/05
0439350455                 4.5000            06/01/05          00
3301504030                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     03                00
                           N                 0.0000

9950715                    7.3750            98400.0000        100.0000
                           7.3750            98,400.00         ZZ
                           7.1250            604.75            1
                           13.3750           604.75            80
GREENVILLE       SC 29605  13.1250           04/29/05
0439354580                 4.5000            06/01/05          00
3200504117                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9950719                    8.2500            78000.0000        100.0000
                           8.2500            77,900.18         ZZ
                           8.0000            585.99            1
                           14.2500           585.99            80
DOUGLASVILLE     GA 30134  14.0000           04/21/05
0439352113                 0.0000            06/01/05          00
4800503121                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950721                    7.3750            188800.0000       100.0000
                           7.3750            188,800.00        ZZ
                           7.1250            1160.33           1
                           13.3750           1160.33           80
BELLEVILLE       MI 48111  13.1250           05/05/05
0439349424                 4.5000            07/01/05          00
4800504155                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9950723                    7.8750            170400.0000       100.0000
                           7.8750            170,400.00        ZZ
                           7.6250            1118.25           1
                           13.8750           1118.25           80
FLOSSMOOR        IL 60422  13.6250           01/06/05
0439484486                 0.0000            03/01/05          00
3200412249                 0.0000            02/01/35          0.0000
0                          4.5000            02/01/07          02/01/07
F34/U57                    4.2500            03/01/07          03/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950725                    6.2500            191200.0000       100.0000
                           6.2500            191,200.00        ZZ
                           6.0000            995.83            1
                           12.2500           995.83            80
COCOA            FL 32926  12.0000           05/11/05
0439356098                 4.5000            07/01/05          00
4800504161                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.2500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     03                00
                           O                 0.0000

9950727                    8.7500            97600.0000        100.0000
                           8.7500            97,543.85         ZZ
                           8.5000            767.82            1
                           14.7500           767.82            80
FOREST PARK      GA 30297  14.5000           05/09/05
0439355926                 0.0000            07/01/05          00
6200504049                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         5.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950729                    7.8750            168000.0000       100.0000
                           7.8750            168,000.00        ZZ
                           7.6250            1102.50           1
                           13.8750           1102.50           80
CHEVERLY         MD 20785  13.6250           04/29/05
0439352790                 4.5000            06/01/05          00
5800504123                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9950731                    7.1250            536550.0000       100.0000
                           7.1250            536,550.00        ZZ
                           6.8750            3185.77           1
                           13.1250           3185.77           80
BRISTOW          VA 20136  12.8750           05/02/05
0439356783                 4.5000            07/01/05          00
3301504023                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     03                00
                           O                 0.0000

9950733                    6.9900            183600.0000       100.0000
                           6.9900            183,600.00        ZZ
                           6.7400            1069.47           1
                           12.9900           1069.47           80
PORT SAINT LUCI  FL 34952  12.7400           05/06/05
0439350539                 4.5000            07/01/05          00
4201503061                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.9900            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.4900                     1                 0
0.0000                     05                00
                           N                 0.0000

9950737                    5.7500            114000.0000       100.0000
                           5.7500            114,000.00        ZZ
                           5.5000            546.25            1
                           11.7500           546.25            80
DELTONA          FL 32725  11.5000           05/02/05
0439352592                 4.5000            07/01/05          00
4800504248                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          8.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9950739                    6.9900            507200.0000       100.0000
                           6.9900            507,200.00        ZZ
                           6.7400            2954.44           1
                           12.9900           2954.44           80
GAITHERSBURG     MD 20882  12.7400           04/29/05
0439355983                 4.3750            06/01/05          00
5802503021                 4.1250            05/01/35          0.0000
0                          4.3750            05/01/07          05/01/07
F34/U57                    4.1250            06/01/07          06/01/07
45                         4.3750            0.0000            0.0000
A                          9.9900            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6150                     1                 0
0.0000                     05                00
                           O                 0.0000

9950743                    7.5000            118400.0000       100.0000
                           7.5000            118,223.71        ZZ
                           7.2500            827.87            1
                           13.5000           827.87            80
PORT CHARLOTTE   FL 33952  13.2500           04/29/05
0439352303                 0.0000            06/01/05          00
4800504020                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950747                    7.7500            196800.0000       100.0000
                           7.7500            196,800.00        ZZ
                           7.5000            1271.00           1
                           13.7500           1271.00           80
BOWIE            MD 20716  13.5000           04/29/05
0439351750                 4.7500            06/01/05          00
2200504031                 4.5000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     5                 0
0.0000                     01                00
                           N                 0.0000

9950753                    7.1250            128800.0000       100.0000
                           7.1250            128,800.00        ZZ
                           6.8750            764.75            1
                           13.1250           764.75            80
DELTONA          FL 32725  12.8750           05/09/05
0439355975                 4.5000            07/01/05          00
3200504385                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9950755                    7.2500            108700.0000       100.0000
                           7.2500            108,700.00        ZZ
                           7.0000            656.73            1
                           13.2500           656.73            80
KISSIMMEE        FL 34744  13.0000           05/06/05
0439351891                 4.5000            07/01/05          00
4201504001                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950757                    7.0000            132000.0000       100.0000
                           7.0000            132,000.00        ZZ
                           6.7500            770.00            1
                           13.0000           770.00            80
SAINT PAUL       MN 55106  12.7500           05/11/05
0439356072                 4.5000            07/01/05          00
4800504118                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950759                    7.2500            201850.0000       100.0000
                           7.2500            201,850.00        ZZ
                           7.0000            1219.51           1
                           13.2500           1219.51           80
NORTH LAS VEGAS  NV 89031  13.0000           04/25/05
0439353327                 4.5000            06/01/05          00
4200504019                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950761                    7.1250            100000.0000       100.0000
                           7.1250            100,000.00        ZZ
                           6.8750            593.75            1
                           13.1250           593.75            80
GAINESVILLE      GA 30507  12.8750           05/10/05
0439352089                 4.5000            07/01/05          00
4201503067                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9950767                    6.8750            108000.0000       100.0000
                           6.8750            107,909.27        ZZ
                           6.6250            709.48            1
                           12.8750           709.48            80
RICHMOND         VA 23223  12.6250           05/05/05
0439352873                 0.0000            07/01/05          00
3301504026                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950769                    7.7500            171000.0000       100.0000
                           7.7500            171,000.00        ZZ
                           7.5000            1104.38           1
                           13.7500           1104.38           87
WINONA           MN 55987  13.5000           03/31/05
0439352758                 0.0000            05/01/05          23
5100502026                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9950771                    9.0000            82650.0000        100.0000
                           9.0000            82,650.00         ZZ
                           8.7500            619.88            1
                           15.0000           619.88            95
SOUTHAVEN        MS 38671  14.7500           02/18/05
0439353087                 0.0000            04/01/05          23
4800502056                 0.0000            03/01/35          0.0000
0                          4.5000            03/01/07          03/01/07
F34/U57                    4.2500            04/01/07          04/01/07
45                         6.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9950773                    7.7500            234800.0000       100.0000
                           7.7500            234,800.00        ZZ
                           7.5000            1516.42           1
                           13.7500           1516.42           80
CHARLES TOWN     WV 25414  13.5000           04/27/05
0439364217                 4.5000            06/01/05          00
200504004                  4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     09                00
                           O                 0.0000

9950775                    8.1250            126500.0000       100.0000
                           8.1250            126,500.00        ZZ
                           7.8750            856.51            2
                           14.1250           856.51            80
MILWAUKEE        WI 53225  13.8750           05/12/05
0439353509                 4.5000            07/01/05          00
5100504039                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         5.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9950777                    7.5000            128000.0000       100.0000
                           7.5000            127,809.43        ZZ
                           7.2500            894.99            1
                           13.5000           894.99            80
NORTH PORT       FL 34287  13.2500           04/29/05
0439354051                 0.0000            06/01/05          00
4800504024                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950779                    8.8750            119920.0000       100.0000
                           8.8750            119,920.00        ZZ
                           8.6250            886.91            1
                           14.8750           886.91            80
LAKE WORTH       FL 33462  14.6250           12/20/04
0439484494                 0.0000            02/01/05          00
3200411363                 0.0000            01/01/35          0.0000
0                          4.5000            01/01/07          01/01/07
F34/U57                    4.2500            02/01/07          02/01/07
25                         5.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950781                    7.3750            100800.0000       100.0000
                           7.3750            100,723.30        ZZ
                           7.1250            696.20            2
                           13.3750           696.20            80
EAU CLAIRE       WI 54701  13.1250           05/09/05
0439352949                 0.0000            07/01/05          00
3200504175                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950787                    7.3750            83200.0000        100.0000
                           7.3750            83,200.00         ZZ
                           7.1250            511.33            1
                           13.3750           511.33            80
BRADENTON        FL 34205  13.1250           04/29/05
0439352006                 4.5000            06/01/05          00
4800503283                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9950789                    6.6250            168000.0000       100.0000
                           6.6250            168,000.00        ZZ
                           6.3750            927.50            1
                           12.6250           927.50            80
HOLLYWOOD        FL 33024  12.3750           05/06/05
0439352055                 4.5000            07/01/05          00
4800504225                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.6250            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9950791                    6.2500            200000.0000       100.0000
                           6.2500            200,000.00        ZZ
                           6.0000            1041.67           1
                           12.2500           1041.67           80
SOUTH MIAMI      FL 33143  12.0000           04/29/05
0439351651                 4.5000            06/01/05          00
3200504107                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.2500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950793                    6.9900            173500.0000       100.0000
                           6.9900            173,500.00        ZZ
                           6.7400            1010.64           1
                           12.9900           1010.64           80
TAMPA            FL 33607  12.7400           05/06/05
0439353897                 4.5000            07/01/05          00
4201504031                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.9900            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.4900                     1                 0
0.0000                     01                00
                           O                 0.0000

9950795                    7.3750            216600.0000       100.0000
                           7.3750            216,600.00        ZZ
                           7.1250            1331.19           1
                           13.3750           1331.19           93
PORT SAINT LUCI  FL 34953  13.1250           04/11/05
0439350653                 0.0000            06/01/05          23
4900503607                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950797                    8.0000            113900.0000       100.0000
                           8.0000            113,900.00        ZZ
                           7.7500            759.33            1
                           14.0000           759.33            95
GODDARD          KS 67052  13.7500           04/07/05
0439350257                 0.0000            06/01/05          23
4900408632                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9950801                    7.7500            82650.0000        100.0000
                           7.7500            82,650.00         ZZ
                           7.5000            533.78            1
                           13.7500           533.78            95
PROSPECT         KY 40059  13.5000           05/02/05
0439353863                 4.5000            07/01/05          23
4900502177                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     01                00
                           N                 0.0000

9950803                    7.8750            111750.0000       100.0000
                           7.8750            111,750.00        ZZ
                           7.6250            733.36            1
                           13.8750           733.36            80
UPPER MARLBORO   MD 20774  13.6250           04/28/05
0439364233                 4.5000            06/01/05          00
2200412057                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     01                00
                           N                 0.0000

9950807                    7.0000            141000.0000       100.0000
                           7.0000            141,000.00        ZZ
                           6.7500            822.50            1
                           13.0000           822.50            80
FORT MYERS       FL 33912  12.7500           04/13/05
0439356114                 0.0000            06/01/05          00
4800503245                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950809                    7.0000            195800.0000       100.0000
                           7.0000            195,800.00        ZZ
                           6.7500            1142.17           1
                           13.0000           1142.17           80
CAPE CORAL       FL 33904  12.7500           04/13/05
0439351966                 0.0000            06/01/05          00
4800503252                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950811                    7.5000            193600.0000       100.0000
                           7.5000            193,456.32        ZZ
                           7.2500            1353.68           3
                           13.5000           1353.68           80
CHICAGO          IL 60636  13.2500           05/10/05
0439364126                 0.0000            07/01/05          00
3200503388                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9950813                    7.3750            82400.0000        100.0000
                           7.3750            82,400.00         ZZ
                           7.1250            506.42            1
                           13.3750           506.42            80
DENVER           CO 80221  13.1250           04/29/05
0439351677                 4.5000            06/01/05          00
3200504219                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9950815                    8.1250            143592.0000       100.0000
                           8.1250            143,403.50        ZZ
                           7.8750            1066.17           1
                           14.1250           1066.17           80
RIVERVIEW        FL 33569  13.8750           04/29/05
0439351669                 0.0000            06/01/05          00
3200504333                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         5.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9950817                    6.2500            200437.0000       100.0000
                           6.2500            200,437.00        ZZ
                           6.0000            1043.94           1
                           12.2500           1043.94           75
ASBURY PARK      NJ 07712  12.0000           05/13/05
0439351768                 4.5000            07/01/05          00
3200503072                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.2500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9950819                    9.2500            99000.0000        100.0000
                           9.2500            99,000.00         ZZ
                           9.0000            763.13            1
                           15.2500           763.13            90
FORT LAUDERDALE  FL 33311  15.0000           02/18/05
0439352832                 0.0000            04/01/05          23
4800501238                 0.0000            03/01/35          0.0000
0                          4.5000            03/01/07          03/01/07
F34/U57                    4.2500            04/01/07          04/01/07
45                         6.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9950821                    7.2500            208000.0000       100.0000
                           7.2500            208,000.00        ZZ
                           7.0000            1256.67           1
                           13.2500           1256.67           80
NORTH LAS VEGAS  NV 89086  13.0000           04/25/05
0439353780                 4.5000            06/01/05          00
4200503069                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     03                00
                           N                 0.0000

9950825                    7.1250            125600.0000       100.0000
                           7.1250            125,600.00        ZZ
                           6.8750            745.75            1
                           13.1250           745.75            80
NORTH PORT       FL 34287  12.8750           04/28/05
0439352196                 4.5000            06/01/05          00
4800504231                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9950943                    8.2500            278000.0000       100.0000
                           8.2500            277,822.73        ZZ
                           7.8750            2088.52           1
                           14.2500           2088.52           100
HOWELL           MI 48843  13.8750           05/20/05
0439344920                 0.0000            07/01/05          23
0000043961                 0.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
X64/U57                    6.3750            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9951827                    7.8750            181900.0000       100.0000
                           7.8750            181,900.00        ZZ
                           7.6250            1193.72           1
                           13.8750           1193.72           80
RICHMOND         VA 23223  13.6250           05/05/05
0439352097                 4.5000            06/01/05          00
5800505019                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     03                00
                           N                 0.0000

9951829                    7.0000            359600.0000       100.0000
                           7.0000            359,600.00        ZZ
                           6.7500            2097.67           1
                           13.0000           2097.67           80
ROCKVILLE        MD 20853  12.7500           05/09/05
0439357443                 4.5000            07/01/05          00
5800504159                 4.2500            06/01/35          0.0000
0                          4.3000            06/01/07          06/01/07
F34/U57                    4.0500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9951831                    7.8750            304050.0000       100.0000
                           7.8750            304,050.00        ZZ
                           7.6250            1995.33           1
                           13.8750           1995.33           80
STAFFORD         VA 22554  13.6250           04/29/05
0439352048                 4.5000            06/01/05          00
5800504163                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     09                00
                           O                 0.0000

9951833                    7.7500            168000.0000       100.0000
                           7.7500            168,000.00        ZZ
                           7.5000            1085.00           1
                           13.7500           1085.00           80
RIVERDALE        MD 20737  13.5000           05/10/05
0439364167                 4.3000            07/01/05          00
5800504172                 4.0500            06/01/35          0.0000
0                          4.3000            06/01/07          06/01/07
F34/U57                    4.0500            07/01/07          07/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.4500                     1                 0
0.0000                     05                00
                           O                 0.0000

9951835                    7.8750            104000.0000       100.0000
                           7.8750            104,000.00        ZZ
                           7.6250            682.50            1
                           13.8750           682.50            80
CHARLESTON       SC 29407  13.6250           05/09/05
0439351040                 4.5000            07/01/05          00
5800505014                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     01                00
                           N                 0.0000

9951837                    6.8750            338650.0000       100.0000
                           6.8750            338,650.00        ZZ
                           6.6250            1940.18           1
                           12.8750           1940.18           80
MIDLOTHIAN       VA 23114  12.6250           04/27/05
0439351974                 4.5000            06/01/05          00
5800504135                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     03                00
                           O                 0.0000

9951839                    7.6250            359600.0000       100.0000
                           7.6250            359,600.00        ZZ
                           7.3750            2284.96           1
                           13.6250           2284.96           78
BRISTOW          VA 20136  13.3750           04/29/05
0439349507                 4.5000            06/01/05          00
5800501057                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     03                00
                           N                 0.0000

9951845                    6.8750            315900.0000       100.0000
                           6.8750            315,900.00        ZZ
                           6.6250            1809.84           1
                           12.8750           1809.84           80
FREDERICKSBURG   VA 22407  12.6250           05/03/05
0439349994                 4.5000            06/01/05          00
5800504099                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9951847                    6.9990            307900.0000       100.0000
                           6.9990            307,900.00        ZZ
                           6.7490            1795.83           1
                           12.9990           1795.83           80
STERLING         VA 20164  12.7490           04/29/05
0439350307                 4.5000            06/01/05          00
5800503212                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.9990            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.4990                     1                 0
0.0000                     05                00
                           O                 0.0000

9951851                    8.5000            359900.0000       100.0000
                           8.5000            359,900.00        ZZ
                           8.2500            2549.29           4
                           14.5000           2549.29           80
HASTINGS         MN 55033  14.2500           04/22/05
0439350927                 4.5000            06/01/05          00
5100503014                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9951853                    8.2500            140000.0000       100.0000
                           8.2500            140,000.00        ZZ
                           8.0000            962.50            1
                           14.2500           962.50            80
RICHMOND         VA 23228  14.0000           05/11/05
0439351933                 4.5000            07/01/05          00
5800505012                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9951855                    6.7500            271200.0000       100.0000
                           6.7500            271,200.00        ZZ
                           6.5000            1525.50           1
                           12.7500           1525.50           80
ROCKVILLE        MD 20850  12.5000           05/09/05
0439364159                 4.5000            07/01/05          00
58005040153                4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9951857                    8.0000            123200.0000       100.0000
                           8.0000            123,200.00        ZZ
                           7.7500            821.33            1
                           14.0000           821.33            80
HUMBLE           TX 77339  13.7500           04/28/05
0439354515                 4.5000            06/01/05          00
5800504091                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     03                00
                           N                 0.0000

9951859                    6.5000            248550.0000       100.0000
                           6.5000            248,550.00        ZZ
                           6.2500            1346.31           1
                           12.5000           1346.31           80
CULPEPER         VA 22701  12.2500           04/28/05
0439349598                 4.5000            06/01/05          00
5800504116                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9951861                    7.7500            232000.0000       100.0000
                           7.7500            232,000.00        ZZ
                           7.5000            1498.33           1
                           13.7500           1498.33           80
FORT WASHINGTON  MD 20744  13.5000           04/28/05
0439356239                 4.4000            06/01/05          00
5800504005                 4.1500            05/01/35          0.0000
0                          4.4000            05/01/07          05/01/07
F34/U57                    4.1500            06/01/07          06/01/07
45                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3500                     2                 0
0.0000                     05                00
                           O                 0.0000

9951863                    8.2500            116000.0000       100.0000
                           8.2500            116,000.00        ZZ
                           8.0000            797.50            1
                           14.2500           797.50            80
UPPER MARLBORO   MD 20774  14.0000           04/29/05
0439350471                 4.5000            06/01/05          00
5800504121                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     01                00
                           N                 0.0000

9951865                    7.0000            128000.0000       100.0000
                           7.0000            128,000.00        ZZ
                           6.7500            746.67            1
                           13.0000           746.67            80
GAITHERSBURG     MD 20877  12.7500           04/29/05
0439364134                 4.2500            06/01/05          00
5802504022                 4.0000            05/01/35          0.0000
0                          4.2500            05/01/07          05/01/07
F34/U57                    4.0000            06/01/07          06/01/07
45                         4.2500            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     01                00
                           O                 0.0000

9951867                    7.5000            142800.0000       100.0000
                           7.5000            142,800.00        ZZ
                           7.2500            892.50            1
                           13.5000           892.50            80
GLEN BURNIE      MD 21060  13.2500           05/05/05
0439364183                 4.2000            06/01/05          00
5800504151                 3.9500            05/01/35          0.0000
0                          4.2000            05/01/07          05/01/07
F34/U57                    3.9500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3000                     1                 0
0.0000                     05                00
                           O                 0.0000

9951869                    7.6250            323500.0000       100.0000
                           7.6250            323,500.00        ZZ
                           7.3750            2055.57           1
                           13.6250           2055.57           80
PERRY HALL       MD 21128  13.3750           04/29/05
0439364142                 4.2750            06/01/05          00
5800501128                 4.0250            05/01/35          0.0000
0                          4.2750            05/01/07          05/01/07
F34/U57                    4.0250            06/01/07          06/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3500                     1                 0
0.0000                     01                00
                           O                 0.0000

9951871                    7.1250            457850.0000       100.0000
                           7.1250            457,850.00        ZZ
                           6.8750            2718.48           1
                           13.1250           2718.48           80
UPPER MARLBORO   MD 20774  12.8750           04/29/05
0439357351                 4.5000            06/01/05          00
5800503183                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     03                00
                           O                 0.0000

9951873                    8.3750            160000.0000       100.0000
                           8.3750            159,800.40        ZZ
                           8.1250            1216.12           1
                           14.3750           1216.12           80
SEMINOLE         FL 33772  14.1250           04/29/05
0439357161                 0.0000            06/01/05          00
6200504032                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         5.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9951875                    6.0000            256000.0000       100.0000
                           6.0000            256,000.00        ZZ
                           5.7500            1280.00           1
                           12.0000           1280.00           80
ANNANDALE        VA 22003  11.7500           05/02/05
0439350521                 4.5000            06/01/05          00
5800504178                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.0000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     01                00
                           O                 0.0000

9951877                    6.5000            105950.0000       100.0000
                           6.5000            105,950.00        ZZ
                           6.2500            573.90            1
                           12.5000           573.90            80
CHARLOTTE        NC 28269  12.2500           05/05/05
0439353160                 4.5000            07/01/05          00
6200504051                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9951879                    6.3750            298400.0000       100.0000
                           6.3750            298,400.00        ZZ
                           6.1250            1585.25           1
                           12.3750           1585.25           80
MANASSAS         VA 20109  12.1250           04/29/05
0439352253                 4.5000            06/01/05          00
5800504038                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.3750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.8750                     1                 0
0.0000                     09                00
                           O                 0.0000

9951881                    8.5000            50800.0000        100.0000
                           8.5000            50,738.23         ZZ
                           8.2500            390.61            1
                           14.5000           390.61            80
MIDDLEVILLE      MI 49333  14.2500           04/20/05
0439350372                 0.0000            06/01/05          00
6000504000                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         5.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9951883                    6.7500            244000.0000       100.0000
                           6.7500            244,000.00        ZZ
                           6.5000            1372.50           1
                           12.7500           1372.50           80
ALEXANDRIA       VA 22309  12.5000           05/04/05
0439352659                 4.5000            06/01/05          00
5800504096                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     09                00
                           O                 0.0000

9951885                    7.8750            248000.0000       100.0000
                           7.8750            247,829.33        ZZ
                           7.6250            1798.17           2
                           13.8750           1798.17           80
CHICAGO          IL 60623  13.6250           05/11/05
0439364100                 0.0000            07/01/05          00
6000502082                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9951887                    7.6250            280000.0000       100.0000
                           7.6250            280,000.00        ZZ
                           7.3750            1779.17           1
                           13.6250           1779.17           80
WOODBRIDGE       VA 22193  13.3750           05/11/05
0439352550                 4.5000            07/01/05          00
5800505032                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9951889                    6.5000            332000.0000       100.0000
                           6.5000            332,000.00        ZZ
                           6.2500            1798.33           1
                           12.5000           1798.33           80
MANASSAS         VA 20110  12.2500           04/29/05
0439352352                 4.5000            06/01/05          00
5802504018                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9951891                    7.2500            244000.0000       100.0000
                           7.2500            244,000.00        ZZ
                           7.0000            1474.17           1
                           13.2500           1474.17           80
STAFFORD         VA 22554  13.0000           05/05/05
0439350190                 4.5000            06/01/05          00
5800504114                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     09                00
                           N                 0.0000

9951895                    7.0000            170800.0000       100.0000
                           7.0000            170,800.00        ZZ
                           6.7500            996.33            1
                           13.0000           996.33            80
MAPLEWOOD        MN 55119  12.7500           04/15/05
0439352311                 0.0000            06/01/05          00
5100504013                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9951897                    7.0000            168000.0000       100.0000
                           7.0000            168,000.00        ZZ
                           6.7500            980.00            1
                           13.0000           980.00            80
FREDERICK        MD 21703  12.7500           04/29/05
0439364241                 4.5000            06/01/05          00
5802504013                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     01                00
                           O                 0.0000

9951899                    8.2500            218400.0000       100.0000
                           8.2500            218,400.00        ZZ
                           8.0000            1501.50           1
                           14.2500           1501.50           80
RIVERDALE        MD 20737  14.0000           05/05/05
0439364175                 4.1250            07/01/05          00
5802504020                 3.8750            06/01/35          0.0000
0                          4.1250            06/01/07          06/01/07
F34/U57                    3.8750            07/01/07          07/01/07
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9951901                    7.0000            579900.0000       100.0000
                           7.0000            579,900.00        ZZ
                           6.7500            3382.75           1
                           13.0000           3382.75           80
BRISTOW          VA 20136  12.7500           04/28/05
0439350075                 4.5000            06/01/05          00
58000504044A               4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9951903                    8.1250            160000.0000       100.0000
                           8.1250            160,000.00        ZZ
                           7.8750            1083.33           1
                           14.1250           1083.33           80
COON RAPIDS      MN 55433  13.8750           04/27/05
0439352337                 4.5000            06/01/05          00
5100503010                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9951907                    7.3750            281600.0000       100.0000
                           7.3750            281,600.00        ZZ
                           7.1250            1730.67           1
                           13.3750           1730.67           80
WOODBRIDGE       VA 22191  13.1250           05/03/05
0439351024                 4.5000            06/01/05          00
5800504160                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           O                 0.0000

9951909                    6.5000            264000.0000       100.0000
                           6.5000            264,000.00        ZZ
                           6.2500            1430.00           1
                           12.5000           1430.00           80
WASHINGTON       DC 20002  12.2500           04/22/05
0439355793                 4.5000            06/01/05          00
5800504047                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.0000                     2                 0
0.0000                     07                00
                           O                 0.0000

9951911                    7.2500            348000.0000       100.0000
                           7.2500            348,000.00        ZZ
                           7.0000            2102.50           1
                           13.2500           2102.50           80
LA PLATA         MD 20646  13.0000           05/06/05
0439355835                 4.5000            07/01/05          00
5800505004                 4.2500            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9951915                    6.8750            322750.0000       100.0000
                           6.8750            322,750.00        ZZ
                           6.6250            1849.09           1
                           12.8750           1849.09           80
STAFFORD         VA 22554  12.6250           04/29/05
0439351644                 4.5000            06/01/05          00
5800504142                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     1                 0
0.0000                     09                00
                           O                 0.0000

9951917                    5.8750            332250.0000       100.0000
                           5.8750            332,250.00        ZZ
                           5.6250            1626.64           1
                           11.8750           1626.64           80
SILVER SPRING    MD 20904  11.6250           04/29/05
0439356163                 4.5000            06/01/05          00
5800504138                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          8.8750            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.3750                     1                 0
0.0000                     01                00
                           O                 0.0000

9951919                    7.8750            189600.0000       100.0000
                           7.8750            189,600.00        ZZ
                           7.6250            1244.25           1
                           13.8750           1244.25           80
BOWIE            MD 20720  13.6250           05/12/05
0439355769                 4.1000            07/01/05          00
5800504133                 3.8500            06/01/35          0.0000
0                          4.1000            06/01/07          06/01/07
F34/U57                    3.8500            07/01/07          07/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7750                     1                 0
0.0000                     09                00
                           O                 0.0000

9951921                    7.0000            256000.0000       100.0000
                           7.0000            256,000.00        ZZ
                           6.7500            1493.33           1
                           13.0000           1493.33           80
ALEXANDRIA       VA 22309  12.7500           05/03/05
0439352188                 4.5000            06/01/05          00
5800504174                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     09                00
                           O                 0.0000

9951923                    8.2500            331200.0000       100.0000
                           8.2500            331,200.00        ZZ
                           8.0000            2277.00           1
                           14.2500           2277.00           80
GAINESVILLE      VA 20155  14.0000           04/28/05
0439352493                 4.5000            06/01/05          00
5800504147                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     03                00
                           N                 0.0000

9952663                    7.9000            375000.0000       100.0000
                           7.9000            374,743.23        ZZ
                           7.4000            2725.52           1
                           13.9000           2725.52           100
RICHTON PARK     IL 60471  13.4000           05/20/05
0439346198                 7.9000            07/01/05          23
13650                      7.4000            06/01/35          0.0000
0                          6.3900            06/01/07          06/01/07
T76/U56                    5.8900            07/01/07          07/01/07
25                         7.9000            0.0000            0.0000
A                          10.9000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9952997                    9.2500            370500.0000       100.0000
                           9.2500            370,307.93        ZZ
                           8.8750            3048.01           1
                           15.2500           3048.01           95
KISSIMMEE        FL 34746  14.8750           05/17/05
0439347394                 9.2500            07/01/05          23
20338224LA                 8.8750            06/01/35          0.0000
0                          7.7700            06/01/07          06/01/07
T76/U56                    7.3950            07/01/07          07/01/07
25                         9.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9953011                    8.9900            90000.0000        100.0000
                           8.9900            89,950.74         ZZ
                           8.4900            723.51            1
                           14.9900           723.51            100
FORT WAYNE       IN 46807  14.4900           05/17/05
0439348954                 8.9900            07/01/05          23
05000354                   8.4900            06/01/35          0.0000
0                          7.5100            06/01/07          06/01/07
T76/U56                    7.0100            07/01/07          07/01/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9953043                    6.1250            327750.0000       100.0000
                           6.1250            327,750.00        ZZ
                           5.8750            1672.89           1
                           12.1250           1672.89           95
SUNRISE          FL 33323  11.8750           05/26/05
0423395110                 0.0000            07/01/05          23
0423395110                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9953047                    6.0000            215080.0000       100.0000
                           6.0000            214,865.89        ZZ
                           5.7500            1289.51           1
                           12.0000           1289.51           95
MAYLENE          AL 35114  11.7500           05/26/05
0423438456                 0.0000            07/01/05          10
0423438456                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9953075                    6.8750            121500.0000       100.0000
                           6.8750            121,500.00        ZZ
                           6.6250            696.09            1
                           11.8750           696.09            90
WILLIAMSBURG     VA 23185  11.6250           05/26/05
0423772532                 0.0000            07/01/05          10
0423772532                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9953095                    6.3750            140400.0000       100.0000
                           6.3750            140,400.00        ZZ
                           6.1250            745.88            1
                           12.3750           745.88            90
SPANAWAY         WA 98387  12.1250           05/20/05
0423903749                 0.0000            07/01/05          23
0423903749                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9953243                    6.2500            144000.0000       100.0000
                           6.2500            144,000.00        ZZ
                           6.0000            750.00            1
                           12.2500           750.00            90
TACOMA           WA 98404  12.0000           05/18/05
0424173961                 0.0000            07/01/05          01
0424173961                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9953323                    6.6250            60000.0000        100.0000
                           6.6250            59,947.06         ZZ
                           6.3750            384.19            1
                           12.6250           384.19            80
SAINT LOUIS      MO 63114  12.3750           05/26/05
0424265437                 0.0000            07/01/05          00
0424265437                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9953351                    6.6250            59000.0000        100.0000
                           6.6250            59,000.00         ZZ
                           6.3750            325.73            1
                           11.6250           325.73            79
KANSAS CITY      MO 64130  11.3750           05/26/05
0424302982                 0.0000            07/01/05          00
0424302982                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9953379                    7.2500            93000.0000        100.0000
                           7.2500            92,927.46         ZZ
                           6.8750            634.42            1
                           13.2500           634.42            80
EDGEWOOD         MD 21040  12.8750           05/26/05
0424333524                 0.0000            07/01/05          00
0424333524                 0.0000            06/01/35          0.0000
0                          5.8750            06/01/07          06/01/07
E22/U57                    5.5000            07/01/07          07/01/07
25                         5.8750            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9953395                    6.6250            240000.0000       100.0000
                           6.6250            240,000.00        ZZ
                           6.3750            1325.00           1
                           11.6250           1325.00           80
BRIGHTON         CO 80601  11.3750           05/26/05
0424359339                 0.0000            07/01/05          00
0424359339                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9953547                    7.7500            172450.0000       100.0000
                           7.7500            172,205.79        ZZ
                           7.2500            1235.45           1
                           13.7500           1235.45           90
DULUTH           GA 30096  13.2500           05/05/05
0439365081                 0.0000            06/01/05          23
33562                      0.0000            05/01/35          0.0000
0                          6.6250            05/01/07          05/01/07
A52/U57                    6.1250            06/01/07          06/01/07
25                         6.6250            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9953717                    6.8750            549600.0000       100.0000
                           6.8750            549,600.00        ZZ
                           6.6250            3148.75           1
                           12.8750           3148.75           80
SAN FRANCISCO    CA 94114  12.6250           04/22/05
0439379025                 2.7500            06/01/05          00
3318003510                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9953897                    6.8750            226000.0000       100.0000
                           6.8750            225,999.99        T
                           6.6250            1294.79           1
                           12.8750           1294.79           80
FORT LAUDERDALE  FL 33308  12.6250           04/29/05
0439414608                 2.7500            06/01/05          00
3254020154                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     5                 0
0.0000                     01                00
                           O                 0.0000

9953901                    7.1250            261450.0000       100.0000
                           7.1250            261,450.00        ZZ
                           6.8750            1552.36           1
                           13.1250           1552.36           90
PORT CHARLOTTE   FL 33954  12.8750           05/02/05
0439389164                 2.7500            06/01/05          01
3254020163                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9953911                    6.5000            157200.0000       100.0000
                           6.5000            157,200.00        ZZ
                           6.2500            851.50            1
                           12.5000           851.50            74
LEHIGH ACRES     FL 33971  12.2500           05/05/05
0439389388                 2.2500            06/01/05          00
3254020191                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     2                 0
0.0000                     05                00
                           N                 0.0000

9953921                    6.7500            151200.0000       100.0000
                           6.7500            151,200.00        ZZ
                           6.5000            850.50            1
                           12.7500           850.50            80
CORAL SPRINGS    FL 33065  12.5000           05/05/05
0439385378                 2.7500            06/01/05          00
3254020229                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9953923                    6.7500            104000.0000       100.0000
                           6.7500            104,000.00        ZZ
                           6.5000            585.00            1
                           12.7500           585.00            80
CORAL SPRINGS    FL 33065  12.5000           05/02/05
0439385550                 2.2500            06/01/05          00
3254020230                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.5000                     1                 0
0.0000                     01                00
                           N                 0.0000

9953987                    7.1250            213750.0000       100.0000
                           7.1250            213,750.00        ZZ
                           6.8750            1269.14           1
                           13.1250           1269.14           95
VERO BEACH       FL 32960  12.8750           05/16/05
0439387382                 2.7500            07/01/05          01
3254020283                 2.5000            06/01/35          35.0000
0                          2.7500            06/01/08          06/01/08
N67/U56                    2.5000            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9954003                    7.2500            60000.0000        100.0000
                           7.2500            59,999.99         ZZ
                           7.0000            362.50            1
                           13.2500           362.50            75
KINGS MOUNTAIN   NC 28086  13.0000           12/29/04
0439390378                 0.0000            02/01/05          00
3255006714                 0.0000            01/01/35          0.0000
0                          2.2500            01/01/08          01/01/08
N67/U56                    2.0000            02/01/08          02/01/08
25                         2.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954005                    7.0000            234000.0000       100.0000
                           7.0000            234,000.00        ZZ
                           6.0952            1365.00           1
                           13.0000           1365.00           87
EAST POINT       GA 30344  12.0952           03/15/05
0439381369                 0.0000            05/01/05          26
3255006875                 0.0000            04/01/35          30.0000
0                          2.7500            04/01/10          04/01/10
N67/U56                    1.8452            05/01/10          05/01/10
25                         2.7500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9954007                    6.5000            180000.0000       100.0000
                           6.5000            180,000.00        ZZ
                           6.2500            975.00            2
                           12.5000           975.00            79
PALM COAST       FL 32164  12.2500           03/14/05
0439391798                 0.0000            05/01/05          00
3255006915                 0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
N67/U56                    2.0000            05/01/08          05/01/08
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9954009                    7.2500            61500.0000        100.0000
                           7.2500            61,500.00         ZZ
                           7.0000            371.56            1
                           13.2500           371.56            75
KINGS MOUNTAIN   NC 28086  13.0000           03/14/05
0439427576                 0.0000            05/01/05          00
3255006997                 0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
N67/U56                    2.0000            05/01/08          05/01/08
25                         2.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954113                    6.5000            196000.0000       100.0000
                           6.5000            196,000.00        ZZ
                           6.2500            1061.67           2
                           12.5000           1061.67           80
BONNEY LAKE      WA 98390  12.2500           04/28/05
0439412149                 2.2500            06/01/05          00
3339001789                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     2                 0
0.0000                     05                00
                           N                 0.0000

9954117                    6.2500            152250.0000       100.0000
                           6.2500            152,250.00        ZZ
                           6.0000            792.97            1
                           12.2500           792.97            80
MOUNT VERNON     WA 98273  12.0000           04/14/05
0439392127                 2.7500            06/01/05          00
3339001799                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9954121                    6.1250            189500.0000       100.0000
                           6.1250            189,500.00        ZZ
                           5.8750            967.24            1
                           12.1250           967.24            80
LACEY            WA 98503  11.8750           04/19/05
0439392960                 2.7500            06/01/05          00
3339001806                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     03                00
                           O                 0.0000

9954147                    6.8750            159300.0000       100.0000
                           6.8750            159,300.00        ZZ
                           5.9702            912.66            1
                           12.8750           912.66            90
LEAVENWORTH      WA 98826  11.9702           05/09/05
0439430919                 3.3750            07/01/05          26
3339001882                 2.4702            06/01/35          30.0000
0                          3.3750            06/01/10          06/01/10
N67/U56                    2.4702            07/01/10          07/01/10
25                         3.3750            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     03                00
                           O                 0.0000

9954163                    7.2500            312000.0000       100.0000
                           7.2500            312,000.00        ZZ
                           7.0000            1885.00           2
                           13.2500           1885.00           80
FOUNTAIN HILLS   AZ 85268  13.0000           05/11/05
0439381385                 2.2500            07/01/05          00
3339001919                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/08          06/01/08
N67/U56                    2.0000            07/01/08          07/01/08
25                         2.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954179                    6.0000            206150.0000       100.0000
                           6.0000            206,150.00        ZZ
                           5.7500            1030.75           1
                           12.0000           1030.75           95
LAS VEGAS        NV 89121  11.7500           05/11/05
0439379181                 2.7500            07/01/05          11
3342000005                 2.5000            06/01/35          35.0000
0                          2.7500            06/01/10          06/01/10
N67/U56                    2.5000            07/01/10          07/01/10
25                         2.7500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     03                00
                           O                 0.0000

9954211                    6.6250            256800.0000       100.0000
                           6.6250            256,800.00        ZZ
                           6.3750            1417.75           1
                           12.6250           1417.75           80
PHOENIX          AZ 85050  12.3750           05/02/05
0439431347                 2.2500            07/01/05          00
1161012693                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     01                00
                           N                 0.0000

9954229                    6.7500            338300.0000       100.0000
                           6.7500            338,300.00        T
                           6.5000            1902.94           1
                           12.7500           1902.94           77
PHOENIX          AZ 85086  12.5000           05/04/05
0439429655                 2.7500            07/01/05          00
1161012767                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/08          06/01/08
N67/U56                    2.5000            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9954247                    6.8750            116000.0000       100.0000
                           6.8750            116,000.00        ZZ
                           6.6250            664.58            1
                           12.8750           664.58            80
HENDERSON        NV 89015  12.6250           04/08/05
0439416991                 2.2500            06/01/05          00
1162004889                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9954265                    7.8750            284500.0000       100.0000
                           7.8750            284,500.00        ZZ
                           7.6250            1867.03           1
                           13.8750           1867.03           85
LAS VEGAS        NV 89104  13.6250           04/13/05
0439382532                 2.7500            06/01/05          01
1162005253                 2.5000            05/01/35          25.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          13.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9954267                    5.8750            161600.0000       100.0000
                           5.8750            161,268.94        ZZ
                           5.6250            955.93            1
                           11.8750           955.93            80
LAFAYETTE        CO 80026  11.6250           04/18/05
0439428327                 2.7500            06/01/05          00
1162005297                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     09                00
                           O                 0.0000

9954269                    6.7500            300000.0000       100.0000
                           6.7500            300,000.00        ZZ
                           6.5000            1687.50           1
                           12.7500           1687.50           75
LAS VEGAS        NV 89129  12.5000           04/21/05
0439351941                 2.2500            06/01/05          00
1162005300                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.5000                     5                 0
0.0000                     03                00
                           N                 0.0000

9954271                    6.7500            127500.0000       100.0000
                           6.7500            127,499.42        ZZ
                           6.5000            717.19            1
                           12.7500           717.18            75
LAS VEGAS        NV 89118  12.5000           04/11/05
0439426925                 2.7500            06/01/05          00
1162005302                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9954297                    6.5000            58400.0000        100.0000
                           6.5000            58,400.00         ZZ
                           6.2500            316.33            1
                           12.5000           316.33            80
DENVER           CO 80222  12.2500           04/22/05
0439424011                 2.7500            06/01/05          00
1162005399                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     01                00
                           O                 0.0000

9954333                    6.8750            182500.0000       100.0000
                           6.8750            182,500.00        ZZ
                           6.6250            1045.57           1
                           12.8750           1045.57           79
DENVER           CO 80211  12.6250           05/11/05
0439431644                 2.2500            07/01/05          00
1162005481                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.6250                     2                 0
0.0000                     05                00
                           N                 0.0000

9954341                    6.0000            295900.0000       100.0000
                           6.0000            295,900.00        ZZ
                           5.7500            1479.50           1
                           12.0000           1479.50           80
SOUTH JORDAN     UT 84095  11.7500           04/29/05
0439428962                 2.7500            06/01/05          00
1162005498                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9954353                    6.7500            231300.0000       100.0000
                           6.7500            231,300.00        ZZ
                           5.8452            1301.06           1
                           12.7500           1301.06           90
OVERLAND PARK    KS 66223  11.8452           05/09/05
0439430323                 3.5000            07/01/05          41
1162005519                 2.5952            06/01/35          30.0000
0                          3.5000            06/01/10          06/01/10
N67/U56                    2.5952            07/01/10          07/01/10
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     5                 0
0.0000                     03                00
                           O                 0.0000

9954387                    6.3750            77000.0000        100.0000
                           6.3750            77,000.00         ZZ
                           6.1250            409.06            1
                           12.3750           409.06            75
PHOENIX          AZ 85037  12.1250           04/20/05
0439374257                 0.0000            06/01/05          00
1165007918                 0.0000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9954429                    6.5000            168000.0000       100.0000
                           6.5000            168,000.00        ZZ
                           6.2500            910.00            2
                           12.5000           910.00            70
YPSILANTI        MI 48197  12.2500           04/19/05
0439424128                 2.2500            06/01/05          00
3251000522                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     5                 0
0.0000                     05                00
                           N                 0.0000

9954459                    8.6250            2800000.0000      100.0000
                           8.6250            2,800,000.00      ZZ
                           8.3750            20125.00          1
                           14.6250           20125.00          70
SURFSIDE         FL 33154  14.3750           04/15/05
0439431487                 2.2500            06/01/05          00
3252009767                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          14.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
6.3750                     5                 0
0.0000                     05                00
                           O                 0.0000

9954481                    6.2500            113250.0000       100.0000
                           6.2500            113,034.52        ZZ
                           6.0000            697.30            1
                           12.2500           697.30            75
ORLANDO          FL 32809  12.0000           04/21/05
0439426115                 2.2500            06/01/05          00
3253000460                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954491                    6.6250            108000.0000       100.0000
                           6.6250            108,000.00        ZZ
                           6.3750            596.25            1
                           12.6250           596.25            80
SCHAUMBURG       IL 60193  12.3750           04/20/05
0439411885                 2.7500            06/01/05          00
3253000494                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     08                00
                           O                 0.0000

9954493                    7.2500            32250.0000        100.0000
                           7.2500            32,199.53         ZZ
                           7.0000            220.00            1
                           13.2500           220.00            75
MEMPHIS          TN 38111  13.0000           04/18/05
0439427469                 2.2500            06/01/05          00
3253000512                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954527                    7.0000            220500.0000       100.0000
                           7.0000            220,500.00        ZZ
                           6.0952            1286.25           1
                           13.0000           1286.25           90
STONE MOUNTAIN   GA 30087  12.0952           04/25/05
0439411091                 3.3750            06/01/05          41
3253000613                 2.4702            05/01/35          30.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    1.8452            06/01/10          06/01/10
25                         3.3750            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9954537                    7.0000            144000.0000       100.0000
                           7.0000            143,763.23        ZZ
                           6.7500            958.04            1
                           13.0000           958.04            90
KISSIMMEE        FL 34741  12.7500           04/28/05
0439394453                 2.7500            06/01/05          01
3253000647                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     03                00
                           O                 0.0000

9954555                    6.7500            67500.0000        100.0000
                           6.7500            67,500.00         ZZ
                           6.5000            379.69            1
                           12.7500           379.69            75
ST PETERSBURG    FL 33711  12.5000           05/05/05
0439413543                 2.2500            07/01/05          00
3253000689                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.5000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954557                    6.5000            170400.0000       100.0000
                           6.5000            170,400.00        ZZ
                           6.2500            923.00            1
                           12.5000           923.00            95
SHELBYVILLE      KY 40065  12.2500           05/02/05
0439431370                 2.7500            07/01/05          01
3253000698                 2.5000            06/01/35          35.0000
0                          2.7500            06/01/08          06/01/08
N67/U56                    2.5000            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     03                00
                           O                 0.0000

9954565                    6.6250            92800.0000        100.0000
                           6.6250            92,718.12         ZZ
                           6.3750            594.21            1
                           12.6250           594.21            80
TAMPA            FL 33603  12.3750           05/03/05
0439387812                 2.2500            07/01/05          00
3253000714                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9954583                    7.5000            106800.0000       100.0000
                           7.5000            106,800.00        ZZ
                           6.4951            667.50            1
                           13.5000           667.50            95
LITHONIA         GA 30058  12.4951           05/02/05
0439433491                 2.7500            07/01/05          37
3253000782                 1.7451            06/01/35          35.0000
0                          4.0000            06/01/08          06/01/08
N67/U56                    2.9951            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9954593                    6.8750            220500.0000       100.0000
                           6.8750            220,500.00        T
                           6.1250            1263.28           1
                           12.8750           1263.28           90
MERRITT ISLAND   FL 32953  12.1250           05/12/05
0439422445                 2.7500            07/01/05          41
3253000817                 2.0000            06/01/35          30.0000
0                          2.7500            06/01/07          06/01/07
N67/U56                    2.0000            07/01/07          07/01/07
25                         2.7500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9954639                    6.7500            142000.0000       100.0000
                           6.7500            141,999.75        ZZ
                           6.5000            798.75            1
                           12.7500           798.75            71
ANN ARBOR        MI 48103  12.5000           04/13/05
0439390006                 0.0000            06/01/05          00
3255007098                 0.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9954659                    6.5000            50000.0000        100.0000
                           6.5000            50,000.00         ZZ
                           6.2500            270.83            1
                           12.5000           270.83            72
ELYRIA           OH 44035  12.2500           04/19/05
0439371576                 2.2500            06/01/05          00
3271000558                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     5                 0
0.0000                     05                00
                           N                 0.0000

9954679                    7.3750            88800.0000        100.0000
                           7.3750            88,800.00         ZZ
                           6.4702            545.75            1
                           13.3750           545.75            95
CLAYTON          OH 45415  12.4702           04/27/05
0439391038                 3.7500            06/01/05          41
3271000628                 2.8452            05/01/35          35.0000
0                          3.7500            05/01/10          05/01/10
N67/U56                    2.8452            06/01/10          06/01/10
25                         3.7500            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9954709                    7.1250            1787500.0000      100.0000
                           7.1250            1,787,500.00      ZZ
                           6.8750            10613.28          1
                           13.1250           10613.28          65
MIAMI            FL 33143  12.8750           04/14/05
0439426529                 2.7500            06/01/05          00
3254018844                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     5                 0
0.0000                     03                00
                           O                 0.0000

9954715                    7.0000            900000.0000       100.0000
                           7.0000            900,000.00        ZZ
                           6.7500            5250.00           1
                           13.0000           5250.00           75
SARASOTA         FL 34239  12.7500           04/15/05
0439389735                 2.7500            06/01/05          00
3254019388                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     5                 0
0.0000                     05                00
                           O                 0.0000

9954727                    6.7500            188900.0000       100.0000
                           6.7500            188,900.00        ZZ
                           5.8452            1062.56           1
                           12.7500           1062.56           90
RIVERVIEW        FL 33569  11.8452           04/25/05
0439376658                 2.7500            06/01/05          37
3254019436                 1.8452            05/01/35          30.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    1.8452            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9954759                    6.7500            487200.0000       100.0000
                           6.7500            487,200.00        T
                           6.5000            2740.50           1
                           12.7500           2740.50           80
CAPE CORAL       FL 33914  12.5000           04/21/05
0439390279                 2.2500            06/01/05          00
3254019600                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9954785                    6.5000            128000.0000       100.0000
                           6.5000            127,747.51        ZZ
                           6.2500            809.05            1
                           12.5000           809.05            80
MIAMI            FL 33186  12.2500           04/15/05
0439353541                 2.7500            06/01/05          00
3254020056                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     01                00
                           O                 0.0000

9954791                    6.5000            296000.0000       100.0000
                           6.5000            296,000.00        ZZ
                           6.2500            1603.33           1
                           12.5000           1603.33           80
MIAMI            FL 33165  12.2500           04/27/05
0439412180                 2.7500            06/01/05          00
3254020063                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9954817                    6.5000            152000.0000       100.0000
                           6.5000            152,000.00        ZZ
                           6.2500            823.33            1
                           12.5000           823.33            80
NORTH LAUDERDAL  FL 33068  12.2500           04/15/05
0439419136                 2.7500            06/01/05          00
3252009947                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     09                00
                           O                 0.0000

9954823                    6.3750            80750.0000        100.0000
                           6.3750            80,750.00         ZZ
                           6.1250            428.98            1
                           12.3750           428.98            85
BOCA RATON       FL 33432  12.1250           04/11/05
0439414392                 2.7500            06/01/05          01
3252009977                 2.5000            05/01/35          25.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     5                 0
0.0000                     01                00
                           O                 0.0000

9954837                    6.7500            373500.0000       100.0000
                           6.7500            372,733.24        ZZ
                           6.5000            2422.51           1
                           12.7500           2422.51           90
COCONUT CREEK    FL 33073  12.5000           04/18/05
0439427626                 2.7500            06/01/05          12
3252010057                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9954881                    6.2500            52500.0000        100.0000
                           6.2500            52,500.00         ZZ
                           6.0000            273.44            1
                           12.2500           273.44            75
DAVENPORT        IA 52802  12.0000           05/09/05
0439378449                 2.2500            07/01/05          00
3252010159                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954883                    6.5000            131900.0000       100.0000
                           6.5000            131,900.00        ZZ
                           6.2500            714.46            1
                           12.5000           714.46            80
SUNRISE          FL 33325  12.2500           05/09/05
0439429390                 2.7500            07/01/05          00
3252010162                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/08          06/01/08
N67/U56                    2.5000            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     01                00
                           O                 0.0000

9954885                    6.2500            60000.0000        100.0000
                           6.2500            60,000.00         ZZ
                           6.0000            312.50            1
                           12.2500           312.50            75
DAVENPORT        IA 52803  12.0000           05/09/05
0439379777                 2.2500            07/01/05          00
3252010173                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954901                    7.5000            65600.0000        100.0000
                           7.5000            65,600.00         ZZ
                           7.2500            410.00            4
                           13.5000           410.00            80
CLEVELAND        OH 44108  13.2500           05/09/05
0439390246                 2.2500            07/01/05          00
3271000633                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

9954933                    6.5000            256000.0000       100.0000
                           6.5000            256,000.00        ZZ
                           6.2500            1386.67           1
                           12.5000           1386.67           80
HYDE PARK        NY 12538  12.2500           04/20/05
0439391129                 2.2500            06/01/05          00
3274024593                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9954945                    7.2500            221250.0000       100.0000
                           7.2500            220,729.07        ZZ
                           7.0000            1509.32           1
                           13.2500           1509.32           75
JAMAICA          NY 11433  13.0000           03/11/05
0439428178                 2.2500            05/01/05          00
3274025303                 2.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
N67/U56                    2.0000            05/01/08          05/01/08
25                         2.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9954957                    6.6250            43750.0000        100.0000
                           6.6250            43,666.95         ZZ
                           6.3750            280.14            1
                           12.6250           280.14            70
RICHMOND         NY 14471  12.3750           05/05/05
0439429515                 2.2500            06/01/05          00
3274025510                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     5                 0
0.0000                     03                00
                           N                 0.0000

9954981                    6.2500            575000.0000       100.0000
                           6.2500            574,999.78        T
                           6.0000            2994.79           1
                           12.2500           2994.79           77
AMAGANSETT       NY 11930  12.0000           04/19/05
0439388737                 2.7500            06/01/05          00
3274025986                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     2                 0
0.0000                     05                00
                           O                 0.0000

9954983                    6.0000            208000.0000       100.0000
                           6.0000            208,000.00        ZZ
                           5.7500            1040.00           1
                           12.0000           1040.00           80
STATEN ISLAND    NY 10308  11.7500           04/21/05
0439430380                 2.7500            06/01/05          00
3274025989                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     01                00
                           O                 0.0000

9954989                    7.0000            79900.0000        100.0000
                           7.0000            79,900.00         ZZ
                           6.7500            466.08            1
                           13.0000           466.08            85
GLOUCESTER CITY  NJ 08030  12.7500           04/04/05
0439352204                 2.7500            06/01/05          11
3274026137                 2.5000            05/01/35          25.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     5                 0
0.0000                     05                00
                           N                 0.0000

9954991                    6.5000            604000.0000       100.0000
                           6.5000            604,000.00        ZZ
                           6.2500            3271.67           3
                           12.5000           3271.67           80
BROOKLYN         NY 11214  12.2500           05/03/05
0439389255                 2.2500            06/01/05          00
3274026142                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9954993                    6.6250            428400.0000       100.0000
                           6.6250            428,400.00        ZZ
                           6.3750            2365.13           2
                           12.6250           2365.12           90
MALDEN           MA 02148  12.3750           04/12/05
0439430463                 2.7500            06/01/05          14
3274026176                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     2                 0
0.0000                     05                00
                           O                 0.0000

9955001                    7.0000            120000.0000       100.0000
                           7.0000            120,000.00        ZZ
                           6.7500            700.00            2
                           13.0000           700.00            80
COLONIE          NY 12206  12.7500           04/21/05
0439353335                 2.2500            06/01/05          00
3274026221                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9955005                    6.5000            360000.0000       100.0000
                           6.5000            360,000.00        ZZ
                           6.2500            1950.00           1
                           12.5000           1950.00           75
ROCKVILLE        MD 20850  12.2500           04/25/05
0439428434                 2.7500            06/01/05          00
3274026250                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     01                00
                           O                 0.0000

9955007                    6.6250            420000.0000       100.0000
                           6.6250            420,000.00        ZZ
                           6.3750            2318.75           2
                           12.6250           2318.75           80
TRUMBULL         CT 06611  12.3750           04/27/05
0439388661                 2.7500            06/01/05          00
3274026259                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9955011                    6.7500            176000.0000       100.0000
                           6.7500            175,696.09        ZZ
                           6.5000            1141.53           1
                           12.7500           1141.53           80
LAKE GEORGE      NY 12845  12.5000           04/25/05
0439422569                 2.7500            06/01/05          00
3274026277                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955013                    7.1250            198000.0000       100.0000
                           7.1250            198,000.00        ZZ
                           6.8750            1175.63           1
                           13.1250           1175.63           90
HADLEY           MA 01035  12.8750           04/22/05
0439382144                 2.7500            06/01/05          01
3274026279                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9955025                    6.7500            391995.0000       100.0000
                           6.7500            391,995.00        ZZ
                           6.5000            2204.97           1
                           12.7500           2204.97           80
STAMFORD         CT 06905  12.5000           04/22/05
0439426685                 2.7500            06/01/05          00
3274026327                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9955045                    6.7500            289000.0000       100.0000
                           6.7500            289,000.00        ZZ
                           5.8452            1625.63           1
                           12.7500           1625.63           84
HERNDON          VA 20170  11.8452           04/22/05
0439393877                 3.3750            06/01/05          41
3274026398                 2.4702            05/01/35          30.0000
0                          3.3750            05/01/10          05/01/10
N67/U56                    2.4702            06/01/10          06/01/10
25                         3.3750            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     5                 0
0.0000                     03                00
                           O                 0.0000

9955049                    6.0000            161600.0000       100.0000
                           6.0000            161,600.00        ZZ
                           5.7500            808.00            1
                           12.0000           808.00            80
UPPER MARLBORO   MD 20772  11.7500           04/29/05
0439388232                 2.2500            06/01/05          00
3274026424                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     01                00
                           N                 0.0000

9955067                    5.7500            351200.0000       100.0000
                           5.7500            351,200.00        ZZ
                           5.5000            1682.83           1
                           11.7500           1682.83           80
RESTON           VA 20190  11.5000           05/06/05
0439389537                 2.7500            07/01/05          00
3274026501                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/10          06/01/10
N67/U56                    2.5000            07/01/10          07/01/10
25                         2.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9955085                    6.7500            272000.0000       100.0000
                           6.7500            271,765.81        ZZ
                           6.5000            1764.19           1
                           12.7500           1764.19           80
DORCHESTER       MA 02122  12.5000           05/02/05
0439387523                 2.7500            07/01/05          00
3274026693                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/07          06/01/07
N67/U56                    2.5000            07/01/07          07/01/07
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9955115                    5.7500            290550.0000       100.0000
                           5.7500            290,549.99        ZZ
                           5.5000            1392.22           2
                           11.7500           1392.22           80
UNION CITY       NJ 07087  11.5000           04/15/05
0439427139                 2.7500            06/01/05          00
3274026880                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9955123                    6.1250            460000.0000       100.0000
                           6.1250            460,000.00        ZZ
                           5.8750            2347.92           2
                           12.1250           2347.92           80
GUTTENBERG       NJ 07093  11.8750           04/28/05
0439390154                 2.7500            06/01/05          00
3274026923                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9955145                    7.2500            184450.0000       100.0000
                           7.2500            184,161.37        ZZ
                           7.0000            1258.27           1
                           13.2500           1258.27           85
SULLIVAN         NH 03445  13.0000           04/15/05
0439425935                 2.7500            06/01/05          14
3274027204                 2.5000            05/01/35          25.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955159                    6.7500            70400.0000        100.0000
                           6.7500            70,269.26         ZZ
                           6.5000            456.61            1
                           12.7500           456.61            80
ONEIDA           NY 13421  12.5000           04/25/05
0439426701                 2.7500            06/01/05          00
3274027237                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955175                    6.5000            133200.0000       100.0000
                           6.5000            133,200.00        T
                           6.2500            721.50            1
                           12.5000           721.50            90
HIGH POINT       NC 27265  12.2500           04/29/05
0439414558                 2.7500            06/01/05          01
3274027325                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     03                00
                           O                 0.0000

9955177                    7.0000            267750.0000       100.0000
                           7.0000            267,750.00        ZZ
                           6.0952            1561.88           2
                           13.0000           1561.87           85
NEWARK           NJ 07107  12.0952           04/21/05
0439430059                 3.2500            06/01/05          01
3274027330                 2.3452            05/01/35          25.0000
0                          3.2500            05/01/10          05/01/10
N67/U56                    2.3452            06/01/10          06/01/10
25                         3.2500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9955179                    6.6250            113600.0000       100.0000
                           6.6250            113,499.78        T
                           6.3750            727.39            1
                           12.6250           727.39            80
OSSIPEE          NH 03814  12.3750           05/11/05
0439425273                 2.7500            07/01/05          00
3274027332                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/07          06/01/07
N67/U56                    2.5000            07/01/07          07/01/07
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9955187                    6.2500            474000.0000       100.0000
                           6.2500            473,098.16        ZZ
                           6.0000            2918.50           2
                           12.2500           2918.50           80
EAST ELMHURST    NY 11369  12.0000           04/21/05
0439354465                 2.7500            06/01/05          00
3274027356                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955199                    6.6250            288000.0000       100.0000
                           6.6250            288,000.00        ZZ
                           6.3750            1590.00           2
                           12.6250           1590.00           80
LINDEN           NJ 07036  12.3750           04/25/05
0439425257                 2.2500            06/01/05          00
3274027397                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9955207                    6.2500            550000.0000       100.0000
                           6.2500            550,000.00        ZZ
                           6.0000            2864.58           2
                           12.2500           2864.58           80
WHITE PLAINS     NY 10606  12.0000           04/18/05
0439394347                 2.2500            06/01/05          00
3274027441                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/12          05/01/12
N67/U56                    2.0000            06/01/12          06/01/12
25                         2.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955219                    7.5000            279000.0000       100.0000
                           7.5000            279,000.00        ZZ
                           6.4951            1743.75           1
                           13.5000           1743.75           90
RICHMOND         VA 23227  12.4951           04/15/05
0439375858                 3.3750            06/01/05          01
3274027490                 2.3701            05/01/35          30.0000
0                          3.3750            05/01/08          05/01/08
N67/U56                    2.3701            06/01/08          06/01/08
25                         3.7500            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9955233                    6.6250            172000.0000       100.0000
                           6.6250            172,000.00        ZZ
                           6.3750            949.58            1
                           12.6250           949.58            80
HOPEWELL JUNCTI  NY 12533  12.3750           04/28/05
0439425869                 2.7500            06/01/05          00
3274027545                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     01                00
                           O                 0.0000

9955235                    7.3750            373000.0000       100.0000
                           7.3750            373,000.00        ZZ
                           7.1250            2292.40           1
                           13.3750           2292.40           89
ALEXANDRIA       VA 22310  13.1250           04/28/05
0439360298                 3.3750            06/01/05          12
3274027552                 3.1250            05/01/35          30.0000
0                          3.3750            05/01/07          05/01/07
N67/U56                    3.1250            06/01/07          06/01/07
25                         3.3750            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955253                    6.2500            556000.0000       100.0000
                           6.2500            554,942.14        ZZ
                           6.0000            3423.39           2
                           12.2500           3423.39           80
RUTHERFORD       NJ 07070  12.0000           04/29/05
0439428152                 2.7500            06/01/05          00
3274027629                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9955277                    6.8750            397500.0000       100.0000
                           6.8750            397,166.05        ZZ
                           6.6250            2611.29           2
                           12.8750           2611.29           75
BROOKLYN         NY 11230  12.6250           05/05/05
0439394479                 2.2500            07/01/05          00
3274027723                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/08          06/01/08
N67/U56                    2.0000            07/01/08          07/01/08
25                         2.2500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.6250                     5                 0
0.0000                     05                00
                           N                 0.0000

9955291                    7.2500            405000.0000       100.0000
                           7.2500            405,000.00        ZZ
                           6.3452            2446.88           2
                           13.2500           2446.88           90
STAMFORD         CT 06902  12.3452           05/09/05
0439423484                 2.7500            07/01/05          45
3274027763                 1.8452            06/01/35          30.0000
0                          2.7500            06/01/10          06/01/10
N67/U56                    1.8452            07/01/10          07/01/10
25                         2.7500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9955313                    6.1250            144800.0000       100.0000
                           6.1250            144,517.80        ZZ
                           5.8750            879.82            1
                           12.1250           879.82            80
NEW MILFORD      CT 06776  11.8750           04/29/05
0439386202                 2.7500            06/01/05          00
3274027831                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     01                00
                           O                 0.0000

9955319                    6.7500            176000.0000       100.0000
                           6.7500            176,000.00        ZZ
                           6.5000            990.00            1
                           12.7500           990.00            79
GLEN BURNIE      MD 21060  12.5000           05/09/05
0439413642                 2.7500            07/01/05          00
3274027906                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/10          06/01/10
N67/U56                    2.5000            07/01/10          07/01/10
25                         2.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9955323                    7.1250            432000.0000       100.0000
                           7.1250            432,000.00        ZZ
                           6.8750            2565.00           1
                           13.1250           2565.00           80
ESSEX            CT 06426  12.8750           05/10/05
0439382359                 2.7500            07/01/05          00
3274027913                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/10          06/01/10
N67/U56                    2.5000            07/01/10          07/01/10
25                         2.7500            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9955335                    5.5000            292000.0000       100.0000
                           5.5000            292,000.00        ZZ
                           5.2500            1338.33           2
                           11.5000           1338.33           80
PATERSON         NJ 07503  11.2500           05/13/05
0439422288                 2.7500            07/01/05          00
3274027998                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/07          06/01/07
N67/U56                    2.5000            07/01/07          07/01/07
25                         2.7500            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9955657                    6.5000            177600.0000       100.0000
                           6.5000            177,600.00        T
                           6.2500            962.00            1
                           12.5000           962.00            90
FERNLEY          NV 89408  12.2500           04/21/05
0439380122                 2.7500            06/01/05          11
3347001845                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9955691                    6.5000            395000.0000       100.0000
                           6.5000            395,000.00        ZZ
                           6.2500            2139.58           1
                           12.5000           2139.58           79
WHEATLAND        CA 95692  12.2500           04/26/05
0439412123                 2.7500            06/01/05          00
3347001986                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     05                00
                           O                 0.0000

9955759                    7.0000            116100.0000       100.0000
                           7.0000            116,100.00        ZZ
                           6.7500            677.25            1
                           13.0000           677.25            80
COEUR D'ALENE    ID 83815  12.7500           05/11/05
0439423674                 2.7500            07/01/05          00
3347002319                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/10          06/01/10
N67/U56                    2.5000            07/01/10          07/01/10
25                         2.7500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     03                00
                           N                 0.0000

9956075                    6.8750            193850.0000       100.0000
                           6.8750            193,850.00        ZZ
                           6.6250            1110.60           1
                           12.8750           1110.60           90
PHOENIX          AZ 85037  12.6250           04/28/05
0439386400                 2.7500            06/01/05          12
1161012608                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9956079                    5.8750            173200.0000       100.0000
                           5.8750            173,200.00        ZZ
                           5.6250            847.96            1
                           11.8750           847.96            80
PRIOR LAKE       MN 55372  11.6250           04/29/05
0439420175                 2.7500            06/01/05          00
1161012616                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9956085                    6.6250            418400.0000       100.0000
                           6.6250            418,400.00        ZZ
                           6.3750            2309.92           1
                           12.6250           2309.92           77
SURPRISE         AZ 85387  12.3750           04/25/05
0439393679                 2.7500            06/01/05          00
1161012630                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9956093                    6.5000            72200.0000        100.0000
                           6.5000            72,069.11         ZZ
                           6.2500            456.35            1
                           12.5000           456.35            95
TULSA            OK 74112  12.2500           04/28/05
0439423971                 2.7500            06/01/05          12
1161012639                 2.5000            05/01/35          35.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9956181                    7.5000            416000.0000       100.0000
                           7.5000            416,000.00        ZZ
                           7.2500            2600.00           2
                           13.5000           2600.00           75
EAST NORTHPORT   NY 11731  13.2500           05/13/05
0439393513                 2.2500            07/01/05          00
3274028060                 2.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.2500                     5                 0
0.0000                     05                00
                           N                 0.0000

9956205                    7.1250            333000.0000       100.0000
                           7.1250            332,733.71        ZZ
                           6.8750            2243.48           1
                           13.1250           2243.48           90
SOUTH OZONE PAR  NY 11420  12.8750           05/17/05
0439413675                 2.7500            07/01/05          01
3274028245                 2.5000            06/01/35          30.0000
0                          2.7500            06/01/08          06/01/08
N67/U56                    2.5000            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9956323                    7.3750            3640000.0000      100.0000
                           7.3750            3,640,000.00      ZZ
                           7.1250            22370.83          1
                           13.3750           22370.83          61
PARADISE VALLEY  AZ 85253  13.1250           04/21/05
0439392143                 2.2500            06/01/05          00
1161011622                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9956343                    7.0000            222300.0000       100.0000
                           7.0000            221,934.50        ZZ
                           6.7500            1478.97           1
                           13.0000           1478.97           90
TUCSON           AZ 85745  12.7500           04/13/05
0439386079                 2.7500            06/01/05          12
1161012171                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     03                00
                           O                 0.0000

9956355                    6.2500            160000.0000       100.0000
                           6.2500            160,000.00        ZZ
                           6.0000            833.33            1
                           12.2500           833.33            80
BUCKEYE          AZ 85326  12.0000           04/19/05
0439387267                 2.7500            06/01/05          00
1161012281                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9956361                    6.5000            200000.0000       100.0000
                           6.5000            200,000.00        ZZ
                           6.2500            1083.33           1
                           12.5000           1083.33           80
FOUNTAIN HILLS   AZ 85268  12.2500           04/19/05
0439382938                 2.7500            06/01/05          00
1161012333                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.7500                     5                 0
0.0000                     01                00
                           O                 0.0000

9956395                    6.6250            217200.0000       100.0000
                           6.6250            217,200.00        ZZ
                           6.3750            1199.13           1
                           12.6250           1199.12           72
PHOENIX          AZ 85085  12.3750           04/25/05
0439411810                 2.2500            06/01/05          00
1161012432                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/08          05/01/08
N67/U56                    2.0000            06/01/08          06/01/08
25                         2.2500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.3750                     2                 0
0.0000                     03                00
                           N                 0.0000

9956403                    7.2500            143200.0000       100.0000
                           7.2500            143,200.00        ZZ
                           7.0000            865.17            1
                           13.2500           865.17            80
CASA GRANDE      AZ 85222  13.0000           04/22/05
0439428921                 2.2500            06/01/05          00
1161012450                 2.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
N67/U56                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
5.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9956411                    6.8750            241600.0000       100.0000
                           6.8750            241,600.00        ZZ
                           6.6250            1384.17           1
                           12.8750           1384.17           80
LAKEWOOD         CO 80226  12.6250           04/20/05
0439429317                 2.7500            06/01/05          00
1161012483                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/08          05/01/08
N67/U56                    2.5000            06/01/08          06/01/08
25                         2.7500            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     5                 0
0.0000                     05                00
                           O                 0.0000

9956441                    6.6250            312800.0000       100.0000
                           6.6250            312,799.99        ZZ
                           6.3750            1726.92           1
                           12.6250           1726.92           90
GILBERT          AZ 85297  12.3750           04/26/05
0439427212                 2.7500            06/01/05          12
1161012569                 2.5000            05/01/35          30.0000
0                          2.7500            05/01/07          05/01/07
N67/U56                    2.5000            06/01/07          06/01/07
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     03                00
                           O                 0.0000

9956453                    5.7500            165300.0000       100.0000
                           5.7500            165,300.00        ZZ
                           5.5000            792.06            1
                           10.7500           792.06            95
GLENDALE         AZ 85303  10.5000           05/02/05
0439425737                 0.0000            07/01/05          01
1740300393                 0.0000            06/01/35          30.0000
0                          2.2500            06/01/10          06/01/10
N67/U56                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9956489                    6.6250            276841.0000       100.0000
                           6.6250            276,841.00        ZZ
                           6.3750            1528.39           1
                           12.6250           1528.39           80
CHANDLER         AZ 85249  12.3750           05/02/05
0439422668                 2.7500            07/01/05          00
1760006854                 2.5000            06/01/35          0.0000
0                          2.7500            06/01/08          06/01/08
N67/U56                    2.5000            07/01/08          07/01/08
25                         2.7500            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     03                00
                           O                 0.0000

9956511                    6.3750            232000.0000       100.0000
                           6.3750            232,000.00        ZZ
                           6.1250            1232.50           1
                           12.3750           1232.50           80
CHANDLER         AZ 85249  12.1250           04/28/05
0439415035                 2.7500            06/01/05          00
1760300988                 2.5000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
N67/U56                    2.5000            06/01/10          06/01/10
25                         2.7500            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     03                00
                           O                 0.0000

9956847                    9.1500            142000.0000       100.0000
                           9.1500            141,924.83        ZZ
                           8.7750            1157.92           1
                           15.1500           1157.92           100
INDIANAPOLIS     IN 46229  14.7750           05/10/05
0439347428                 9.1500            07/01/05          23
S012050                    8.7750            06/01/35          0.0000
0                          7.6600            06/01/07          06/01/07
T76/U56                    7.2850            07/01/07          07/01/07
25                         9.1500            0.0000            0.0000
A                          12.1500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9957417                    6.5000            202500.0000       100.0000
                           6.5000            202,500.00        ZZ
                           6.2500            1096.88           2
                           11.5000           1096.88           90
CHICAGO          IL 60608  11.2500           05/27/05
0424113413                 0.0000            07/01/05          01
0424113413                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9957493                    8.7500            176699.0000       100.0000
                           8.7500            176,597.34        ZZ
                           8.2500            1390.09           1
                           14.7500           1390.09           100
HUDSON           FL 34667  14.2500           05/27/05
0423871979                 0.0000            07/01/05          23
0423871979                 0.0000            06/01/35          0.0000
0                          8.0000            06/01/07          06/01/07
E22/U57                    7.5000            07/01/07          07/01/07
25                         8.0000            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9957543                    5.8750            224000.0000       100.0000
                           5.8750            223,771.63        ZZ
                           5.6250            1325.04           1
                           11.8750           1325.04           80
AVONDALE         AZ 85323  11.6250           05/17/05
0423991637                 0.0000            07/01/05          00
0423991637                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9957577                    6.6250            226100.0000       100.0000
                           6.6250            225,900.52        ZZ
                           6.3750            1447.74           1
                           11.6250           1447.74           95
DOVER            NH 03820  11.3750           05/27/05
0424026763                 0.0000            07/01/05          23
0424026763                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9957641                    7.5000            405000.0000       100.0000
                           7.5000            405,000.00        ZZ
                           7.1250            2531.25           1
                           13.5000           2531.25           90
ROSEVILLE        CA 95678  13.1250           05/19/05
0424057974                 0.0000            07/01/05          23
0424057974                 0.0000            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
E22/U57                    6.2500            07/01/07          07/01/07
25                         6.6250            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9957661                    6.0000            82650.0000        100.0000
                           6.0000            82,650.00         ZZ
                           5.7500            413.25            1
                           12.0000           413.25            95
NEWPORT NEWS     VA 23607  11.7500           05/27/05
0424067593                 0.0000            07/01/05          04
0424067593                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9957717                    5.8750            103700.0000       100.0000
                           5.8750            103,700.00        ZZ
                           5.6250            507.70            1
                           11.8750           507.70            85
MONTEVALLO       AL 35115  11.6250           05/27/05
0424162816                 0.0000            07/01/05          04
0424162816                 0.0000            06/01/35          20.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9957743                    6.5000            202500.0000       100.0000
                           6.5000            202,316.94        ZZ
                           6.2500            1279.94           1
                           11.5000           1279.94           87
ORLAND PARK      IL 60462  11.2500           05/24/05
0424185692                 0.0000            07/01/05          01
0424185692                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9957759                    6.6250            318750.0000       100.0000
                           6.6250            318,468.78        ZZ
                           6.3750            2040.99           1
                           12.6250           2040.99           85
SARASOTA         FL 34236  12.3750           05/23/05
0424199909                 0.0000            07/01/05          04
0424199909                 0.0000            06/01/35          20.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9957849                    6.5000            53600.0000        100.0000
                           6.5000            53,551.54         ZZ
                           6.2500            338.79            1
                           12.5000           338.79            80
WESTLAKE         OH 44145  12.2500           05/27/05
0424232643                 0.0000            07/01/05          00
0424232643                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9957867                    6.1250            89250.0000        100.0000
                           6.1250            89,250.00         ZZ
                           5.8750            455.55            1
                           11.1250           455.55            85
ALBANY           OR 97321  10.8750           05/19/05
0424243426                 0.0000            07/01/05          04
0424243426                 0.0000            06/01/35          20.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.1250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9957913                    6.5000            95000.0000        100.0000
                           6.5000            95,000.00         ZZ
                           6.2500            514.58            1
                           11.5000           514.58            95
RICHMOND         VA 23227  11.2500           05/27/05
0424273621                 0.0000            07/01/05          10
0424273621                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9958003                    6.5000            66750.0000        100.0000
                           6.5000            66,750.00         ZZ
                           6.2500            361.56            1
                           11.5000           361.56            75
BOISE            ID 83704  11.2500           05/24/05
0424323293                 0.0000            07/01/05          00
0424323293                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9958047                    6.0000            79900.0000        100.0000
                           6.0000            79,900.00         ZZ
                           5.7500            399.50            1
                           12.0000           399.50            85
PORT CHARLOTTE   FL 33948  11.7500           05/27/05
0424344521                 0.0000            07/01/05          04
0424344521                 0.0000            06/01/35          20.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9958359                    8.9900            124000.0000       100.0000
                           8.9900            123,932.13        ZZ
                           8.6150            996.84            1
                           14.9900           996.84            100
MILWAUKEE        WI 53218  14.6150           05/19/05
0439345398                 8.9900            07/01/05          23
0505022025                 8.6150            06/01/35          0.0000
0                          7.0000            06/01/08          06/01/08
U85/U57                    6.6250            07/01/08          07/01/08
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9958515                    7.8750            61275.0000        100.0000
                           7.8750            61,184.67         ZZ
                           7.5000            444.29            1
                           13.8750           444.29            95
INDIANAPOLIS     IN 46201  13.5000           05/03/05
0439346586                 7.8750            06/03/05          23
TQS277                     7.5000            05/03/35          0.0000
0                          6.6250            05/03/07          05/03/07
U85/U57                    6.2500            06/03/07          06/03/07
25                         7.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9959619                    9.0000            275000.0000       100.0000
                           9.0000            274,849.79        ZZ
                           8.6250            2212.71           1
                           15.0000           2212.71           100
WATERFORD        MI 48329  14.6250           05/24/05
0439348285                 0.0000            07/01/05          23
0000044522                 0.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
X64/U57                    6.3750            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9959835                    6.7500            171000.0000       100.0000
                           6.7500            170,852.78        ZZ
                           6.5000            1109.10           1
                           12.7500           1109.10           90
HAMMOND          LA 70403  12.5000           05/31/05
0423303049                 0.0000            07/01/05          04
0423303049                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9959855                    6.7500            172550.0000       100.0000
                           6.7500            172,401.43        ZZ
                           6.5000            1119.16           2
                           12.7500           1119.16           85
LEXINGTON        KY 40509  12.5000           05/31/05
0423577428                 0.0000            07/01/05          10
0423577428                 0.0000            06/01/35          20.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9959951                    5.5000            382500.0000       100.0000
                           5.5000            382,500.00        ZZ
                           5.2500            1753.13           1
                           11.5000           1753.12           90
FREDERICKSBURG   VA 22406  11.2500           05/31/05
0424318582                 0.0000            07/01/05          23
0424318582                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9959961                    6.5000            200000.0000       100.0000
                           6.5000            199,819.19        ZZ
                           6.2500            1264.14           1
                           12.5000           1264.14           80
FT. LAUDERDALE   FL 33304  12.2500           05/31/05
0424320091                 0.0000            07/01/05          00
0424320091                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           N                 0.0000

9959975                    6.7500            77600.0000        100.0000
                           6.7500            77,600.00         ZZ
                           6.5000            436.50            1
                           12.7500           436.50            80
RALEIGH          NC 27610  12.5000           05/31/05
0424327245                 0.0000            07/01/05          00
0424327245                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9960049                    6.7500            259500.0000       100.0000
                           6.7500            259,500.00        ZZ
                           6.5000            1459.69           1
                           12.7500           1459.69           90
HIGHLAND         UT 84003  12.5000           05/25/05
0424356129                 0.0000            07/01/05          23
0424356129                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9960107                    6.5000            125400.0000       100.0000
                           6.5000            125,286.64        ZZ
                           6.2500            792.61            1
                           12.5000           792.61            95
BIRMINGHAM       AL 35235  12.2500           05/31/05
0424400604                 0.0000            07/01/05          10
0424400604                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9960155                    6.6250            119000.0000       100.0000
                           6.6250            119,000.00        ZZ
                           6.3750            656.98            1
                           12.6250           656.98            95
MENOMONIE        WI 54751  12.3750           05/31/05
0423987601                 0.0000            07/01/05          04
0423987601                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9960201                    6.1250            300000.0000       100.0000
                           6.1250            300,000.00        T
                           5.8750            1531.25           1
                           12.1250           1531.25           80
GIG HARBOR       WA 98329  11.8750           05/20/05
0424042935                 0.0000            07/01/05          00
0424042935                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9960241                    6.3750            128800.0000       100.0000
                           6.3750            128,800.00        ZZ
                           6.1250            684.25            1
                           11.3750           684.25            80
CHICAGO          IL 60643  11.1250           05/27/05
0424082816                 0.0000            07/01/05          00
0424082816                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.3750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9960249                    6.3750            189700.0000       100.0000
                           6.3750            189,700.00        T
                           6.1250            1007.78           1
                           11.3750           1007.78           89
PORT SAINT LUCI  FL 34953  11.1250           05/31/05
0424084069                 0.0000            07/01/05          04
0424084069                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.3750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9960253                    5.7500            315000.0000       100.0000
                           5.7500            314,671.13        ZZ
                           5.5000            1838.25           4
                           11.7500           1838.25           75
VISALIA          CA 93277  11.5000           05/26/05
0424086759                 0.0000            07/01/05          00
0424086759                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.7500            0.0000            0.0000
A                          7.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9960261                    6.6250            395250.0000       100.0000
                           6.6250            395,250.00        ZZ
                           6.3750            2182.11           1
                           11.6250           2182.11           85
HOBE SOUND       FL 33455  11.3750           05/31/05
0424091833                 0.0000            07/01/05          04
0424091833                 0.0000            06/01/35          12.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9960421                    9.0000            167000.0000       100.0000
                           9.0000            166,908.78        ZZ
                           8.5000            1343.72           1
                           15.0000           1343.72           100
KANSAS CITY      MO 64155  14.5000           05/31/05
0424182053                 0.0000            07/01/05          23
0424182053                 0.0000            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
E22/U57                    7.1250            07/01/07          07/01/07
25                         7.6250            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9960477                    6.3750            251250.0000       100.0000
                           6.3750            251,250.00        ZZ
                           6.1250            1334.77           3
                           12.3750           1334.77           75
LAKE WORTH       FL 33467  12.1250           05/31/05
0424204436                 0.0000            07/01/05          00
0424204436                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9960611                    6.7500            247200.0000       100.0000
                           6.7500            247,200.00        ZZ
                           6.5000            1390.50           3
                           12.7500           1390.50           80
WEST PALM BEACH  FL 33409  12.5000           05/31/05
0424247989                 0.0000            07/01/05          00
0424247989                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9960645                    8.2500            378000.0000       100.0000
                           8.2500            378,000.00        ZZ
                           8.0000            2598.75           1
                           14.2500           2598.75           86
SALT LAKE CITY   UT 84121  14.0000           05/02/05
0439492885                 7.2500            06/01/05          23
500000389                  7.0000            05/01/35          0.0000
0                          7.2500            05/01/07          05/01/07
U45/U57                    7.0000            06/01/07          06/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9961221                    6.6500            228000.0000       100.0000
                           6.6500            227,799.82        ZZ
                           6.2750            1463.68           1
                           12.6500           1463.68           80
ST. PETE BEACH   FL 33706  12.2750           05/27/05
0439355678                 6.6500            07/01/05          00
0100014159                 6.2750            06/01/35          0.0000
0                          6.4000            06/01/07          06/01/07
U75/U57                    6.0250            07/01/07          07/01/07
45                         6.6500            0.0000            0.0000
A                          9.6500            6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9961395                    8.6500            130000.0000       100.0000
                           8.6500            129,923.64        ZZ
                           8.2750            1013.44           1
                           14.6500           1013.44           100
VERMONTVILLE     MI 49096  14.2750           05/25/05
0439355843                 8.6500            07/01/05          23
0100014193                 8.2750            06/01/35          0.0000
0                          8.4000            06/01/07          06/01/07
U75/U57                    8.0250            07/01/07          07/01/07
45                         8.6500            0.0000            0.0000
A                          11.6500           6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9961409                    6.0000            300000.0000       100.0000
                           6.0000            299,701.35        ZZ
                           5.7500            1798.65           4
                           12.0000           1798.65           80
FRESNO           CA 93703  11.7500           05/02/05
0439361171                 0.0000            07/01/05          00
285648                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/08          06/01/08
H58/U57                    2.0000            07/01/08          07/01/08
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9961437                    6.6250            198000.0000       100.0000
                           6.6250            198,000.00        ZZ
                           6.3750            1093.12           1
                           11.6250           1093.13           90
MESA             AZ 85206  11.3750           05/16/05
0439368168                 0.0000            07/01/05          10
292093                     0.0000            06/01/35          25.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9961481                    6.8750            47100.0000        100.0000
                           6.8750            47,100.00         ZZ
                           6.6250            269.84            1
                           11.8750           269.84            80
MESA             AZ 85210  11.6250           05/06/05
0439369000                 0.0000            07/01/05          00
294553                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9961511                    6.7500            476000.0000       100.0000
                           6.7500            476,000.00        ZZ
                           6.5000            2677.50           1
                           11.7500           2677.50           80
UNION CITY       CA 94587  11.5000           05/04/05
0439361510                 0.0000            07/01/05          00
296883                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9961519                    6.1250            192000.0000       100.0000
                           6.1250            191,813.39        ZZ
                           5.8750            1166.61           1
                           12.1250           1166.61           80
SPARKS           NV 89436  11.8750           05/02/05
0439365602                 0.0000            07/01/05          00
297056                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/08          06/01/08
H58/U57                    2.0000            07/01/08          07/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9961557                    7.0000            272000.0000       100.0000
                           7.0000            272,000.00        ZZ
                           6.7500            1586.67           1
                           13.0000           1586.67           80
NORTH LAS VEGAS  NV 89032  12.7500           05/09/05
0439368093                 0.0000            07/01/05          00
297600                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/08          06/01/08
H58/U57                    2.0000            07/01/08          07/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9961619                    6.0000            205600.0000       100.0000
                           6.0000            205,395.32        ZZ
                           5.7500            1232.68           1
                           11.0000           1232.68           80
TWAIN HARTE      CA 95383  10.7500           05/09/05
0439365891                 0.0000            07/01/05          00
298375                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.0000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9961633                    6.7500            256500.0000       100.0000
                           6.7500            256,057.08        ZZ
                           6.5000            1663.65           1
                           11.7500           1663.65           83
CRESWELL         OR 97426  11.5000           04/27/05
0439368721                 0.0000            06/01/05          01
298482                     0.0000            05/01/35          12.0000
0                          2.2500            05/01/10          05/01/10
H58/U57                    2.0000            06/01/10          06/01/10
45                         2.2500            0.0000            0.0000
A                          11.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9961679                    6.6250            340000.0000       100.0000
                           6.6250            339,700.02        ZZ
                           6.3750            2177.06           1
                           11.6250           2177.06           80
SAN DIEGO        CA 92110  11.3750           05/17/05
0439364597                 0.0000            07/01/05          00
299133                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9961707                    6.5000            261440.0000       100.0000
                           6.5000            261,440.00        ZZ
                           6.2500            1416.13           1
                           11.5000           1416.13           80
FRESNO           CA 93720  11.2500           05/12/05
0439368077                 0.0000            07/01/05          00
299583                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9961729                    6.6250            143200.0000       100.0000
                           6.6250            143,200.00        ZZ
                           6.3750            790.58            1
                           11.6250           790.58            75
PORTLAND         OR 97211  11.3750           05/04/05
0439363854                 0.0000            07/01/05          00
299822                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9961747                    6.6250            384000.0000       100.0000
                           6.6250            384,000.00        ZZ
                           6.3750            2120.00           1
                           11.6250           2120.00           80
PHOENIX          AZ 85050  11.3750           05/16/05
0439364365                 0.0000            07/01/05          00
300123                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9961751                    6.5000            359650.0000       100.0000
                           6.5000            359,650.00        ZZ
                           6.2500            1948.10           4
                           11.5000           1948.10           80
APPLE VALLEY     CA 92307  11.2500           05/09/05
0439366873                 0.0000            07/01/05          00
300202                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9961807                    5.8750            280000.0000       100.0000
                           5.8750            280,000.00        ZZ
                           5.6250            1370.83           1
                           10.8750           1370.83           80
ORANGEVALE       CA 95662  10.6250           05/16/05
0439368614                 0.0000            07/01/05          00
302152                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9961833                    7.1250            455000.0000       100.0000
                           7.1250            455,000.00        ZZ
                           6.8750            2701.56           1
                           12.1250           2701.56           70
SAN RAFAEL       CA 94901  11.8750           05/11/05
0439366428                 0.0000            07/01/05          00
302825                     0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
H58/U57                    2.0000            07/01/10          07/01/10
45                         2.2500            0.0000            0.0000
A                          12.1250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9962231                    7.2500            286900.0000       100.0000
                           7.2500            286,676.19        ZZ
                           6.8750            1957.16           1
                           13.2500           1957.16           70
EAGAN            MN 55122  12.8750           05/12/05
0439356577                 0.0000            07/01/05          00
9557423066                 0.0000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
X81/U57                    5.3750            07/01/07          07/01/07
45                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9962509                    7.1250            54400.0000        100.0000
                           7.1250            54,356.50         ZZ
                           6.7500            366.50            1
                           13.1250           366.50            80
KANSAS CITY      MO 64132  12.7500           05/31/05
0423898865                 0.0000            07/01/05          00
0423898865                 0.0000            06/01/35          0.0000
0                          5.8750            06/01/07          06/01/07
E22/U57                    5.5000            07/01/07          07/01/07
25                         5.8750            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9962511                    7.1250            80000.0000        100.0000
                           7.1250            79,936.03         ZZ
                           6.7500            538.97            1
                           13.1250           538.97            80
KANSAS CITY      MO 64128  12.7500           05/31/05
0423901453                 0.0000            07/01/05          00
0423901453                 0.0000            06/01/35          0.0000
0                          5.8750            06/01/07          06/01/07
E22/U57                    5.5000            07/01/07          07/01/07
25                         5.8750            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9962521                    6.5000            265050.0000       100.0000
                           6.5000            265,050.00        T
                           6.2500            1435.69           1
                           12.5000           1435.69           95
GARDEN CITY      UT 84028  12.2500           05/27/05
0423984830                 0.0000            07/01/05          23
0423984830                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9962533                    9.1250            69900.0000        100.0000
                           9.1250            69,862.80         ZZ
                           8.6250            568.73            1
                           15.1250           568.73            100
DAYTON           TX 77535  14.6250           05/31/05
0424010569                 0.0000            07/01/05          23
0424010569                 0.0000            06/01/35          0.0000
0                          8.2500            06/01/08          06/01/08
E22/U57                    7.7500            07/01/08          07/01/08
25                         8.2500            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9962577                    6.5000            240000.0000       100.0000
                           6.5000            239,783.04        ZZ
                           6.2500            1516.96           1
                           12.5000           1516.96           80
POMPANO BEACH    FL 33062  12.2500           06/01/05
0424139350                 0.0000            07/01/05          00
0424139350                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           O                 0.0000

9962601                    6.6250            248800.0000       100.0000
                           6.6250            248,800.00        ZZ
                           6.3750            1373.58           1
                           11.6250           1373.58           80
FRANKLIN TWP     NJ 08873  11.3750           06/01/05
0424159689                 0.0000            07/01/05          00
0424159689                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9962751                    6.6250            157600.0000       100.0000
                           6.6250            157,460.95        ZZ
                           6.3750            1009.13           1
                           11.6250           1009.13           80
JACKSONVILLE     FL 32224  11.3750           06/01/05
0424320059                 0.0000            07/01/05          00
0424320059                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9962775                    6.5000            300000.0000       100.0000
                           6.5000            300,000.00        ZZ
                           6.2500            1625.00           3
                           12.5000           1625.00           80
SEATTLE          WA 98103  12.2500           05/26/05
0424349926                 0.0000            07/01/05          00
0424349926                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9962809                    6.5000            236720.0000       100.0000
                           6.5000            236,688.99        ZZ
                           6.2500            1282.23           1
                           12.5000           1282.23           80
ROYAL PALM BEAC  FL 33411  12.2500           06/01/05
0424403731                 0.0000            07/01/05          00
0424403731                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9962813                    5.7500            270000.0000       100.0000
                           5.7500            270,000.00        T
                           5.5000            1293.75           1
                           10.7500           1293.75           90
RENO             NV 89506  10.5000           05/26/05
0424411239                 0.0000            07/01/05          23
0424411239                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9963173                    6.5000            136800.0000       100.0000
                           6.5000            136,676.33        ZZ
                           6.0000            864.67            1
                           13.5000           864.67            90
BAY CITY         MI 48708  13.0000           05/13/05
0439410861                 0.0000            07/01/05          23
0090120270                 0.0000            06/01/35          0.0000
0                          5.5000            06/01/07          06/01/07
W02/U56                    5.0000            07/01/07          07/01/07
25                         6.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963207                    8.0000            76500.0000        100.0000
                           8.0000            76,448.67         ZZ
                           7.5000            561.33            1
                           15.0000           561.33            90
DETROIT          MI 48228  14.5000           05/27/05
0439455494                 0.0000            07/01/05          23
0090137213                 0.0000            06/01/35          0.0000
0                          7.0000            06/01/07          06/01/07
W02/U56                    6.5000            07/01/07          07/01/07
25                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9963237                    6.6250            133000.0000       100.0000
                           6.6250            132,882.24        ZZ
                           6.1250            852.03            1
                           13.6250           852.03            95
FORT WORTH       TX 76108  13.1250           05/19/05
0439369778                 0.0000            07/01/05          23
0090107005                 0.0000            06/01/35          0.0000
0                          5.5000            06/01/07          06/01/07
W02/U56                    5.0000            07/01/07          07/01/07
25                         6.6250            0.0000            0.0000
A                          9.6250            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963245                    7.0000            105000.0000       100.0000
                           7.0000            104,913.93        ZZ
                           6.5000            698.57            1
                           14.0000           698.57            92
SHARON           PA 16146  13.5000           05/13/05
0439459637                 0.0000            07/01/05          23
0090124098                 0.0000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
W02/U56                    5.5000            07/01/07          07/01/07
25                         7.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9963329                    7.0000            161000.0000       100.0000
                           7.0000            161,000.00        ZZ
                           6.5000            939.17            1
                           14.0000           939.17            92
COLORADO SPRING  CO 80909  13.5000           05/25/05
0439394156                 0.0000            07/01/05          23
0090136893                 0.0000            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
W02/U56                    5.5000            07/01/07          07/01/07
45                         7.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963331                    7.9900            99000.0000        100.0000
                           7.9900            98,933.43         ZZ
                           7.4900            725.74            1
                           14.9900           725.74            73
GRAND RAPIDS     MI 49503  14.4900           05/24/05
0439386806                 0.0000            07/01/05          00
0090137198                 0.0000            06/01/35          0.0000
0                          6.9900            06/01/07          06/01/07
W02/U56                    6.4900            07/01/07          07/01/07
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963345                    7.0000            134000.0000       100.0000
                           7.0000            133,890.16        ZZ
                           6.5000            891.51            1
                           14.0000           891.51            100
FORT WAYNE       IN 46818  13.5000           05/12/05
0439371691                 7.0000            07/01/05          23
0090126055                 6.5000            06/01/35          0.0000
0                          5.6250            06/01/08          06/01/08
W02/U56                    5.1250            07/01/08          07/01/08
25                         7.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963355                    6.8750            228000.0000       100.0000
                           6.8750            227,808.45        ZZ
                           6.3750            1497.80           1
                           13.8750           1497.80           62
WOODBRIDGE       VA 22191  13.3750           05/24/05
0439393455                 0.0000            07/01/05          00
0090136837                 0.0000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
W02/U56                    5.2500            07/01/07          07/01/07
25                         6.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963365                    6.8750            83000.0000        100.0000
                           6.8750            82,930.27         ZZ
                           6.3750            545.25            1
                           13.8750           545.25            100
LAKE CITY        FL 32025  13.3750           05/23/05
0439462185                 0.0000            07/01/05          23
0090136437                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/08          06/01/08
W02/U56                    4.5000            07/01/08          07/01/08
25                         6.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963383                    6.7500            190800.0000       100.0000
                           6.7500            190,635.72        ZZ
                           6.2500            1237.53           1
                           13.7500           1237.53           90
DAVENPORT        FL 33896  13.2500           05/24/05
0439386699                 0.0000            07/01/05          23
0090135324                 0.0000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
W02/U56                    5.2500            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9963429                    9.0000            224000.0000       100.0000
                           9.0000            223,877.65        ZZ
                           8.5000            1802.35           1
                           16.0000           1802.35           80
TROUTVILLE       VA 24175  15.5000           05/25/05
0439454786                 9.0000            07/01/05          00
0090128728                 8.5000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
W02/U56                    4.5000            07/01/07          07/01/07
25                         9.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963479                    6.7500            371450.0000       100.0000
                           6.7500            371,130.19        ZZ
                           6.2500            2409.22           1
                           13.7500           2409.22           85
CARLISLE         PA 17013  13.2500           05/25/05
0439437559                 0.0000            07/01/05          23
0090140435                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
W02/U56                    4.5000            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963521                    6.7500            180000.0000       100.0000
                           6.7500            179,845.02        ZZ
                           6.2500            1167.48           1
                           11.7500           1167.48           70
DETROIT          MI 48202  11.2500           05/26/05
0439391426                 5.0000            07/01/05          00
0090130603                 4.5000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
W02/U56                    4.5000            07/01/07          07/01/07
25                         5.0000            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9963565                    5.7500            168000.0000       100.0000
                           5.7500            167,648.36        ZZ
                           5.5000            980.40            1
                           12.7500           980.40            80
GRAPEVINE        TX 76051  12.5000           04/28/05
0439477290                 5.7500            06/01/05          00
0090114201                 5.5000            05/01/35          0.0000
0                          5.0000            05/01/12          05/01/12
W02/U56                    4.7500            06/01/12          06/01/12
25                         5.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963677                    7.3750            121500.0000       100.0000
                           7.3750            121,407.55        ZZ
                           6.8750            839.17            1
                           14.3750           839.17            90
DELTON           MI 49046  13.8750           05/25/05
0439462565                 7.3750            07/01/05          23
0090135035                 6.8750            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
W02/U56                    5.7500            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963713                    6.5000            118000.0000       100.0000
                           6.5000            117,893.33        ZZ
                           6.0000            745.84            1
                           13.5000           745.84            100
WALBRIDGE        OH 43465  13.0000           05/25/05
0439393299                 6.5000            07/01/05          23
0090131329                 6.0000            06/01/35          0.0000
0                          5.6250            06/01/07          06/01/07
W02/U56                    5.1250            07/01/07          07/01/07
25                         6.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963809                    7.5000            99000.0000        100.0000
                           7.5000            98,926.53         ZZ
                           7.0000            692.22            1
                           14.5000           692.22            90
ADRIAN           MI 49221  14.0000           05/12/05
0439371287                 7.5000            07/01/05          23
0090129544                 7.0000            06/01/35          0.0000
0                          7.5000            06/01/07          06/01/07
W02/U56                    7.0000            07/01/07          07/01/07
25                         7.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963929                    8.1250            128000.0000       100.0000
                           8.1250            127,916.27        ZZ
                           7.6250            950.40            1
                           15.1250           950.40            61
BOKEELIA         FL 33922  14.6250           05/25/05
0439436130                 0.0000            07/01/05          00
0090126914                 0.0000            06/01/35          0.0000
0                          7.1250            06/01/08          06/01/08
W02/U56                    6.6250            07/01/08          07/01/08
25                         8.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963939                    7.2500            128000.0000       100.0000
                           7.2500            127,900.14        ZZ
                           6.7500            873.19            1
                           14.2500           873.19            79
LARGO            FL 33777  13.7500           05/21/05
0439370933                 7.2500            07/01/05          00
0090133512                 6.7500            06/01/35          0.0000
0                          6.2500            06/01/07          06/01/07
W02/U56                    5.7500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963947                    6.8750            133000.0000       100.0000
                           6.8750            132,888.26        ZZ
                           6.3750            873.72            1
                           13.8750           873.72            95
LITHONIA         GA 30058  13.3750           05/19/05
0439369745                 6.8750            07/01/05          23
0090125193                 6.3750            06/01/35          0.0000
0                          5.5000            06/01/07          06/01/07
W02/U56                    5.0000            07/01/07          07/01/07
25                         6.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9963957                    6.9900            287000.0000       100.0000
                           6.9900            287,000.00        ZZ
                           6.4900            1671.78           1
                           13.9900           1671.78           70
PHOENIX          AZ 85028  13.4900           05/25/05
0439393331                 6.9900            07/01/05          00
0090137660                 6.4900            06/01/35          0.0000
0                          5.9900            06/01/07          06/01/07
W02/U56                    5.4900            07/01/07          07/01/07
45                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9964079                    8.5250            142400.0000       100.0000
                           8.5250            142,314.17        ZZ
                           8.1500            1097.46           1
                           14.5250           1097.46           95
SUPERIOR         WI 54880  14.1500           05/20/05
0439365982                 0.0000            07/01/05          23
7039FS                     0.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
P48/U57                    6.3750            07/01/07          07/01/07
45                         8.5250            0.0000            0.0000
A                          11.5250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9964091                    7.5000            150100.0000       100.0000
                           7.5000            149,988.61        ZZ
                           7.1250            1049.52           1
                           13.5000           1049.52           79
MINNEAPOLIS      MN 55412  13.1250           06/01/05
0439484726                 0.0000            07/01/05          00
05802077F                  0.0000            06/01/35          0.0000
0                          5.8750            06/01/07          06/01/07
B39/U57                    5.5000            07/01/07          07/01/07
25                         5.8750            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9964187                    8.0000            107000.0000       100.0000
                           8.0000            106,928.20        ZZ
                           7.6250            785.13            1
                           14.0000           785.13            98
MESA             AZ 85206  13.6250           05/20/05
0439355173                 8.0000            07/01/05          23
0000526946                 7.6250            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
Q14/U57                    6.3750            07/01/07          07/01/07
25                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9964413                    6.6250            211500.0000       100.0000
                           6.6250            211,500.00        ZZ
                           6.3750            1167.66           1
                           11.6250           1167.66           90
TACOMA           WA 98406  11.3750           05/25/05
0423744101                 0.0000            07/01/05          04
0423744101                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9964423                    8.2500            295000.0000       100.0000
                           8.2500            294,811.89        ZZ
                           7.8750            2216.24           1
                           14.2500           2216.24           100
HALEYVILLE       AL 35565  13.8750           05/27/05
0423812270                 0.0000            07/01/05          23
0423812270                 0.0000            06/01/35          0.0000
0                          7.2500            06/01/07          06/01/07
E22/U57                    6.8750            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9964457                    6.5000            153000.0000       100.0000
                           6.5000            153,000.00        ZZ
                           6.2500            828.75            1
                           12.5000           828.75            85
ROYAL OAK        MI 48073  12.2500           06/02/05
0423970037                 0.0000            07/01/05          04
0423970037                 0.0000            06/01/35          12.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9964507                    8.2500            57950.0000        100.0000
                           8.2500            57,912.76         ZZ
                           7.8750            435.36            1
                           14.2500           435.36            95
DETROIT          MI 48234  13.8750           05/06/05
0424146900                 0.0000            07/01/05          23
0424146900                 0.0000            06/01/35          0.0000
0                          6.8750            06/01/07          06/01/07
E22/U57                    6.5000            07/01/07          07/01/07
25                         6.8750            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9964513                    6.6250            247000.0000       100.0000
                           6.6250            246,782.08        ZZ
                           6.3750            1581.57           2
                           12.6250           1581.57           95
CHICAGO          IL 60629  12.3750           06/02/05
0424153658                 0.0000            07/01/05          01
0424153658                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9964607                    6.6250            260000.0000       100.0000
                           6.6250            260,000.00        ZZ
                           6.3750            1435.42           1
                           12.6250           1435.42           80
HOUSTON          TX 77006  12.3750           06/01/05
0424228096                 0.0000            07/01/05          00
0424228096                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     08                00
                           O                 0.0000

9964623                    8.8750            90000.0000        100.0000
                           8.8750            89,949.54         ZZ
                           8.3750            716.08            1
                           14.8750           716.08            100
LOCK HAVEN       PA 17745  14.3750           06/02/05
0424237683                 0.0000            07/01/05          23
0424237683                 0.0000            06/01/35          0.0000
0                          8.0000            06/01/07          06/01/07
E22/U57                    7.5000            07/01/07          07/01/07
25                         8.0000            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9964673                    6.0000            167200.0000       100.0000
                           6.0000            167,200.00        ZZ
                           5.7500            836.00            1
                           12.0000           836.00            95
OMAHA            NE 68104  11.7500           05/27/05
0424276707                 0.0000            07/01/05          04
0424276707                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9964709                    6.7500            177650.0000       100.0000
                           6.7500            177,650.00        ZZ
                           6.5000            999.28            1
                           12.7500           999.28            95
LAKE ORION       MI 48362  12.5000           06/02/05
0424341923                 0.0000            07/01/05          04
0424341923                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9964759                    6.5000            178500.0000       100.0000
                           6.5000            178,500.00        ZZ
                           6.2500            966.88            1
                           12.5000           966.88            85
ROYAL OAK        MI 48073  12.2500           06/02/05
0424403863                 0.0000            07/01/05          04
0424403863                 0.0000            06/01/35          12.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9964775                    6.6250            54400.0000        100.0000
                           6.6250            54,400.00         ZZ
                           6.3750            300.33            1
                           11.6250           300.33            80
KANSAS CITY      MO 64130  11.3750           06/02/05
0424288504                 0.0000            08/01/05          00
0424288504                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9965317                    8.7500            211850.0000       100.0000
                           8.7500            211,728.12        ZZ
                           8.3750            1666.62           1
                           14.7500           1666.62           95
ATLANTA          GA 30349  14.3750           05/16/05
0439374562                 8.7500            07/01/05          23
GA0020206900               8.3750            06/01/35          0.0000
0                          6.1250            06/01/08          06/01/08
U18/U57                    5.7500            07/01/08          07/01/08
25                         8.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9965467                    6.1250            422300.0000       100.0000
                           6.1250            422,300.00        ZZ
                           5.8750            2155.49           1
                           12.1250           2155.49           80
TEMECULA         CA 92592  11.8750           05/06/05
0439366535                 0.0000            07/01/05          00
10026313                   0.0000            06/01/35          0.0000
0                          5.0000            06/01/08          06/01/08
L49/U57                    4.7500            07/01/08          07/01/08
25                         6.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9965513                    7.5000            226450.0000       100.0000
                           7.5000            226,281.94        ZZ
                           7.2500            1583.37           1
                           12.5000           1583.37           95
BOYNTON BEACH    FL 33426  12.2500           05/23/05
0439366295                 0.0000            07/01/05          28
10022321                   0.0000            06/01/35          30.0000
0                          4.0000            06/01/10          06/01/10
L49/U57                    3.7500            07/01/10          07/01/10
25                         4.0000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9965567                    7.0000            190350.0000       100.0000
                           7.0000            190,193.97        ZZ
                           6.7500            1266.40           1
                           13.0000           1266.40           80
BOYNTON BEACH    FL 33426  12.7500           05/10/05
0439361007                 0.0000            07/01/05          00
10027806                   0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
L49/U57                    4.7500            07/01/07          07/01/07
25                         7.0000            0.0000            0.0000
A                          9.0000            6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9965605                    7.7500            249000.0000       100.0000
                           7.7500            248,824.25        ZZ
                           7.3750            1783.87           1
                           13.7500           1783.87           100
DUBLIN           OH 43016  13.3750           04/29/05
0439366766                 6.8750            07/01/05          23
30504251                   6.5000            06/01/35          0.0000
0                          6.8750            06/01/07          06/01/07
S34/U57                    6.5000            07/01/07          07/01/07
25                         6.8750            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.8750                     5                 0
0.0000                     05                00
                           O                 0.0000

9965609                    8.0000            82919.0000        100.0000
                           8.0000            82,919.00         ZZ
                           7.7500            552.79            1
                           14.0000           552.79            95
DOUGLASVILLE     GA 30135  13.7500           04/25/05
0439356379                 4.5000            06/01/05          23
3200504071                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9965655                    7.7500            128700.0000       100.0000
                           7.7500            128,609.17        ZZ
                           7.3750            922.02            1
                           13.7500           922.02            98
CINCINNATI       OH 45211  13.3750           05/20/05
0439370222                 6.7500            07/01/05          23
30505125                   6.3750            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
S34/U57                    6.3750            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9965725                    7.5000            77900.0000        100.0000
                           7.5000            77,725.47         ZZ
                           7.2500            544.69            1
                           13.5000           544.69            95
AMHERST          OH 44001  13.2500           03/31/05
0439355942                 0.0000            05/01/05          23
3200503326                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
25                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9965785                    8.6250            114190.0000       100.0000
                           8.6250            114,054.68        ZZ
                           8.3750            888.16            1
                           14.6250           888.16            95
ANTIOCH          TN 37013  14.3750           05/03/05
0439364068                 0.0000            06/01/05          23
3200504242                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         5.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9965801                    8.5000            114000.0000       100.0000
                           8.5000            114,000.00        ZZ
                           8.2500            807.50            1
                           14.5000           807.50            95
HARRISONBURG     VA 22801  14.2500           05/04/05
0439356460                 4.5000            06/01/05          23
3200504189                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9965833                    8.0000            93375.0000        100.0000
                           8.0000            93,249.28         ZZ
                           7.7500            685.15            1
                           14.0000           685.15            95
ANNA             TX 75409  13.7500           04/26/05
0439356692                 0.0000            06/01/05          23
3200503538                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         5.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9965843                    7.6250            142500.0000       100.0000
                           7.6250            142,500.00        ZZ
                           7.3750            905.47            1
                           13.6250           905.47            95
NAVARRE          FL 32566  13.3750           04/07/05
0439356593                 0.0000            06/01/05          23
3200503220                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9965855                    6.5000            124110.0000       100.0000
                           6.5000            124,078.97        ZZ
                           6.2500            672.26            1
                           12.5000           672.09            90
CHESTERFIELD TO  MI 48051  12.2500           05/23/05
0439412677                 3.2500            06/22/05          23
052051                     3.0000            05/22/35          0.0000
0                          3.2500            05/22/08          05/22/08
W33/G01                    3.0000            06/22/08          06/22/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     01                00
                           O                 0.0000

9965883                    5.6250            104000.0000       100.0000
                           5.6250            104,000.00        ZZ
                           5.3750            487.50            1
                           11.6250           487.50            80
CANTON           OH 44714  11.3750           05/06/05
0439410929                 3.2500            06/10/05          00
052014                     3.0000            05/10/35          0.0000
0                          3.2500            05/10/08          05/10/08
W33/G01                    3.0000            06/10/08          06/10/08
45                         3.6250            0.0000            0.0000
A                          7.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.3750                     2                 0
0.0000                     05                00
                           O                 0.0000

9965915                    7.9900            109900.0000       100.0000
                           7.9900            109,826.11        ZZ
                           7.7400            805.64            1
                           13.9900           805.64            91
REDFORD          MI 48240  13.7400           05/31/05
0439387614                 5.2500            07/04/05          23
051390                     5.0000            06/04/35          0.0000
0                          5.2500            06/04/08          06/04/08
W33/G01                    5.0000            07/04/08          07/04/08
45                         5.9900            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7400                     2                 0
0.0000                     05                00
                           O                 0.0000

9966005                    6.3750            170670.0000       100.0000
                           6.3750            170,317.58        ZZ
                           6.1250            1064.76           1
                           12.3750           1064.76           90
CLARKSTON        MI 48346  12.1250           05/10/05
0439394149                 3.2500            06/09/05          23
050763                     3.0000            05/09/35          0.0000
0                          3.2500            05/09/08          05/09/08
W33/G01                    3.0000            06/09/08          06/09/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     01                00
                           O                 0.0000

9966253                    7.0000            67500.0000        100.0000
                           7.0000            67,389.02         ZZ
                           6.7500            449.08            1
                           13.0000           449.08            90
NEWPORT NEWS     VA 23607  12.7500           04/29/05
0439356395                 0.0000            06/01/05          23
3200503350                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
25                         4.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9966345                    7.5000            135375.0000       100.0000
                           7.5000            135,375.00        ZZ
                           7.2500            846.09            1
                           13.5000           846.09            95
MAYWOOD          IL 60153  13.2500           04/21/05
0439364084                 4.5000            06/01/05          23
3200503353                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9966401                    8.3750            203300.0000       100.0000
                           8.3750            203,173.63        ZZ
                           8.0000            1545.23           1
                           14.3750           1545.23           95
METAIRIE         LA 70003  14.0000           06/03/05
0424049559                 0.0000            07/01/05          23
0424049559                 0.0000            06/01/35          0.0000
0                          7.1250            06/01/07          06/01/07
E22/U57                    6.7500            07/01/07          07/01/07
25                         7.1250            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9966439                    6.5000            103500.0000       100.0000
                           6.5000            103,500.00        ZZ
                           6.2500            560.63            1
                           12.5000           560.63            90
KALAMAZOO        MI 49006  12.2500           06/03/05
0424110617                 0.0000            08/01/05          01
0424110617                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9966453                    6.0000            85500.0000        100.0000
                           6.0000            85,500.00         ZZ
                           5.7500            512.62            1
                           12.0000           512.62            95
NORWALK          OH 44857  11.7500           06/03/05
0424144566                 0.0000            08/01/05          04
0424144566                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9966465                    6.6250            190726.0000       100.0000
                           6.6250            190,557.73        T
                           6.3750            1221.24           1
                           12.6250           1221.24           90
PALM COAST       FL 32164  12.3750           06/02/05
0424179828                 0.0000            07/01/05          10
0424179828                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9966471                    6.3750            260000.0000       100.0000
                           6.3750            260,000.00        ZZ
                           6.1250            1381.25           2
                           12.3750           1381.25           80
BOTHELL          WA 98021  12.1250           05/24/05
0424183093                 0.0000            07/01/05          00
0424183093                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9966509                    6.5000            356250.0000       100.0000
                           6.5000            356,250.00        ZZ
                           6.2500            1929.69           4
                           11.5000           1929.69           75
MIAMI BEACH      FL 33141  11.2500           06/03/05
0424218451                 0.0000            07/01/05          00
0424218451                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9966535                    7.8750            88160.0000        100.0000
                           7.8750            88,099.33         ZZ
                           7.5000            639.22            1
                           13.8750           639.22            95
KALAMAZOO        MI 49006  13.5000           06/03/05
0424252500                 0.0000            07/01/05          23
0424252500                 0.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
E22/U57                    6.3750            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9966549                    6.6250            104000.0000       100.0000
                           6.6250            103,908.25        ZZ
                           6.3750            665.92            1
                           12.6250           665.92            80
WOODSTOCK        GA 30189  12.3750           06/03/05
0424261550                 0.0000            07/01/05          00
0424261550                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9966551                    6.6250            148000.0000       100.0000
                           6.6250            148,000.00        ZZ
                           6.3750            817.08            2
                           11.6250           817.08            79
NEW ORLEANS      LA 70117  11.3750           06/02/05
0424263960                 0.0000            07/01/05          00
0424263960                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9966555                    6.6250            134400.0000       100.0000
                           6.6250            134,400.00        ZZ
                           6.3750            742.00            1
                           11.6250           742.00            79
NEW ORLEANS      LA 70117  11.3750           06/02/05
0424264703                 0.0000            07/01/05          00
0424264703                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9966573                    6.3750            247950.0000       100.0000
                           6.3750            247,950.00        ZZ
                           6.1250            1317.23           1
                           12.3750           1317.23           95
QUEEN CREEK      AZ 85242  12.1250           05/24/05
0424293546                 0.0000            07/01/05          23
0424293546                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9966581                    6.6250            178835.0000       100.0000
                           6.6250            178,835.00        ZZ
                           6.3750            1145.10           1
                           11.6250           1145.10           85
PALM COAST       FL 32164  11.3750           06/03/05
0424299550                 0.0000            08/01/05          04
0424299550                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9966587                    5.3750            143920.0000       100.0000
                           5.3750            143,920.00        ZZ
                           5.1250            644.64            1
                           11.3750           644.64            80
MONTAGUE         MA 01376  11.1250           06/03/05
0424308419                 0.0000            07/01/05          00
0424308419                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.3750            0.0000            0.0000
A                          7.3750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9966591                    5.8750            282625.0000       100.0000
                           5.8750            282,336.85        T
                           5.6250            1671.83           1
                           10.8750           1671.83           95
ROSLYN           WA 98941  10.6250           05/27/05
0424311462                 0.0000            07/01/05          23
0424311462                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9966677                    5.8750            322990.0000       100.0000
                           5.8750            322,990.00        ZZ
                           5.6250            1910.61           1
                           11.8750           1910.61           95
ISSAQUAH         WA 98027  11.6250           06/01/05
0424392181                 0.0000            08/01/05          23
0424392181                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          11.8750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9966723                    7.2500            100000.0000       100.0000
                           7.2500            99,921.99         ZZ
                           6.8750            682.18            1
                           13.2500           682.18            80
SLIDELL          LA 70458  12.8750           06/03/05
0424445617                 0.0000            07/01/05          00
0424445617                 0.0000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
E22/U57                    5.3750            07/01/07          07/01/07
25                         5.7500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9966731                    6.2500            600000.0000       100.0000
                           6.2500            600,000.00        ZZ
                           6.0000            3125.00           2
                           12.2500           3125.00           80
SAN MATEO        CA 94401  12.0000           05/20/05
0439361130                 3.2500            07/01/05          00
1650005378                 3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9966733                    6.6250            336600.0000       100.0000
                           6.6250            336,600.00        ZZ
                           6.3750            1858.31           1
                           12.6250           1858.31           90
UPLAND           CA 91786  12.3750           03/31/05
0439355884                 0.0000            05/01/05          23
4500503027                 0.0000            04/01/35          0.0000
0                          4.5000            04/01/07          04/01/07
F34/U57                    4.2500            05/01/07          05/01/07
45                         4.5000            0.0000            0.0000
A                          9.6250            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9966739                    7.3750            144400.0000       100.0000
                           7.3750            144,400.00        ZZ
                           7.1250            887.46            1
                           13.3750           887.46            95
HUNTERSVILLE     NC 28078  13.1250           04/28/05
0439356387                 4.5000            06/01/05          23
3200504185                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     2                 0
0.0000                     03                00
                           N                 0.0000

9966747                    6.6250            566250.0000       100.0000
                           6.6250            566,250.00        ZZ
                           6.3750            3126.17           1
                           12.6250           3126.17           75
SAN JOSE         CA 95136  12.3750           05/20/05
0439381971                 3.2500            07/01/05          00
16505426                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         3.2500            0.0000            0.0000
A                          12.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     2                 0
0.0000                     05                00
                           O                 0.0000

9966777                    7.8750            123405.0000       100.0000
                           7.8750            123,405.00        ZZ
                           7.6250            809.85            1
                           13.8750           809.85            95
SEVIERVILLE      TN 37876  13.6250           04/28/05
0439355918                 4.5000            06/01/05          23
3200503381                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9966809                    6.5000            315000.0000       100.0000
                           6.5000            315,000.00        ZZ
                           6.2500            1706.25           1
                           12.5000           1706.25           87
COCONUT CREEK    FL 33073  12.2500           05/31/05
0439381708                 3.2500            07/01/05          01
1100002750                 3.0000            06/01/35          25.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     03                00
                           O                 0.0000

9966811                    7.8750            218500.0000       100.0000
                           7.8750            218,500.00        ZZ
                           7.6250            1433.91           1
                           13.8750           1433.91           95
DAYTONA BEACH    FL 32118  13.6250           04/29/05
0439364027                 4.5000            06/01/05          23
3200504050                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9966821                    8.1250            123500.0000       100.0000
                           8.1250            123,500.00        ZZ
                           7.8750            836.20            1
                           14.1250           836.20            95
ATLANTA          GA 30315  13.8750           04/11/05
0439364050                 0.0000            06/01/05          23
3200503125                 0.0000            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9966831                    6.1250            174800.0000       100.0000
                           6.1250            174,800.00        ZZ
                           5.8750            892.21            1
                           12.1250           892.21            80
SACRAMENTO       CA 95815  11.8750           05/10/05
0439370966                 3.2500            07/01/05          00
32504571                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         3.2500            0.0000            0.0000
A                          12.1250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9966865                    6.5000            364000.0000       100.0000
                           6.5000            364,000.00        ZZ
                           6.2500            1971.67           1
                           12.5000           1971.67           80
MANASSAS         VA 20109  12.2500           05/26/05
0439373606                 3.2500            07/01/05          00
70305298                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9966923                    6.5000            215179.0000       100.0000
                           6.5000            215,179.00        ZZ
                           6.2500            1165.55           1
                           11.5000           1165.55           80
DUMFRIES         VA 22026  11.2500           05/24/05
0439371683                 3.2500            07/01/05          00
70305335                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
L21/U56                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     1                 0
0.0000                     09                00
                           N                 0.0000

9966953                    8.3750            256500.0000       100.0000
                           8.3750            256,500.00        ZZ
                           8.1250            1790.16           1
                           14.3750           1790.16           95
PORT ORANGE      FL 32127  14.1250           05/25/05
0439364076                 4.5000            06/01/05          23
3200503554                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         5.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.8750                     1                 0
0.0000                     05                00
                           N                 0.0000

9966985                    7.8750            213750.0000       100.0000
                           7.8750            213,750.00        ZZ
                           7.6250            1402.73           1
                           13.8750           1402.73           95
DAYTONA BEACH    FL 32118  13.6250           04/22/05
0439364043                 4.5000            06/01/05          23
3200503559                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     05                00
                           N                 0.0000

9968375                    7.0000            68400.0000        100.0000
                           7.0000            68,287.53         ZZ
                           6.6250            455.07            1
                           13.0000           455.07            95
WALKERTON        IN 46574  12.6250           05/27/05
0439359043                 7.0000            06/27/05          23
0000025729                 6.6250            05/27/35          0.0000
0                          6.0000            05/27/07          05/27/07
T51/U56                    5.6250            06/27/07          06/27/07
45                         7.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9968395                    6.8750            228400.0000       100.0000
                           6.8750            227,821.12        ZZ
                           6.6250            1500.43           1
                           11.8750           1500.43           80
ONTARIO          CA 91764  11.6250           04/11/05
0439409699                 0.0000            06/01/05          00
40050448                   0.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
940/U57                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9968397                    5.8750            200000.0000       100.0000
                           5.8750            199,385.27        ZZ
                           5.6250            1183.08           1
                           10.8750           1183.08           80
PALMDALE         CA 93550  10.6250           04/26/05
0439410192                 0.0000            06/01/05          00
40050408                   0.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
940/U57                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9968399                    6.7500            208000.0000       100.0000
                           6.7500            208,000.00        ZZ
                           6.5000            1170.00           1
                           11.7500           1170.00           80
VICTORVILLE      CA 92394  11.5000           05/16/05
0439410473                 0.0000            07/01/05          00
40050649                   0.0000            06/01/35          0.0000
0                          2.2500            06/01/10          06/01/10
940/U57                    2.0000            07/01/10          07/01/10
25                         2.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9968429                    6.7500            252000.0000       100.0000
                           6.7500            252,000.00        ZZ
                           6.5000            1417.50           1
                           11.7500           1417.50           80
LOS ANGELES      CA 90002  11.5000           04/28/05
0439409707                 0.0000            06/01/05          00
71050058                   0.0000            05/01/35          0.0000
0                          2.2500            05/01/10          05/01/10
940/U57                    2.0000            06/01/10          06/01/10
25                         2.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9968463                    7.2500            273600.0000       100.0000
                           7.2500            273,600.00        ZZ
                           7.0000            1653.00           1
                           13.2500           1653.00           80
CINCINNATI       OH 45229  13.0000           04/27/05
0439364019                 4.5000            06/01/05          00
4800503225                 4.2500            05/01/35          0.0000
0                          4.5000            05/01/07          05/01/07
F34/U57                    4.2500            06/01/07          06/01/07
45                         4.5000            0.0000            0.0000
A                          10.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     05                00
                           N                 0.0000

9968555                    6.5000            108920.0000       100.0000
                           6.5000            108,821.53        ZZ
                           6.0000            688.45            1
                           12.5000           688.45            80
DECATUR          GA 30035  12.0000           06/02/05
0439372574                 0.0000            07/01/05          00
33851                      0.0000            06/01/35          0.0000
0                          5.3750            06/01/07          06/01/07
A52/U57                    4.8750            07/01/07          07/01/07
25                         5.3750            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9968577                    9.9900            105000.0000       100.0000
                           9.9900            104,953.46        ZZ
                           9.4900            920.67            1
                           15.9900           920.67            75
BUCKEYE          AZ 85326  15.4900           05/25/05
0439369471                 9.9900            07/01/05          00
3100600063                 9.4900            06/01/35          0.0000
0                          9.9900            06/01/07          06/01/07
U19/U57                    9.4900            07/01/07          07/01/07
25                         9.9900            0.0000            0.0000
A                          12.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9968733                    6.5000            137372.0000       100.0000
                           6.5000            137,247.82        ZZ
                           6.2500            868.28            1
                           12.5000           868.28            95
MATTAWAN         MI 49071  12.2500           06/06/05
0423260744                 0.0000            07/01/05          04
0423260744                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9968779                    5.8750            156750.0000       100.0000
                           5.8750            156,750.00        ZZ
                           5.6250            767.42            1
                           11.8750           767.42            95
BIRMINGHAM       AL 35226  11.6250           06/06/05
0423995786                 0.0000            08/01/05          04
0423995786                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9968785                    9.6250            120000.0000       100.0000
                           9.6250            120,000.00        ZZ
                           9.1250            1019.99           1
                           15.6250           1019.99           100
COLUMBIA         MO 65202  15.1250           06/06/05
0424001105                 0.0000            08/01/05          23
0424001105                 0.0000            07/01/35          0.0000
0                          8.3750            07/01/07          07/01/07
E22/U57                    7.8750            08/01/07          08/01/07
25                         8.3750            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9968805                    6.0000            196650.0000       100.0000
                           6.0000            196,454.23        ZZ
                           5.7500            1179.02           1
                           12.0000           1179.02           95
OTSEGO           MI 49078  11.7500           06/06/05
0424043404                 0.0000            07/01/05          01
0424043404                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9968845                    6.3750            66800.0000        100.0000
                           6.3750            66,738.13         ZZ
                           6.1250            416.75            1
                           11.3750           416.75            80
NEWPORT NEWS     VA 23607  11.1250           06/06/05
0424118792                 0.0000            07/01/05          00
0424118792                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
E22/G02                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.3750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9968853                    6.5000            106780.0000       100.0000
                           6.5000            106,780.00        ZZ
                           6.2500            578.39            1
                           12.5000           578.39            95
KALAMAZOO        MI 49048  12.2500           06/06/05
0424138329                 0.0000            07/01/05          01
0424138329                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9968879                    7.1250            188000.0000       100.0000
                           7.1250            187,849.66        ZZ
                           6.7500            1266.59           1
                           13.1250           1266.59           80
MARYVILLE        TN 37803  12.7500           06/01/05
0424162006                 0.0000            07/01/05          00
0424162006                 0.0000            06/01/35          0.0000
0                          5.8750            06/01/07          06/01/07
E22/U57                    5.5000            07/01/07          07/01/07
25                         5.8750            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9968929                    6.6250            80000.0000        100.0000
                           6.6250            80,000.00         ZZ
                           6.3750            512.25            1
                           11.6250           512.25            80
STATEN ISLAND    NY 10304  11.3750           06/06/05
0424201309                 0.0000            08/01/05          00
0424201309                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     08                00
                           N                 0.0000

9969027                    6.6250            51300.0000        100.0000
                           6.6250            51,254.74         ZZ
                           6.3750            328.48            1
                           12.6250           328.48            95
GULFPORT         MS 39501  12.3750           06/06/05
0424275030                 0.0000            07/01/05          04
0424275030                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9969081                    9.1250            147500.0000       100.0000
                           9.1250            147,421.50        ZZ
                           8.6250            1200.11           1
                           15.1250           1200.11           100
WATERFORD        MI 48327  14.6250           06/06/05
0424306140                 0.0000            07/01/05          23
0424306140                 0.0000            06/01/35          0.0000
0                          7.8750            06/01/07          06/01/07
E22/U57                    7.3750            07/01/07          07/01/07
25                         7.8750            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9969109                    6.3750            144400.0000       100.0000
                           6.3750            144,400.00        ZZ
                           6.1250            767.13            1
                           12.3750           767.13            95
SUFFOLK          VA 23435  12.1250           06/01/05
0424329902                 0.0000            07/01/05          23
0424329902                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/12          06/01/12
E22/G02                    3.0000            07/01/12          07/01/12
45                         3.2500            0.0000            0.0000
A                          12.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969169                    9.3750            121000.0000       100.0000
                           9.3750            121,000.00        ZZ
                           8.8750            1006.42           1
                           15.3750           1006.42           100
KENNEWICK        WA 99336  14.8750           05/31/05
0424378024                 0.0000            08/01/05          23
0424378024                 0.0000            07/01/35          0.0000
0                          8.1250            07/01/08          07/01/08
E22/U57                    7.6250            08/01/08          08/01/08
25                         8.1250            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969185                    7.8750            159600.0000       100.0000
                           7.8750            159,600.00        ZZ
                           7.5000            1157.21           4
                           13.8750           1157.21           95
LOUISVILLE       KY 40216  13.5000           06/06/05
0424392355                 0.0000            08/01/05          23
0424392355                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9969231                    7.0000            323000.0000       100.0000
                           7.0000            323,000.00        ZZ
                           6.6250            2148.93           1
                           13.0000           2148.93           95
LONGMONT         CO 80501  12.6250           06/06/05
0424430437                 0.0000            08/01/05          23
0424430437                 0.0000            07/01/35          0.0000
0                          6.3750            07/01/07          07/01/07
E22/U57                    6.0000            08/01/07          08/01/07
25                         6.3750            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9969421                    7.9900            126000.0000       100.0000
                           7.9900            126,000.00        ZZ
                           7.4900            838.95            1
                           14.9900           838.95            90
SEWARD           NE 68434  14.4900           05/10/05
0439378035                 7.9900            07/01/05          23
55048199                   7.4900            06/01/35          0.0000
0                          8.6000            06/01/08          06/01/08
F44/U57                    8.1000            07/01/08          07/01/08
45                         7.9900            0.0000            0.0000
A                          9.4900            6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969493                    7.9500            68000.0000        100.0000
                           7.9500            67,953.91         ZZ
                           7.5750            496.59            1
                           13.9500           496.59            80
URBANA           IL 61805  13.5750           05/23/05
0439360843                 7.9500            07/01/05          00
0000025695                 7.5750            06/01/35          0.0000
0                          4.5000            06/01/08          06/01/08
T51/U56                    4.1250            07/01/08          07/01/08
45                         7.9500            0.0000            0.0000
A                          10.9500           6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9969509                    8.3500            118000.0000       100.0000
                           8.3500            117,852.05        ZZ
                           7.8500            894.80            1
                           14.3500           894.80            100
CROWN POINT      IN 46307  13.8500           05/19/05
0439369554                 8.3500            06/24/05          23
0000025688                 7.8500            05/24/35          0.0000
0                          6.7500            05/24/07          05/24/07
T51/U56                    6.2500            06/24/07          06/24/07
45                         8.3500            0.0000            0.0000
A                          11.3500           6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969531                    7.9500            66400.0000        100.0000
                           7.9500            66,354.99         ZZ
                           7.5750            484.91            1
                           13.9500           484.91            80
URBANA           IL 61802  13.5750           05/23/05
0439360884                 7.9500            07/01/05          00
0000025696                 7.5750            06/01/35          0.0000
0                          4.5000            06/01/08          06/01/08
T51/U56                    4.1250            07/01/08          07/01/08
45                         7.9500            0.0000            0.0000
A                          10.9500           6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9969557                    8.2000            139650.0000       100.0000
                           8.2000            139,560.03        ZZ
                           7.7000            1044.24           1
                           14.2000           1044.24           95
BRILLION         WI 54110  13.7000           05/27/05
0439369562                 0.0000            07/02/05          23
0000025728                 0.0000            06/02/35          0.0000
0                          7.9500            06/02/07          06/02/07
T51/U56                    7.4500            07/02/07          07/02/07
45                         8.2000            0.0000            0.0000
A                          11.2000           6                 6
360                        R                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969607                    7.2500            247000.0000       100.0000
                           7.2500            246,613.46        ZZ
                           6.8750            1684.98           1
                           13.2500           1684.98           100
OAKDALE          MN 55128  12.8750           04/08/05
0439388794                 7.2500            06/01/05          23
1161012293                 6.8750            05/01/35          0.0000
0                          7.5000            05/01/07          05/01/07
N67/U56                    7.1250            06/01/07          06/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969627                    8.8750            106875.0000       100.0000
                           8.8750            106,815.08        ZZ
                           8.3750            850.35            1
                           14.8750           850.35            95
CORPUS CHRISTI   TX 78411  14.3750           05/27/05
0439385733                 0.0000            07/01/05          23
90335696                   0.0000            06/01/35          0.0000
0                          7.3750            06/01/07          06/01/07
W05/U57                    6.8750            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9969707                    8.0000            137750.0000       100.0000
                           8.0000            137,564.53        ZZ
                           7.5000            1010.76           1
                           14.0000           1010.76           95
EL PASO          TX 79938  13.5000           04/20/05
0439390667                 7.6250            06/01/05          23
1161012525                 7.1250            05/01/35          0.0000
0                          7.6250            05/01/07          05/01/07
N67/U56                    7.1250            06/01/07          06/01/07
25                         7.6250            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.3750                     1                 0
0.0000                     05                00
                           O                 0.0000

9969823                    8.8800            68000.0000        100.0000
                           8.8800            67,961.92         ZZ
                           8.3800            541.28            1
                           15.8800           541.28            85
SEBRING          FL 33870  15.3800           05/12/05
0439467820                 0.0000            07/01/05          23
0090117790                 0.0000            06/01/35          0.0000
0                          8.5000            06/01/07          06/01/07
W02/U57                    8.0000            07/01/07          07/01/07
25                         8.8800            0.0000            0.0000
A                          11.8800           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9969843                    8.2500            203426.1000       100.0000
                           8.2500            203,165.77        ZZ
                           7.7500            1528.27           1
                           15.2500           1528.27           90
QUEEN CREEK      AZ 85242  14.7500           04/21/05
0439447780                 0.0000            06/01/05          23
0090122256                 0.0000            05/01/35          0.0000
0                          7.2500            05/01/07          05/01/07
W02/U57                    6.7500            06/01/07          06/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9969901                    8.0000            91645.0000        100.0000
                           8.0000            91,521.61         ZZ
                           7.6250            672.46            1
                           14.0000           672.46            100
HOUSTON          TX 77038  13.6250           04/18/05
0439387747                 7.8750            06/01/05          23
1161012317                 7.5000            05/01/35          0.0000
0                          7.8750            05/01/07          05/01/07
N67/U56                    7.5000            06/01/07          06/01/07
25                         7.8750            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.1250                     1                 0
0.0000                     05                00
                           O                 0.0000

9971295                    8.2500            110000.0000       100.0000
                           8.2500            109,929.86        ZZ
                           7.8750            826.39            1
                           14.2500           826.39            100
GRAND RAPIDS     MI 49504  13.8750           05/16/05
0439370883                 8.2500            07/01/05          23
0000526536                 7.8750            06/01/35          0.0000
0                          6.8750            06/01/07          06/01/07
Q14/U57                    6.5000            07/01/07          07/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9971399                    5.8750            270000.0000       100.0000
                           5.8750            270,000.00        ZZ
                           5.6250            1321.88           1
                           11.8750           1321.87           93
WILSONVILLE      AL 35186  11.6250           06/07/05
0423495209                 0.0000            07/01/05          01
0423495209                 0.0000            06/01/35          30.0000
0                          3.2500            06/01/07          06/01/07
E22/G02                    3.0000            07/01/07          07/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9971403                    6.0000            144875.0000       100.0000
                           6.0000            144,875.00        ZZ
                           5.7500            868.60            1
                           11.0000           868.60            95
MIAMI            FL 33131  10.7500           06/07/05
0423575588                 0.0000            08/01/05          04
0423575588                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.0000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9971447                    6.7500            215000.0000       100.0000
                           6.7500            215,000.00        ZZ
                           6.5000            1209.38           1
                           12.7500           1209.38           80
SEATTLE          WA 98106  12.5000           05/31/05
0424066116                 0.0000            08/01/05          00
0424066116                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9971449                    6.6250            63750.0000        100.0000
                           6.6250            63,750.00         ZZ
                           6.3750            408.20            1
                           11.6250           408.20            85
KANSAS CITY      MO 64130  11.3750           06/07/05
0424080760                 0.0000            08/01/05          10
0424080760                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9971479                    6.5000            405000.0000       100.0000
                           6.5000            405,000.00        ZZ
                           6.2500            2193.75           1
                           11.5000           2193.75           95
GARDEN GROVE     CA 92844  11.2500           05/31/05
0424143535                 0.0000            08/01/05          23
0424143535                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     01                00
                           O                 0.0000

9971483                    6.6250            61625.0000        100.0000
                           6.6250            61,625.00         ZZ
                           6.3750            394.59            1
                           11.6250           394.59            85
KANSAS CITY      MO 64128  11.3750           06/07/05
0424144277                 0.0000            08/01/05          10
0424144277                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9971525                    6.5000            99000.0000        100.0000
                           6.5000            99,000.00         ZZ
                           6.2500            536.25            1
                           12.5000           536.25            90
COLONIAL HEIGHT  VA 23834  12.2500           06/07/05
0424227239                 0.0000            08/01/05          10
0424227239                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9971565                    6.6250            264000.0000       100.0000
                           6.6250            264,000.00        ZZ
                           6.3750            1457.50           1
                           12.6250           1457.50           89
METAIRIE         LA 70001  12.3750           06/02/05
0424263069                 0.0000            07/01/05          10
0424263069                 0.0000            06/01/35          25.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9971701                    8.0000            52725.0000        100.0000
                           8.0000            52,725.00         ZZ
                           7.5000            386.88            1
                           14.0000           386.88            95
OROFINO          ID 83544  13.5000           06/04/05
0424399285                 0.0000            08/01/05          23
0424399285                 0.0000            07/01/35          0.0000
0                          7.1250            07/01/08          07/01/08
E22/U57                    6.6250            08/01/08          08/01/08
25                         7.1250            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9971741                    7.8750            313500.0000       100.0000
                           7.8750            313,500.00        ZZ
                           7.5000            2273.09           1
                           13.8750           2273.09           95
MERIDIAN         ID 83642  13.5000           06/02/05
0424427920                 0.0000            08/01/05          23
0424427920                 0.0000            07/01/35          0.0000
0                          6.7500            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.7500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9971745                    8.5000            118000.0000       100.0000
                           8.5000            118,000.00        ZZ
                           8.0000            907.32            1
                           14.5000           907.32            100
WASHINGTON TERR  UT 84405  14.0000           06/03/05
0424429314                 0.0000            08/01/05          23
0424429314                 0.0000            07/01/35          0.0000
0                          7.7500            07/01/07          07/01/07
E22/U57                    7.2500            08/01/07          08/01/07
25                         7.7500            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9971889                    7.3750            70200.0000        100.0000
                           7.3750            70,146.59         ZZ
                           7.1250            484.85            1
                           13.3750           484.85            90
NEWPORT NEWS     VA 23607  13.1250           05/12/05
0439368259                 0.0000            07/01/05          23
3200503117                 0.0000            06/01/35          0.0000
0                          4.5000            06/01/07          06/01/07
F34/U57                    4.2500            07/01/07          07/01/07
25                         4.5000            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9972051                    8.0000            198300.0000       100.0000
                           8.0000            197,898.15        T
                           7.5000            1455.06           1
                           15.0000           1455.06           85
ORLANDO          FL 32826  14.5000           03/31/05
0439441551                 8.0000            05/01/05          23
20056307                   7.5000            04/01/35          0.0000
0                          7.0000            04/01/08          04/01/08
A38/U57                    6.5000            05/01/08          05/01/08
25                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972107                    10.4000           60800.0000        100.0000
                           10.4000           60,775.30         ZZ
                           9.9000            551.63            1
                           17.4000           551.63            95
ABILENE          TX 79602  16.9000           05/17/05
0439389362                 0.0000            07/01/05          23
40056236                   0.0000            06/01/35          0.0000
0                          9.4000            06/01/07          06/01/07
A38/U57                    8.9000            07/01/07          07/01/07
25                         10.4000           0.0000            0.0000
A                          13.4000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972183                    8.9000            100700.0000       100.0000
                           8.9000            100,643.84        ZZ
                           8.4000            803.02            1
                           15.9000           803.02            95
HOUSTON          TX 77088  15.4000           05/06/05
0439453317                 8.9000            07/01/05          23
61051252                   8.4000            06/01/35          0.0000
0                          7.9000            06/01/07          06/01/07
A38/U57                    7.4000            07/01/07          07/01/07
45                         8.9000            0.0000            0.0000
A                          11.9000           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972235                    7.6500            143050.0000       100.0000
                           7.6500            142,946.97        ZZ
                           7.1500            1014.97           1
                           14.6500           1014.97           95
FATE             TX 75132  14.1500           05/06/05
0439381682                 0.0000            07/01/05          23
62050194                   0.0000            06/01/35          0.0000
0                          6.6500            06/01/07          06/01/07
A38/U57                    6.1500            07/01/07          07/01/07
25                         7.6500            0.0000            0.0000
A                          10.6500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972257                    8.6500            90000.0000        100.0000
                           8.6500            89,947.13         ZZ
                           8.1500            701.62            1
                           15.6500           701.62            90
WACO             TX 76705  15.1500           05/09/05
0439459496                 0.0000            07/01/05          23
62050225                   0.0000            06/01/35          0.0000
0                          7.6500            06/01/08          06/01/08
A38/U57                    7.1500            07/01/08          07/01/08
25                         8.6500            0.0000            0.0000
A                          11.6500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972259                    10.2000           118175.0000       100.0000
                           10.2000           118,074.39        ZZ
                           9.7000            1054.58           1
                           17.2000           1054.58           95
FLORISSANT       MO 63031  16.7000           05/05/05
0439410606                 0.0000            06/01/05          23
62050226                   0.0000            05/01/35          0.0000
0                          9.2000            05/01/07          05/01/07
A38/U57                    8.7000            06/01/07          06/01/07
25                         10.2000           0.0000            0.0000
A                          13.2000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972325                    8.3000            218500.0000       100.0000
                           8.3000            218,223.23        ZZ
                           7.8000            1649.20           1
                           15.3000           1649.20           95
DANIA            FL 33004  14.8000           04/29/05
0439388448                 8.3000            06/01/05          23
63050289                   7.8000            05/01/35          0.0000
0                          7.3000            05/01/07          05/01/07
A38/U57                    6.8000            06/01/07          06/01/07
25                         8.3000            0.0000            0.0000
A                          11.3000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972331                    9.5000            121550.0000       100.0000
                           9.5000            121,429.95        ZZ
                           9.0000            1022.06           1
                           16.5000           1022.06           85
DELRAY BEACH     FL 33445  16.0000           04/29/05
0439387978                 9.5000            06/01/05          23
63050354                   9.0000            05/01/35          0.0000
0                          8.5000            05/01/07          05/01/07
A38/U57                    8.0000            06/01/07          06/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9972365                    9.1000            137250.0000       100.0000
                           9.1000            137,176.58        ZZ
                           8.6000            1114.23           1
                           16.1000           1114.23           75
LAUDERHILL       FL 33313  15.6000           05/18/05
0439391392                 9.1000            07/01/05          00
63050428                   8.6000            06/01/35          0.0000
0                          8.1000            06/01/07          06/01/07
A38/U57                    7.6000            07/01/07          07/01/07
25                         9.1000            0.0000            0.0000
A                          12.1000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9972391                    7.6000            216000.0000       100.0000
                           7.6000            216,000.00        ZZ
                           7.1000            1368.00           1
                           14.6000           1368.00           90
MESA             AZ 85203  14.1000           05/05/05
0439393307                 7.6000            07/01/05          23
64050524                   7.1000            06/01/35          0.0000
0                          6.6000            06/01/07          06/01/07
A38/U57                    6.1000            07/01/07          07/01/07
45                         7.6000            0.0000            0.0000
A                          10.6000           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9972409                    8.5500            154375.0000       100.0000
                           8.5500            154,375.00        ZZ
                           8.0500            1099.92           1
                           15.5500           1099.92           95
LAS  VEGAS       NV 89121  15.0500           05/12/05
0439391327                 8.5500            07/01/05          23
64050577                   8.0500            06/01/35          0.0000
0                          7.5500            06/01/07          06/01/07
A38/U57                    7.0500            07/01/07          07/01/07
45                         8.5500            0.0000            0.0000
A                          11.5500           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9972433                    8.3000            82900.0000        100.0000
                           8.3000            82,847.67         ZZ
                           7.8000            625.72            1
                           15.3000           625.72            100
MEMPHIS          TN 38118  14.8000           05/18/05
0439388380                 8.3000            07/01/05          23
64050642                   7.8000            06/01/35          0.0000
0                          7.3000            06/01/07          06/01/07
A38/U57                    6.8000            07/01/07          07/01/07
25                         8.3000            0.0000            0.0000
A                          11.3000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972517                    9.9500            134400.0000       100.0000
                           9.9500            134,339.91        ZZ
                           9.4500            1174.49           1
                           16.9500           1174.49           95
NORWALK          OH 44857  16.4500           05/12/05
0439392838                 9.9500            07/01/05          23
65050560                   9.4500            06/01/35          0.0000
0                          8.9500            06/01/07          06/01/07
A38/U57                    8.4500            07/01/07          07/01/07
25                         9.9500            0.0000            0.0000
A                          12.9500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972545                    8.5000            109200.0000       100.0000
                           8.5000            109,133.85        ZZ
                           8.0000            839.65            1
                           15.5000           839.65            100
MAPLE HEIGHTS    OH 44137  15.0000           05/17/05
0439387895                 8.5000            07/01/05          23
65050701                   8.0000            06/01/35          0.0000
0                          7.5000            06/01/07          06/01/07
A38/U57                    7.0000            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972591                    9.7500            63750.0000        100.0000
                           9.7500            63,720.25         ZZ
                           9.2500            547.72            1
                           16.7500           547.72            85
KANSAS CITY      MO 64130  16.2500           05/03/05
0439460452                 8.7500            07/01/05          23
66050209                   8.2500            06/01/35          0.0000
0                          8.7500            06/01/07          06/01/07
A38/U57                    8.2500            07/01/07          07/01/07
25                         8.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972597                    9.2500            268000.0000       100.0000
                           9.2500            267,861.05        ZZ
                           8.7500            2204.78           1
                           16.2500           2204.78           80
PARKER           CO 80134  15.7500           05/11/05
0439466699                 0.0000            07/01/05          00
66050268                   0.0000            06/01/35          0.0000
0                          8.2500            06/01/08          06/01/08
A38/U57                    7.7500            07/01/08          07/01/08
25                         8.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972625                    8.4700            88000.0000        100.0000
                           8.4700            87,946.35         ZZ
                           7.9700            674.78            1
                           15.4700           674.78            90
COLORADO SPRING  CO 80903  14.9700           05/20/05
0439380460                 0.0000            07/01/05          23
66050338                   0.0000            06/01/35          0.0000
0                          7.4700            06/01/07          06/01/07
A38/U57                    6.9700            07/01/07          07/01/07
25                         7.4700            0.0000            0.0000
A                          11.4700           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9972629                    7.6250            183600.0000       100.0000
                           7.6250            183,467.12        ZZ
                           7.1250            1299.51           1
                           14.6250           1299.51           85
LITTLETON        CO 80128  14.1250           05/25/05
0439389099                 0.0000            07/01/05          23
66050349                   0.0000            06/01/35          0.0000
0                          6.6250            06/01/07          06/01/07
A38/U57                    6.1250            07/01/07          07/01/07
25                         6.6250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9972679                    9.1500            120650.0000       100.0000
                           9.1500            120,521.77        ZZ
                           8.6500            983.83            1
                           16.1500           983.83            95
EAST RIDGE       TN 37412  15.6500           04/29/05
0439380437                 9.1500            06/01/05          23
67050243                   8.6500            05/01/35          0.0000
0                          8.1500            05/01/07          05/01/07
A38/U57                    7.6500            06/01/07          06/01/07
25                         9.1500            0.0000            0.0000
A                          12.1500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972725                    7.7500            125800.0000       100.0000
                           7.7500            125,711.21        ZZ
                           7.2500            901.25            1
                           14.7500           901.25            85
NORFOLK          VA 23505  14.2500           05/05/05
0439380528                 7.7500            07/01/05          23
67054099                   7.2500            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
A38/U57                    6.2500            07/01/07          07/01/07
25                         7.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9972835                    10.1500           132000.0000       100.0000
                           10.1500           131,943.45        ZZ
                           9.6500            1173.05           1
                           17.1500           1173.05           80
CHICAGO          IL 60617  16.6500           05/10/05
0439422270                 10.1500           07/01/05          00
72050457                   9.6500            06/01/35          0.0000
0                          6.8000            06/01/08          06/01/08
A38/U57                    6.3000            07/01/08          07/01/08
25                         10.1500           0.0000            0.0000
A                          13.1500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9972875                    9.4500            95000.0000        100.0000
                           9.4500            94,952.78         ZZ
                           8.9500            795.35            1
                           16.4500           795.35            95
DETROIT          MI 48227  15.9500           05/17/05
0439421603                 9.4500            07/01/05          23
72050535                   8.9500            06/01/35          0.0000
0                          8.4500            06/01/07          06/01/07
A38/U57                    7.9500            07/01/07          07/01/07
25                         9.4500            0.0000            0.0000
A                          12.4500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9972909                    7.8500            253300.0000       100.0000
                           7.8500            253,124.79        ZZ
                           7.3500            1832.21           1
                           14.8500           1832.21           86
CHICAGO          IL 60639  14.3500           05/16/05
0439389065                 7.8500            07/01/05          23
72050593                   7.3500            06/01/35          0.0000
0                          6.8500            06/01/07          06/01/07
A38/U57                    6.3500            07/01/07          07/01/07
25                         7.8500            0.0000            0.0000
A                          10.8500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9972973                    9.2500            120000.0000       100.0000
                           9.2500            119,937.79        ZZ
                           8.7500            987.21            1
                           16.2500           987.21            80
NAUGATUCK        CT 06770  15.7500           05/20/05
0439457987                 9.2500            07/01/05          00
73050148                   8.7500            06/01/35          0.0000
0                          8.2500            06/01/07          06/01/07
A38/U57                    7.7500            07/01/07          07/01/07
25                         9.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9973029                    6.7500            285300.0000       100.0000
                           6.7500            285,300.00        ZZ
                           6.2500            1604.81           1
                           13.7500           1604.81           90
ANTELOPE         CA 95843  13.2500           05/02/05
0439453432                 6.7500            07/01/05          23
74050340                   6.2500            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
A38/U57                    5.2500            07/01/07          07/01/07
45                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9973033                    8.8500            456000.0000       100.0000
                           8.8500            456,000.00        ZZ
                           8.3500            3363.00           1
                           15.8500           3363.00           95
PETALUMA         CA 94954  15.3500           05/03/05
0439464652                 8.8500            07/01/05          23
74050351                   8.3500            06/01/35          0.0000
0                          7.8500            06/01/07          06/01/07
A38/U57                    7.3500            07/01/07          07/01/07
45                         8.8500            0.0000            0.0000
A                          11.8500           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9973049                    6.7500            242000.0000       100.0000
                           6.7500            242,000.00        ZZ
                           6.2500            1361.25           1
                           13.7500           1361.25           80
RIO LINDA        CA 95673  13.2500           05/09/05
0439380817                 6.7500            07/01/05          00
74050412                   6.2500            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
A38/U57                    5.2500            07/01/07          07/01/07
45                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9973067                    8.5000            204125.0000       100.0000
                           8.5000            204,001.34        ZZ
                           8.0000            1569.55           1
                           15.5000           1569.55           90
DESOTO           TX 75115  15.0000           05/09/05
0439461955                 8.5000            07/01/05          23
92056751                   8.0000            06/01/35          0.0000
0                          7.5000            06/01/07          06/01/07
A38/U57                    7.0000            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9973147                    5.6250            441464.0000       100.0000
                           5.6250            441,464.00        ZZ
                           5.3750            2069.36           1
                           10.6250           2069.36           80
WOODBRIDGE       VA 22192  10.3750           05/31/05
0439370271                 0.0000            07/01/05          00
23304250                   0.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
696/U57                    3.0000            07/01/10          07/01/10
25                         3.2500            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9973197                    6.5000            331500.0000       100.0000
                           6.5000            331,500.00        ZZ
                           6.2500            1795.63           1
                           12.5000           1795.63           85
BELTSVILLE       MD 20705  12.2500           05/27/05
0439374596                 0.0000            07/01/05          12
33905063                   0.0000            06/01/35          12.0000
0                          3.2500            06/01/07          06/01/07
696/U57                    3.0000            07/01/07          07/01/07
25                         3.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9973259                    6.2500            276000.0000       100.0000
                           6.2500            276,000.00        ZZ
                           5.7500            1437.50           1
                           12.2500           1437.50           74
CATHEDRAL CITY   CA 92234  11.7500           05/02/05
0439386145                 6.2500            07/01/05          00
50406026                   5.7500            06/01/35          0.0000
0                          6.2500            06/01/08          06/01/08
F44/U57                    5.7500            07/01/08          07/01/08
45                         6.2500            0.0000            0.0000
A                          9.2500            6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9974613                    6.6250            159800.0000       100.0000
                           6.6250            159,800.00        ZZ
                           6.3750            882.23            2
                           12.6250           882.23            85
ASHEVILLE        NC 28801  12.3750           06/08/05
0424025955                 0.0000            08/01/05          04
0424025955                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9974619                    7.2500            216000.0000       100.0000
                           7.2500            216,000.00        ZZ
                           6.8750            1473.50           1
                           13.2500           1473.50           100
CAPE CORAL       FL 33909  12.8750           06/08/05
0424051969                 0.0000            08/01/05          23
0424051969                 0.0000            07/01/35          0.0000
0                          6.6250            07/01/07          07/01/07
E22/U57                    6.2500            08/01/07          08/01/07
25                         6.6250            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9974637                    9.6250            51000.0000        100.0000
                           9.6250            50,975.57         ZZ
                           9.1250            433.49            1
                           15.6250           433.49            100
WHEELING         WV 26003  15.1250           06/03/05
0424093458                 0.0000            07/01/05          23
0424093458                 0.0000            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
E22/U57                    7.6250            07/01/07          07/01/07
25                         8.1250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9974717                    8.7500            196000.0000       100.0000
                           8.7500            195,887.24        ZZ
                           8.2500            1541.93           1
                           14.7500           1541.93           100
GOODYEAR         AZ 85338  14.2500           06/01/05
0424228757                 0.0000            07/01/05          23
0424228757                 0.0000            06/01/35          0.0000
0                          7.6250            06/01/07          06/01/07
E22/U57                    7.1250            07/01/07          07/01/07
25                         7.6250            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9974795                    7.7500            93100.0000        100.0000
                           7.7500            93,100.00         ZZ
                           7.3750            666.98            1
                           13.7500           666.98            95
HOUSTON          TX 77092  13.3750           06/08/05
0424305670                 0.0000            08/01/05          23
0424305670                 0.0000            07/01/35          0.0000
0                          6.3750            07/01/07          07/01/07
E22/U57                    6.0000            08/01/07          08/01/07
25                         6.3750            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9974819                    6.3750            452000.0000       100.0000
                           6.3750            451,581.36        ZZ
                           6.1250            2819.89           1
                           12.3750           2819.89           80
SOUTH BOSTON     MA 02127  12.1250           06/03/05
0424318632                 0.0000            07/01/05          00
0424318632                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9974849                    9.3750            75000.0000        100.0000
                           9.3750            75,000.00         ZZ
                           8.8750            623.81            1
                           15.3750           623.81            100
HORN LAKE        MS 38637  14.8750           06/09/05
0424332989                 0.0000            08/01/05          23
0424332989                 0.0000            07/01/35          0.0000
0                          8.0000            07/01/07          07/01/07
E22/U57                    7.5000            08/01/07          08/01/07
25                         8.0000            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9974865                    6.6250            124000.0000       100.0000
                           6.6250            124,000.00        ZZ
                           6.3750            684.58            1
                           11.6250           684.58            80
COLORADO SPRING  CO 80906  11.3750           06/07/05
0424350742                 0.0000            08/01/05          00
0424350742                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9974921                    8.8750            240000.0000       100.0000
                           8.8750            240,000.00        ZZ
                           8.3750            1909.55           1
                           14.8750           1909.55           100
RIVERTON         UT 84065  14.3750           06/03/05
0424384816                 0.0000            08/01/05          23
0424384816                 0.0000            07/01/35          0.0000
0                          8.1250            07/01/07          07/01/07
E22/U57                    7.6250            08/01/07          08/01/07
25                         8.1250            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9974959                    6.6250            96000.0000        100.0000
                           6.6250            96,000.00         ZZ
                           6.3750            530.00            1
                           11.6250           530.00            80
COLORADO SPRING  CO 80906  11.3750           06/07/05
0424429090                 0.0000            08/01/05          00
0424429090                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9974961                    6.6250            56000.0000        100.0000
                           6.6250            56,000.00         ZZ
                           6.3750            309.17            1
                           11.6250           309.17            80
COLORADO SPRING  CO 80906  11.3750           06/07/05
0424429819                 0.0000            08/01/05          00
0424429819                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9974995                    6.9000            108000.0000       100.0000
                           6.9000            107,818.90        ZZ
                           6.6500            711.29            1
                           12.9000           711.29            88
MOUNT SOLON      VA 22843  12.6500           04/29/05
0439503954                 6.9000            06/04/05          23
2200003317                 6.6500            05/04/35          0.0000
0                          5.0500            05/04/07          05/04/07
N74/U57                    4.8000            06/04/07          06/04/07
25                         6.9000            0.0000            0.0000
A                          7.9000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     27                00
                           O                 0.0000

9974997                    6.2500            420000.0000       100.0000
                           6.2500            420,000.00        ZZ
                           6.0000            2187.50           1
                           12.2500           2187.50           80
HERNDON          VA 20170  12.0000           05/24/05
0439384439                 3.2500            07/01/05          00
70305315                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9975041                    5.8750            351000.0000       100.0000
                           5.8750            351,000.00        ZZ
                           5.6250            1718.44           4
                           10.8750           1718.44           65
NEPTUNE BEACH    FL 32266  10.6250           05/09/05
0439381286                 3.2500            07/01/05          00
28505724                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
L21/U56                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

9975209                    6.2500            80752.0000        100.0000
                           6.2500            80,752.00         ZZ
                           6.0000            420.58            1
                           12.2500           420.58            80
ATLANTIC BEACH   FL 32233  12.0000           05/27/05
0439380189                 3.2500            07/01/05          00
28505643                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9975223                    7.5000            244607.0000       100.0000
                           7.5000            244,425.46        ZZ
                           7.2500            1710.33           1
                           12.5000           1710.33           80
ADELANTO         CA 92301  12.2500           05/10/05
0439388471                 0.0000            07/01/05          00
05056                      0.0000            06/01/35          0.0000
0                          3.8750            06/01/08          06/01/08
M40/U57                    3.6250            07/01/08          07/01/08
25                         4.5000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9977041                    8.5000            190000.0000       100.0000
                           8.5000            189,884.89        ZZ
                           8.0000            1460.94           1
                           14.5000           1460.94           95
LA GRANGE        KY 40031  14.0000           05/26/05
0439432329                 8.5000            07/01/05          23
BC100497                   8.0000            06/01/35          0.0000
0                          6.6100            06/01/08          06/01/08
P87/U57                    6.1100            07/01/08          07/01/08
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9977155                    7.9900            269500.0000       100.0000
                           7.9900            269,318.80        ZZ
                           7.4900            1975.62           1
                           13.9900           1975.62           75
MARSHALLS CREEK  PA 18335  13.4900           05/11/05
0439392366                 0.0000            07/01/05          00
55047668                   0.0000            06/01/35          0.0000
0                          7.9900            06/01/08          06/01/08
F44/U57                    7.4900            07/01/08          07/01/08
25                         7.9900            0.0000            0.0000
A                          10.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9977189                    6.3750            186000.0000       100.0000
                           6.3750            186,000.00        ZZ
                           6.1250            988.13            1
                           11.3750           988.13            80
SAN DIEGO        CA 92123  11.1250           06/01/05
0439393463                 0.0000            08/01/05          00
0105501                    0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
M40/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9977201                    7.5000            113050.0000       100.0000
                           7.5000            112,966.10        ZZ
                           7.2500            790.46            1
                           13.5000           790.46            95
ORLANDO          FL 32811  13.2500           05/31/05
0439379041                 3.2500            07/01/05          23
1211745                    3.0000            06/01/35          0.0000
0                          3.2500            06/01/07          06/01/07
J40/G01                    3.0000            07/01/07          07/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

9977213                    8.6300            304000.0000       100.0000
                           8.6300            304,000.00        ZZ
                           8.1300            2186.27           1
                           15.6300           2186.27           75
EGG HARBOR TOWN  NJ 08234  15.1300           05/20/05
0439392549                 8.6300            07/01/05          00
55047991                   8.1300            06/01/35          0.0000
0                          8.6300            06/01/08          06/01/08
F44/U57                    8.1300            07/01/08          07/01/08
45                         8.6300            0.0000            0.0000
A                          10.1300           6                 6
360                        9                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9977259                    7.7500            182280.0000       100.0000
                           7.7500            182,151.34        ZZ
                           7.5000            1305.88           1
                           12.7500           1305.88           80
ADELANTO         CA 92301  12.5000           05/24/05
0439394180                 0.0000            07/01/05          00
05006                      0.0000            06/01/35          0.0000
0                          4.1250            06/01/07          06/01/07
M40/U57                    3.8750            07/01/07          07/01/07
25                         4.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9977269                    6.7500            479200.0000       100.0000
                           6.7500            479,200.00        ZZ
                           6.5000            2695.50           1
                           12.7500           2695.50           80
OCEANSIDE        CA 92054  12.5000           05/25/05
0439394578                 0.0000            07/01/05          00
WS0505164                  0.0000            06/01/35          0.0000
0                          5.0000            06/01/08          06/01/08
M40/U57                    4.7500            07/01/08          07/01/08
25                         6.7500            0.0000            0.0000
A                          8.7500            6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9977413                    7.3750            156000.0000       100.0000
                           7.3750            155,881.30        ZZ
                           7.0000            1077.45           4
                           13.3750           1077.45           80
NORTH LIBERTY    IA 52317  13.0000           05/24/05
0439388372                 7.3750            07/01/05          00
0000524778                 7.0000            06/01/35          0.0000
0                          5.6250            06/01/07          06/01/07
Q14/U57                    5.2500            07/01/07          07/01/07
25                         7.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9977497                    8.6250            79900.0000        100.0000
                           8.6250            79,900.00         ZZ
                           8.2500            621.45            1
                           14.6250           621.45            100
BLAIR            NE 68008  14.2500           06/09/05
0424440550                 0.0000            08/01/05          23
0424440550                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9977505                    6.7500            132000.0000       100.0000
                           6.7500            132,000.00        ZZ
                           6.5000            856.15            2
                           12.7500           856.15            80
WEST PALM BEACH  FL 33407  12.5000           06/09/05
0424450419                 0.0000            08/01/05          00
0424450419                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9977527                    6.5000            87070.0000        100.0000
                           6.5000            86,855.64         ZZ
                           6.2500            550.34            1
                           12.5000           550.34            80
HOUSTON          TX 77084  12.2500           06/09/05
0424530582                 0.0000            08/01/05          00
0424530582                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           N                 0.0000

9977597                    6.6250            57000.0000        100.0000
                           6.6250            57,000.00         ZZ
                           6.3750            364.98            1
                           12.6250           364.98            95
HILLSIDE         IL 60162  12.3750           06/09/05
0424161511                 0.0000            08/01/05          04
0424161511                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9977683                    6.6250            96800.0000        100.0000
                           6.6250            96,800.00         ZZ
                           6.3750            619.82            1
                           11.6250           619.82            80
STATESVILLE      NC 28031  11.3750           06/09/05
0424332443                 0.0000            08/01/05          00
0424332443                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9977699                    6.6250            58650.0000        100.0000
                           6.6250            58,650.00         ZZ
                           6.3750            375.54            1
                           11.6250           375.54            85
CHIEFLAND        FL 32626  11.3750           06/09/05
0424364461                 0.0000            08/01/05          10
0424364461                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9977713                    6.7500            52250.0000        100.0000
                           6.7500            52,250.00         ZZ
                           6.5000            338.89            1
                           12.7500           338.89            95
GREENVILLE       OH 45331  12.5000           06/09/05
0424371490                 0.0000            08/01/05          04
0424371490                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9977741                    6.6250            114950.0000       100.0000
                           6.6250            114,950.00        ZZ
                           6.3750            634.62            1
                           11.6250           634.62            95
KANSAS CITY      MO 64155  11.3750           06/09/05
0424407401                 0.0000            08/01/05          10
0424407401                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9977915                    8.3750            189900.0000       100.0000
                           8.3750            189,900.00        ZZ
                           7.8750            1443.38           1
                           14.3750           1443.38           100
RACINE           WI 53406  13.8750           06/01/05
0439424656                 8.3750            08/01/05          23
BC100592                   7.8750            07/01/35          0.0000
0                          6.4850            07/01/07          07/01/07
P87/U57                    5.9850            08/01/07          08/01/07
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9977939                    8.3750            69000.0000        100.0000
                           8.3750            68,957.11         ZZ
                           8.0000            524.45            1
                           14.3750           524.45            100
INDIANAPOLIS     IN 46222  14.0000           05/23/05
0439428517                 8.3750            07/01/05          23
BC100457                   8.0000            06/01/35          0.0000
0                          6.4850            06/01/08          06/01/08
P87/U57                    6.1100            07/01/08          07/01/08
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9978249                    8.7000            91000.0000        100.0000
                           8.7000            91,000.00         ZZ
                           8.3250            712.65            1
                           14.7000           712.65            100
COLUMBUS         OH 43224  14.3250           05/31/05
0439375254                 8.7000            08/01/05          23
2005050336                 8.3250            07/01/35          0.0000
0                          7.1620            07/01/07          07/01/07
T76/U57                    6.7870            08/01/07          08/01/07
25                         8.7000            0.0000            0.0000
A                          11.7000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9978337                    8.9500            84900.0000        100.0000
                           8.9500            84,900.00         ZZ
                           8.4500            680.07            1
                           14.9500           680.07            100
NEW CASTLE       DE 19720  14.4500           06/10/05
0439390261                 8.9500            08/01/05          23
41866                      8.4500            07/01/35          0.0000
0                          6.8590            07/01/07          07/01/07
T76/U56                    6.3590            08/01/07          08/01/07
25                         8.9500            0.0000            0.0000
A                          11.9500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9978357                    8.3750            92700.0000        100.0000
                           8.3750            92,642.38         ZZ
                           7.8750            704.59            1
                           14.3750           704.59            90
SAINT JOSEPH     MO 64505  13.8750           05/27/05
0439425182                 8.3750            07/01/05          23
BC100569                   7.8750            06/01/35          0.0000
0                          6.4850            06/01/08          06/01/08
P87/U57                    5.9850            07/01/08          07/01/08
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9978495                    8.7000            89900.0000        100.0000
                           8.7000            89,847.74         ZZ
                           8.2000            704.04            1
                           14.7000           704.04            100
GREENVILLE       TX 75402  14.2000           05/16/05
0439468935                 8.7000            07/01/05          23
K15528                     8.2000            06/01/35          0.0000
0                          6.2100            06/01/07          06/01/07
X47/U56                    5.7100            07/01/07          07/01/07
25                         8.7000            0.0000            0.0000
A                          11.7000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9978535                    4.3750            412000.0000       100.0000
                           4.3750            412,000.00        ZZ
                           4.1250            1502.08           1
                           10.3750           1502.08           80
FALL CHURCH      VA 22043  10.1250           05/26/05
0439378548                 0.0000            07/01/05          00
40105231                   0.0000            06/01/35          0.0000
0                          2.2500            06/01/06          06/01/06
696/U57                    2.0000            07/01/06          07/01/06
45                         2.3750            0.0000            0.0000
A                          6.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9978577                    8.5000            107000.0000       100.0000
                           8.5000            106,935.18        ZZ
                           8.0000            822.74            1
                           14.5000           822.74            100
JONESBORO        GA 30236  14.0000           05/20/05
0439471889                 8.5000            07/01/05          23
K15657                     8.0000            06/01/35          0.0000
0                          6.0100            06/01/07          06/01/07
X47/U56                    5.5100            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9978615                    8.7500            67200.0000        100.0000
                           8.7500            67,161.34         ZZ
                           8.2500            528.66            1
                           14.7500           528.66            80
BURNSVILLE       MN 55337  14.2500           05/20/05
0439424573                 0.0000            07/01/05          00
BCC99903                   0.0000            06/01/35          0.0000
0                          6.8600            06/01/08          06/01/08
P87/U57                    6.3600            07/01/08          07/01/08
25                         8.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           N                 0.0000

9978709                    9.8000            114855.0000       100.0000
                           9.8000            114,801.97        ZZ
                           9.3000            991.01            1
                           16.8000           991.01            95
SAN ANTONIO      TX 78245  16.3000           05/31/05
0439452160                 0.0000            07/01/05          23
40056252                   0.0000            06/01/35          0.0000
0                          8.8000            06/01/07          06/01/07
A38/U57                    8.3000            07/01/07          07/01/07
25                         9.8000            0.0000            0.0000
A                          12.8000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9978757                    9.0500            174750.0000       100.0000
                           9.0500            174,655.54        ZZ
                           8.5500            1412.37           1
                           16.0500           1412.37           75
FORNEY           TX 75126  15.5500           05/17/05
0439462037                 0.0000            07/01/05          00
62050241                   0.0000            06/01/35          0.0000
0                          8.0500            06/01/07          06/01/07
A38/U57                    7.5500            07/01/07          07/01/07
25                         9.0500            0.0000            0.0000
A                          12.0500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9978771                    10.0000           46000.0000        100.0000
                           10.0000           45,979.64         ZZ
                           9.5000            403.69            1
                           17.0000           403.69            100
DALLAS           TX 75227  16.5000           05/26/05
0439440751                 0.0000            07/01/05          23
62050266                   0.0000            06/01/35          0.0000
0                          9.0000            06/01/07          06/01/07
A38/U57                    8.5000            07/01/07          07/01/07
25                         10.0000           0.0000            0.0000
A                          13.0000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9978827                    8.3000            58500.0000        100.0000
                           8.3000            58,463.08         ZZ
                           7.8000            441.55            1
                           15.3000           441.55            90
LAUDERHILL       FL 33313  14.8000           05/27/05
0439452673                 8.3000            07/01/05          23
63050445                   7.8000            06/01/35          0.0000
0                          7.3000            06/01/07          06/01/07
A38/U57                    6.8000            07/01/07          07/01/07
25                         8.3000            0.0000            0.0000
A                          11.3000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           N                 0.0000

9978845                    9.3500            284525.0000       100.0000
                           9.3500            284,525.00        ZZ
                           8.8500            2216.92           1
                           16.3500           2216.92           85
GOODYEAR         AZ 85338  15.8500           05/19/05
0439459843                 9.3500            07/01/05          23
64050572                   8.8500            06/01/35          0.0000
0                          8.3500            06/01/07          06/01/07
A38/U57                    7.8500            07/01/07          07/01/07
45                         9.3500            0.0000            0.0000
A                          12.3500           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9978863                    6.9900            149400.0000       100.0000
                           6.9900            149,277.30        ZZ
                           6.4900            992.96            1
                           13.9900           992.96            90
MESA             AZ 85204  13.4900           05/25/05
0439459215                 6.9900            07/01/05          23
64050812                   6.4900            06/01/35          0.0000
0                          5.9900            06/01/07          06/01/07
A38/U57                    5.4900            07/01/07          07/01/07
25                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9978925                    7.2000            312300.0000       100.0000
                           7.2000            312,300.00        ZZ
                           6.7000            1873.80           1
                           14.2000           1873.80           88
MANASSAS         VA 20110  13.7000           05/27/05
0439457227                 7.2000            07/01/05          23
67050301                   6.7000            06/01/35          0.0000
0                          6.2000            06/01/07          06/01/07
A38/U57                    5.7000            07/01/07          07/01/07
45                         7.2000            0.0000            0.0000
A                          10.2000           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9978971                    9.7500            197200.0000       100.0000
                           9.7500            197,108.00        ZZ
                           9.2500            1694.25           1
                           16.7500           1694.25           85
LANCASTER        CA 93535  16.2500           05/18/05
0439465055                 9.7500            07/01/05          23
68050383                   9.2500            06/01/35          0.0000
0                          8.7500            06/01/08          06/01/08
A38/U57                    8.2500            07/01/08          07/01/08
25                         9.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9978977                    7.7000            219600.0000       100.0000
                           7.7000            219,600.00        ZZ
                           7.2000            1409.10           1
                           13.7000           1409.10           90
PALMDALE         CA 95335  13.2000           05/11/05
0439465477                 7.7000            07/01/05          23
68050410                   7.2000            06/01/35          0.0000
0                          6.7000            06/01/07          06/01/07
A38/U57                    6.2000            07/01/07          07/01/07
25                         7.7000            0.0000            0.0000
A                          10.7000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9979027                    8.2000            175750.0000       100.0000
                           8.2000            175,636.78        ZZ
                           7.7000            1314.18           1
                           15.2000           1314.18           95
AURORA           IL 60504  14.7000           05/31/05
0439460460                 8.2000            07/01/05          23
72050560                   7.7000            06/01/35          0.0000
0                          7.2000            06/01/07          06/01/07
A38/U57                    6.7000            07/01/07          07/01/07
25                         8.2000            0.0000            0.0000
A                          11.2000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9979053                    8.5500            105200.0000       100.0000
                           8.5500            105,136.92        ZZ
                           8.0500            812.63            1
                           15.5500           812.63            80
PONTIAC          MI 48342  15.0500           05/26/05
0439461377                 8.5500            07/01/05          00
72050636                   8.0500            06/01/35          0.0000
0                          7.5500            06/01/07          06/01/07
A38/U57                    7.0500            07/01/07          07/01/07
25                         8.5500            0.0000            0.0000
A                          11.5500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9979055                    9.7000            75000.0000        100.0000
                           9.7000            74,964.64         ZZ
                           9.2000            641.61            1
                           16.7000           641.61            100
DETROIT          MI 48234  16.2000           05/31/05
0439442351                 9.7000            07/01/05          23
72050637                   9.2000            06/01/35          0.0000
0                          8.7000            06/01/07          06/01/07
A38/U57                    8.2000            07/01/07          07/01/07
25                         9.7000            0.0000            0.0000
A                          12.7000           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979147                    8.0000            464400.0000       100.0000
                           8.0000            464,400.00        ZZ
                           7.5000            3096.00           1
                           15.0000           3096.00           90
CONCORD          CA 94521  14.5000           05/24/05
0439460106                 8.0000            07/01/05          23
74050348                   7.5000            06/01/35          0.0000
0                          7.0000            06/01/07          06/01/07
A38/U57                    6.5000            07/01/07          07/01/07
45                         8.0000            0.0000            0.0000
A                          11.0000           6                 6
360                        9                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979361                    6.6250            120600.0000       100.0000
                           6.6250            120,600.00        ZZ
                           6.3750            772.22            1
                           11.6250           772.22            90
HALTOM CITY      TX 76117  11.3750           06/10/05
0423007558                 0.0000            08/01/05          10
0423007558                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9979393                    6.1250            236739.0000       100.0000
                           6.1250            236,739.00        ZZ
                           5.8750            1208.36           1
                           12.1250           1208.36           95
PEORIA           AZ 85383  11.8750           05/18/05
0423873975                 0.0000            07/01/05          23
0423873975                 0.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
E22/G02                    3.0000            07/01/08          07/01/08
45                         4.1250            0.0000            0.0000
A                          8.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9979419                    6.8750            66500.0000        100.0000
                           6.8750            66,500.00         ZZ
                           6.6250            380.99            2
                           12.8750           380.99            95
SPRINGFIELD      OH 45503  12.6250           06/10/05
0424001329                 0.0000            08/01/05          04
0424001329                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9979533                    6.5000            190000.0000       100.0000
                           6.5000            190,000.00        ZZ
                           6.2500            1029.17           1
                           12.5000           1029.17           95
MINNEAPOLIS      MN 55411  12.2500           06/10/05
0424244093                 0.0000            08/01/05          04
0424244093                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9979535                    5.5000            270655.0000       100.0000
                           5.5000            270,655.00        ZZ
                           5.2500            1240.50           1
                           11.5000           1240.50           95
CHESTER          VA 23836  11.2500           06/10/05
0424246601                 0.0000            08/01/05          23
0424246601                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         3.5000            0.0000            0.0000
A                          7.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979571                    6.5000            148750.0000       100.0000
                           6.5000            148,750.00        ZZ
                           6.2500            805.73            1
                           11.5000           805.73            85
DES PLAINES      IL 60016  11.2500           06/10/05
0424278091                 0.0000            08/01/05          01
0424278091                 0.0000            07/01/35          12.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           N                 0.0000

9979575                    7.6250            176700.0000       100.0000
                           7.6250            176,700.00        ZZ
                           7.2500            1250.67           1
                           13.6250           1250.67           95
COEUR D'ALENE    ID 83815  13.2500           06/01/05
0424278844                 0.0000            08/01/05          23
0424278844                 0.0000            07/01/35          0.0000
0                          6.7500            07/01/08          07/01/08
E22/U57                    6.3750            08/01/08          08/01/08
25                         6.7500            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9979583                    6.1250            157680.0000       100.0000
                           6.1250            157,680.00        ZZ
                           5.7500            958.08            1
                           12.1250           958.08            80
TAMPA            FL 33607  11.7500           06/10/05
0424285609                 0.0000            08/01/05          00
0424285609                 0.0000            07/01/35          0.0000
0                          5.6250            07/01/07          07/01/07
E22/U57                    5.2500            08/01/07          08/01/07
25                         5.6250            0.0000            0.0000
A                          9.1250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9979619                    7.2500            136800.0000       100.0000
                           7.2500            136,800.00        ZZ
                           6.8750            933.22            4
                           13.2500           933.22            80
GREENVILLE       SC 29601  12.8750           06/10/05
0424307411                 0.0000            08/01/05          00
0424307411                 0.0000            07/01/35          0.0000
0                          6.3750            07/01/07          07/01/07
E22/U57                    6.0000            08/01/07          08/01/07
25                         6.3750            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9979767                    6.0000            139650.0000       100.0000
                           6.0000            139,650.00        ZZ
                           5.7500            698.25            1
                           11.0000           698.25            95
BOALSBURG        PA 16827  10.7500           06/06/05
0424403624                 0.0000            08/01/05          01
0424403624                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.0000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9979771                    6.5000            125310.7000       100.0000
                           6.5000            125,310.70        ZZ
                           6.2500            678.77            1
                           12.5000           678.77            95
KALAMAZOO        MI 49006  12.2500           06/10/05
0424404200                 0.0000            08/01/05          04
0424404200                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9979789                    6.8750            216000.0000       100.0000
                           6.8750            216,000.00        ZZ
                           6.6250            1418.97           1
                           12.8750           1418.97           80
ALABASTER        AL 35007  12.6250           06/10/05
0424415198                 0.0000            08/01/05          00
0424415198                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.8750            0.0000            0.0000
A                          8.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9979839                    8.5000            60000.0000        100.0000
                           8.5000            60,000.00         ZZ
                           8.1250            461.35            1
                           14.5000           461.35            100
LOUISVILLE       KY 40214  14.1250           06/10/05
0424461697                 0.0000            08/01/05          23
0424461697                 0.0000            07/01/35          0.0000
0                          6.7500            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.7500            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979919                    8.6000            90250.0000        100.0000
                           8.6000            90,195.79         ZZ
                           8.1000            700.35            1
                           14.6000           700.35            95
ALAMO            TX 78516  14.1000           05/24/05
0439447715                 8.6000            07/01/05          23
K15846                     8.1000            06/01/35          0.0000
0                          6.0900            06/01/07          06/01/07
X47/U56                    5.5900            07/01/07          07/01/07
25                         8.6000            0.0000            0.0000
A                          11.6000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979935                    9.0000            156750.0000       100.0000
                           9.0000            156,578.10        ZZ
                           8.6250            1261.25           1
                           15.0000           1261.25           95
HOUSTON          TX 77011  14.6250           05/09/05
0439469065                 9.0000            06/01/05          23
K15771                     8.6250            05/01/35          0.0000
0                          6.5100            05/01/07          05/01/07
X47/U56                    6.1350            06/01/07          06/01/07
25                         9.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979943                    9.7500            75000.0000        100.0000
                           9.7500            74,964.38         ZZ
                           9.2500            644.37            1
                           15.7500           644.37            100
COLUMBIA         SC 29223  15.2500           05/12/05
0439469248                 9.7500            07/01/05          23
K15725                     9.2500            06/01/35          0.0000
0                          7.2600            06/01/07          06/01/07
X47/U56                    6.7600            07/01/07          07/01/07
25                         9.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979961                    8.2500            75050.0000        100.0000
                           8.2500            75,050.00         ZZ
                           7.7500            515.97            1
                           14.2500           515.97            95
LOUISVILLE       KY 40212  13.7500           05/11/05
0439463266                 0.0000            07/01/05          23
2115118763                 0.0000            06/01/35          0.0000
0                          7.2500            06/01/07          06/01/07
Q64/U57                    6.7500            07/01/07          07/01/07
45                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9979979                    8.0950            365750.0000       100.0000
                           8.0950            365,509.28        ZZ
                           7.5950            2708.01           1
                           15.0950           2708.01           95
VACAVILLE        CA 95687  14.5950           05/06/05
0439435058                 8.0950            07/01/05          23
R540998                    7.5950            06/01/35          0.0000
0                          5.7500            06/01/08          06/01/08
Z21/U57                    5.2500            07/01/08          07/01/08
25                         8.0950            0.0000            0.0000
A                          11.0950           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9980131                    7.2500            304000.0000       100.0000
                           7.2500            303,762.85        ZZ
                           6.7500            2073.82           1
                           14.2500           2073.82           93
CAPE CORAL       FL 33914  13.7500           05/09/05
0439419870                 0.0000            07/01/05          23
22115                      0.0000            06/01/35          0.0000
0                          5.7500            06/01/07          06/01/07
Z21/U57                    5.2500            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980141                    9.1250            81396.0000        100.0000
                           9.1250            81,352.69         ZZ
                           8.6250            662.26            1
                           15.1250           662.26            95
HORN LAKE        MS 38637  14.6250           05/26/05
0439454513                 9.1250            07/01/05          23
1211062                    8.6250            06/01/35          0.0000
0                          8.1250            06/01/07          06/01/07
J40/U57                    7.6250            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980175                    8.0000            72000.0000        100.0000
                           8.0000            72,000.00         ZZ
                           7.7500            528.32            1
                           14.0000           528.32            100
CHARLESTON       SC 29405  13.7500           06/08/05
0439536392                 0.0000            08/01/05          23
0010692846                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
313/G01                    3.0000            08/01/08          08/01/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980251                    9.1250            98000.0000        100.0000
                           9.1250            97,947.85         ZZ
                           8.6250            797.36            1
                           15.1250           797.36            86
LA FERIA         TX 78559  14.6250           05/25/05
0439473315                 9.1250            07/01/05          23
K15852                     8.6250            06/01/35          0.0000
0                          6.6150            06/01/07          06/01/07
X47/U56                    6.1150            07/01/07          07/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9980253                    8.5000            310500.0000       100.0000
                           8.5000            310,311.89        ZZ
                           8.0000            2387.48           1
                           14.5000           2387.48           100
GREENBELT        MD 20770  14.0000           05/23/05
0439469685                 8.5000            07/01/05          23
K15854                     8.0000            06/01/35          0.0000
0                          5.9800            06/01/07          06/01/07
X47/U56                    5.4800            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9980259                    9.5000            63000.0000        100.0000
                           9.5000            62,969.01         ZZ
                           9.0000            529.74            1
                           15.5000           529.74            100
WESLACO          TX 78596  15.0000           05/16/05
0439473356                 9.5000            07/01/05          23
K15789                     9.0000            06/01/35          0.0000
0                          7.0100            06/01/07          06/01/07
X47/U56                    6.5100            07/01/07          07/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980263                    7.2500            183300.0000       100.0000
                           7.2500            183,157.01        ZZ
                           6.7500            1250.43           1
                           13.2500           1250.43           89
SPRING           TX 77379  12.7500           05/10/05
0439473380                 7.2500            07/01/05          23
K15744                     6.7500            06/01/35          0.0000
0                          4.7600            06/01/07          06/01/07
X47/U56                    4.2600            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9980267                    8.7500            136800.0000       100.0000
                           8.7500            136,721.29        ZZ
                           8.2500            1076.21           1
                           14.7500           1076.21           90
FLORENCE         SC 29501  14.2500           05/24/05
0439464371                 8.7500            07/01/05          23
K15316                     8.2500            06/01/35          0.0000
0                          8.7500            06/01/08          06/01/08
X47/U56                    8.2500            07/01/08          07/01/08
25                         8.7500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980269                    8.6250            149500.0000       100.0000
                           8.6250            149,411.73        ZZ
                           8.1250            1162.80           1
                           14.6250           1162.80           100
SHERMAN          TX 75090  14.1250           05/27/05
0439473455                 8.6250            07/01/05          23
K15921                     8.1250            06/01/35          0.0000
0                          6.1050            06/01/07          06/01/07
X47/U56                    5.6050            07/01/07          07/01/07
25                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980273                    8.4090            99000.0000        100.0000
                           8.4090            98,938.89         ZZ
                           7.9090            754.85            1
                           14.4090           754.85            90
MEMPHIS          TN 38141  13.9090           05/17/05
0439473497                 8.4090            07/01/05          23
K15834                     7.9090            06/01/35          0.0000
0                          5.9290            06/01/07          06/01/07
X47/U56                    5.4290            07/01/07          07/01/07
25                         8.4090            0.0000            0.0000
A                          11.4090           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980277                    8.5000            226950.0000       100.0000
                           8.5000            226,812.51        ZZ
                           8.0000            1745.05           1
                           14.5000           1745.05           85
PUEBLO           CO 81007  14.0000           05/19/05
0439464330                 8.5000            07/01/05          23
K15592                     8.0000            06/01/35          0.0000
0                          6.0100            06/01/07          06/01/07
X47/U56                    5.5100            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9980279                    8.4000            83700.0000        100.0000
                           8.4000            83,648.24         T
                           7.9000            637.66            1
                           14.4000           637.66            90
CLEVELAND        NC 27013  13.9000           05/31/05
0439473414                 8.4000            07/01/05          23
K15931                     7.9000            06/01/35          0.0000
0                          5.8800            06/01/07          06/01/07
X47/U56                    5.3800            07/01/07          07/01/07
25                         8.4000            0.0000            0.0000
A                          11.4000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980287                    9.5000            125000.0000       100.0000
                           9.5000            124,938.51        ZZ
                           9.0000            1051.07           1
                           15.5000           1051.07           100
STERLINGTON      LA 71280  15.0000           05/27/05
0439473406                 9.5000            07/01/05          23
K15877                     9.0000            06/01/35          0.0000
0                          6.9800            06/01/07          06/01/07
X47/U56                    6.4800            07/01/07          07/01/07
25                         9.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9980293                    9.3750            68000.0000        100.0000
                           9.3750            67,965.66         T
                           8.8750            565.59            1
                           15.3750           565.59            85
SOUTH PADRE ISL  TX 78597  14.8750           05/10/05
0439473372                 9.3750            07/01/05          23
K15649                     8.8750            06/01/35          0.0000
0                          6.8850            06/01/07          06/01/07
X47/U56                    6.3850            07/01/07          07/01/07
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9980319                    9.7500            89500.0000        100.0000
                           9.7500            89,458.25         ZZ
                           9.2500            768.94            1
                           15.7500           768.94            100
TYLER            TX 75701  15.2500           05/17/05
0439448952                 9.7500            07/01/05          23
K15739                     9.2500            06/01/35          0.0000
0                          7.2700            06/01/07          06/01/07
X47/U56                    6.7700            07/01/07          07/01/07
25                         9.7500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9980485                    7.5500            276250.0000       100.0000
                           7.5500            276,047.02        ZZ
                           7.0500            1941.05           1
                           14.5500           1941.05           85
PALM HARBOR      FL 34683  14.0500           05/25/05
0439458316                 7.5500            07/01/05          23
63050389                   7.0500            06/01/35          0.0000
0                          6.5500            06/01/07          06/01/07
A38/U57                    6.0500            07/01/07          07/01/07
25                         7.5500            0.0000            0.0000
A                          10.5500           6                 6
360                        E                 1.5000            1.5000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9980825                    6.3750            137500.0000       100.0000
                           6.3750            137,500.00        ZZ
                           6.1250            730.47            1
                           12.3750           730.47            94
DURHAM           NC 27707  12.1250           06/13/05
0424035434                 0.0000            08/01/05          23
0424035434                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9981059                    7.1250            174050.0000       100.0000
                           7.1250            174,050.00        ZZ
                           6.7500            1172.61           1
                           13.1250           1172.61           80
GREENACRES       FL 33463  12.7500           06/13/05
0424382372                 0.0000            08/01/05          00
0424382372                 0.0000            07/01/35          0.0000
0                          5.5000            07/01/07          07/01/07
E22/U57                    5.1250            08/01/07          08/01/07
25                         5.5000            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9981107                    6.0000            107550.0000       100.0000
                           6.0000            107,550.00        ZZ
                           5.7500            644.82            1
                           12.0000           644.82            90
MESA             AZ 85201  11.7500           06/07/05
0424423903                 0.0000            08/01/05          10
0424423903                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9981153                    6.5000            228000.0000       100.0000
                           6.5000            228,000.00        ZZ
                           6.2500            1235.00           2
                           11.5000           1235.00           80
CHICAGO          IL 60644  11.2500           06/13/05
0424469195                 0.0000            08/01/05          00
0424469195                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9981155                    6.5000            240000.0000       100.0000
                           6.5000            240,000.00        ZZ
                           6.2500            1300.00           1
                           11.5000           1300.00           80
CHICAGO          IL 60624  11.2500           06/13/05
0424469252                 0.0000            08/01/05          00
0424469252                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9981157                    6.5000            240000.0000       100.0000
                           6.5000            240,000.00        ZZ
                           6.2500            1300.00           2
                           11.5000           1300.00           80
CHICAGO          IL 60623  11.2500           06/13/05
0424469260                 0.0000            08/01/05          00
0424469260                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9981289                    6.0000            236000.0000       100.0000
                           6.0000            236,000.00        T
                           5.7500            1180.00           1
                           12.0000           1180.00           80
NAPLES           FL 34112  11.7500           06/13/05
0423337013                 0.0000            08/01/05          00
0423337013                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9981315                    6.0000            336000.0000       100.0000
                           6.0000            336,000.00        ZZ
                           5.7500            1680.00           1
                           12.0000           1680.00           80
MISSION VIEJO    CA 92691  11.7500           06/01/05
0423940253                 0.0000            08/01/05          00
0423940253                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     01                00
                           O                 0.0000

9982111                    8.6250            166245.0000       100.0000
                           8.6250            166,146.85        ZZ
                           8.2500            1293.04           1
                           14.6250           1293.04           95
BLOOMINGTON      MN 55420  14.2500           05/11/05
0439419953                 0.0000            07/01/05          23
9557413061                 0.0000            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
X81/U57                    6.0000            07/01/07          07/01/07
45                         8.6250            0.0000            0.0000
A                          11.6250           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9983183                    9.0000            120650.0000       100.0000
                           9.0000            120,650.00        ZZ
                           8.5000            904.88            1
                           15.0000           904.88            95
STONE MOUNTAIN   GA 30088  14.5000           05/10/05
0439463530                 0.0000            07/01/05          23
2102109933                 0.0000            06/01/35          0.0000
0                          8.0000            06/01/07          06/01/07
Q64/U57                    7.5000            07/01/07          07/01/07
45                         9.0000            0.0000            0.0000
A                          12.0000           6                 6
360                        9                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9983443                    5.2500            349000.0000       100.0000
                           5.2500            349,000.00        ZZ
                           5.0000            1927.19           1
                           11.2500           1927.19           87
GLENDALE         AZ 85308  11.0000           06/07/05
0424323756                 0.0000            08/01/05          23
0424323756                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         3.2500            0.0000            0.0000
A                          7.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           O                 0.0000

9983481                    7.3750            268000.0000       100.0000
                           7.3750            268,000.00        ZZ
                           7.0000            1851.01           2
                           13.3750           1851.01           80
EAST ORANGE      NJ 07017  13.0000           06/14/05
0424357051                 0.0000            08/01/05          00
0424357051                 0.0000            07/01/35          0.0000
0                          5.8750            07/01/07          07/01/07
E22/U57                    5.5000            08/01/07          08/01/07
25                         5.8750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9983487                    6.7500            124000.0000       100.0000
                           6.7500            124,000.00        ZZ
                           6.5000            697.50            1
                           12.7500           697.50            80
TAMPA            FL 33617  12.5000           06/09/05
0424361798                 0.0000            08/01/05          00
0424361798                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9983525                    9.2500            91500.0000        100.0000
                           9.2500            91,500.00         ZZ
                           8.7500            752.75            1
                           15.2500           752.75            100
PHENIX CITY      AL 36869  14.7500           06/14/05
0424397990                 0.0000            08/01/05          23
0424397990                 0.0000            07/01/35          0.0000
0                          8.0000            07/01/07          07/01/07
E22/U57                    7.5000            08/01/07          08/01/07
25                         8.0000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9983559                    7.6250            122000.0000       100.0000
                           7.6250            122,000.00        ZZ
                           7.2500            863.51            1
                           13.6250           863.51            80
BELLEVILLE       MI 48111  13.2500           06/14/05
0424424745                 0.0000            08/01/05          00
0424424745                 0.0000            07/01/35          0.0000
0                          6.1250            07/01/07          07/01/07
E22/U57                    5.7500            08/01/07          08/01/07
25                         6.1250            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9983593                    7.5000            173700.0000       100.0000
                           7.5000            173,700.00        T
                           7.1250            1214.54           1
                           13.5000           1214.54           90
GLENDALE         AZ 85308  13.1250           06/07/05
0424460582                 0.0000            08/01/05          23
0424460582                 0.0000            07/01/35          0.0000
0                          6.1250            07/01/08          07/01/08
E22/U57                    5.7500            08/01/08          08/01/08
25                         6.1250            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9983699                    5.8750            171000.0000       100.0000
                           5.8750            171,000.00        ZZ
                           5.6250            837.19            2
                           11.8750           837.19            90
ASHEVILLE        NC 28801  11.6250           06/08/05
0424012326                 0.0000            08/01/05          04
0424012326                 0.0000            07/01/35          25.0000
0                          2.2500            07/01/08          07/01/08
E22/U57                    2.0000            08/01/08          08/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9983783                    9.5000            53000.0000        100.0000
                           9.5000            53,000.00         ZZ
                           9.0000            445.65            1
                           15.5000           445.65            100
JOPLIN           MO 64804  15.0000           06/09/05
0424247518                 0.0000            08/01/05          23
0424247518                 0.0000            07/01/35          0.0000
0                          8.2500            07/01/07          07/01/07
E22/U57                    7.7500            08/01/07          08/01/07
25                         8.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9983817                    8.3750            105000.0000       100.0000
                           8.3750            105,000.00        ZZ
                           8.0000            798.08            1
                           14.3750           798.08            100
SAINT LOUIS      MO 63136  14.0000           06/09/05
0424291516                 0.0000            08/01/05          23
0424291516                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9984339                    9.1250            103000.0000       100.0000
                           9.1250            103,000.00        ZZ
                           8.7500            838.04            1
                           15.1250           838.04            100
LINDALE          GA 30147  14.7500           06/08/05
0439443334                 9.1250            08/01/05          23
00105EM014188              8.7500            07/01/35          0.0000
0                          6.7500            07/01/07          07/01/07
Z05/U57                    6.3750            08/01/07          08/01/07
25                         9.1250            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9984703                    7.8750            60000.0000        100.0000
                           7.8750            59,917.15         ZZ
                           7.5000            435.04            3
                           13.8750           435.04            75
DETROIT          MI 48221  13.5000           04/29/05
0439484312                 0.0000            06/01/05          00
0000042775                 0.0000            05/01/35          0.0000
0                          6.0000            05/01/07          05/01/07
X64/U57                    5.6250            06/01/07          06/01/07
25                         6.0000            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9984905                    6.6250            101600.0000       100.0000
                           6.6250            101,600.00        ZZ
                           6.3750            650.56            1
                           11.6250           650.56            80
NAMPA            ID 83651  11.3750           06/10/05
0424359610                 0.0000            08/01/05          00
0424359610                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9984927                    7.7500            150000.0000       100.0000
                           7.7500            150,000.00        ZZ
                           7.3750            1074.62           1
                           13.7500           1074.62           79
ANDERSON         SC 29625  13.3750           06/15/05
0424376929                 0.0000            08/01/05          00
0424376929                 0.0000            07/01/35          0.0000
0                          5.8750            07/01/07          07/01/07
E22/U57                    5.5000            08/01/07          08/01/07
25                         5.8750            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9985099                    6.6250            139120.0000       100.0000
                           6.6250            139,120.00        ZZ
                           6.3750            768.06            1
                           12.6250           768.06            80
BOYNTON BEACH    FL 33435  12.3750           06/15/05
0424506210                 0.0000            08/01/05          00
0424506210                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9985219                    6.8750            125870.0000       100.0000
                           6.8750            125,870.00        ZZ
                           6.6250            721.13            1
                           11.8750           721.13            95
CALDWELL         ID 83607  11.6250           06/02/05
0423888767                 0.0000            08/01/05          04
0423888767                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9985363                    5.3750            238000.0000       100.0000
                           5.3750            238,000.00        ZZ
                           5.1250            1066.04           1
                           10.3750           1066.04           92
BOISE            ID 83709  10.1250           06/09/05
0424327377                 0.0000            08/01/05          23
0424327377                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9985377                    5.6250            337500.0000       100.0000
                           5.6250            337,500.00        ZZ
                           5.3750            1582.03           1
                           11.6250           1582.03           90
EVERETT          WA 98208  11.3750           06/07/05
0424343606                 0.0000            08/01/05          23
0424343606                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9985437                    6.8750            156000.0000       100.0000
                           6.8750            156,000.00        ZZ
                           6.6250            893.75            1
                           11.8750           893.75            80
TWP OF NORTH MI  PA 17013  11.6250           06/01/05
0439453416                 3.2500            07/01/05          00
L19198767                  3.0000            06/01/35          0.0000
0                          3.2500            06/01/10          06/01/10
L21/U56                    3.0000            07/01/10          07/01/10
45                         3.2500            0.0000            0.0000
A                          11.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           O                 0.0000

9985443                    7.3750            204000.0000       100.0000
                           7.3750            204,000.00        ZZ
                           7.1250            1253.75           1
                           13.3750           1253.75           80
JACKSONVILLE BE  FL 32250  13.1250           06/03/05
0439452939                 3.2500            08/01/05          00
28505654                   3.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
L21/U56                    3.0000            08/01/08          08/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.1250                     1                 0
0.0000                     05                00
                           N                 0.0000

9985445                    6.7500            420000.0000       100.0000
                           6.7500            420,000.00        ZZ
                           6.5000            2362.50           3
                           12.7500           2362.50           74
CITY OF HYDE PA  MA 02136  12.5000           06/06/05
0439451584                 3.2500            08/01/05          00
L18723015                  3.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
L21/U56                    3.0000            08/01/08          08/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     5                 0
0.0000                     05                00
                           N                 0.0000

9985447                    6.0000            340000.0000       100.0000
                           6.0000            340,000.00        ZZ
                           5.7500            1700.00           1
                           12.0000           1700.00           80
CENTERVILLE      VA 20121  11.7500           06/03/05
0439451865                 3.2500            07/01/05          00
70305345                   3.0000            06/01/35          0.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.0000            0.0000            0.0000
A                          8.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.7500                     1                 0
0.0000                     09                00
                           O                 0.0000

9985449                    6.5000            185250.0000       100.0000
                           6.5000            185,250.00        ZZ
                           6.2500            1003.44           1
                           12.5000           1003.44           95
LAKELAND         FL 33813  12.2500           05/31/05
0439452640                 3.2500            07/01/05          01
1350007263                 3.0000            06/01/35          30.0000
0                          3.2500            06/01/08          06/01/08
L21/U56                    3.0000            07/01/08          07/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.2500                     5                 0
0.0000                     03                00
                           O                 0.0000

9985981                    6.5000            232750.0000       100.0000
                           6.5000            232,750.00        ZZ
                           6.2500            1260.73           1
                           11.5000           1260.73           95
SURPRISE         AZ 85379  11.2500           06/02/05
0439470303                 0.0000            08/01/05          14
667725                     0.0000            07/01/35          30.0000
0                          2.7500            07/01/10          07/01/10
H49/G02                    2.5000            08/01/10          08/01/10
45                         2.7500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9986049                    7.5000            277500.0000       100.0000
                           7.5000            277,500.00        ZZ
                           7.2500            1940.32           1
                           13.5000           1940.32           100
MAPLEWOOD        MN 55117  13.2500           06/16/05
0439518549                 0.0000            08/01/05          23
05802121F                  0.0000            07/01/35          0.0000
0                          4.2500            07/01/07          07/01/07
B39/G01                    4.0000            08/01/07          08/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986061                    7.5900            128000.0000       100.0000
                           7.5900            128,000.00        ZZ
                           7.3400            809.60            1
                           12.5900           809.60            80
DALLAS           TX 75208  12.3400           06/08/05
0439481029                 0.0000            08/01/05          00
0090113064                 0.0000            07/01/35          0.0000
0                          4.8400            07/01/07          07/01/07
W02/U56                    4.5900            08/01/07          08/01/07
25                         4.8400            0.0000            0.0000
A                          10.5900           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986063                    7.5000            84800.0000        100.0000
                           7.5000            84,800.00         ZZ
                           7.2500            592.93            1
                           12.5000           592.93            80
KALAMAZOO        MI 49004  12.2500           06/10/05
0439480070                 5.0000            08/01/05          00
0090119106                 4.7500            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986065                    7.2500            82800.0000        100.0000
                           7.2500            82,800.00         ZZ
                           7.0000            564.84            1
                           12.2500           564.84            80
COLUMBUS         OH 43207  12.0000           06/02/05
0439478934                 5.0000            08/01/05          00
0090119654                 4.7500            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     1                 0
0.0000                     05                00
                           O                 0.0000

9986067                    6.9750            177600.0000       100.0000
                           6.9750            177,600.00        ZZ
                           6.7250            1178.60           4
                           11.9750           1178.60           80
GRAND RAPIDS     MI 49508  11.7250           06/09/05
0439482548                 6.9750            08/01/05          00
0090124065                 6.7250            07/01/35          0.0000
0                          6.9750            07/01/07          07/01/07
W02/U56                    6.7250            08/01/07          08/01/07
25                         6.9750            0.0000            0.0000
A                          9.9750            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986069                    6.5000            800000.0000       100.0000
                           6.5000            800,000.00        ZZ
                           6.2500            4333.33           1
                           11.5000           4333.33           80
DALLAS           TX 75248  11.2500           06/03/05
0439480880                 0.0000            08/01/05          00
0090126600                 0.0000            07/01/35          0.0000
0                          3.7500            07/01/12          07/01/12
W02/U56                    3.5000            08/01/12          08/01/12
25                         6.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9986071                    6.9900            165120.0000       100.0000
                           6.9900            164,984.38        ZZ
                           6.7400            1097.44           1
                           11.9900           1097.44           80
PLANO            TX 75024  11.7400           05/27/05
0439478777                 0.0000            07/01/05          00
0090131713                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
W02/U56                    4.7500            07/01/07          07/01/07
25                         6.9900            0.0000            0.0000
A                          9.9900            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986073                    6.8750            182596.5000       100.0000
                           6.8750            182,596.50        ZZ
                           6.6250            1199.53           1
                           11.8750           1199.53           90
WYOMING          MI 49509  11.6250           06/10/05
0439478785                 6.8750            08/01/05          12
0090133668                 6.6250            07/01/35          25.0000
0                          5.5000            07/01/07          07/01/07
W02/U56                    5.2500            08/01/07          08/01/07
25                         5.5000            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986075                    6.5250            444000.0000       100.0000
                           6.5250            444,000.00        ZZ
                           6.2750            2813.69           1
                           11.5250           2813.69           80
DALLAS           TX 75214  11.2750           06/03/05
0439478041                 0.0000            08/01/05          00
0090133820                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         6.5250            0.0000            0.0000
A                          9.5250            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986077                    7.0000            114240.0000       100.0000
                           7.0000            114,146.36        ZZ
                           6.7500            760.04            1
                           12.0000           760.04            80
LAS VEGAS        NV 89128  11.7500           05/31/05
0439480633                 6.0000            07/01/05          00
0090134480                 5.7500            06/01/35          0.0000
0                          6.0000            06/01/07          06/01/07
W02/U56                    5.7500            07/01/07          07/01/07
25                         6.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9986079                    5.2500            113600.0000       100.0000
                           5.2500            113,600.00        ZZ
                           5.0000            497.00            1
                           10.2500           497.00            80
LAS VEGAS        NV 89102  10.0000           05/26/05
0439480773                 0.0000            07/01/05          00
0090134607                 0.0000            06/01/35          0.0000
0                          4.2500            06/01/07          06/01/07
W02/U56                    4.0000            07/01/07          07/01/07
25                         4.2500            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986081                    7.7900            148800.0000       100.0000
                           7.7900            148,695.82        ZZ
                           7.5400            1070.14           1
                           12.7900           1070.14           80
ARLINGTON        TX 76002  12.5400           06/01/05
0439482647                 0.0000            07/01/05          00
0090135522                 0.0000            06/01/35          0.0000
0                          5.0000            06/01/07          06/01/07
W02/U56                    4.7500            07/01/07          07/01/07
25                         7.7900            0.0000            0.0000
A                          10.7900           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986083                    7.3750            84000.0000        100.0000
                           7.3750            84,000.00         ZZ
                           7.1250            580.17            1
                           12.3750           580.17            80
EASTPOINTE       MI 48021  12.1250           06/09/05
0439482688                 0.0000            08/01/05          00
0090136058                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986085                    7.5500            352000.0000       100.0000
                           7.5500            352,000.00        ZZ
                           7.3000            2214.67           1
                           12.5500           2214.67           80
DALLAS           TX 75230  12.3000           06/08/05
0439478983                 0.0000            08/01/05          00
0090136314                 0.0000            07/01/35          0.0000
0                          4.8000            07/01/07          07/01/07
W02/U56                    4.5500            08/01/07          08/01/07
25                         4.8000            0.0000            0.0000
A                          10.5500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986087                    6.8750            96160.0000        100.0000
                           6.8750            96,160.00         ZZ
                           6.6250            550.92            1
                           11.8750           550.92            80
MILWAUKEE        WI 53215  11.6250           06/02/05
0439482589                 0.0000            08/01/05          00
0090138294                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/07          07/01/07
W02/U56                    2.0000            08/01/07          08/01/07
25                         3.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9986089                    7.3750            80000.0000        100.0000
                           7.3750            80,000.00         ZZ
                           7.1250            552.54            1
                           12.3750           552.54            80
FERNDALE         MI 48220  12.1250           06/09/05
0439480997                 0.0000            08/01/05          00
0090138342                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986091                    7.2500            93840.0000        100.0000
                           7.2500            93,840.00         ZZ
                           7.0000            640.15            1
                           12.2500           640.15            80
DOWNERS GROVE    IL 60515  12.0000           06/03/05
0439481920                 0.0000            08/01/05          00
0090138515                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9986095                    6.8750            244000.0000       100.0000
                           6.8750            243,795.01        ZZ
                           6.6250            1602.91           4
                           11.8750           1602.91           80
TUCSON           AZ 85705  11.6250           06/01/05
0439480047                 0.0000            07/01/05          00
0090139248                 0.0000            06/01/35          0.0000
0                          5.8750            06/01/07          06/01/07
W02/U56                    5.6250            07/01/07          07/01/07
25                         5.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986097                    6.5000            268000.0000       100.0000
                           6.5000            268,000.00        ZZ
                           6.2500            1693.94           1
                           11.5000           1693.94           80
CITRUS HEIGHTS   CA 95621  11.2500           05/27/05
0439480765                 0.0000            08/01/05          00
0090139404                 0.0000            07/01/35          0.0000
0                          5.5000            07/01/07          07/01/07
W02/U56                    5.2500            08/01/07          08/01/07
25                         5.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9986099                    6.7500            459200.0000       100.0000
                           6.7500            459,200.00        ZZ
                           6.5000            2583.00           1
                           11.7500           2583.00           80
PHOENIX          AZ 85022  11.5000           05/31/05
0439480468                 0.0000            07/01/05          00
0090139913                 0.0000            06/01/35          0.0000
0                          5.7500            06/01/10          06/01/10
W02/U56                    5.5000            07/01/10          07/01/10
25                         5.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986101                    7.3500            110000.0000       100.0000
                           7.3500            110,000.00        ZZ
                           7.1000            757.87            1
                           12.3500           757.87            74
TULSA            OK 74104  12.1000           06/10/05
0439479668                 0.0000            08/01/05          00
0090139996                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.3500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9986103                    6.9750            132000.0000       100.0000
                           6.9750            132,000.00        ZZ
                           6.7250            875.98            2
                           11.9750           875.98            80
OGDEN            UT 84403  11.7250           06/07/05
0439481912                 0.0000            08/01/05          00
0090140801                 0.0000            07/01/35          0.0000
0                          5.9750            07/01/10          07/01/10
W02/U56                    5.7250            08/01/10          08/01/10
25                         5.9750            0.0000            0.0000
A                          11.9750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9986105                    7.3750            488000.0000       100.0000
                           7.3750            487,628.68        ZZ
                           7.1250            3370.49           1
                           12.3750           3370.49           80
DUBLIN           CA 94568  12.1250           06/03/05
0439480922                 0.0000            07/01/05          00
0090140842                 0.0000            06/01/35          0.0000
0                          6.3750            06/01/07          06/01/07
W02/U56                    6.1250            07/01/07          07/01/07
25                         6.3750            0.0000            0.0000
A                          10.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9986109                    7.8750            144000.0000       100.0000
                           7.8750            144,000.00        ZZ
                           7.6250            1044.10           4
                           12.8750           1044.10           80
CHICAGO          IL 60617  12.6250           06/10/05
0439481052                 0.0000            08/01/05          00
0090141069                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9986111                    6.6500            133600.0000       100.0000
                           6.6500            133,600.00        ZZ
                           6.4000            740.37            1
                           11.6500           740.37            80
CLEBURNE         TX 76033  11.4000           06/09/05
0439478884                 0.0000            08/01/05          00
0090142411                 0.0000            07/01/35          0.0000
0                          3.9000            07/01/07          07/01/07
W02/U56                    3.6500            08/01/07          08/01/07
25                         3.9000            0.0000            0.0000
A                          9.6500            6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986113                    7.0000            108000.0000       100.0000
                           7.0000            108,000.00        ZZ
                           6.7500            718.53            1
                           12.0000           718.53            80
PORT CHARLOTTE   FL 33952  11.7500           06/08/05
0439481045                 0.0000            08/01/05          00
0090143652                 0.0000            07/01/35          0.0000
0                          5.0000            07/01/07          07/01/07
W02/U56                    4.7500            08/01/07          08/01/07
25                         5.0000            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986115                    6.2500            84000.0000        100.0000
                           6.2500            84,000.00         ZZ
                           6.0000            517.20            1
                           13.2500           517.20            80
INDIANAPOLIS     IN 46219  13.0000           06/02/05
0439481037                 0.0000            08/01/05          00
0090131428                 0.0000            07/01/35          0.0000
0                          5.2500            07/01/07          07/01/07
W02/U56                    5.0000            08/01/07          08/01/07
25                         6.2500            0.0000            0.0000
A                          9.2500            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9986117                    5.1250            316500.0000       100.0000
                           5.1250            316,500.00        ZZ
                           4.8750            1723.30           1
                           12.1250           1723.30           79
STERLING         VA 20164  11.8750           06/07/05
0439481003                 0.0000            08/01/05          00
0090137193                 0.0000            07/01/35          0.0000
0                          4.1250            07/01/08          07/01/08
W02/U56                    3.8750            08/01/08          08/01/08
25                         5.1250            0.0000            0.0000
A                          8.1250            6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9986121                    6.8500            336000.0000       100.0000
                           6.8500            336,000.00        ZZ
                           6.6000            1918.00           1
                           13.8500           1918.00           80
COOPER CITY      FL 33330  13.6000           06/06/05
0439478678                 6.8500            08/01/05          00
0090139845                 6.6000            07/01/35          0.0000
0                          5.8500            07/01/07          07/01/07
W02/U56                    5.6000            08/01/07          08/01/07
45                         6.8500            0.0000            0.0000
A                          9.8500            6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986123                    6.5000            155832.0000       100.0000
                           6.5000            155,832.00        ZZ
                           6.2500            844.09            1
                           13.5000           844.09            80
RALEIGH          NC 27606  13.2500           06/08/05
0439480831                 6.5000            08/01/05          00
0090140966                 6.2500            07/01/35          0.0000
0                          2.2500            07/01/07          07/01/07
W02/U56                    2.0000            08/01/07          08/01/07
45                         6.5000            0.0000            0.0000
A                          9.5000            6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9986125                    6.2500            364000.0000       100.0000
                           6.2500            364,000.00        ZZ
                           6.0000            1895.83           1
                           13.2500           1895.83           80
FAIRFIELD        CA 94534  13.0000           06/03/05
0439480898                 6.2500            08/01/05          00
0090141237                 6.0000            07/01/35          0.0000
0                          5.2500            07/01/07          07/01/07
W02/U56                    5.0000            08/01/07          08/01/07
45                         6.2500            0.0000            0.0000
A                          9.2500            6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986129                    6.8750            105600.0000       100.0000
                           6.8750            105,600.00        ZZ
                           6.6250            605.00            1
                           13.8750           605.00            80
PHOENIX          AZ 85032  13.6250           06/03/05
0439478793                 6.8750            08/01/05          00
0090141581                 6.6250            07/01/35          0.0000
0                          5.8750            07/01/07          07/01/07
W02/U56                    5.6250            08/01/07          08/01/07
45                         6.8750            0.0000            0.0000
A                          9.8750            6                 6
360                        R                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9986131                    7.3500            116160.0000       100.0000
                           7.3500            116,071.17        ZZ
                           7.1000            800.31            1
                           14.3500           800.31            80
CORDOVA          TN 38018  14.1000           06/06/05
0439480062                 0.0000            07/01/05          00
0090141647                 0.0000            06/01/35          0.0000
0                          6.3500            06/01/07          06/01/07
W02/U56                    6.1000            07/01/07          07/01/07
25                         7.3500            0.0000            0.0000
A                          10.3500           6                 6
360                        E                 1.0000            1.0000
7.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986505                    6.8750            210400.0000       100.0000
                           6.8750            210,400.00        ZZ
                           6.6250            1205.42           1
                           12.8750           1205.42           80
ROCHESTER HILLS  MI 48309  12.6250           06/16/05
0424617264                 0.0000            08/01/05          00
0424617264                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986553                    9.5000            275000.0000       100.0000
                           9.5000            275,000.00        ZZ
                           9.0000            2312.35           1
                           15.5000           2312.35           98
LANCASTER        CA 93534  15.0000           06/03/05
0424111961                 0.0000            08/01/05          23
0424111961                 0.0000            07/01/35          0.0000
0                          8.2500            07/01/07          07/01/07
E22/U57                    7.7500            08/01/07          08/01/07
25                         8.2500            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9986573                    7.8750            153000.0000       100.0000
                           7.8750            153,000.00        ZZ
                           7.5000            1109.36           1
                           13.8750           1109.36           100
WEST MEMPHIS     AR 72301  13.5000           06/16/05
0424193365                 0.0000            08/01/05          23
0424193365                 0.0000            07/01/35          0.0000
0                          6.7500            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.7500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986589                    4.8750            247000.0000       100.0000
                           4.8750            247,000.00        ZZ
                           4.6250            1003.44           1
                           10.8750           1003.44           95
RICHMOND         VA 23234  10.6250           06/16/05
0424233872                 0.0000            08/01/05          23
0424233872                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         3.2500            0.0000            0.0000
A                          6.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986595                    6.5000            123642.0000       100.0000
                           6.5000            123,642.00        ZZ
                           6.2500            781.50            2
                           12.5000           781.50            95
HANOVER          PA 17331  12.2500           06/16/05
0424248615                 0.0000            08/01/05          01
0424248615                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986613                    6.5000            106000.0000       100.0000
                           6.5000            106,000.00        ZZ
                           6.2500            669.99            1
                           12.5000           669.99            85
ESPANOLA         NM 87532  12.2500           06/15/05
0424270494                 0.0000            08/01/05          10
0424270494                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986707                    7.0000            113300.0000       100.0000
                           7.0000            113,300.00        ZZ
                           6.6250            753.79            1
                           13.0000           753.79            80
OWATONNA         MN 55060  12.6250           06/16/05
0424393395                 0.0000            08/01/05          00
0424393395                 0.0000            07/01/35          0.0000
0                          5.5000            07/01/07          07/01/07
E22/U57                    5.1250            08/01/07          08/01/07
25                         5.5000            0.0000            0.0000
A                          10.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9986729                    6.2500            329175.0000       100.0000
                           6.2500            329,175.00        ZZ
                           6.0000            2026.79           1
                           12.2500           2026.79           95
CORAM            NY 11727  12.0000           06/16/05
0424410876                 0.0000            08/01/05          04
0424410876                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.2500            0.0000            0.0000
A                          8.2500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986737                    9.2500            90000.0000        100.0000
                           9.2500            90,000.00         ZZ
                           8.7500            740.41            1
                           15.2500           740.41            100
CLEVER           MO 65631  14.7500           06/16/05
0423356245                 0.0000            08/01/05          23
0423356245                 0.0000            07/01/35          0.0000
0                          7.7500            07/01/07          07/01/07
E22/U57                    7.2500            08/01/07          08/01/07
25                         7.7500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986743                    8.0000            70965.0000        100.0000
                           8.0000            70,965.00         ZZ
                           7.6250            520.72            1
                           14.0000           520.72            95
OAKVILLE         TN 38305  13.6250           06/16/05
0423653617                 0.0000            08/01/05          23
0423653617                 0.0000            07/01/35          0.0000
0                          6.5000            07/01/07          07/01/07
E22/U57                    6.1250            08/01/07          08/01/07
25                         6.5000            0.0000            0.0000
A                          11.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9986811                    6.5000            153000.0000       100.0000
                           6.5000            153,000.00        ZZ
                           6.2500            967.06            1
                           12.5000           967.06            90
DALLAS           TX 75204  12.2500           06/14/05
0424490720                 0.0000            08/01/05          01
0424490720                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9987287                    6.7500            80910.0000        100.0000
                           6.7500            80,910.00         ZZ
                           6.5000            455.12            1
                           12.7500           455.12            90
GREENWOOD        IN 46143  12.5000           06/15/05
0439464215                 3.2500            08/01/05          48
0505011999                 3.0000            07/01/35          25.0000
0                          3.2500            07/01/08          07/01/08
U85/G02                    3.0000            08/01/08          08/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     1                 0
0.0000                     09                00
                           N                 0.0000

9987289                    5.8750            248000.0000       100.0000
                           5.8750            248,000.00        ZZ
                           5.6250            1467.01           1
                           10.8750           1467.01           78
ZIMMERMAN        MN 55398  10.6250           06/15/05
0439483769                 5.8750            08/01/05          00
0505011991                 5.6250            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
U85/G02                    3.0000            08/01/10          08/01/10
45                         5.8750            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9987659                    6.3750            63000.0000        100.0000
                           6.3750            63,000.00         ZZ
                           6.1250            393.04            1
                           12.3750           393.04            90
KANSAS CITY      KS 66102  12.1250           06/17/05
0424071520                 0.0000            08/01/05          04
0424071520                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9987685                    8.2500            209900.0000       100.0000
                           8.2500            209,900.00        ZZ
                           7.8750            1576.91           1
                           14.2500           1576.91           100
O'FALLON         MO 63366  13.8750           06/17/05
0424135044                 0.0000            08/01/05          23
0424135044                 0.0000            07/01/35          0.0000
0                          6.7500            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.7500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9987691                    8.3750            114950.0000       100.0000
                           8.3750            114,950.00        ZZ
                           8.0000            873.70            1
                           14.3750           873.70            95
ST LOUIS         MO 63129  14.0000           06/17/05
0424146728                 0.0000            08/01/05          23
0424146728                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9987737                    7.1250            200000.0000       100.0000
                           7.1250            200,000.00        ZZ
                           6.7500            1347.44           1
                           13.1250           1347.44           80
SAINT PETERSBUR  FL 33703  12.7500           06/17/05
0424245892                 0.0000            08/01/05          00
0424245892                 0.0000            07/01/35          0.0000
0                          6.0000            07/01/07          07/01/07
E22/U57                    5.6250            08/01/07          08/01/07
25                         6.0000            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9987769                    6.0000            369550.0000       100.0000
                           6.0000            369,550.00        ZZ
                           5.7500            1847.75           1
                           12.0000           1847.75           95
WEST ORANGE      NJ 07052  11.7500           06/17/05
0424288876                 0.0000            08/01/05          04
0424288876                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9987781                    6.3750            136000.0000       100.0000
                           6.3750            136,000.00        ZZ
                           6.1250            722.50            1
                           12.3750           722.50            80
WINCHESTER       VA 22602  12.1250           06/13/05
0424303931                 0.0000            08/01/05          00
0424303931                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.3750           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9987791                    9.3750            153700.0000       100.0000
                           9.3750            153,700.00        ZZ
                           8.8750            1278.40           1
                           15.3750           1278.40           100
LORDS VALLEY     PA 18428  14.8750           06/17/05
0424319614                 0.0000            08/01/05          23
0424319614                 0.0000            07/01/35          0.0000
0                          7.8750            07/01/07          07/01/07
E22/U57                    7.3750            08/01/07          08/01/07
25                         7.8750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9987813                    5.7500            400000.0000       100.0000
                           5.7500            400,000.00        ZZ
                           5.5000            1916.67           1
                           10.7500           1916.67           84
MIAMI BEACH      FL 33154  10.5000           06/17/05
0424347680                 0.0000            08/01/05          04
0424347680                 0.0000            07/01/35          12.0000
0                          2.2500            07/01/10          07/01/10
E22/U57                    2.0000            08/01/10          08/01/10
45                         2.2500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     08                00
                           O                 0.0000

9987815                    7.7500            100000.0000       100.0000
                           7.7500            100,000.00        ZZ
                           7.3750            716.41            1
                           13.7500           716.41            100
BELGRADE         MT 59714  13.3750           06/13/05
0424347821                 0.0000            08/01/05          23
0424347821                 0.0000            07/01/35          0.0000
0                          6.6250            07/01/07          07/01/07
E22/U57                    6.2500            08/01/07          08/01/07
25                         6.6250            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9987833                    7.0000            139500.0000       100.0000
                           7.0000            139,500.00        ZZ
                           6.7500            928.10            1
                           13.0000           928.10            90
DESTREHAN        LA 70047  12.7500           06/17/05
0424366763                 0.0000            08/01/05          23
0424366763                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9987883                    6.5000            94500.0000        100.0000
                           6.5000            94,500.00         ZZ
                           6.2500            511.88            1
                           11.5000           511.88            90
BEECH GROVE      IN 46107  11.2500           06/17/05
0424391555                 0.0000            08/01/05          04
0424391555                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9988001                    7.6250            100000.0000       100.0000
                           7.6250            100,000.00        ZZ
                           7.2500            707.79            1
                           13.6250           707.79            80
SUMMERVILLE      SC 29483  13.2500           06/17/05
0424478998                 0.0000            08/01/05          00
0424478998                 0.0000            07/01/35          0.0000
0                          6.0000            07/01/07          07/01/07
E22/U57                    5.6250            08/01/07          08/01/07
25                         6.0000            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9988007                    7.6250            98400.0000        100.0000
                           7.6250            98,400.00         ZZ
                           7.2500            696.47            1
                           13.6250           696.47            80
LADSON           SC 29456  13.2500           06/17/05
0424480093                 0.0000            08/01/05          00
0424480093                 0.0000            07/01/35          0.0000
0                          6.0000            07/01/07          07/01/07
E22/U57                    5.6250            08/01/07          08/01/07
25                         6.0000            0.0000            0.0000
A                          10.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9988011                    6.5000            345600.0000       100.0000
                           6.5000            345,600.00        ZZ
                           6.2500            1872.00           1
                           12.5000           1872.00           80
MANASSAS         VA 20109  12.2500           06/17/05
0424484194                 0.0000            08/01/05          00
0424484194                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.5000            0.0000            0.0000
A                          8.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9988105                    6.5000            82400.0000        100.0000
                           6.5000            82,400.00         ZZ
                           6.2500            446.33            1
                           11.5000           446.33            80
TOMBALL          TX 77375  11.2500           06/16/05
0424605707                 0.0000            08/01/05          00
0424605707                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9988431                    8.2500            145350.0000       100.0000
                           8.2500            145,257.31        ZZ
                           7.8750            1091.97           1
                           14.2500           1091.97           95
MILWAUKEE        WI 53218  13.8750           05/27/05
0439452616                 6.5000            07/01/05          23
0505200100                 6.1250            06/01/35          0.0000
0                          6.5000            06/01/07          06/01/07
U85/U57                    6.1250            07/01/07          07/01/07
25                         6.5000            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.7500                     1                 0
0.0000                     05                00
                           O                 0.0000

9988453                    8.5000            120000.0000       100.0000
                           8.5000            119,927.30        ZZ
                           8.0000            922.70            1
                           14.5000           922.70            100
ANDERSON         IN 46011  14.0000           05/27/05
0439451675                 8.5000            07/01/05          23
0505011944                 8.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
U85/U57                    6.2500            07/01/07          07/01/07
25                         8.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9988455                    8.9900            173500.0000       100.0000
                           8.9900            173,405.03        ZZ
                           8.4900            1394.77           1
                           14.9900           1394.77           100
AVON             IN 46234  14.4900           06/03/05
0439452954                 8.9900            07/01/05          23
0505011950                 8.4900            06/01/35          0.0000
0                          7.7500            06/01/07          06/01/07
U85/U57                    7.2500            07/01/07          07/01/07
25                         8.9900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9988485                    8.7500            68000.0000        100.0000
                           8.7500            67,960.87         ZZ
                           8.2500            534.96            1
                           14.7500           534.96            100
LOGANSPORT       IN 46947  14.2500           05/11/05
0439454521                 8.7500            07/01/05          23
0505011897                 8.2500            06/01/35          0.0000
0                          7.0000            06/01/07          06/01/07
U85/U57                    6.5000            07/01/07          07/01/07
25                         8.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9988669                    8.3750            75900.0000        100.0000
                           8.3750            75,900.00         ZZ
                           7.8750            576.89            1
                           14.3750           576.89            100
LANSING          MI 48906  13.8750           06/08/05
0439467549                 8.3750            08/01/05          23
BC100584                   7.8750            07/01/35          0.0000
0                          6.4850            07/01/08          07/01/08
P87/U57                    5.9850            08/01/08          08/01/08
25                         8.3750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9988685                    9.3750            100800.0000       100.0000
                           9.3750            100,800.00        ZZ
                           8.8750            838.40            1
                           15.3750           838.40            90
CHARLOTTE        MI 48813  14.8750           06/07/05
0439468000                 9.3750            08/01/05          23
BC100354                   8.8750            07/01/35          0.0000
0                          7.4850            07/01/08          07/01/08
P87/U57                    6.9850            08/01/08          08/01/08
25                         9.3750            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9988881                    5.5000            104500.0000       100.0000
                           5.5000            104,500.00        ZZ
                           5.2500            478.96            1
                           10.5000           478.96            95
LOUISVILLE       KY 40229  10.2500           06/14/05
0423521913                 0.0000            08/01/05          23
0423521913                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          10.5000           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9989061                    5.8750            282000.0000       100.0000
                           5.8750            282,000.00        ZZ
                           5.6250            1380.63           1
                           11.8750           1380.63           78
WOODBRIDGE       VA 22191  11.6250           06/15/05
0424313682                 0.0000            08/01/05          00
0424313682                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9989089                    6.6250            209600.0000       100.0000
                           6.6250            209,600.00        ZZ
                           6.3750            1342.09           1
                           11.6250           1342.09           80
SOUTH ELGIN      IL 60177  11.3750           06/15/05
0424330140                 0.0000            08/01/05          00
0424330140                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9989149                    6.6250            602400.0000       100.0000
                           6.6250            602,400.00        ZZ
                           6.3750            3325.75           1
                           12.6250           3325.75           80
FAIRFAX STATION  VA 22039  12.3750           06/15/05
0424372290                 0.0000            08/01/05          00
0424372290                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9989301                    7.0000            226400.0000       100.0000
                           7.0000            226,400.00        ZZ
                           6.7500            1320.67           1
                           13.0000           1320.67           80
SUGAR LAND       TX 77478  12.7500           06/20/05
0424465185                 0.0000            08/01/05          00
0424465185                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         5.0000            0.0000            0.0000
A                          9.0000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9989317                    5.8750            472500.0000       100.0000
                           5.8750            472,500.00        ZZ
                           5.6250            2313.28           1
                           10.8750           2313.28           90
MISSION HILLS    CA 91345  10.6250           06/13/05
0424480309                 0.0000            08/01/05          10
0424480309                 0.0000            07/01/35          25.0000
0                          2.2500            07/01/10          07/01/10
E22/U57                    2.0000            08/01/10          08/01/10
45                         2.2500            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9989331                    8.5000            110500.0000       100.0000
                           8.5000            110,500.00        ZZ
                           8.0000            849.65            1
                           14.5000           849.65            85
KANSAS CITY      KS 66104  14.0000           06/14/05
0424489375                 0.0000            08/01/05          23
0424489375                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/08          07/01/08
E22/U57                    6.3750            08/01/08          08/01/08
25                         6.8750            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9989337                    6.7500            103550.0000       100.0000
                           6.7500            103,550.00        ZZ
                           6.5000            671.62            1
                           12.7500           671.62            95
CASPER           WY 82604  12.5000           06/20/05
0424496172                 0.0000            08/01/05          10
0424496172                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9989341                    5.7500            105450.0000       100.0000
                           5.7500            105,450.00        ZZ
                           5.5000            505.28            1
                           10.7500           505.28            95
KIRKLAND         WA 98034  10.5000           06/16/05
0424503183                 0.0000            08/01/05          23
0424503183                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          10.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9989347                    8.5000            202500.0000       100.0000
                           8.5000            202,500.00        ZZ
                           8.1250            1557.05           1
                           14.5000           1557.05           100
OLIVE BRANCH     MS 38654  14.1250           06/15/05
0424508562                 0.0000            08/01/05          23
0424508562                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9989405                    6.5000            91105.0000        100.0000
                           6.5000            91,105.00         ZZ
                           6.2500            493.49            1
                           12.5000           493.49            95
KALAMAZOO        MI 49004  12.2500           06/20/05
0424582922                 0.0000            08/01/05          01
0424582922                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9989427                    8.1250            177175.0000       100.0000
                           8.1250            177,175.00        ZZ
                           7.7500            1315.52           1
                           14.1250           1315.52           95
PORT SAINT LUCI  FL 34983  13.7500           06/20/05
0424133627                 0.0000            08/01/05          23
0424133627                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9989743                    9.6250            360000.0000       100.0000
                           9.6250            360,000.00        ZZ
                           9.2500            3059.96           1
                           15.6250           3059.96           100
BRADENTON        FL 34212  15.2500           06/20/05
0439478835                 0.0000            08/01/05          23
506130005                  0.0000            07/01/35          0.0000
0                          6.5000            07/01/08          07/01/08
P44/U57                    6.1250            08/01/08          08/01/08
25                         6.6250            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9989771                    6.6250            152680.0000       100.0000
                           6.6250            152,680.00        ZZ
                           6.3750            977.63            1
                           12.6250           977.63            80
FORT MYERS       FL 33912  12.3750           06/17/05
0439482985                 0.0000            08/01/05          00
506160002A                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
P44/G02                    3.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9989811                    6.3750            354685.0000       100.0000
                           6.3750            354,685.00        ZZ
                           6.1250            1884.26           1
                           12.3750           1884.26           80
GREENWOOD        IN 46143  12.1250           06/10/05
0439482894                 3.2500            08/01/05          00
0505011972                 3.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
U85/G02                    3.0000            08/01/08          08/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.1250                     1                 0
0.0000                     03                00
                           O                 0.0000

9989823                    7.8750            118000.0000       100.0000
                           7.8750            118,000.00        ZZ
                           7.6250            855.58            1
                           13.8750           855.58            100
RALEIGH          NC 27601  13.6250           06/17/05
0439484031                 7.8750            08/01/05          23
200503434R                 7.6250            07/01/35          0.0000
0                          4.2500            07/01/07          07/01/07
T76/G01                    4.0000            08/01/07          08/01/07
45                         7.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9989839                    7.7500            124135.0000       100.0000
                           7.7500            124,135.00        ZZ
                           7.5000            889.32            1
                           13.7500           889.32            100
FAIRFIELD        OH 45014  13.5000           06/17/05
0439484049                 7.7500            08/01/05          23
ACT02062                   7.5000            07/01/35          0.0000
0                          3.5000            07/01/07          07/01/07
T76/G01                    3.2500            08/01/07          08/01/07
45                         7.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9989915                    6.6250            126000.0000       100.0000
                           6.6250            126,000.00        ZZ
                           6.3750            695.63            1
                           12.6250           695.63            90
FRONT ROYAL      VA 22630  12.3750           06/21/05
0424232163                 0.0000            08/01/05          10
0424232163                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           N                 0.0000

9989943                    6.0000            228000.0000       100.0000
                           6.0000            228,000.00        ZZ
                           5.7500            1140.00           1
                           12.0000           1140.00           80
LAKEWOOD         CO 80228  11.7500           06/21/05
0424291524                 0.0000            08/01/05          00
0424291524                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.0000            0.0000            0.0000
A                          8.0000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9990027                    5.7500            148500.0000       100.0000
                           5.7500            148,500.00        ZZ
                           5.5000            711.56            1
                           11.7500           711.56            90
EUGENE           OR 97405  11.5000           06/13/05
0424385862                 0.0000            08/01/05          23
0424385862                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          11.7500           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9990199                    6.6250            264800.0000       100.0000
                           6.6250            264,800.00        ZZ
                           6.3750            1695.54           1
                           12.6250           1695.54           80
PEMBROKE PINES   FL 33029  12.3750           06/21/05
0424546323                 0.0000            08/01/05          00
0424546323                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          12.6250           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           N                 0.0000

9990259                    9.1250            187500.0000       100.0000
                           9.1250            187,500.00        ZZ
                           8.6250            1525.56           1
                           15.1250           1525.56           100
WHEATLAND        WY 82201  14.6250           06/21/05
0424673085                 0.0000            08/01/05          23
0424673085                 0.0000            07/01/35          0.0000
0                          7.8750            07/01/07          07/01/07
E22/U57                    7.3750            08/01/07          08/01/07
25                         7.8750            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9990263                    6.8750            152000.0000       100.0000
                           6.8750            152,000.00        ZZ
                           6.6250            998.53            1
                           12.8750           998.53            90
GLADSTONE        MO 64118  12.6250           06/16/05
0423564632                 0.0000            08/01/05          10
0423564632                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         4.8750            0.0000            0.0000
A                          8.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9990279                    7.7500            270000.0000       100.0000
                           7.7500            270,000.00        ZZ
                           7.3750            1934.31           2
                           13.7500           1934.31           75
NEW ORLEANS      LA 70118  13.3750           06/16/05
0423995273                 0.0000            08/01/05          00
0423995273                 0.0000            07/01/35          0.0000
0                          6.2500            07/01/08          07/01/08
E22/U57                    5.8750            08/01/08          08/01/08
25                         6.2500            0.0000            0.0000
A                          10.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9990439                    8.9900            97850.0000        100.0000
                           8.9900            97,850.00         ZZ
                           8.4900            786.62            1
                           14.9900           786.62            95
EPHRATA          WA 98823  14.4900           06/04/05
0439486325                 0.0000            08/01/05          23
114380                     0.0000            07/01/35          0.0000
0                          7.5000            07/01/07          07/01/07
W05/U57                    7.0000            08/01/07          08/01/07
25                         7.5000            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9990445                    8.9900            239950.0000       100.0000
                           8.9900            239,950.00        ZZ
                           8.4900            1928.97           1
                           14.9900           1928.97           100
PORTERVILLE      CA 93257  14.4900           06/02/05
0439486184                 7.4900            08/01/05          23
114361                     6.9900            07/01/35          0.0000
0                          7.4900            07/01/07          07/01/07
W05/U57                    6.9900            08/01/07          08/01/07
25                         7.4900            0.0000            0.0000
A                          11.9900           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9990451                    8.7500            114000.0000       100.0000
                           8.7500            114,000.00        ZZ
                           8.2500            896.84            1
                           14.7500           896.84            95
BRADLEY          IL 60915  14.2500           06/08/05
0439486200                 7.2500            08/01/05          23
114053                     6.7500            07/01/35          0.0000
0                          7.2500            07/01/07          07/01/07
W05/U57                    6.7500            08/01/07          08/01/07
25                         7.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

9990463                    9.7500            200000.0000       100.0000
                           9.7500            200,000.00        ZZ
                           9.2500            1625.00           1
                           15.7500           1625.00           100
SHAFTER          CA 93263  15.2500           06/13/05
0439486036                 8.2500            08/01/05          23
0000114441                 7.7500            07/01/35          0.0000
0                          8.2500            07/01/07          07/01/07
W05/U57                    7.7500            08/01/07          08/01/07
25                         8.2500            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           O                 0.0000

9990465                    10.2000           142000.0000       100.0000
                           10.2000           141,939.81        ZZ
                           9.7000            1267.19           1
                           16.2000           1267.19           58
TUCKERTON        NJ 08087  15.7000           06/02/05
0439477621                 10.2000           07/07/05          00
3000009263                 9.7000            06/07/35          0.0000
0                          9.2000            06/07/07          06/07/07
T91/U56                    8.7000            07/07/07          07/07/07
25                         10.2000           0.0000            0.0000
A                          13.2000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9992159                    11.5000           131250.0000       100.0000
                           11.5000           131,208.05        T
                           11.0000           1299.76           1
                           17.5000           1299.76           75
OROVILLE         CA 95966  17.0000           06/02/05
0439477936                 11.5000           07/03/05          00
3000009262                 11.0000           06/03/35          0.0000
0                          10.5000           06/03/07          06/03/07
T91/U56                    10.0000           07/03/07          07/03/07
25                         11.5000           0.0000            0.0000
A                          14.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9993327                    9.0000            152000.0000       100.0000
                           9.0000            152,000.00        ZZ
                           8.5000            1223.03           1
                           15.0000           1223.03           100
WEST HAVEN       UT 84315  14.5000           06/13/05
0423404888                 0.0000            08/01/05          23
0423404888                 0.0000            07/01/35          0.0000
0                          7.6250            07/01/07          07/01/07
E22/U57                    7.1250            08/01/07          08/01/07
25                         7.6250            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9993359                    5.5000            333000.0000       100.0000
                           5.5000            333,000.00        ZZ
                           5.2500            1890.74           1
                           11.5000           1890.74           95
LYNNWOOD         WA 98037  11.2500           06/17/05
0424067742                 0.0000            08/01/05          23
0424067742                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/12          07/01/12
E22/G02                    3.0000            08/01/12          08/01/12
45                         3.2500            0.0000            0.0000
A                          11.5000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     29                00
                           O                 0.0000

9993385                    7.8750            247000.0000       100.0000
                           7.8750            247,000.00        ZZ
                           7.5000            1790.92           1
                           13.8750           1790.92           99
O FALLON         MO 63366  13.5000           06/17/05
0424196988                 0.0000            08/01/05          23
0424196988                 0.0000            07/01/35          0.0000
0                          7.0000            07/01/07          07/01/07
E22/U57                    6.6250            08/01/07          08/01/07
25                         7.0000            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9993393                    9.3750            220000.0000       100.0000
                           9.3750            220,000.00        ZZ
                           8.8750            1829.85           1
                           15.3750           1829.85           100
ASTON            PA 19014  14.8750           06/17/05
0424217636                 0.0000            08/01/05          23
0424217636                 0.0000            07/01/35          0.0000
0                          8.2500            07/01/07          07/01/07
E22/U57                    7.7500            08/01/07          08/01/07
25                         8.2500            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9993433                    7.2500            58500.0000        100.0000
                           7.2500            58,500.00         ZZ
                           7.0000            353.44            1
                           12.2500           353.44            78
KANSAS CITY      MO 64128  12.0000           06/22/05
0424273423                 0.0000            08/01/05          00
0424273423                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          12.2500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9993459                    8.3750            113952.0000       100.0000
                           8.3750            113,952.00        ZZ
                           8.0000            866.12            1
                           14.3750           866.12            95
RIVERVIEW        FL 33569  14.0000           06/22/05
0424322287                 0.0000            08/01/05          23
0424322287                 0.0000            07/01/35          0.0000
0                          6.7500            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.7500            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9993531                    7.2500            136000.0000       100.0000
                           7.2500            136,000.00        ZZ
                           6.8750            927.76            1
                           13.2500           927.76            80
BRADENTON        FL 34207  12.8750           06/22/05
0424407864                 0.0000            08/01/05          00
0424407864                 0.0000            07/01/35          0.0000
0                          5.7500            07/01/07          07/01/07
E22/U57                    5.3750            08/01/07          08/01/07
25                         5.7500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9993533                    6.2500            235600.0000       100.0000
                           6.2500            235,600.00        T
                           6.0000            1227.08           1
                           11.2500           1227.08           95
BELLINGHAM       WA 98229  11.0000           06/16/05
0424408532                 0.0000            08/01/05          23
0424408532                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.2500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9993731                    6.7500            304200.0000       100.0000
                           6.7500            304,200.00        ZZ
                           6.5000            1711.13           1
                           12.7500           1711.13           90
ROYAL PALM BEAC  FL 33411  12.5000           06/17/05
0424594307                 0.0000            08/01/05          01
0424594307                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.7500            0.0000            0.0000
A                          8.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9993763                    9.0000            238940.0000       100.0000
                           9.0000            238,940.00        ZZ
                           8.5000            1922.57           1
                           15.0000           1922.57           100
SURPRISE         AZ 85374  14.5000           06/17/05
0424650042                 0.0000            08/01/05          23
0424650042                 0.0000            07/01/35          0.0000
0                          7.6250            07/01/07          07/01/07
E22/U57                    7.1250            08/01/07          08/01/07
25                         7.6250            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9994157                    5.5000            152000.0000       100.0000
                           5.5000            152,000.00        ZZ
                           5.1250            696.67            1
                           12.0000           696.67            80
MIAMI GARDENS    FL 33056  11.6250           03/08/05
777002862                  4.0000            05/01/05          00
777002862                  3.6250            04/01/35          0.0000
0                          4.0000            10/01/05          10/01/05
Z51/600                    3.6250            11/01/05          11/01/05
25                         4.0000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 6.0000            6.0000
6.5000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
1.5000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994161                    5.7500            124000.0000       100.0000
                           5.7500            124,000.00        ZZ
                           5.3750            594.17            1
                           12.0000           594.17            80
COTTONWOOD       AZ 86326  11.6250           04/28/05
777003321                  0.0000            06/01/05          00
777003321                  0.0000            05/01/35          0.0000
0                          3.7500            11/01/05          11/01/05
Z51/600                    3.3750            12/01/05          12/01/05
25                         3.7500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 6.0000            6.0000
6.2500                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994163                    6.5000            251900.0000       100.0000
                           6.5000            251,213.11        ZZ
                           6.1250            1592.18           1
                           12.5000           1592.18           80
MIAMI            FL 33189  12.1250           03/24/05
777003329                  6.5000            05/01/05          00
777003329                  6.1250            04/01/35          0.0000
0                          4.0000            04/01/07          04/01/07
Z51/600                    3.6250            05/01/07          05/01/07
45                         6.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994165                    5.2500            204700.0000       100.0000
                           5.2500            204,700.00        ZZ
                           4.8750            895.56            1
                           17.2500           895.56            80
MIAMI            FL 33190  16.8750           03/21/05
777003389                  0.0000            05/01/05          00
777003389                  0.0000            04/01/35          0.0000
0                          3.2500            10/01/05          10/01/05
Z51/600                    2.8750            11/01/05          11/01/05
25                         3.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994173                    5.8750            367150.0000       100.0000
                           5.8750            366,021.49        ZZ
                           5.5000            2171.84           1
                           17.8750           2171.84           80
MIAMI            FL 33018  17.5000           03/24/05
777003602                  0.0000            05/01/05          00
777003602                  0.0000            04/01/35          0.0000
0                          3.8750            10/01/05          10/01/05
Z51/600                    3.5000            11/01/05          11/01/05
25                         3.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 6.0000            6.0000
12.0000                    S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994177                    6.6250            598500.0000       100.0000
                           6.6250            597,971.96        ZZ
                           6.2500            3832.26           1
                           12.6250           3832.26           70
HARVEY CEDARS    NJ 08008  12.2500           05/09/05
777003883                  6.6250            07/01/05          00
777003883                  6.2500            06/01/35          0.0000
0                          2.2500            06/01/07          06/01/07
Z51/600                    1.8750            07/01/07          07/01/07
25                         6.6250            0.0000            0.0000
A                          9.6250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994183                    4.7500            199000.0000       100.0000
                           4.7500            199,000.00        ZZ
                           4.3750            787.71            1
                           10.7500           787.71            80
WALDORF          MD 20601  10.3750           02/04/05
0029857398                 0.0000            04/01/05          00
777004301                  0.0000            03/01/35          0.0000
0                          2.2500            03/01/08          03/01/08
Z51/Z58                    1.8750            04/01/08          04/01/08
45                         2.7500            0.0000            0.0000
A                          6.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994185                    6.5000            68000.0000        100.0000
                           6.5000            68,000.00         ZZ
                           6.1250            368.33            1
                           12.5000           368.33            80
HARTFORD         CT 06114  12.1250           03/01/05
0029902376                 0.0000            05/01/05          00
777004303                  0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9994187                    5.8750            243000.0000       100.0000
                           5.8750            242,984.66        ZZ
                           5.5000            1189.69           1
                           11.8750           1189.69           100
LAS VEGAS        NV 89122  11.5000           02/18/05
0029906476                 0.0000            04/01/05          14
777004304                  0.0000            03/01/35          35.0000
0                          2.2500            03/01/08          03/01/08
Z51/Z58                    1.8750            04/01/08          04/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994189                    6.3750            102600.0000       100.0000
                           6.3750            101,869.68        T
                           6.0000            545.06            1
                           12.3750           545.06            95
HARTSELLE        AL 35640  12.0000           03/14/05
0029911427                 0.0000            05/01/05          14
777004305                  0.0000            04/01/35          35.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994197                    6.3750            117000.0000       100.0000
                           6.3750            116,425.12        ZZ
                           6.0000            729.93            1
                           12.3750           729.93            90
MEADVILLE        PA 16335  12.0000           03/31/05
0030198113                 0.0000            05/01/05          01
777004311                  0.0000            04/01/35          25.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994199                    6.2500            382500.0000       100.0000
                           6.2500            382,500.00        ZZ
                           5.8750            1992.19           1
                           12.2500           1992.19           90
KENSINGTON       MD 20895  11.8750           03/31/05
0030199483                 0.0000            05/01/05          04
777004312                  0.0000            04/01/35          25.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         4.2500            0.0000            0.0000
A                          8.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994203                    6.6250            54900.0000        100.0000
                           6.6250            54,900.00         ZZ
                           6.2500            303.09            1
                           12.6250           303.09            100
MANNINGTON       WV 26582  12.2500           04/06/05
0030302392                 0.0000            06/01/05          14
777004314                  0.0000            05/01/35          35.0000
0                          2.2500            05/01/08          05/01/08
Z51/Z58                    1.8750            06/01/08          06/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994215                    5.8750            136800.0000       100.0000
                           5.8750            136,787.50        T
                           5.5000            669.75            1
                           11.8750           669.75            90
MOUNT JACKSON    VA 22842  11.5000           03/18/05
0023425200                 0.0000            05/01/05          14
777004320                  0.0000            04/01/35          25.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         3.8750            0.0000            0.0000
A                          7.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994231                    5.2500            261000.0000       100.0000
                           5.2500            261,000.00        ZZ
                           4.8750            1141.88           1
                           11.2500           1141.88           85
BLUEMONT         VA 20135  10.8750           03/28/05
0029909496                 0.0000            05/01/05          14
777004329                  0.0000            04/01/35          12.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         3.2500            0.0000            0.0000
A                          7.2500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994255                    5.7500            356400.0000       100.0000
                           5.7500            356,400.00        ZZ
                           5.3750            1707.75           1
                           11.7500           1707.75           90
BROOKLYN         NY 11235  11.3750           03/24/05
0030119267                 0.0000            05/01/05          14
777004341                  0.0000            04/01/35          25.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         3.7500            0.0000            0.0000
A                          7.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     11                00
                           O                 0.0000

9994261                    5.5000            180000.0000       100.0000
                           5.5000            180,000.00        ZZ
                           5.1250            825.00            1
                           11.5000           825.00            80
COCOA BEACH      FL 32931  11.1250           03/10/05
0030159347                 0.0000            05/01/05          00
777004344                  0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         3.5000            0.0000            0.0000
A                          7.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9994281                    5.7500            390000.0000       100.0000
                           5.7500            390,000.00        ZZ
                           5.3750            1868.75           1
                           11.7500           1868.75           80
SAN DIEGO        CA 92123  11.3750           03/25/05
0030193981                 0.0000            05/01/05          00
777004354                  0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         3.7500            0.0000            0.0000
A                          7.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     01                00
                           O                 0.0000

9994363                    5.9000            201540.0000       100.0000
                           5.9000            201,540.00        ZZ
                           5.5250            990.91            1
                           11.9000           990.91            76
WOODSTOCK        MD 21163  11.5250           03/31/05
0030393367                 0.0000            05/01/05          00
777004395                  0.0000            04/01/35          0.0000
0                          2.2500            04/01/08          04/01/08
Z51/Z58                    1.8750            05/01/08          05/01/08
45                         3.9000            0.0000            0.0000
A                          7.9000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994375                    5.1250            356000.0000       100.0000
                           5.1250            355,162.32        ZZ
                           4.7500            1938.37           1
                           12.0000           1938.37           80
TUCKAHOE         NY 10707  11.6250           04/08/05
777004784                  0.0000            06/01/05          00
777004784                  0.0000            05/01/35          0.0000
0                          3.1250            11/01/05          11/01/05
Z51/600                    2.7500            12/01/05          12/01/05
25                         3.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 6.0000            6.0000
6.8750                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994515                    9.7500            58500.0000        100.0000
                           9.7500            58,500.00         ZZ
                           9.2500            502.61            1
                           15.7500           502.61            75
KANSAS CITY      KS 66102  15.2500           06/14/05
0439493586                 7.5000            08/01/05          00
9949800000                 7.0000            07/01/35          0.0000
0                          7.5000            07/01/08          07/01/08
L76/U57                    7.0000            08/01/08          08/01/08
25                         7.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
2.2500                     5                 0
0.0000                     05                00
                           O                 0.0000

9994531                    8.2500            390000.0000       100.0000
                           8.2500            390,000.00        ZZ
                           7.7500            2681.25           1
                           14.2500           2681.25           83
CANTON           GA 30114  13.7500           03/31/05
0439482696                 8.2500            05/01/05          23
100000                     7.7500            04/01/35          0.0000
0                          6.8800            04/01/07          04/01/07
R54/U57                    6.3800            05/01/07          05/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

9994875                    6.2500            383700.0000       100.0000
                           6.2500            383,700.00        ZZ
                           6.0000            1998.44           1
                           12.2500           1998.44           95
LAND O LAKES     FL 34638  12.0000           06/06/05
0439492372                 0.0000            08/01/05          11
132030051                  0.0000            07/01/35          30.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9994881                    6.0000            415000.0000       100.0000
                           6.0000            415,000.00        ZZ
                           5.7500            2075.00           1
                           12.0000           2075.00           100
ESCONDIDO        CA 92025  11.7500           06/10/05
0439490947                 0.0000            08/01/05          11
12159014                   0.0000            07/01/35          35.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994883                    6.1250            200000.0000       100.0000
                           6.1250            200,000.00        ZZ
                           5.8750            1020.83           1
                           12.1250           1020.83           80
GAITHERSBURG     MD 20886  11.8750           06/07/05
0439489428                 0.0000            08/01/05          00
31202629                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9994885                    5.6250            300000.0000       100.0000
                           5.6250            300,000.00        ZZ
                           5.3750            1726.97           1
                           11.6250           1726.97           80
WILMINGTON       CA 90744  11.3750           06/08/05
0439489592                 0.0000            08/01/05          00
45070190                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994887                    7.2500            419350.0000       100.0000
                           7.2500            419,350.00        ZZ
                           7.0000            2533.57           1
                           13.2500           2533.57           90
CHANTILLY        VA 20152  13.0000           06/09/05
0439494626                 0.0000            08/01/05          11
31203075                   0.0000            07/01/35          25.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

9994889                    7.1250            222700.0000       100.0000
                           7.1250            222,700.00        ZZ
                           6.8750            1322.28           1
                           13.1250           1322.28           85
PORT SAINT LUCI  FL 34953  12.8750           05/27/05
0439517913                 0.0000            08/01/05          11
132029863                  0.0000            07/01/35          12.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994903                    7.0000            223200.0000       100.0000
                           7.0000            223,200.00        ZZ
                           6.7500            1484.96           1
                           13.0000           1484.96           79
PALM COAST       FL 32137  12.7500           06/15/05
0439489105                 0.0000            08/01/05          00
132029626                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9994921                    7.2500            199500.0000       100.0000
                           7.2500            199,500.00        ZZ
                           7.0000            1205.31           2
                           13.2500           1205.31           95
ORLANDO          FL 32807  13.0000           06/03/05
0439497504                 0.0000            07/01/05          11
132030064                  0.0000            06/01/35          30.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994923                    7.3750            436900.0000       100.0000
                           7.3750            436,900.00        T
                           7.1250            2685.11           1
                           13.3750           2685.11           95
MYRTLE BEACH     SC 29572  13.1250           06/10/05
0439490608                 0.0000            08/01/05          11
12153361                   0.0000            07/01/35          30.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     06                00
                           O                 0.0000

9994933                    6.8750            58400.0000        100.0000
                           6.8750            58,400.00         ZZ
                           6.6250            383.65            1
                           12.8750           383.65            80
PHILADELPHIA     PA 19146  12.6250           06/07/05
0439500406                 0.0000            08/01/05          00
31050998                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994939                    6.7500            141000.0000       100.0000
                           6.7500            140,800.00        ZZ
                           6.5000            793.13            1
                           12.7500           793.13            100
MIAMI            FL 33138  12.5000           05/31/05
0439491275                 0.0000            07/01/05          11
12152923                   0.0000            06/01/35          35.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     08                00
                           O                 0.0000

9994941                    7.3750            525000.0000       100.0000
                           7.3750            525,000.00        ZZ
                           7.1250            3226.56           4
                           13.3750           3226.56           75
INGLEWOOD        CA 90303  13.1250           05/31/05
0439489816                 0.0000            08/01/05          00
45070126                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9994943                    6.6250            208000.0000       100.0000
                           6.6250            208,000.00        ZZ
                           6.3750            1148.33           1
                           12.6250           1148.33           80
MIAMI BEACH      FL 33140  12.3750           06/07/05
0439488123                 0.0000            08/01/05          00
11250626                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9994945                    6.0000            237600.0000       100.0000
                           6.0000            237,600.00        ZZ
                           5.7500            1188.00           1
                           12.0000           1188.00           80
DELRAY BEACH     FL 33445  11.7500           06/08/05
0439501016                 0.0000            08/01/05          00
12159080                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     09                00
                           O                 0.0000

9994947                    7.2500            97600.0000        100.0000
                           7.2500            97,600.00         ZZ
                           7.0000            589.67            1
                           13.2500           589.67            80
COLUMBUS         OH 43207  13.0000           06/13/05
0439495102                 0.0000            08/01/05          00
132315924                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9994949                    6.2500            86320.0000        100.0000
                           6.2500            86,320.00         T
                           6.0000            449.58            1
                           12.2500           449.58            80
FORT MYERS       FL 33901  12.0000           06/10/05
0439490723                 0.0000            08/01/05          00
12153385                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9994951                    5.7500            125920.0000       100.0000
                           5.7500            125,920.00        ZZ
                           5.5000            603.37            1
                           11.7500           603.37            80
MIAMI            FL 33193  11.5000           06/02/05
0439490913                 0.0000            08/01/05          00
11250774                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994953                    6.6250            108000.0000       100.0000
                           6.6250            108,000.00        ZZ
                           6.3750            596.25            1
                           12.6250           596.25            80
MYRTLE BEACH     SC 29577  12.3750           06/14/05
0439492562                 0.0000            08/01/05          00
12153067                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9994955                    6.3750            205600.0000       100.0000
                           6.3750            205,600.00        ZZ
                           6.1250            1092.25           1
                           12.3750           1092.25           80
SARASOTA         FL 34236  12.1250           06/08/05
0439491937                 0.0000            08/01/05          00
12153221                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9994957                    6.2500            306000.0000       100.0000
                           6.2500            306,000.00        ZZ
                           6.0000            1593.75           1
                           12.2500           1593.75           90
TURLOCK          CA 95382  12.0000           06/03/05
0439491556                 0.0000            08/01/05          11
45130048                   0.0000            07/01/35          25.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994961                    6.6250            100000.0000       100.0000
                           6.6250            100,000.00        ZZ
                           6.3750            552.08            2
                           12.6250           552.08            80
SAVANNAH         GA 31415  12.3750           05/25/05
0439489360                 0.0000            07/01/05          00
12151043                   0.0000            06/01/35          0.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9994963                    7.2500            133110.0000       100.0000
                           7.2500            133,110.00        ZZ
                           7.0000            804.21            1
                           13.2500           804.21            90
BRADENTON        FL 34205  13.0000           06/03/05
0439490871                 0.0000            07/01/05          11
11160832                   0.0000            06/01/35          25.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994965                    6.7500            80000.0000        100.0000
                           6.7500            80,000.00         ZZ
                           6.5000            518.88            2
                           12.7500           518.88            44
HOWELL           MI 48843  12.5000           06/01/05
0439488453                 0.0000            08/01/05          00
132315092                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994967                    6.0000            184616.0000       100.0000
                           6.0000            184,616.00        ZZ
                           5.7500            923.08            1
                           12.0000           923.08            80
CASTLE ROCK      CO 80109  11.7500           06/15/05
0439490863                 0.0000            08/01/05          00
45170071                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9994969                    5.8750            328000.0000       100.0000
                           5.8750            328,000.00        ZZ
                           5.6250            1605.83           1
                           11.8750           1605.83           73
MANASSAS         VA 20110  11.6250           06/09/05
0439488230                 0.0000            08/01/05          00
31033268                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9994971                    5.8750            143920.0000       100.0000
                           5.8750            143,920.00        ZZ
                           5.6250            704.61            1
                           11.8750           704.61            80
FOLEY            AL 36535  11.6250           06/15/05
0439488180                 0.0000            08/01/05          00
11241303                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994975                    6.2500            335610.0000       100.0000
                           6.2500            335,610.00        ZZ
                           6.0000            1747.97           1
                           12.2500           1747.97           100
FERNLEY          NV 89408  12.0000           06/10/05
0439489634                 0.0000            08/01/05          11
12157838                   0.0000            07/01/35          35.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9994977                    6.0000            184000.0000       100.0000
                           6.0000            184,000.00        ZZ
                           5.7500            920.00            1
                           12.0000           920.00            80
DENVER           CO 80249  11.7500           05/27/05
0439487075                 0.0000            07/01/05          00
12159208                   0.0000            06/01/35          0.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994979                    6.2500            221840.0000       100.0000
                           6.2500            221,840.00        ZZ
                           6.0000            1155.42           1
                           12.2500           1155.42           80
WASHINGTON       DC 20017  12.0000           06/03/05
0439488321                 0.0000            08/01/05          00
132314545                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9994981                    6.5000            230000.0000       100.0000
                           6.5000            230,000.00        ZZ
                           6.2500            1245.83           1
                           12.5000           1245.83           67
PALMDALE         CA 93550  12.2500           05/23/05
0439490129                 0.0000            08/01/05          00
45010016                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994983                    6.5000            378000.0000       100.0000
                           6.5000            378,000.00        ZZ
                           6.2500            2389.22           1
                           12.5000           2389.22           90
PORT ST LUCIE    FL 34952  12.2500           06/15/05
0439489337                 0.0000            08/01/05          11
132030040                  0.0000            07/01/35          25.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9994985                    6.6250            289250.0000       100.0000
                           6.6250            289,250.00        ZZ
                           6.3750            1596.90           3
                           12.6250           1596.90           65
LONG BEACH       CA 90805  12.3750           05/31/05
0439490137                 0.0000            08/01/05          00
45070104                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9994987                    6.2500            94000.0000        100.0000
                           6.2500            94,000.00         ZZ
                           6.0000            489.58            1
                           12.2500           489.58            80
GAFFNEY          SC 29341  12.0000           06/07/05
0439489162                 0.0000            08/01/05          00
12152573                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9994989                    6.7500            202000.0000       100.0000
                           6.7500            202,000.00        ZZ
                           6.5000            1136.25           1
                           12.7500           1136.25           66
STERLING         VA 20164  12.5000           06/09/05
0439488537                 0.0000            08/01/05          00
31033011                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9994995                    6.7500            204000.0000       100.0000
                           6.7500            204,000.00        ZZ
                           6.5000            1147.50           1
                           12.7500           1147.50           80
BANNING          CA 92220  12.5000           06/01/05
0439487935                 0.0000            08/01/05          00
45080058                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995013                    7.1250            90000.0000        100.0000
                           7.1250            90,000.00         ZZ
                           6.8750            534.38            1
                           13.1250           534.38            75
CHARLOTTE        NC 28214  12.8750           06/13/05
0439500315                 0.0000            08/01/05          00
12157172                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9995015                    7.0000            64500.0000        100.0000
                           7.0000            64,500.00         ZZ
                           6.7500            429.12            1
                           13.0000           429.12            75
RIVERVIEW        MI 48192  12.7500           06/09/05
0439489758                 0.0000            08/01/05          00
132315337                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995021                    7.1250            85500.0000        100.0000
                           7.1250            85,500.00         ZZ
                           6.8750            507.66            1
                           13.1250           507.66            86
CHARLOTTE        NC 28216  12.8750           06/13/05
0439497330                 0.0000            08/01/05          23
12157180                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9995027                    5.8750            460000.0000       100.0000
                           5.8750            460,000.00        ZZ
                           5.6250            2252.08           1
                           11.8750           2252.08           80
WILMINGTON       CA 90744  11.6250           06/07/05
0439491317                 0.0000            08/01/05          00
45070144                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995061                    6.6250            97500.0000        100.0000
                           6.6250            97,500.00         ZZ
                           6.3750            624.30            1
                           12.6250           624.30            75
BAKERSFIELD      CA 93304  12.3750           06/02/05
0439488545                 0.0000            08/01/05          00
45190114                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995065                    6.3750            500000.0000       100.0000
                           6.3750            500,000.00        ZZ
                           6.1250            2656.25           1
                           12.3750           2656.25           80
ALEXANDRIA       VA 22309  12.1250           06/13/05
0439492737                 0.0000            08/01/05          00
31211155                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9995071                    6.5000            400000.0000       100.0000
                           6.5000            400,000.00        ZZ
                           6.2500            2166.67           1
                           12.5000           2166.67           80
SPRINGFIELD      VA 22150  12.2500           06/03/05
0439490020                 0.0000            08/01/05          00
31211285                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995073                    6.3750            201600.0000       100.0000
                           6.3750            201,600.00        ZZ
                           6.1250            1071.00           1
                           12.3750           1071.00           80
SAN BERNARDINO   CA 92404  12.1250           05/27/05
0439490715                 0.0000            07/01/05          00
45080068                   0.0000            06/01/35          0.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995079                    7.2500            201750.0000       100.0000
                           7.2500            201,750.00        ZZ
                           7.0000            1218.91           1
                           13.2500           1218.91           75
WASHINGTON       DC 20002  13.0000           06/06/05
0439489600                 0.0000            08/01/05          00
132315165                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9995081                    6.8750            199920.0000       100.0000
                           6.8750            199,920.00        ZZ
                           6.6250            1145.38           1
                           12.8750           1145.38           80
GREEN COVE SPRI  FL 32043  12.6250           06/06/05
0439518325                 0.0000            08/01/05          00
132030116                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9995089                    6.1250            172800.0000       100.0000
                           6.1250            172,800.00        ZZ
                           5.8750            1049.95           1
                           12.1250           1049.95           80
ANTIOCH          IL 60002  11.8750           05/31/05
0439487968                 0.0000            08/01/05          00
45060085                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9995113                    6.2500            378400.0000       100.0000
                           6.2500            378,400.00        ZZ
                           6.0000            1970.83           1
                           12.2500           1970.83           80
LOVELAND         CO 80538  12.0000           06/13/05
0439489279                 0.0000            08/01/05          00
12159310                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9995133                    6.2500            206100.0000       100.0000
                           6.2500            205,160.77        ZZ
                           6.0000            1268.99           1
                           12.2500           1268.99           90
PORTERVILLE      CA 93257  12.0000           03/29/05
0439520230                 0.0000            05/01/05          11
139000826                  0.0000            04/01/35          25.0000
0                          3.5000            04/01/10          04/01/10
T08/U56                    3.2500            05/01/10          05/01/10
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995139                    8.2500            198550.0000       100.0000
                           8.2500            198,550.00        ZZ
                           8.0000            1365.03           1
                           14.2500           1365.03           95
MIRAMAR          FL 33023  14.0000           06/13/05
0439488776                 0.0000            08/01/05          11
11071907                   0.0000            07/01/35          30.0000
0                          4.5000            07/01/10          07/01/10
T08/U56                    4.2500            08/01/10          08/01/10
25                         4.5000            0.0000            0.0000
A                          14.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995193                    7.3750            269100.0000       100.0000
                           7.3750            269,100.00        ZZ
                           7.1250            1653.84           3
                           13.3750           1653.84           90
IDYLLWILD        CA 92549  13.1250           06/07/05
0439489493                 0.0000            08/01/05          11
45180157                   0.0000            07/01/35          25.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995211                    6.1250            201500.0000       100.0000
                           6.1250            201,500.00        ZZ
                           5.8750            1028.49           1
                           12.1250           1028.49           80
LEHIGH ACRES     FL 33971  11.8750           06/09/05
0439490921                 0.0000            08/01/05          00
11024473                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9995219                    6.2500            204000.0000       100.0000
                           6.2500            204,000.00        ZZ
                           6.0000            1256.06           1
                           12.2500           1256.06           80
LIBERTY LAKE     WA 99019  12.0000           06/03/05
0439493537                 0.0000            08/01/05          00
132314820                  0.0000            07/01/35          0.0000
0                          3.5000            06/01/10          06/01/10
T08/U56                    3.2500            07/01/10          07/01/10
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           O                 0.0000

9995221                    6.3750            204000.0000       100.0000
                           6.3750            204,000.00        ZZ
                           6.1250            1083.75           1
                           12.3750           1083.75           80
LUSBY            MD 20657  12.1250           06/10/05
0439488479                 0.0000            08/01/05          00
132315663                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9995229                    6.5000            216000.0000       100.0000
                           6.5000            216,000.00        ZZ
                           6.2500            1170.00           1
                           12.5000           1170.00           80
PEORIA           AZ 85381  12.2500           06/03/05
0439490731                 0.0000            08/01/05          00
132315188                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

9995237                    6.2500            490400.0000       100.0000
                           6.2500            490,400.00        ZZ
                           6.0000            2554.17           1
                           12.2500           2554.17           80
SAINT PETERSBUR  FL 33703  12.0000           06/03/05
0439488834                 0.0000            08/01/05          00
11094625                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995241                    6.3750            256000.0000       100.0000
                           6.3750            256,000.00        ZZ
                           6.1250            1360.00           1
                           12.3750           1360.00           80
FREDERICKSBURG   VA 22407  12.1250           06/10/05
0439500661                 0.0000            08/01/05          00
31210634                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9995245                    6.2500            164000.0000       100.0000
                           6.2500            164,000.00        ZZ
                           6.0000            854.17            1
                           12.2500           854.17            80
SAN ANTONIO      FL 33576  12.0000           06/01/05
0439491408                 0.0000            08/01/05          00
132029615                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9995277                    6.7500            199920.0000       100.0000
                           6.7500            199,920.00        T
                           6.5000            1124.55           1
                           12.7500           1124.55           80
HUDSON           WI 54016  12.5000           06/10/05
0439488370                 0.0000            08/01/05          00
12158010                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9995279                    6.7500            196000.0000       100.0000
                           6.7500            196,000.00        ZZ
                           6.5000            1102.50           1
                           12.7500           1102.50           80
LA VERNE         CA 91750  12.5000           06/07/05
0439490657                 0.0000            08/01/05          00
45200074                   0.0000            07/01/35          0.0000
0                          3.5000            07/01/10          07/01/10
T08/U56                    3.2500            08/01/10          08/01/10
25                         3.5000            0.0000            0.0000
A                          12.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9995283                    7.7500            65500.0000        100.0000
                           7.7500            65,407.24         ZZ
                           7.5000            469.25            1
                           13.7500           469.25            74
KENOSHA          WI 53140  13.5000           04/25/05
0439487919                 0.0000            06/01/05          00
139000928                  0.0000            05/01/35          0.0000
0                          3.5000            05/01/10          05/01/10
T08/U56                    3.2500            06/01/10          06/01/10
25                         3.5000            0.0000            0.0000
A                          13.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9995289                    5.8750            138400.0000       100.0000
                           5.8750            138,400.00        ZZ
                           5.6250            818.69            1
                           11.8750           818.69            80
TAMPA            FL 33625  11.6250           05/31/05
0439520446                 0.0000            08/01/05          00
132029924                  0.0000            07/01/35          0.0000
0                          3.5000            01/01/06          01/01/06
T08/U56                    3.2500            02/01/06          02/01/06
25                         4.8750            0.0000            0.0000
A                          6.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9995295                    5.5000            374499.0000       100.0000
                           5.5000            374,499.00        ZZ
                           5.2500            1716.45           1
                           11.5000           1716.45           80
RENO             NV 89523  11.2500           06/10/05
0439520255                 0.0000            08/01/05          00
12159544                   0.0000            07/01/35          0.0000
0                          2.8750            01/01/06          01/01/06
T08/U56                    2.6250            02/01/06          02/01/06
25                         4.5000            0.0000            0.0000
A                          6.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995307                    7.5000            451250.0000       100.0000
                           7.5000            451,250.00        ZZ
                           7.2500            2820.31           1
                           13.5000           2820.31           95
BOWIE            MD 20720  13.2500           06/10/05
0439495730                 0.0000            08/01/05          23
132314426                  0.0000            07/01/35          0.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995313                    6.8750            120115.0000       100.0000
                           6.8750            120,115.00        ZZ
                           6.6250            688.16            1
                           12.8750           688.16            100
TAMPA            FL 33606  12.6250           06/09/05
0439491267                 0.0000            08/01/05          26
12153351                   0.0000            07/01/35          35.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9995315                    7.6250            210000.0000       100.0000
                           7.6250            210,000.00        T
                           7.3750            1334.38           1
                           13.6250           1334.38           100
SCOTTSDALE       AZ 85257  13.3750           06/13/05
0439489774                 0.0000            08/01/05          26
132314297                  0.0000            07/01/35          35.0000
0                          4.5000            07/01/08          07/01/08
T08/U56                    4.2500            08/01/08          08/01/08
25                         4.5000            0.0000            0.0000
A                          13.6250           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995317                    6.5000            408405.0000       100.0000
                           6.5000            408,405.00        ZZ
                           6.2500            2212.19           1
                           12.5000           2212.19           95
MANASSAS         VA 20111  12.2500           06/13/05
0439487596                 0.0000            08/01/05          26
31033071                   0.0000            07/01/35          30.0000
0                          4.5000            07/01/08          07/01/08
T08/U56                    4.2500            08/01/08          08/01/08
25                         4.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995319                    7.5000            174900.0000       100.0000
                           7.5000            174,900.00        ZZ
                           7.2500            1093.13           1
                           13.5000           1093.13           100
FT LAUDERDALE    FL 33139  13.2500           06/06/05
0439491481                 0.0000            08/01/05          11
12153089                   0.0000            07/01/35          35.0000
0                          4.3750            07/01/08          07/01/08
T08/U56                    4.1250            08/01/08          08/01/08
25                         4.3750            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

9995321                    8.0000            162000.0000       100.0000
                           8.0000            162,000.00        ZZ
                           7.7500            1080.00           1
                           14.0000           1080.00           100
TAMPA            FL 33604  13.7500           06/03/05
0439491374                 0.0000            08/01/05          26
12153299                   0.0000            07/01/35          35.0000
0                          4.5000            07/01/08          07/01/08
T08/U56                    4.2500            08/01/08          08/01/08
25                         4.5000            0.0000            0.0000
A                          14.0000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995323                    7.5000            152010.0000       100.0000
                           7.5000            152,010.00        ZZ
                           7.2500            950.06            1
                           13.5000           950.06            90
TAMPA            FL 33615  13.2500           06/15/05
0439498809                 0.0000            08/01/05          11
132030296                  0.0000            07/01/35          25.0000
0                          4.3750            07/01/08          07/01/08
T08/U56                    4.1250            08/01/08          08/01/08
25                         4.3750            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9995325                    7.8750            113400.0000       100.0000
                           7.8750            113,400.00        T
                           7.6250            744.19            1
                           13.8750           744.19            90
PLANT CITY       FL 33563  13.6250           06/10/05
0439488248                 0.0000            08/01/05          26
11290177                   0.0000            07/01/35          25.0000
0                          4.2500            07/01/08          07/01/08
T08/U56                    4.0000            08/01/08          08/01/08
25                         4.2500            0.0000            0.0000
A                          13.8750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995327                    7.2500            178806.0000       100.0000
                           7.2500            178,806.00        ZZ
                           7.0000            1080.29           1
                           13.2500           1080.29           90
LAKE WORTH       FL 33461  13.0000           06/06/05
0439498270                 0.0000            08/01/05          26
11310036                   0.0000            07/01/35          25.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     03                00
                           N                 0.0000

9995329                    8.3750            122200.0000       100.0000
                           8.3750            122,200.00        ZZ
                           8.1250            852.85            1
                           14.3750           852.85            100
CHARLOTTE        NC 28216  14.1250           06/15/05
0439498254                 0.0000            08/01/05          26
12153215                   0.0000            07/01/35          35.0000
0                          4.5000            07/01/08          07/01/08
T08/U56                    4.2500            08/01/08          08/01/08
25                         4.5000            0.0000            0.0000
A                          14.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995331                    7.9990            243000.0000       100.0000
                           7.9990            243,000.00        ZZ
                           7.7490            1619.80           1
                           13.9990           1619.80           100
MINNEAPOLIS      MN 55438  13.7490           06/07/05
0439487885                 0.0000            08/01/05          26
12159496                   0.0000            07/01/35          35.0000
0                          4.5000            07/01/08          07/01/08
T08/U56                    4.2500            08/01/08          08/01/08
25                         4.5000            0.0000            0.0000
A                          13.9990           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995333                    7.5000            71500.0000        100.0000
                           7.5000            71,500.00         ZZ
                           7.2500            499.94            1
                           13.5000           499.94            100
CHARLOTTE        NC 28277  13.2500           06/06/05
0439494345                 0.0000            08/01/05          24
12153179                   0.0000            07/01/35          35.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         4.5000            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

9995337                    7.5000            390000.0000       100.0000
                           7.5000            390,000.00        ZZ
                           7.2500            2437.50           1
                           13.5000           2437.50           100
UPPER MARLBORO   MD 20774  13.2500           06/03/05
0439487869                 0.0000            07/01/05          26
31012325                   0.0000            06/01/35          35.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          13.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9995339                    7.3750            405000.0000       100.0000
                           7.3750            405,000.00        ZZ
                           7.1250            2489.06           1
                           13.3750           2489.06           100
ALEXANDRIA       VA 22315  13.1250           06/03/05
0439490145                 0.0000            07/01/05          26
31033306                   0.0000            06/01/35          35.0000
0                          3.5000            06/01/08          06/01/08
T08/U56                    3.2500            07/01/08          07/01/08
25                         3.5000            0.0000            0.0000
A                          13.3750           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9995341                    6.5000            94050.0000        100.0000
                           6.5000            94,050.00         ZZ
                           6.2500            509.43            1
                           12.5000           509.43            95
VIRGINIA BEACH   VA 23462  12.2500           06/02/05
0439494212                 0.0000            08/01/05          11
12152935                   0.0000            07/01/35          30.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           N                 0.0000

9995343                    5.5000            257450.0000       100.0000
                           5.5000            257,450.00        ZZ
                           5.2500            1179.98           1
                           11.5000           1179.98           95
ORLANDO          FL 32803  11.2500           06/02/05
0439489725                 0.0000            08/01/05          11
132029891                  0.0000            07/01/35          30.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995345                    6.5000            255255.0000       100.0000
                           6.5000            255,255.00        ZZ
                           6.2500            1382.63           1
                           12.5000           1382.63           95
DAVENPORT        FL 33896  12.2500           06/14/05
0439487604                 0.0000            08/01/05          11
132030113                  0.0000            07/01/35          30.0000
0                          3.5000            07/01/08          07/01/08
T08/U56                    3.2500            08/01/08          08/01/08
25                         3.5000            0.0000            0.0000
A                          12.5000           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

9995519                    6.2500            192000.0000       100.0000
                           6.2500            192,000.00        ZZ
                           6.0000            1000.00           1
                           11.2500           1000.00           80
LYNNWOOD         WA 98037  11.0000           06/16/05
0424045243                 0.0000            08/01/05          00
0424045243                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.2500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     01                00
                           N                 0.0000

9995533                    6.1250            128610.0000       100.0000
                           6.1250            128,610.00        ZZ
                           5.8750            656.45            1
                           11.1250           656.45            90
NORTH PORT       FL 34286  10.8750           06/23/05
0424165090                 0.0000            08/01/05          04
0424165090                 0.0000            07/01/35          25.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.1250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995553                    7.5000            57600.0000        100.0000
                           7.5000            57,600.00         ZZ
                           7.1250            402.75            1
                           13.5000           402.75            80
MILWAUKEE        WI 53202  13.1250           06/23/05
0424208080                 0.0000            08/01/05          00
0424208080                 0.0000            07/01/35          0.0000
0                          5.6250            07/01/08          07/01/08
E22/U57                    5.2500            08/01/08          08/01/08
25                         5.6250            0.0000            0.0000
A                          10.5000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9995557                    6.6250            159200.0000       100.0000
                           6.6250            159,200.00        ZZ
                           6.3750            1019.38           3
                           11.6250           1019.38           80
HOUSTON          TX 77007  11.3750           06/23/05
0424211142                 0.0000            08/01/05          00
0424211142                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9995559                    9.0000            190000.0000       100.0000
                           9.0000            190,000.00        ZZ
                           8.5000            1528.78           1
                           15.0000           1528.78           100
BOISE            ID 83709  14.5000           06/16/05
0424215242                 0.0000            08/01/05          23
0424215242                 0.0000            07/01/35          0.0000
0                          8.2500            07/01/07          07/01/07
E22/U57                    7.7500            08/01/07          08/01/07
25                         8.2500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9995645                    6.7500            247000.0000       100.0000
                           6.7500            247,000.00        ZZ
                           6.3750            1602.04           3
                           12.7500           1602.04           76
NORTH LAUDERDAL  FL 33068  12.3750           06/23/05
0424426161                 0.0000            08/01/05          00
0424426161                 0.0000            07/01/35          0.0000
0                          6.0000            07/01/08          07/01/08
E22/U57                    5.6250            08/01/08          08/01/08
25                         6.0000            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9995653                    8.2500            237500.0000       100.0000
                           8.2500            237,500.00        ZZ
                           7.7500            1784.26           1
                           14.2500           1784.26           95
TUCSON           AZ 85742  13.7500           06/13/05
0424443018                 0.0000            08/01/05          23
0424443018                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

9995741                    6.3750            78850.0000        100.0000
                           6.3750            78,850.00         ZZ
                           6.1250            418.89            1
                           11.3750           418.89            95
EAGLE            ID 83616  11.1250           06/21/05
0423836816                 0.0000            08/01/05          10
0423836816                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.3750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

9995747                    7.2500            239700.0000       100.0000
                           7.2500            239,700.00        ZZ
                           6.8750            1635.18           1
                           13.2500           1635.18           85
ASHEVILLE        NC 28804  12.8750           06/23/05
0424482024                 0.0000            08/01/05          23
0424482024                 0.0000            07/01/35          0.0000
0                          5.6250            07/01/07          07/01/07
E22/U57                    5.2500            08/01/07          08/01/07
25                         5.6250            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9995841                    7.2500            66300.0000        100.0000
                           7.2500            66,300.00         ZZ
                           7.0000            400.56            1
                           12.2500           400.56            85
ROANOKE          VA 24013  12.0000           06/23/05
0424592228                 0.0000            08/01/05          04
0424592228                 0.0000            07/01/35          20.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          12.2500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9997005                    7.9900            212500.0000       100.0000
                           7.9900            212,500.00        ZZ
                           7.4900            1414.90           1
                           14.4900           1414.90           85
SUNRISE          FL 33322  13.9900           06/03/05
0439486911                 0.0000            08/01/05          23
9740897                    0.0000            07/01/35          0.0000
0                          5.5000            07/01/07          07/01/07
R49/U57                    5.0000            08/01/07          08/01/07
45                         5.9900            0.0000            0.0000
A                          9.9990            6                 6
360                        R                 1.5000            1.5000
6.5000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9997037                    7.6000            215000.0000       100.0000
                           7.6000            215,000.00        ZZ
                           7.1000            1361.66           1
                           14.1000           1361.66           80
BALTIMORE        MD 21212  13.6000           05/23/05
0439490202                 0.0000            07/01/05          00
9740794                    0.0000            06/01/35          0.0000
0                          5.5000            06/01/07          06/01/07
R49/U57                    5.0000            07/01/07          07/01/07
45                         5.6000            0.0000            0.0000
A                          9.6000            6                 6
360                        R                 1.5000            1.5000
6.5000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           O                 0.0000

9997211                    8.3750            84550.0000        100.0000
                           8.3750            84,550.00         ZZ
                           7.8750            642.64            1
                           14.3750           642.64            95
DIAMOND          MO 64840  13.8750           06/23/05
0423594720                 0.0000            08/01/05          23
0423594720                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997255                    7.8750            52800.0000        100.0000
                           7.8750            52,800.00         ZZ
                           7.5000            382.84            1
                           13.8750           382.84            80
RICHMOND         VA 23222  13.5000           06/24/05
0424137628                 0.0000            08/01/05          00
0424137628                 0.0000            07/01/35          0.0000
0                          6.2500            07/01/07          07/01/07
E22/U57                    5.8750            08/01/07          08/01/07
25                         6.2500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           N                 0.0000

9997293                    8.6250            74575.0000        100.0000
                           8.6250            74,575.00         ZZ
                           8.1250            580.04            1
                           14.6250           580.04            95
HANSON           KY 42413  14.1250           06/24/05
0424233997                 0.0000            08/01/05          23
0424233997                 0.0000            07/01/35          0.0000
0                          7.2500            07/01/07          07/01/07
E22/U57                    6.7500            08/01/07          08/01/07
25                         7.2500            0.0000            0.0000
A                          11.6250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997299                    5.8750            337250.0000       100.0000
                           5.8750            337,250.00        T
                           5.6250            1651.12           1
                           11.8750           1651.12           95
BESSEMER         AL 35022  11.6250           06/24/05
0424240794                 0.0000            08/01/05          23
0424240794                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
E22/G02                    3.0000            08/01/07          08/01/07
25                         3.8750            0.0000            0.0000
A                          7.8750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997321                    6.8750            99750.0000        100.0000
                           6.8750            99,750.00         ZZ
                           6.6250            655.29            2
                           11.8750           655.29            95
HAMDEN           CT 06514  11.6250           06/24/05
0424279156                 0.0000            08/01/05          01
0424279156                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9997337                    6.7500            76500.0000        100.0000
                           6.7500            76,500.00         ZZ
                           6.5000            496.18            1
                           11.7500           496.18            85
CHESTER          PA 19013  11.5000           06/24/05
0424299758                 0.0000            08/01/05          04
0424299758                 0.0000            07/01/35          12.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.7500           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           N                 0.0000

9997353                    8.1250            133950.0000       100.0000
                           8.1250            133,950.00        ZZ
                           7.6250            994.57            1
                           14.1250           994.57            95
GRAND JUNCTION   CO 81503  13.6250           06/24/05
0424312437                 0.0000            08/01/05          23
0424312437                 0.0000            07/01/35          0.0000
0                          7.1250            07/01/07          07/01/07
E22/U57                    6.6250            08/01/07          08/01/07
25                         7.1250            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997403                    8.2500            168150.0000       100.0000
                           8.2500            168,150.00        ZZ
                           7.7500            1263.25           1
                           14.2500           1263.25           95
PORTER           TX 77365  13.7500           06/24/05
0424372332                 0.0000            08/01/05          23
0424372332                 0.0000            07/01/35          0.0000
0                          7.1250            07/01/07          07/01/07
E22/U57                    6.6250            08/01/07          08/01/07
25                         7.1250            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997439                    8.8750            95000.0000        100.0000
                           8.8750            95,000.00         ZZ
                           8.3750            755.86            1
                           14.8750           755.86            100
LOUISVILLE       NE 68037  14.3750           06/24/05
0424397834                 0.0000            08/01/05          23
0424397834                 0.0000            07/01/35          0.0000
0                          7.5000            07/01/07          07/01/07
E22/U57                    7.0000            08/01/07          08/01/07
25                         7.5000            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997537                    5.8750            211000.0000       100.0000
                           5.8750            211,000.00        ZZ
                           5.6250            1248.14           1
                           10.8750           1248.14           90
EAU CLAIRE       WI 54701  10.6250           06/24/05
0424455053                 0.0000            08/01/05          23
0424455053                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          10.8750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997665                    6.6250            230850.0000       100.0000
                           6.6250            230,850.00        ZZ
                           6.3750            1274.48           1
                           11.6250           1274.48           95
SHEPHERDSVILLE   KY 40165  11.3750           06/20/05
0424552487                 0.0000            08/01/05          10
0424552487                 0.0000            07/01/35          30.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          11.6250           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9997707                    5.3750            175000.0000       100.0000
                           5.3750            175,000.00        ZZ
                           5.1250            783.85            1
                           10.3750           783.85            84
SEATTLE          WA 98109  10.1250           06/20/05
0424590123                 0.0000            08/01/05          23
0424590123                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/10          07/01/10
E22/G02                    3.0000            08/01/10          08/01/10
45                         3.2500            0.0000            0.0000
A                          10.3750           12                12
360                        L12               2.0000            2.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     08                00
                           O                 0.0000

9997709                    9.0000            146000.0000       100.0000
                           9.0000            146,000.00        ZZ
                           8.5000            1174.75           1
                           15.0000           1174.75           100
BALTIMORE        MD 21239  14.5000           06/24/05
0424595106                 0.0000            08/01/05          23
0424595106                 0.0000            07/01/35          0.0000
0                          7.7500            07/01/07          07/01/07
E22/U57                    7.2500            08/01/07          08/01/07
25                         7.7500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           O                 0.0000

9997719                    8.2500            337500.0000       100.0000
                           8.2500            337,500.00        ZZ
                           7.7500            2535.52           1
                           14.2500           2535.52           75
MADSION          MS 39110  13.7500           06/21/05
0424604395                 0.0000            08/01/05          00
0424604395                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.3750            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997741                    7.8750            52800.0000        100.0000
                           7.8750            52,800.00         ZZ
                           7.5000            382.84            1
                           13.8750           382.84            80
RICHMOND         VA 23222  13.5000           06/24/05
0424626877                 0.0000            08/01/05          00
0424626877                 0.0000            07/01/35          0.0000
0                          6.2500            07/01/07          07/01/07
E22/U57                    5.8750            08/01/07          08/01/07
25                         6.2500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     07                00
                           N                 0.0000

9997763                    6.8750            200000.0000       100.0000
                           6.8750            200,000.00        ZZ
                           6.6250            1313.86           1
                           12.8750           1313.86           80
CENTERVILLE      UT 84014  12.6250           06/20/05
0424650448                 0.0000            08/01/05          00
0424650448                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G02                    3.0000            08/01/08          08/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

9997789                    8.7500            144000.0000       100.0000
                           8.7500            144,000.00        ZZ
                           8.3750            1132.85           2
                           14.7500           1132.85           90
ST. LOUIS        MO 63118  14.3750           06/24/05
0424674117                 0.0000            08/01/05          23
0424674117                 0.0000            07/01/35          0.0000
0                          7.0000            07/01/07          07/01/07
E22/U57                    6.6250            08/01/07          08/01/07
25                         7.0000            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9997793                    8.2500            312550.0000       100.0000
                           8.2500            312,550.00        ZZ
                           7.8750            2348.08           1
                           14.2500           2348.08           95
CHARLESTON       SC 29412  13.8750           06/24/05
0424679777                 0.0000            08/01/05          23
0424679777                 0.0000            07/01/35          0.0000
0                          6.8750            07/01/07          07/01/07
E22/U57                    6.5000            08/01/07          08/01/07
25                         6.8750            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

9998125                    7.9900            170500.0000       100.0000
                           7.9900            170,385.37        ZZ
                           7.7400            1249.88           1
                           13.9900           1249.88           100
SPRINGBORO       OH 45066  13.7400           06/16/05
0439500620                 0.0000            07/16/05          23
330001879                  0.0000            06/16/35          0.0000
0                          4.2500            06/16/08          06/16/08
N74/G01                    4.0000            07/16/08          07/16/08
45                         5.9900            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9998137                    7.9900            148400.0000       100.0000
                           7.9900            148,300.23        ZZ
                           7.7400            1087.87           1
                           13.9900           1087.87           100
SPRINGBORO       OH 45066  13.7400           06/16/05
0439500323                 0.0000            07/16/05          23
33000011880                0.0000            06/16/35          0.0000
0                          4.2500            06/16/08          06/16/08
N74/G01                    4.0000            07/16/08          07/16/08
45                         5.9900            0.0000            0.0000
A                          9.9900            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9998157                    8.0000            54000.0000        100.0000
                           8.0000            53,963.77         ZZ
                           7.7500            396.23            1
                           14.0000           396.23            100
CHATTANOOGA      TN 37406  13.7500           06/08/05
0439497314                 0.0000            07/08/05          23
2200003492                 0.0000            06/08/35          0.0000
0                          3.2500            06/08/08          06/08/08
N74/G01                    3.0000            07/08/08          07/08/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9998171                    8.0000            114000.0000       100.0000
                           8.0000            113,923.51        ZZ
                           7.7500            836.49            1
                           14.0000           836.49            100
COLUMBIA         SC 29212  13.7500           06/10/05
0439492570                 0.0000            07/01/05          23
2200003547                 0.0000            06/01/35          0.0000
0                          4.2500            06/01/08          06/01/08
N74/G01                    4.0000            07/01/08          07/01/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9999379                    8.0000            58000.0000        100.0000
                           8.0000            57,961.09         ZZ
                           7.7500            425.58            1
                           14.0000           425.58            100
CHARLOTTE        NC 28208  13.7500           06/10/05
0439493891                 0.0000            07/10/05          23
2200003540                 0.0000            06/10/35          0.0000
0                          4.2500            06/10/08          06/10/08
N74/G01                    4.0000            07/10/08          07/10/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

9999607                    8.0000            68500.0000        100.0000
                           8.0000            68,454.04         ZZ
                           7.7500            502.63            1
                           14.0000           502.63            100
HOT SPRINGS      AR 71901  13.7500           06/14/05
0439497454                 0.0000            07/14/05          23
220003551                  0.0000            06/14/35          0.0000
0                          4.5000            06/14/08          06/14/08
N74/G01                    4.2500            07/14/08          07/14/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10001125                   7.5000            141000.0000       100.0000
                           7.5000            141,000.00        ZZ
                           7.2500            985.89            1
                           13.5000           985.89            100
LIVOINIA         MI 48150  13.2500           06/22/05
0439506684                 3.2500            08/01/05          23
0100014220                 3.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
U75/G01                    3.0000            08/01/07          08/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

10001137                   7.5000            85000.0000        100.0000
                           7.5000            85,000.00         ZZ
                           7.2500            594.33            1
                           13.5000           594.33            100
DETROIT          MI 48221  13.2500           06/24/05
0439506882                 3.2500            08/01/05          23
0100014298                 3.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
U75/G01                    3.0000            08/01/07          08/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

10001287                   7.5000            203000.0000       100.0000
                           7.5000            203,000.00        ZZ
                           7.2500            1419.41           1
                           13.5000           1419.41           100
ST. PAUL         MN 55101  13.2500           06/23/05
0439503319                 3.2500            08/01/05          23
0100014381                 3.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
U75/G01                    3.0000            08/01/07          08/01/07
45                         5.5000            0.0000            0.0000
A                          9.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
4.2500                     1                 0
0.0000                     05                00
                           N                 0.0000

10002025                   8.2500            311250.0000       100.0000
                           8.2500            311,250.00        ZZ
                           7.7500            2338.32           1
                           14.2500           2338.32           75
STAFFORD         VA 22554  13.7500           06/23/05
0424323442                 0.0000            08/01/05          00
0424323442                 0.0000            07/01/35          0.0000
0                          6.6250            07/01/07          07/01/07
E22/U57                    6.1250            08/01/07          08/01/07
25                         6.6250            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     05                00
                           O                 0.0000

10003823                   7.8750            167275.0000       100.0000
                           7.8750            167,275.00        ZZ
                           7.6250            1212.86           1
                           13.8750           1212.86           100
HIRAM            GA 30141  13.6250           06/29/05
0424577179                 0.0000            08/01/05          23
0424577179                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10004123                   7.8750            160000.0000       100.0000
                           7.8750            160,000.00        ZZ
                           7.6250            1160.11           1
                           13.8750           1160.11           100
HOLTON           KS 66436  13.6250           06/29/05
0424607190                 0.0000            08/01/05          23
0424607190                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10005069                   7.2500            288000.0000       100.0000
                           7.2500            288,000.00        ZZ
                           7.0000            1740.00           1
                           13.2500           1740.00           80
LINDON           UT 84042  13.0000           04/27/05
0439507088                 0.0000            06/01/05          00
11006963                   0.0000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
U19/U57                    2.5000            06/01/10          06/01/10
25                         7.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10005071                   6.5000            164000.0000       100.0000
                           6.5000            164,000.00        ZZ
                           6.2500            888.33            1
                           11.5000           888.33            80
LITTLETON        CO 80130  11.2500           06/20/05
0439503806                 0.0000            08/01/05          00
5001000442                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

10005073                   7.2500            256000.0000       100.0000
                           7.2500            256,000.00        ZZ
                           7.0000            1746.37           3
                           12.2500           1746.37           80
DANIA            FL 33312  12.0000           06/21/05
0439502873                 0.0000            08/01/05          00
5001000310                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10005077                   6.2500            315600.0000       100.0000
                           6.2500            315,600.00        ZZ
                           6.0000            1643.75           1
                           11.2500           1643.75           80
LITTLETON        CO 80130  11.0000           06/21/05
0439507708                 0.0000            08/01/05          00
5001000522                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

10005079                   7.0000            144329.0000       100.0000
                           7.0000            144,329.00        ZZ
                           6.7500            841.92            1
                           12.0000           841.92            80
PHOENIX          AZ 85043  11.7500           06/13/05
0439507187                 0.0000            08/01/05          00
5002000217                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10005081                   7.2500            332000.0000       100.0000
                           7.2500            332,000.00        ZZ
                           7.0000            2005.83           1
                           12.2500           2005.83           80
SCOTTSDALE       AZ 85254  12.0000           06/20/05
0439505462                 0.0000            08/01/05          00
5002000256                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          12.2500           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10005085                   5.8750            208000.0000       100.0000
                           5.8750            208,000.00        ZZ
                           5.6250            1018.33           1
                           10.8750           1018.33           80
CAMP VERDE       AZ 86322  10.6250           06/16/05
0439502741                 0.0000            08/01/05          00
4701000017                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          10.8750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10005087                   6.1250            192000.0000       100.0000
                           6.1250            192,000.00        ZZ
                           5.8750            980.00            1
                           11.1250           980.00            80
LAS VEGAS        NV 89115  10.8750           06/13/05
0439504572                 0.0000            08/01/05          00
5002000099                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.1250           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10005091                   6.3750            264720.0000       100.0000
                           6.3750            264,720.00        ZZ
                           6.1250            1406.33           1
                           11.3750           1406.33           80
SCOTTSDALE       AZ 85257  11.1250           06/14/05
0439507336                 0.0000            08/01/05          00
5002000048                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.3750           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10005093                   7.2500            223153.0000       100.0000
                           7.2500            223,152.99        ZZ
                           7.0000            1348.22           1
                           13.2500           1348.22           80
TUCSON           AZ 85746  13.0000           04/12/05
0439504945                 0.0000            06/01/05          00
11007155                   0.0000            05/01/35          0.0000
0                          2.7500            05/01/10          05/01/10
U19/U57                    2.5000            06/01/10          06/01/10
25                         7.2500            0.0000            0.0000
A                          13.2500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

10005095                   6.5000            160400.0000       100.0000
                           6.5000            160,400.00        ZZ
                           6.2500            868.83            1
                           11.5000           868.83            80
HIGHLANDS RANCH  CO 80129  11.2500           06/20/05
0439503400                 0.0000            08/01/05          00
5001000406                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.5000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           N                 0.0000

10005099                   7.0000            244000.0000       100.0000
                           7.0000            244,000.00        ZZ
                           6.7500            1423.33           1
                           12.0000           1423.33           80
SURPRISE         AZ 85374  11.7500           06/16/05
0439502717                 0.0000            08/01/05          00
5002000271                 0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          12.0000           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

10005105                   7.1250            320000.0000       100.0000
                           7.1250            320,000.00        ZZ
                           6.8750            1900.00           1
                           12.1250           1900.00           80
LAS VEGAS        NV 89130  11.8750           06/03/05
0439505041                 0.0000            08/01/05          00
11008080                   0.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          12.1250           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

10005827                   7.3750            146000.0000       100.0000
                           7.3750            146,000.00        ZZ
                           7.1250            1008.39           1
                           13.3750           1008.39           100
VERO BEACH       FL 32962  13.1250           06/30/05
0423753342                 0.0000            08/01/05          23
0423753342                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10005899                   7.3750            75000.0000        100.0000
                           7.3750            75,000.00         ZZ
                           7.1250            518.01            1
                           13.3750           518.01            100
LAGRANGE         GA 30240  13.1250           06/30/05
0424201028                 0.0000            08/01/05          23
0424201028                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006051                   8.0000            170000.0000       100.0000
                           8.0000            170,000.00        ZZ
                           7.7500            1247.40           2
                           14.0000           1247.40           100
SPRINGFIELD      MA 01108  13.7500           06/30/05
0424400711                 0.0000            08/01/05          23
0424400711                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006055                   8.0000            60000.0000        100.0000
                           8.0000            60,000.00         ZZ
                           7.7500            440.26            1
                           14.0000           440.26            100
RICHMOND         VA 23222  13.7500           06/30/05
0424403319                 0.0000            08/01/05          23
0424403319                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     07                00
                           N                 0.0000

10006117                   7.7500            107500.0000       100.0000
                           7.7500            107,500.00        ZZ
                           7.5000            770.14            1
                           13.7500           770.14            100
REDFORD          MI 48240  13.5000           06/30/05
0424454569                 0.0000            08/01/05          23
0424454569                 0.0000            07/01/35          0.0000
0                          5.2500            07/01/08          07/01/08
E22/G01                    5.0000            08/01/08          08/01/08
45                         5.7500            0.0000            0.0000
A                          9.7500            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10006147                   6.8750            110000.0000       100.0000
                           6.8750            110,000.00        ZZ
                           6.6250            722.62            2
                           12.8750           722.62            100
SPOKANE          WA 99207  12.6250           06/29/05
0424477560                 0.0000            08/01/05          23
0424477560                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         4.8750            0.0000            0.0000
A                          8.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006269                   7.1250            107000.0000       100.0000
                           7.1250            107,000.00        ZZ
                           6.8750            720.88            1
                           13.1250           720.88            100
LEXINGTON        KY 40511  12.8750           06/30/05
0424539724                 0.0000            08/01/05          23
0424539724                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         5.1250            0.0000            0.0000
A                          9.1250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006323                   7.3750            117000.0000       100.0000
                           7.3750            117,000.00        ZZ
                           7.1250            808.09            1
                           13.3750           808.09            100
SAINT GEORGE     UT 84790  13.1250           06/27/05
0424570737                 0.0000            08/01/05          23
0424570737                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

10006357                   7.6250            205000.0000       100.0000
                           7.6250            205,000.00        ZZ
                           7.3750            1450.98           1
                           13.6250           1450.98           100
SPANAWAY         WA 98387  13.3750           06/25/05
0424589950                 0.0000            08/01/05          23
0424589950                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

10006383                   7.3750            189000.0000       100.0000
                           7.3750            189,000.00        ZZ
                           7.1250            1305.38           2
                           13.3750           1305.38           100
PUEBLO WEST      CO 81007  13.1250           06/30/05
0424600088                 0.0000            08/01/05          23
0424600088                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         5.3750            0.0000            0.0000
A                          9.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006475                   6.6250            255430.0000       100.0000
                           6.6250            255,430.00        ZZ
                           6.3750            1635.55           1
                           12.6250           1635.55           100
LEHIGH ACRES     FL 33971  12.3750           06/30/05
0424644854                 0.0000            08/01/05          23
0424644854                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           N                 0.0000

10006515                   8.0000            135000.0000       100.0000
                           8.0000            135,000.00        ZZ
                           7.7500            990.58            1
                           14.0000           990.58            100
DOUGLASVILLE     GA 30134  13.7500           06/30/05
0424670107                 0.0000            08/01/05          23
0424670107                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006593                   7.6250            63000.0000        100.0000
                           7.6250            63,000.00         ZZ
                           7.3750            445.91            2
                           13.6250           445.91            100
ROCKFORD         IL 61104  13.3750           06/30/05
0424716728                 0.0000            08/01/05          23
0424716728                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         5.6250            0.0000            0.0000
A                          9.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10006669                   7.8750            85000.0000        100.0000
                           7.8750            85,000.00         ZZ
                           7.6250            616.31            1
                           13.8750           616.31            100
CINCINNATI       OH 45240  13.6250           06/28/05
0439518499                 4.2500            08/01/05          23
0100014235                 4.0000            07/01/35          0.0000
0                          4.2500            07/01/07          07/01/07
U75/G01                    4.0000            08/01/07          08/01/07
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.6250                     1                 0
0.0000                     05                00
                           N                 0.0000

10006887                   5.7500            128000.0000       100.0000
                           5.7500            128,000.00        ZZ
                           5.5000            746.97            1
                           11.7500           746.97            80
BATTLE GROUND    WA 98604  11.5000           06/23/05
0439516014                 2.2500            08/01/05          00
4501000290                 2.0000            07/01/35          0.0000
0                          2.2500            07/01/10          07/01/10
U19/U57                    2.0000            08/01/10          08/01/10
25                         2.2500            0.0000            0.0000
A                          11.7500           6                 6
360                        E                 2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.5000                     5                 0
0.0000                     05                00
                           O                 0.0000

10009049                   7.8750            121000.0000       100.0000
                           7.8750            121,000.00        ZZ
                           7.6250            877.33            2
                           13.8750           877.33            100
DORAVILLE        GA 30360  13.6250           07/01/05
0424518157                 0.0000            08/01/05          23
0424518157                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         5.8750            0.0000            0.0000
A                          9.8750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10009057                   6.5000            59900.0000        100.0000
                           6.5000            59,900.00         ZZ
                           6.2500            378.61            1
                           12.5000           378.61            100
DURHAM           NC 27713  12.2500           07/01/05
0424528214                 0.0000            08/01/05          23
0424528214                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         4.5000            0.0000            0.0000
A                          8.5000            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           N                 0.0000

10009081                   6.3750            96600.0000        100.0000
                           6.3750            96,600.00         ZZ
                           6.1250            602.66            1
                           12.3750           602.66            97
FORT WORTH       TX 76104  12.1250           07/01/05
0424545929                 0.0000            08/01/05          23
0424545929                 0.0000            07/01/35          0.0000
0                          3.2500            07/01/08          07/01/08
E22/G01                    3.0000            08/01/08          08/01/08
45                         4.3750            0.0000            0.0000
A                          8.3750            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     2                 0
0.0000                     05                00
                           N                 0.0000

10009219                   8.0000            100000.0000       100.0000
                           8.0000            100,000.00        ZZ
                           7.7500            733.76            1
                           14.0000           733.76            100
CHEYENNE         WY 82001  13.7500           07/01/05
0424671378                 0.0000            08/01/05          23
0424671378                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         6.0000            0.0000            0.0000
A                          10.0000           12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10014951                   5.5000            484000.0000       100.0000
                           5.5000            484,000.00        ZZ
                           5.2500            2218.33           1
                           11.5000           2218.33           80
WESTMINISTER     CA 92683  11.2500           06/23/05
0439532383                 0.0000            08/01/05          00
WS1105081                  0.0000            07/01/35          0.0000
0                          2.2500            07/01/07          07/01/07
M40/U57                    2.0000            08/01/07          08/01/07
25                         2.5000            0.0000            0.0000
A                          8.5000            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10015043                   7.1250            230102.0000       100.0000
                           7.1250            230,102.00        ZZ
                           6.8750            1550.24           1
                           12.1250           1550.24           80
ADELANTO         CA 92301  11.8750           06/21/05
0439533290                 0.0000            08/01/05          00
R05011                     0.0000            07/01/35          0.0000
0                          3.7500            07/01/07          07/01/07
M40/U57                    3.5000            08/01/07          08/01/07
25                         4.1250            0.0000            0.0000
A                          10.1250           6                 6
360                        E                 1.0000            1.0000
5.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10015047                   6.7500            584000.0000       100.0000
                           6.7500            584,000.00        ZZ
                           6.5000            3285.00           1
                           12.7500           3285.00           80
OCEANSIDE        CA 92054  12.5000           06/27/05
0439532110                 3.3750            08/01/05          00
WS0505194                  3.1250            07/01/35          0.0000
0                          3.3750            07/01/08          07/01/08
M40/U57                    3.1250            08/01/08          08/01/08
25                         3.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
3.3750                     1                 0
0.0000                     01                00
                           N                 0.0000

10018079                   6.6250            63000.0000        100.0000
                           6.6250            63,000.00         ZZ
                           6.3750            403.40            1
                           12.6250           403.40            100
GULFPORT         MS 39503  12.3750           07/01/05
0424579217                 0.0000            08/01/05          23
0424579217                 0.0000            07/01/35          0.0000
0                          4.2500            07/01/08          07/01/08
E22/G01                    4.0000            08/01/08          08/01/08
45                         4.6250            0.0000            0.0000
A                          8.6250            12                12
360                        L12               2.0000            2.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           N                 0.0000

10018331                   7.2500            110400.0000       100.0000
                           7.2500            110,400.00        ZZ
                           6.7500            667.00            1
                           13.2500           667.00            80
DALTON           GA 30721  12.7500           05/26/05
0439528860                 0.0000            07/01/05          00
0004107248                 0.0000            06/01/35          0.0000
0                          5.5000            06/01/07          06/01/07
T24/U57                    5.0000            07/01/07          07/01/07
25                         7.2500            0.0000            0.0000
A                          10.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10018695                   8.8750            135000.0000       100.0000
                           8.8750            134,924.31        ZZ
                           8.3750            1074.13           1
                           14.8750           1074.13           100
QUESTA           NM 87556  14.3750           05/19/05
0439530080                 0.0000            07/01/05          23
0004099734                 0.0000            06/01/35          0.0000
0                          6.7500            06/01/07          06/01/07
T24/U57                    6.2500            07/01/07          07/01/07
25                         8.8750            0.0000            0.0000
A                          11.8750           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10018709                   8.2500            75000.0000        100.0000
                           8.2500            74,952.17         ZZ
                           7.7500            563.46            1
                           14.2500           563.46            100
WEST  CARROLLTO  OH 45449  13.7500           05/27/05
0439529314                 0.0000            07/01/05          23
0004109127                 0.0000            06/01/35          0.0000
0                          7.0000            06/01/07          06/01/07
T24/U57                    6.5000            07/01/07          07/01/07
25                         8.2500            0.0000            0.0000
A                          11.2500           6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     05                00
                           O                 0.0000

10018851                   6.6250            458000.0000       100.0000
                           6.6250            458,000.00        ZZ
                           6.3750            2528.54           1
                           12.6250           2528.54           80
FREDERICK        MD 21704  12.3750           06/30/05
0439521642                 0.0000            08/01/05          00
34005060                   0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
696/U57                    3.0000            08/01/07          08/01/07
25                         3.6250            0.0000            0.0000
A                          9.6250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     03                00
                           O                 0.0000

10020617                   6.1250            96720.0000        100.0000
                           6.1250            96,720.00         ZZ
                           5.6250            493.68            1
                           12.1250           493.68            80
JONESBORO        GA 30236  11.6250           05/20/05
0439534884                 0.0000            07/01/05          00
0004105596                 0.0000            06/01/35          0.0000
0                          5.3750            06/01/07          06/01/07
T24/U57                    4.8750            07/01/07          07/01/07
25                         6.1250            0.0000            0.0000
A                          9.1250            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     09                00
                           O                 0.0000

10020635                   6.7500            166000.0000       100.0000
                           6.7500            165,857.07        ZZ
                           6.2500            1076.68           1
                           12.7500           1076.68           80
AUBURN           WA 98002  12.2500           05/20/05
0439524455                 0.0000            07/01/05          00
0004107511                 0.0000            06/01/35          0.0000
0                          5.6250            06/01/07          06/01/07
T24/U57                    5.1250            07/01/07          07/01/07
25                         6.7500            0.0000            0.0000
A                          9.7500            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     1                 0
0.0000                     01                00
                           O                 0.0000

10021263                   6.3750            1000000.0000      100.0000
                           6.3750            1,000,000.00      ZZ
                           6.1250            5312.50           1
                           12.3750           5312.50           80
WELLINGTON       FL 33414  12.1250           06/20/05
0439531310                 0.0000            08/01/05          00
50105118                   0.0000            07/01/35          0.0000
0                          3.2500            07/01/07          07/01/07
696/U57                    3.0000            08/01/07          08/01/07
25                         3.3750            0.0000            0.0000
A                          9.3750            6                 6
360                        E                 1.0000            1.0000
6.0000                     S                 N                 0.1250
0.0000                     S                 N                 0.1250
0.0000                     5                 0
0.0000                     03                00
                           O                 0.0000

Total Number of Loans:     1,507

Total Original Balance:    303,548,121.30

Total Principal Balance:   303,382,654.95

Total Original P+I:        1,908,326.89

Total Current P+I:         1,911,345.39

                                    EXHIBIT H

                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
****************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.


   Enclosed Documents:          [ ] Promissory Note
                                [ ] Primary Insurance Policy
                                [ ] Mortgage or Deed of Trust
                                [ ] Assignment(s) of Mortgage or Deed of Trust
                                [ ] Title Insurance Policy
                                [ ] Other: ________________________
---------------------------
Name
---------------------------
Title
---------------------------
Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF              )
                      ) ss.:
COUNTY OF             )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series _______, Class R[-__] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" or an electing large partnership as of [date of transfer] within the meaning of Sections 860E(e)(5) and 775, respectively, of the Internal Revenue Code of 1986, as amended (the "Code") or an electing large partnership under Section 775(a) of the Code, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R[-__] Certificates, and (iii) is acquiring the Class R[-__] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R[-__] Certificates to disqualified organizations or electing large partnerships, under the Code, that applies to all transfers of Class R[-__] Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R[-__] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R[-__] Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes and created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate that is described in
Section 7701(a)(30)(D) of the Code, or (iv) a trust that is described in Section 7701(a)(30)(E) of the Code.

6. The Owner hereby agrees that it will not cause income from the Class R[-__] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner of another United States taxpayer.

7. That the Owner is aware that the Trustee will not register the transfer of any Class R[- __] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

8. That the Owner has reviewed the restrictions set forth on the face of the Class R[-__] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R[-__] Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R[-__] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

10.     The Owner's Taxpayer Identification Number is ________________.

11. This affidavit and agreement relates only to the Class R[-__] Certificates held by the Owner and not to any other holder of the Class R[-__] Certificates. The Owner understands that the liabilities described herein relate only to the Class R[-__] Certificates.

12. That no purpose of the Owner relating to the transfer of any of the Class R[-__] Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as Exhibit 1.

13. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R[-__] Certificate that the Owner intends to pay taxes associated with holding such Class R[- __] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R[-__] Certificate.

14. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R[-__] Certificates remain outstanding.

15. The Owner is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any person (including an insurance company investing its general accounts, an investment manager, named fiduciary or a trustee of any Plan) who is using "plan assets" of any Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each, a "Plan Investor").

        In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in the immediately preceding paragraph above.

        Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

        IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of _____,___ 200__.

                                    [NAME OF OWNER]

                                    By:........................................
                                    [Name of  Officer]
                                    [Title of Officer]
[Corporate Seal]

ATTEST:

        .......
[Assistant] Secretary

        Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

        Subscribed and sworn before me this ___ day of ________, 200 __.

                                    NOTARY PUBLIC

                                    COUNTY OF..................................

                                    STATE OF...................................

                                    My Commission expires the ____ day of
                                    _____, 20__ .

                                    EXHIBIT 1

DEPARTMENT OF THE TREASURY
Internal Revenue Service
26 CFR Parts 1 and 602
[TD 9004]
RIN 1545-AW98


Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-------------------------------------------------

SUMMARY: This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES:  Effective Date: These regulations are effective July 19, 2002.

Applicability Date:   For dates of applicability, see Sec. 1.860E-(1)(c)(10).

FOR FURTHER INFORMATION CONTACT: Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

        The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.

        The collection of information in this regulation is in Sec. 1.860E - 1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation.

        The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

        Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by October 17, 2002. Comments are specifically requested concerning:

        Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

        The accuracy of the estimated burden associated with the collection of information (see below);

        How the quality, utility, and clarity of the information to be collected may be enhanced;

        How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

        An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

        The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

        Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

BACKGROUND

        This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code
(Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

        Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to [[Page 47452]] enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

        Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied: (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

        The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the "formula test," an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

        The notice of proposed rulemaking also contained rules for FASITs.

        Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

        In January 2001,  the IRS published Rev.  Proc.  2001-12  (2001-3 I.R.B.
335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two- prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

        Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1),
(b), (e) and 860G(b) of the Code.

        The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

        Section 1.860E -1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

        Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a
change  from  the  proposed   regulation  and  Rev.  Proc.   2001-12.  In  those
publications the provision stated that "present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually" and that "[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party." The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

        It is anticipated that when final regulations are adopted with respect to [[Page 47453]] FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document. Effect on Other Documents.

        Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.
        SPECIAL ANALYSES

        It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

        DRAFTING INFORMATION

        The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

        LIST OF SUBJECTS

        26 CFR Part 1

               Income taxes, Reporting and record keeping requirements.

        26 CFR Part 602

               Reporting and record keeping requirements.

               Adoption of Amendments to the Regulations

        Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

        Paragraph 1. The authority citation for part 1 continues to read in part as follows:

        Authority: 26 U.S.C. 7805

                                            * * *

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                                                    __________________, 200__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437


JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002
Attention:  Residential Funding Corporation Series 2005-RS7

                       Re:   Mortgage Asset-Backed Pass-Through Certificates,
                       Series 2005-RS7, Class R-[  ]

Ladies and Gentlemen:

               This letter is delivered to you in  connection  with the transfer
by        _______________________________        (the        "Seller")        to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7, Class R-[__] (the "Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2005 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

               2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

               3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

               4.  The  Seller  has  no  actual   knowledge  that  the  proposed
Transferee is not both a United States Person and a Permitted Transferee.

                                            Very truly yours,



                                            (Seller)


                                            By:.................................
                                            Name:...............................
                                            Title:..............................

                                    EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                              ______________, 20__

Residential Asset Mortgage Products, Inc
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 2005-RS7

                       Re:   Mortgage Asset-Backed Pass-Through Certificates,
                       Series 2005-RS7, [Class SB-  ]

Ladies and Gentlemen:

               _________________________ (the "Purchaser") intends to purchase from ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7, Class SB-__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2005 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                      1. The  Purchaser  understands  that (a) the  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                      2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                      3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                      4. The Purchaser has been  furnished  with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated August 5, 2005, relating to the Certificates
               (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                      5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                      6. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statement is correct:

                      The  Purchaser  is not an employee  benefit  plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any person (including an insurance company investing its general accounts, an investment manager, named fiduciary or a trustee of any Plan) who is using "plan assets" of any Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each, a "Plan Investor").

               In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master
Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in paragraph 6 above.

                                            Very truly yours,


                                            (Purchaser)

                                            By:...............................
                                            Name:.............................
                                            Title:............................

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                          _________, 20


Residential Asset Mortgage Products, Inc
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002
Attention: Residential Funding Corporation Series 2005-RS7

               Re:    Mortgage Asset-Backed Pass-Through Certificates,
                      Series 2005-RS7, [Class SB-   ]

Ladies and Gentlemen:

               In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7, Class SB-__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2005 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                Very truly yours,




                                    (Seller)



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT L

                   TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY


                                   ARTICLE XII

                   Subordinate Certificate Loss Coverage; Limited Guaranty

               Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class SB Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

               (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class SB Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class SB Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class SB Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class SB Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class SB Certificates will not be covered by the Subordinate Certificate Loss Obligation.

               (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class SB Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

               (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

               (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class SB Certificateholders.

               (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class SB Certificates at the request of the Company that such substitution shall not lower the rating on the Class SB Certificates below the lesser of (a) the then-current rating assigned to the Class SB Certificates by such rating agency and (b) the original rating assigned to the Class SB Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

               Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class SB Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class SB Certificates below the lesser of (a) the then-current rating assigned to the Class SB Certificates by such rating agency and (b) the original rating assigned to the Class SB Certificates by such rating agency, unless (A) the Holder of 100% of the Class SB Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT M

                            FORM OF LIMITED GUARANTY

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                       Mortgage Asset-Backed Pass-Through Certificates
                                 Series 2005-RS7


                                                   ___________, 200__


JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002
Attention:  Residential Funding Corporation Series 2005-RS7

Ladies and Gentlemen:

               WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of July 1, 2005 (the "Servicing Agreement"), among Residential Asset Mortgage Products, Inc. (the "Company"), Residential Funding and JPMorgan Chase Bank, N.A. (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7 (the "Certificates"); and

               WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class SB Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

               1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 12.01 of the Servicing Agreement.

               (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

               2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

               3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

               4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

               5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York, without regard to the conflicts of law principals thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

               6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

               7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

               8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                            GENERAL MOTORS ACCEPTANCE
                                                CORPORATION


                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________


Acknowledged by:

JPMORGAN CHASE BANK, N.A.,
as Trustee


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------



RESIDENTIAL ASSET MORTGAGE
PRODUCTS, INC.


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

                                    EXHIBIT N

                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                   __________________, 20____

Residential Asset Mortgage
Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota  55437

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002
Attention:  Residential Funding Corporation Series 2005-RS7

                Re: Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7 Assignment of Mortgage Loan


Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender")
of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2005 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

        (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

        (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

        (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

        (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                            Very truly yours,



                                                (Lender)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT O

                   FORM OF RULE 144A INVESTMENT REPRESENTATION


             Description of Rule 144A Securities, including numbers:
                 ===============================================
                 ===============================================


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 2005 among Residential Funding Corporation as Master Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to Section 5.02 of the Agreement and JPMorgan Chase Bank, N.A., as trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               3. The Buyer is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any person (including an insurance company investing its general accounts, an investment manager, named fiduciary or a trustee of any Plan) who is using "plan assets" of any Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each, a "Plan Investor").

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                              Print Name of Buyer

By:                                               By:
        ------------------------------------
        Name:                                             Name:
        Title:                                            Title:

Taxpayer Identification:                          Taxpayer Identification:

No. No.

Date:                                             Date:
        ------------------------------------

                              ANNEX 1 TO EXHIBIT O


                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

        2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
        Section 501(c)(3) of the Internal Revenue Code.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

        5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___ ___ Will the Buyer be purchasing the Rule 144A Yes No Securities only for the Buyer's own account?

        6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                               Print Name of Buyer

                                    By:______________________________________
                                      Name:
                                     Title:

                                    Date:____________________________________

                              ANNEX 2 TO EXHIBIT O


                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                    [For Buyers That Are Registered Investment Companies]


               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                            Print Name of Buyer


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                            IF AN ADVISER:



                                            Print Name of Buyer


                                            Date:
                                                   ----------------------------

                                    EXHIBIT P

                                   [RESERVED]

                                    EXHIBIT Q

                       FORM OF ERISA REPRESENTATION LETTER


                                            ______________, 2005

Residential Asset Mortgage Products, Inc
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis, 9th Floor
Houston, Texas  77002

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 2005-RS7

        Re:    Mortgage Asset-Backed Pass-Through Certificates,
               Series 2005-RS7, Class A-[  ], Class M-[_], Class B-[  ]

Ladies and Gentlemen:
               _________________________ (the "Purchaser") intends to purchase from ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 2005-RS7, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2005 among Residential Asset Mortgage Products, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any person (including an insurance company investing its general accounts, an investment manager, named fiduciary or a trustee of any Plan) who is using "plan assets" of any Plan, within the meaning of the U.S. Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, to effect such acquisition (each, a "Plan Investor").

        In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth above.

                                                   Very truly yours,


                                                   (Purchaser)

                                                   By:_________________________
                                                   Name:_______________________
                                                   Title:______________________

                                   EXHIBIT R-1

                             FORM 10-K CERTIFICATION

        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust created pursuant to the Pooling and Servicing Agreement dated ____________ (the "Agreement") among Residential Asset Mortgage Products, Inc. as Depositor, Residential Funding Corporation as Master Servicer and [Name of Trustee] as Trustee;

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the report, the Master Servicer has fulfilled its obligations under the Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Trustee].

Date:____________

_________________________________*
[Signature]
Name:
Title:

* - to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                   EXHIBIT R-2

                         FORM 10-K BACK-UP CERTIFICATION


        The undersigned, a Responsible Officer of JPMorgan Chase Bank, N.A. (the "Trustee") certifies that:

        1. The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing Agreement dated July 1, 2005 (the "Agreement") by and among Residential Asset Mortgage Products, Inc. (the "Depositor"), Residential Funding Corporation (the "Master Servicer") and the Trustee in accordance with the standards set forth therein.

        2. Based on my knowledge, the information that is provided by the Trustee pursuant to Section 4.03(d)(I) of the Agreement is accurate as of the last day of the 20___ calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

        IN WITNESS THEREOF, I have duly executed this certificate as of ____________, 20___

                                                          Name:
                                                          Title:

                                    EXHIBIT S

    INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES
                 RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS


Account number
Transaction Identifier
Unpaid Principal  Balance prior to Modification
Next Due Date
Monthly Principal and Interest  Payment
Total Servicing  Advances
Current  Interest Rate
Original Maturity  Date
Original Term to Maturity  (Months)
Remaining  Term to Maturity (Months)
Trial  Modification  Indicator
Mortgagor  Equity  Contribution
Total Servicer Advances
Trial Modification Term (Months)
Trial Modification Start Date
Trial  Modification  End Date
Trial  Modification  Period Principal and Interest Payment
Trial Modification  Interest Rate
Trial Modification Term
Rate Reduction Indicator
Interest  Rate  Post  Modification
Rate  Reduction  Start  Date
Rate Reduction  End  Date
Rate  Reduction  Term
Term  Modified  Indicator
Modified Amortization  Period
Modified Final  Maturity Date
Total  Advances  Written Off
Unpaid  Principal  Balance  Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid  Principal  Balance  Post  Write Off
Capitalization  Indicator
Mortgagor  Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal  Balance Post  Capitalization  Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification
Interest Rate Post  Modification
Payment  Made  Post  Capitalization
Delinquency  Status  to Modification Plan

                                    EXHIBIT T

                  SCHEDULE OF SWAP AGREEMENT NOTIONAL BALANCES

                     Calculation Period Notional Balance ($)
                             ------------------- ---------------------
                                     1              500,000,000.00
                                     2              494,671,608.67
                                     3              482,695,100.36
                                     4              464,219,765.35
                                     5              455,824,101.96
                                     6              445,934,372.92
                                     7              433,555,562.43
                                     8              420,837,772.30
                                     9              406,762,466.30
                                     10             391,996,554.05
                                     11             376,594,885.10
                                     12             359,368,162.03
                                     13             344,697,473.22
                                     14             330,656,824.32
                                     15             317,218,032.67
                                     16             304,354,214.49
                                     17             292,039,723.80
                                     18             280,250,094.23
                                     19             268,961,983.60
                                     20             258,142,072.40
                                     21             247,636,958.75
                                     22             234,135,441.35
                                     23             194,102,246.49
                                     24             143,178,327.12
                                     25             135,965,855.39
                                     26             129,289,295.33
                                     27             123,918,308.97
                                     28             119,367,121.61
                                     29             115,028,328.70
                                     30             110,865,384.82
                                     31             106,870,246.15
                                     32             103,035,277.83
                                     33             99,353,231.58
                                     34             95,817,224.52
                                     35             86,677,781.33
                                     36             80,982,127.16
                                     37             78,340,100.87
                                     38             75,790,041.47
                                     39             73,328,415.73
                                     40             70,951,843.59
                                     41             68,657,090.74
                                     42             66,441,061.52
                                     43             64,300,792.22
                                     44             62,233,444.79
                                     45             60,236,300.82
                                     46             58,306,755.81
                                     47             56,442,313.85
                                     48             54,640,582.48
                                     49             52,899,267.83
                                     50             51,216,170.06
                                     51             49,589,178.99
                                     52             48,016,269.97
                                     53             46,495,499.97
                                     54             45,025,003.84
                                     55             43,602,990.79
                                     56             42,227,741.06
                                     57             40,897,602.68

                                    EXHIBIT U

                                 SWAP AGREEMENT



                             [INSERT SWAP AGREEMENT]